As filed with the Securities and Exchange Commission on September 26, 2011

No. 333-176520, and

Nos. 333-176520-01

through 333-176520-12

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON LINES, INC.

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	8011	74-3123672
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4064 Colony Road

Suite 200

Charlotte, North Carolina 28211

(704) 973-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen H. Fraser

President and Chief Executive Officer

Horizon Lines, Inc.

4064 Colony Road

Suite 200

Charlotte, North Carolina 28211

(704) 973-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler

Jason K. Zachary

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Horizon Lines Holding Corp.	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	551112	55-0816583

Hawaii Stevedores, Inc.	HI	965 North Nimitz Highway Honolulu, Hawaii 96817	488320	99-0108338

Horizon Lines, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	483113	56-2098440

Horizon Lines of Puerto Rico, Inc.	DE	Metro Office Park Suite 400 Guaynabo, PR 00968	488310	56-2224254

Horizon Lines of Alaska, LLC	DE	1717 Tidewater Road Anchorage, AK 99501	483113	56-2267510

Horizon Lines of Guam, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	483111	20-0386469

Horizon Lines Vessels, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	541214	56-2279637

H-L Distribution Service, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	423860	20-0937637

Horizon Logistics, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	488510	59-3765785

Aero Logistics, LLC	DE	4064 Colony Road Suite 200 Charlotte, North Carolina 28211	488510	94-3409309

Sea-Logix, LLC	DE	200 West Manville Street, Rancho Dominguez, California 90220	484220	20-0937580

Horizon Services Group, LLC	DE	600 East Las Colinas Blvd. Suite 550 Irving, Texas 75039	541512	56-2277227

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated September 26, 2011

Prospectus

Horizon Lines, Inc.

OFFER TO EXCHANGE AND CONSENT SOLICITATION

Shares of Common Stock or Warrants or Redemption Notes and 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes

for

Any and All 4.25% Convertible Senior Notes due 2012

(CUSIP No. 44044K AB7)

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 27, 2011, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”).

In accordance with the terms and subject to the conditions set forth in this prospectus and related letter of transmittal, as each may be amended from time to time, Horizon Lines, Inc. is offering to exchange (the “Exchange Offer”) a number of shares of its common stock and its 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with the Series A Notes, the “new notes”) for any and all outstanding 4.25% Convertible Senior Notes (the “old notes”). See the “Summary Offering Table.”

Payment of accrued and unpaid interest on the old notes will be made on the date on which the Exchange Offer is completed (the “Closing Date”). Any holder of the old notes that fails to complete and certify that such holder is a U.S. citizen or if such holder is not a U.S. citizen, such holder will receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock in the Exchange Offer if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued. See “Description of Warrants,” Description of Redemption Notes” and “General Terms of the Exchange Offer and Consent Solicitation.” The Company currently intends to issue warrants rather than Redemption Notes, if necessary. The Redemption Notes will only be issued in certain specified situations in which a holder receives “excess shares” prior to the approval to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for “excess shares.”

The new notes will bear interest at a rate of 6.00% per annum, payable semi–annually. The Series A Notes will mature on April 15, 2017 and will be convertible, at the option of the holders, and at our option under certain circumstances beginning on the one-year anniversary of the issuance of the Series A Notes, into shares of our common stock or warrants or Redemption Notes, as the case may be. The Series B Notes will be mandatorily convertible into shares of our common stock or warrants or Redemption Notes, as the case may be, in two equal installments of $50.0 million each on the three-month and nine-month anniversaries of the consummation of the Exchange Offer, subject to certain conditions. See “Description of the New Notes.”

Concurrently with the consummation of the Exchange Offer, Horizon Lines, LLC will be issuing (i) $225.0 million aggregate principal amount of new 11.00% First-Lien Senior Secured Notes due 2016 (the “First Lien Secured Notes”) and (ii) $100.0 million of Second-Lien Senior Secured Notes due 2016 (the “Second Lien Secured Notes”). Horizon Lines, LLC as borrower (the Issuer and/or one or more additional subsidiaries of the Issuer to be mutually agreed may be co-borrowers ) will also enter into a new $100.0 million asset-based revolving loan facility (the “New ABL Facility”) at the consummation of the Exchange Offer. Both the First Lien Secured Notes and the Second Lien Secured Notes will be guaranteed by the Issuer and the Guarantors (as defined below). The New ABL Facility will also be guaranteed by the Guarantors (other than any borrower under the New ABL Facility with respect to its own obligations as a borrower).

The new notes will be guaranteed on a senior basis by all current and future domestic subsidiaries of the Issuer (the “Guarantors”). The restrictive covenants in the indenture governing the new notes will be similar to, but different from, the covenants in the indenture governing the old notes. For a more detailed description of the new notes, see “Summary Description of the New Notes” and “Description of the New Notes.”

Concurrently with this Exchange Offer, we are also soliciting consents (the “Consent Solicitation”) from holders for certain amendments to the indenture governing the old notes to eliminate or amend substantially all of the restrictive covenants, and modify certain of the events of default and various other provisions, contained in the existing indenture (collectively, the “Proposed Amendments”). We refer to the Exchange Offer and the Consent Solicitation collectively in this prospectus as the Exchange Offer.

It is a condition to the consummation of this Exchange Offer, among other things, that (i) holders of not less than 95% in aggregate principal amount of the old notes having validly tendered (and not validly withdrawn) their old notes into the Exchange Offer (the “Minimum Condition”); provided, however, that the Issuer, with the consent of holders of more than 66-2/3% in aggregate principal amount of the old notes, may lower the Minimum Condition, (ii) consents with respect to more than 50% of the aggregate principal amount of the old notes approving the Proposed Amendments (as defined below) are delivered and not revoked prior to the Expiration Date in connection with the Consent Solicitation described below and (iii) all conditions precedent under the Restructuring Support Agreements (as described in this prospectus) to the closing of the Exchange Offer and the support for the Exchange Offer by the holders party to the Restructuring Support Agreements shall have been satisfied or waived by the holders in accordance with the terms of the Restructuring Support Agreements (the “RSA Condition”). The RSA Condition may not be waived by us in whole or in part unless more than 50% of the holders that become a party to the Restructuring Support Agreements provide their prior written consent to such waiver, as provided by the terms of each Restructuring Support Agreement. See “Restructuring Support Agreements.”

We have entered into Restructuring Support Agreements with holders of the old notes who, in the aggregate, hold in excess of 98.0% of the outstanding principal amount of the old notes, who have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments, and their consents are irrevocable except under specified conditions.

Our common stock is listed on the New York Stock Exchange (NYSE) under the symbol “HRZ.” There is no market for our new notes, warrants or Redemption Notes and we do not intend to list the new notes or Redemption Notes on the NYSE or any national or regional securities exchange. Following the consummation of the Exchange Offer, we will endeavor to list the warrants on the NYSE.

If we are unable to complete the Exchange Offer and address our near term liquidity needs, we would expect to seek relief under the U.S. Bankruptcy Code. This relief may include: (i) pursuing a plan of reorganization that we would seek to confirm (or “cram down”) despite any classes of creditors who reject or are deemed to have rejected such plan (ii) seeking bankruptcy court approval for the sale or sales of some, most or substantially all of our assets pursuant to section 363(b) of the U.S. Bankruptcy Code and a subsequent liquidation of the remaining assets in the bankruptcy case; or (iii) seeking another form of bankruptcy relief, all of which involve uncertainties, potential delays and litigation risks.

If we seek bankruptcy relief, we expect that holders of old notes would likely receive little or no consideration for their old notes.

You should consider the risk factors beginning on page 19 of this prospectus before you decide whether to participate in the Exchange Offer.

In making a decision in connection with the Exchange Offer, you must rely on your own examination of our business and the terms of the Exchange Offer, including the merits and risks involved. You should not construe the contents of this prospectus as providing any legal, business, financial or tax advice. You should consult with your own legal, business, financial and tax advisors with respect to any such matters concerning this prospectus and the Exchange Offer contemplated hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES BEING OFFERED IN EXCHANGE FOR OUR OLD NOTES OR THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2011.

SUMMARY OFFERING TABLE

This summary offering table indicates the new notes and common stock or warrants or Redemption Notes, as the case may be, to be offered in the Exchange Offer per $1,000 principal amount of old notes validly tendered and not withdrawn. For the purposes of this prospectus, the term “exchange consideration” refers to the new notes and shares of common stock or warrants or Redemption Notes, as the case may be, being offered to holders of the old notes.

Total Exchange Consideration per $1,000 Principal Amount of Old Notes Tendered(2)
Aggregate Principal Amount Outstanding(1)	Title of Old Notes to be Tendered	Principal Amount of Series A Notes(3)	Principal Amount of Series B Notes(3)	Number of Shares of Common Stock(4)
$330,000,000	4.25% Convertible Senior Notes due 2012	$545.4545 principal amount of Series A Notes up to an aggregate principal amount of $180.0 million	$303.0303 principal amount of Series B Notes up to an aggregate principal amount of $100.0 million	151.5152 shares of common stock of the Issuer at $1.00 per share (up to an aggregate of 50.0 million shares)

(1)	The outstanding principal amount reflects the aggregate principal amount outstanding as of September 9, 2011.
(2)	Any accrued and unpaid interest on the old notes through the closing date of the Exchange Offer will be made in cash.

The exchange consideration to be paid to each holder of old notes for each $1,000 of old notes tendered and accepted in the Exchange Offer (which will be deemed, with respect to such old notes tendered, to be a consent to the Proposed Amendments in the Consent Solicitation) will consist of (i) tender consideration consisting of 99.50% of the exchange consideration and (ii) additional exchange consideration consisting of 0.50% of the exchange consideration as payment for providing such holder’s consent in the Consent Solicitation to the Proposed Amendments.

Only whole principal amounts or number of securities shall be issued (with the principal amounts or number of securities to be issued to be adjusted by rounding up or down to the nearest whole principal amount or number of securities and a half amount or number of securities shall be rounded up).

(3)	Subject to certain conditions the new notes will be convertible into shares of common stock or warrants or Redemption Notes, as the case may be. The warrants will be convertible into shares of common stock. See “Description of Common Stock,” “Summary Description of the New Notes,” “Description of the New Notes,” “Description of Warrants,” and “Description of Redemption Notes.”
(4)

The number of shares issued and corresponding $50.0 million value are subject to adjustment on a pro rata basis to the extent less than all holders participate in the Exchange Offer, provided that the Minimum Condition is met. Foreign holders may, under certain conditions, receive on a pro rata basis warrants or Redemption Notes, as the case may be, in lieu of our common stock. See “Description of Warrants and “Description of Redemption Notes.” In addition, under our amended and restated certificate of incorporation, non-U.S. citizens may not beneficially own, individually or in the aggregate, more than 19.9% of our shares outstanding so that we do not cease to be qualified under certain maritime laws to own and operate vessels in the coastwise trade of the United States. To help ensure that at no time non-U.S. citizens, individually or in the aggregate, become the beneficial owners of more than this amount, and to enable us to submit any proof that it is a U.S. citizen as required by any applicable law or by any contract, each holder of the old notes must confirm their citizenship by completing a questionnaire and certifying that such holder is a U.S. citizen prior to us accepting such holder’s tender and consent of its old notes in the Exchange Offer. Any holder of the old notes that fails to complete and certify that such holder is a U.S. citizen or if such holder is not a U.S. citizen, such holder will receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock in the Exchange Offer if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued. If the Exchange Offer is completed, we intend to call a special meeting of stockholders as soon as reasonably practicable for stockholders of record as of the Closing Date (which will include holders of old notes who receive shares of common stock in the Exchange Offer) to consider the following matters: (1) a proposal to amend our amended and restated certificate of incorporation to effect a 1–for–25 reverse stock split of shares of our common stock; (2) a proposal to amend our amended and restated certificate of incorporation to increase the number of shares of our common stock authorized for issuance, in order to provide a sufficient number of authorized shares of common stock for the issuance of shares upon conversion of the new notes or the warrants and provide sufficient number of authorized shares for equity compensation and severance related issuances; (3) a proposal to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for excess shares (as defined in our amended and restated certificate of incorporation) to provide us with an alternate means from issuing Redemption Notes to exchange “excess shares” held by non-U.S. citizens and (4) any other matters properly brought before the meeting. See “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.” The Company currently intends to issue warrants rather than Redemption Notes, if necessary. The Redemption Notes will only be issued in certain specified situations in which a holder receives “excess shares” prior to the approval to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for “excess shares.”

i

NONE OF THE ISSUER, ITS SUBSIDIARIES, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR THE INFORMATION AND EXCHANGE AGENT HAS MADE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER THEIR OLD NOTES FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE ANY OLD NOTES PURSUANT TO THE EXCHANGE OFFER, AND, IF YOU WISH TO EXCHANGE OLD NOTES, THE PRINCIPAL AMOUNT OF OLD NOTES TO TENDER.

This prospectus does not constitute an offer to participate in the Exchange Offer to any person in any jurisdiction where it is unlawful to make such an offer or solicitations. The Exchange Offer is being made on the basis of this prospectus and are subject to the terms described herein and those that may be set forth in any amendment or supplement thereto or incorporated by reference herein. Any decision to participate in the Exchange Offer should be based on the information contained in this prospectus or any amendment or supplement thereto or specifically incorporated by reference herein. In making an investment decision or decisions, prospective investors must rely on their own examination of us and the terms of the Exchange Offer and the securities being offered and the terms of the amendments and mutual releases being sought, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Exchange Offer under applicable legal investment or similar laws or regulations.

Each prospective investor must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the Exchange Offer or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for participation in the Exchange Offer under the laws and regulations in force in any jurisdiction to which it is subject, and neither we nor any of our respective representatives shall have any responsibility therefor.

No action with respect to the offer of exchange consideration has been or will be taken in any jurisdiction (except the United States) that would permit a public offering of the offered securities, or the possession, circulation or distribution of this prospectus or any material relating to the Company or the offered securities where action for that purpose is required. Accordingly, the offered securities may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisement in connection with the Exchange Offer may be distributed or published, in or from any such jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All of those summaries are qualified in their entirety by this reference. Copies of documents referred to herein will be made available to prospective investors upon request to us at the address and telephone number set forth in “Summary—Corporate Information.”

This prospectus, including the documents incorporated by reference herein, and the related letter of transmittal contain important information that should be read before any decision is made with respect to participating in the Exchange Offer.

The delivery of this prospectus shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or affiliates since the date hereof.

No one has been authorized to give any information or to make any representations with respect to the matters described in this prospectus and the related letter of transmittal, other than those contained in this prospectus and the related letter of transmittal. If given or made, such information or representation may not be relied upon as having been authorized by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain forward-looking statements regarding management’s expectations, beliefs, strategies, goals, outlook and other non-historical matters. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will” or the negative thereof or other variations thereon or comparable terminology.

These statements are based upon on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks and uncertainties include, without limitation, the following items:

•	our ability to maintain adequate liquidity to operate our business;

•	our ability to refinance, repay, or extend our indebtedness when it becomes due or if maturity is accelerated;

•	our ability to obtain waivers or reach agreements with respect to covenants relating to our indebtedness that we expect to breach at the close of the third quarter of 2011;

•	volatility in fuel prices;

•	cyclical nature of international shipping industry and resulting volatile changes in freight rates;

•	decreases in shipping volumes;

•	our ability to continue as a going concern;

•	failure to comply with the terms of our probation imposed by the court in connection with our plea relating to antitrust matters;

•	any new adverse developments relating to antitrust matters in any of our trades;

•	failure to resolve or successfully defend pending and future civil antitrust claims or our pending securities litigation;

•

government investigations related to environmental regulations including recordkeeping and reporting requirements for vessel generated pollution and any other government investigations and legal proceedings;

•	suspension or debarment by the federal government;

•	compliance with safety and environmental protection and other governmental requirements;

•	increased inspection procedures and tighter import and export controls;

•	repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act;

•	catastrophic losses and other liabilities;

•	the arrest of our vessels by maritime claimants;

•	severe weather and natural disasters;

•	the aging of our vessels and unexpected substantial dry-docking or repair costs for our vessels; and

•	the other risk factors that are from time to time included in our reports filed with the Securities and Exchange Commission (the “SEC”).

These and other important factors, including those discussed in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and

Results of Operations” and “Business,” may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date they are made and we undertake no obligation to update any such statements, except as otherwise required by applicable law.

vi

IMPORTANT INFORMATION

Old notes tendered and not validly withdrawn prior to the Withdrawal Deadline may not be withdrawn at any time after the Withdrawal Deadline, which is 5:00 p.m., New York City time, on the Expiration Date.

Old notes tendered for exchange, along with letters of transmittal and any other required documents, should be directed to the Information and Exchange Agent. Any requests for assistance in connection with the Exchange Offer or for additional copies of this prospectus or related materials should be directed to the Information and Exchange Agent. Contact information for the Information and Exchange Agent is set forth on the back cover of this prospectus and under “General Terms of the Exchange Offer and Consent Solicitation—Information and Exchange Agent.” None of the Company, its subsidiaries, their respective boards of directors and the Information and Exchange Agent has made any recommendation as to whether or not holders should tender their old notes for exchange pursuant to the Exchange Offer.

Global Bondholder Services Corporation is acting as the Information and Exchange Agent for the Exchange Offer.

Subject to the terms and conditions set forth in the Exchange Offer, the exchange consideration to which an exchanging holder is entitled pursuant to the Exchange Offer will be paid on the settlement date, which is the date promptly following the applicable expiration date of the Exchange Offer, subject to satisfaction or waiver (to the extent permitted) of all conditions precedent to the Exchange Offer. Under no circumstances will any interest be payable because of any delay in the transmission of the exchange consideration to holders by the Information and Exchange Agent.

Notwithstanding any other provision of the Exchange Offer, our obligation to pay the exchange consideration for old notes validly tendered for exchange and not validly withdrawn pursuant to the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions described under “The Exchange Offer—Conditions to the Exchange Offer and Consent Solicitation.”

Subject to applicable securities laws and the terms of the Exchange Offer, we reserve the right:

•	to waive any and all conditions to the Exchange Offer that may be waived by us;

•	to extend the Exchange Offer;

•	to terminate the Exchange Offer; or

•	otherwise to amend the Exchange Offer in any respect in compliance with applicable securities laws.

If the Exchange Offer is withdrawn or otherwise not completed, the exchange consideration will not be paid or become payable to holders of the old notes who have validly tendered their old notes for exchange in connection with the Exchange Offer, and the old notes tendered for exchange pursuant to the Exchange Offer will be promptly returned to the tendering holders.

Only registered holders of old notes are entitled to tender old notes for exchange and give consents. Beneficial owners of old notes that are held of record by a broker, bank or other nominee or custodian must instruct such nominee or custodian to tender the old notes for exchange on the beneficial owner’s behalf. A letter of instructions is included in the materials provided along with this prospectus, which may be used by a beneficial owner in this process to affect the tender of old notes for exchange. See “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes—General.”

Exchanging holders will not be obligated to pay brokerage fees or commissions to the Information and Exchange Agent or us. If a broker, bank or other nominee or custodian tenders old notes on behalf of a tendering holder, such broker, bank or other nominee or custodian may charge a fee for doing so. Exchanging holders who own old notes through a broker, bank or other nominee or custodian should consult their broker, bank or other nominee or custodian to determine whether any charges will apply.

v

MARKET AND INDUSTRY DATA

In this prospectus, we rely on and refer to information and statistics regarding our industry. Where possible, we obtained this information and these statistics from third party sources, such as independent industry publications, government publications or reports by market research firms, including company research, trade interviews, and public filings with the SEC. Additionally, we have supplemented third party information where necessary with management estimates based on our review of internal surveys, information from our customers and vendors, trade and business organizations and other contacts in markets in which we operate, and our management’s knowledge and experience. However, these estimates are subject to change and are uncertain due to limits on the availability and reliability of primary sources of information and the voluntary nature of the data gathering process. As a result, you should be aware that industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are some questions and answers regarding the Exchange Offer and Consent Solicitation. It does not contain all of the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the Exchange Offer and Consent Solicitation, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the information provided under the captions entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

•	Who is making the Exchange Offer?

Horizon Lines, Inc., a Delaware corporation and the issuer of the old notes, is making the Exchange Offer. The mailing address of our principal executive offices is 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Our telephone number at these offices is (704) 973-7000. Our common stock is currently listed on the New York Stock Exchange under the symbol “HRZ.” See “General Terms of the Exchange Offer and Consent Solicitation.”

•	Why are we making the Exchange Offer?

We are making the Exchange Offer in order to reduce our consolidated outstanding indebtedness and extend the maturites or our debt obligations. We believe that reducing our outstanding indebtedness is appropriate in light of our ongoing restructuring and will promote our long-term financial viability. See “General Terms of the Exchange Offer and Consent Solicitation—Exchange Offer.”

If we are not successful in our efforts to restructure our debt obligations, including because the response to the Exchange Offer is too limited, or if we are otherwise unable to extend the maturities of our debt obligations, we will have to undertake other financing or refinancing alternatives. Even if we are successful with the Exchange Offer, we expect to continue to restructure our remaining obligations and will likely attempt to undertake other financing and refinancing alternatives. See “Description of Other Indebtedness.”

We have entered into separately negotiated Restructuring Support Agreements with holders of the old notes who, in the aggregate, hold in excess of 98.0% of the outstanding principal amount of the old notes. Under the terms of these Restructuring Support Agreements, such holders have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments, and their consents are irrevocable except under specified conditions. See “Proposed Amendments” and “Restructuring Support Agreements.”

•	What will happen to the Company if the Exchange Offer is not completed?

If we are unable to complete the Exchange Offer and address our near term liquidity, we would expect to seek relief under the U.S. Bankruptcy Code. If we seek bankruptcy relief, we expect that holders of old notes would likely receive little or no consideration for their old notes. For a more complete description of potential bankruptcy relief and the risks relating to our failure to complete the Exchange Offer, see “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation.”

•	Why are we pursuing an out-of-court restructuring rather than an in court restructuring?

An out-of-court restructuring through the Exchange Offer or an in court restructuring pursuant to the U.S. Bankruptcy Code provide alternative means of restructuring our liabilities and seeking to achieve the survival and long-term viability of our business. We believe that there are advantages to restructuring the Company out-of-court. We believe that the successful consummation of the Exchange Offer out-of-court would, among other things:

•	enable us to continue operating our business without the negative impact that a bankruptcy could have on our relationships with our customers, employees, suppliers, and others;

•	reduce the risk of a potentially precipitous decline in our revenues in a bankruptcy; and

•	allow us to complete our restructuring in less time and with less risk than any bankruptcy alternatives.

If we have to resort to bankruptcy relief, among other things, we expect that holders of old notes would likely receive little or no consideration for their old notes.

•	When do the Exchange Offer expire?

The Exchange Offer will expire at 5:00 p.m., New York City time, on Tuesday, September 27, 2011 (unless the Exchange Offer is extended). See “General Terms of the Exchange Offer and Consent Solicitation.”

•	Can the Exchange Offer be extended?

Yes, we can extend the Exchange Offer. However, the Restructuring Support Agreements will terminate if the Exchange Offer are not consummated by September 30, 2011. See “General Terms of the Exchange Offer and Consent Solicitation—Extension, Termination or Amendment.”

•	What securities are being sought in the Exchange Offer?

We are offering to exchange, for shares of common stock or warrants or Redemption Notes, as the case may be, and new notes, upon the terms and subject to the conditions described in this prospectus, any and all of the $330.0 million in aggregate principal amount of outstanding old notes that are validly tendered and not validly withdrawn, as permitted under the terms of the Exchange Offer, on or prior to the Expiration Date. Our acceptance of validly tendered old notes and the closing of the Exchange Offer is subject to the conditions described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.”

The old notes were issued pursuant to an existing indenture. The old notes mature on August 15, 2012 and bear interest at a rate of 4.25% per annum, payable on February 15 and August 15 of each year. Holders of the old notes may require the Company to purchase all or a portion of their old notes, in cash, at any time prior to August 15, 2012 if certain fundamental changes occur. In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes whereby we agreed to file a shelf registration statement with the SEC, covering resales of the old notes and the shares of common stock issuable upon conversion of the old notes. We filed such shelf registration with the SEC and the registration statement was declared effective on February 1, 2008. The terms of the old notes as currently in effect are those stated in the existing indenture, and holders are referred to the existing indenture, filed with the SEC on August 13, 2007 as Exhibit 4.3 to our Current Report on Form 8-K, for a complete description of the terms governing the old notes.

•	What will I receive in the Exchange Offer?

If you validly tender and we accept your old notes in the Exchange Offer, then, subject to the terms and conditions of the Exchange Offer, you will receive, for each $1,000 in principal amount of your old notes exchanged, exchange consideration consisting of: (i) $545.4545 principal amount of 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) up to an aggregate principal amount of $180.0 million, (ii) $303.0303 principal amount of 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes”) up to an aggregate principal amount of $100.0 million and (iii) 151.5152 shares of common stock of the Issuer at $1.00 per share (up to an aggregate of 50.0 million shares). We refer to our Series A Notes and Series B Notes as the new notes in this prospectus. Payment of accrued and unpaid interest on the old notes will be made on the date on the Closing Date. Any holder of the old notes that fails to complete and certify that such holder is a U.S. citizen or if such holder is not a U.S. citizen, such holder will receive on a pro rata basis warrants or Redemption Notes, as the case may be, in lieu of shares of common stock in the Exchange Offer if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued. See “Description of Warrants” and “Description of Redemption Notes.” The Exchange Offer is subject to the conditions described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.” The Company currently intends to issue warrants rather than Redemption Notes, if necessary. The Redemption Notes will only be issued in certain specified situations in which a holder receives “excess shares” prior to the approval to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for “excess shares.” In particular, we believe Redemption Notes may be issued in two circumstances. First, we may have to issue Redemption Notes if a holder is issued shares of our common stock based upon a false or inaccurate U.S. citizenship questionnaire and that holder refuses to accept warrants in lieu of these shares of our common stock. Second, we may have to issue Redemption Notes if a holder converts its warrants prior to stockholder approval at a special meeting of stockholders of a proposal to amend Horizon’s amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for “excess shares.” See “—Are there any conditions to the Exchange Offer?” below.

The exchange consideration to be paid to each holder of old notes for each $1,000 of old notes tendered and accepted in the Exchange Offer (which will be deemed, with respect to such old notes tendered, to be a consent to the Proposed Amendments in the Consent Solicitation) will consist of (i) tender consideration consisting of 99.50% of the exchange consideration and (ii) additional exchange consideration consisting of 0.50% of the exchange consideration as payment for providing such holder’s consent in the Consent Solicitation to the Proposed Amendments.

The exchange consideration will be in full satisfaction of the principal amount of the old notes that are tendered and accepted in the Exchange Offer, and a cash payment for accrued and unpaid interest to, but excluding, the Closing Date of the Exchange Offer on the old notes that are tendered and accepted in the Exchange Offer will be made on the date on which the Exchange Offer is completed. In the event that less than $330.0 million of old notes is exchanged, the amount of exchange consideration issued to the exchanging holders as part of the Exchange Offer will be subject to adjustment on a pro rata basis. Only whole principal amounts or number of securities shall be issued (with the principal amounts or number of securities to be issued to be adjusted by rounding up or down to the nearest whole principal amount or number of securities and a half amount or number of securities shall be rounded up).

•	When are the new notes convertible into shares of common stock of the Company?

The Series A Notes will be convertible into shares of our common stock at an initial conversion rate of 2,224.6381 shares of common stock per $1,000 principal amount of Series A Notes (equivalent to an initial conversion price of approximately $0.45 per share of common stock). Beginning on the one-year anniversary of the issuance of the new notes, we will have the option to convert all or any portion of the outstanding Series A Notes, upon not more than 60 days and not less than 20 days prior notice to noteholders; provided that (i) our common stock is listed on either the New York Stock Exchange or the NASDAQ Stock Market and (ii) the 30 trading day volume weighted average price for our common stock for the 30-day period ending on the trading day preceding the date of such notice is equal to or greater than $0.63 per share.

The Series B Notes will be mandatorily convertible into shares of our common stock at an initial conversion rate of 1,367.9891 shares of common stock per $1,000 principal amount of Series B Notes (equivalent to an initial conversion price of approximately $0.73 per share of common stock), subject to the conditions that our common stock remains listed and that we are not in default under our debt obligations, as follows:

•	$50.0 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 90th day following the issuance of the new notes (the “Initial Mandatory Conversion”), and

•

$50.0 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 270th day following the issuance of the new notes (the “Second Mandatory Conversion” and, together with the Initial Mandatory Conversion, the “Mandatory Conversions”); provided, however, that we will not be permitted to effect the Second Mandatory Conversion unless a registration statement with respect to the resale of the Series A Notes and shares of our common stock has been filed with the SEC in accordance with the Registration Rights Agreement (as defined below) and declared effective by the SEC. See “Description of the New Notes—Registration Rights Agreement.”

The Series B Notes will be automatically converted into Series A Notes on the one-year anniversary of the issuance of the new notes if we are unable to effect one or both of the Mandatory Conversions prior to such date.

Interest will cease to accrue on any new notes on the date such new notes have been converted, which we refer to as a “Conversion Date,” All accrued and unpaid interest will be paid in cash on any Conversion Date. See “Summary Description of the New Notes” and “Description of the New Notes.”

Foreign holders may, under certain conditions, receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock. See “Description of Warrants,” “Description of Redemption Notes” and “General Terms of the Exchange Offer and Consent Solicitation.”

•	What percentage of the ownership of the Issuer will holders receive if the Exchange Offer is completed?

Assuming all $330.0 million in outstanding old notes are validly tendered and accepted in the Exchange Offer, and assuming we only issue common stock and new notes as exchange consideration, we will issue 50 million shares of common stock at $1.00 per share pursuant to the Exchange Offer, which would represent in the aggregate approximately 62% of our outstanding common stock, immediately following the Exchange Offer. As a result, holders who participate in the exchange offer could be able to influence or control all matters affecting us, including:

•	the composition of our board of directors;

•	any determination with respect to our business direction and policies, including the appointment and removal of officers; and

•

any determinations with respect to mergers, business combinations or other matters requiring majority stockholder approval, including the matters to be considered at the special meeting of stockholders to be held as soon as reasonably practicable following the Exchange Offer. See “—Are there any conditions to the Exchange Offer?” below.

Under the Restructuring Support Agreements, certain holders of old notes shall have the right to designate nominees to comprise a majority of our Board of Directors. See “—How will the Board of Directors change following the Exchange Offer?”

•	What is the aggregate principal amount of the new notes the holders will receive pursuant to the Exchange Offer?

Assuming all $330.0 million in outstanding old notes are validly tendered and accepted in the Exchange Offer, we will issue $280.0 million aggregate principal amount of new notes.

•	Who may participate in the Exchange Offer?

All holders of the old notes may participate in the Exchange Offer.

•	Is there a minimum tender condition to the Exchange Offer?

Yes. The Exchange Offer is conditioned upon holders of not less than 95.0% in aggregate principal amount of the old notes having validly tendered (and not validly withdrawn) their old notes into the Exchange Offer; provided, however, that the Minimum Condition may be lowered with the consent of holders of more than 66-2/3% of the aggregate principal amount of old notes.

x

•	Are there any conditions to the Exchange Offer?

Yes. The Exchange Offer is conditioned on the closing conditions described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.” We will not be required, but we reserve the right, to accept for exchange any old notes tendered (or, alternatively, we may terminate the Exchange Offer) if any of the conditions of the Exchange Offer as described under “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation” remain unsatisfied. Among the conditions precedent to the consummation of the Exchange Offer is that all conditions precedent under the Restructuring Support Agreements to the closing of the Exchange Offer and the support for the Exchange Offer by the holders party to the Restructuring Support Agreements shall have been satisfied or waived by the holders in accordance with the terms of the Restructuring Support Agreements, which we refer to as the “RSA Condition.” The RSA Condition may not be waived by us in whole or in part unless more than 50% of the holders that become a party to the Restructuring Support Agreements provide their prior written consent to such waiver, as provided by the terms of each Restructuring Support Agreement.

In addition, under our amended and restated certificate of incorporation, non-U.S. citizens may not beneficially own, individually or in the aggregate, more than 19.9% of our shares outstanding so that we do not cease to be qualified under certain maritime laws to own and operate vessels in the coastwise trade of the United States. To help ensure that at no time non-U.S. citizens, individually or in the aggregate, become the beneficial owners of more than this amount, and to enable us to submit any proof that it is a U.S. citizen as required by any applicable law or by any contract, each holder of the old notes must confirm their citizenship by completing a questionnaire and certifying that such holder is a U.S. citizen prior to us accepting such holder’s tender and consent of its old notes in the Exchange Offer. Any holder of the old notes that fails to complete and certify that such holder is a U.S. citizen or if such holder is not a U.S. citizen, such holder will receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock in the Exchange Offer if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued. If the Exchange Offer is completed, we intend to call a special meeting of stockholders as soon as reasonably practicable for stockholders of record as of the Closing Date (which will include holders of old notes who receive shares of common stock in the Exchange Offer) to consider the following matters: (1) a proposal to amend our amended and restated certificate of incorporation to effect a 1–for–25 reverse stock split of shares of our common stock; (2) a proposal to amend our amended and restated certificate of incorporation to increase the number of shares of our common stock authorized for issuance, in order to provide a sufficient number of authorized shares of common stock for the issuance of shares upon conversion of the new notes or the warrants and provide sufficient number of authorized shares for equity compensation and severance related issuances; (3) a proposal to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for excess shares (as defined in our amended and restated certificate of incorporation) to provide us with an alternate means from Redemption Notes to exchange “excess shares” held by non-U.S. citizens to provide us with an alternate way to exchange “excess shares” held by non-U.S. citizens and (4) any other matters properly brought before the meeting. See “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.” The Company currently intends to issue warrants rather than Redemption Notes, if necessary. The Redemption Notes will only be issued in certain specified situations in which a holder receives “excess shares” prior to the approval to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for “excess shares.” For further information on the voting power of holders following the consummation of the Exchange Offer, see “—What percentage of the ownership of the Issuer will holders receive if the Exchange Offer is completed?,” “—What happens if I do not participate in the Exchange Offer?,” and “—How will the Board of Directors change following the Exchange Offer?”

•	What rights will I lose if I exchange my old notes in the Exchange Offer?

If you validly tender your old notes and we accept them for exchange, you will have rights as a holder of common stock or warrants or Redemption Notes, as the case may be, and a holder of new notes, and will lose the rights of a holder of old notes. For example, as a holder of new notes (as opposed to a holder of old notes), you would have rights as a creditor with respect to a different principal amount of indebtedness but the indebtedness represented by new notes would be secured and guaranteed by Guarantors. In addition, as a holder of common stock your claims would rank below those of a holder of old notes in any bankruptcy proceeding involving the Company.

•	How can I determine the market value of the old notes?

The old notes are not listed on any securities exchange. To the extent that old notes have traded, prices of the old notes have fluctuated depending, among other things, upon trading volume, the balance between buy and sell orders, prevailing interest rates, our operating results and financial conditions, our business prospects and the market for similar securities.

•	Will the new securities be freely tradable?

The shares of common stock, the warrants, the Redemption Notes and new notes received in the Exchange Offer and the shares of common stock, warrants and the Redemption Notes issuable upon conversion of the new notes will be freely tradable in the United States, unless you are an affiliate of the Company, as that term is defined in the Securities Act. The Company’s common stock is listed on the NYSE under the symbol “HRZ.” Our common stock may be delisted when we fail to maintain market capitalization thresholds or when our stock fails to maintain a minimum trading price of $1.00 per share over a consecutive 30-day trading period. The Company has submitted, and the NYSE has accepted, a plan to address the market capitalization issue. The plan is closely tied to the successful completion of the recapitalization, along with other operating initiatives, which the Company also believes will address the $1.00 minimum price deficiency. Per NYSE requirements, the Company has notified the NYSE that it intends to cure the $1.00 minimum price deficiency. We do not intend to list the new notes or Redemption Notes on the NYSE or any national or regional securities exchange, and therefore no trading market for the new notes or the Redemption Notes will exist upon consummation of the Exchange Offer, and none is likely to develop. Following the consummation of the Exchange Offer, we will endeavor to list the warrants on the NYSE.

•	What risks should I consider in deciding whether or not to exchange the old notes?

In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of the risks and uncertainties relating to the Exchange Offer, our Company and our industry described in the section entitled “Risk Factors,” beginning on page 17 of this prospectus.

•	What happens if I do not participate in the Exchange Offer?

If you currently hold old notes and do not tender them, then, following settlement of the Exchange Offer, your old notes will continue to be outstanding according to their terms (as amended pursuant to any amendments resulting from the Consent Solicitation). Because the new notes will be secured by certain assets of the Company and the Guarantors and the old notes are unsecured, any old notes left outstanding after the Exchange Offer will effectively be subordinated to the new notes to the extent of the assets securing the new notes. Moreover, holders of the old notes will not have the benefit of guarantees from the Guarantors. In addition, if we complete the Exchange Offer, the liquidity of any old notes that remain outstanding after settlement of the Exchange Offer may be adversely affected and the value of the old notes may otherwise be affected by the completion of the Exchange Offer.

•	How do I participate in the Exchange Offer?

To tender your old notes, you must deliver the required documents to Global Bondholder Services Corporation, as Information and Exchange Agent, on or prior to the Expiration Date. The Expiration Date is no later than 5:00 p.m., New York City time, Tuesday, September 27, 2011, unless extended as described in this prospectus. See “General Terms of the Exchange Offer and Consent Solicitation—Extension, Termination or Amendment.”

A holder who is a DTC participant should tender its old notes electronically through DTC’s Automatic Tender Offer Program (“ATOP”), subject to the terms and procedures of that system. See “General Terms of the Exchange Offer and Consent Solicitation—Tender of Notes Through ATOP”

HOLDERS THAT TENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL LETTER OF TRANSMITTAL TO THE INFORMATION AND EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

A holder whose old notes are held by a broker, dealer, commercial bank, trust company or other nominee must contact that nominee if that holder desires to tender its old notes and instruct that nominee to tender the old notes on the holder’s behalf.

A holder whose old notes are held in certificated form must properly complete and execute the Letter of Transmittal, and deliver the Letter of Transmittal and old notes in certificated form to the Information and Exchange Agent, with any other required documents and the certificates representing the old notes to be tendered in the Exchange Offer.

•	May I withdraw my tender of old notes?

Yes. You can withdraw old notes previously tendered for exchange at any time before the Expiration Date. The Expiration Date is 5:00 p.m., New York City time, on Tuesday, September 27, 2011, unless extended as described in the Offer Documents. See “General Terms of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders; Revocation of Consents.”

HOLDERS THAT WITHDRAW THROUGH DTC NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE INFORMATION AND EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE WITHDRAWAL PROCEDURES OF DTC.

•	What happens if my old notes are not accepted in the Exchange Offer?

If we decide for any reason not to accept your old notes for exchange, the old notes will be returned to you promptly after the expiration or termination of the Exchange Offer. In the case of old notes tendered by book entry transfer into the Information and Exchange Agent’s account at DTC, any unaccepted old notes will be credited to your account at DTC. See “General Terms of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders; Revocation of Consents.”

•	Do I need to do anything if I do not wish to tender my old notes?

No. If you do not deliver a properly completed and duly executed Letter of Transmittal to the Information and Exchange Agent or tender your old notes electronically through DTC’s ATOP before the Expiration Date, your old notes will remain outstanding subject to their terms (as amended pursuant to any amendments resulting from the Consent Solicitation).

•	If I choose to tender my old notes for exchange, do I have to tender all of my old notes?

No. You may tender all of your old notes, a portion of your old notes or none of your old notes for exchange. If you wish to tender a portion of your old notes for exchange, however, you must tender your old notes in a principal amount of $1,000 or an integral multiple of $1,000. See “General Terms of the Exchange Offer and Consent Solicitation.”

•	How will I be taxed under United States federal income tax laws on the exchange of the old notes if I am a United States holder of old notes ?

Though it is not free from doubt, we intend to take the position that, the exchange of the old notes for exchange consideration should be treated as part of a recapitalization for United States federal income tax purposes. In such case, you generally should not recognize loss for United States federal income tax purposes as a result of exchanging your old notes for exchange consideration, even if you have otherwise recognized an economic loss with respect to such exchange. If the Series A Notes are characterized as debt, but not as “securities” for United States federal income tax purposes, then you may recognize gain equal to the lesser of (i) the excess, if any, of (A) the sum of (x) the fair market value of any common stock and warrants received, (y) the fair market value of any Series B Notes received and (z) the issue price of the Series A Notes received over (B) the United States holder’s adjusted tax basis in the old notes and (ii) the issue price of the Series A Notes received. You should consult with your own tax advisor regarding the tax consequences of exchanging your old notes. See “Certain United States Federal Income Tax Considerations.”

•	Has the Board of Directors adopted a position on the Exchange Offer?

Our board of directors, which we refer to as the “Board of Directors” or the “Board,” has approved the making of the Exchange Offer. However, our directors do not make any recommendation as to whether you should tender your old notes pursuant to the Exchange Offer. You should consult your own financial, tax, legal and other advisors and must make your own decision as to whether to tender your old notes.

•	Who will pay the fees and expenses associated with the Exchange Offer?

We will bear all of our fees and expenses incurred in connection with consummating the Exchange Offer and certain expenses of the holders who have entered into the Restructuring Support Agreements with us. See “Restructuring Support Agreements.” No brokerage commissions are payable by the holders to the Information and Exchange Agent or us. If your old notes are held through a broker or other nominee who tenders old notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult with your broker or other nominee to determine whether any charges will apply. See “General Terms of the Exchange Offer and Consent Solicitation.”

•	Do other holders of old notes support the Exchange Offer?

Yes. We have entered into separately negotiated Restructuring Support Agreements with holders of the old notes who, in the aggregate, hold in excess of 98.0% of the outstanding principal amount of the old notes. Under the terms of these Restructuring Support Agreements, such holders have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments, and their consents are irrevocable except under specified conditions. See “Restructuring Support Agreements.”

•	How will the Board of Directors change following the Exchange Offer?

In connection with the Exchange Offer, the holders of old notes party to the Restructuring Support Agreements shall have the right to designate nominees to comprise a majority of our Board of Directors, provided that any existing director who wishes to remain on the Board will be considered. We have agreed to work in good faith with such holders to make other agreed upon changes to amend the Issuer’s organizational documents consistent with best practices.

•	How do I vote for the Proposed Amendments?

If a holder validly tenders old notes prior to 5:00 p.m., New York City time, on the Expiration Date, such tender will be deemed to constitute the delivery of consent to the Proposed Amendments as a holder of old notes with respect to the tendered old notes. See “Proposed Amendments.”

•	Who can answer questions concerning the Exchange Offer?

Requests for assistance in connection with the tender of your old notes pursuant to the Exchange Offer may be directed to the Information and Exchange Agent for the Exchange Offer, Global Bondholder Services Corporation, 65 Broadway – Suite 404, New York, New York 10006, Attention: Corporate Actions; phone: (866) 470-3900.

PROSPECTUS SUMMARY

Our Company

Horizon Lines, Inc., a Delaware corporation, was initially formed in 2004, and served as an acquisition vehicle to acquire, on July 7, 2004, the equity interest in Horizon Lines Holding Corp., a Delaware corporation (“HLHC”) and the holding company for our marine container shipping business.

Our long operating history dates back to 1956, when Sea-Land Service, Inc. (“Sea-Land”) pioneered the marine container shipping industry and established our business. In 1958, we introduced container shipping to the Puerto Rico market, and in 1964 we pioneered container shipping in Alaska with the first year-round scheduled vessel service. In 1987, we began providing container shipping services between the U.S. west coast and Hawaii and Guam through our acquisition from an existing carrier of all of its vessels and certain other assets that were already serving that market. In December 1999, CSX Corporation, the former parent of Sea-Land Domestic Shipping, LLC (“SLDS”), sold the international marine container operations of Sea-Land to the A.P. Møller Maersk Group (“Maersk”) and SLDS continued to be owned and operated by CSX Corporation as CSX Lines, LLC. On February 27, 2003, HLHC (which at the time was indirectly majority-owned by Carlyle-Horizon Partners, L.P.) acquired from CSX Corporation, 84.5% of CSX Lines, LLC, and 100% of CSX Lines of Puerto Rico, Inc., which together with Horizon Logistics and Hawaii Stevedores, Inc. (“HSI”) constitute our business today. CSX Lines, LLC is now known as Horizon Lines, LLC and CSX Lines of Puerto Rico, Inc. is now known as Horizon Lines of Puerto Rico, Inc. The Company was formed as an acquisition vehicle to acquire, on July 7, 2004, the equity interest in HLHC. The Company was formed at the direction of Castle Harlan Partners IV. L.P. (“CHP IV”), a private equity investment fund managed by Castle Harlan, Inc. (“Castle Harlan”). In 2005, the Company completed its initial public offering. Subsequent to the initial public offering, the Company completed three secondary offerings, including a secondary offering (pursuant to a shelf registration) whereby CHP IV and other affiliated private equity investment funds managed by Castle Harlan divested their ownership in the Company. Today, as the only Jones Act vessel operator with one integrated organization serving Alaska, Hawaii and Puerto Rico, we are uniquely positioned to serve customers requiring shipping and logistics services in more than one of these markets.

We ship a wide spectrum of consumer and industrial items used every day in our markets, ranging from foodstuffs (refrigerated and non-refrigerated) to household goods and auto parts to building materials and various materials used in manufacturing. Many of these cargos are consumer goods vital to the populations in our markets, thereby providing us with a relatively stable base of demand for our shipping and logistics services. We have many long-standing customer relationships with large consumer and industrial products companies, such as Costco Wholesale Corporation, Johnson & Johnson, Lowe’s Companies, Inc., Safeway, Inc., and Wal-Mart Stores, Inc. We also serve several agencies of the U.S. government, including the Department of Defense and the U.S. Postal Service. Our customer base is broad and diversified, with our top ten customers accounting for approximately 40% of revenue and our largest customer accounting for approximately 9% of revenue during the fiscal year ended December 26, 2010.

The Jones Act

During 2010, approximately 83% of our revenues were generated from our shipping and logistics services in markets where the marine trade is subject to the coastwise laws of the United States, also known as the Jones Act, or other U.S. maritime cabotage laws.

The Jones Act is a long-standing cornerstone of U.S. maritime policy. Under the Jones Act, all vessels transporting cargo between covered U.S. ports must, subject to limited exceptions, be built in the U.S., registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S.-organized companies that are controlled and 75% owned by U.S. citizens. U.S.-flagged vessels are generally required to be maintained at higher standards than foreign-flagged vessels and are supervised by, as well as subject to rigorous inspections by, or on behalf of the U.S. Coast Guard, which requires appropriate certifications and background checks of the crew members. Our trade routes between Alaska, Hawaii and Puerto Rico and the continental U.S. represent the three non-contiguous Jones Act markets. Vessels operating on these trade routes are required to be fully qualified Jones Act vessels. Other U.S. maritime laws require vessels operating on the trade routes between Guam, a U.S. territory, and U.S. ports to be U.S.-flagged and predominantly U.S.-crewed, but not U.S.-built.

Cabotage laws, which reserve the right to ship cargo between domestic ports to domestic vessels, are not unique to the United States; similar laws are common around the world and exist in over 50 countries. In general, all interstate and intrastate marine commerce within the U.S. falls under the Jones Act, which is a cabotage law. We believe the Jones Act enjoys broad support from President Obama and both major political parties in both houses of Congress. We believe that the ongoing war on terrorism has further solidified political support for the Jones Act, as a vital and dedicated U.S. merchant marine is a cornerstone for a strong homeland defense, as well as a critical source of trained U.S. mariners for wartime support.

Market Overview and Competition

The Jones Act distinguishes the U.S. domestic shipping market from international shipping markets. Given the limited number of existing Jones Act qualified vessels, the high capital investment and long delivery lead times associated with building a new containership in the U.S., the substantial investment required in infrastructure and the need to develop a broad base of customer relationships, the markets in which we operate have been less vulnerable to overcapacity and volatility than international shipping markets.

To ensure on-time pick-up and delivery of cargo, shipping companies must maintain strict vessel schedules and efficient terminal operations for expediting the movement of containers in and out of terminal facilities. The departure and arrival of vessels on schedule is heavily influenced by both vessel maintenance standards (i.e., minimizing mechanical breakdowns) and terminal operating discipline. Marine terminal gate and yard efficiency can be enhanced by efficient yard layout, high-quality information systems, and streamlined gate processes.

The Jones Act markets are not as fragmented as international shipping markets. We are one of only two major container shipping operators currently serving the Alaska market, where we account for approximately 42% of total container loads traveling from the continental U.S. to Alaska. Horizon Lines and Totem Ocean Trailer Express, Inc. (“TOTE”) serve the Alaska market. We are also only one of two container shipping companies currently serving the U.S, to Hawaii and Guam markets. We account for approximately 33% and 49% share of total domestic marine container shipments from the continental U.S. to Hawaii and Guam markets, respectively. Horizon Lines and Matson Navigation Co (“Matson”) serve the Hawaii and Guam markets. The Pasha Group also serves the Hawaii market with a roll-on/roll-off vessel. In Puerto Rico, we are the largest provider of marine container shipping, accounting for approximately 33% of Puerto Rico’s total container loads from the continental U.S. The Puerto Rico market is currently served by two containership companies, Horizon Lines and Sea Star Lines (“Sea Star”). Sea Star is an independently operated company majority-owned by an affiliate of TOTE. Two barge operators, Crowley and Trailer Bridge, Inc., also currently serve this market.

The international shipping market is a significantly larger market than the U.S. domestic shipping market. There are a significant number of vessels operating between Asia and the U.S. West Coast.

Principal Executive Offices

Our principal executive offices are located at 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211 and our telephone number is (704) 973-7000. Our website address is http://www.horizonlines.com. Our website and the information contained on our website are not part of this prospectus.

Organizational Structure

The following chart summarizes our organizational structure and our principal indebtedness following the completion of the Refinancing.

(1)	Horizon Lines, LLC will be the borrower or a co-borrower under the New ABL Facility. The Issuer may be a co-borrower under the New ABL Facility. For more information on the New ABL Facility, see “Description of Other Indebtedness—New ABL Facility.”
(2)	The First Lien Secured Notes will be guaranteed on a senior, secured basis by the Issuer and all of its current and future domestic subsidiaries. For more information on the First Lien Secured Notes, see “Description of Other Indebtedness—First Lien Secured Notes.”
(3)	The Second Lien Secured Notes will consist of Second Lien Secured Notes in the principal amount of $25.0 million in exchange for a like principal amount of the bridge loan facility plus and an additional $75.0 million principal amount of Second Lien Secured Notes issued at the closing date, and will be guaranteed by the Issuer and all of its current and future domestic subsidiaries on a senior, secured basis. For more information on the Second Lien Secured Notes, see “Description of Other Indebtedness—Second Lien Secured Notes.”
(4)	The new notes will be guaranteed on a senior, secured basis by Horizon Lines, LLC and the other Guarantors listed below.
(5)	The other Guarantors are: Horizon Lines Holding Corp., Hawaii Stevedores, Inc., Horizon Lines of Puerto Rico, Inc., Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, H-L Distribution Service, LLC, Horizon Logistics, LLC, Aero Logistics, LLC, Sea-Logix, LLC and Horizon Services Group, LLC.

The Exchange Offer

On August 8, 2007, we sold, through a private placement exemption from the registration requirements of the Securities Act, $330.0 million of our 4.25% Convertible Senior Notes due 2012, all of which are eligible to be exchanged for new notes and our common stock or warrants or Redemption Notes, as the case may be. We refer to the 4.25% Convertible Senior Notes due 2012 as old notes in this prospectus.

We refer to the notes to be registered under this Exchange Offer registration statement as new notes. You may exchange your old notes for new notes and our common stock or warrants or Redemption Notes, as the case may be, in this Exchange Offer. You should read the discussion under the headings “—Summary of Exchange Offer,” “General Terms of the Exchange Offer and Consent Solicitation,” “Description of Common Stock,” “Description of Warrants” “Description of Redemption Notes” and “Description of the New Notes” for further information regarding the common stock, warrants, Redemption Notes and new notes.

Securities Subject to the Exchange Offer	Any and all of $330.0 million aggregate principal amount of 4.25% Convertible Senior Notes due 2012.

The Exchange Offer

We are offering to exchange any and all of our outstanding old notes tendered prior to the Expiration Date for new notes and our common stock or warrants or Redemption Notes, as the case may be, upon the terms and subject to the conditions set forth in this prospectus and the accompanying Letter of Transmittal (collectively, as the same may be amended or supplemented from time to time, the “Offer Documents”).

For additional information regarding the terms of the new notes, common stock, warrants and Redemption Notes, see “Description of the New Notes,” “Description of Common Stock”, “Description of Warrants” and “Description of Redemption Notes,” respectively.

Expiration Date and Time; Withdrawal Deadline

The Exchange Offer will expire at 5:00 p.m., New York City time, on September 27, 2011, unless extended by us.

A holder’s right to withdraw any old notes tendered will expire at the Expiration Date. See “General Terms of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders; Revocation of Consents.”

Exchange Consideration	Holders will receive exchange consideration consisting of: (i) $545.4545 principal amount of 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) up to an aggregate principal amount of $180.0 million, (ii) $303.0303 principal amount of 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with the Series A Notes, the “new notes”) up to an aggregate principal amount of $100.0 million and (iii) 151.5152 shares of common stock of the Issuer at $1.00 per share (up to an aggregate of 50.0 million shares). Payment of accrued and unpaid interest on the old notes will be made in cash on the date on which the Exchange Offer is completed. Foreign holders may, under certain conditions, receive on a pro rata basis warrants or Redemption Notes, as the case may be, in lieu of shares of our common stock. See “Description of Warrants” and “Description of Redemption Notes.”

The exchange consideration to be paid to each holder of old notes for each $1,000 of old notes tendered and accepted in the Exchange Offer (which will be deemed, with respect to such old notes tendered, to be a consent to the Proposed Amendments in the Consent Solicitation) will consist of (i) tender consideration consisting of 99.50% of the exchange consideration and (ii) additional exchange consideration consisting of 0.50% of the exchange consideration as payment for providing such holder’s consent in the Consent Solicitation to the Proposed Amendments.

Only whole principal amounts or number of securities shall be issued (with the principal amounts or number of securities to be issued to be adjusted by rounding up or down to the nearest whole principal amount or number of securities and a half amount or number of securities shall be rounded up).

For additional information regarding the terms of the new notes, common stock warrants and Redemption Notes, see “Description of the New Notes,” “Description of Common Stock,” “Description of Warrants” and “Description of Redemption Notes,” respectively.

Restructuring Support Agreements

We have separately negotiated and entered into Restructuring Support Agreements with holders of old notes who, in the aggregate hold in excess of 98.0% of the outstanding principal amount of old notes.

Pursuant to these Restructuring Support Agreements, such holders have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments, and their consents are irrevocable except under specified conditions.

Conditions to the Exchange Offer	The Company’s obligation to accept, and exchange, any old notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offer is conditioned, among other things, upon: (i) the Minimum Condition; and (ii) consents with respect to more than 50% of the aggregate principal amount of the old notes approving the Proposed Amendments are delivered and not revoked prior to the Expiration Date in connection with the Consent Solicitation and (iii) all conditions precedent under the Restructuring Support Agreements to the closing of the Exchange Offer and the support for the Exchange Offer by the holders party to the Restructuring Support Agreements shall have been satisfied or waived by the holders in accordance with the terms of the Restructuring Support Agreements, which we refer to as the “RSA Condition.” The RSA Condition may not be waived by us in whole or in part unless more than 50% of the holders that become a party to the Restructuring Support Agreements provide their prior written consent to such waiver, as provided by the terms of each Restructuring Support Agreement.

As described above, we have entered into separately negotiated Restructuring Support Agreements with holders of old notes who, in the aggregate hold in excess of 98.0% of the outstanding principal amount of old notes. Under the terms of these Restructuring Support Agreements, such holders have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments, and their consents are irrevocable except under specified conditions. See “General Terms of the Exchange Offer and Consent Solicitation —Conditions of the Exchange Offer and Consent Solicitation.”

In addition, under our amended and restated certificate of incorporation, non-U.S. citizens may not beneficially own, individually or in the aggregate, more than 19.9% of our shares outstanding so that we do not cease to be qualified under certain maritime laws to own and operate vessels in the coastwise trade of the United States. To help ensure that at no time non-U.S. citizens, individually or in the aggregate, become the beneficial owners of more than this amount, and to enable us to submit any proof that it is a U.S. citizen as required by any applicable law or by any contract, each holder of the old notes must confirm their citizenship by completing a questionnaire and certifying that such holder is a U.S. citizen prior to us accepting such holder’s tender and consent of its old notes in the Exchange Offer. Any holder of the old notes that fails to complete and certify that such holder is a U.S. citizen or if such holder is not a U.S. citizen, such holder will receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock in the Exchange Offer if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued. If the Exchange Offer is completed, we intend to call a special meeting of stockholders as soon as reasonably practicable for stockholders of record as of the Closing Date (which will include holders of old notes who receive shares of common stock in the Exchange Offer) to consider the following matters: (1) a proposal to amend our amended and restated certificate of incorporation to effect a 1–for–25 reverse stock split of shares of our common stock; (2) a proposal to amend our amended and restated certificate of incorporation to increase the number of shares of our common stock authorized for issuance, in order to provide a sufficient number of authorized shares of common stock for the issuance of shares upon conversion of the new notes or the warrants and provide sufficient number of authorized shares for equity compensation and severance related issuances; (3) a proposal to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for shares (as defined in our amended and restated certificate of incorporation) to provide us with an alternate means from Redemption Notes to exchange “excess shares” held by non-U.S. citizens and (4) any other matters properly brought before the meeting. See “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.”

Closing Date	The closing date will be promptly after the Expiration Date and is expected to be the first business day after the Expiration Date. Assuming the Exchange Offer is not extended, we expect the closing date will be on or around September 28, 2011.

Acceptance of Tenders	All properly completed, executed and delivered Letters of Transmittal and properly tendered old notes received by the Information and Exchange Agent prior to the Expiration Date may be accepted.

Procedure for Tenders

If you wish to participate in the Exchange Offer and your old notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your old notes on your behalf pursuant to the procedures of the custodial entity.

Custodial entities that are participants in The Depository Trust Company, or DTC, may tender old notes through DTC’s Automated Tender Offer Program, known as ATOP, by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the Letter of Transmittal. See “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.” Holders may also tender old notes at their option through the completion and delivery to the Information and Exchange Agent of a Letter of Transmittal. See “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes.” A Letter of Transmittal need not accompany tenders effected through ATOP.

Withdrawal of Tenders	You may withdraw the tender of your old notes at any time prior to the Expiration Date by submitting a notice of withdrawal to the Information and Exchange Agent using the procedures described in “General Terms of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders; Revocation of Consents.” Any Existing Note withdrawn pursuant to the terms of this Exchange Offer shall not thereafter be considered tendered for any purpose unless and until such Existing Note is again tendered pursuant to this Exchange Offer.

Further Information	Additional copies of this prospectus and the Letter of Transmittal may be obtained by contacting the Information and Exchange Agent, at the address and telephone numbers set forth on the back cover of this prospectus and under “General Terms of the Exchange Offer and Consent Solicitation—Information and Exchange Agent.” Questions about the terms of the Exchange Offer should be directed to the Information and Exchange Agent at the address and telephone numbers set forth on the back cover of this prospectus and under “General Terms of the Exchange Offer and Consent Solicitation—Information and Exchange Agent.”

Amendment and Termination	We may terminate the Exchange Offer if the conditions to the Exchange Offer are not met on or prior to the Expiration Date. We reserve the right, subject to applicable law, (i) to waive any and all of the conditions of the Exchange Offer prior to the Expiration Date or (ii) to amend the terms of the Exchange Offer. In the event that the Exchange Offer is terminated, withdrawn or otherwise not consummated prior to the Expiration Date, no new notes will be issued or become payable to holders who have tendered their old notes. In any such event, the old notes previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders and the Proposed Amendments will not become effective. Notwithstanding the foregoing, the RSA Condition may not be waived by us in whole or in part unless more than 50% of the holders that become a party to the Restructuring Support Agreements provide their prior written consent to such waiver, as provided by the terms of each Restructuring Support Agreement.

Use of Proceeds	We will not receive any cash proceeds in the Exchange Offer.

Delivery of Letters of Transmittal and Consent

Properly completed and executed Letters of Transmittal and Consent should be sent by mail, first class postage prepaid, overnight courier or hand delivery to the Information and Exchange Agent at the address, or faxed to the Information and Exchange Agent at the facsimile number, set forth on the back cover of this prospectus and under “General Terms of the Exchange Offer and Consent Solicitation—Information and Exchange Agent.”

In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Information and Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through the ATOP procedures described above.

Letters of Transmittal and Consent should not be delivered directly to the Company.

Certain Material United States Federal Income Tax Considerations	Holders of old notes may be subject to United States federal income tax consequences as a result of participating in the Exchange Offer, as described in “Certain United States Federal Income Tax Considerations.”

Additional Information	Questions or requests for assistance in completing and delivering the Letter of Transmittal or tendering old notes and requests for additional copies of any Offer Document or other related documents should be directed to the Information and Exchange Agent, at the addresses and telephone numbers set forth on the back cover of this prospectus and under “General Terms of the Exchange Offer and Consent Solicitation—Information and Exchange Agent.”

Information and Exchange Agent	Global Bondholder Services Corporation.

Trustee	U.S. Bank National Association

SUMMARY DESCRIPTION OF THE NEW NOTES

The following summary contains basic information about the new notes and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the new notes, you should read the section of this prospectus entitled “Description of the New Notes.”

Issuer	Horizon Lines, Inc.

Securities Offered	Up to $180.0 million principal amount of 6.00% Series A Convertible Senior Secured Notes due 2017 and up to $100.0 million 6.00% Series B Convertible Senior Secured Notes.

Maturity Date	Series A Notes will mature on April 15, 2017.

Interest	6.00% per annum on the principal amount, accruing from the date of issuance, payable semi-annually in arrears in cash on April 15, and October 15 of each year, beginning April 15, 2012.

Guarantees	The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our existing and future domestic subsidiaries. The guarantees may be released in certain instances. See “Description of the New Notes—Guarantees.”

Ranking	The new notes and the related guarantees will be our senior secured obligations and will rank pari passu in right of payment with all of our and the Guarantors’ existing and future senior indebtedness. The new notes will rank effectively senior in right of payment to the old notes to the extent of the value of the collateral securing such obligations. In addition, the new notes will rank senior to any of our and the Guarantors’ existing and future subordinated indebtedness.

Security	The new notes and the related guarantees will initially be secured, subject to permitted liens and except for certain excluded assets and customary exceptions, by (i) a fourth priority lien on accounts, deposit accounts, securities accounts, investment property (other than equity interests of subsidiaries of the Issuer), cash, tax refunds and similar tax payments, and certain intercompany loans, chattel paper, documents, instruments, letter-of-credit rights, supporting obligations, contract rights, general intangibles (excluding intellectual property), commercial tort claims and related books and records of the Issuer and the guarantors (the “ABL Priority Collateral”) and (ii) a third priority lien on substantially all other non-current assets of the Issuer and the guarantors securing the First Lien Secured Notes and the Second Lien Secured Notes (the “Notes Priority Collateral”), subject in each case to customary exceptions.

Assuming completion of the Exchange Offer as contemplated hereby, to the extent of the value of the ABL Priority Collateral, the new notes and the related guarantees will rank:

•    effectively junior to the Issuer’s and the guarantors’ obligations under the $100.0 million New ABL Facility;

•    effectively junior to the Issuer’s and the guarantors’ obligations under $225.0 million aggregate principal amount of First Lien Secured Notes;

•    effectively junior to the Issuer’s and the guarantors’ obligations under $100.0 million aggregate principal amount of Second Lien Secured Notes; and

•    effectively senior to any remaining old notes.

Assuming completion of the Exchange Offer as contemplated hereby, to the extent of the value of the Notes Priority Collateral, the new notes and the related guarantees will rank:

•    effectively senior to the Issuer’s and the guarantors’ obligations under the $100.0 million New ABL Facility;

•    effectively junior to the Issuer’s and the guarantors’ obligations under $225.0 million aggregate principal amount of First Lien Secured Notes;

•    effectively junior to the Issuer’s and the guarantors’ obligations under $100.0 million aggregate principal amount of Second Lien Secured Notes; and

•    effectively senior to any remaining old notes.

Conversion of Series A Notes

You may convert the Series A Notes into shares of our common stock at an initial conversion rate equal to 2,224.6381 shares of common stock per $1,000 principal amount of new notes (representing an initial conversion price of approximately $0.45 per share (the “Conversion Price”)), subject to adjustment, at any time until the close of business on the third trading day immediately preceding the final maturity date.

Assuming completion of the Exchange Offer and the tender of all outstanding old notes, we will have approximately 80.9070 million shares of common stock outstanding, out of 100.0 million shares authorized. Approximately 537.2338 million shares of common stock will be issuable upon conversion of the new notes (assuming the completion of both of the Mandatory Conversions) and the exercise of all warrants issued upon such conversion. At the completion of the Exchange Offer, we therefore expect that we will not have sufficient authorized shares of common stock to issue upon conversion of the new notes and the exercise of all warrants issued upon such conversion. If sufficient shares of common stock are not available for issuance upon conversion of the new notes, warrants will be issued instead on a one-for-one basis.

If the Exchange Offer is completed, we intend to call a special meeting of stockholders as soon as reasonably practicable for stockholders of record as of the Closing Date (which will include holders of old notes who receive shares of common stock in the Exchange Offer) to consider the following matters: (1) a proposal to amend our amended and restated certificate of incorporation to effect a 1–for–25 reverse stock split of shares of our common stock; (2) a proposal to amend our amended and restated certificate of incorporation in order to provide a sufficient number of authorized shares of common stock for the issuance of shares upon conversion of the new notes or the warrants and provide sufficient number of authorized shares for equity compensation and severance related issuances; (3) a proposal to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for excess shares (as defined in our amended and restated certificate of incorporation) to provide us with an alternate means from Redemption Notes to exchange “excess shares” held by non-U.S. citizens and (4) any other matters properly brought before the meeting. Each of the holders of old notes who will receive shares of common stock in the Exchange Offer has agreed, pursuant to the restructuring support agreement to which it is a party, to provide a designee of the Company with an irrevocable proxy in respect of such holder’s shares of common stock to vote in favor of each of the proposals or otherwise vote in favor of such proposals.

Foreign holders may, under certain conditions, receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock. See “Description of Common Stock,” “Description of Warrants,” “Description of Redemption Notes” and “General Terms of the Exchange Offer and Consent Solicitation.”

Conversion of Series A Notes at Our Option

Beginning on the one-year anniversary of the issuance of the new notes, we will have the option to convert all or any portion of the outstanding Series A Notes, upon not more than 60 days and not less than 20 days prior notice to noteholders; provided that (i) our common stock is listed on either the New York Stock Exchange or the NASDAQ Stock Market and (ii) the 30 trading day volume weighted average price for our common stock for the 30-day period ending on the trading day preceding the date of such notice is equal to or greater than $0.63 per share.

Foreign holders may, under certain conditions, receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock. See “Description of Common Stock,” “Description of Warrants,” “Description of Redemption Notes” and “General Terms of the Exchange Offer and Consent Solicitation.”

Mandatory Conversion of Series B Notes

The Series B Notes cannot be converted at your option and can only be mandatorily converted. The Series B Notes will be mandatorily convertible into shares of our common stock at an initial conversion rate of 1,367.9891 shares of common stock per $1,000 principal amount of Series B Notes (equivalent to an initial conversion price of approximately $0.73 per share of common stock), subject to the conditions that our common stock remains listed and that we are not in default under our debt obligations, as follows:

•    $50.0 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 90th day following the issuance of the new notes (the “Initial Mandatory Conversion”), and

•    $50.0 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 270th day following the issuance of the new notes (the “Second Mandatory Conversion” and, together with the Initial Mandatory Conversion, the “Mandatory Conversions”); provided, however, that we will not be permitted to effect the Second Mandatory Conversion unless a registration statement with respect to the resale of the Series A Notes and shares of our common stock has been filed with the SEC in accordance with the Registration Rights Agreement (as defined below) and declared effective by the SEC (See “Description of the New Notes—Registration Rights Agreement”); and

The Series B Notes will be automatically converted into Series A Notes on the one-year anniversary of the issuance of the new notes if we are unable to effect one or both of the Mandatory Conversions prior to such date.

Foreign holders may, under certain conditions, receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock. See “Description of Common Stock,” “Description of Warrants,” “Description of Redemption Notes” and “General Terms of the Exchange Offer and Consent Solicitation.”

Accrued Interest	Interest shall cease to accrue on any new notes on the date such new notes have been converted (the “Conversion Date”). All accrued and unpaid interest will be paid in cash on any Conversion Date.

Fundamental Change Make-Whole	The conversion rate of the new notes will be increased to compensate the holders thereof for the loss of the time value of the conversion right (i) if at any time our common stock or the common stock into which the new notes may be converted is not listed on the New York Stock Exchange or the NASDAQ Stock Market or (ii) if a change of control occurs, unless at least 90% of the consideration received or to be received by holders of common stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the change of control, consists of shares of common stock, American Depositary Receipts or American Depositary Shares traded on a national securities exchange in the United States or which will be so traded or quoted when issued or exchanged in connection with such change of control (these securities being referred to as “publicly traded securities”).

Fundamental Change of Control	Upon a change of control, holders will have the right to require us to repurchase for cash the outstanding new notes at 101% of the aggregate principal amount, plus accrued and unpaid interest thereon. See “Description of the New Notes—Change of Control.”

Sinking Fund	None.

Redemption	Other than as provided under “Conversion Event” above, we may not redeem the new notes; provided, however, that we may purchase the new notes in open market or privately negotiated transactions.

Registration Rights

Pursuant to the Registration Rights Agreement, we will agree to use our commercially reasonable efforts to file with the SEC a shelf registration statement on Form S-1 or Form S-3, as applicable, covering the resale by the eligible holders of the new notes, shares of our common stock and warrants issuable upon conversion of the Series A Notes and the Series B Notes and any other shares of our common stock or warrants held by them, on a delayed or continuous basis, within 60 days following the consummation of the Exchange Offer, and to cause such shelf registration statement to be declared effective under the Securities Act by no later than the 180th day following the consummation of the Exchange Offer.

Events of Default	If an event of default on the new notes has occurred and is continuing, the aggregate principal amount of the new notes, plus any accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of the New Notes—Events of Default.”

Restrictive Covenants	The indenture governing the new notes and the related guarantees will restrict, among other things, our and our restricted subsidiaries’ ability to:

• borrow additional money;

•    make certain restricted payments, including, but not limited to, paying dividends on our stock or our restricted subsidiaries’ stock, or issuing, selling or repurchasing our stock or our restricted subsidiaries’ stock;

• transfer or sell assets;

• create liens;

• create restrictions on the ability of our subsidiaries to pay dividends or make loans to us;

• merge or consolidate;

• enter into transactions with affiliates; and

• engage in certain business activities.

See “Description of the New Notes—Certain Covenants.”

Warrants and Redemption Notes	We may issue warrants or Redemption Notes, as the case may be, in lieu of shares of our common stock deliverable in connection with the Exchange Offer or upon conversion of the new notes, in order to comply with the Jones Act restrictions described under “Description of the New Notes—Jones Act Restrictions.” The Jones Act requires, among other things, that at least 75% of our common stock be owned at all times by U.S. citizens. In order to comply with this requirement, we have provided that warrants or Redemption Notes, as the case may be, may be delivered in lieu of shares of our common stock in connection with the Exchange Offer or upon conversion of the notes if and to the extent such shares would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued.

See “Description of Warrants” and “Description of Redemption Notes.”

United States Federal Income Tax Considerations	We intend to treat the Series B Notes as equity, rather than debt, for United States federal income tax purposes, and it is possible that the Series A Notes will be treated as equity, rather than debt, for United States federal income tax purposes. Whether the Series A Notes will be treated as debt or equity for United States federal income tax purposes will depend on a number of factors, including the trading price of our common stock on the Closing Date. The new notes and the shares of the Issuer’s common stock issuable upon conversion of the new notes will be subject to special and complex United States federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the United States federal, state, local and non-United States tax consequences of purchasing, owning and disposing of the new notes and the shares of common stock into which they are convertible. See “Certain United States Federal Income Tax Considerations.”

No Public Market	Neither the new notes, the warrants nor the Redemption Notes will be listed on any securities exchange or included in any automated quotation system upon consummation of the Exchange Offer. Following the consummation of the Exchange Offer, we will endeavor to list the warrants on the NYSE.

Consequences of Not Exchanging Old Notes

If you currently hold old notes and do not tender them, then, following settlement of the Exchange Offer, your old notes will continue to be outstanding according to their terms (as amended pursuant to any amendments resulting from the Consent Solicitation). Because the new notes will be secured by certain assets of the Company and the Guarantors and the old notes are unsecured, any old notes left outstanding after the Exchange Offer will effectively be subordinated to the new notes to the extent of the assets securing the new notes. Moreover, holders of the old notes will not have the benefit of guarantees from the Guarantors. Moreover, if we complete the Exchange Offer, the liquidity of any old notes that remain outstanding after settlement of the Exchange Offer may be adversely affected and the value of the old notes may otherwise be affected by the completion of the Exchange Offer.

Corporate Information

Our principal executive offices are located at 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211 and our telephone number is (704) 973-7000. Our website can be found on the Internet at http://www.horizonlines.com. Information on our website is not deemed to be a part of this prospectus. Our common stock is currently listed on the New York Stock Exchange under the symbol “HRZ.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The summary historical consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in this prospectus, and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We have a 52-or 53-week fiscal year (every sixth or seventh year) that ends on the Sunday before the last Friday in December. Fiscal year 2010 consisted of 53 weeks and each of the other years presented below consisted of 52 weeks.

The summary historical consolidated financial data is as follows (in thousands, except share and per share data):

	Six Months Ended		Fiscal Years Ended
	June 26, 2011	June 20, 2010	Dec. 26, 2010	Dec. 20, 2009	Dec. 21, 2008
Statement of Operations Data:
Operating revenue	$592,881	$566,045	$1,162,505	$1,124,215	$1,270,978
Legal settlements(1)	(19,202)	—	31,770	20,000	—
Impairment charge	2,818	—	2,655	1,867	6,030
Restructuring costs	—	—	2,057	787	3,126
Operating (loss) income	(17,702)	12,114	(5,850)	22,288	46,062
Interest expense, net	23,626	19,676	40,117	38,036	39,923
Loss on modification/early extinguishment of debt	630	—	—	50	—
Income (benefit) tax expense(2)	(1,671)	3	305	10,589	(4,153)
Net (loss) income from continuing operations	(40,317)	(7,570)	(46,299)	(26,407)	10,353
Net income (loss) from discontinued operations(3)	830	(2,024)	(11,670)	(4,865)	(12,946)

Net loss	$(39,487)	$(9,594)	$(57,969)	$(31,272)	$(2,593)
Basic net income (loss) per share:
Continuing operations	$(1.30)	$(0.24)	$(1.50)	$(0.87)	$0.34
Discontinued operations	0.03	(0.07)	(0.38)	(0.16)	(0.43)

Basic net loss per share	$(1.27)	$(0.31)	$(1.88)	$(1.03)	$(0.09)
Diluted net loss per share:
Continuing operations	$(1.30)	$(0.24)	$(1.50)	$(0.87)	$0.34
Discontinued operations	0.03	(0.07)	(0.38)	(0.16)	(0.43)

Diluted net loss per share	$(1.27)	$(0.31)	$(1.88)	$(1.03)	$(0.09)
Number of shares used in calculations:
Basic	30,971,248	30,595,299	30,788,681	30,450,975	30,278,573
Diluted	30,971,248	30,595,299	30,788,681	30,450,975	30,523,182
Cash dividends declared	$—	$3,060	$6,281	$13,397	$13,273
Cash dividends declared per common share	$—	$0.10	$0.20	$0.44	$0.44
Balance Sheet Data:
Cash	$3,389	$4,572	$2,751	$6,419	$5,487
Total assets	794,961	820,194	785,757	819,111	872,629
Total debt, including capital lease obligations	600,428	540,793	516,323	514,855	532,811
Long term debt, including capital lease obligations, net of current portion(4)	6,661	522,043	7,530	496,105	526,259
Stockholders’ equity	1,508	91,292	39,792	101,278	136,836
Other Financial Data:
EBITDA(5)	$12,289	$40,355	$53,644	$80,218	$107,823
Capital expenditures	7,041	5,442	16,298	12,931	38,639
Vessel dry-docking payments	7,966	10,764	19,159	14,735	13,913
Cash flows provided by (used in):
Operating activities	(70,258)	(9,111)	44,432	61,081	88,357
Investing activities	(5,639)	(4,108)	(14,744)	(11,694)	(38,139)
Financing activities	71,494	17,635	(25,119)	(44,753)	(51,310)

(1)	We entered into a plea agreement, dated February 23, 2011, with the United States of America, under which we agreed to plead guilty to a charge of violating federal antitrust laws solely with respect to the Puerto Rico tradelane. We agreed to pay a fine of $45.0 million over five years without interest. On April 28, 2011 the U.S. District Court for the Middle District of Florida amended the fine imposed on us by reducing the amount from $45.0 million to $15.0 million. We recorded a charge during the year ended December 26, 2010 of $30.0 million, which represents the present value of the expected installment payments. During the second quarter of 2011, we reversed $19.2 million of the $30.0 million charge recorded during the year ended December 26, 2010 related to the reduction in this legal settlement. The year ended December 20, 2009 includes a $20.0 million charge for the potential settlement of the Puerto Rico MDL. In addition the year ended December 26, 2010 includes a charge of $1.8 million for settlement of the investigation by the Puerto Rico office of Monopolistic Affairs and the lawsuit filed by the Commonwealth of Puerto Rico and the class action lawsuit in the indirect purchasers case.
(2)	During the second quarter of 2009, we determined that it was unclear as to the timing of when we will generate sufficient taxable income to realize our deferred tax assets. Accordingly, we recorded a full valuation allowance against our deferred tax assets. As a result of the loss from continuing operations and income from discontinued operations and other comprehensive income during the six months ended June 26, 2011, we were required to record a tax benefit from continuing operations with an offsetting tax expense from discontinued operations and other comprehensive income. For the six months ended June 26, 2011, we have recorded a tax benefit in continuing operations equal to the income from discontinued operations and other comprehensive income multiplied by the statutory tax rate.
(3)	During the 4th quarter of 2010, we began a review of strategic alternatives for our logistics operations. It was determined that as a result of several factors, including: 1) the historical operating losses within the logistics operations, 2) the projected continuation of operating losses, and 3) focus on the recently commenced international shipping activities, we would begin exploring the sale of our logistics operations. We reclassified our logistics operations as discontinued operations because they qualified as assets held for sale.
(4)	On March 28, 2011, we expected that we would experience a covenant default under the indenture related to our Notes and would have had until May 21, 2011 to obtain a waiver from the holders of the old notes. Due to the reduction in the Department of Justice fine from $45.0 million to $15.0 million in the second quarter of 2011, this expected breach was no longer in existence. In addition, at the close of the third quarter of 2011, we believe that it is likely that we will not be in compliance with the minimum interest coverage ratio covenant or the senior secured leverage ratio covenant contained in our Senior Credit Facility, as amended. On June 24, 2011, the Senior Credit Facility was amended to modify the financial covenant ratios to increase the senior secured leverage ratio and decrease the interest coverage ratio minimum for the fiscal quarter ending June 26, 2011. The lenders have declined to provide additional waivers and amendments. Noncompliance with the financial covenants in the Senior Credit Facility constitutes an event of default, which, if not waived, could prevent us from making borrowings under the Senior Credit Facility. Due to cross default provisions, we have classified our obligations under the old notes and Senior Credit Facility as current liabilities in the accompanying Consolidated Balance Sheets as of December 26, 2010 and June 26, 2011.

(5)	EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that in addition to GAAP based financial information, EBITDA and Adjusted EBITDA are meaningful disclosures for the following reasons: (i) EBITDA and Adjusted EBITDA are components of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require us to maintain certain interest expense coverage and leverage ratios, which contain EBITDA and Adjusted EBITDA as components, and restrict certain cash payments if certain ratios are not met, subject to certain exclusions, and our management team uses EBITDA and Adjusted EBITDA to monitor compliance with such covenants, (iii) EBITDA and Adjusted EBITDA are components of the measure used by our management team to make day-to-day operating decisions, (iv) EBITDA and Adjusted EBITDA are components of the measure used by our management to facilitate internal comparisons to competitors’ results and the marine container shipping and logistics industry in general and (v) the payment of discretionary bonuses to certain members of our management is contingent upon, among other things, the satisfaction by Horizon Lines of certain targets, which contain EBITDA and Adjusted EBITDA as components. We acknowledge that there are limitations when using EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax payments and debt service requirements. Because all companies do not use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The EBITDA amounts presented below contain certain charges that our management team excludes when evaluating our operating performance, for making day-to-day operating decisions and that have historically been excluded from EBITDA to arrive at Adjusted EBITDA when determining the payment of discretionary bonuses. A reconciliation of net loss to EBITDA and Adjusted EBITDA is included below (in thousands):

	Six Months Ended June 26, 2011	Six Months Ended June 20, 2010	Year Ended Dec. 26, 2010	Year Ended Dec. 20, 2009	Year Ended Dec. 21, 2008
Net loss	$(39,487)	$(9,594)	$(57,969)	$(31,272)	$(2,593)
Net income (loss) from discontinued operations	830	(2,024)	(11,670)	(4,865)	(12,946)

Net loss from continuing operations	(40,317)	(7,570)	(46,299)	(26,407)	10,353
Interest expense, net	23,626	19,676	40,117	38,036	39,923
Income tax (benefit) expense	(1,671)	3	305	10,589	(4,153)
Depreciation and amortization	30,651	28,246	59,521	58,000	61,700

EBITDA	12,289	40,355	53,644	80,218	107,823
Legal settlements and contingencies	(18,202)	—	32,270	20,000	—
Department of Justice antitrust investigation costs	3,128	1,988	5,243	12,192	10,711
Impairment of assets	2,818	—	2,655	1,867	6,030
Restructuring costs	—	—	2,057	787	3,126
Other severance charges	2,964	360	468	306	765
Loss on modification/ extinguishment of debt	1,508	—	—	50	—
Transaction related expenses	—	—	—	—	—

Adjusted EBITDA	$4,505	$42,703	$96,337	$115,420	$128,455

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before investing in the notes. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer and Holding the New Notes

Risks Relating to the Exchange Offer and Consent Solicitation

We may not complete the Exchange Offer and Consent Solicitation.

Our ability to make required payments under our indebtedness would be adversely affected if we were to be unable to complete the Exchange Offer and Consent Solicitation. The purpose of the Exchange Offer is to reduce our outstanding debt, and to extend the maturity of our indebtedness, through the issuance of the exchange consideration.

The completion of the Exchange Offer and Consent Solicitation is subject to the satisfaction, or in certain cases, waiver of specified conditions. It is a condition to the completion of the Exchange Offer that, among other things, consents approving the Proposed Amendments with respect to more than 50% of the aggregate principal amount of the old notes are delivered and not revoked prior to the Expiration Date. We have entered into separately negotiated Restructuring Support Agreements with holders of the old notes who, in the aggregate, hold in excess of 98.0% of the outstanding principal amount of the old notes. Under the terms of these Restructuring Support Agreements, such holders have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments, and their consents are irrevocable except under specified conditions. If the conditions to the completion of the Exchange Offer and Consent Solicitation are not satisfied or, if permitted, waived, the Exchange Offer may not be completed.

In addition, in order for us to remain qualified as a U.S. citizen under the Jones Act, we may not issue common stock or other equity securities having the attributes of common stock (or “equity securities”) to foreign holders if such ownership would result in greater than 25% of the common stock being owned by foreign holders. For purposes of the Jones Act citizenship analysis, we believe that the warrants, as currently structured, would not be deemed “equity securities” by the U.S. Coast Guard or the U.S. Maritime Administration because they do not have the same attributes as common stock. The U.S. Coast Guard has confirmed the warrants would not, by themselves, cause us to cease to be a U.S. citizen, and we are currently in the process of confirming this view with the U.S. Maritime Administration as well. Although we have asked for such confirmation from the U.S. Maritime Administration on an expedited basis, there can be no assurances as to when such approval or formal notification will be provided, if at all. Should the warrants be deemed “equity securities” by the U.S. Maritime Administration, the terms of the warrant will be appropriately revised to address any comments or concerns expressed by the U.S. Maritime Administration, and the terms of the warrants may be amended, and the rights of warrant holders may change, as a result.

If we are unable to consummate the Exchange Offer and Consent Solicitation, we will consider all other restructuring alternatives available to us at that time. Any alternative recapitalization or reorganization could be on terms less favorable to the holders than the terms of the Exchange Offer and Consent Solicitation.

If we are unable to consummate the Exchange Offer and Consent Solicitation, we may be required to consider other restructuring alternatives available to us at that time. Those alternatives may include the commencement of a chapter 11 proceeding with or without a pre–arranged plan of reorganization. Moreover, there can be no assurance that any alternative out–of–court restructuring arrangement or plan will be pursued or accomplished. Any alternative recapitalization or reorganization could be on terms less favorable to the holders than the terms of the Exchange Offer and Consent Solicitation. If a protracted and non–orderly reorganization were to occur, there is a risk that the ability of the holders to recover their investments would be substantially delayed and more impaired than under the proposed Restructuring.

If we do not complete the Exchange Offer we expect to be in covenant default under our Senior Credit Facility at the end of third quarter of 2011. If we are unable to return to compliance or obtain a waiver, the indenture trustee for the old notes and our lenders under the Senior Credit Facility may exercise remedies that would have a material adverse effect on us and our shareholders.

We expect to experience a covenant breach under the existing senior credit facility in connection with the amended financial covenants in respect of the test date occurring upon the close of the third fiscal quarter of 2011. Noncompliance with the financial covenants in the senior credit facility at the relevant date of determination would constitute an event of default thereunder which, if not waived, could prevent us from borrowing under the senior credit facility and could also result in acceleration of the maturity of the senior credit facility if the lenders thereunder exercise remedies in connection with such event of default. The indenture related to the old notes, as well as other material contracts, contain’s cross default provisions and certain acceleration clauses whereby if the maturity of the senior credit facility is accelerated, maturity of the old notes is also subject to be accelerated. If any of our lenders or the indenture trustee accelerate the principal and interest payments we may be forced to seek protection under federal bankruptcy laws. Such relief would materially and adversely affect us and our shareholders.

A long and protracted restructuring could cause us to lose key management employees and otherwise adversely affect our business.

If we fail to consummate the Exchange Offer and Consent Solicitation, any alternative we pursue, whether in or out of court, may take substantially longer to consummate than the Exchange Offer and Consent Solicitation. A protracted financial restructuring could disrupt our business and would divert the attention of our management from operation of our business and implementation of our business plan. It is likely that such a prolonged financial restructuring or bankruptcy proceeding would cause us to lose many of our key management employees, including the most senior members of management. Such losses of key management employees would likely make it difficult for us to complete a financial restructuring and may make it less likely that we will be able to continue as a viable business.

The uncertainty surrounding a prolonged financial restructuring could also have other adverse effects on us. For example, it could also adversely affect:

•	our ability to raise additional capital;

•	our ability to capitalize on business opportunities and react to competitive pressures;

•	our ability to attract and retain employees;

•	our liquidity;

•	how our business is viewed by investors, lenders, strategic partners or customers; and

•	our enterprise value.

Our ability to use our NOLs to offset our future income may be limited.

For United States federal income tax purposes, it is likely that a “Section 382 ownership change” will occur as a result of our issuance of shares in the Exchange Offer. Accordingly, there is a significant risk that our ability to use all of our tax loss carryforwards and other tax attributes will be restricted as a result of the ownership change.

We may recognize a significant amount of cancellation of indebtedness (“COD”) income as a result of the transactions contemplated by the Exchange Offer and the Refinancing.

The exchange of Existing Notes for Series A Notes, Series B Notes and common stock, warrants or Redemption Notes, as the case may be, pursuant to the Exchange Offer and the other transactions contemplated by the Refinancing may result in COD income to the Issuer for United States federal income tax purposes. Because the amount of COD income to be recognized by the Issuer depends in part on the fair market value and/or issue price of instruments to be issued on the Closing Date, the precise amount of COD income, if any, resulting from the exchange of old notes and the other transactions contemplated by the Refinancing cannot be determined prior to the Closing Date. However, the Issuer generally anticipates that any COD income that it recognizes in the Exchange Offer and the Refinancing will be offset, at least in part, by its existing net operating losses (“NOLs”) and certain other tax attributes. To the extent that existing NOLs and other tax attributes of the Issuer are not sufficient to offset fully any COD income, the Issuer may incur a cash tax liability from such COD income.

We will incur significant costs in conducting the Exchange Offer and Consent Solicitation.

The holders of the old notes who exchange those notes for new notes will receive new common stock, warrants or Redemption Notes, as the case may be, and new notes in connection with the Exchange Offer. The Exchange Offer and Consent Solicitation have also resulted, and will continue to result, in significant costs to us, including advisory and professional fees paid in connection with evaluating our alternatives under the old notes and pursuing the Exchange Offer and Consent Solicitation.

We have not obtained a third–party determination that the Exchange Offer is fair to holders of the old notes.

We are not making a recommendation as to whether holders of the old notes should exchange their old notes or consent to the Proposed Amendments. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the old notes for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. We cannot assure holders of the old notes that the value of the exchange consideration received in the Exchange Offer will in the future equal or exceed the value of the old notes tendered, and we do not take a position as to whether you ought to participate in the Exchange Offer and Consent Solicitation.

If the Exchange Offer is consummated, holders of old notes that do not exchange their old notes in the Exchange Offer will be subject to certain risks.

If the Exchange Offer is consummated, holders that do not validly tender their old notes in the Exchange Offer will not be entitled to receive exchange consideration. The new notes and the related guarantees will be our senior secured obligations and will rank pari passu in right of payment with all of our and the Guarantors’ existing and future senior indebtedness. The new notes will rank effectively senior in right of payment to the old notes to the extent of the value of the collateral securing such obligations.

If the Exchange Offer is consummated, the Proposed Amendments to the existing indenture relating to the old notes will become effective, and will substantially reduce the covenant protection, event of default protection, and lien priority position of the old notes. See “Proposed Amendments.”

In addition, consummation of the Exchange Offer and Consent Solicitation would substantially reduce the aggregate principal amount of old notes outstanding, which could adversely affect the trading market, if any, for the untendered old notes. This could adversely affect the liquidity, market price, and price volatility of any untendered old notes. If a market for untendered old notes exists, such old notes may trade at a discount to the price at which the old notes would trade if the amount outstanding had not been reduced, depending on prevailing interest rates, the market for similar securities, and other factors.

If holders of the old notes have claims against us resulting from their acquisition or ownership of old notes, they will give up those claims if they exchange their old notes.

By tendering old notes in the Exchange Offer, upon closing of the Exchange Offer, holders of the old notes will be deemed to have released and waived any and all claims they, their successors and their assigns have or may have had against:

•	us, our subsidiaries, our affiliates and their stockholders, and

•

our directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, as well as the directors, officers, employees, attorneys, accountants, advisors, agents and representatives of our subsidiaries, our affiliates and our stockholders, arising from, related to, or in connection with their acquisition or ownership of the old notes, including claims for accrued interest, unless those claims arise under federal or state securities laws.

Because it is not possible to estimate the likelihood of their success in pursuing any legal claims or the magnitude of any recovery to which they ultimately might be entitled, it is possible that the consideration that the tendering holders receive in the Exchange Offer will have a value less than the value of any legal claims such holders are relinquishing. Moreover, holders who do not tender their old notes for exchange and former holders who have already sold their old notes will continue to have the right to prosecute their claims against us.

Consideration paid to holders in the Exchange Offer could be subject to avoidance as a preferential transfer.

If we were to become a debtor in a case under the U.S. Bankruptcy Code within 90 days after the consummation of the Exchange Offer (or, with respect to any insiders, as defined in the U.S. Bankruptcy Code, within one year after consummation of the Exchange Offer) and certain other conditions were met, it is possible that the consideration paid to holders of old notes in the Exchange Offer, absent any of the U.S. Bankruptcy Code’s defenses to avoidance, could be subject to avoidance, in whole or in part, as a preferential transfer and, to the extent avoided, the value of such consideration could be recovered from such holders and possibly from subsequent transferees.

Risks Related to the New Notes

To service our indebtedness, including the new notes, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to pay our expenses and make payments due on our indebtedness, including the new notes, depends on our future performance, which will be affected by financial, business, economic, legislative and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow from operations in the future, which could result in our being unable to pay interest or repay indebtedness, including the new notes, or to fund other liquidity needs. If we do not have sufficient funds, we may be required to sell assets or incur additional debt, or we may need to refinance all or a portion of our indebtedness, including the new notes, at or before maturity. We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially adversely affect the value of the new notes and our ability to pay interest and the amounts due under such notes.

Rights of holders of new notes in the collateral may be adversely affected by the failure to have, obtain and/or perfect liens on certain assets.

Subject to certain exceptions, the liens securing the new notes will cover substantially all of our and the Guarantors’ assets, whether now owned or acquired in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the Trustee or the collateral agent will monitor, or that we will inform the Trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after acquired collateral. The collateral agent for the new notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the lien thereon or of the priority of the lien securing the new notes.

Our substantial level of indebtedness could materially adversely affect our financial condition and prevent us from fulfilling our obligations under the new notes and any other indebtedness.

We have a substantial amount of debt. As of June 26, 2011, we had $611.3 million of total funded indebtedness, including old notes in the aggregate principal amount of $330.0 million. The indenture governing the new notes will allow us to enter into a senior secured credit facility and incur certain other additional indebtedness, including pari passu senior secured indebtedness in certain circumstances. Our substantial indebtedness could have important consequences to you and significant effects on our business, including the following:

•

it may make it difficult for us to satisfy our obligations under the new notes and our other indebtedness and contractual and commercial commitments and, if we fail to comply with these requirements, an event of default could result;

•

we will be required to use a substantial portion of our cash flow from operations to pay interest on the new notes and any other indebtedness, which will reduce the funds available to us for other purposes;

•	our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be limited;

•	our flexibility in reacting to changes in our industry may be limited and we could be more vulnerable to adverse changes in our business or economic conditions in general; and

•	we may be at a competitive disadvantage compared to our competitors that are not as highly leveraged.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the new notes.

We are a holding company, and therefore our ability to make any required payments on our indebtedness depends upon the ability of our subsidiaries to pay dividends or to advance funds.

We have no direct operations and no significant assets other than the equity interests of our subsidiaries. Because we conduct our operations through our operating subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including our required obligations under the new notes. However, each of our subsidiaries is a legally distinct entity, and while our domestic subsidiaries will guarantee the new notes, such guarantees are subject to risks. See “—A court could cancel the new notes or the related guarantees of our existing and future domestic restricted subsidiaries under fraudulent conveyance laws or certain other circumstances” and “—Rights of holders of new notes in the collateral may be adversely affected by the failure to have, obtain and/or perfect liens on certain assets.” The ability of our subsidiaries to pay dividends and make distributions to us will be subject to, among other things, the terms of any debt instruments of our subsidiaries then in effect and applicable law. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the new notes would be substantially impaired.

Despite our substantial level of indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.

We may be able to incur substantial additional indebtedness in the future. Although the indenture governing the new notes will limit our ability and the ability of our subsidiaries to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the indenture governing the new notes will not prevent us from incurring obligations that do not constitute indebtedness. See “Description of the New Notes.” To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

The new notes will contain restrictive covenants that limit our operational flexibility.

The new notes will contain covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest. These covenants will include restrictions on our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends or make other distributions;

•	issue capital stock of our restricted subsidiaries;

•	transfer or sell assets, including the capital stock of our restricted subsidiaries;

•	make certain investments or acquisitions;

•	grant liens on our assets;

•	incur dividend or other payment restrictions affecting our restricted subsidiaries;

•	enter into certain transactions with affiliates; and

•	merge, consolidate or transfer all or substantially all of our assets.

Our failure to comply with these restrictions could lead to a default under the new notes. The actual covenants will be contained in the indenture governing the new notes. See “Description of the New Notes—Certain Covenants.”

A substantial portion of the indebtedness under our New ABL Facility, First Lien Secured Notes, Second Lien Secured Notes and certain additional future indebtedness will be effectively senior to the new notes to the extent of the value of the collateral securing those obligations.

Assuming completion of the Exchange Offer as contemplated hereby, we do not expect any outstanding borrowings under our New ABL Facility at the completion of the Exchange Offer. In addition, we will have $225.0 million of First Lien Secured Notes and $100.0 million of Second Lien Secured Notes outstanding at the completion of the Exchange Offer.

Obligations under our New ABL Facility are secured by a first-priority lien, obligations under our First Lien Secured Notes are secured by a second-priority lien, obligations under our Second Lien Secured Notes are secured by a third-priority lien and obligations under our new notes are secured by a fourth-priority lien on the ABL Priority Collateral. The fourth-priority liens on the ABL Priority Collateral securing the new notes and the guarantees are therefore lower in priority than the liens securing our and the guarantors’ obligations under the New ABL Facility, the First Lien Secured Notes and the Second Lien Secured Notes. In addition, under the indenture governing the new notes, we and the guarantors may, from time to time, be permitted to incur additional indebtedness, which may be secured by liens on the ABL Priority Collateral that rank senior in priority to the liens securing the new notes and the guarantees. As such, holders of the indebtedness under our New ABL Facility, First Lien Secured Notes, Second Lien Secured Notes and any such other indebtedness will be entitled to realize proceeds from the realization of value of the ABL Priority Collateral to repay such indebtedness in full before the holders of the new notes and the guarantees will be entitled to any recovery from such collateral. As a result, the new notes and the guarantees are effectively junior in right of payment to indebtedness under the New ABL Facility, the First Lien Secured Notes, the Second Lien Secured Notes and any such other indebtedness, to the extent that the realizable value of the ABL Priority Collateral does not exceed the aggregate amount of such indebtedness.

Moreover, obligations under our First Lien Secured Notes are secured by a first-priority lien, obligations under our Second Lien Secured Notes are secured by a second-priority lien, obligations under our new notes are secured by a third-priority lien and obligations under our New ABL Facility are secured by a fourth-priority lien on the Notes Priority Collateral. The third-priority liens on the Notes Priority Collateral securing the new notes and the guarantees are therefore lower in priority than the liens securing our and the guarantors’ obligations under the First Lien Secured Notes and the Second Lien Secured Notes. In addition, under the indenture governing the new notes, we and the guarantors may, from time to time, be permitted to incur additional indebtedness, which may be secured by liens on the Notes Priority Collateral that rank senior in priority to the liens securing the new notes and the guarantees. As such, holders of the First Lien Secured Notes, Second Lien Secured Notes and any such other indebtedness will be entitled to realize proceeds from the realization of value of the Notes Priority Collateral to repay such indebtedness in full before the holders of the new notes and the guarantees will be entitled to any recovery from such Notes Priority Collateral. As a result, the new notes and the guarantees are effectively junior in right of payment to the First Lien Secured Notes, the Second Lien Secured Notes and any such other indebtedness, to the extent that the realizable value of the Notes Priority Collateral does not exceed the aggregate amount of such indebtedness.

It is possible that the realizable value of the collateral securing the new notes and the guarantees may not be sufficient, in an insolvency or other similar proceeding, to satisfy the claims of all effectively senior creditors, along with those of the holders of the notes and the guarantees.

The new notes will be structurally subordinated to all liabilities of any of our non–guarantor subsidiaries.

None of our future foreign subsidiaries or unrestricted domestic subsidiaries, if any, will guarantee the new notes. If any of our future foreign subsidiaries or unrestricted domestic subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the new notes effectively would be subordinated to all of the existing and future liabilities of our future foreign subsidiaries and our unrestricted domestic subsidiaries, if any.

Our obligation to offer to redeem new notes upon the occurrence of a fundamental change will be triggered only by certain specified transactions, and may discourage a transaction that could be beneficial to the holders of our common stock and the new notes.

        The term “fundamental change” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or the market value of the new notes or our common stock. Our obligation to offer to redeem the new notes upon a fundamental change would not necessarily afford holders of such notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Your right to exercise remedies with respect to the collateral will be governed, and materially limited, by the Intercreditor Agreement.

The rights of the holders of the new notes with respect to the collateral will be limited by the Intercreditor Agreement (as defined herein). To the extent that we have outstanding obligations under our New ABL Facility, First Lien Secured Notes, Second Lien Secured Notes or other senior or pari passu obligations secured by the collateral, any actions that may be taken in respect of any of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, are limited and controlled and directed by the lenders under the New ABL Facility, the holders of First Lien Secured Notes, the holders of Second Lien Secured Notes or the holders of such other obligations. In those circumstances, the indenture trustee and the collateral agent on behalf of the holders of the new notes will not have the ability to control or direct such actions, even if an event of default under the indenture governing the new notes has occurred or if the rights of the holders of the new notes are or may be adversely affected.

The collateral agent and the lenders under our New ABL Facility, the collateral agent and holders of the First Lien Secured Notes, the collateral agent and holders of the Second Lien Secured Notes and the holders of such other obligations are under no obligation to take into account the interests of holders of the new notes and guarantees when determining whether and how to exercise their rights with respect to the collateral, subject to the Intercreditor Agreement, and their interests and rights may be significantly different from or adverse to yours.

There are circumstances other than repayment or discharge of the new notes under which the collateral securing the new notes and guarantees would be released automatically, without your consent or the consent of the indenture trustee and the collateral agent.

Pursuant to the indenture governing the new notes, under various circumstances all or a portion of the collateral securing the new notes and guarantees would be released automatically without your consent or the consent of the indenture trustee and the collateral agent, including:

•

in the absence of an event of default under the indenture governing the new notes at such time, (i) with respect to the ABL Priority Collateral, upon the release of liens securing our New ABL Facility in accordance with the terms of such agreements and (ii) with respect to the Notes Priority Collateral, upon the release of liens securing our First Lien Secured Notes in accordance with the terms of such agreements;

•	upon the sale, transfer or other disposition of such collateral in a transaction not prohibited under the indenture governing the new notes; and

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee in accordance with the indenture governing the new notes.

See “Description of the New Notes—Intercreditor Agreement—Exercise of Remedies and Release of Liens” and “—Use and Releases of Collateral.”

The indenture governing the new notes will also permit us to designate one or more of our subsidiaries as non-recourse subsidiaries, subject to certain conditions, including that such subsidiary has no debt other than debt that is non-recourse to us or our subsidiaries and that such subsidiary is in the same line of business as us or in an otherwise permitted business. If we designate a subsidiary as a non-recourse subsidiary, all of the liens on any collateral owned by such non-recourse subsidiary or any of its subsidiaries and any guarantees of the new notes by such non-recourse subsidiary or any of its subsidiaries will be automatically released under the indenture. Designation of one or more of our subsidiaries as a non-recourse subsidiary will therefore reduce the aggregate value of the collateral securing the notes.

The imposition of certain permitted liens may cause the assets on which such liens are imposed to be excluded from the collateral securing the new notes and the guarantees. There are also certain other categories of property that are excluded from the collateral.

The indenture governing the new notes will permit us and the guarantors to grant certain permitted liens in favor of third parties and, in certain cases, any assets subject to such liens will be automatically excluded from the collateral securing the new notes and the guarantees to the extent inclusion in such collateral would be prohibited by the documents relating to such permitted liens.

        Other categories of excluded assets and property include, among others, any assets owned by our non-guarantor subsidiaries, certain equipment assets, certain stock of foreign subsidiaries and the proceeds from any of the foregoing. See “Description of the New Notes—Certain Definitions—Excluded Assets.” Excluded assets are not available as collateral to secure our obligations and the obligations of the guarantors under the new notes. As a result, with respect to the excluded assets, the new notes and the guarantees effectively rank equally with any of our and the guarantors’ other senior indebtedness that is not itself secured by the excluded assets. In addition, some of the excluded assets will secure obligations under the New ABL Facility or may secure other additional indebtedness secured by liens that are pari passu with or higher priority than liens securing the new notes and the guarantees. As a result, the lenders under our New ABL Facility and such other indebtedness may be able to access such excluded assets to satisfy their claims prior to accessing the collateral to satisfy the claims under the new notes and the guarantees.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the new notes and the guarantees are automatically excluded from the collateral to the extent the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The new notes and the guarantees are secured by a pledge of the capital stock, other securities and similar items of certain of our subsidiaries. Under Rule 3-16 of Regulation S-X (as in effect from time to time), if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture and the collateral documents governing the new notes will provide that any capital stock and other securities of any of our subsidiaries are excluded from the collateral to the extent that the pledge of such capital stock or other securities to secure the new notes would cause such subsidiary to be required to file separate financial statements with the SEC in accordance with Rule 3-16 of Regulation S-X.

As a result, holders of the new notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the new notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities (and holders of the new notes would not have any ability to foreclose on any assets of any foreign subsidiary), so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. In addition, all of such capital stock and other securities will secure our New ABL Facility and may secure other additional secured indebtedness because Rule 3-16 of Regulation S-X does not apply to loans outstanding under bank loan agreements such as our New ABL Facility. As a result, the lenders under our New ABL Facility and such other indebtedness may be able to access such stock to satisfy their claims. See “Description of the New Notes—Certain Definitions—Excluded Assets.”

The value of the collateral securing the new notes may not be sufficient to satisfy our and the guarantors’ obligations under the new notes and the guarantees.

No appraisal of the value of the collateral has been made in connection with this Exchange Offer, and the fair market value of the collateral is subject to fluctuations based on factors that include general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the collateral may not be sufficient to satisfy our and the guarantors’ obligations under the new notes and the guarantees.

To the extent that pre-existing liens, liens permitted under the indenture governing the new notes and other rights, including liens on excluded property (in addition to the holders of obligations secured by higher-priority liens), encumber any of the collateral securing the new notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the indenture trustee or the holders of the new notes to realize or foreclose on the collateral.

Your security interests in certain items of present and future collateral may not be perfected. Even if your security interests in certain items of collateral are perfected, it may not be practicable for you to enforce or economically benefit from your rights with respect to such security interests.

The security interests are not perfected with respect to certain items of collateral that cannot be perfected by the filing of financing statements in each debtor’s jurisdiction of organization, the filing of mortgages, the delivery of possession of certificated securities, the filing of a notice of security interest with the U.S. Patent and Trademark Office or the U.S. Copyright Office or certain other conventional methods to perfect security interests in the U.S. Security interests in collateral such as deposit accounts and securities accounts, which require or benefit from additional special filings or other actions or the obtaining of additional consents, may not be perfected or may not have priority with respect to the security interests of other creditors. We and the guarantors will have limited obligations to perfect the security interest of the holders of the new notes in specified collateral. To the extent that your security interests in any items of collateral are unperfected, your rights with respect to such collateral are equal to the rights of our general unsecured creditors in the event of any bankruptcy filed by or against us under applicable United States federal bankruptcy laws.

        In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. Necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. Failure to perfect security interests may invalidate such security interests, limit the assets included in the collateral and block the exercise of remedies with respect to such assets. Moreover, the collateral agent may need to obtain the consent of a governmental agency to obtain or enforce a security interest in certain of the collateral or to otherwise operate our business. We cannot assure you that the collateral agent will be able to obtain any such consent or that any such consent will not be delayed, the event of which may adversely affect your rights as holders. Moreover, the collateral agent in exercising its rights to foreclose on certain assets may need to commence governmental proceedings in order to obtain any necessary governmental approvals. As a result, there may be prolonged delays in receiving such approval, or such approval may not be granted to the collateral agent, the result of which may adversely affect your rights as holders.

A court could cancel the new notes or the related guarantees of our existing and future domestic restricted subsidiaries under fraudulent conveyance laws or certain other circumstances.

Our issuance of the new notes and the issuance of the related guarantees by our existing and future domestic restricted subsidiaries may be subject to review under federal or state fraudulent transfer or similar laws.

All of our existing and future domestic restricted subsidiaries will guarantee the new notes. If we or such subsidiary becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, under federal or state laws governing fraudulent conveyance, renewable transactions or preferential payments, a court in the relevant jurisdiction might avoid or cancel the guarantee. The court might do so if it found that, when the subsidiary entered into its guarantee or, in some states, when payments become due thereunder, (a) it received less than reasonably equivalent value or fair consideration for such guarantee and (b) either (i) was or was rendered insolvent, (ii) was left with inadequate capital to conduct its business or (iii) believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid such guarantee, without regard to the above factors, if it found that the subsidiary entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the related notes. If a court avoided such guarantee, you would no longer have a claim against such subsidiary or the collateral granted by such subsidiary to secure its guarantee. In addition, the court might direct you to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the related notes from another subsidiary or from any other source.

The indenture governing the new notes will state that the liability of each guarantor on its guarantee is limited to the maximum amount that the subsidiary can incur without risk that the guarantee will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees from a fraudulent conveyance attack or, if it does, we cannot assure you that the guarantees and the collateral granted by such subsidiary to secure its guarantee will be in amounts sufficient, if necessary, to pay obligations under the new notes when due.

Similarly, if we become a debtor in a case under the Bankruptcy Code or encounter other financial difficulty, a court might cancel our obligations under the new notes, if it found that when we issued the such notes (or in some jurisdictions, when payments become due under such notes), factors (a) and (b) above applied to us, or if it found that we issued such notes with actual intent to hinder, delay or defraud our creditors.

There will be no public trading market for the new notes, and your ability to sell such notes will be limited.

There is no existing public market for the new notes. No market for the new notes may develop, and any market that develops may not persist. We cannot assure you as to the liquidity of any market that may develop for the new notes, your ability to sell your new notes or the price at which you would be able to sell your new notes. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

We do not intend to apply for listing of the new notes on any securities exchange or other market. The liquidity of any trading market and the trading price of such notes may be adversely affected by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.

Even though the new notes are convertible into shares of our common stock, warrants or Redemption Notes, as the case may be, the terms of the new notes will not provide protection against some types of important corporate events.

The new notes are convertible into shares of our common stock, warrants or Redemption Notes, as the case may be. Upon the occurrence of certain events, we may be required to offer to repurchase all of the new notes then outstanding. However, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “fundamental change” under the new notes. See “Description of the New Notes.”

The market price of the new notes could be significantly affected by the market price of our common stock, which may fluctuate significantly.

We expect that the market price of the new notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value for the new notes than would be expected for nonconvertible debt securities. Factors that could affect our common stock price include the following:

•	fluctuations in our quarterly results of operations and cash flows or those of other companies in our industry;

•	the public’s reaction to our press releases, announcements and filings with the SEC;

•	additions or departures of key personnel;

•	changes in financial estimates or recommendations by research analysts;

•	changes in the amount of indebtedness we have outstanding;

•	changes in the ratings of the new notes or our other securities;

•	changes in general conditions in the United States and international economy, financial markets or the industries in which we operate, including changes in regulatory requirements;

•	significant contracts, acquisitions, dispositions, financings, joint marketing relationships, joint ventures or capital commitments by us or our competitors;

•	developments related to significant claims or proceedings against us;

•	our dividend policy; and

•	future sales of our equity or equity–linked securities.

In recent years, stock markets, including the New York Stock Exchange, have experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market prices of our common stock and the new notes.

The conversion rate of the new notes may not be adjusted for all dilutive events that may occur.

The conversion rate of the new notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or Exchange Offer as described under “Description of the New Notes—Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as certain stock issuances for cash that may adversely affect the trading price of the new notes.

You may be subject to tax if we make or fail make certain adjustments to the conversion price of the new notes even though you do not receive a corresponding cash distribution.

The conversion price of the new notes is subject to adjustment in certain circumstances, including the payment of cash dividends and upon certain fundamental changes. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to United States federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion price after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the new notes, under some circumstances, we will increase the conversion rate for new notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to United States federal income tax as a dividend. See “Certain United States Federal Income Tax Considerations.” If you are a non-United States Holder (as defined in “Certain United States Federal Income Tax Considerations”), any deemed dividend would be subject to United States federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the new notes. See “Certain United States Federal Income Tax Considerations.”

We intend to treat the Series B Notes as equity, rather than debt, for United States federal income tax purposes; in addition, the Series A Notes may be treated as equity, rather than debt for United States federal income tax purposes.

We intend to treat the Series B Notes as equity, rather than debt, for United States federal income tax purposes; in addition, depending on the facts and circumstances existing on the Closing Date, we may also treat the Series A Notes as equity, rather than debt for United States federal income tax purposes. Therefore, payments designated as interest on the Series B Notes will, and on the Series A Notes may, be treated as distributions on our equity, taxable as a dividend to the extent of our earnings and profits. If you are a United States Holder (as defined in “Certain United States Federal Income Tax Considerations”) you generally will not be eligible for the reduced rate applicable to “qualified dividends” or for the dividends received deduction with respect to any such payments treated as dividends. If you are a Non-United States Holder (as defined in “Certain United States Federal Income Tax Considerations”), any deemed dividend would be subject to United States federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the new notes. See “Certain United States Federal Income Tax Considerations.”

As a holder of the new notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold any of our new notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our common stock), but you will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only when we deliver shares of common stock to you upon conversion of your new notes and, in limited cases, under the conversion rate adjustments applicable to the new notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of common stock, if any, to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The repurchase rights in the new notes triggered by a fundamental change could discourage a potential acquiror.

The repurchase rights in the new notes triggered by a fundamental change, as described under the heading “Description of the New Notes—Repurchase at Option of the New Note Holder Upon a Fundamental Change,” could discourage a potential acquiror from engaging in a transaction that may be beneficial to the holders of our common stock and might therefore result in an increase in the value of the new notes.

We may not have the ability to purchase the new notes upon a fundamental change or to pay the cash payment due upon conversion or at maturity.

If a fundamental change, as described under the heading “Description of the New Notes—Repurchase at Option of the New Note Holder Upon a Fundamental Change,” occurs, holders of the new notes may require us to repurchase, for cash, all or a portion of their new notes. In addition, upon conversion of the new notes, we must pay the principal portion in cash. We may not have sufficient funds to pay the interest, repurchase price or principal portion when due. In addition, our current and future debt or other agreements may restrict our ability to make cash payments upon conversion of the new notes or in connection with the repurchase of the new notes upon a fundamental change. For example, neither the existing senior credit facility nor the New ABL Facility permit cash payments upon conversion of the notes or in connection with the repurchase of the notes upon a fundamental change if an event of default under the secured credit facility then exists or would result from such payment. If we fail to pay interest on the new notes, repurchase the new notes or pay the cash payment due upon conversion when required, we will be in default under the indenture governing the new notes. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

Risks Related to Our Business

Our cash flows and capital resources may be insufficient to make required payments on our substantial indebtedness and future indebtedness.

As of June 26, 2011, on a consolidated basis, we had (i) $602.9 million of outstanding funded long-term debt (exclusive of capital lease obligations of $8.4 million and outstanding letters of credit with an aggregate face amount of $18.6 million), (ii) approximately $193.0 million of aggregate trade payables, accrued liabilities and other balance sheet liabilities (other than the long-term debt referred to above) and (iii) a funded debt-to-equity ratio of approximately 399.8:1.0.

Because we have substantial debt, we require significant amounts of cash to fund our debt service obligations. Our ability to generate cash to meet scheduled payments or to refinance our obligations with respect to our debt depends on our financial and operating performance which, in turn, is subject to prevailing economic and competitive conditions and to the following financial and business factors, some of which may be beyond our control:

•	operating difficulties;

•	increased operating costs;

•	increased fuel costs;

•	general economic conditions;

•	decreased demand for our services;

•	market cyclicality;

•	tariff rates;

•	prices for our services;

•	the actions of competitors;

•	regulatory developments; and

•	delays in implementing strategic projects.

If our cash flow and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and might be forced to reduce or delay capital expenditures, dispose of material assets or operations, seek to obtain additional equity capital, or restructure or refinance our indebtedness. Such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In particular, in the event that we are required to dispose of material assets or operations to meet our debt service obligations, we cannot be sure as to the timing of such dispositions or the proceeds that we would realize from those dispositions. The value realized from such dispositions will depend on market conditions and the availability of buyers, and, consequently, any such disposition may not, among other things, result in sufficient cash proceeds to repay our indebtedness. Also, the senior credit facility contains covenants that may limit our ability to dispose of material assets or operations or to restructure or refinance our indebtedness. Further, we cannot provide assurance that we will be able to restructure or refinance any of our indebtedness or obtain additional financing, given the uncertainty of prevailing market conditions from time to time, our high levels of indebtedness and the various debt incurrence restrictions imposed by the senior credit facility. If we are able to restructure or refinance our indebtedness or obtain additional financing, the economic terms on which such indebtedness is restructured, refinanced or obtained may not be favorable to us.

We may incur substantial indebtedness in the future. The terms of the senior credit facility permit us to incur or guarantee additional indebtedness under certain circumstances. As of June 26, 2011, we had approximately $17.9 million of effective borrowing availability under the revolving credit facility, subject to compliance with the financial and other covenants and the other terms set forth therein. Our incurrence of additional indebtedness would intensify the risk that our future cash flow and capital resources may not be sufficient for payments of interest on and principal of our substantial indebtedness.

Further issuances of our common stock could be dilutive.

We may issue additional shares of our common stock, or other securities convertible into our common stock, to repay our existing indebtedness or for working capital. If we issue additional shares of our common stock in the future, it may have a dilutive effect on the ownership interests of our existing shareholders.

We pled guilty to a charge of violating federal antitrust laws and are subject to a material criminal penalty that may have a material adverse effect on our business.

On April 17, 2008, we received a federal grand jury subpoena and search warrant from the U.S. District Court for the Middle District of Florida seeking information regarding an investigation by the Antitrust Division of the DOJ into possible antitrust violations in the domestic ocean shipping business. On February 23, 2011, we entered into a plea agreement with the Antitrust Division of the U.S. Department of Justice whereby we agreed to plead guilty to a charge of violating federal antitrust laws solely with respect to the Puerto Rico tradelane and agreed to pay a fine of $45.0 million over five years without interest. On April 28, 2011 the U.S. District Court for the Middle District of Florida amended the fine imposed on us by reducing the amount from $45.0 million to $15.0 million. The fine is payable over a five-year period as follows: $1.0 million on or before the first anniversary thereof, $2.0 million on or before the second anniversary, $3.0 million on or before the third anniversary and $4.0 million on or before each of the fourth and fifth anniversary. The payment of the fine may have a substantial and material effect on our financial position, liquidity and cash flow.

Numerous purported class action lawsuits related to the subject of the antitrust investigations have been filed against us and we may be subject to civil liabilities.

Subsequent to the commencement of the DOJ investigation, fifty-eight purported class action lawsuits were filed against us and other domestic shipping carriers by direct purchasers alleging price-fixing in violation of the Sherman Act. The complaints seek treble monetary damages, costs, attorneys’ fees, and an injunction against the allegedly unlawful conduct. Thirty-two of the federal cases have been consolidated by the Judicial Panel on Multidistrict Litigation in the District of Puerto Rico and relate to the Puerto Rico tradelane. A similar complaint was filed in Duval County, Florida, against us and other domestic shipping carriers by a customer alleging price-fixing in violation of the Florida Antitrust Act and the Florida Deceptive and Unlawful Trade Practices Act.

In connection with the Puerto Rico multidistrict litigation (“MDL”), we have entered into a class action settlement and have agreed to pay $20.0 million and to certain base-rate freezes. We have paid $10.0 million into an escrow account pursuant to the terms of the settlement agreement. On April 26, 2011 the plaintiffs advised us that they would not object to us paying the remainder of the $10.0 million due under the settlement agreement in one payment of $5.0 million within 30 days after final approval of the settlement agreement and a second payment of $5.0 million within 60 days after final approval of the settlement agreement. The court gave final approval of the settlement agreement on August 30, 2011. Pursuant to the settlement agreement, we have paid $10.0 million into escrow. $5.0 million is due on September 29, 2011 and the remaining $5.0 million is due on October 31, 2011. Some class members have elected to opt-out of the settlement, and the customers that have elected to opt-out of the settlement and customers not part of the settlement class may file lawsuits containing allegations similar to those made in the Puerto Rico MDL and seek the same type of damages under the Sherman Act as sought by the Puerto Rico MDL. We cannot predict or determine the timing or final outcomes of the lawsuits and are unable to estimate the amount or range of loss that could result from unfavorable outcomes but, adverse results in some or all of these legal proceedings could be material to our results of operations, financial condition or cash flows.

A securities class action lawsuit was filed in the District of Delaware against us. The lawsuit alleges that the defendants made material misrepresentations and omissions, including with respect to the alleged price-fixing and violations of the Sherman Act, causing the plaintiffs to pay inflated prices for our shares. The securities litigation seeks unspecified monetary damages, among other things. The appeals court dismissed the lawsuit on August 24, 2011, however the plaintiffs may seek further redress. If we are required to make a payment as a result of a judgment in the securities litigation, it could have a material adverse impact on our financial condition, cash flows or results of operations.

We may be required to make significant payments to customers in connection with antitrust-related proceedings.

Several customers have elected to opt-out of the Puerto Rico settlement, and those customers may file lawsuits containing allegations similar to those made in the putative class actions and seek the same type of damages under the Sherman Act as sought in the putative class actions. We may be required to make payments in settlement or as a result of a final judgment to entities that may commence proceedings against us in amounts that are not determinable. The existence of these proceedings also could have a material adverse affect on our ability to access the capital markets to raise additional funds to refinance indebtedness or for other purposes. Therefore, claims against us and any future claims could have a material adverse impact on our financial condition, cash flows or results of operations. We are not able to determine whether or not any actions will be brought against us or whether or not a negative outcome would be probable if brought against us, or a reasonable range for any such outcome, and have made no provisions for any potential proceedings in our financial statements. Given the volume of commerce involved in the Puerto Rico shipping business, an adverse ruling in a potential civil antitrust proceeding could subject us to substantial civil damages given the treble damages provisions of the Sherman Act.

In addition, we have actively engaged in discussions with a number of our customers regarding the subject matter of the DOJ investigations. We have reached commercial agreements or are seeking to renew commercial agreements with certain of our major customers, with the condition that the customer relinquishes all claims arising out of the matters that are the subject of the antitrust investigations. In some cases, we have agreed to, or are seeking to agree to, future discounts. Any potential future discounts would be charged against operating revenue if and when the discount is earned and certain other criteria are met. It is possible that we will be required to enter into similar arrangements to settle other existing and potential antitrust claims, and these discounts may have a material adverse effect on our financial condition or results of operations.

We have incurred significant costs in connection with the antitrust-related proceedings and any additional costs may have a material adverse effect on our financial condition, liquidity and cash flow.

We have incurred legal fees and costs for antitrust-related investigations and legal proceedings of $3.1 million in the six months ended June 26, 2011, $5.2 million in the fiscal year ended December 26, 2010, $12.2 million in the fiscal year ended December 20, 2009 and $10.7 million in the fiscal year ended December 21, 2008. In addition to expenses incurred for our defense in these matters, under Delaware law and our bylaws, we may have an additional obligation to indemnify our current and former officers and directors in relation to those matters, and we have advanced, and may continue to advance, legal fees and expenses to certain other current and former employees. Any additional legal costs and fees may have a material adverse effect on our financial condition, liquidity and cash flow.

Our ability to pay the DOJ fine, the Puerto Rico settlement or any other judgment or settlement is very limited, and the fine, settlement or any other payments may have a material adverse effect on our business, operations and financial condition.

Our ability to satisfy the remaining $14.0 million of the DOJ fine of $15.0 million or pay the remaining $10.0 million of the $20.0 million Puerto Rico class action settlement or pay any other judgment or settlement is limited by our limited cash, limited borrowing capacity, lack of unencumbered assets, limited cash flow and our need to fund necessary capital expenditures, including vessel maintenance and replacement of old vessels. We cannot assure you that we will be able to borrow sufficient money or generate sufficient cash flow to pay such fine, settlement, or any judgments in connection with the antitrust-related matters, and such fine, settlement, or judgments may have a material adverse effect on our business plans, as well as our financial condition and results of operations.

We depend on the federal government for a substantial portion of our business, and we could be adversely affected by suspension or debarment by the federal government.

Some of our revenue is derived from contracts with agencies of the U.S. government, and as a U.S. government contractor, we are subject to federal regulations regarding the performance of our government contracts. In addition, we are required to certify our compliance with numerous federal laws, including environmental laws. Failure to comply with relevant federal laws may result in suspension or debarment. On March 22, 2011, we pled guilty to a charge of violating federal antitrust laws in our Puerto Rico tradelane and we have reported possible antitrust violations in connection with a shipping services contract provided to the United States Department of Defense. In addition, we have been advised that the U.S. Coast Guard and U.S. Attorney’s Office are investigating environmental matters involving two of our vessels. If the federal government suspends or debars us for violation of legal and regulatory requirements, it could have a material adverse effect on our business, results of operations or prospects.

Under our Credit Agreement Amendment, we are not permitted to pay dividends on our common stock and our board of directors has decided not to pay dividends at this time, and we may not have sufficient cash to pay dividends in the future.

We are not required to pay dividends to our stockholders and our stockholders do not have contractual or other rights to receive them. On March 9, 2011, we entered into an amendment to our credit agreement pursuant to which we agreed not to pay dividends on our common stock, and our Board of Directors decided to discontinue paying dividends for the fourth quarter of 2010 and has suspended the payment of dividends indefinitely. As a result of suspending the payment of dividends, shares of our common stock could become less liquid and the market price of our common stock could decline.

Our ability to pay dividends in the future will depend on numerous factors, including:

•	Our obligations under our credit agreement and other financing agreements then outstanding;

•	The state of our business, the environment in which we operate, and the various risks we face, including financing risks and other risks summarized in this prospectus;

•	Our results of operations, financial condition, liquidity needs and capital resources;

•	Our expected cash needs, including for interest and any future principal payments on indebtedness, capital expenditures and payment of fines and settlements related to antitrust matters; and

•	Potential sources of liquidity, including borrowing under our revolving credit facility or possible asset sales.

If we are able to pay dividends in the future, we can only pay dividends if our subsidiaries transfer funds to us. As a holding company, we have no direct operations, and our principal assets are the equity interests we hold in our subsidiaries. However, our subsidiaries are legally distinct and have no obligation to transfer funds to us. As a result, we are dependent on our subsidiaries’ results of operations, existing and future debt agreements, governing state law and regulatory requirements, and the ability to transfer funds to us to meet our obligations and to pay dividends.

Restrictions in our debt agreements or applicable state legal and regulatory requirements may prevent us from paying dividends.

Our ability to pay dividends will be restricted by current to future agreements governing our debt, including our credit agreement, as well as corporate law requirements. We are not permitted to pay a dividend under the restricted payment covenants in the most recent amendment to our credit agreement. Under Delaware law, our Board of Directors may not authorize a dividend unless it is paid out of our surplus (calculated in accordance with the Delaware General Corporation law), or, if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and the preceding fiscal year.

Further economic decline and decrease in market demand for the company’s services in the Jones Act and Guam markets will adversely affect the Company’s operating results and financial condition.

A further slowdown in economic conditions of our Jones Act and Guam markets may adversely affect our business. Demand for our shipping services depends on levels of shipping in our Jones Act markets and in the Guam market, as well as on economic and trade growth and logistics. Cyclical or other recessions in the continental U.S. or in these markets can negatively affect our operating results. Consumer purchases or discretionary items generally decline during periods where disposable income is adversely affected or there is economic uncertainty, and, as a result our customers may ship fewer containers or may ship containers only at reduced rates. For example, shipping volume in Hawaii and Puerto Rico were down approximately 6% and 5%, respectively, in the six months ended June 26, 2011 as compared to the six months ended June 20, 2010, as a result of the slow economic recovery. The economic downturn in our tradelanes has negatively affected our earnings. We cannot predict the length of the current economic downturn or whether further economic decline may occur.

Volatility in fuel prices may adversely affect our profits.

Fuel is a significant operating expense for our shipping operations. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. As a result, variability in the price of fuel, such as we are currently experiencing, may adversely affect profitability. There can be no assurance that our customers will agree to bear such fuel price increases via fuel surcharges without a reduction in their volumes of business with us, nor any assurance that our future fuel hedging efforts, if any, will be successful.

Repeal, substantial amendment, or waiver of the Jones Act or its application could have a material adverse effect on our business.

If the Jones Act was to be repealed, substantially amended, or waived and, as a consequence, competitors with lower operating costs by utilizing their ability to acquire and operate foreign-flag and foreign-built vessels were to enter any of our Jones Act markets, our business would be materially adversely affected. In addition, our advantage as a U.S.-citizen operator of Jones Act vessels could be eroded by periodic efforts and attempts by foreign interests to circumvent certain aspects of the Jones Act. If maritime cabotage services were included in the General Agreement on Trade in Services, the North American Free Trade Agreement or other international trade agreements, or if the restrictions contained in the Jones Act were otherwise altered, the shipping of maritime cargo between covered U.S. ports could be opened to foreign-flag or foreign-built vessels.

A decrease in the level of China’s export of goods or an increase in trade protectionism could have a material adverse impact on our international business.

China exports considerably more goods than it imports. Our service between Asia and the U.S. West Coast generates revenue derived from the shipment of goods from the Asia Pacific region to the U.S. Any reduction in or hindrance to the output of China-based exporters could have a material adverse effect on the growth rate of China’s exports. For example, monetary policy in the U.S. has had the affect of raising the value of the Chinese currency, resulting in Chinese goods becoming more expensive in the U.S. In addition, China has begun permitting trading in its currency in Hong Kong and New York, which may permit the value of China’s currency to fluctuate and impact the price of Chinese goods in the U.S. Similarly, China has recently implemented economic policies aimed at increasing domestic consumption of Chinese made goods. These policies, among many other policies, may have the effect of reducing the export of goods from China and may result in a decrease in demand for shipping. The level of imports to and exports from China could be adversely affected by economic reforms and policies by either the Chinese or the U.S. government, as well as by changes in political, economic and social conditions or other relevant policies of either government.

Our international operations expose us to the risk that increased trade protectionism will adversely affect our business. Either the Chinese government or the U.S. government may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing the demand for shipping. Specifically, increasing trade protectionism in the Asia and U.S. market has caused and may continue to cause an increase in the cost of goods exported from China, the length of time required to deliver goods from China and the risks associated with exporting goods from China. Any increased trade barriers or restrictions on trade between the U.S. and China would have an adverse impact on our business, results of operations and our financial condition.

The growth of our Trans-Pacific Ocean transportation service between Asia and the west coast of the United States depends on continued increases in world and regional demand for container shipping, and the global economic slowdown may impede our ability to grow our new international service.

The ocean container shipping industry is both cyclical and volatile in terms of both rates and profitability. Rates for container shipping peaked in 2005 and generally stayed strong until the middle of 2008, when the effects of the economic crisis began to affect global container trade, driving rates significantly lower from 2008 to 2010. We launched our international service between Asia and the U.S. West Coast at the end of 2010, when rates remained well below their long term averages. Weak conditions in the international containership market will affect our ability to generate cash flows and maintain liquidity.

The factors affecting the supply and demand for container shipping are largely outside of our control, and the nature, timing and degree of changes in market conditions are unpredictable. The factors that influence demand for container shipping include:

•	supply and demand for products shipped in containers;

•	changes in global production of products transported by containerships;

•	global and regional economic and political conditions;

•	developments in international trade; and

•	currency exchange rates.

The cyclical nature of the international shipping industry may continue to drive volatility in freight rates and, in turn, reduce our revenues earnings, and cash flows.

The Trans-Pacific Ocean transportation market between Asia and the west coast of the United States is highly competitive, and we may not be able to compete successfully with established companies that have greater resources or other new entrants.

In December of 2010, we began deploying our five 2,824 TEU capacity Hunter-class containerships in the market between Asia and the U.S. West Coast. This market is highly competitive and capital intensive, as well as fragmented. As a new entrant, we face operational risks associated with establishing and executing our service offering and competitors that have substantially greater resources than we do and have well established reputations and substantial experience in the international marketplace.

In addition to these established companies, we could face competition from new entrants into the market. Some owners and operators of vessels in the international market may be receiving direct or indirect support from or be operated by sovereign governments. Competition for the international transportation of containers by sea is intense and depends on price, service, location, and the size, speed, age, and condition of an operator’s vessels. Competitors with greater resources and larger fleets operate in the container shipping industry in the trans-Pacific service between Asia and the West Coast of the Unites States. These service providers may be able to offer lower rates than we can offer, and they may be prepared and able to sustain significant losses in order to maintain market share.

Our Trans-Pacific service faces a regulatory and currency environment that does not exist in our domestic tradelanes and is specific to operating as an ocean common carrier in the international marketplace.

A company that holds itself out to the general public to provide ocean transportation services for cargo between the United States and China is subject to various licensing and regulatory regimes in both countries. The Federal Maritime Commission in the United States and the Ministry of Transportation of P.R.C. in the People’s Republic of China are two of the principal, but not sole, regulatory authorities.

Compliance with various regulatory regimes, both foreign and domestic, could increase our costs or result in loss of revenue or both. Fluctuations in foreign currency exchange could have similar impacts. Law and regulations impacting international trade and sovereign monetary policy are subject to political conditions and periodic change. Such changes may require us to modify our business plans or strategies and force us to incur greater costs or suffer lost opportunities.

Change in tax laws or the interpretation thereof, adverse tax audits and other tax matters related to our tonnage tax election or such tax may adversely affect our future results.

During 2006, after evaluating the merits and requirements of the tonnage tax, we elected the application of the tonnage tax instead of the federal corporate income tax on income from our qualifying shipping activities. Changes in tax laws or the interpretation thereof, adverse tax audits, and other tax matters related to such tax election or such tax may adversely affect our future results.

During the fourth quarter of 2007, a draft of a Technical Corrections Act proposed redefining the Puerto Rico trade to not qualify for application of the tonnage tax. The tax writing committee in Congress removed the tonnage tax repeal language from the Technical Corrections Act before its passage, but there can be no assurance that there will not be future efforts to repeal all, or any portion of, the tonnage tax as it applies to our shipping activities.

Our industry is unionized and strikes by our union employees or others in the industry may disrupt our services and adversely affect our operations.

As of June 26, 2011, we had 1,805 employees, of which 1,267 were unionized employees represented by seven different labor unions. Our industry is susceptible to work stoppages and other adverse employee actions due to the strong influence of maritime trade unions. We may be adversely affected by future industrial action against efforts by our management or the management of other companies in our industry to reduce labor costs, restrain wage increases or modify work practices. For example, in 2002 our operations at our U.S. west coast ports were significantly affected by a 10-day labor interruption by the International Longshore and Warehouse Union that affected ports and shippers throughout the U.S. west coast. In addition, in 2010 a two day work stoppage at the Port of New York and New Jersey by constituent locals of the International Longshoreman’s Association affected our operations on the U.S. east coast.

In addition, in the future, we may not be able to negotiate, on terms and conditions favorable to us, renewals of our collective bargaining agreements with unions in our industry and strikes and disruptions may occur as a result of our failure or the failure of other companies in our industry to negotiate collective bargaining agreements with such unions successfully. Our collective bargaining agreements are scheduled to expire as follows: four in 2012, one in 2013, one in 2014, and two in 2017. Two collective bargaining agreements expired on June 30, 2011, which cover approximately 17% of the workforce. Our employees who are covered under these agreements are continuing to work under an old agreement while we negotiate a new agreement.

Our employees are covered by federal laws that may subject us to job-related claims in addition to those provided by state laws.

Some of our employees are covered by several maritime statutes, including provisions of the Jones Act, the Death on the High Seas Act, the Seamen’s Wage Act and general maritime law. These laws typically operate to make liability limits established by state workers’ compensation laws inapplicable to these employees and to permit these employees and their representatives to pursue actions against employers for job-related injuries in federal courts. Because we are not generally protected by the limits imposed by state workers’ compensation statutes for these employees, we may have greater exposure for any claims made by these employees than is customary in the United States.

Due to our participation in multi-employer pension plans, we may have exposure under those plans that extends beyond what our obligations would be with respect to our employees.

We contribute to fifteen multi-employer pension plans. In the event of a partial or complete withdrawal by us from any plan which is underfunded, we would be liable for a proportionate share of such plan’s unfunded vested benefits. Based on the limited information available from plan administrators, which we cannot independently validate, we believe that our portion of the contingent liability in the case of a full withdrawal or termination would be material to our financial position and results of operations. In the event that any other contributing employer withdraws from any plan which is underfunded, and such employer (or any member in its controlled group) cannot satisfy its obligations under the plan at the time of withdrawal, then we, along with the other remaining contributing employers, would be liable for our proportionate share of such plan’s unfunded vested benefits. We have no current intention of taking any action that would subject us to any withdrawal liability and cannot assure you that no other contributing employer will take such action.

In addition, if a multi-employer plan fails to satisfy the minimum funding requirements, the Internal Revenue Service, pursuant to Section 4971 of the Internal Revenue Code of 1986, as amended, referred to herein as the Code, will impose an excise tax of five (5%) percent on the amount of the accumulated funding deficiency. Under Section 413(c)(5) of the Code, the liability of each contributing employer, including us, will be determined in part by each employer’s respective delinquency in meeting the required employer contributions under the plan. The Code also requires contributing employers to make additional contributions in order to reduce the deficiency to zero, which may, along with the payment of the excise tax, have a material adverse impact on our financial results.

Compliance with safety and environmental protection and other governmental requirements may adversely affect our operations.

The shipping industry in general and our business and the operation of our vessels and terminals in particular are affected by extensive and changing safety, environmental protection and other international, national, state and local governmental laws and regulations. For example, our vessels, as U.S.-flagged vessels, generally must be maintained “in class” and are subject to periodic inspections by the American Bureau of Shipping or similar classification societies, and must be periodically inspected by, or on behalf of, the U.S. Coast Guard. Federal environmental laws and certain state laws require us, as a vessel operator, to comply with numerous environmental regulations and to obtain certificates of financial responsibility and to adopt procedures for oil or hazardous substance spill prevention, response and clean up. In complying with these laws, we have incurred expenses and may incur future expenses for ship modifications and changes in operating procedures. Changes in enforcement policies for existing requirements and additional laws and regulations adopted in the future could limit our ability to do business or further increase the cost of our doing business.

Our vessels’ operating certificates and licenses are renewed periodically during the required annual surveys of the vessels. However, there can be no assurance that such certificates and licenses will be renewed. Also, in the future, we may have to alter existing equipment, add new equipment to, or change operating procedures for, our vessels to comply with changes in governmental regulations, safety or other equipment standards to meet our customers’ changing needs. If any such costs are material, they could adversely affect our financial condition.

We are subject to regulation and liability under environmental laws that could result in substantial fines and penalties that may have a material adverse affect on our results of operations.

The U.S. Act to Prevent Pollution from Ships, implementing the MARPOL convention, provides for severe civil and criminal penalties related to ship-generated pollution for incidents in U.S. waters within three nautical miles and in some cases in the 200-mile exclusive economic zone. The EPA requires vessels to obtain permits and comply with inspection, monitoring, recordkeeping and reporting requirements. Occasionally, our vessels may not operate in accordance with such permits or we may not adequately comply with recordkeeping and reporting requirements. Any such violations could result in substantial fines or penalties that could have a material adverse affect on our results of operations and our business.

We are subject to statutory and regulatory directives in the United States addressing homeland security concerns that may increase our costs and adversely affect our operations.

Various government agencies within the Department of Homeland Security (“DHS”), including the Transportation Security Administration, the U.S. Coast Guard, and U.S. Bureau of Customs and Border Protection, have adopted, and may adopt in the future, rules, policies or regulations or changes in the interpretation or application of existing laws, rules, policies or regulations, compliance with which could increase our costs or result in loss of revenue.

The Coast Guard’s maritime security regulations, issued pursuant to the Maritime Transportation Security Act of 2002 (“MTSA”), require us to operate our vessels and facilities pursuant to both the maritime security regulations and approved security plans. Our vessels and facilities are subject to periodic security compliance verification examinations by the Coast Guard. A failure to operate in accordance with the maritime security regulations or the approved security plans may result in the imposition of a fine or control and compliance measures, including the suspension or revocation of the security plan, thereby making the vessel or facility ineligible to operate. We are also required to audit these security plans on an annual basis and, if necessary, submit amendments to the Coast Guard for its review and approval. Failure to timely submit the necessary amendments may lead to the imposition of the fines and control and compliance measures mentioned above. Failure to meet the requirements of the maritime security regulations could have a material adverse effect on our results of operations.

DHS may adopt additional security-related regulations, including new requirements for screening of cargo and our reimbursement to the agency for the cost of security services. These new security-related regulations could have an adverse impact on our ability to efficiently process cargo or could increase our costs. In particular, our customers typically need quick shipping of their cargos and rely on our on-time shipping capabilities. If these regulations disrupt or impede the timing of our shipments, we may fail to meet the needs of our customers, or may increase expenses to do so.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

Domestic and international container shipping is subject to various security and customs inspection and related procedures, referred to herein as inspection procedures, in countries of origin and destination as well as in countries in which transshipment points are located. Inspection procedures can result in the seizure of containers or their contents, delays in the loading, offloading, transshipment or delivery of containers and the levying of customs duties, fines or other penalties against exporters or importers (and, in some cases, shipping and logistics companies such as us). Failure to comply with these procedures may result in the imposition of fines and/or the taking of control or compliance measures by the applicable governmental agency, including the denial of entry into U.S. waters.

We understand that, currently, only a small proportion of all containers delivered to the United States are physically inspected by U.S., state or local authorities prior to delivery to their destinations. The U.S.

government, foreign governments, international organizations, and industry associations have been considering ways to improve and expand inspection procedures. There are numerous proposals to enhance the existing inspection procedures, which if implemented would likely affect shipping and logistics companies such as us. Such changes could impose additional financial and legal obligations on us, including additional responsibility for physically inspecting and recording the contents of containers we are shipping. In addition, changes to inspection procedures could impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo by container uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition and results of operations.

Restrictions on foreign ownership of our vessels could limit our ability to sell off any portion of our business or result in the forfeiture of our vessels.

The Jones Act restricts the foreign ownership interests in the entities that directly or indirectly own the vessels which we operate in our Jones Act markets. If we were to seek to sell any portion of our business that owns any of these vessels, we would have fewer potential purchasers, since some potential purchasers might be unable or unwilling to satisfy the foreign ownership restrictions described above. As a result, the sales price for that portion of our business may not attain the amount that could be obtained in an unregulated market. Furthermore, at any point Horizon Lines, LLC, our indirect wholly-owned subsidiary and principal operating subsidiary, ceases to be controlled and 75% owned by U.S. citizens, we would become ineligible to operate in our current Jones Act markets and may become subject to penalties and risk forfeiture of our vessels.

No assurance can be given that our insurance costs will not escalate.

Our protection and indemnity insurance (“P&I”) is provided by a mutual P&I club which is a member of the International Group of P&I clubs. As a mutual club, it relies on member premiums, investment reserves and income, and reinsurance to manage liability risks on behalf of its members. Increased investment losses, underwriting losses, or reinsurance costs could cause international marine insurance clubs to increase the cost of premiums, resulting not only in higher premium costs, but also higher levels of deductibles and self-insurance retentions.

Our coverage under the Longshore Act for U.S. Longshore and Harbor Workers compensation is provided by Signal Mutual Indemnity Association Ltd. Signal Mutual is a non-profit organization whose members pool risks of a similar nature to achieve long-term and stable insurance protection at cost. Signal Mutual is now the largest provider of Longshore benefits in the country. This program provides for first-dollar coverage without a deductible.

Catastrophic losses and other liabilities could adversely affect our results of operations and such losses and liability may be beyond insurance coverage.

The operation of any oceangoing vessel carries with it an inherent risk of catastrophic maritime disaster, mechanical failure, collision, and loss of or damage to cargo. Also, in the course of the operation of our vessels, marine disasters, such as oil spills and other environmental mishaps, cargo loss or damage, and business interruption due to political or other developments, as well as maritime disasters not involving us, labor disputes, strikes and adverse weather conditions, could result in loss of revenue, liabilities or increased costs, personal injury, loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations. Damage arising from such occurrences may result in lawsuits asserting large claims.

Although we maintain insurance, including retentions and deductibles, at levels that we believe are consistent with industry norms against the risks described above, including loss of life, there can be no assurance that this insurance would be sufficient to cover the cost of damages suffered by us from the occurrence of all of the risks described above or the loss of income resulting from one or more of our vessels being removed from operation. We also cannot be assured that a claim will be paid or that we will be able to obtain insurance at commercially reasonable rates in the future. Further, if we are negligent or otherwise responsible in connection with any such event, our insurance may not cover our claim.

In the event that any of the claims arising from any of the foregoing possible events were assessed against us, all of our assets could be subject to attachment and other judicial process.

As a result of the significant insurance losses incurred in the September 11, 2001 attack and related concern regarding terrorist attacks, global insurance markets increased premiums and reduced or restricted coverage for terrorist losses generally. Accordingly, premiums payable for terrorist coverage have increased substantially and the level of terrorist coverage has been significantly reduced.

Additionally, new and stricter environmental regulations have led to higher costs for insurance covering environmental damage or pollution, and new regulations could lead to similar increases or even make this type of insurance unavailable.

The reliability of our service may be adversely affected if our spare vessels reserved for relief are not deployed efficiently under extreme circumstances, which could damage our reputation and harm our operating results. We generally keep spare vessels in reserve available for relief if one of our vessels in active service suffers a maritime disaster or must be unexpectedly removed from service for repairs. However, these spare vessels may require several days of sailing before it can replace the other vessel, resulting in service disruptions and loss of revenue. If more than one of our vessels in active service suffers a maritime disaster or must be unexpectedly removed from service, we may have to redeploy vessels from our other trade routes, or lease one or more vessels from third parties. We may suffer a material adverse effect on our business if we are unable to rapidly deploy one of our spare vessels and we fail to provide on-time scheduled service and adequate capacity to our customers.

Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our shipping and logistics services, especially HITS, which could damage our reputation and harm our operating results.

Our provision of our shipping and logistics services depends on the continuing operation of our information technology and communications systems, especially our Horizon Information Technology System (“HITS”). We have experienced brief system failures in the past and may experience brief or substantial failures in the future. Any failure of our systems could result in interruptions in our service reducing our revenue and profits and damaging our brand. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all eventualities. The occurrence of a natural disaster, or other unanticipated problems at our facilities at which we maintain and operate our systems could result in lengthy interruptions or delays in our shipping and logistics services, especially HITS.

Our vessels could be arrested by maritime claimants, which could result in significant loss of earnings and cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo, lenders and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a claimant may enforce its lien by either arresting or attaching a vessel through foreclosure proceedings. Moreover, crew members may place liens for unpaid wages that can include significant statutory penalty wages if the unpaid wages remain overdue (e.g., double wages for every day during which the unpaid wages remain overdue). The arrest or attachment of one or more of our vessels could result in a significant loss of earnings and cash flow for the period during which the arrest or attachment is continuing.

In addition, international vessel arrest conventions and certain national jurisdictions allow so-called sister-ship arrests, which allow the arrest of vessels that are within the same legal ownership as the vessel which is subject to the claim or lien. Certain jurisdictions go further, permitting not only the arrest of vessels within the same legal ownership, but also any associated vessel. In nations with these laws, an association may be recognized when two vessels are owned by companies controlled by the same party. Consequently, a claim may be asserted against us or any of our vessels for the liability of one or more of the other vessels that we own.

We are susceptible to severe weather and natural disasters.

Our operations are vulnerable to disruption as a result of weather and natural disasters such as bad weather at sea, hurricanes, typhoons and earthquakes. Such events will interfere with our ability to provide the on-time scheduled service our customers demand resulting in increased expenses and potential loss of business associated with such events. In addition, severe weather and natural disasters can result in interference with our terminal operations, and may cause serious damage to our vessels, loss or damage to containers, cargo and other equipment and loss of life or physical injury to our employees. Terminals in the South Pacific Ocean, particularly in Guam, and terminals on the east coast of the continental U.S. and in the Caribbean are particularly susceptible to hurricanes and typhoons. In the recent past, the terminal at our port in Guam was seriously damaged by a typhoon and our terminal in Puerto Rico was seriously damaged by a hurricane. These storms resulted in damage to cranes and other equipment and closure of these facilities. Earthquakes in Anchorage and in Guam have also damaged our terminal facilities resulting in delay in terminal operations and increased expenses. Any such damage will not be fully covered by insurance.

We may face new competitors.

Other established or start-up shipping operators may enter our markets to compete with us for business.

Existing non-Jones Act qualified shipping operators whose container ships sail between ports in Asia and the U.S. west coast could add Hawaii, Guam or Alaska as additional stops on their sailing routes for non-U.S. originated or destined cargo. Shipping operators could also add Puerto Rico as a new stop on sailings of their vessels between the continental U.S. and ports in Europe, the Caribbean, and Latin America for non-U.S. originated or destined cargo. Further, shipping operators could introduce U.S.-flagged vessels into service sailing between Guam and U.S. ports, including ports on the U.S. west coast or in Hawaii. On these routes to and from Guam no limits would apply as to the origin or destination of the cargo dropped off or picked up. In addition, current or new U.S. citizen shipping operators may order the building of new vessels by U.S. shipyards and may introduce these U.S.-built vessels into Jones Act qualified service on one or more of our trade routes. These potential competitors may have access to financial resources substantially greater than our own. The entry of a new competitor on any of our trade routes could result in a significant increase in available shipping capacity that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not exercise our purchase options for our chartered vessels.

We intend to exercise our purchase options for the three Jones Act vessels that we have chartered upon the expiration of their charters in January 2015. In addition, we have not determined whether we will exercise our scheduled purchase options for the five recently built U.S.-flag vessels that we have chartered. There can be no assurance that, when these options for these eight vessels become exercisable, the price at which these vessels may be purchased will be reasonable in light of the fair market value of these vessels at such time or that we will have the funds required to make these purchases. As a result, we may not exercise our options to purchase these vessels. If we do not exercise our options, we may need to renew our existing charters for these vessels or charter replacement vessels. There can be no assurance that our existing charters will be renewed, or, if renewed, that they will be renewed at favorable rates, or, if not renewed, that we will be able to charter replacement vessels at favorable rates.

We may face significant costs as the vessels currently in our fleet age.

We believe that each of the vessels we currently operate has an estimated useful life of approximately 45 years from the year it was built. As of the date hereof, the average age of our active vessels is approximately

23.5 years and the average age of our Jones Act vessels is approximately 34 years. We expect to incur increasing costs to operate and maintain the vessels in good condition as they age. Eventually, these vessels will need to be replaced. We may not be able to replace our existing vessels with new vessels based on uncertainties related to financing, timing and shipyard availability.

We may face unexpected substantial dry-docking costs for our vessels.

Our vessels are dry-docked periodically to comply with regulatory requirements and to effect maintenance and repairs, if necessary. The cost of such repairs at each dry-docking are difficult to predict with certainty and can be substantial. Our established processes have enabled us to make on average six dry-dockings per year over the last five years with a minimal impact on schedule. There are some years when we have more than the average of six dry-dockings annually. In addition, our vessels may have to be dry-docked in the event of accidents or other unforeseen damage. Our insurance may not cover all of these costs. Large unpredictable repair and dry-docking expenses could significantly decrease our profits.

Our recent change of chief executive officer may be viewed negatively and could have an adverse impact on our business, and if we do not successfully manage the transitions associated with our new management team, it could have an adverse impact on our business.

The leadership and expertise of Charles G. Raymond, our former CEO, and his long-standing relationships with customers has been instrumental in our success. His recent retirement as CEO could have material adverse affect on our business. In addition, our board of directors recently appointed Stephen Fraser, a current board member, to act as interim CEO to replace Mr. Raymond, until a replacement is identified. Investors, employees, customers and others could react negatively to this and any future executive management transitions.

Our future success will be dependent upon Mr. Fraser’s ability and any permanent replacement CEO’s ability to gain proficiency in leading our Company, his ability to implement and adapt our business strategy and his ability to develop key professional relationships. It is important for us to successfully manage these transitions as our failure to do so could adversely affect our ability to operate our business. In addition, we will incur additional expenses associated with the compensation of our former CEO, our interim CEO and any permanent CEO.

Loss of any additional personnel could adversely affect our business.

Our ability to successfully manage our business during any management transition will depend, in significant part, upon the continued services of Michael T. Avara, our Executive Vice President and Chief Financial Officer, and Brian W. Taylor, our Executive Vice President and Chief Operating Officer. The loss of the services of any of these executive officers could adversely affect our future operating results because of their experience and knowledge of our business. If key employees depart, we may have to incur significant costs to replace them and our ability to execute our business model could be impaired if we cannot replace them in a timely manner. We do not expect to maintain key person insurance on any of our executive officers.

We are subject to, and may in the future be subject to, disputes, or legal or other proceedings, that could have a material adverse effect on us.

The nature of our business exposes us to the potential for disputes, or legal or other proceedings, from time to time relating to labor and employment matters, personal injury and property damage, environmental matters and other matters, as discussed in the other risk factors disclosed in this prospectus. In addition, as a common carrier, our tariffs, rates, rules and practices in dealing with our customers are governed by extensive and complex foreign, federal, state and local regulations which are the subject of disputes or administrative and/or judicial proceedings from time to time. These disputes, individually or collectively, could harm our business by distracting our management from the operation of our business. If these disputes develop into proceedings, these proceedings, individually or collectively, could involve significant expenditures by us or result in significant changes to our tariffs, rates, rules and practices in dealing with our customers that could have a material adverse effect on our future revenue and profitability.

Our certificate of incorporation limits the ownership of common stock by individuals and entities that are not U.S. citizens. This may affect the liquidity of our common stock and may result in non-U.S. citizens being required to disgorge profits, sell their shares at a loss or relinquish their voting, dividend and distribution rights.

Under applicable U.S. maritime laws, at least 75% of the outstanding shares of each class or series of our capital stock must be owned and controlled by U.S. citizens within the meaning of such laws. Certain provisions of our certificate of incorporation are intended to facilitate compliance with this requirement and may have an adverse effect on holders of shares of the common stock.

Under the provisions of our certificate of incorporation, any transfer, or attempted transfer, of any shares of our capital stock will be void if the effect of such transfer, or attempted transfer, would be to cause one or more non-U.S. citizens in the aggregate to own (of record or beneficially) shares of any class or series of our capital stock in excess of 19.9% of the outstanding shares of such class or series. However, in order for us to comply with the conditions to listing specified by the New York Stock Exchange, our certificate of incorporation provides that nothing therein, such as the foregoing restrictions regarding transfers, precludes the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation service so long as our stock is listed on the New York Stock Exchange. Therefore, to the extent such restrictions voiding transfers are effective, the liquidity or market value of the shares of common stock may be adversely impacted.

In the event such restrictions voiding transfers would be ineffective for any reason, our certificate of incorporation provides that if any transfer would otherwise result in the number of shares of any class or series of our capital stock owned (of record or beneficially) by non-U.S. citizens being in excess of 19.9% of the outstanding shares of such class or series, such transfer will cause such excess shares to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The proposed transferee will have no rights in the shares transferred to the trust, and the trustee, who is a U.S. citizen chosen by us and unaffiliated with us or the proposed transferee, will have all voting, dividend and distribution rights associated with the shares held in the trust. The trustee will sell such excess shares to a U.S. citizen within 20 days of receiving notice from us and distribute to the proposed transferee the lesser of the price that the proposed transferee paid for such shares and the amount received from the sale, and any gain from the sale will be paid to the charitable beneficiary of the trust.

These trust transfer provisions also apply to situations where ownership of a class or series of our capital stock by non-U.S. citizens in excess of 19.9% would be exceeded by a change in the status of a record or beneficial owner thereof from a U.S. citizen to a non-U.S. citizen, in which case such person will receive the lesser of the market price of the shares on the date of such status change and the amount received from the sale. In addition, under our certificate of incorporation, if the sale or other disposition of shares of common stock would result in non-U.S. citizens owning (of record or beneficially) in excess of 19.9% of the outstanding shares of common stock, the excess shares shall be automatically transferred to a trust for disposal by a trustee in accordance with the trust transfer provisions described above. As part of the foregoing trust transfer provisions, the trustee will be deemed to have offered the excess shares in the trust to us at a price per share equal to the lesser of (i) the market price on the date we accept the offer and (ii) the price per share in the purported transfer or original issuance of shares, as described in the preceding paragraph, or the market price per share on the date of the status change, that resulted in the transfer to the trust.

As a result of the above trust transfer provisions, a proposed transferee (including a proposed transferee of shares issued upon conversion of the notes offered pursuant to this prospectus) that is a non-U.S. citizen or a record or beneficial owner whose citizenship status change results in excess shares may not receive any return on its investment in shares it purportedly purchases or owns, as the case may be, and it may sustain a loss.

To the extent that the above trust transfer provisions would be ineffective for any reason, our certificate of incorporation provides that, if the percentage of the shares of any class or series of our capital stock owned (of record or beneficially) by non-U.S. citizens is known to us to be in excess of 19.9% for such class or series, we, in our sole discretion, shall be entitled to redeem all or any portion of such shares most recently acquired (as determined by our board of directors in accordance with guidelines that are set forth in our certificate of incorporation), including shares acquired upon conversion of the notes offered pursuant to this prospectus, by non-U.S. citizens, or owned (of record or beneficially) by non-U.S. citizens as a result of a change in citizenship status, in excess of such maximum permitted percentage for such class or series at a redemption price based on a fair market value formula that is set forth in our certificate of incorporation. Such excess shares shall not be accorded any voting, dividend or distribution rights until they have ceased to be excess shares, provided that they have not been already redeemed by us. As a result of these provisions, a stockholder who is a non-U.S. citizen may be required to sell its shares of common stock at an undesirable time or price and may not receive any return on its investment in such shares. Further, we may have to incur additional indebtedness, or use available cash (if any), to fund all or a portion of such redemption, in which case our financial condition may be materially weakened.

So that we may ensure our compliance with the applicable maritime laws, our certificate of incorporation permits us to require that any record or beneficial owner of any shares of our capital stock provide us from time to time with certain documentation concerning such owner’s citizenship and comply with certain requirements. These provisions include a requirement that every person acquiring, directly or indirectly, 5% or more of the shares of any class or series of our capital stock must provide us with specified citizenship documentation. In the event that a person does not submit such requested or required documentation to us, our certificate of incorporation provides us with certain remedies, including the suspension of the voting rights of such person’s shares of our capital stock and the payment of dividends and distributions with respect to those shares into an escrow account. As a result of non-compliance with these provisions, a record or beneficial owner of the shares of our common stock may lose significant rights associated with those shares.

In addition to the risks described above, the foregoing foreign ownership restrictions could delay, defer or prevent a transaction or change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

If non-U.S. citizens own more than 19.9% of our stock, we may not have the funds or the ability to redeem any excess shares and we could be forced to suspend our Jones Act operations.

Our certificate of incorporation contains provisions voiding transfers of shares of any class or series of our capital stock that would result in non-U.S. citizens, in the aggregate, owning in excess of 19.9% of the shares of such class or series. In the event that this transfer restriction would be ineffective, our certificate of incorporation provides for the automatic transfer of such excess shares to a trust specified therein. These trust provisions also apply to excess shares that would result from a change in the status of a record or beneficial owner of shares of our capital stock from a U.S. citizen to a non-U.S. citizen. In the event that these trust transfer provisions would also be ineffective, our certificate of incorporation permits us to redeem such excess shares. However, we may not be able to redeem such excess shares because our operations may not have generated sufficient excess cash flow to fund such redemption. If such a situation occurs, there is no guarantee that we will be able to obtain the funds necessary to affect such redemption on terms satisfactory to us or at all. The senior credit facility permits upstream payments from our subsidiaries, subject to exceptions, to the Company to fund redemptions of excess shares. We are contemplating amending this provision to allow the Company to issue warrants to holders of excess shares in lieu of redeeming such shares.

If, for any of the foregoing reasons or otherwise, we are unable to effect such a redemption when such ownership of shares by non-U.S. citizens is in excess of 25.0% of such class or series, or otherwise prevent

non-U.S. citizens in the aggregate from owning shares in excess of 25.0% of any such class or series, or fail to exercise our redemption right because we are unaware that such ownership exceeds such percentage, we will likely be unable to comply with applicable maritime laws. If all of the citizenship-related safeguards in our certificate of incorporation fail at a time when ownership of shares of any class or series of our stock is in excess of 25.0% of such class or series, we will likely be required to suspend our Jones Act operations. Any such actions by governmental authorities would have a severely detrimental impact on our results of operations.

Our share price will fluctuate.

Stock markets in general and our common stock in particular have experienced significant price and volume volatility over the past year. The market price and trading volume of our common stock may continue to be subject to significant fluctuations due not only to general stock market conditions but also to variability in the prevailing sentiment regarding our operations or business prospects, as well as potential further decline of our common stock due to margin calls on loans secured by pledges of our common stock.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. In consideration for the exchange consideration, we will receive the old notes. Old notes acquired by us pursuant to the exchange offer will be cancelled upon receipt thereof.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges on a consolidated basis for each of the periods indicated. For the purposes of computing the ratio of earnings to fixed charges, earnings are defined as income before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) and the portion of rental expense that is representative of the interest factor.

	Six Months Ended June 26, 2011	Fiscal Year Ended
		Dec. 26, 2010	Dec. 20, 2009	Dec. 21, 2008	Dec. 23, 2007	Dec. 24, 2006
Ratio of earnings to fixed charges(1)	—	—	—	1.08x	1.14x	1.66x

(1)	For the six months ended June 26, 2011 and the fiscal years ended December 26, 2010 and December 20, 2009, earnings were insufficient to cover fixed charges by $42.0 million, $46.0 million and $15.8 million, respectively.

PRICE RANGE OF COMMON STOCK, OLD NOTES AND DIVIDEND POLICY

Our common stock is currently listed on the NYSE under the symbol “HRZ.” The following table contains, for the periods indicated, the intraday high and low sale prices per share of our common stock and the cash dividend per share on such common stock for the fiscal periods indicated.

	High	Low	Dividend
2009
First Quarter	$4.73	$2.44	$0.11
Second Quarter	$6.33	$3.00	$0.11
Third Quarter	$6.92	$3.08	$0.11
Fourth Quarter	$6.92	$5.00	$0.11
2010
First Quarter	$6.54	$3.68	$0.05
Second Quarter	$6.09	$3.80	$0.05
Third Quarter	$4.97	$3.65	$0.05
Fourth Quarter	$4.77	$3.53	$0.05
2011
First Quarter	$5.95	$3.23	—
Second Quarter	$3.24	$0.83	—
Third Quarter (through September 14, 2011)	$1.55	$0.36	—

There were 74 holders of record of our common stock as of September 14, 2011.

As of September 14, 2011, the last reported sale price of our common stock on the NYSE was $0.45.

We are not required to pay dividends to our stockholders and our stockholders do not have contractual or other rights to receive them. On March 9, 2011, we entered into an amendment to our credit agreement pursuant to which we agreed not to pay dividends on our common stock, and our Board of Directors decided to discontinue paying dividends for the fourth quarter of 2010 and has suspended the payment of dividends indefinitely. As a result of suspending the payment of dividends, shares of our common stock could become less liquid and the market price of our common stock could decline.

Our ability to pay dividends in the future will depend on numerous factors, including:

•	our obligations under our credit agreement;

•	the state of our business, the environment in which we operate, and the various risks we face, including financing risks and other risks summarized in this prospectus;

•	our results of operations, financial condition, liquidity needs and capital resources;

•	our expected cash needs, including for interest and any future principal payments on indebtedness, capital expenditures and payment of fines and settlements related to antitrust matters; and

•	potential sources of liquidity, including borrowing under our revolving credit facility or possible asset sales.

The old notes are not listed on any national or regional securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association. Reliable pricing information for the old notes may not always be available. The Company believes trading in the old notes has been limited and sporadic. Quotations for securities that are not widely traded, such as the old notes, may differ from actual trading prices and should be viewed as approximations. To the extent such information is available, holders of old notes are urged to contact their brokers or financial advisors or call the Information and Exchange Agent at the number set forth on the back cover of this prospectus and under “General Terms of the Exchange Offer and Consent Solicitation—Information and Exchange Agent” with respect to current information regarding the trading price of the old notes.

To the extent that the old notes are tendered and accepted in the Exchange Offer, such old notes will cease to be outstanding. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price and trade with greater volatility than would a comparable debt security with a greater float. Consequently, any old notes that the Company purchases pursuant to the Exchange Offer will reduce the float and may negatively impact the liquidity, market value and price volatility of the old notes that remain outstanding following the Exchange Offer. The Company cannot assure you that a trading market will exist for the old notes following the Exchange Offer. The extent of the market for the old notes following the consummation of the Exchange Offer will depend upon, among other things, the remaining outstanding principal amount of the old notes at such time, the number of holders of old notes remaining at such time and the interest in maintaining a market in such old notes on the part of securities firms.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed consolidated financial data for the fiscal year ended December 26, 2010, and as of and for the six months ended June 26, 2011 have been derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma summary selected consolidated balance sheet as of June 26, 2011, gives effect to the exchange of the old notes for new notes and common stock, including fees and expenses, assuming that 100% of our outstanding old notes are exchanged for new notes and common stock, the issuance of the new First Lien Secured Notes, the Second Lien Secured Notes, and the repayment of the existing Senior Credit Facility and associated expenses, as if all such transactions had occurred on June 26, 2011. The unaudited pro forma summary selected condensed consolidated statements of operations for the year ended December 26, 2010 and the six months ended June 26, 2011, give effect to the foregoing transactions as if they had occurred on December 21, 2009.

The unaudited pro forma condensed consolidated financial data are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that actually would have been reported had the foregoing transactions been completed, nor are they indicative of our future financial position or results of operations.

The pro forma condensed consolidated financial data are unaudited and based on assumptions that we believe are reasonable and should be read in conjunction with “Capitalization” herein and our consolidated financial statements and related notes included elsewhere in this prospectus. These assumptions include the following:

(a)	We do not mandatorily convert any of the Series B Notes into common stock or warrants. As long as the issuance of the full number of shares of common stock upon conversion of the Series B Notes is permitted by all applicable law, rule and regulation, we may, as long as it is in compliance with all of our financing documents, and we are not otherwise in default under any of such financing documents, mandatorily convert $50.0 million of the Series B Notes into common stock or warrants at the three month anniversary following the issuance of the new notes and another $50.0 million at the nine month anniversary following the issuance of the new notes. Although we intend to exercise the mandatory conversion options, it is impractical to pro forma the conversions as the market prices of our common stock at the conversion dates are not reasonably predictable.

(b)	We do not convert any of the Series A Notes following the one-year anniversary of the issuance of the new notes. It is impractical to pro forma the conversion as the market price of our common stock at the conversion date is not reasonably predictable.

(c)	The statements of operations do not reflect adjustments to mark to market the derivative instruments associated with the Series A and B Notes that are required by Generally Accepted Accounting Principles, as the adjustments would not be meaningful to the historical financial statements.

(d)	Holders of 100% of the aggregate principal amount of the old notes have validly tendered and not validly withdrawn their old notes into the Exchange Offer.

(e)	Concurrently with the consummation of the Exchange Offer, Horizon Lines, LLC issues the First Lien Secured Notes and the Second Lien Secured Notes and the existing Senior Credit Facility is repaid.

(f)	Concurrently with the consummation of the Exchange Offer, we enter into the New ABL Facility and no amounts are utilized under the ABL facility during the pro forma periods presented.

(g)	A total of $163.8 million of the fair value of the Series A and Series B Notes is attributable to the derivatives embedded within the notes. As a result, pro-forma interest expense reflects accretion of the discount within the Series A and Series B Notes to par value of $280.0 million over the maturity period.

(h)	Interest expense includes amortization of deferred financing fees and accretion of debt discount.

(i)	We are in compliance with our financial covenants as of the June 26, 2011 pro forma balance sheet date.

Unaudited Pro Forma Consolidated Balance Sheet

As of June 26, 2011

(in thousands, except per share data)

	As Reported	Adjustments		Pro Forma
Assets
Current assets
Cash	$3,389	$21,080		$24,469
Accounts receivable, net of allowance of $6,768	129,066	—		129,066
Prepaid vessel rent	4,131	—		4,131
Materials and supplies	35,665	—		35,665
Deferred tax asset	3,250	—		3,250
Assets held for sale	15,420	—		15,420
Assets of discontinued operations	1,367	—		1,367
Other current assets	13,162	—		13,162

Total current assets	205,450	21,080		226,530
Property and equipment, net	170,696	—		170,696
Goodwill	314,149	—		314,149
Intangible assets, net	74,910	7,382	(A)	82,292
Other long-term assets	29,756	—		29,756

Total assets	$794,961	$28,462		$823,423

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$31,666	$—		$31,666
Current portion of long-term debt, including capital leases	593,767	(592,053	)(B)	1,714
Accrued vessel rent	3,697	—		3,697
Current liabilities of discontinued operations	579	—		579
Other accrued liabilities	111,041	(11,382	)(B)	99,659

Total current liabilities	740,750	(603,435)		137,315
Long-term debt, net of current portion, including capital leases	6,661	595,390	(B)	602,051
Deferred rent	15,790	—		15,790
Deferred tax liability	5,222	574		5,796
Other long-term liabilities	25,030	—		25,030

Total liabilities	793,453	(7,471)		785,482

Stockholders’ equity
Preferred stock, $.01 par value, 30,500 shares authorized; no shares issued or outstanding	—	—		—
Common stock, $.01 par value, 100,000 shares authorized, 34,707 shares issued and 30,907 shares outstanding	347	500	(C)	847
Treasury stock, 3,800 shares at cost	(78,538)	—		(78,538)
Additional paid in capital	193,758	12,507	(C)	206,265
Accumulated deficit	(113,331)	22,497	(C)	(90,834)
Accumulated other comprehensive loss	(728)	429		(299)

Total stockholders’ equity	1,508	35,933		37,441

Total liabilities and stockholders’ equity	$794,961	$28,462		$823,423

(A) Adjustments to assets include:
Elimination of unamortized deferred financing fees related to the old notes and the Senior Credit Facility				$(5,452)
Addition of deferred financing fees related to the new notes, First Lien Notes, Second Lien Notes, and ABL Facility.				12,834

				$7,382

(B) Adjustments to liabilities includes:
Elimination of old notes				$(319,178)
Elimination of Senior Credit Facility				(272,875)

				$(592,053)

Elimination of accrued interest related to old notes				$(5,055)
Elimination of accrued interest related to Senior Credit Facility				(6,327)

				$(11,382)

Addition of new notes				$270,390
Addition of First Lien Notes				225,000
Addition of Second Lien Notes				100,000

				$595,390

(C) Adjustments to stockholders’ equity includes:
Issuance of 50,000 shares of common stock at $0.01 par value				$500
Addition to Additional paid in capital related to issuance of 50,000 shares of common stock at $0.44 per share(1)				20,927
Extinguishment of cash conversion option of old notes				(8,557)
Gain on extinguishment of debt				23,637
Tax impact of adjustments				(574)

				$35,933

(1)	The $0.44 per share amount reflects the closing price of our common stock on September 9, 2011.

Unaudited Pro Forma Consolidated Statement of Operations

For The Year Ended December 26, 2010

(in thousands, except per share data)

	As Reported	Adjustments		Pro Forma
Operating revenue	$1,162,505	$—		$1,162,505
Operating expense:
Cost of services (excluding depreciation expense)	989,923	—		989,923
Depreciation and amortization	44,475	—		44,475
Amortization of vessel dry-docking	15,046	—		15,046
Selling, general and administrative	83,232	—		83,232
Legal settlements	31,770	—		31,770
Impairment charge	2,655	—		2,655
Restructuring charge	2,057	—		2,057
Miscellaneous income, net	(803)	—		(803)

Total operating expense	1,168,355	—		1,168,355
Operating loss	(5,850)	—		(5,850)
Other expense:
Interest expense, net	40,117	51,587	(A)	91,704
Other expense, net	27	—		27

Loss from continuing operations before income tax expense	(45,994)	(51,587)		(97,581)
Income tax expense	305	60		365

Loss from continuing operations	$(46,299)	$(51,647)		$(97,946)

Basic net loss per share from continuing operations	$(1.50)			$(1.21)

Number of basic shares used in calculation	30,789	50,000		80,789	(B)

(A) Reflects the following adjustments:
Elimination of interest expense related to old notes	$(26,914)
Elimination of interest expense related to Senior Credit Facility net of interest expense relating to the unwinding of the interest rate swap	(11,266)
Addition of interest expense related to new notes	49,223
Addition of interest expense related to First Lien Notes	26,340
Addition of interest expense related to Second Lien Notes	13,639
Addition of interest expense related to ABL	565

Net adjustments to interest expense	$51,587

(B) The weighted average number of shares outstanding during the period has been adjusted to give effect to the shares issued as if the Exchange Offer had occurred on December 21, 2009.

Unaudited Pro Forma Consolidated Statement of Operations

For The Six Months Ended June 26, 2011

(in thousands, except per share data)

As Reported	Adjustments	Pro Forma
Operating revenue	$592,881	$—	$592,881
Operating expense:
Cost of services (excluding depreciation expense)	549,483	—	549,483
Depreciation and amortization	22,493	—	22,493
Amortization of vessel dry-docking	8,158	—	8,158
Selling, general and administrative	46,396	—	46,396
Impairment charge	2,818	—	2,818
Legal settlements	(19,202)	—	(19,202)
Miscellaneous expense, net	437	—	437

Total operating expense	610,583	—	610,583
Operating loss	(17,702)	—	(17,702)
Other expense:
Interest expense, net	23,626	21,799	(A)	45,425
Loss on modification of debt	630	—	630
Other expense, net	30	—	30

Loss from continuing operations before income tax benefit	(41,988)	(21,799)	(63,787)
Income tax (benefit) expense	(1,671)	48	(1,623)

Loss from continuing operations	$(40,317)	$(21,847)	$(62,164)

Basic net loss per share from continuing operations	$(1.30)	$(0.77)

Number of basic shares used in calculation	30,971	50,000	80,971	(B)

(A) Reflects the following adjustments:
Elimination of interest expense related to old notes	$(13,609)
Elimination of interest expense related to Senior Credit Facility	(9,260)
Addition of interest expense related to new notes	24,547
Addition of interest expense related to First Lien Notes	13,031
Addition of interest expense related to Second Lien Notes	6,813
Addition of interest expense related to ABL	277

Net adjustments to interest expense	$21,799

(B) The weighted average number of shares outstanding during the period has been adjusted to give effect to the shares issued as if the Exchange Offer had occurred on December 21, 2009.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 26, 2011 on:

•	an actual basis; and

•

on a pro forma basis to give effect to the exchange by us of exchange consideration for our outstanding old notes, assuming the tender and acceptance of all of the outstanding old notes and other transactions related to the Refinancing.

You should read the following table in conjunction with the sections entitled “Use of Proceeds,” “Summary Unaudited Pro Forma Consolidated Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	June 26, 2011
	Actual	Pro Forma for Exchange Offer and Related Refinancing Transactions
	(unaudited)
	(in thousands)
Cash	$3,389	$24,469 (1)

Long-term debt, including current portion:
Senior credit facility(2)	$272,875	$—
Old notes	330,000	—
Capital leases	8,375	8,375
New notes	—	280,000
First Lien Notes	—	225,000
Second Lien Notes	—	100,000

Total long-term debt, including current portion	611,250	613,375
Stockholder’s equity:
Preferred stock, $.01 par value, 30,500 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized; 34,707 shares issued and 30,907 shares outstanding	347	847
Treasury stock, 3,800 shares at cost	(78,538)	(78,538)
Additional paid-in capital	193,758	206,265
Accumulated deficit	(113,331)	(90,834)
Accumulated other comprehensive loss	(728)	(299)

Total stockholder’s equity	1,508	37,441

Total capitalization	$612,758	$650,816

(1)	Reflects an estimated $19.7 million for legal and other costs to complete the Exchange Offer and other transactions related to the Refinancing.
(2)	Our senior credit facility consists of (i) a $125.0 million term loan facility due on August 8, 2012 and (ii) a $225.0 million revolving credit facility due on August 8, 2012. As of June 26, 2011, total unused borrowing capacity under the revolving credit facility was $17.9 million, after taking into account $188.5 million outstanding under the revolver and $18.6 million utilized for outstanding letters of credit.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The five year selected financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in this prospectus, and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We have a 52-or 53-week fiscal year (every sixth or seventh year) that ends on the Sunday before the last Friday in December. Fiscal year 2010 consisted of 53 weeks and each of the other years presented below consisted of 52 weeks.

Selected Financial Data is as follows (in thousands, except share and per share data):

	Six Months Ended		Fiscal Years Ended
	June 26, 2011	June 20, 2010	Dec. 26, 2010	Dec. 20, 2009	Dec. 21, 2008	Dec. 23, 2007	Dec. 24, 2006
Statement of Operations Data:
Operating revenue	$592,881	$566,045	$1,162,505	$1,124,215	$1,270,978	$1,196,700	$1,156,892
Legal settlements(1)	(19,202)	—	31,770	20,000	—	—	—
Impairment charge	2,818	—	2,655	1,867	6,030	—	—
Restructuring costs	—	—	2,057	787	3,126	—	—
Operating (loss) income	(17,702)	12,114	(5,850)	22,288	46,062	93,044	94,910
Interest expense, net	23,626	19,676	40,117	38,036	39,923	43,567	47,491
Loss on modification/early extinguishment of debt	630	—	—	50	—	38,546	581
Income tax (benefit) expense(2)	(1,671)	3	305	10,589	(4,153)	(15,152)	(25,332)
Net (loss) income from continuing operations	(40,317)	(7,570)	(46,299)	(26,407)	10,353	26,003	72,357
Net income (loss) from discontinued operations(3)	830	(2,024)	(11,670)	(4,865)	(12,946)	822	—

Net (loss) income	$(39,487)	$(9,594)	$(57,969)	$(31,272)	$(2,593)	$26,825	$72,357
Basic net (loss) income per share:
Continuing operations	$(1.30)	$(0.24)	$(1.50)	$(0.87)	$0.34	$0.79	$2.16
Discontinued operations	0.03	(0.07)	(0.38)	(0.16)	(0.43)	0.02	—

Basic net loss per share	$(1.27)	$(0.31)	$(1.88)	$(1.03)	$(0.09)	$0.81	$2.16
Diluted net (loss) income per share:
Continuing operations	$(1.30)	$(0.24)	$(1.50)	$(0.87)	$0.34	$0.77	$2.14
Discontinued operations	0.03	(0.07)	(0.38)	(0.16)	(0.43)	0.02	—

Diluted net loss per share	$(1.27)	$(0.31)	$(1.88)	$(1.03)	$(0.09)	$0.79	$2.14
Number of shares used in calculations:
Basic	30,971,248	30,595,299	30,788,681	30,450,975	30,278,573	33,327,567	33,551,335
Diluted	30,971,248	30,595,299	30,788,681	30,450,975	30,278,573	33,864,818	33,772,341
Cash dividends declared	$—	$3,060	$6,281	$13,397	$13,273	$14,653	$14,764
Cash dividends declared per common share	$—	$0.10	$0.20	$0.44	$0.44	$0.44	$0.44
Balance Sheet Data:
Cash	$3,389	$4,572	$2,751	$6,419	$5,487	$6,276	$93,949
Total assets	794,961	820,194	785,757	819,111	872,629	920,886	945,029
Total debt, including capital lease obligations	600,428	540,793	516,323	514,855	532,811	532,108	510,788
Long term debt, including capital lease obligations, net of current portion(4)	6,661	522,043	7,530	496,105	526,259	525,571	503,850
Stockholders’ equity(5)	1,508	91,292	39,792	101,278	136,836	183,409	208,277
Other Financial Data:
EBITDA(6)	$12,289	$40,355	$53,644	$80,218	$107,823	$119,457	$159,391
Capital expenditures	7,041	5,442	16,298	12,931	38,639	29,314	21,288
Vessel dry-docking payments	7,966	10,764	19,159	14,735	13,913	21,414	16,815
Cash flows provided by (used in):
Operating activities	(70,258)	(9,111)	44,432	61,081	88,357	62,237	115,524
Investing activities(7)	(5,639)	(4,108)	(14,744)	(11,694)	(38,139)	(25,952)	(19,340)
Financing activities(7)	71,494	17,635	(25,119)	(44,753)	(51,310)	(83,123)	(43,685)

(1)	We entered into a plea agreement, dated February 23, 2011, with the United States of America, under which we agreed to plead guilty to a charge of violating federal antitrust laws solely with respect to the Puerto Rico tradelane. We agreed to pay a fine of $45.0 million over five years without interest. On April 28, 2011 the U.S. District Court for the Middle District of Florida amended the fine imposed on us by reducing the amount from $45.0 million to $15.0 million. We recorded a charge during the year ended December 26, 2010 of $30.0 million, which represents the present value of the expected installment payments. During the second quarter of 2011, we reversed $19.2 million of the $30.0 million charge recorded during the year ended December 26, 2010 related to the reduction in this legal settlement. The year ended December 20, 2009 includes a $20.0 million charge for the potential settlement of the Puerto Rico MDL. In addition the year ended December 26, 2010 includes a charge of $1.8 million for settlement of the investigation by the Puerto Rico office of Monopolistic Affairs and the lawsuit filed by the Commonwealth of Puerto Rico and the class action lawsuit in the indirect purchasers case.
(2)	During 2006, we elected the application of a tonnage tax instead of the federal corporate income tax on income from our qualifying shipping activities. This 2006 election of the tonnage tax was made in connection with the filing of our 2005 federal corporate income tax return. We accounted for this election as a change in the tax status of its qualifying shipping activities. The impact of this tonnage tax election resulted in a decrease in income tax expense of approximately $43.5 million during the year ended December 24, 2006. We modified our trade routes between the U.S. west coast and Guam and Asia during 2007. As such, our shipping activities associated with these modified trade routes became qualified shipping activities, and thus the income from these vessels is excluded from gross income in determining federal income tax liability. During 2007, we recorded a $7.7 million tax benefit due to the revaluation of deferred taxes related to the qualified shipping income expected to be generated by the new vessels and related to a change in estimate resulting from refinements in the methodology for computing secondary activities and cost allocations for tonnage tax purposes. During the second quarter of 2009, we determined that it was unclear as to the timing of when we will generate sufficient taxable income to realize our deferred tax assets. Accordingly, we recorded a full valuation allowance against our deferred tax assets. As a result of the loss from continuing operations and income from discontinued operations and other comprehensive income during the six months ended June 26, 2011, we were required to record a tax benefit from continuing operations with an offsetting tax expense from discontinued operations and other comprehensive income. For the six months ended June 26, 2011, we have recorded a tax benefit in continuing operations equal to the income from discontinued operations and other comprehensive income multiplied by the statutory tax rate.
(3)	During the 4th quarter of 2010, we began a review of strategic alternatives for our logistics operations. It was determined that as a result of several factors, including: 1) the historical operating losses within the logistics operations, 2) the projected continuation of operating losses, and 3) focus on the recently commenced international shipping activities, we would begin exploring the sale of our logistics operations. We reclassified our logistics operations as discontinued operations because they qualified as assets held for sale.
(4)	On March 28, 2011, we expected that we would experience a covenant default under the indenture related to our Notes and would have had until May 21, 2011 to obtain a waiver from the holders of the old notes. Due to the reduction in the Department of Justice fine from $45.0 million to $15.0 million in the second quarter of 2011, this expected breach was no longer in existence. In addition, at the close of the third quarter of 2011, we believe that it is likely in the second quarter of 2011 that we will not be in compliance with the minimum interest coverage ratio covenant or the senior secured leverage ratio covenant contained in our Senior Credit Facility, as amended Noncompliance with the financial covenants in the Senior Credit Facility constitutes an event of default, which, if not waived, could prevent us from making borrowings under the Senior Credit Facility. Due to cross default provisions, we have classified our obligations under the Notes and Senior Credit Facility as current liabilities in the accompanying Consolidated Balance Sheets as of December 26, 2010 and June 26, 2011.
(5)	Concurrent with the issuance of the old notes in 2007, we entered into note hedge transactions whereby we have the option to receive shares of our common stock when the share price is between certain amounts and the we sold warrants to financial institutions whereby the financial institutions have the option to receive shares when the share price is above certain levels. The cost of the note hedge transactions to us was approximately $52.5 million and we received proceeds of $11.9 million related to the sale of the warrants. We recorded a $19.1 million income tax benefit related to the cost of the hedge transaction that was subsequently fully reserved as part of recording a full valuation allowance against our deferred tax assets.

(6)	EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that in addition to GAAP based financial information, EBITDA and Adjusted EBITDA are meaningful disclosures for the following reasons: (i) EBITDA and Adjusted EBITDA are components of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require us to maintain certain interest expense coverage and leverage ratios, which contain EBITDA and Adjusted EBITDA as components, and restrict certain cash payments if certain ratios are not met, subject to certain exclusions, and our management team uses EBITDA and Adjusted EBITDA to monitor compliance with such covenants, (iii) EBITDA and Adjusted EBITDA are components of the measure used by our management team to make day-to-day operating decisions, (iv) EBITDA and Adjusted EBITDA are components of the measure used by our management to facilitate internal comparisons to competitors’ results and the marine container shipping and logistics industry in general and (v) the payment of discretionary bonuses to certain members of our management is contingent upon, among other things, the satisfaction by Horizon Lines of certain targets, which contain EBITDA and Adjusted EBITDA as components. We acknowledge that there are limitations when using EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax payments and debt service requirements. Because all companies do not use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The EBITDA amounts presented below contain certain charges that our management team excludes when evaluating our operating performance, for making day-to-day operating decisions and that have historically been excluded from EBITDA to arrive at Adjusted EBITDA when determining the payment of discretionary bonuses. A reconciliation of net (loss) income to EBITDA and Adjusted EBITDA is included below (in thousands):

	Six Months Ended June 26, 2011	Six Months Ended June 20, 2010	Year Ended Dec. 26, 2010	Year Ended Dec. 20, 2009	Year Ended Dec. 21, 2008	Year Ended Dec. 23, 2007	Year Ended Dec. 24, 2006
Net (loss) income	$(39,487)	$(9,594)	$(57,969)	$(31,272)	$(2,593)	$26,825	$72,357
Net income (loss) from discontinued operations	830	(2,024)	(11,670)	(4,865)	(12,946)	822	—

Net (loss) income from continuing operations	(40,317)	(7,570)	(46,299)	(26,407)	10,353	26,003	72,357
Interest expense, net	23,626	19,676	40,117	38,036	39,923	43,567	47,491
Income tax (benefit) expense	(1,671)	3	305	10,589	(4,153)	(15,152)	(25,332)
Depreciation and amortization	30,651	28,246	59,521	58,000	61,700	65,039	64,875

EBITDA	12,289	40,355	53,644	80,218	107,823	119,457	159,391
Legal settlements and contingencies	(18,202)	—	32,270	20,000	—	—	—
Department of Justice antitrust investigation costs	3,128	1,988	5,243	12,192	10,711	—	—
Impairment of assets	2,818	—	2,655	1,867	6,030	—	—
Restructuring costs	—	—	2,057	787	3,126	—	—
Other severance charges	2,964	360	468	306	765	—	—
Loss on modification/ extinguishment of debt	1,508	—	—	50	—	38,546	581
Transaction related expenses	—	—	—	—	—	—	2,032

Adjusted EBITDA	$4,505	$42,703	$96,337	$115,420	$128,455	$158,003	$162,004

(7)	Investing activities during 2007 include the acquisition of HSI. Financing activities during 2007 include our private placement of $330.0 million aggregate principal amount of 4.25% convertible senior notes due 2012 and credit agreement providing for a $250.0 million five year revolving credit facility and a $125.0 million term loan with various financial lenders. We utilized a portion of the proceeds from these transactions to (i) repay $192.8 million of borrowings outstanding under the Prior Senior Credit Facility (as defined below), (ii) purchase the outstanding principal and pay associated premiums of the 9% senior notes and 11% senior discount notes purchased in our tender offer and (iii) purchase 1,000,000 shares of our common stock. Also during 2007, our Board of Directors approved a stock repurchase program under which we acquired 1,172,000 shares of our common stock at a total cost of $20.6 million. During 2008, we completed our share repurchase program by acquiring an additional 1,627,500 at a total cost of $29.4 million.

SELECTED QUARTERLY FINANCIAL DATA

Set forth below are unaudited quarterly financial data (in thousands, except per share amounts):

	Fiscal Year 2011
	First Quarter	Second Quarter
Operating revenue	$285,353	$307,527
Operating (loss) income(1)	(22,047)	4,344
Loss from continuing operations	(33,311)	(7,006)
(Loss) income from discontinued operations	(760)	1,590
Net loss(1)	(34,071)	(5,416)

Basic net loss per share from continuing operations	$(1.08)	$(0.22)
Basic net (loss) income per share from discontinued operations	(0.02)	0.05

Basic net loss per share	$(1.10)	$(0.17)

Diluted net loss per share from continuing operations	$(1.08)	$(0.22)
Diluted net (loss) income per share from discontinued operations	(0.02)	0.05

Diluted net loss per share	$(1.10)	$(0.17)

	Fiscal Year 2010
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Operating revenue	$274,658	$291,387	$297,612	$298,849
Operating (loss) income(2)	(1,848)	13,962	18,107	(35,526)
(Loss) income from continuing operations	(11,695)	4,125	8,218	(46,947)
Loss from discontinued operations	(1,549)	(475)	(471)	(9,175)
Net (loss) income(2)	(13,244)	3,650	7,747	(56,122)

Basic net (loss) income per share from continuing operations	$(0.38)	$0.14	$0.27	$(1.53)
Basic net loss per share from discontinued operations	(0.05)	(0.02)	(0.02)	(0.29)

Basic net (loss) income per share	$(0.43)	$0.12	$0.25	$(1.82)

Diluted net (loss) income per share from continuing operations	$(0.38)	$0.14	$0.27	$(1.53)
Diluted net loss per share from discontinued operations	(0.05)	(0.02)	(0.02)	(0.29)

Diluted net (loss) income per share	$(0.43)	$0.12	$0.25	$(1.82)

	Fiscal Year 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Operating revenue	$265,033	$271,186	$301,305	$286,691
Operating income (loss)(3)	56	(9,648)	20,007	11,863
(Loss) income from continuing operations	(8,718)	(29,204)	9,964	1,551
Loss from discontinued operations	(1,235)	(1,879)	(1,526)	(225)
Net (loss) income(3)	(9,953)	(31,083)	8,438	1,326

Basic net (loss) income per share from continuing operations	$(0.29)	$(0.96)	$0.33	$0.05
Basic net loss per share from discontinued operations	(0.04)	(0.06)	(0.05)	(0.01)

Basic net (loss) income per share	$(0.33)	$(1.02)	$0.28	$0.04

Diluted net (loss) income per share from continuing operations	$(0.29)	$(0.96)	$0.32	$0.05
Diluted net loss per share from discontinued operations	(0.04)	(0.06)	(0.05)	(0.01)

Diluted net (loss) income per share	$(0.33)	$(1.02)	$0.27	$0.04

(1)	The first and second quarter of 2011 include expenses of $2.2 million and $0.9 million, respectively related to the legal and professional fees associated with the DOJ investigation and the antitrust related litigation. The first and second quarter of 2011 include $2.8 million and $0.2 million, respectively, related to severance charges. The second quarter of 2011 includes $2.8 million related to an impairment charge and $19.2 million of income related to the reduction in the DOJ fine from $45.0 million to $30.0 million. In addition, the second quarter of 2011 includes a $1.0 million charge to increase our best estimate of the potential liability associated with the US Coast Guard and the offices of the US. Attorney for the Northern and Central Districts of California’s investigation of environmental matters and related record keeping involving two of our vessels to $1.5 million.
(2)	The first, second, third, and fourth quarter of 2010 include expenses of $1.0 million, $1.0 million, $1.5 million, and $1.7 million, respectively, related to legal and professional fees associated with the DOJ investigation and the antirust related litigation. The third and fourth quarter of 2010 include $1.8 million and $0.8 million, respectively, related to impairment charges. The fourth quarter of 2010 includes a $30.0 million charge for the settlement with the DOJ and a $1.8 million charge for the settlement of the Puerto Rico indirect purchaser lawsuit. The fourth quarter of 2010 also includes a $0.5 million charge to reflect our best estimate of the potential liability associated with the US Coast Guard and the offices of the US. Attorney for the Northern and Central Districts of California’s investigation of environmental matters and related record keeping involving two of our vessels.
(3)	The first, second, third and fourth quarter of 2009 include expenses of $4.4 million, $4.1 million, $2.0 million, and $1.7 million, respectively, relate to legal and professional fees associated with the DOJ investigation and the antitrust related litigation. The first and second quarter of 2009 include $0.7 million and $1.2 million, respectively, related to an impairment charge. The second quarter of 2009 includes a $20.0 million charge for the settlement of a class action lawsuit.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our unaudited condensed consolidated financial statements and accompanying notes and our audited consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. This section of the prospectus contains forward-looking statements that involve substantial risks and uncertainties, such as statements about our plans, objectives, expectations and intentions. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will” or the negative thereof or other variations thereon or comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in the section titled “Risk Factors” may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which apply on and as of the date of this prospectus.

Recent Developments

On August 26, 2011, we entered into a definitive agreement and secured the commitments necessary to move forward with a modified transaction that will refinance the company’s entire capital structure with holders of the old notes who, in the aggregate, hold in excess of 98% of the old notes. We expect to close the various transactions contemplated by the comprehensive recapitalization plan, assuming all of the closing conditions have been satisfied or waived, by September 26, 2011. On September 13, 2011 we closed on a bridge loan facility of up to $25.0 million from certain old note holders as part of this comprehensive recapitalization plan.

Under the recapitalization plan, the holders of the old notes have agreed to effectuate a comprehensive $655.0 million financial restructuring package that consists of (i) a $25.0 million bridge loan, which will then be exchanged at closing for a like principal amount of newly issued Second Lien Secured Notes, (ii) the issuance of $225.0 million of First Lien Secured Notes and of $100.0 million of second-lien secured notes to the holders of the old notes (inclusive of the bridge loan), and (iii) the Exchange Offer and Consent Solicitation. In addition, we will also enter into a $100.0 million asset-based revolving credit facility with a leading financial institution. Assuming full participation in the Exchange Offer, holders of the old notes will own approximately 62% of the Company’s common stock (and voting power) prior to conversion of the old notes and approximately 95% on an as–converted basis following the Exchange Offer. The refinancing is subject to various contingencies and the Company offers no assurances that it will be able to execute the transactions as described.

The recapitalization plan will eliminate the refinancing risk related to the maturity of the old notes and the existing credit facility in 2012, and will provide liquidity to fund continued operations through the new senior secured notes and new asset-based revolving credit facility. At the same time, the recapitalization plan provides for the immediate deleveraging of the balance sheet through a debt-for-equity exchange. The recapitalization plan further provides the potential within the next nine months for additional deleveraging of $100.0 million regardless of stock price performance through the mandatory conversion of the Series B Notes to be issued in the exchange offer. After one year, the Company may convert the Series A Notes into shares of common stock at the Company’s option at the applicable conversion price plus accrued and unpaid interest, provided that the 30 trading day volume weighted average price of the common stock is at least $0.63 per share.

The New York Stock Exchange’s (“NYSE”) Shareholder Approval Policy generally would require stockholder approval prior to the Company issuing the shares of common stock and the new notes in the Exchange Offer. However, the NYSE’s Shareholder Approval Policy provides an exception in cases (i) where delay involved in securing stockholder approval would seriously jeopardize the financial viability of the listed company and (ii) reliance by the listed company upon this exception is expressly approved by the audit committee of the listed company’s board of directors. In accordance with the NYSE rule providing that exception, the Audit Committee of the Board of Directors of Horizon Lines determined that the delay necessary in securing stockholder approval prior to the issuance of the common stock and the new notes would seriously jeopardize the financial viability of the Company. The Audit Committee has expressly approved the Company’s decision not to seek such stockholder approval in reliance upon such exception. The NYSE has accepted the Company’s application of the exception.

On September 13, 2011 the Company made a $7.0 million semi-annual interest payment on the old notes. The interest payment was due on August 15, 2011, however, the Company elected to make the payment within the 30-day grace period.

On September 22, 2011 Horizon Lines, LLC entered into a release with Kimberly-Clark Corporation (“Kimberly-Clark”) whereby Kimberly-Clark released Horizon Lines, LLC, its affiliates and certain other persons from alleged antitrust claims asserted by Kimberly-Clark against Horizon Lines, LLC. Horizon will continue to provide ocean transport services to Kimberly-Clark.

Executive Overview

Softening trans-Pacific freight rates associated with our new China service, as well as the steep and persistent rise in fuel prices caused our second quarter 2011 results of operations to decline compared to the second quarter of 2010. In addition, the loss of steady month to month revenue from our previous trans-Pacific agreement and the expiration of certain equipment sharing agreements with Maersk also negatively impacted our 2011 results of operations as compared to 2010. We have undertaken efforts to reduce expenses and preserve liquidity, including, significantly reducing operating costs, seeking to restructure the terms of our existing indebtedness and pursuing the sale of selected assets. While we expect to continue our trans-Pacific service in the near term and to fulfill our obligations to deliver cargo to all port and inland destinations, we are closely monitoring the financial performance of this service. If we do not experience near term financial performance improvements, we will consider all strategic alternatives available. Such alternatives may include changing the existing service offering, exploring a vessel sharing agreement with other trans-Pacific carriers, or transitioning out of the trans-Pacific service in its entirety. There is no assurance on what strategic alternative that we will take, and our decisions will depend on, upon other things, the performance of the global economy, the demand for products in the United States, our ability to execute new shipping contracts on favorable terms, and whether our competitors continue to reduce rates.

The economic recovery in our domestic markets has continued at a slow and uneven pace. Persistent high unemployment and uncertainty in the economy have affected consumers and impacted their spending. In addition, construction spending remains at depressed levels and many state governments are enacting spending cutbacks, including workforce reductions and furloughs. As a result of the still uncertain macroeconomic environment and our specific challenges such as rate pressures in the China and Puerto Rico markets and volatile fuel prices, we remain focused on a series of successful cost management efforts.

Container volumes during the quarter and six months ended June 26, 2011 increased over the quarter and six months ended June 20, 2010 due to the commencement of our China service. Operating revenue for the quarter and six months ended June 26, 2011 increased as a result of the higher container volumes, higher fuel surcharges, and improved third party terminal services, which was partially offset by the loss of revenue under various transportation services agreements.

The increase in operating expense during the quarter and six months ended June 26, 2011 is primarily due to higher fuel prices and transportation expenses associated with the container volumes in our China service, and an increase in selling, general and administrative expenses. The increase in selling, general and administrative expenses is largely due to a separation agreement with our former chief executive officer, an increase in legal and professional expenses associated with the Department of Justice (“DOJ”) antitrust investigation and related legal proceedings, costs incurred in conjunction with our refinancing efforts, and expenses associated with our international operations, partially offset by a reversal of a portion of the charge recorded for the DOJ settlement and a decrease in stock-based compensation expense.

	Quarters Ended		Six Months Ended
	June 26, 2011	June 20, 2010	June 26, 2011	June 20, 2010
	($ in thousands)
Operating revenue	$307,527	$291,387	$592,881	$566,045
Operating expense	303,183	277,423	610,583	553,931

Operating income (loss)	$4,344	$13,964	$(17,702)	$12,114

Operating ratio	98.6%	95.2%	103.0%	97.9%
Revenue containers (units)	75,208	64,596	146,737	124,884
Average unit revenue	$3,852	$3,934	$3,792	$3,944

General

We believe that we are the nation’s leading Jones Act container shipping and integrated logistics company, accounting for approximately 36% of total U.S. marine container shipments from the continental U.S. to Alaska, Puerto Rico and Hawaii, constituting the three non-contiguous Jones Act markets, and to Guam and Micronesia. Under the Jones Act, all vessels transporting cargo between U.S. ports must, subject to limited exceptions, be built in the U.S., registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S.-organized companies that are controlled and 75% owned by U.S. citizens. In addition, on December 13, 2010, we commenced our own weekly trans-Pacific liner service between Asia and the U.S. West Coast. Our Five Star Express (“FSX”) service connects with our warehousing and distribution capabilities on the U.S. West Coast and intermodal rail service to inland destinations to create an integrated import/export solution. Using scheduled intermodal service from Los Angeles every week, we offer express inland service to Kansas City, Dallas, Chicago, Memphis, Atlanta and Charlotte.

We own or lease 20 vessels, 15 of which are fully qualified Jones Act vessels, and approximately 32,000 cargo containers. Prior to the divestiture of the third-party logistics operations, Horizon Logistics provided integrated logistics service offerings, including rail, trucking, warehousing and distribution. We have long-term access to terminal facilities in each of our ports, operating our terminals in Alaska, Hawaii, and Puerto Rico and contracting for terminal services in the seven ports in the continental U.S., as well as in the ports in Guam, and Shanghai and Ningbo, China.

History and Transactions

Our long operating history dates back to 1956, when Sea-Land pioneered the marine container shipping industry and established our business. In 1958, we introduced container shipping to the Puerto Rico market and in 1964 we pioneered container shipping in Alaska with the first year-round scheduled vessel service. In 1987, we began providing container shipping services between the U.S. west coast and Hawaii and Guam through our acquisition from an existing carrier of all of its vessels and certain other assets that were already serving that market. Today, as the only Jones Act vessel operator with an integrated organization serving Alaska, Puerto Rico, and Hawaii, we are uniquely positioned to serve our customers that require shipping and logistics services in more than one of these markets.

Horizon Lines, Inc., a Delaware corporation, (the “Company” and together with its subsidiaries, “we”) operates as a holding company for Horizon Lines, LLC (“Horizon Lines”), a Delaware limited liability company and wholly-owned subsidiary, Horizon Logistics, LLC (“Horizon Logistics”), a Delaware limited liability company and wholly-owned subsidiary, Horizon Lines of Puerto Rico, Inc. (“HLPR”), a Delaware corporation and wholly-owned subsidiary, and Hawaii Stevedores, Inc., a Hawaii corporation (“HSI”).

In December 1999, CSX Corporation, the former parent of Sea-Land Domestic Shipping, LLC (“SLDS”), sold the international marine container operations of Sea-Land to the A.P. Møller Maersk Group (“Maersk”) and SLDS continued to be owned and operated by CSX Corporation as CSX Lines, LLC. On February 27, 2003, Horizon Lines Holding Corp. (“HLHC”) (which at the time was indirectly majority-owned by Carlyle-Horizon Partners, L.P.) acquired from CSX Corporation, 84.5% of CSX Lines, LLC, and 100% of CSX Lines of Puerto Rico, Inc., which together with Horizon Logistics and HSI constitute our business today. CSX Lines, LLC is now known as Horizon Lines, LLC and CSX Lines of Puerto Rico, Inc. is now known as Horizon Lines of Puerto Rico, Inc. The Company was formed as an acquisition vehicle to acquire, on July 7, 2004, the equity interest in HLHC. The Company was formed at the direction of Castle Harlan Partners IV. L.P. (“CHP IV”), a private equity investment fund managed by Castle Harlan, Inc. (“Castle Harlan”). In 2005, the Company completed its initial public offering. Subsequent to the initial public offering, the Company completed three secondary offerings, including a secondary offering (pursuant to a shelf registration) whereby CHP IV and other affiliated private equity investment funds managed by Castle Harlan divested their ownership in the Company.

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of the Company as of December 26, 2010, December 20, 2009 and December 21, 2008 and for the fiscal years ended December 26, 2010, December 20, 2009 and December 21, 2008. The accompanying consolidated financial statements also include the consolidated accounts of the Company as of June 26, 2011 and June 20, 2010 and for the six months ended June 26, 2011 and June 20, 2010. Certain prior period balances have been reclassified to conform to current period presentation.

The financial statements have been prepared assuming we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for a reasonable period following the date of these financial statements. As discussed in more detail in Capital Requirements and Liquidity, we expect to not be in compliance with our debt covenants throughout 2011, which raises substantial doubt about our ability to continue as a going concern.

Fiscal Year

We have a 52-or 53-week (every sixth or seventh year) fiscal year that ends on the Sunday before the last Friday in December. The fiscal year ended December 26, 2010 consisted of 53 weeks and the fiscal years ended December 20, 2009 and December 21, 2008 each consisted of 52 weeks.

Critical Accounting Policies

We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires us to make estimates and assumptions in the reported amounts of revenues and expenses during the reporting period and in reporting the amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of our financial statements. Since many of these estimates and assumptions are based on future events which cannot be determined with certainty, the actual results could differ from these estimates.

We believe that the application of our critical accounting policies, and the estimates and assumptions inherent in those policies, are reasonable. These accounting policies and estimates are periodically re-evaluated and adjustments are made when facts or circumstances dictate a change. Historically, we have found the application of accounting policies to be appropriate and actual results have not differed materially from those determined using necessary estimates.

We believe the following accounting principles are critical because they involve significant judgments, assumptions, and estimates used in the preparation of our financial statements.

Revenue Recognition

We record transportation revenue for the cargo when shipped and an expense accrual for the corresponding costs to complete delivery when the cargo first sails from its point of origin. We believe that this method of revenue recognition does not result in a material difference in reported net income on an annual or quarterly basis as compared to recording transportation revenue between accounting periods based upon the relative transit time within each respective period with expenses recognized as incurred. We recognize revenue and related costs of sales for our terminal and other services upon completion of services.

We recognize revenue from logistics operations as service is rendered. Gross revenue consists of the total dollar value of services purchased by shippers. Revenue and the associated costs for the following services are recognized upon proof of delivery of freight: truck brokerage, rail brokerage, expedited international air, expedited domestic ground services, and drayage. Horizon Logistics also offers warehousing/long-term storage for which revenue is recognized based upon warehouse space occupied during the reporting period.

Allowance for Doubtful Accounts and Revenue Adjustments

We maintain an allowance for doubtful accounts based upon the expected collectability of accounts receivable reflective of our historical collection experience. In circumstances in which we are aware of a specific customer’s inability to meet its financial obligation (for example, bankruptcy filings, accounts turned over for collection or litigation), we record a specific reserve for the bad debts against amounts due. For all other customers, we recognize reserves for these bad debts based on the length of time the receivables are past due and other customer specific factors including, type of service provided, geographic location and industry. We monitor our collection risk on an ongoing basis through the use of credit reporting agencies. Accounts are written off after all means of collection, including legal action, have been exhausted. We do not require collateral from our trade customers.

In addition, we maintain an allowance for revenue adjustments consisting of amounts reserved for billing rate changes that are not captured upon load initiation. These adjustments generally arise: (1) when the sales department contemporaneously grants small rate changes (“spot quotes”) to customers that differ from the standard rates in the system; (2) when freight requires dimensionalization or is reweighed resulting in a different required rate; (3) when billing errors occur; and (4) when data entry errors occur. When appropriate, permanent rate changes are initiated and reflected in the system. These revenue adjustments are recorded as a reduction to revenue.

Casualty and Property Insurance Reserves

We purchase insurance coverage for our exposures related to employee injuries (state worker’s compensation and compensation under the Longshore and Harbor workers’ compensation Act), vessel collisions and allisions, property loss and damage, third party liability, and cargo loss and damage. Most insurance policies include a deductible applicable to each incident or vessel voyage and deductibles can change from year to year as policies are renewed or replaced. Our current insurance program includes deductibles ranging from $0 to $2,000,000. In most cases, our claims personnel work directly with our insurers’ claims professionals or our third-party claim administrators to continually update the anticipated residual exposure for each claim. In this process, we evaluate and monitor each claim individually, and use resources such as historical experience, known trends, and third-party estimates to determine the appropriate reserves for potential liability. Changes in the perceived severity of previously reported claims, significant changes in medical costs, and legislative changes affecting the administration of our plans could significantly impact the determination of appropriate reserves.

Goodwill and Other Identifiable Intangible Assets

Goodwill is reviewed annually, or when events or circumstances dictate, more frequently. The impairment review for goodwill consists of a two- step process of first determining the fair value of the reporting unit and comparing it to the carrying value of the net assets allocated to the reporting unit. If the fair value of the reporting unit exceeds the carrying value, no further analysis or write-down of goodwill is required. If the fair value of the reporting unit is less than the carrying value of the net assets, the implied fair value of the reporting unit is allocated to all the underlying assets and liabilities, including both recognized and unrecognized tangible and intangible assets, based on their fair value. If necessary, goodwill is then written down to its implied fair value. The indefinite-life intangible asset impairment review consists of a comparison of the fair value of the indefinite-life intangible asset with its carrying amount. If the carrying amount exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. If the fair value exceeds its carrying amount, the indefinite-life intangible asset is not considered impaired.

The fair value of a reporting unit is based on quoted market prices, if available. Quoted market prices are often not available for individual reporting units. Accordingly, we base the fair value of a reporting unit on an expected present value technique. The expected present value technique for a reporting unit consists of estimating expected future cash flows discounted using a rate commensurate with the business risk. The estimation of fair value utilizing discounted expected future cash flows includes numerous uncertainties which require our significant judgment when making assumptions of expected revenue, operating costs, marketing, selling and administrative expenses, as well as assumptions regarding the overall shipping and logistics industries, competition, and general economic and business conditions, among other factors.

The customer contracts and trademarks on the balance sheet as of December 26, 2010 were valued on July 7, 2004, as part of the Acquisition-Related Transactions, using the income appraisal methodology. The income appraisal methodology includes a determination of the present value of future monetary benefits to be derived from the anticipated income, or ownership, of the subject asset. The value of our customer contracts includes the value expected to be realized from existing contracts as well as from expected renewals of such contracts and is calculated using unweighted and weighted total undiscounted cash flows as part of the income appraisal methodology. The value of our trademarks and service marks is based on various factors including the strength of the trade or service name in terms of recognition and generation of pricing premiums and enhanced margins. We amortize customer contracts and trademarks and service marks on a straight-line method over the estimated useful life of four to fifteen years. Long-lived assets are reviewed annually, or more frequently if events or changes in circumstances indicate that the carrying amount of these assets may not be fully recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of our asset based on our estimate of its undiscounted future cash flows. If these estimated future cash flows are less than the carrying value of the asset, an impairment charge would be recognized for the difference between the asset’s estimated fair value and its carrying value.

The determination of fair value is based on quoted market prices in active markets, if available. Such quoted market prices are often not available for our identifiable intangible assets. Accordingly, we base fair value on projected future cash flows discounted at a rate determined by management to be commensurate with the business risk. The estimation of fair value utilizing discounted forecasted cash flows includes numerous uncertainties which require our significant judgment when making assumptions of revenues, operating costs, marketing, selling and administrative expenses, as well as assumptions regarding the overall shipping and logistics industries, competition, and general economic and business conditions, among other factors.

Vessel Dry-docking

Under U.S. Coast Guard Rules, administered through the American Bureau of Shipping’s alternative compliance program, all vessels must meet specified seaworthiness standards to remain in service carrying cargo between U.S. marine terminals. Vessels must undergo regular inspection, monitoring and maintenance, referred to as dry-docking, to maintain the required operating certificates. These dry-dockings generally occur every two and a half years, or twice every five years. The costs of these scheduled dry-dockings are customarily deferred and amortized over a 30-month period beginning with the accounting period following the vessel’s release from dry-dock because dry-dockings enable the vessel to continue operating in compliance with U.S. Coast Guard requirements.

We also take advantage of vessel dry-dockings to perform normal repair and maintenance procedures on our vessels. These routine vessel maintenance and repair procedures are expensed as incurred. In addition, we will occasionally, during a vessel dry-docking, replace vessel machinery or equipment and perform procedures that materially enhance capabilities of a vessel. In these circumstances, the expenditures are capitalized and depreciated over the estimated useful lives.

Income Taxes

Deferred tax assets represent expenses recognized for financial reporting purposes that may result in tax deductions in the future and deferred tax liabilities represent expense recognized for tax purposes that may result in financial reporting expenses in the future. Certain judgments, assumptions and estimates may affect the carrying value of the valuation allowance and income tax expense in the consolidated financial statements. We record an income tax valuation allowance when the realization of certain deferred tax assets, net operating losses and capital loss carryforwards is not likely. In conjunction with the election of tonnage tax, we revalued our deferred taxes to accurately reflect the rates at which we expect such items to reverse in future periods.

The application of income tax law is inherently complex. As such, we are required to make many assumptions and judgments regarding our income tax positions and the likelihood whether such tax positions would be sustained if challenged. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in our assumptions and judgments can materially affect amounts recognized in the consolidated financial statements.

Stock-Based Compensation

The value of each equity-based award is estimated on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes model takes into account volatility in the price of our stock, the risk-free interest rate, the estimated life of the equity-based award, the closing market price of our stock and the exercise price. Due to the relatively short period of time since our stock became publicly traded, we base our estimates of stock price volatility on the average of (i) our historical stock price over the period in which it has been publicly traded and (ii) historical volatility of similar entities commensurate with the expected term of the equity-based award; however, this estimate is neither predictive nor indicative of the future performance of our stock. The estimates utilized in the Black-Scholes calculation involve inherent uncertainties and the application of management judgment. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those options expected to vest.

Property and Equipment

We capitalize property and equipment as permitted or required by applicable accounting standards, including replacements and improvements when costs incurred for those purposes extend the useful life of the asset. We charge maintenance and repairs to expense as incurred. Depreciation on capital assets is computed using the straight-line method and ranges from 3 to 40 years. Our management makes assumptions regarding future conditions in determining estimated useful lives and potential salvage values. These assumptions impact the amount of depreciation expense recognized in the period and any gain or loss once the asset is disposed.

We evaluate each of our long-lived assets for impairment using undiscounted future cash flows relating to those assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When undiscounted future cash flows are not expected to be sufficient to recover the carrying amount of an asset, the asset is written down to its fair value.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting for fair value measurements and disclosures. This amendment details additional disclosures on fair value measurements, requires a gross presentation of activities within a Level 3 roll-forward, and adds a new requirement to disclose transfers in and out of Level 1 and Level 2 measurements. The new disclosures are required of all entities that are required to provide disclosures about recurring and nonrecurring fair value measurements. This amendment is effective in the first interim or reporting period beginning after December 15, 2009, with an exception for the gross presentation of Level 3 roll-forward information, which is required for annual reporting periods beginning after December 15, 2010, and for interim reporting periods within those years. The adoption of the provisions of this amendment required in the first interim period after December 15, 2009 did not have a material impact on our financial statement disclosures. In addition, the adoption of the provisions of this amendment required for periods beginning after December 15, 2010 is not expected to have a material impact on our financial statement disclosures.

Shipping Rates

We publish tariffs with rates rules and practices for all three of our Jones Act trade routes and for Guam. These tariffs are subject to regulation by the Surface Transportation Board (“STB”). However, in the case of our Puerto Rico and Alaska trade routes, we primarily ship containers on the basis of confidential negotiated transportation service contracts that are not subject to rate regulation by the STB. We also publish tariffs for transportation of international cargo which are subject to regulation by the Federal Maritime Commission (“FMC”).

Seasonality

Our container volumes are subject to seasonal trends common in the transportation industry, including our China service. Financial results in the first quarter are normally lower due to reduced loads during the winter months, and as a result of the Chinese New Year’s affect on our China service. Volumes typically build to a peak in the third quarter and early fourth quarter, which generally results in higher revenues, improved margins, and increased earnings and cash flows.

Results of Operations

Operating Revenue Overview

We derive our revenue primarily from providing comprehensive shipping and logistics services to and from the continental U.S. and Alaska, Puerto Rico, Hawaii, Guam and Asia. We charge our customers on a per load basis and price our services based primarily on the length of inland and ocean cargo transportation hauls, type of cargo, and other requirements such as shipment timing and type of container. In addition, we assess fuel surcharges on a basis consistent with industry practice and at times may incorporate these surcharges into our basic transportation rates. There is occasionally a timing disparity between volatility in our fuel costs and related adjustments to our fuel surcharges (or the incorporation of adjusted fuel surcharges into our base transportation rates) that may result in variances in our fuel recovery.

Over 80% of our revenue was generated from our shipping and logistics services in markets where the marine trade is subject to the Jones Act or other U.S. maritime laws. The balance of our revenue was derived from (i) vessel loading and unloading services that we provide for vessel operators at our terminals, (ii) agency services that we provide for other carriers lacking administrative presences in our markets, (iii) shipping services in the Asia to U.S. coast market, (iv) warehousing services for third-parties, and (v) other non-transportation services.

As used in this prospectus, the term “revenue containers” refers to containers that are transported for a charge, as opposed to empty containers.

Cost of Services Overview

Our cost of services consist primarily of vessel operating costs, marine operating costs, inland transportation costs, land costs and rolling stock rent. Our vessel operating costs consist primarily of vessel fuel costs, crew payroll costs and benefits, vessel maintenance costs, space charter costs, vessel insurance costs and vessel rent. We view our vessel fuel costs as subject to potential fluctuation as a result of changes in unit prices in the fuel market. Our marine operating costs consist of stevedoring, port charges, wharfage and various other costs to secure vessels at the port and to load and unload containers to and from vessels. Our inland transportation costs consist primarily of the costs to move containers to and from the port via rail, truck or barge. Our land costs consist primarily of maintenance, yard and gate operations, warehousing operations and terminal overhead in the terminals in which we operate. Rolling stock rent consists primarily of rent for street tractors, yard equipment, chassis, gensets and various dry and refrigerated containers.

Six Months Ended June 26, 2011 Compared with the Six Months June 20, 2010

	Six months Ended
	June 26, 2011	June 20, 2010	Change	% Change
		($ in thousands)
Operating revenue	$592,881	$566,045	$26,836	4.7%
Operating expense:
Vessel	225,210	200,899	24,311	12.1%
Marine	121,771	105,538	16,233	15.4%
Inland	104,683	87,202	17,481	20.0%
Land	74,556	71,437	3,119	4.4%
Rolling stock rent	23,263	19,823	3,440	17.4%

Cost of services	549,483	484,899	64,584	13.3%
Depreciation and amortization	22,493	21,875	618	2.8%
Amortization of vessel dry-docking	8,158	6,371	1,787	28.0%
Selling, general and administrative	46,396	41,476	4,920	11.9%
Impairment charge	2,818	—	2,818	100.0%
Legal settlement	(19,202)	—	(19,202)	(100.0)%
Miscellaneous expense (income), net	437	(690)	1,127	(163.3)%

Total operating expense	610,583	553,931	56,652	10.2%

Operating (loss) income	$(17,702)	$12,114	$(29,816)	(246.1)%

Operating ratio	103.0%	97.9%		5.1%
Revenue containers (units)	146,737	124,884	21,853	17.5%
Average unit revenue	$3,792	$3,944	$(152)	(3.9)%

Operating Revenue. Our operating revenue increased $26.8 million, or 4.7% during the six months ended June 26, 2011 as compared to the six months ended June 20, 2010. This revenue increase can be attributed to the following factors (in thousands):

International revenue	$52,461
Bunker and intermodal fuel surcharges increase	16,064
Other non-transportation revenue increase	4,697
Domestic revenue container rate increase	3,637
Domestic revenue container volume decrease	(9,336)
Space charter revenue decrease	(40,687)

Total operating revenue increase	$26,836

The increase in international revenue is due to the commencement of our FSX service in December 2010. Bunker and intermodal fuel surcharges, which are included in our transportation revenue, accounted for approximately 18.6% of total revenue in the six months ended June 26, 2011 and approximately 14.8% of total revenue in the six months ended June 20, 2010. We adjust our bunker and intermodal fuel surcharges as a result of fluctuations in the cost of bunker fuel for our vessels, in addition to diesel fuel fluctuations passed on to us by our truck, rail, and barge service providers. Fuel surcharges are evaluated regularly as the price of fuel fluctuates, and we may at times incorporate these surcharges into our base transportation rates that we charge. The increase in other non-transportation revenue is primarily due to higher third party terminal services. The increase in revenue due to higher container rates results from general rate increases to help offset contractual increases in our operating expenses. The decrease in revenue container volume due to continued soft market conditions in our Puerto Rico and Hawaii markets was partially offset by improvements in our Alaska and Guam tradelanes. The decrease in space charter revenue is due to the expiration of our trans-Pacific agreements with Maersk in December 2010.

Cost of Services. The $64.6 million increase in cost of services is primarily due to higher fuel costs as a result of rising fuel prices, incremental variable costs associated with our FSX service operating for the first full six months, and higher marine costs due to the expiration of certain equipment sharing arrangements.

Vessel expense, which is not primarily driven by revenue container volume, increased $24.3 million for the six months ended June 26, 2011 compared to the six months ended June 20, 2010. This increase can be attributed to the following factors (in thousands):

Vessel fuel costs increase	$26,932
Labor and other vessel operating expense increase	219
Vessel space charter expense decrease	(1,331)
Vessel lease expense decrease	(1,509)

Total vessel expense increase	$24,311

The $26.9 million of higher in fuel costs is comprised of a $27.9 million increase due to rising fuel prices, slightly offset by a $1.0 million decrease due to fewer vessel operating days during 2011 and slight improvements in daily consumption. The increase in labor and other vessel operating expense is due to a $1.0 million provision recorded related to the U.S. Coast Guard and the offices of the U.S. Attorney for the Northern and Central Districts of California investigations involving two of our vessels, partially offset by labor savings from our vessel union partners. During the six months ended June 20, 2010 we purchased more space from a competitor due to unusually harsh winter weather conditions and mechanical issues that resulted in vessel downtime. We were not required to purchase this additional space from competitors during the six months ended June 26, 2011. The decrease in vessel lease expense is due to the amendment of the charter hire payments to reflect concessions for certain of our vessels.

Marine expense is comprised of the costs incurred to bring vessels into and out of port, and to load and unload containers. The types of costs included in marine expense are stevedoring and associated benefits, pilotage fees, tug fees, government fees, wharfage fees, dockage fees, and line handler fees. The $16.2 million rise in marine expense during the six months ended June 26, 2011 is primarily due to the increase in container volumes due to our FSX service and the associated lift costs to reposition empty containers, as well as additional lift costs due to the expiration of equipment sharing agreements.

The $17.5 million increase in inland expense is primarily due to the growth in volumes as a result of the launch of our FSX service and higher fuel costs.

Land expense is comprised of the costs included within the terminal for the handling, maintenance, and storage of containers, including yard operations, gate operations, maintenance, warehouse, and terminal overhead. The increase in land expense can be attributed to the following (in thousands):

	Six months Ended
	June 26, 2011	June 20, 2010	% Change
	($ in thousands)
Land expense:
Maintenance	$27,983	$25,816	8.4%
Terminal overhead	28,374	27,061	4.9%
Yard and gate	14,841	14,473	2.5%
Warehouse	3,358	4,087	(17.8)%

Total land expense	$74,556	$71,437	4.4%

Non-vessel related maintenance expenses increased primarily due to higher fuel costs and additional repair and maintenance activities due to the increase in the number of containers and chassis in our fleet. Terminal overhead increased primarily due to higher utilities expenses.

Rolling stock expense increased $3.4 million during the six months ended June 26, 2011 as compared to the six months ended June 20, 2010. This increase is due to a larger quantity of leased containers and chassis to fund our international and Hawaii operations.

Depreciation and Amortization. Depreciation and amortization was $22.5 million during the six months ended June 26, 2011 as compared to $21.9 during the six months ended June 20, 2010. The increase in depreciation and amortization-other is primarily due to additional owned containers to support our international operations and the depreciation associated with certain modifications to leased vessels.

	Six months Ended
	June 26, 2011	June 20, 2010	% Change
	($ in thousands)
Depreciation and amortization:
Depreciation—owned vessels	$4,796	$4,666	2.8%
Depreciation and amortization—other	7,536	7,050	6.9%
Amortization of intangible assets	10,161	10,159	0.0%

Total depreciation and amortization	$22,493	$21,875	2.8%

Amortization of vessel dry-docking	$8,158	$6,371	28.0%

Amortization of Vessel Dry-docking. Amortization of vessel dry-docking was $8.2 million during the six months ended June 26, 2011 compared to $6.4 million for the six months ended June 20, 2010. Amortization of vessel dry-docking fluctuates based on the timing of dry-dockings, the number of dry-dockings that occur during a given period, and the amount of expenditures incurred during the dry-dockings. Dry-dockings generally occur every two and a half years and historically we have dry-docked approximately six vessels per year.

Selling, General and Administrative. Selling, general and administrative costs increased to $46.4 million for the six months ended June 26, 2011 versus $41.5 million for the six months ended June 20, 2010, an increase of $4.9 million or 11.9%. This increase is primarily comprised of a $2.3 million charge related to a separation agreement with our former chief executive officer, a $1.1 million increase in legal and professional fees expenses associated with the Department of Justice antitrust investigation and related legal proceedings, $1.1 million of costs incurred in connection with the U.S. Coast Guard and U.S. Attorney’s investigation of two of our vessels, and $0.8 million of costs related to our international operations, partially offset by a $1.2 million reduction in stock-based compensation expense.

Impairment Charge. We have made payments for three new cranes which are not yet placed into service. These cranes were initially purchased for use in our Anchorage, Alaska terminal and were expected to be installed and become fully operational in December 2010. However, the Port of Anchorage Intermodal Expansion Project is encountering delays that could continue until 2014 or beyond. As such, we are currently marketing these cranes for sale and expect to complete the sale within one year. As a result of the reclassification to assets held for sale during the quarter ended June 26, 2011, we recorded an impairment charge of $2.8 million to write down the carrying value of the cranes to their estimated fair value less costs to sell.

Legal Settlement. As discussed in Legal Proceedings, on March 22, 2011, the Court entered a judgment against us whereby we were required to pay a fine of $45.0 million to resolve the investigation by the DOJ. On April 28, 2011, the Court reduced the fine from $45.0 million to $15.0 million payable over five years without interest. During the second quarter of 2011, we to reversed $19.2 million of the $30.0 million charge recorded during the year ended December 26, 2010 related to this legal settlement.

Miscellaneous Expense (Income), Net. Miscellaneous expense (income), net increased $1.1 million during the six months ended June 26, 2011 compared to the six months ended June 20, 2010 primarily as a result of higher bad debt expense and the sale of our interest in a joint venture during the six months ended June 20, 2010, partially offset by an increase in the gain on sale of assets.

Interest Expense, Net. Interest expense, net increased to $23.6 million for the six months ended June 26, 2011 compared to $19.7 million for the six months ended June 20, 2010, an increase of $3.9 million or 19.8%. This increase is primarily a result of higher debt balances outstanding, a rise in interest rates due to the amendment to the Senior Credit Facility, interest associated with a capital lease, and the accretion of non-cash interest related to our legal settlements.

Income Tax (Benefit) Expense. The effective tax rate for the six months ended June 26, 2011 and June 20, 2010 was 4.0% and 0.0%, respectively. As a result of the loss from continuing operations and income from discontinued operations and other comprehensive income during the six months ended June 26, 2011, we are required to record a tax benefit from continuing operations with an offsetting tax expense from discontinued operations and other comprehensive income. For the six months ended June 26, 2011, we have recorded a tax benefit in continuing operations equal to the income from discontinued operations and other comprehensive income multiplied by the statutory tax rate. During the second six months of 2009, we determined that it was unclear as to the timing of when we will generate sufficient taxable income to realize our deferred tax assets. Accordingly, we recorded a valuation allowance against our deferred tax assets. Although we have recorded a valuation allowance against our deferred tax assets, it does not affect our ability to utilize our deferred tax assets to offset future taxable income. Until such time that we determine it is more likely than not that we will generate sufficient taxable income to realize our deferred tax assets, income tax benefits associated with future period losses will be fully reserved. As a result, the Company does not expect to record a current or deferred federal tax benefit or expense, and only minimal state tax provisions during those periods.

Year Ended December 26, 2010 Compared to Year Ended December 20, 2009

We have a 52-or 53-week fiscal year (every sixth or seventh year) that ends on the Sunday before the last Friday in December. Fiscal year 2010 consisted of 53 weeks and fiscal year 2009 consisted of 52 weeks.

	Year Ended December 26, 2010	Year Ended December 20, 2009	% Change
	(In thousands)
Operating revenue	$1,162,505	$1,124,215	3.4%
Operating expense:
Vessel	400,827	355,352	12.8%
Marine	215,750	210,322	2.6%
Inland	184,892	179,651	2.9%
Land	147,488	140,586	4.9%
Rolling stock rent	40,966	37,048	10.6%

Cost of services	989,923	922,959	7.3%

Depreciation and amortization	44,475	44,307	0.4%
Amortization of vessel dry-docking	15,046	13,694	9.9%
Selling, general and administrative	83,232	97,257	(14.4)%
Legal settlements	31,770	20,000	58.9%
Impairment of assets	2,655	1,867	42.2%
Restructuring costs	2,057	787	161.4%
Miscellaneous (income) expense, net	(803)	1,056	(176.0)%

Total operating expense	1,168,355	1,101,927	6.0%

Operating (loss) income	$(5,850)	$22,288	(126.2)%

Operating ratio	100.5%	98.0%	2.5%
Revenue containers (units)	260,037	257,625	0.9%

Operating Revenue. Operating revenue increased $38.3 million, or 3.4% during the year ended December 26, 2010. This revenue increase can be attributed to the following factors (in thousands):

Bunker and intermodal fuel surcharges increase	$40,971
Non-transportation services increase	12,678
Revenue container volume increase	9,269
Expiration of government vessel management contract	(22,749)
General rate decreases	(1,879)

Total operating revenue increase	$38,290

The revenue container volume increases are primarily due to the commencement of our international service, increases in our Alaska tradelane, and an extra week during fiscal year 2010, offset by ongoing challenges in our Puerto Rico and Hawaii tradelanes. General rate increases are implemented to mitigate rising contractual costs. Bunker and intermodal fuel surcharges, which are included in our transportation revenue, accounted for approximately 14.6% of total revenue in the year ended December 26, 2010 and approximately 11.5% of total revenue in the year ended December 20, 2009. We adjust our bunker and intermodal fuel surcharges as a result of changes in the cost of bunker fuel for our vessels, in addition to diesel fuel fluctuations passed on to us by our truck, rail, and barge service providers. Fuel surcharges are evaluated regularly as the price of fuel fluctuates, and we may at times incorporate these surcharges into our base transportation rates that we charge. The increase in non-transportation revenue is primarily due to third party terminal services, which was partially offset by the expiration of certain space charter agreements. Our overall rate, net of fuel surcharges, was flat as a result of increased rates in Hawaii and Alaska offset by continuing rate pressure in Puerto Rico.

Cost of Services. The $67.0 million increase in cost of services is primarily due to higher fuel costs as a result of higher fuel prices and an increase in container volumes, partially offset by a decrease in costs as a result of the expiration of certain contracts with the government for the management of its vessels.

Vessel expense, which is not primarily driven by revenue container volume, increased $45.5 million for the year ended December 26, 2010. This increase can be attributed to the following factors (in thousands):

Vessel fuel costs increase	$58,487
Labor and other vessel operating increase	10,052
Vessel space and lease charter expense increase	1,362
Government vessel management expense decrease	(24,426)

Total vessel expense increase	$45,475

The $58.5 million increase in fuel costs is comprised of a $52.4 million increase due to fuel prices and a $6.1 million increase in consumption due to additional vessel operating days. The increase in labor and other vessel operating expense is primarily due to additional vessel operating expense associated with a higher number of dry-dockings during 2010, contractual rate increases, and the extra week during 2010. We continue to incur labor expenses with the vessel in dry-dock, while also incurring expenses associated with the spare vessel deployed as dry-dock relief. The increase in vessel lease charter expense is due to the extra week during fiscal year 2010.

Marine expense is comprised of the costs incurred to bring vessels into and out of port, and to load and unload containers. The types of costs included in marine expense are stevedoring and associated benefits, pilotage fees, tug fees, government fees, wharfage fees, dockage fees, and line handler fees. The $5.4 million increase in marine expense during the year ended December 26, 2010 was primarily due to an increase in container volumes, increases in multi-employer plan benefit assessments for our west coast union employees, contractual rate increases, and an extra week during fiscal year 2010, partially offset by terminal savings.

Inland expense increased to $184.9 million for the year ended December 26, 2010 compared to $179.7 million during the year ended December 20, 2009. The $5.2 million increase in inland expense is primarily due to higher fuel costs and an increase in container volumes, partially offset by our cost control efforts.

Land expense is comprised of the costs included within the terminal for the handling, maintenance and storage of containers, including yard operations, gate operations, maintenance, warehouse and terminal overhead.

	Year Ended December 26, 2010	Year Ended December 20, 2009	% Change
	(In thousands)
Land expense:
Maintenance	$54,548	$49,585	10.0%
Terminal overhead	55,319	54,413	1.7%
Yard and gate	29,830	29,169	2.3%
Warehouse	7,791	7,419	5.0%

Total land expense	$147,488	$140,586	4.9%

Non-vessel related maintenance expenses increased primarily due to higher fuel costs and contractual rate increases in our offshore locations.

Rolling stock expense increased $3.9 million or 10.6% during the year ended December 26, 2010 versus the year ended December 20, 2009. This increase is primarily related to an increase in the quantity of leased containers and chassis in replacement of our previous equipment sharing arrangements and to fund our international operations.

Depreciation and Amortization. Depreciation and amortization was $44.5 million during the year ended December 26, 2010 compared to $44.3 million for the year ended December 20, 2009. The increase in depreciation-owned vessels and amortization of intangible assets is due to additional depreciation and amortization expense recorded during the extra week of the fiscal year ended December 26, 2010. The decrease in depreciation and amortization-other is due to certain capitalized software assets becoming fully depreciated and no longer subject to depreciation expense, partially offset by additional depreciation expense recorded as a result of an extra week during fiscal year in 2010 and an increase in the number of containers.

	Year Ended December 26, 2010	Year Ended December 20, 2009	% Change
	(In thousands)
Depreciation and amortization:
Depreciation—owned vessels	$9,549	$9,186	4.0%
Depreciation and amortization—other	14,229	14,816	(4.0)%
Amortization of intangible assets	20,697	20,305	1.9%

Total depreciation and amortization	$44,475	$44,307	0.4%

Amortization of vessel dry-docking	$15,046	$13,694	9.9%

Amortization of Vessel Dry-docking. Amortization of vessel dry-docking was $15.0 million during the year ended December 26, 2010 compared to $13.7 million for the year ended December 20, 2009. Amortization of vessel dry-docking fluctuates based on the timing of dry-dockings, the number of dry-dockings that occur during a given period, and the amount of expenditures incurred during the dry-dockings. Dry-dockings generally occur every two and a half years and historically we have dry-docked approximately six vessels per year.

Selling, General and Administrative. Selling, general and administrative costs decreased to $83.2 million for the year ended December 26, 2010 compared to $97.3 million for the year ended December 20, 2009, a decline of $14.1 million or 14.4%. This decrease is primarily comprised of a $6.9 million decline in legal and professional expenses associated with the Department of Justice antitrust investigation and related legal proceedings, a $5.4 million decrease in the accrual related to our performance incentive plan, a $1.0 million reduction in stock-based compensation, and $1.7 million in savings related to our cost control efforts, including a reduction in professional fees, travel and entertainment, meetings and seminars, charitable contributions, advertising, and the elimination of certain perquisites for our executive officers.

Legal Settlements. We entered into a plea agreement, dated February 23, 2011, with the United States of America, and we agreed to plead guilty to a charge of violating federal antitrust laws solely with respect to the Puerto Rico tradelane. We agreed to pay a fine of $45.0 million over five years without interest. We recorded a charge of $30.0 million, which represents the present value of the expected installment payments. On April 28, 2011 the U.S. District Court for the Middle District of Florida amended the fine imposed on us by reducing the amount from $45.0 million to $15.0 million. During the second quarter of 2011, we to reversed $19.2 million of the $30.0 million charge recorded during the year ended December 26, 2010 related to this legal settlement.

On February 22, 2011, we and two other companies providing ocean shipping services in the Puerto Rico tradelane entered into a Memorandum of Understanding with the Commonwealth of Puerto Rico and attorneys representing a putative class of indirect purchasers. Under the Memorandum of Understanding, we have agreed to resolve all of the alleged claims of the Commonwealth of Puerto Rico and the indirect purchasers related to ocean shipping services in the Puerto Rico tradelane. Pursuant to the Memorandum of Understanding, the parties will enter into a settlement agreement pursuant to which we agreed to pay a total of $1.8 million as our share of the settlement amount in exchange for a full release. Such settlement agreement, when negotiated and entered into by the parties, will be subject to court approval.

On June 11, 2009, we entered into a settlement agreement with the plaintiffs in the Puerto Rico MDL. Under the settlement agreement we have agreed to pay $20.0 million and to certain base-rate freezes, to resolve claims for alleged antitrust violations in the Puerto Rico tradelane. The court gave final approval of the settlement agreement on August 30, 2011. Pursuant to the settlement agreement, we have paid $10.0 million into escrow. $5.0 million is due on September 29, 2011 and the remaining $5.0 million is due on October 31, 2011.

Impairment Charge. Impairment of assets of $2.7 million during the year ended December 26, 2010 related to certain owned and leased equipment. Impairment of assets of $1.9 million during the year ended December 20, 2009 related to a write-down of the carrying value of our spare vessels.

Restructuring Charge. Restructuring costs during the year ended December 26, 2010 included $2.1 million related to severance costs and other costs associated with our 2010 workforce reduction initiative. Restructuring costs of $0.8 million during the year ended December 20, 2009 included $0.7 million and $0.1 million related to severance costs and other costs associated with our 2008 workforce reduction initiative, respectively.

Miscellaneous (Income) Expense, Net. Miscellaneous (income) expense, net during 2010 includes a $0.7 million gain on the sale of our interest in a joint venture. In addition, bad debt expense decreased $1.2 million during the year ended December 26, 2010 as compared to the year ended December 20, 2009.

Unallocated Expenses

Interest Expense, Net. Interest expense, net of $40.1 million for the year ended December 26, 2010 was higher compared to $38.0 million during the year ended December 20, 2009. The increase in interest expense was due to higher interest rates payable on the outstanding debt as a result of the June 2009 amendment to our Senior Credit Facility.

Income Tax Expense. The effective tax rate for the years ended December 26, 2010 and December 20, 2009 was (0.7)% and (66.9)%, respectively. During the second quarter of 2009, we determined that it was unclear as to the timing of when we will generate sufficient taxable income to realize our deferred tax assets. Accordingly, we recorded a valuation allowance against our deferred tax assets. Although we have recorded a valuation allowance against our deferred tax assets, it does not affect our ability to utilize our deferred tax assets to offset future taxable income. Until such time that we determine it is more likely than not that we will generate sufficient taxable income to realize our deferred tax assets, income tax benefits associated with future period losses will be fully reserved. As a result, we do not expect to record a current or deferred tax benefit or expense and only minimal state tax provisions during those periods.

Year Ended December 20, 2009 Compared to Year ended December 21, 2008

	Year Ended December 20, 2009	Year Ended December 21, 2008	% Change
	(In thousands)
Operating revenue	$1,124,215	$1,270,978	(11.5)%
Operating expense:
Vessel	355,352	439,552	(19.2)%
Marine	210,322	205,907	2.1%
Inland	179,651	207,784	(13.5)%
Land	140,586	150,552	(6.6)%
Rolling stock rent	37,048	44,076	(15.9)%

Cost of services	922,959	1,047,871	(11.9)%

Depreciation and amortization	44,307	44,537	(0.5)%
Amortization of vessel dry-docking	13,694	17,162	(20.2)%
Selling, general and administrative	97,257	103,328	(5.9)%
Settlement of class action lawsuit	20,000	—	100.0%
Impairment of assets	1,867	6,030	(69.0)%
Restructuring costs	787	3,126	(74.8)%
Miscellaneous expense, net	1,056	2,862	(63.1)%

Total operating expense	1,101,927	1,224,916	(10.0)%

Operating income	$22,288	$46,062	(51.6)%

Operating ratio	98.0%	96.4%	1.6%
Revenue containers (units)	257,625	276,282	(6.8)%

Operating Revenue. Operating revenue decreased $146.8 million, or 11.5%, during the year ended December 20, 2009. This revenue decrease can be attributed to the following factors (in thousands):

Bunker and intermodal fuel surcharges decrease	$(79,226)
Revenue container volume decrease	(60,487)
Other non-transportation services decrease	(19,237)
Revenue container rate increase	12,187

Total operating revenue decrease	$(146,763)

The revenue container volume decline was primarily due to deteriorating market conditions in Puerto Rico and Hawaii and was partially offset by general rate increases. Bunker and intermodal fuel surcharges, which are included in our transportation revenue, accounted for approximately 11.5% of total revenue in the year ended December 20, 2009 and approximately 16.4% of total revenue in the year ended December 21, 2008. We adjusted our bunker and intermodal fuel surcharges several times throughout 2009 and 2008 as a result of fluctuations in the cost of fuel for our vessels, in addition to fuel fluctuations passed on to us by our truck, rail, and barge service providers. Fuel surcharges are evaluated regularly as the price of fuel fluctuates, and we may at times incorporate these surcharges into our base transportation rates that we charge. The decrease in non-transportation revenue is primarily due to lower space charter revenue resulting from a decline in fuel surcharges, a reduction in terminal services and the expiration of a government vessel management contract.

Cost of Services. The $124.9 million reduction in cost of services is primarily due to lower fuel costs as a result of a decrease in fuel prices and a decline in inland costs as a result of lower container volumes, and reduced expenses associated with our cost control efforts.

Vessel expense, which is not primarily driven by revenue container volume, decreased $84.2 million for the year ended December 20, 2009. This decrease can be attributed to the following factors (in thousands):

Vessel fuel costs decline	$(81,014)
Vessel space charter expense decrease	(1,655)
Labor and other vessel operating decreases	(1,531)

Total vessel expense decrease	$(84,200)

The $81.0 million reduction in fuel costs is comprised of a $73.2 million reduction due to lower fuel prices and a $7.8 million decline due to lower daily consumption as a result of lower active vessel operating days, changes in vessel deployment, and our focus on both departure and arrival schedule integrity lowering overall consumption. The decline in labor and other vessel operating expense is due to a decrease in the expense accrual for voyages in progress at the end of the year and the recovery of certain employer-paid payroll taxes, partially offset by more operating days in 2009 due to three more dry-dockings as compared to 2008. We continue to incur labor expenses associated with the vessels in dry-dock, while at the same time incurring expenses associated with the spare vessel deployed to serve as dry-dock relief.

Marine expense is comprised of the costs incurred to bring vessels into and out of port, and to load and unload containers. The types of costs included in marine expense are stevedoring and associated benefits, pilotage fees, tug fees, government fees, wharfage fees, dockage fees, and line handler fees. Marine expense of $210.3 million for the year ended December 20, 2009 increased $4.4 million as compared to the year ended December 21, 2008 as the increases in multi-employer plan benefit assessments for our west coast union employees and contractual rate increases were partially offset by a decrease in marine expense related to lower container volumes.

Inland expense declined to $179.7 million for the year ended December 20, 2009 from $207.8 million for the year ended December 21, 2008, a decrease of $28.1 million or 13.5%. The decrease in inland expense is due to lower fuel costs, lower container volumes and our cost control efforts.

Land expense is comprised of the costs included within the terminal for the handling, maintenance and storage of containers, including yard operations, gate operations, maintenance, warehouse and terminal overhead.

	Year Ended December 20, 2009	Year Ended December 21, 2008	% Change
	(In thousands)
Land expense:
Maintenance	$49,585	$54,163	(8.5)%
Terminal overhead	54,413	59,211	(8.1)%
Yard and gate	29,169	28,720	1.6%
Warehouse	7,419	8,458	(12.3)%

Total land expense	$140,586	$150,552	(6.6)%

Non-vessel related maintenance expenses decreased primarily due to lower fuel costs. Terminal overhead decreased primarily due to lower utilities expense, a decline in compensation costs as a result of the reduction in workforce, and a decrease in severance charges related to certain union employees who elected early retirement. Yard and gate expense is comprised of the costs associated with moving cargo into and out of the terminal facility and the costs associated with the storage of equipment and revenue loads in the terminal facility. Yard and gate expenses increased primarily as a result of $0.2 million in costs due to a one-time stevedoring revenue opportunity, a $0.2 million write down of certain prepaid capital expenditures related to our San Juan, Puerto Rico port redevelopment project as a result of the bankruptcy filing of the general contractor, and $0.2 million of rate increases in the monitoring of refrigerated containers.

Rolling stock expense decreased $7.0 million or 15.9% during the year ended December 20, 2009 as compared to the year ended December 21, 2008. This decrease is primarily due to the off-hire of certain leased container units and increased efficiencies in association with our cost control efforts.

Depreciation and Amortization. Depreciation and amortization was $44.3 million during the year ended December 20, 2009 compared to $44.5 million for the year ended December 21, 2008. The decrease in depreciation-owned vessels is due to certain vessel assets becoming fully depreciated and no longer subject to depreciation expense.

	Year Ended December 20, 2009	Year Ended December 21, 2008	% Change
	(In thousands)
Depreciation and amortization:
Depreciation—owned vessels	$9,186	$9,627	(4.6)%
Depreciation and amortization—other	14,816	14,605	1.4%
Amortization of intangible assets	20,305	20,305	—

Total depreciation and amortization	$44,307	$44,537	(0.5)%

Amortization of vessel dry-docking	$13,694	$17,162	(20.2)%

Amortization of Vessel Dry-docking. Amortization of vessel dry-docking was $13.7 million during the year ended December 20, 2009 compared to $17.2 million for the year ended December 21, 2008. Amortization of vessel dry-docking fluctuates based on the timing of dry-dockings, the number of dry-dockings that occur during a given period, and the amount of expenditures incurred during the dry-dockings. Dry-dockings generally occur every two and a half years and historically we have dry-docked approximately six vessels per year.

Selling, General and Administrative. Selling, general and administrative costs decreased to $97.3 million for the year ended December 20, 2009 compared to $103.3 million for the year ended December 21, 2008, a decline of $6.0 million or 5.9%. This decrease is comprised of a $4.3 million reduction in consultant fees incurred during 2008 related to our process re-engineering initiative, $5.6 million of salary savings related to the reduction in workforce, and $0.6 million decline in stock-based compensation expense, partially offset by $1.5 million of higher expenses related to the antitrust investigation and related legal proceedings, $3.4 million related to our performance incentive plan, and $1.0 million increase in legal fees unrelated to the antitrust investigation.

Settlement of Class Action Lawsuit. On June 11, 2009, we entered into a settlement agreement with the plaintiffs in the Puerto Rico MDL. Under the settlement agreement we have agreed to pay $20.0 million and to certain base-rate freezes, to resolve claims for alleged antitrust violations in the Puerto Rico tradelane. The court gave final approval of the settlement agreement on August 31, 2011. Pursuant to the settlement agreement, we have paid $10.0 million into escrow. $5.0 million is due on September 29, 2011 and the remaining $5.0 million is due on October 31, 2011.

Impairment Charge. Impairment of assets of $1.9 million during the year ended December 20, 2009 related to a write-down of the carrying value of our spare vessels. Impairment of assets during the year ended December 21, 2008 included $3.3 million related to our spare vessels and $2.7 million related to certain owned and leased equipment.

Restructuring Charge. Restructuring costs of $0.8 million during the year ended December 20, 2009 included $0.7 million and $0.1 million related to severance costs and other costs associated with our workforce reduction initiative, respectively. The $0.7 million of severance costs included $0.5 million related to the acceleration of certain stock-based compensation awards. Restructuring costs during the year ended December 21, 2008 included $3.0 million and $0.1 million related to severance costs and contract termination and legal costs, respectively.

Miscellaneous Expense, Net. Miscellaneous expense, net decreased $1.8 million during the years ended December 20, 2009 compared to the year ended December 21, 2008 primarily as a result of lower bad debt expense during 2009 due to a decrease in revenue.

Unallocated Expenses

Interest Expense, Net. Interest expense, net of $38.0 million for the year ended December 20, 2009 was lower compared to $39.9 million during the year ended December 21, 2008. The increase in interest expense as a result of a higher interest rates payable on the outstanding debt as a result of the June 2009 amendment to our Senior Credit Facility was more than offset by the lower outstanding balance on the revolving line of credit during 2009.

Income Tax Expense. The effective tax rate for the years ended December 20, 2009 and December 21, 2008 was (66.9)% and (67.0)%, respectively. During the second quarter of 2009, we determined that it was unclear as to the timing of when we will generate sufficient taxable income to realize our deferred tax assets. Accordingly, we recorded a valuation allowance against our deferred tax assets. Although we have recorded a valuation allowance against our deferred tax assets, it does not affect our ability to utilize our deferred tax assets to offset future taxable income. Until such time that we determine it is more likely than not that we will generate sufficient taxable income to realize our deferred tax assets, income tax benefits associated with future period losses will be fully reserved. As such, the Company does not expect to record a current or deferred federal tax benefit or expense and only minimal state tax provisions during those periods.

During 2006, we elected the application of tonnage tax. Prior to recording a valuation allowance against our deferred tax assets, the effective tax rate was impacted by our income from qualifying shipping activities as well as the income from our non-qualifying shipping activities and will fluctuate based on the ratio of income from qualifying and non-qualifying activities and the relative size of our consolidated income (loss) before income taxes.

Liquidity and Capital Resources

Our principal sources of funds have historically been (i) earnings before non-cash charges and (ii) borrowings under debt arrangements. Our principal uses of funds have been (i) capital expenditures on our container fleet, our terminal operating equipment, improvements to our owned and leased vessel fleet, and our information technology systems, (ii) vessel dry-docking expenditures, (iii) working capital consumption, (iv) principal and interest payments on our existing indebtedness, and (v) dividend payments to our common stockholders. Cash totaled $3.4 million at June 26, 2011. As of June 26, 2011, total unused borrowing capacity under the revolving credit facility was $17.9 million, after taking into account $188.5 million outstanding under the revolver and $18.6 million utilized for outstanding letters of credit.

Operating Activities

Net cash used in operating activities was $70.3 million for the six months ended June 26, 2011 compared to $9.1 million for the six months ended June 20, 2010. The increase in cash used in operating activities is primarily due to the following (in thousands):

Earnings adjusted for non-cash charges	$(45,402)
Increase in accounts receivable	(13,530)
Decrease in accounts payable	(9,471)
Increase in materials and supplies	(8,514)
Other changes in working capital, net	751
Decrease in payments related to dry-dockings	2,798
Decrease in payments related to vessel leases	12,221

$(61,147)

Net cash provided by operating activities was $44.4 million for the year ended December 26, 2010 compared to $61.1 million for the year ended December 20, 2009, a decrease of $16.7 million. The decrease in cash provided by operating activities is primarily due to the following (in thousands):

Earnings adjusted for non-cash charges	$(27,016)
Increase in accounts receivable	(12,409)
Increase in payments related to dry-dockings	(4,424)
Increase in accrual for legal settlements	11,770
Decrease in payments related to Department of Justice antitrust investigation and related legal proceedings	7,906
Decrease in payments related to restructuring and early termination of leased assets	5,855
Other increase in working capital, net	1,669

$(16,649)

Net cash provided by operating activities decreased by $27.3 million to $61.1 million for the year ended December 20, 2009 from $88.4 million for the year ended December 21, 2008. Net earnings adjusted for depreciation, amortization, deferred income taxes, accretion and other non-cash operating activities, which includes non-cash stock-based compensation expense, resulted in cash flow generation of $61.0 million for the year ended December 20, 2009 compared to $92.3 million for the year ended December 20, 2008, a decrease of $31.3 million. Cash provided by operating activities decreased as a result of an increase in payments related to the Department of Justice investigation and related legal proceedings and payments related to restructuring and the early termination of certain leased assets.

Investing Activities

Net cash used in investing activities was $5.6 million for the six months ended June 26, 2011 compared to $4.1 million for the six months ended June 20, 2010. The increase is due to a $1.6 million increase in capital spending and $1.1 million of proceeds received from our interest in a joint venture in 2010, partially offset by an increase of $1.2 million in proceeds from the sale of equipment in 2011.

Net cash used in investing activities was $14.7 million for the year ended December 26, 2010 compared to $11.7 million for the year ended December 20, 2009. The increase is primarily related to a $3.4 million increase in capital spending and a $0.8 decrease in proceeds from the sale of equipment, partially offset by proceeds of $1.1 million received as a result of the sale of our interest in a joint venture.

Net cash used in investing activities was $11.7 million for the year ended December 20, 2009 compared to $38.1 million for the year ended December 21, 2008. The reduction is primarily related to a $25.7 million decrease in capital spending. Capital expenditures during the years ended December 20, 2009 and December 21, 2008 include $2.5 million and $14.1 million, respectively, of progress payments for three new cranes in our Anchorage, Alaska terminal.

Financing Activities

Net cash provided by financing activities during the six months ended June 26, 2011 was $71.5 million compared to $17.6 million for the six months ended June 20, 2010. The net cash provided by financing activities during the six months ended June 26, 2011 included $79.1 million, net of payments, borrowed under the Senior Credit Facility as compared to $20.6 million, net of payments, borrowed under the Senior Credit Facility during the six months ended June 20, 2010. In addition, during the six months ended June 26, 2011, we paid $6.8 million in financing costs related to fees associated with the amendment to the Senior Credit Facility, our efforts to obtain consent from our convertible noteholders, and our overall refinancing efforts. Dividend payments to stockholders during the six months ended June 20, 2010 were $3.1 million.

Net cash used in financing activities during the year ended December 26, 2010 was $25.1 million compared to $44.8 million for the year ended December 20, 2009. The net cash used in financing activities during the year ended December 26, 2010 included $18.8 million of net debt repayments and $6.3 million of dividends to stockholders. In addition, during the year ended December 20, 2009, we paid $3.5 million in financing costs related to fees associated with the amendment to the Senior Credit Facility.

Net cash used in financing activities during the year ended December 20, 2009 was $44.8 million compared to $51.3 million for the year ended December 21, 2008. The net cash used in financing activities during the year ended December 20, 2009 included $28.0 million of net debt repayments and $13.4 million of dividends to stockholders. In addition, during the year ended December 20, 2009, we paid $3.5 million in financing costs related to fees associated with the amendment to the Senior Credit Facility.

Stock Repurchase Program

On November 19, 2007, our Board of Directors authorized the Company to commence a stock repurchase program to buy back up to $50.0 million worth of our common stock. The program allowed us to purchase shares through open market repurchases and privately negotiated transactions at a price of $26.00 per share or less until the program’s expiration on December 31, 2008. We acquired 1,172,700 shares at a total cost of $20.7 million under this program during the fourth quarter of 2007. We completed our share repurchase program in the first quarter of 2008, acquiring an additional 1,627,500 shares at a total cost of $29.3 million.

Capital Requirements and Liquidity

During the second quarter of 2011, liquidity contracted significantly due to shortened payment terms established by certain suppliers. As of July 29, 2011 total unused borrowing capacity under the revolving credit facility is $17.9 million, after taking into account $188.5 million outstanding under the revolver and $18.6 million utilized for outstanding letters of credit.

We are closely managing our cash flows, including capital spending and deploying various cost savings initiatives, based on overall business conditions including extremely high fuel prices and rate pressures. We have achieved more than $18.0 million in annualized cost savings by reaching agreements with our vessel partners, a reduction in non-union workforce, and rate and efficiency savings from our trucking partners, among other numerous initiatives. We will defer or limit capital additions where economically feasible. Based on our current level of operations and assuming we complete the Refinancing as described in this prospectus, we believe that cash flow from operations and available cash will be adequate to meet our liquidity needs for the next twelve months.

In addition, we have agreed with our lenders that in the event our cash balance exceeds $17.5 million, we will not request borrowing under the Senior Credit Facility and, if such balance is in excess of that amount for more than three consecutive business days, to reduce borrowing under the Senior Credit Facility by the amount of the excess.

We intend to utilize our cash flows for working capital needs, capital expenditures, dry-docking payments, debt repayments, to pay a portion of the criminal fine imposed on us in connection with our guilty plea for certain alleged antitrust violations, and to fund the settlement in the Puerto Rico MDL. During the next twelve months, we expect to spend approximately $26.0 million and $28.0 million on capital expenditures and dry-docking expenditures, respectively. Such capital expenditures will include terminal infrastructure and equipment, and vessel regulatory, modification, and maintenance initiatives. We also expect to spend approximately $12.0 million during the remainder of 2011 for settlements and expenses associated with the antitrust related legal matters. Due to the seasonality within our business, we utilized borrowings under the senior credit facility in the first half of 2011, but plan to repay such borrowings in the second half of the year.

Although we amended our Senior Credit Facility in March 2011 and in June 2011, we do not expect to be in compliance with the amended financial covenants on the date occurring upon the close of the third fiscal quarter of 2011. Noncompliance with the financial covenants in the Senior Credit Facility constitutes an event of default, which, if not waived, could prevent the Company from borrowing under the Senior Credit Facility and could also result in acceleration of the maturity of the Senior Credit Facility if the lenders were to exercise remedies as a result of such event of default. The indenture related to the old notes contains cross default provisions and certain acceleration clauses whereby if the maturity of the Senior Credit Facility is accelerated, maturity of the old notes can also be accelerated by the holders.

Due to the expected non-compliance with the amended financial covenants and the cross default provisions, we have classified our obligations under the old notes and Senior Credit Facility as current liabilities in the accompanying Consolidated Balance Sheet as of June 26, 2011 and December 26, 2010. These factors, among others, raise substantial doubt that we will be able to continue as a going concern.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual obligations as of December 26, 2010 are as follows (in thousands):

	Total Obligations	2011	2012-2013	2014-2016	After 2016
Principal and operating lease obligations:
Senior credit facility(1)	$193,750	$18,750	$175,000	$—	$—
4.25% convertible senior notes(1)	330,000	—	330,000	—	—
Operating leases(2)	658,080	100,373	211,361	203,311	143,035
Capital lease	9,158	1,629	2,614	2,268	2,647

Subtotal	1,190,988	120,752	718,975	205,579	145,682

Interest obligations:(3)
Senior credit facility	22,291	6,704	15,587	—	—
4.25% convertible senior notes	28,050	14,025	14,025	—	—
Capital lease	3,160	857	1,239	787	277

Subtotal	53,501	21,586	30,851	787	277

Legal settlements	56,767	12,767	4,000	20,000	20,000
Other commitments(4)	15,151	14,932	219	—	—

Total obligations	$1,316,407	$170,037	$754,045	$226,366	$165,959

Standby letters of credit	$11,272	$11,272	$—	$—	$—

(1)	As discussed in more detail in Capital Requirements and Liquidity, we may not be in compliance with our debt covenants in the third quarter of 2011. Noncompliance with the financial covenants in the Senior Credit Facility at the relevant date constitutes an event of default, which, if not waived, could prevent the Company from borrowing under the Senior Credit Facility and could also result in acceleration of the maturity of the Senior Credit Facility if the lenders decide to exercise remedies as a result of such event of default. The indenture related to the old notes contains cross default provisions and certain acceleration clauses whereby if the maturity of the Senior Credit Facility is accelerated, maturity of the old notes can also be accelerated by the holders.
(2)

The above contractual obligations table does not include the residual guarantee related to our transaction with Ship Finance Limited. If Horizon Lines does not elect to purchase the vessels at the end of the initial twelve year period and the vessel owners sell the vessels for less than a specified amount, Horizon Lines is responsible for paying the amount of such shortfall which will not exceed $3.8 million per vessel. Such residual guarantee has been recorded at its fair value of approximately $0.3 million as a liability.

(3)	Included in contractual obligations are scheduled interest payments. Interest payments on the term loan portion of the senior credit facility are fixed and based on the interest rate swap (as defined below). Interest payments on the revolver portion of the senior credit facility are variable and are based as of June 26, 2011 upon the London Inter-Bank Offered Rate (LIBOR) plus 3.25%. The three-month LIBOR /swap curve has been utilized to estimate interest payments on the senior credit facility. Interest on the 4.25% convertible senior notes is fixed and is paid semi-annually on February 15 and August 15 of each year, until maturity on August 15, 2012.
(4)	Other commitments includes the purchase commitment related to the three new cranes and restructuring liabilities.

We are not a party to any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Long-Term Debt

Senior Credit Facility

On August 8, 2007, we entered into a credit agreement (the “Senior Credit Facility”) secured by substantially all our owned assets. On June 11, 2009, the Senior Credit Facility was amended resulting in a reduction in the size of the revolving credit facility from $250.0 million to $225.0 million. The Senior Credit Facility was further amended on March 9, 2011. On June 24, 2011, the Senior Credit Facility was amended to modify the financial covenant ratios. The terms of the Senior Credit Facility also provide for a $5.0 million swingline subfacility and a $20.0 million letter of credit subfacility.

The June 2009 amendment to the Senior Credit Facility was intended to provide us the flexibility that we need to effect the settlement of the Puerto Rico class action litigation and to incur other antitrust related litigation expenses. The amendment revised the definition of Consolidated EBITDA by allowing for certain charges, including (i) the Puerto Rico settlement, or alternatively a DOJ fine in an amount not to exceed $25 million and (ii) litigation expenses related to antitrust litigation matters in an amount not to exceed $25 million in the aggregate and $15 million over a 12-month period, to be added back to the calculation of Consolidated EBITDA. In addition, the Senior Credit Facility was amended to (i) increase the spread over LIBOR and Prime based rates by 150 bps, (ii) increase the range of fees on the unused portion of the commitment, (iii) eliminate the $150 million incremental facility, (iv) modify the definition of Consolidated EBITDA to eliminate the term “non-recurring charges”, and (v) incorporate other structural enhancements, including a step-down in the secured leverage ratio and further limitations on the ability to make certain restricted payments. As a result of the amendment to the Senior Credit Facility, we paid $3.5 million in financing costs and recorded a loss on modification of debt of $0.1 million.

The March 2011 amendment waives default conditions related to the recently announced settlement agreement with the DOJ. In addition, the Senior Credit Facility was amended to (i) increase the senior secured leverage ratio from 2.75x to 3.50x for the fiscal quarters ending March 27, 2011 and June 26, 2011, and from 2.75x to 3.00x for the fiscal quarter ending September 25, 2011 (remaining at 2.75x for all fiscal quarters thereafter), (ii) decrease the interest coverage ratio minimum from 3.50x to 2.50x for the fiscal quarters ending March 27, 2011 and June 26, 2011, from 3.50x to 2.75x for the fiscal quarter ending September 25, 2011, and from 3.50x to 3.00x for the fiscal quarter ending December 25, 2011 (remaining at 3.50x for all fiscal quarters thereafter), (iii) increase the spread over LIBOR and Prime rates by 250 bps, and (iv) restrict cash dividends from being paid on any class of capital stock. The amendment also revises the definition of Consolidated EBITDA by allowing for certain charges, including (i) transaction costs incurred in connection with obtaining the credit agreement amendment, the convertible bondholder waiver consent, and any other proposed refinancing costs that are not counted as interest expense or capitalized as deferred financing fees in an amount not to exceed $5.0 million and (ii) litigation expenses related to antitrust litigation matters in an amount not to exceed $28.0 million in the aggregate, to be added back to the calculation of Consolidated EBITDA.

The June 2011 amendment to the Senior Credit Facility (i) increased the senior secured leverage ratio from 3.50x to 6.25x for the fiscal quarter ending June 26, 2011 and (ii) decreased the interest coverage ratio minimum from 2.50x to 1.50x for the fiscal quarter ending June 26, 2011.

As a result of the amendments to the Senior Credit Facility and efforts to refinance our existing debt, we paid $6.3 million in financing costs and recorded a loss on modification of debt of $0.6 million.

We made quarterly principal payments on the term loan of approximately $1.6 million from December 31, 2007 through September 30, 2009. Effective December 31, 2009, quarterly payments increased to $4.7 million through September 30, 2011, at which point quarterly payments will increase to $18.8 million until final maturity on August 8, 2012. The interest rate payable under the Senior Credit Facility varies depending on the types of advances or loans we select. Borrowings under the Senior Credit Facility bear interest primarily at LIBOR-based rates plus a spread which ranges from 5.25% to 6.0% (LIBOR plus 6.0% as of June 26, 2011) depending on our ratio of total secured debt to EBITDA (as defined in the Senior Credit Facility). We also have the option to borrow at Prime plus a spread which ranges from 4.25% to 5.0% (Prime plus 5.0% as of June 26, 2011). The weighted average interest rate under the Senior Credit Facility at June 26, 2011 was approximately 7.2%, which includes the impact of the interest rate swap (as defined below). We also pay a variable commitment fee on the unused portion of the commitment, ranging from 0.375% to 0.50% (0.50% as of June 26, 2011).

The Senior Credit Facility contains customary and agreed-upon affirmative and negative covenants and warranties, including two financial covenants with respect to our leverage and interest coverage ratio. The March 2011 amendment prohibits the payment of dividends on our common stock in addition to other restrictions, including restrictions on debt issuances, acquisitions, investments, liens, restricted payments, asset sales, sale leasebacks, and amendment of the outstanding old notes. It also contains customary and agreed-upon events of default, in certain cases subject to grace and/or cure periods. We were in compliance with all such covenants as of June 26, 2011.

We have agreed that in the event our cash balance exceeds $17.5 million, we have agreed with our lenders that we will not request borrowing under the Senior Credit Facility and, if such cash balance is in excess of that amount for more than three consecutive business days, to reduce borrowing under the Senior Credit Facility by the amount of the excess.

Derivative Instruments

On March 31, 2008, we entered into an Interest Rate Swap Agreement (the “swap”) with Wachovia Bank, National Association, a current subsidiary of Wells Fargo & Co., (“Wachovia”) in the notional amount of $121.9 million. The swap expires on August 8, 2012. Under the swap, the Company and Wachovia agreed to exchange interest payments on the notional amount on the last business day of each calendar quarter. We have agreed to pay a 3.02% fixed interest rate, and Wachovia agreed to pay a floating interest rate equal to the three-month LIBOR rate. The critical terms of the swap agreement and the term loan were the same, including the notional amounts, interest rate reset dates, maturity dates and underlying market indices. The purpose of entering into this swap was to protect us against the risk of rising interest rates by effectively fixing the base interest rate payable related to our term loan.

The swap has been designated as a cash flow hedge of the variability of the cash flows due to changes in LIBOR and has been deemed to be highly effective. Accordingly, we record the fair value of the swap as an asset or liability on our consolidated balance sheet, and any unrealized gain or loss is included in accumulated other comprehensive loss. As of June 26, 2011, we recorded a liability of $2.3 million, which is included in other accrued liabilities in the accompanying condensed consolidated balance sheet. The liability of $2.3 million has been classified as current in order to conform to the classification of the underlying term loan debt. We recorded $20 thousand and $0.2 million in other comprehensive loss for the quarters ended June 26, 2011 and June 20, 2010, respectively, and $0.5 million in other comprehensive loss for each of the six months ended June 26, 2011 and June 20, 2010. No hedge ineffectiveness was recorded during the quarters and six months ended June 26, 2011 and June 20, 2010. If the hedge was deemed ineffective, or extinguished by either counterparty, any accumulated gains or losses remaining in other comprehensive loss would be fully recorded in interest expense during the period.

4.25% Convertible Senior Notes

On August 8, 2007, we issued $330.0 million aggregate principal amount of 4.25% Convertible Senior Notes due 2012 (the “old notes”). The old notes are general unsecured obligations of the Company and rank equally in right of payment with all of our other existing and future obligations that are unsecured and unsubordinated. The old notes bear interest at the rate of 4.25% per annum, which is payable in cash semi-annually on February 15 and August 15 of each year. The old notes mature on August 15, 2012, unless earlier converted, redeemed or repurchased in accordance with their terms prior to August 15, 2012. Holders of the old notes may require us to repurchase the old notes for cash at any time before August 15, 2012 if certain fundamental changes occur.

Each $1,000 of principal of the old notes will initially be convertible into 26.9339 shares of our common stock, which is the equivalent of $37.13 per share, subject to adjustment upon the occurrence of specified events set forth under the terms of the old notes. Upon conversion, we would pay the holder the cash value of the applicable number of shares of our common stock, up to the principal amount of the note. Amounts in excess of the principal amount, if any, may be paid in cash or in stock, at our option. Holders may convert their old notes into our common stock as follows:

•

Prior to May 15, 2012, if during any calendar quarter, and only during such calendar quarter, the last reported sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter;

•

During any five business day period prior to May 15, 2012, immediately after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock on such date and the conversion rate on such date;

•

If, at any time, a change in control occurs or if we are a party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of its assets, pursuant to which the Company’s common stock would be converted into cash, securities or other assets; or

•	At any time after May 15, 2012 through the fourth scheduled trading day immediately preceding August 15, 2012.

Holders who convert their old notes in connection with a change in control may be entitled to a make-whole premium in the form of an increase in the conversion rate. In addition, upon a change in control, liquidation, dissolution or de-listing, the holders of the old notes may require us to repurchase for cash all or any portion of their old notes for 100% of the principal amount plus accrued and unpaid interest. As of June 26, 2011, none of the conditions allowing holders of the old notes to convert or requiring us to repurchase the old notes had been met. We may not redeem the old notes prior to maturity.

Concurrent with the issuance of the old notes, we entered into note hedge transactions with certain financial institutions whereby if we are required to issue shares of our common stock upon conversion of the old notes, we have the option to receive up to 8.9 million shares of our common stock when the price of our common stock is between $37.13 and $51.41 per share upon conversion, and we sold warrants to the same financial institutions whereby the financial institutions have the option to receive up to 17.8 million shares of our common stock when the price of our common stock exceeds $51.41 per share upon conversion. The separate note hedge and warrant transactions were structured to reduce the potential future share dilution associated with the conversion of old notes. The cost of the note hedge transactions to the Company was approximately $52.5 million, $33.4 million net of tax, and has been accounted for as an equity transaction. We received proceeds of $11.9 million related to the sale of the warrants, which has also been classified as equity.

The old notes and the warrants sold in connection with the hedge transactions will have no impact on diluted earnings per share until the price of the Company’s common stock exceeds the conversion price (initially $37.13 per share) because the principal amount of the old notes will be settled in cash upon conversion. Prior to conversion of the old notes or exercise of the warrants, we will include the effect of the additional shares that may be issued if our common stock price exceeds the conversion price, using the treasury stock method. The call options purchased as part of the note hedge transactions are anti-dilutive and therefore will have no impact on earnings per share.

Goodwill

We review our goodwill, intangible assets and long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable, and also review goodwill annually. As of June 26, 2011, the carrying value of goodwill was $314.1 million. Earnings estimated to be generated are expected to support the carrying value of goodwill. However, should our operating results differ from what is expected or other triggering events occur, it could imply that our goodwill may not be recoverable and may result in the recognition of a non-cash writedown of goodwill.

Performance Metrics

In addition to EBITDA and Adjusted EBITDA, we use various other non-GAAP measures such as adjusted net income, and adjusted net income per share. We believe that in addition to GAAP based financial information, the non-GAAP amounts presented below are meaningful disclosures for the following reasons: (i) each are components of the measure used by our board of directors and management team to evaluate our operating performance, (ii) each are components of the measure used by our management team to make day-to-day operating decisions, (iii) each are components of the measures used by our management to facilitate internal comparisons to competitors’ results and the marine container shipping and logistics industry in general, (iv) results excluding certain costs and expenses provide useful information for the understanding of the ongoing operations with the impact of significant special items, and (v) the payment of discretionary bonuses to certain members of our management is contingent upon, among other things, the satisfaction by Horizon Lines of certain targets, which contain the non-GAAP measures as components. We acknowledge that there are limitations when using non-GAAP measures. The measures below are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Similar to the amounts presented for EBITDA and Adjusted EBITDA, because all companies do not use identical calculations, the amounts below may not be comparable to other similarly titled measures of other companies.

The tables below present a reconciliation of net loss to adjusted net (loss) income and net loss per share to adjusted net (loss) income per share (in thousands, except per share amounts):

	Six Months Ended		Fiscal Years Ended
	June 26, 2011	June 20, 2010	December 26, 2010	December 20, 2009	December 20, 2008
Net loss	$(39,487)	$(9,594)	$(57,969)	$(31,272)	$(2,593)
Net income (loss) from discontinued operations	830	(2,024)	(11,670)	(4,865)	(12,946)

Net (loss) income from continuing operations	(40,317)	(7,570)	(46,299)	(26,407)	10,353
Adjustments:
Legal settlements and contingencies	(18,202)	—	32,270	20,000	—
Department of Justice anti-trust legal expenses	3,128	1,988	5,243	12,192	10,711
Accretion of legal settlement	284	—	—	—	—
Impairment charge	2,818	—	2,655	1,867	6,030
Restructuring charge	—	—	2,057	787	3,126
Union severance	2,964	360	468	306	765
Loss on modification of debt	1,508	—	—	50	—
Tax valuation allowance			—	10,561	—
Tax impact of adjustments	(775)	(5)	(389)	(232)	(3,338)

Total adjustments	(8,275)	2,343	42,304	45,531	17,294

Adjusted net (loss) income	$(48,592)	$(5,227)	$(3,995)	$19,124	$27,647

	Six Months Ended		Fiscal Years Ended
	June 26, 2011	June 20, 2010	December 26, 2010	December 20, 2009	December 20, 2008
Net loss per share	$(1.27)	$(0.31)	$(1.88)	$(1.03)	$(0.09)
Net income (loss) per share from discontinued operations	0.03	(0.07)	(0.38)	(0.16)	(0.43)

Net (loss) income per share from continuing operations	(1.30)	(0.24)	(1.50)	(0.87)	0.34
Adjustments:
Legal settlements and contingencies	(0.59)	—	1.04	0.66	—
Department of Justice anti-trust legal expenses	0.10	0.06	0.17	0.40	0.35
Loss on modification of debt/other refinancing costs	0.05	—	—	—	—
Accretion of legal settlement	0.01	—	—	—	—
Impairment charge	0.09	—	0.09	0.06	0.20
Restructuring charge			0.07	0.03	0.10
Union severance	0.10	0.01	0.01	0.01	0.03
Tax valuation allowance			—	0.35	—
Tax impact of adjustments	(0.03)	—	(0.01)	(0.02)	(0.11)

Total adjustments:	(0.27)	0.07	1.37	1.49	0.57

Adjusted net (loss) income per share	$(1.57)	$(0.17)	$(0.13)	$0.62	$0.91

Outlook

We expect considerable improvement in our financial performance, relative to the first half performance, in the remainder of 2011 due to seasonality, stabilizing fuel prices, and more secure market conditions. In the first half, our performance was negatively impacted by the Japanese earthquake, excess capacity in our tradelanes, and concerns over our ability to successfully refinance our existing debt. However, we expect the depressed rate environment impacting our new China service and, and to a lesser extent the ongoing rate pressures in our Puerto Rico tradelane to continue. Overall, we expect adjusted EBITDA to improve in the second half from the same period a year ago, due to stabilizing fuel prices and more secure conditions in our Jones Act markets.

In light of the rate environments and the loss of certain agreements with Maersk, towards the end of 2010 and beginning of 2011, we commenced efforts to reduce expenses. Our cost savings initiatives include savings from a reduction in our non-union workforce, labor savings from our vessel union partners, efficiency savings from our trucking partners, and vessel lease reductions, among numerous other initiatives. We continue to explore and implement cost savings and to preserve liquidity, including, seeking to restructure the terms of our existing indebtedness and pursuing the sale of selected assets.

Quantitative and Qualitative Disclosures about Market Risk

Our primary interest rate exposure relates to the Senior Credit Facility. As of June 26, 2011, we had outstanding an $84.4 million term loan and $188.5 million under the revolving credit facility, which bear interest at variable rates.

On March 31, 2008, we entered into an Interest Rate Swap Agreement (the “swap”) on our term loan with Wachovia in the notional amount of $121.9 million. The swap expires on August 8, 2012. Under the swap, the Company and Wachovia have agreed to exchange interest payments on the notional amount on the last business day of each calendar quarter. We have agreed to pay a 3.02% fixed interest rate, and Wachovia has agreed to pay a floating interest rate equal to the three-month LIBOR rate. The critical terms of the swap agreement and the term loan are the same, including the notional amounts, interest rate reset dates, maturity dates and underlying market indices. The purpose of entering into this swap is to protect the Company against the risk of rising interest rates by effectively fixing the base interest rate payable related to our term loan. Interest rate differentials paid or received under the swap are recognized as adjustments to interest expense. We do not hold or issue interest rate swap agreements for trading purposes. In the event that the counter-party fails to meet the terms of the interest rate swap agreement, our exposure is limited to the interest rate differential.

Each quarter point change in interest rates would result in a $0.5 million change in annual interest expense on the revolving credit facility.

We maintain a policy for managing risk related to exposure to variability in interest rates, fuel prices and other relevant market rates and prices which includes entering into derivative instruments in order to mitigate our risks.

Our exposure to market risk for changes in interest rates is limited to our senior credit facility and one of our operating leases. The interest rate for our senior credit facility is currently indexed to LIBOR of one, two, three, or six months as selected by us, or the Alternate Base Rate as defined in the senior credit facility. One of our operating leases is currently indexed to LIBOR of one month.

In addition, at times we utilize derivative instruments tied to various indexes to hedge a portion of our quarterly exposure to bunker fuel price increases. These instruments consist of fixed price swap agreements. We do not use derivative instruments for trading purposes. Credit risk related to the derivative financial instruments is considered minimal and is managed by requiring high credit standards for its counterparties. We currently do not have any bunker fuel price hedges in place.

Changes in fair value of derivative financial instruments are recorded as adjustments to the assets or liabilities being hedged in the statement of operations or in accumulated other comprehensive income (loss), depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction represented and the effectiveness of the hedge.

The table below provides information about our funded debt obligations indexed to LIBOR. The principal cash flows are in thousands.

	2011	2012	Thereafter	Total	Fair Value December 26, 2010(1)
Liabilities
Long-term Debt:
Fixed rate	$—	$330,000	$—	$330,000	$304,293
Average interest rate	4.3%
Variable rate	$18,750	$175,000	$—	$193,750	$193,750
Average interest rate	4.6%
Interest Rate Derivatives
Interest Rate Swap:
Variable to Fixed	$73,828	$18,750	$—	$93,750	$93,750
Average pay rate	3.2%	3.2%
Average receive rate	0.5%	0.9%

(1)	We receive the arithmetic average of the reference price calculated using the unweighted method of averaging.

BUSINESS

Our Company

Our Company

Our long operating history dates back to 1956, when Sea-Land pioneered the marine container shipping industry and established our business. In 1958 we introduced container shipping to the Puerto Rico market, and in 1964 we pioneered container shipping in Alaska with the first year-round scheduled vessel service. In 1987, we began providing container shipping services between the U.S. west coast and Hawaii and Guam through our acquisition from an existing carrier of all of its vessels and certain other assets that were already serving that market. In December 1999, CSX Corporation, the former parent of SLDS, sold the international marine container operations of Sea-Land to Maersk and SLDS continued to be owned and operated by CSX Corporation as CSX Lines, LLC. On February 27, 2003, HLHC (which at the time was indirectly majority-owned by Carlyle-Horizon Partners, L.P.) acquired from CSX Corporation, 84.5% of CSX Lines, LLC, and 100% of CSX Lines of Puerto Rico, Inc., which together with Horizon Logistics and HSI constitute our business today. CSX Lines, LLC is now known as Horizon Lines, LLC and CSX Lines of Puerto Rico, Inc. is now known as Horizon Lines of Puerto Rico, Inc. The Company was formed as an acquisition vehicle to acquire, on July 7, 2004, the equity interest in HLHC. The Company was formed at the direction of CHP IV, a private equity investment fund managed by Castle Harlan. In 2005, the Company completed its initial public offering. Subsequent to the initial public offering, the Company completed three secondary offerings, including a secondary offering (pursuant to a shelf registration) whereby CHP IV and other affiliated private equity investment funds managed by Castle Harlan divested their ownership in the Company. Today, as the only Jones Act vessel operator with one integrated organization serving Alaska, Hawaii and Puerto Rico, we are uniquely positioned to serve customers requiring shipping and logistics services in more than one of these markets.

We ship a wide spectrum of consumer and industrial items used every day in our markets, ranging from foodstuffs (refrigerated and non-refrigerated) to household goods and auto parts to building materials and various materials used in manufacturing. Many of these cargos are consumer goods vital to the populations in our markets, thereby providing us with a relatively stable base of demand for our shipping and logistics services. We have many long-standing customer relationships with large consumer and industrial products companies, such as Costco Wholesale Corporation, Johnson & Johnson, Lowe’s Companies, Inc., Safeway, Inc., and Wal-Mart Stores, Inc. We also serve several agencies of the U.S. government, including the Department of Defense and the U.S. Postal Service. Our customer base is broad and diversified, with our top ten customers accounting for approximately 40% of revenue and our largest customer accounting for approximately 9% of revenue during the fiscal year ended December 26, 2010.

The Jones Act

During 2010, approximately 83% of our revenues were generated from our shipping and logistics services in markets where the marine trade is subject to the coastwise laws of the United States, also known as the Jones Act, or other U.S. maritime cabotage laws.

The Jones Act is a long-standing cornerstone of U.S. maritime policy. Under the Jones Act, all vessels transporting cargo between covered U.S. ports must, subject to limited exceptions, be built in the U.S., registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S.-organized companies that are controlled and 75% owned by U.S. citizens. U.S.-flagged vessels are generally required to be maintained at higher standards than foreign-flagged vessels and are supervised by, as well as subject to rigorous inspections by, or on behalf of the U.S. Coast Guard, which requires appropriate certifications and background checks of the crew members. Our trade routes between Alaska, Hawaii and Puerto Rico and the continental U.S. represent the three non-contiguous Jones Act markets. Vessels operating on these trade routes are required to be fully qualified Jones Act vessels. Other U.S. maritime laws require vessels operating on the trade routes between Guam, a U.S. territory, and U.S. ports to be U.S.-flagged and predominantly U.S.-crewed, but not U.S.-built.

Cabotage laws, which reserve the right to ship cargo between domestic ports to domestic vessels, are not unique to the United States; similar laws are common around the world and exist in over 50 countries. In general, all interstate and intrastate marine commerce within the U.S. falls under the Jones Act, which is a cabotage law. We believe the Jones Act enjoys broad support from President Obama and both major political parties in both houses of Congress. We believe that the ongoing war on terrorism has further solidified political support for the Jones Act, as a vital and dedicated U.S. merchant marine is a cornerstone for a strong homeland defense, as well as a critical source of trained U.S. mariners for wartime support.

Market Overview and Competition

The Jones Act distinguishes the U.S. domestic shipping market from international shipping markets. Given the limited number of existing Jones Act qualified vessels, the high capital investment and long delivery lead times associated with building a new containership in the U.S., the substantial investment required in infrastructure and the need to develop a broad base of customer relationships, the markets in which we operate have been less vulnerable to overcapacity and volatility than international shipping markets.

To ensure on-time pick-up and delivery of cargo, shipping companies must maintain strict vessel schedules and efficient terminal operations for expediting the movement of containers in and out of terminal facilities. The departure and arrival of vessels on schedule is heavily influenced by both vessel maintenance standards (i.e., minimizing mechanical breakdowns) and terminal operating discipline. Marine terminal gate and yard efficiency can be enhanced by efficient yard layout, high-quality information systems, and streamlined gate processes.

The Jones Act markets are not as fragmented as international shipping markets. We are one of only two major container shipping operators currently serving the Alaska market, where we account for approximately 42% of total container loads traveling from the continental U.S. to Alaska. Horizon Lines and TOTE serve the Alaska market. We are also only one of two container shipping companies currently serving the U.S, to Hawaii and Guam markets. We account for approximately 33% and 49% share of total domestic marine container shipments from the continental U.S. to Hawaii and Guam markets, respectively. Horizon Lines and Matson serve the Hawaii and Guam market. The Pasha Group also serves the Hawaii market with a roll-on/roll-off vessel. In Puerto Rico, we are the largest provider of marine container shipping, accounting for approximately 33% of Puerto Rico’s total container loads from the continental U.S. The Puerto Rico market is currently served by two containership companies, Horizon Lines and Sea Star. Sea Star is an independently operated company majority-owned by an affiliate of TOTE. Two barge operators, Crowley and Trailer Bridge, Inc., also currently serve this market.

The international shipping market is a significantly larger market than the U.S. domestic shipping market. There are a significant number of vessels operating between Asia and the U.S. West Coast. However, recently there has been a reduction in the number of vessels in layup and an increase in transported container volumes over the low levels of 2009.

Vessel Fleet

Our management team executes an effective strategy for the maintenance of our vessels. Early in our 54-year operating history, when we pioneered Jones Act container shipping, we recognized the vital importance of maintaining our valuable Jones Act qualified vessels. Our on-shore vessel management team carefully manages all of our ongoing regular maintenance and dry-docking activity.

We maintain our vessels according to our own strict maintenance procedures, which meet or exceed U.S. government requirements. All of our vessels are regulated pursuant to rigorous standards promulgated by the U.S. Coast Guard and subject to periodic inspection and certification, for compliance with these standards, by the American Bureau of Shipping, on behalf of the U.S. Coast Guard. Our procedures protect and preserve our fleet to the highest standards in our industry and enable us to preserve the usefulness of our ships. During each of the last four years, our vessels have been in operational condition, ready to sail, over 99% of the time when they were required to be ready to sail.

The table below lists our vessel fleet, which is the largest containership fleet within the Jones Act markets, as of June 26, 2011. Our vessel fleet consists of 20 vessels of varying classes and specifications, 15 of which are fully Jones Act qualified. Of the 16 vessels that are actively deployed, 11 are Jones Act qualified. Three Jones Act qualified vessels are spare vessels available for seasonal and dry-dock needs and to respond to potential new revenue opportunities. A fourth spare Jones Act qualified vessel could be available for deployment after undergoing dry-docking for inspection and maintenance.

Vessel Name	Market	Year Built	TEU(1)	Reefer Capacity(2)	Max. Speed	Owned/ Chartered	Charter Expiration
U.S Built — Jones Act Qualified
Horizon Anchorage	Alaska	1987	1,668	280	20.0 kts	Chartered	Jan 2015
Horizon Tacoma	Alaska	1987	1,668	280	20.0 kts	Chartered	Jan 2015
Horizon Kodiak	Alaska	1987	1,668	280	20.0 kts	Chartered	Jan 2015
Horizon Fairbanks(3)	Alaska	1973	1,476	140	22.5 kts	Owned	—
Horizon Pacific	Hawaii & Guam	1980	2,407	150	21.0 kts	Owned	—
Horizon Enterprise	Hawaii & Guam	1980	2,407	150	21.0 kts	Owned	—
Horizon Spirit	Hawaii & Guam	1980	2,653	150	22.0 kts	Owned	—
Horizon Reliance	Hawaii & Guam	1980	2,653	156	22.0 kts	Owned	—
Horizon Producer	Puerto Rico	1974	1,751	170	22.0 kts	Owned	—
Horizon Challenger	Puerto Rico	1968	1,424	71	21.2 kts	Owned	—
Horizon Navigator	Puerto Rico	1972	2,386	190	21.0 kts	Owned	—
Horizon Trader	Puerto Rico	1973	2,386	190	21.0 kts	Owned	—
Horizon Discovery(4)	—	1968	1,442	100	21.2 kts	Owned	—
Horizon Consumer(4)	—	1973	1,751	170	22.0 kts	Owned	—
Horizon Hawaii(4)	—	1973	1,420	170	22.5 kts	Owned	—
Foreign Built — Non-Jones Act Qualified
Horizon Hunter	Transpacific	2006	2,824	566	23.0 kts	Chartered	Nov 2018
Horizon Hawk	Transpacific	2007	2,824	566	23.0 kts	Chartered	Mar 2019
Horizon Tiger	Transpacific	2006	2,824	566	23.0 kts	Chartered	May 2019
Horizon Eagle	Transpacific	2007	2,824	566	23.0 kts	Chartered	Apr 2019
Horizon Falcon	Transpacific	2007	2,824	566	23.0 kts	Chartered	Apr 2019

(1)	Twenty-foot equivalent unit, or TEU, is a standard measure of cargo volume correlated to the volume of a standard 20-foot dry cargo container.
(2)	Reefer capacity, or refrigerated container capacity, refers to the total number of 40-foot equivalent units, or FEUs, which the vessel can hold. The FEU is a standard measure of refrigerated cargo volume correlated to the volume of a standard 40-foot reefer, or refrigerated cargo container.
(3)	Serves as a spare vessel available for deployment in any of our markets and seasonal operation in the Alaska trade.
(4)	Vessels are available for seasonal needs, dry-dock relief and to respond to potential new revenue opportunities, and thus are not specific to any given market. Horizon Hawaii must undergo inspection and maintenance (dry-docking) in order to be available for deployment. Given current economic conditions, and if the new revenue opportunities fail to materialize, we may make a decision to scrap one of more of the spare vessels.

Vessel Charters

Eight of our vessels, the Horizon Anchorage, Horizon Tacoma, Horizon Kodiak, Horizon Hunter, Horizon Hawk, Horizon Eagle, Horizon Falcon and Horizon Tiger are leased, or chartered. The charters for the Horizon

Anchorage, Horizon Tacoma, and Horizon Kodiak are due to expire in January 2015, for the Horizon Hunter in 2018 and for the Horizon Hawk, Horizon Eagle, Horizon Falcon and Horizon Tiger in 2019. Under the charter for each chartered vessel, we generally have the following options in connection with the expiration of the charter: (i) purchase the vessel for its fair market value, (ii) extend the charter for an agreed upon period of time at a fair market value charter rate or, (iii) return the vessel to its owner.

The obligations under the existing charters for the Horizon Anchorage, Horizon Tacoma and Horizon Kodiak are guaranteed by our former parent, CSX Corporation, and certain of its affiliates. In turn, certain of our subsidiaries are parties to the Amended and Restated Guarantee and Indemnity Agreement (the “GIA”) with CSX Corporation and certain of its affiliates, pursuant to which these subsidiaries have agreed to indemnify these CSX entities if any of them should be called upon by any owner of the chartered vessels to make payments to such owner under the guarantees referred to above.

Container Fleet

As summarized in the table below, our container fleet as of June 26, 2011 consists of owned and leased containers of different types and sizes. All but one of our container leases are operating leases.

Container Type	Owned	Leased	Combined
20’ Standard Dry	9	1,036	1,045
20’ Flat Rack	1	—	1
20’ Standard Opentop	—	—	—
20’ High-Cube Reefer	72	—	72
20’ Miscellaneous	65	—	65
20’ Tank	1	—	1
40’ Standard Dry	48	2,799	2,847
40’ Flat Rack	110	598	708
40’ High-Cube Dry	1,531	12,503	14,034
40’ Standard Insulated	10	—	10
40’ High-Cube Insulated	473	—	473
40’ Standard Opentop	—	59	59
40’ Miscellaneous	56	—	56
40’ Tank	1	—	1
40’ Car Carrier	165	—	165
40’ Standard Reefer	—	—	—
40’ High-Cube Reefer	1,554	4,052	5,606
45’ High-Cube Dry	1,187	4,820	6,007
45’ High-Cube Flatrack	—	25	25
45’ High-Cube Insulated	466	—	466
45’ High-Cube Reefer	—	325	325
48’ High-Cube Dry	238	—	238

Total	5,987	26,217	32,204

In connection with the expiration of our equipment sharing agreements with Maersk, we increased the quantity of containers in preparation of the launch of our FSX service.

Maersk Arrangements

In connection with the sale of the international marine container operations of Sea-Land by our former parent, CSX Corporation, to Maersk, in December 1999, our predecessor, CSX Lines, LLC and certain of its subsidiaries entered into a number of commercial agreements with various Maersk entities that encompassed terminal services, equipment sharing, sales agency services, trucking services, cargo space charters, and transportation services. Certain of these agreements expired at the end of 2010. Maersk continues to serve as our terminal service provider in the continental U.S., at our ports in Elizabeth, New Jersey, Jacksonville, Florida, Houston, Texas, Los Angeles, California, and Tacoma, Washington. We are Maersk’s terminal operator in Alaska and Puerto Rico. Certain equipment sharing agreements, sales agency agreements and the TP1 Space Charter and Transportation Service Contract with Maersk expired in December 2010.

Under our previous cargo space charter and transportation service agreements with Maersk, we utilized Maersk containers to carry a portion of our cargo westbound to Hawaii and Guam, where the contents of the containers were unloaded. We shipped the empty containers to Yantian and Xiamen, China and Kaohsiung, Taiwan. When the vessels arrived in Asia, Maersk unloaded the empty containers and replaced them with loaded containers for the return trip to the U.S. west coast. We achieved significantly greater vessel capacity utilization and revenue on this route as a result of this arrangement. We also used Maersk equipment on our service to Hawaii from our U.S. west coast ports, as well as from select U.S. inland locations.

Capital Construction Fund

The Merchant Marine Act, 1936, as amended, permits the limited deferral of U.S. federal income taxes on earnings from eligible U.S.-built and U.S.-flagged vessels and U.S.-built containers if the earnings are deposited into a Capital Construction Fund (“CCF”), pursuant to an agreement with the U.S. Maritime Administration, (“MARAD”). Any amounts deposited in a CCF can be withdrawn and used for the acquisition, construction or reconstruction of U.S.-built and U.S.-flagged vessels or U.S.-built containers.

Horizon Lines has a CCF agreement with MARAD under which it occasionally deposits earnings attributable to the operation of its Jones Act qualified vessels into the CCF and makes withdrawals of funds from the CCF to acquire U.S.-built and U.S.-flagged vessels. From 2003-2005, Horizon Lines utilized CCF deposits totaling $50.4 million to acquire six U.S.- built and U.S.-flagged vessels (Horizon Enterprise, Horizon Pacific, Horizon Hawaii, Horizon Fairbanks, Horizon Navigator, and Horizon Trader).

Any amounts deposited in a CCF cannot be withdrawn for other than the qualified purposes specified in the CCF agreement. Any nonqualified withdrawals are subject to federal income tax at the highest marginal rate. In addition, such tax is subject to an interest charge based upon the number of years the funds have been on deposit. If Horizon Lines’ CCF agreement was terminated, funds then on deposit in the CCF would be treated as nonqualified withdrawals for that taxable year. In addition, if a vessel built, acquired, or reconstructed with CCF funds is operated in a nonqualified operation, the owner must repay a proportionate amount of the tax benefits as liquidated damages. These restrictions apply (i) for 20 years after delivery in the case of vessels built with CCF funds, (ii) ten years in the case of vessels reconstructed or acquired with CCF funds more than one year after delivery from the shipyard, and (iii) ten years after the first expenditure of CCF funds in the case of vessels in regard to which qualified withdrawals from the CCF fund have been made to pay existing indebtedness (five years if the vessels are more than 15 years old on the date the withdrawal is made). In addition, the sale or mortgage of a vessel acquired with CCF funds requires MARAD’s approval. Our consolidated balance sheets at June 26, 2011 and December 26, 2010 include liabilities of approximately $14.8 million for deferred taxes on deposits in our CCF.

Sales and Marketing

We manage a sales and marketing team of 98 employees strategically located in our various ports, as well as in five regional offices across the continental U.S., including from our headquarters in Charlotte, North Carolina and from Compton, California and Jacksonville, Florida. Senior sales and marketing professionals are responsible for developing sales and marketing strategies and are closely involved in servicing our largest customers. All pricing activities are also coordinated from Charlotte, Irving, Texas, and from Renton, Washington, enabling us to manage our customer relationships. The marketing team located in Charlotte is responsible for providing appropriate market intelligence and direction to the Puerto Rico sales organization. The marketing team located in Renton is responsible for providing appropriate market intelligence and direction to the members of the team who focus on the Hawaii, Guam and Alaska markets. The teams in Charlotte and Dallas are also responsible for providing market intelligence related to our FSX service.

Our regional sales and marketing presence ensures close and direct interaction with customers on a daily basis. Many of our regional sales professionals have been servicing the same customers for over ten years. We believe that we have the largest sales force of all container shipping and logistics companies active in our domestic markets. We believe that the breadth and depth of our relationships with our customers is the principal driver of repeat business from our customers.

Customers

We serve a diverse base of long-standing, established customers consisting of many of the world’s largest consumer and industrial products companies. Such customers include Costco Wholesale Corporation, Johnson & Johnson, Lowe’s Companies, Inc., Safeway, Inc., and Wal-Mart Stores, Inc. In addition, we serve several agencies of the U.S. government, including the Department of Defense and the U.S. Postal Service.

We believe that we are uniquely positioned to serve these and other large national customers due to our position as the only shipping and integrated logistics company serving all three non-contiguous Jones Act markets, as well as Guam and Asia. Approximately 56% of our transportation revenue in 2010 was derived from customers shipping with us in more than one of our markets and approximately 36% of our transportation revenue in 2010 was derived from customers shipping with us in all three domestic markets.

We generate most of our revenue through customer contracts with specified rates and volumes, and with durations ranging from one to six years, providing stable revenue streams. The majority of our customer contracts contain provisions that allow us to implement fuel surcharges based on fluctuations in our fuel costs. In addition, our relationships with many of our customers extend far beyond the length of any given contract. For example, some of our customer relationships extend back over 40 years and our top ten customer relationships average 32 years.

We serve customers in numerous industries and carry a wide variety of cargos, mitigating our dependence upon any single customer or single type of cargo. For 2010, our top ten largest customers represented approximately 36% of transportation revenue, with the largest customer accounting for approximately 9% of transportation revenue. During 2010, our top ten largest customers comprised approximately 40% of total revenue, with our largest customer accounting for approximately 9% of total revenue. Total revenue includes transportation, non-transportation and other revenue.

Industry and market data used throughout this prospectus, including information relating to our relative position in the shipping and logistics industries are approximations based on the good faith estimates of our management. These estimates are generally based on internal surveys and sources, and other publicly available information, including local port information. Unless otherwise noted, financial, industry and market data presented herein are for the period ending in December 2010.

Operations Overview

Our operations share corporate and administrative functions such as finance, information technology, human resources, legal, and sales and marketing. Centralized functions are performed primarily at our Charlotte headquarters and at our operations center in Irving.

We book and monitor all of our shipping and logistics services with our customers through the Horizon Information Technology System (“HITS”). HITS, our proprietary ocean shipping and logistics information technology system, provides a platform to execute a shipping transaction from start to finish in a cost-effective, streamlined manner. HITS provides an extensive database of information relevant to the shipment of containerized cargo and captures all critical aspects of every shipment booked with us. In addition, HITS supports a wide variety of our logistics services including less-than-truckload (LTL), full truckload (FTL), NVOCC, air freight, expedited ground and warehousing. In a typical transaction, our customers go on-line to book a shipment or call, fax or e-mail our customer service department. Once applicable shipping information is input into the booking system, a booking number is generated. The booking information then downloads into other systems used by our dispatch team, terminal personnel, vessel planners, documentation team, logistics team and other teams and personnel who work together to produce a seamless transaction for our customers.

We strive to minimize our empty repositioning costs. Our dispatch team coordinates truck and/or rail shipping between inland locations and ports on intermodal bookings. We currently purchase rail services directly from the railroads involved through confidential transportation service contracts. Our terminal personnel schedule equipment availability for containers picked up at the port. Our vessel planners develop stowage plans and our documentation teams process the cargo bill. We review space availability and inform our other teams and personnel when additional bookings are required and when bookings need to be changed or pushed to the next vessel. After containers arrive at the port of origin, they are loaded on board the vessel. Once the containers are loaded and are at sea, our destination terminal staff initiates their process of receiving and releasing containers to our customers. Customers accessing HITS via our internet portal have the option to receive e-mail alerts as specific events take place throughout this process. All of our customers have the option to call our customer service department or to access HITS via our internet portal, 24 hours a day, seven days a week, to track and trace shipments. Customers may also view their payment histories and make payments online.

Insurance

We maintain insurance policies to cover risks related to physical damage to our vessels and vessel equipment, other equipment (including containers, chassis, terminal equipment and trucks) and property, as well as with respect to third-party liabilities arising from the carriage of goods, the operation of vessels and shoreside equipment, and general liabilities which may arise through the course of our normal business operations. We also maintain workers compensation insurance, business interruption insurance, and directors’ and officers’ insurance providing indemnification for our directors, officers, and certain employees for some liabilities.

Security

Heightened awareness of maritime security needs, brought about by the events of September 11, 2001 and numerous maritime piracy attacks around the globe, have caused the United Nations through its International Maritime Organization (“IMO”), the U.S. Department of Homeland Security, through its Coast Guard, and the states and local ports to adopt a more stringent set of security procedures relating to the interface between port facilities and vessels. In addition, the U.S. Congress has enacted legislation requiring the implementation of Coast Guard approved vessel and facility security plans.

Certain aspects of our security plans require our investing in infrastructure upgrades to ensure compliance. We have applied in the past and will continue to apply going forward for federal grants to offset the incremental expense of these security investments. While we were successful through two early rounds of funding to secure substantial grants for specific security projects, the current grant award criteria favor the largest ports and stakeholder consortia applications, limiting the available funds for standalone private maritime industry stakeholders. In addition, the current administration is continuously reviewing the criteria for awarding such grants. Such changes could have a negative impact on our ability to win grant funding in the future. Security surcharges are evaluated regularly and we may at times incorporate these surcharges into the base transportation rates that we charge.

Employees

As of June 26, 2011, we had 1,805 employees, of which approximately 1,267 were represented by seven labor unions.

The table below sets forth the unions which represent our employees, the number of employees represented by these unions as of June 26, 2011 and the expiration dates of the related collective bargaining agreements:

Union	Collective Bargaining Agreement(s) Expiration Date	Number of Our Employees Represented
International Brotherhood of Teamsters	March 31, 2013	256
International Brotherhood of Teamsters, Alaska	June 30, 2011(1)	112
International Longshore & Warehouse Union (ILWU)	July 1, 2014	209
International Longshore and Warehouse Union, Alaska (ILWU-Alaska)	June 30, 2011(1)	99
International Longshoremen’s Association, AFL-CIO (ILA)	September 30, 2012	—	(2)
International Longshoremen’s Association, AFL-CIO, Puerto Rico	September 30, 2012	86
Marine Engineers Beneficial Association (MEBA)	June 15, 2017	105
International Organization of Masters, Mates & Pilots, AFL-CIO (MMP)	June 15, 2017	68
Office & Professional Employees International Union, AFL-CIO	November 9, 2012	56
Seafarers International Union (SIU)	June 30, 2012	276

(1)	Our employees who are covered under this agreement are continuing to work under an old agreement while we negotiate a new agreement.
(2)	Multi-employer arrangement representing workers in the industry, including workers who may perform services for us but are not our employees.

The table below provides a breakdown of headcount by non-contiguous Jones Act market and function for our non-union employees as of June 26, 2011.

	Alaska Market	Hawaii Market	Puerto Rico Market	FSX/ Guam Market	Corporate(a)	Total
Senior Management	1	2	—	1	12	16
Operations	31	65	45	31	35	207
Sales and Marketing	15	24	42	12	5	98
Administration(b)	2	23	8	15	169	217

Total Headcount	49	114	95	59	221	538

(a)	Corporate headcount includes employees in both Charlotte, North Carolina (headquarters) and in Irving, Texas and other locations.
(b)	Administration headcount is comprised of back-office functions and also includes customer service and documentation.

Environmental Initiatives

We strive to support our commitment to protect the environment with programs that promote best practices in environmental stewardship. During 2008, we launched our Horizon Green initiative. Through our Horizon Green initiative, we strive to better understand and measure our impact on the environment, and to develop programs that incorporate environmental stewardship into our core operations. Within the Horizon Green initiative, we are addressing four key areas:

Marine Environment

To protect the marine environment, we have established several programs, including vessel management controls and audits, ballast water management, waste stream analyses, low sulfur diesel fuel usage and marine terminal pollution mitigation plans. In addition, we are required to comply with the MARPOL Convention (International Convention for the Prevention of Pollution from Ships) and ISM Code (International Safety Management Code) created by the IMO.

Emissions

We are focused on reducing transportation emissions, including carbon dioxide, particulates, nitrous oxides and sulfur dioxide, through improvements in vessel fuel consumption and truck efficiency combined with the use of alternative fuels and more efficient transportation alternatives, such as coastwise shipping.

Sustainability

We believe in a long-term, sustainable approach to logistics management which will benefit the Company, its associates, customers, shareholders and the community. Examples include reducing empty backhaul miles through logistics network optimization, reduced fossil fuel consumption and using recycled materials to build containers.

Carbon Offsets

Freight shipping is one of the world’s leading sources of carbon dioxide emissions that contribute to global climate change. To address this challenge together with our customers, Horizon Logistics has introduced a new carbon offset shipping program, developed by our custom delivery and special handling division. The carbon offset program offers customers a carbon-neutral shipping solution through which retailers and manufacturers can purchase environmental credits that fund carbon offset programs, such as forestation and alternative energy projects.

Environmental and Other Regulation

Our marine operations are subject to various federal, state and local environmental laws and regulations implemented principally by the United States Coast Guard (“Coast Guard”), Environmental Protection Agency (“EPA”), and the United States Department of Transportation (“DOT”), as well as state environmental regulatory agencies. These requirements generally govern the safe operations of our ships and pollution prevention in U.S. internal waters, the territorial sea, and the 200-mile exclusive economic zone of the United States.

The operation of our vessels is also subject to regulation under various international conventions adopted by the International Maritime Organization (“IMO”) that are implemented by the laws of the jurisdictions in which we trade, and enforced by the Coast Guard and port state authorities in our non-U.S. ports of call. In addition, our vessels are required to meet construction, maintenance and repair standards established by the American Bureau of Shipping (“ABS”), Det Norske Veritas (“DNV”), IMO and/or the Coast Guard, and to meet operational, environmental, security, and safety standards and regulations presently established by the Coast Guard and IMO. The Coast Guard also licenses our seagoing officers and certifies our seamen.

Our marine operations are further subject to regulation by various federal agencies or the successors to those agencies, including the Surface Transportation Board (“STB”, the successor federal agency to the Interstate Commerce Commission), the Maritime Administration (“MARAD,” an agency within the DOT), the Federal Maritime Commission, the EPA, U.S. Customs and Border Protection, and the Coast Guard. These regulatory authorities have broad powers over operational safety, tariff filings of freight rates, service contracts, certain mergers, contraband, pollution prevention, financial reporting, and homeland, port and vessel security.

Our common and contract motor carrier operations are regulated by the STB and various state agencies. Our drivers also must comply with the safety and fitness regulations promulgated by the DOT, including certain regulations for drug and alcohol testing and hours of service. The ship’s officers and unlicensed crew members employed aboard our vessels must also comply with numerous safety and fitness regulations promulgated by the Coast Guard, the DOT, and the IMO, including certain regulations for drug testing and hours of service.

The United States Oil Pollution Act of 1990 and the Comprehensive Environmental Response, Compensation and Liability Act

The Oil Pollution Act of 1990 (“OPA”) was enacted and established a comprehensive regulatory and liability regime designed to increase pollution prevention, ensure better spill response capability, increase liability for oil spills, and facilitate prompt compensation for cleanup and damages. OPA is applicable to owners and operators whose vessels trade with the United States or its territories or possessions, or whose vessels operate in the navigable waters of the United States (generally three nautical miles from the coastline) and the 200 nautical mile exclusive economic zone of the United States. Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless it is determined by the Coast Guard or a court of competent jurisdiction that the spill results solely from the act or omission of a third party, an act of God or an act of war) for removal costs and damages arising from discharges or threatened discharges of oil from their vessels up to their limits of liability, unless the limits are broken as indicated below. “Damages” are defined broadly under OPA to include:

•	natural resources damages and the costs of assessment thereof;

•	damages for injury to, or economic losses resulting from the destruction of, real or personal property;

•	the net loss of taxes, royalties, rents, fees and profits by the United States government, and any state or political subdivision thereof;

•	lost profits or impairment of earning capacity due to property or natural resources damage;

•	the net costs of providing increased or additional public services necessitated by a spill response, such as protection from fire, safety or other hazards; and

•	the loss of subsistence use of natural resources.

Effective July 31, 2009, the OPA regulations were amended to increase the liability limits for responsible parties for non-tank vessels to $1,000 per gross ton or $854,400, whichever is greater. These limits of liability do not apply: (1) if an incident was proximately caused by violation of applicable federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or (2) if the responsible party fails or refuses to report the incident, fails to provide reasonable cooperation and assistance requested by a responsible official in connection with oil removal activities, or without sufficient cause fails to comply with an order issued under OPA.

In 1980, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) was adopted and is applicable to the discharge of hazardous substances (other than oil) whether on land or at sea. CERCLA also imposes liability similar to OPA and provides for cleanup, removal and natural resource damage. Liability per vessel under CERCLA is limited to the greater of $300 per gross ton or $5 million, unless the incident is caused by gross negligence, willful misconduct, or a violation of certain regulations, in which case liability is unlimited.

OPA requires owners and operators of vessels to establish and maintain with the Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under the OPA. Effective July 1, 2009, the Coast Guard regulations requiring evidence of financial responsibility were amended to conform the OPA financial responsibility requirements to the July 2009 increases in liability limits. Current Coast Guard regulations require evidence of financial responsibility for oil pollution in the amount of $1,000 per gross ton or $854,400, whichever is greater, for non-tank vessels, plus the CERCLA liability limit of $300 per gross ton for hazardous substance spills. As a result of the Delaware River Protection Act, which was enacted by Congress in 2006, the OPA limits of liability must be adjusted not less than every three years to reflect significant increases in the Consumer Price Index.

Under the Coast Guard regulations, vessel owners and operators may evidence their financial responsibility through an insurance guaranty, surety bond, self-insurance, financial guaranty or other evidence of financial responsibility acceptable to the Coast Guard. Under OPA, an owner or operator of a fleet of vessels may demonstrate evidence of financial responsibility in an amount sufficient to cover the vessels in the fleet having the greatest maximum liability under OPA.

The Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically insured shipowners before enactment of OPA, including the major protection and indemnity clubs, have declined to furnish an insurance guaranty for vessel owners and operators if they are subject to direct actions or are required to waive insurance policy defenses.

OPA allows individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills as well as requirements for response and contingency planning and requirements for financial responsibility. We intend to comply with all applicable state regulations in the states where our vessels call.

We maintain Certificates of Financial Responsibility as required by the Coast Guard and various states for our vessels.

In 2010, both houses of Congress proposed legislation to create certain more stringent requirements related to the prevention and response to oil spills in U.S. waters and to increase both financial responsibility requirements and the limits of liability under OPA and increase penalties. Although the U.S. House of Representatives passed spill legislation, the U.S. Senate did not act on that legislation, and thus no legislation was enacted during the 2009-2010 term of Congress. Spill legislation has again been introduced in Congress for its 2011-2012 term. If Congress passes spill legislation, we could be subject to greater potential liability or penalties if any of our vessels has an incident or we could be required to comply with other requirements thereby increasing our operating costs.

The Act to Prevent Pollution from Ships and MARPOL Requirements for Oil Pollution Prevention

The International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto (“MARPOL”), is the main international convention covering prevention of pollution of the marine environment by vessels from operational or accidental causes. It has been updated by amendments through the years and is implemented in the United States pursuant to the Act to Prevent Pollution from Ships. MARPOL has six specific annexes and Annex I governs oil pollution.

Since the 1990s, the DOJ has been aggressively enforcing U.S. criminal laws against vessel owners, operators, managers, crewmembers, shoreside personnel, and corporate officers for actions related to violations of Annex I. Prosecutions generally involve violations related to pollution prevention devices, such as the oil-water separator, and include falsifying the Oil Record Book, obstruction of justice, false statements and conspiracy. Over the past 10 years, the DOJ has imposed significant criminal penalties in vessel pollution cases and the vast majority of such cases did not actually involve pollution in the United States, but rather efforts to conceal or cover up pollution that occurred elsewhere. In certain cases, responsible shipboard officers and shoreside officials have been sentenced to prison. In addition, the DOJ has required defendants to implement a comprehensive environmental compliance plan (“ECP”). If we are subjected to a DOJ criminal prosecution, we could face significant criminal penalties and defense costs as well as costs associated with the implementation of an ECP.

The United States Clean Water Act

Enacted in 1972, the United States Clean Water Act (“CWA”) prohibits the discharge of “pollutants,” which includes oil or hazardous substances, into navigable waters of the United States and imposes civil and criminal penalties for unauthorized discharges. The CWA complements the remedies available under OPA and CERCLA discussed above.

The CWA also established the National Pollutant Discharge Elimination System (“NPDES”) permitting program, which governs discharges of pollutants into navigable waters of the United States. Pursuant to the NPDES, EPA issued a Vessel General Permit (“VGP”), which has been in effect since February 6, 2009, covering 26 types of discharges incidental to normal vessel operations. The VGP applies to U.S. and foreign-flag commercial vessels that are at least 79 feet in length, and therefore applies to our vessels.

The VGP requires vessel owners and operators to adhere to “best management practices” to manage the 26 listed discharge streams, including ballast water, that occur normally in the operation of a vessel. Vessel owners and operators must implement various training, inspection, monitoring, record keeping, and reporting requirements, as well as corrective actions upon identification of each deficiency. Several states have specified significant, additional requirements in connection with state mandated CWA certifications relating to the VGP.

On February 11, 2011, the EPA and the Coast Guard entered into a Memorandum of Understanding (“MOU”) outlining the steps the agencies will take to better coordinate efforts to implement and enforce the VGP. Under the MOU, the Coast Guard will identify and report to EPA detected VGP deficiencies as a result of its normal boarding protocols for U.S.-flag and foreign-flag vessels. However, EPA retains responsibility and enforcement authority to address VGP violations. We have filed a Notice of Intent to be covered by the VGP for each of our ships. Failure to comply with the VGP may result in civil or criminal penalties.

The National Invasive Species Act

The United States National Invasive Species Act (“NISA”) was enacted in 1996 in response to growing reports of harmful organisms being released into United States waters through ballast water taken on by vessels in foreign ports. The Coast Guard adopted regulations under NISA in July 2004 that impose mandatory ballast water management practices for all vessels equipped with ballast water tanks entering United States waters. These requirements can be met by performing mid-ocean ballast exchange, by retaining ballast water on board the vessel, or by using environmentally sound ballast water treatment methods approved by the Coast Guard. Mid-ocean ballast exchange is the primary method for compliance with the Coast Guard regulations; alternative methods for ballast water treatment are still under development. Vessels that are unable to conduct mid-ocean ballast exchange due to voyage or safety concerns may discharge minimum amounts of ballast water, provided that they comply with recordkeeping requirements and document the reasons they could not follow the required ballast water management requirements. On August 28, 2009, the Coast Guard proposed to amend its regulations on ballast water management by establishing standards for the allowable concentration of living organisms in a vessel’s ballast water discharged in United States waters. As proposed, it would establish a two tier standard. Tier one would set the initial limits to match those set internationally by IMO in the Ballast Water Convention, which has not yet entered into force. These limits are proposed to come into force by January 1, 2012. A limited number of technologies have been approved and may enable some vessels to meet these discharge standards. The tier two standard would be more stringent and cannot be met using existing treatment technology. This second tier, as proposed, would come into effect on January 1, 2017. Although it cannot be predicted with any certainty when the Coast Guard will issue a final rule implementing a new ballast water standard and what discharge standards will be required, the Coast Guard currently estimates that it will publish a ballast water standard in 2011. Upon entry into force of the IMO Ballast Water Convention two of our vessels will be required to have a ballast water treatment system on board by their first survey date after January 1, 2015. All of our remaining vessels will be required to have an approved system on board by their first survey after January 1, 2016. Systems are available that will meet the IMO standards.

Both houses of Congress have proposed a number of bills to amend NISA but it cannot be predicted which bill, if any, will be enacted into law.

In the absence of stringent federal standards, states have enacted legislation or regulations to address invasive species through ballast water and hull cleaning management, and permitting requirements, which in many cases have also become part of the state’s VGP certification. For instance, California requires vessels to comply with state ballast water discharge and hull fouling requirements. Oceangoing vessels covered by the VGP are prohibited from discharging ballast water in Michigan waters unless the vessel meets Michigan state requirements and obtains a Michigan permit. New York requires vessels to meet ballast water treatment standards by January 1, 2012 with technology that is not available today, but has granted extensions to this deadline until August 1, 2013. Other states may proceed with the enactment of similar requirements that could increase the costs of operating in state waters.

The United States Clean Air Act and Air Emission Standards under MARPOL

In 1970, the United States Clean Air Act (as amended by the Clean Air Act Amendments of 1977 and 1990, the “CAA”) was enacted and required the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. The CAA also requires states to submit State Implementation Plans (“SIPs”), which are designed to attain national health-based air quality standards throughout the United States, including major metropolitan and/or industrial areas. Several SIPs regulate emissions resulting from vessel loading and unloading operations by requiring the installation of vapor control equipment. The EPA and some states have each proposed more stringent regulations of air emissions from propulsion and auxiliary engineers on oceangoing vessels. For example, the California Air Resources Board of the state of California (“CARB”) has published regulations requiring oceangoing vessels visiting California ports to reduce air pollution through the use of marine distillate fuels once they sail within 24 miles of the California coastline effective July 1, 2009. More stringent fuel oil requirements are scheduled to go into effect on January 1, 2012.

The state of California also began on January 1, 2010, implementing regulations on a phased in basis that require vessels to either shut down their auxiliary engines while in port in California and use electrical power supplied at the dock or implement alternative means to significantly reduce emissions from the vessel’s electric power generating equipment while it is in port. Generally, a vessel will run its auxiliary engines while in port in order to power lighting, ventilation, pumps, communication and other onboard equipment. The emissions from running auxiliary engines while in port may contribute to particulate matter in the ambient air. The purpose of the regulations is to reduce the emissions from a vessel while it is in port. The cost of reducing vessel emissions while in port may be substantial if we determine that we cannot use or the ports will not permit us to use electrical power supplied at the dock. Alternatively, the ports may pass the cost of supplying electrical power at the port to us, and we may incur additional costs in connection with modifying our vessels to use electrical power supplied at the dock.

Annex VI of MARPOL, addressing air emissions from vessels, came into force in the United States on January 8, 2009 and it will require the use of low sulfur fuels worldwide in both auxiliary and main propulsion diesel engines on vessels. By July 1, 2010, amendments to MARPOL required all diesel engines on vessels built between 1990 and 2000 to meet a Nitrous Oxide (“NOx”) standard of 17.0g-NOx/kW-hr. On January 1, 2011 the NOx standard will be lowered to 14.4 g-NOx/kW-hr and on January 1, 2016 it will be further lowered to 3.4 g-NOx/kW-hr, for vessels operating in a designated Emission Control Area (“ECA”).

In addition, the current global sulfur cap of 4.5% sulfur will be reduced to 3.5% effective January 1, 2012 and be further reduced to as low as 0.5% sulfur in 2020. The recommendations made in connection with a MARPOL fuel availability study scheduled for 2018 at IMO may cause this date to slip to 2025. The current 1.0% maximum sulfur omission permitted in designated ECAs will be reduced to 0.1% sulfur on January 1, 2015. These sulfur limitations will be applied to all subsequently approved ECAs.

In addition, the EPA has received approval of the IMO, in coordination with Environment Canada, to designate all waters within 200 nautical miles of Hawaii and the U.S. and Canadian coasts as ECAs. Under EPA regulations the North American ECA will go into force on January 1, 2012 limiting the sulfur content in fuel that is burned as described above. Beginning in 2016, NOx after-treatment requirements become applicable in this ECA as well. EPA has also obtained preliminary approval at IMO for an ECA around Puerto Rico and the U.S. Virgin Islands.

With the adoption of the United States ECA, all ships operating within 200 miles of the U.S. coast will be required to burn 1% sulfur content fuel oil as of August 1, 2012 and 0.1% sulfur content fuel oil as of January 1, 2015. Our 12 steamships cannot safely burn 0.1% oil without extensive modification to or replacement of their boilers or fuel systems. It is not yet known if such a modification can be designed. EPA has received preliminary approval at IMO to exempt steamships from the 0.1% sulfur content fuel oil requirement until 2020.

The Resource Conservation and Recovery Act

Our operations occasionally generate and require the transportation, treatment and disposal of both hazardous and non-hazardous solid wastes that are subject to the requirements of the United States Resource Conservation and Recovery Act (“RCRA”) or comparable state, local or foreign requirements. From time to time we arrange for the disposal of hazardous waste or hazardous substances at offsite disposal facilities. With respect to our marine operations, EPA has a longstanding policy that RCRA only applies after wastes are “purposely removed” from the vessel. As a general matter, with certain exceptions, vessel owners and operators are required to determine if their wastes are hazardous, obtain a generator identification number, comply with certain standards for the proper management of hazardous wastes, and use hazardous waste manifests for shipments to disposal facilities. The degree of RCRA regulation will depend on the amount of hazardous waste a generator generates in any given month. Moreover, vessel owners and operators may be subject to more stringent state hazardous waste requirements in those states where they land hazardous wastes. If such materials are improperly disposed of by third parties that we contract with, we may still be held liable for cleanup costs under applicable laws.

Endangered Species Regulation

The Endangered Species Act, federal conservation regulations and comparable state laws protect species threatened with possible extinction. Protection of endangered and threatened species may include restrictions on the speed of vessels in certain ocean waters and may require us to change the routes of our vessels during particular periods. For example, in an effort to prevent the collision of vessels with the North Atlantic right whale, federal regulations restrict the speed of vessels to ten knots or less in certain areas along the Atlantic Coast of the United States during certain times of the year. The reduced speed and special routing along the Atlantic Coast results in the use of additional fuel, which affects our results of operations.

Greenhouse Gas Regulation

In February 2005, the Kyoto Protocol to the United Nations Framework Convention on Climate Change (the “Kyoto Protocol”) entered into force. Pursuant to the Kyoto Protocol, countries that are parties to the Convention are required to implement national programs to reduce emissions of certain gases, generally referred to as greenhouse gases, which are suspected of contributing to global warming. In October 2007, the California Attorney General and a coalition of environmental groups petitioned the EPA to regulate greenhouse gas emissions from oceangoing vessels under the CAA. Any passage of climate control legislation or other regulatory initiatives in the United States that restrict emissions of greenhouse gases could entail financial impacts on our operations that cannot be predicted with certainty at this time. The issue is being heavily debated within various international regulatory bodies, such as the IMO, as well and climate control measures that effect shipping could also be implemented on an international basis potentially affecting our vessel operations.

Vessel Security Regulations

Following the terrorist attacks on September 11, 2001, there have been a variety of initiatives intended to enhance vessel security within the United States and internationally. On November 25, 2002, the Maritime Transportation Security Act of 2002 (“MTSA”) was signed into law. To implement certain portions of MTSA, in July 2003, the Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, the IMO adopted amendments to the International Convention for the Safety of Life at Sea (“SOLAS”), known as the International Ship and Port Facilities Security Code (the “ISPS Code”), creating a new chapter dealing specifically with maritime security. The new chapter came into effect in July 2004 and imposes various detailed security obligations on vessels and port authorities. Among the various requirements under MTSA and/or the ISPS Code are:

•	on-board installation of automatic information systems to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel and facility security plans;

•	the implementation of a Transportation Worker Identification Credential program; and

•	compliance with flag state security certification requirements.

The Coast Guard regulations, intended to align with international maritime security standards, generally deem foreign-flag vessels to be in compliance with MTSA vessel security measures provided such vessels have on board a valid International Ship Security Certificate that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code. U.S.-flag vessels, however, must comply with all of the security measures required by MTSA, as well as SOLAS and the ISPS Code if engaged in international trade. We believe that we have implemented the various security measures required by the MTSA, SOLAS and the ISPS Code.

Properties

We lease all of our facilities, including our terminal and office facilities located at each of the ports upon which our vessels call, as well as our central sales and administrative offices and regional sales offices. The following table sets forth the locations, descriptions, and square footage of our significant facilities as of June 26, 2011:

Location	Description of Facility	Square Footage(1)
Anchorage, Alaska	Stevedoring building and various terminal and related property	1,595,705
Charlotte, North Carolina	Corporate headquarters	28,900
Chicago, Illinois	Regional sales office	1,929
Compton, California	Terminal supervision office and warehouse	176,676
Dedeo, Guam	Terminal and related property	108,425
Dominican Republic	Operations office	1,500
Dutch Harbor, Alaska	Office and various terminal and related property	658,167
Elizabeth, New Jersey	Terminal supervision and sales office	3,151
Honolulu, Hawaii	Terminal property and office	97,124	(2)
Houston, Texas	Terminal supervision and sales office	166
Irving, Texas	Operations center	51,989
Jacksonville, Florida	Terminal supervision, sales office & warehousing	15,943
Kenilworth, New Jersey	Ocean shipping services office	12,110
Kodiak, Alaska	Office and various terminal and related property	265,232
Oakland, California	Office and various terminal and related property	247,732
Piti, Guam	Office and various terminal and related property	31,637
Renton, Washington	Regional sales office	9,146
San Juan, Puerto Rico	Office and various terminal and related property	3,256,403
Sparks, Nevada	Warehousing	20,000
Tacoma, Washington	Office and various terminal and related property	797,348

(1)	Square footage for marine terminal facilities excludes common use areas used by other terminal customers and us.
(2)	Excludes 1,647,952 square feet of terminal property, which we have the option to use and pay for on an as-needed basis.

Legal Proceedings

Antitrust Matters

On April 17, 2008, we received a grand jury subpoena and search warrant from the United States District Court for the Middle District of Florida seeking information regarding an investigation by the Antitrust Division of the DOJ into possible antitrust violations in the domestic ocean shipping business. On February 23, 2011, we entered into a plea agreement with the DOJ, and on March 22, 2011, the Court entered judgment accepting our plea agreement and imposed a fine of $45.0 million payable over five years without interest and placed us on probation until the fine payments are completed. On April 28, 2011, the Court reduced the fine from $45.0 million to $15.0 million payable over five years without interest. The first $1.0 million of the fine was paid on April 25, 2011 and we must make payments of $1.0 million on or before the first anniversary thereof, $2.0 million on or before the second anniversary, $3.0 million on or before the third anniversary and $4.0 million on or before each of the fourth and fifth anniversary. The plea agreement provides that we will not face additional charges relating to the Puerto Rico tradelane. In addition, the plea agreement provides that we will not face any additional charges in connection with the Alaska trade, and the DOJ has indicated that we are not a target or subject of any Hawaii or Guam aspects of its investigation.

As part of the court’s judgment, we were placed on probation for five years. The terms of the probation include that the Company: 1) file annual audited financial reports, 2) not commit a criminal act during the probation period, 3) report any material adverse legal or financial event, and 4) annually certify that it has an antitrust compliance program in place that satisfies the federal sentencing guidelines requirements, including antitrust education to key personnel.

Subsequent to the commencement of the DOJ investigation, fifty-eight purported class action lawsuits were filed against us and other domestic shipping carriers (the “Class Action Lawsuits”). Each of the Class Action Lawsuits purports to be on behalf of a class of individuals and entities who purchased domestic ocean shipping services directly from the various domestic ocean carriers. These complaints allege price-fixing in violation of the Sherman Act and seek treble monetary damages, costs, attorneys’ fees, and an injunction against the allegedly unlawful conduct. The Class Action Lawsuits were filed in the following federal district courts: eight in the Southern District of Florida, five in the Middle District of Florida, nineteen in the District of Puerto Rico, twelve in the Northern District of California, three in the Central District of California, one in the District of Oregon, eight in the Western District of Washington, one in the District of Hawaii, and one in the District of Alaska.

Thirty-two of the Class Action Lawsuits relate to ocean shipping services in the Puerto Rico tradelane and were consolidated into a single multidistrict litigation (“MDL”) proceeding in the District of Puerto Rico. On June 11, 2009, we entered into a settlement agreement with the named plaintiff class representatives in the Puerto Rico MDL. Under the settlement agreement, we have agreed to pay $20.0 million and to provide a base-rate freeze as described below to resolve claims for alleged antitrust violations in the Puerto Rico tradelane.

The base-rate freeze component of the settlement agreement provides that class members who have contracts in the Puerto Rico trade with us as of the effective date of the settlement would have the option, in lieu of receiving cash, to have their “base rates” frozen for a period of two years. The base-rate freeze would run for two years from the expiration of the contract in effect on the effective date of the settlement. All class members would be eligible to share in the $20.0 million cash component, but only our contract customers would be eligible to elect the base-rate freeze in lieu of receiving cash.

On July 8, 2009, the plaintiffs filed a motion for preliminary approval of the settlement in the Puerto Rico MDL, and the Court granted preliminary approval of the settlement on July 12, 2010. We have paid $10.0 million into an escrow account and the settlement agreement provides that we were required to pay the remaining $10.0 million after final approval of the settlement agreement by the Court. On April 26, 2011, the plaintiffs advised us that they would not object to us paying the remainder of the $10 million due under the settlement agreement in one payment of $5.0 million within 30 days after final approval of the settlement agreement and a second payment of $5.0 million within 60 days after final approval of the settlement agreement. The Court gave final approval of the settlement agreement on August 30, 2011. Pursuant to the settlement agreement, we have paid $10.0 million into escrow. $5.0 million is due on September 29, 2011 and the remaining $5.0 million is due on October 31, 2011.

Some class members have elected to opt-out of the settlement, and the customers that have elected to opt-out of the settlement and customers not part of the settlement class may file lawsuits containing allegations similar to those made in the Puerto Rico MDL and seek the same type of damages under the Sherman Act as sought in the Puerto Rico MDL. We are not able to determine whether or not any actions will be brought against us or whether or not a negative outcome would be probable if brought against us, or a reasonable range for any such outcome, and have made no provisions for any potential proceedings in the accompanying financial statements. Given the volume of commerce involved in the Puerto Rico shipping business, an adverse ruling in a potential civil antitrust proceeding could subject us to substantial civil damages given the treble damages provisions of the Sherman Act.

In addition, we have actively engaged in discussions with a number of shippers in the Puerto Rico trade that have opted out of the MDL settlement. We have reached commercial agreements or are seeking to reach commercial agreements with certain of those shippers, with the condition that the shipper relinquishes any existing antitrust claims. In some cases, as part of the agreement, we have agreed to, or are seeking to agree to, future discounts which will be charged against operating revenue if and when the discount is earned and certain other conditions are met.

Twenty-five of the fifty-eight Class Action Lawsuits relate to ocean shipping services in the Hawaii and Guam tradelanes and were consolidated into a MDL proceeding in the Western District of Washington. On March 20, 2009, we filed a motion to dismiss the claims in the Hawaii and Guam MDL. On August 18, 2009, the United States District Court for the Western District of Washington entered an order dismissing, without prejudice, the Hawaii and Guam MDL. In dismissing the complaint, however, the plaintiffs were granted thirty days to amend their complaint. After several extensions, the plaintiffs filed an amended consolidated class action complaint on May 28, 2010. On July 12, 2010, we filed a motion to dismiss the plaintiffs’ amended complaint. The motion to dismiss the amended complaint was granted with prejudice on December 1, 2010. The plaintiffs appealed the Court’s decision to dismiss the amended complaint with the United States Court of Appeals for the Ninth Circuit and the appeal has been briefed by the parties. Oral argument was held on September 1, 2011. We intend to vigorously defend against this purported class action lawsuit.

One district court case remains in the District of Alaska, relating to the Alaska tradelane. We and the class plaintiffs have agreed to stay the Alaska litigation, and we intend to vigorously defend against the purported class action lawsuit in Alaska.

In addition, on July 9, 2008, a complaint was filed by Caribbean Shipping Services, Inc. in the Circuit Court, 4th Judicial Circuit in and for Duval County, Florida, against us and other domestic shipping carriers alleging price-fixing in violation of the Florida Antitrust Act and the Florida Deceptive and Unlawful Trade Practices Act. The complaint seeks treble damages, injunctive relief, costs and attorneys’ fees. The case is not brought as a class action. On October 27, 2008, we filed a motion to dismiss. The motion to dismiss is pending.

In February 2011, the Commonwealth of Puerto Rico filed a lawsuit against us seeking monetary damages in its own right and on behalf of a class of persons who allegedly paid inflated prices for goods imported to Puerto Rico as a result of alleged price-fixing by the defendants in violation of the Puerto Rico Monopolies and Restraint of Trade Act. In addition, two lawsuits have been filed against us as putative class-action lawsuits on behalf of indirect purchasers, one of which is pending in the Court of First Instance for the Commonwealth of Puerto Rico and the other is pending in the United States District Court for the District of Puerto Rico.

On March 31, 2011, we entered into a settlement agreement with the Commonwealth of Puerto Rico and the named plaintiffs, individually and representing the indirect purchasers, to resolve claims relating to the Puerto Rico trade. The settlement agreement was entered into by the parties pursuant to a Memorandum of Understanding, dated February 22, 2011.

Under the settlement agreement, the plaintiffs and the Commonwealth of Puerto Rico agreed to settle claims alleged in the three lawsuits filed against us and the other defendants. Pursuant to the Settlement Agreement, each of the defendants will pay a one-third share of the total settlement amount of $5.3 million. Accordingly, we have agreed to pay $1.8 million as our share of the settlement amount. If the settlement agreement is finally approved, the settling defendants will receive a full release from the named plaintiffs, from the members of the settlement class, and from the Commonwealth of Puerto Rico in its own right and as parens patriae. The court granted preliminary approval of the settlement agreement on April 26, 2011. The Court granted final approval to the settlement agreement on July 19, 2011 and we made the final settlement payment on July 29, 2011.

On December 31, 2008, a securities class action lawsuit was filed against us by the City of Roseville Employees’ Retirement System in the United States District Court for the District of Delaware. The complaint purported to be on behalf of purchasers of our common stock. The complaint alleged, among other things, that we made material misstatements and omissions in connection with alleged price-fixing in our shipping business in Puerto Rico in violation of antitrust laws. We filed a motion to dismiss, and the Court granted the motion to dismiss on November 13, 2009 with leave to file an amended complaint. The plaintiff filed an amended complaint on December 23, 2009, and we filed a motion to dismiss the amended complaint on February 12, 2010. Our motion to dismiss the amended complaint was granted with prejudice on May 18, 2010. On June 15, 2010, the plaintiff appealed the Court’s decision to dismiss the amended complaint. We filed our opposition brief with the Court of Appeals on December 22, 2010 and the plaintiffs filed their reply brief on February 2, 2011. Oral argument was held on June 23, 2011. The Court dismissed the lawsuit on August 24, 2011, and the plaintiffs have moved for a rehearing or a rehearing en banc, however we do not know whether the plaintiffs will seek further redress.

Through June 26, 2011, we have incurred approximately $31.3 million in legal and professional fees associated with the DOJ investigation, the antitrust related litigation, and other related legal proceedings.

Environmental Matters

We are subject to numerous laws and regulations relating to environmental matters and related record keeping and reporting. We have been advised that the U.S. Coast Guard and the offices of the U.S. Attorney for the Northern and Central Districts of California are investigating matters involving two of our vessels. We are fully and proactively cooperating with these investigations. During the year ended December 26, 2010, we recorded a provision in our Consolidated Statement of Operations of $0.5 million related to these contingencies. During the quarter ended June 26, 2011, we recorded an additional $1.0 million for a total of $1.5 million, which represents our best estimate of the potential liability. It is possible that the outcome of the investigation could result in a fine greater than $1.5 million or other actions against us that could have an adverse effect on our business and operations.

In the ordinary course of business, from time to time, we and our subsidiaries become involved in various legal proceedings. These relate primarily to claims for loss or damage to cargo, employees’ personal injury claims, and claims for loss or damage to the person or property of third parties. We and our subsidiaries generally maintain insurance, subject to customary deductibles or self-retention amounts, and/or reserves to cover these types of claims. We and our subsidiaries also, from time to time, become involved in routine employment-related disputes and disputes with parties with which they have contractual relations.

Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure information required to be disclosed in Company reports filed under the Exchange Act, is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed in Company reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures pursuant to Rule 13a-15(b) of the Exchange Act as of December 26, 2010. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are effective as of December 26, 2010.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) under the Exchange Act. Pursuant to the rules and regulations of the Securities and Exchange Commission, internal control over financial reporting is a process designed by, or under the supervision of, our principal executive and principal financial officers, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. Due to inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Further, because of changes in conditions, effectiveness of internal control over financial reporting may vary over time.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our internal control over financial reporting as of December 26, 2010 based on the control criteria established in a report entitled Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on such evaluation management has concluded that our internal control over financial reporting is effective as of December 26, 2010.

Ernst and Young LLP, our independent registered public accounting firm, has issued an attestation report on the effectiveness of the Company’s internal controls over financial reporting, which is on page F-22 of this prospectus.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during our fiscal quarter ending December 26, 2010, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

MANAGEMENT

Directors, Executive Officers and Key Employees

The following table sets forth certain information regarding our executive officers and the members of our Board, including nominees for Director, as of August 15, 2011:

Name	Age	Position
Stephen H. Fraser	53	President and Chief Executive Officer
Alex J. Mandl	67	Chairman of the Board of Directors
Michael T. Avara	52	Executive Vice President and Chief Financial Officer
Brian W. Taylor	52	Executive Vice President and Chief Operating Officer
Robert S. Zuckerman	67	Vice President, Law and Government Affairs
Michael F. Zendan II	48	Senior Vice President, General Counsel and Secretary
James G. Cameron	65	Director
Norman Y. Mineta	79	Director
Admiral Vern Clark U.S.N. (Ret.)	66	Director
William J. Flynn	57	Director
Thomas P. Storrs	58	Director
Bobby J. Griffin	62	Director

Executive Officers

Stephen H. Fraser has served as interim President and Chief Executive Officer of the Company since March 11, 2011. He has served as a Director of the Company since June 2010. From September 2008 to December 2009, Mr. Fraser served as Executive Vice President, Corporate Strategy of GENCO Supply Chain Solutions where he also served as Chief Executive Officer of GENCO’s three reverse logistics business units. From May 2000 to January 2008 Mr. Fraser was President and Chief Executive Officer of May Logistics Services and ADS Logistics, two logistics companies with common ownership. From 1996 to 2000 Mr. Fraser served in a variety of leadership positions at divisions of GATX Corporation. Mr. Fraser began his career by working for 10 years at GE Sea Containers, which was principally involved in the financing and leasing of shipping containers, chassis, ships and rolling stock. Mr. Fraser serves on the boards of Nautilus International Holding Corporation and Focus Products Group and is former Chairman of International Teams. Mr. Fraser holds a Bachelor of Science degree in Economics and Political Science from Columbia University.

Michael T. Avara was appointed Executive Vice President and Chief Financial Officer of the Company effective March 11, 2011 and served as Senior Vice President and Chief Financial Officer since April 4, 2008. Previously, he served as Vice President, Investor Relations and Treasurer of the Company from September 2007. Mr. Avara served as Treasurer of the Company, Horizon Lines Holding and H-Lines Finance from August 2005 through September 2007, as Vice President, Investor Relations, of Horizon Lines from March 2005 through August 2007 and as Treasurer of Horizon Lines from March 2004 through August 2007. He is responsible for the accounting, finance, audit, treasury, risk management, strategic planning and investor relations functions for Horizon Lines and its business units. Prior to joining Horizon Lines in March 2004, Mr. Avara spent 21 years in various accounting and finance functions at CSX Corporation and its subsidiaries, where he most recently served for two years as Assistant Vice President, Corporate Finance, including seven years with CSX Lines, LLC and Sea-Land Service, Inc., where he held the position of Controller. Mr. Avara began his career in public accounting with Coopers & Lybrand. Mr. Avara received both an M.B.A. in Finance and a B.A. in Accounting from Loyola College in Baltimore, Maryland.

Brian W. Taylor has served as Executive Vice President and Chief Operating Officer since March 11, 2011 and served as Senior Vice President and Chief Commercial Officer since December 2010. Prior to assuming his present position, he served as Senior Vice President International Services from January 2010, and as President of Horizon Logistics Holdings, LLC from August 2007, and Senior Vice President, Sales and Marketing, of Horizon Lines, from February 2006 through August 2007. He served as Vice President and General Manager, Hawaii and Guam, of Horizon Lines from June 2000 through January 2006. Mr. Taylor was Vice President and General Manager for the Puerto Rico market from July 1998 to June 2000. Previously, Mr. Taylor held various management positions in sales and marketing both in North America and Asia, including General Manager, of Buyers Consolidators, Ltd., Hong Kong, an affiliate of Sea-Land. He joined Sea-Land in 1984 as a sales representative in Montreal, Canada. Mr. Taylor received his Bachelor of Commerce and M.B.A. in Business and Financial Management from Concordia University.

Robert S. Zuckerman has served as Vice President, Law and Government Affairs of the Company since June 2011. Mr. Zuckerman served as Senior Vice President, General Counsel and Secretary of the Company from January 2010 through June 2011, Vice President, General Counsel and Secretary of Horizon Lines Holding since July 2004, Secretary of Horizon Lines since January 2000, and Vice President and General Counsel of Horizon Lines since August 2000. He also served as Vice President, General Counsel and Secretary H-Lines Finance from December 2004 through September 2007. Prior to serving in his current positions, Mr. Zuckerman was Vice President, General Counsel and Secretary of the Company from July 2004 and Deputy General Counsel and Secretary of Sea-Land Service from 1990 to 2000. He has been with Horizon Lines and Sea-Land Service for 34 years. Prior to his employment with Horizon Lines, Mr. Zuckerman served as an Assistant Field Office Chief with the U.S. Department of Justice, Antitrust Division, where he worked on the President’s Deregulation Task Force. Mr. Zuckerman is a former Chairman of the Transportation and Industry Regulation Committees of the Antitrust Section of the American Bar Association. Mr. Zuckerman is a graduate of Brandeis University and received his law degree from Brooklyn Law School.

Michael F. Zendan II has served as Senior Vice President, General Counsel and Secretary of the Company since June 2011. Previously, he served as Vice President, Deputy General Counsel and Assistant Secretary since joining the Company in September 2009. Prior to joining the Company, Mr. Zendan served for 10 years as Vice President, General Counsel and Secretary at Muzak LLC. Previous to that, Mr. Zendan worked in various legal roles, including Assistant General Counsel, for Coltec Industries Inc., in Charlotte, NC, and West Hartford, CT. Mr. Zendan received his undergraduate degree, With Distinction, from Cornell University and his law degree from the State University of New York at Buffalo, where he graduated Cum Laude. He is a member in good standing of the Connecticut Bar since December 1988, the District of Columbia Bar since November 1989, and the North Carolina Bar since March 1997.

Class I Incumbent Directors — Term Expiring in 2012

Alex J. Mandl has served as independent Chairman of the Board of the Company since March 11, 2011 and has served as a Director of the Company since June 2007. Mr. Mandl has been the Chairman of the Board of Gemalto, a global leader in digital security, since December 2007. From June 2006 to November 2007, he was the Executive Chairman of Gemalto. Mr. Mandl has also served as the President and Chief Executive Officer and a member of the Board of Gemplus, positions he held since August 2002. He has served as a principal in ASM Investments, a company focusing on technology investments, since April 2001. Previously, Mr. Mandl served as Chairman and CEO of Teligent, President and Chief Operating Officer of AT&T and Chairman and CEO of Sea-Land Service, Inc, the domestic and international predecessor of Horizon Lines. Mr. Mandl currently serves on the boards of Gemalto and Dell Inc. Mr. Mandl holds an MBA from the University of California at Berkeley and a BA in economics from Willamette University.

Mr. Mandl’s Experience, Qualifications, and/or Skills: current or recent public company CEO, designated financial expert, experience in supply chain/logistics, transportation, consumer, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange.

James G. Cameron has served as a Director of the Company and Horizon Lines Holding since July 2004. From August 2008 to May 2009, he served on the board of Production Enhancement Group, Inc., an oil field services company. Mr. Cameron was the President of Omega Management, LLC, a management consulting company specializing in the petrochemical services industry from July 2003 to December 2006. He also served as a Director of Statia Terminals Group N.V., from February 1997, until the liquidation of such corporation in February 2002. Mr. Cameron joined a predecessor of Statia Terminals Group in 1981, and held various positions with predecessors and subsidiaries of Statia Terminals Group, including President and Chairman of the Board of Statia Terminals, Inc., the principal management and administrative subsidiary of Statia Terminals Group, from 1993 until June 2002. Mr. Cameron is a 1969 graduate of the United States Merchant Marine Academy.

Mr. Cameron’s Experience, Qualifications, and/or Skills: accounting and/or finance expertise, experience in supply chain/logistics, transportation, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

Norman Y. Mineta has served as a Director of the Company since December 2006. Mr. Mineta is currently Vice Chairman of Hill & Knowlton, one of the world’s premier communications consultancies. His distinguished career includes 20 years in the U.S. House of Representatives representing the heart of California’s Silicon Valley, the chair of the National Civil Aviation Review Commission and cabinet service under two United States presidents. In December 2006, Mr. Mineta was awarded the Presidential Medal of Freedom. Mr. Mineta joined the administration of President George W. Bush in January 2001 and was the longest serving Secretary of Transportation in the history of that cabinet post. He also served as U.S. Secretary of Commerce under President Bill Clinton. Prior to joining the Clinton Administration, he was vice president of Lockheed Martin. Mr. Mineta currently serves on the boards of AECOM Technology Corporation and SJW Corp.

Mr. Mineta’s Experience, Qualifications, and/or Skills: extensive and distinguished experience in public and government service, experience in transportation and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

Class II Incumbent Director Nominees — Terms Expiring in 2013

Vern Clark U.S.N. (Ret.) has served as a Director of the Company since June 2007. Admiral Clark retired from the Navy in September 2005 following 37 years of distinguished military service. Admiral Clark’s Navy experience includes having served over half his career in command starting with a Patrol Gunboat as Lieutenant and concluding in the halls of the Pentagon as the Chief of Naval Operations (CNO) and a member of the Joint Chiefs of Staff. In between he commanded ships, two destroyer squadrons, the Atlantic Fleet’s Anti-Submarine Warfare Training Center, a carrier battle group, the Second Fleet, NATO’s Striking Fleet, and the Atlantic Fleet. Admiral Clark now serves on the board of directors of Raytheon Company, Rolls Royce North America, and is on the World Board of Governors of the USO. Admiral Clark also serves on the Board and as Chairman of SRI International. In the world of education he was named a Distinguished Professor at Regent University and he is a Trustee at Regent University, Vanguard University and a member of the Board of Visitors at Air University. He serves as a senior advisor with Booz Allen Hamilton, the Defense Policy Board, the advisory boards of Fleishman-Hillard, Computer Science Corporation, Cubic Defense Applications, Robertson Fuel Systems, Northrop Grumman Corporation, and the Executive Committee of Military Ministry. Admiral Clark earned his undergraduate degree from Evangel College in Springfield, Missouri, and an MBA from the University of Arkansas. He has since received Honorary Doctorate Degrees from the University of Toledo, Old Dominion University, Northwest University and Palm Beach Atlantic University.

Mr. Clark’s Experience, Qualifications, and/or Skills: extensive and distinguished military service, experience in supply chain/logistics and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

William J. Flynn has served as a Director of the Company since November 2006 and the Lead Independent Director since May 2008. Mr. Flynn has served as President and CEO and as a director of Atlas Air Worldwide Holdings, a publicly traded provider of air industry operations serving global freight transportation needs through its two subsidiary certificated airlines, Atlas Air, Inc. and Polar Air Cargo, since June 2006. Mr. Flynn served as President and CEO of GeoLogistics Corp. from August 2002 to June 2006 and as Senior Vice President of CSX Corporation from April 2000 to July 2002. He currently serves as a director of Republic Services, Inc. Mr. Flynn has spent nearly 30 years in the transportation industry and has also held senior executive positions with PWC Logistics and Sea-Land Service, Inc. He holds a B.A. degree in Latin American Studies from the University of Rhode Island and a Master’s degree from the University of Arizona.

Mr. Flynn’s Experience, Qualifications, and/or Skills: current or recent public company CEO, accounting and/or finance expertise, experience in supply chain/logistics, transportation, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, commitment to serve as Lead Independent Director, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange.

Stephen H. Fraser. See “— Executive Officers” for the biography of Mr. Fraser.

Mr. Fraser’s Experience, Qualifications, and/or Skills: experience in supply chain/logistics, transportation, and international markets and citizen of the United States

Class III Incumbent Directors — Terms Expiring in 2014

Thomas P. Storrs has served as a Director of the Company since June 2007. Mr. Storrs is currently an Executive Officer of Takata Corporation, Tokyo, Japan. Mr. Storrs served on the board of directors of Takata Corporation from 2005 until 2008 and has held numerous senior management positions with Takata and affiliated companies since Takata acquired Burlington Industrial Fabrics in 1988. Takata Corporation, a public company, is a global supplier to the automotive industry. From 1998 to 2005, he served as President and Chief Operating Officer, and from 1995 to 1998, he was Treasurer and Chief Financial Officer of TK Holdings Inc. From 1993 to 1995, Mr. Storrs was President and Chief Operating Officer of Inflation Systems Inc., and from 1988 to 1993, he was Executive Vice President and Chief Financial Officer of Highland Industries. Prior to these positions, he was Vice President of Operations and Controller of Burlington Industrial Fabrics. Mr. Storrs earned his BA in economics and mathematics at Yale College and an MBA from the Darden School of the University of Virginia.

Mr. Storrs’ Experience, Qualifications, and/or Skills: designated financial expert, experience in supply chain/logistics, consumer, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

Bobby J. Griffin has served as a Director of the Company since June 2010. From March 2005 to March 2007, he served as President, International Operations of Ryder System, Inc., a global provider of transportation, logistics and supply chain management solutions. Between 1986 and 2005, Mr. Griffin served in various other management positions with Ryder System, including Executive Vice President, Global Supply Chain Operations and President of ATE Management and Services Company, acquired by Ryder in 1986. Mr. Griffin serves on the boards of Hanesbrands, Inc. and United Rentals, Inc. He holds a B.A. degree in Geography, with a concentration in Transportation and Urban Development, from Morgan State University, and a Master’s degree in Urban Economics and Geography from the University of Cincinnati.

Mr. Griffin’s Experience, Qualifications and/or Skills: experience in supply chain/logistics, transportation, and international markets, familiarity with enterprise risk management, service on the boards of other public companies, citizen of the United States, and “independent” in accordance with the requirements of The New York Stock Exchange

Board Composition

Pursuant to our Bylaws, the Board has established three committees to perform certain management and administration functions: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee. The composition of these Board Committees complies with the rules of The New York Stock Exchange and the provisions of the Sarbanes-Oxley Act of 2002, including applicable independence requirements. The charters of each of the Audit, Compensation and Nominating and Corporate Governance Committees, as amended from time to time, are available on our website at http://www.horizonlines.com under the “Investors” tab. Once you have accessed the “Investors” section of our website, click the “Corporate Governance” link under the “Company Information” heading. Alternatively, each charter is available in print to any stockholder, by written request to the Company’s Corporate Secretary, at the Company’s principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211.

Board Committees

Compensation Committee

The Compensation Committee was established by the Board to oversee the determination, implementation and administration of the compensation for the Company’s executive officers. The Compensation Committee met nine times in the fiscal year ended December 26, 2010. The current members of the Compensation Committee are Messrs. Cameron (chairman), Clark, and Griffin. Mr. Flynn served as a member of the Compensation Committee during the fiscal year ended December 26, 2010 until Mr. Griffin was appointed to the Compensation Committee in June 2010.

Each member of the Compensation Committee qualifies as independent under The New York Stock Exchange’s listing requirements, as an “outside director” under Section 162(m) of the Internal Revenue Code and as a “non-employee director” under Rule 16b-3 of the Exchange Act. The Compensation Committee has the following specific responsibilities regarding executive compensation:

•

To review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, establish a procedure for evaluating the Chief Executive Officer’s performance, evaluate such performance annually in light of those pre-established goals and objectives, and annually review and set the base salary and other annual and long-term compensation of the Chief Executive Officer.

•

To determine the compensation of the Company’s other executive officers under such procedures as it determines are appropriate, which may be similar to the procedures used to determine the Chief Executive Officer’s compensation.

•

To evaluate the total compensation paid to each executive officer, including base salary, annual incentives, long-term incentives, retirement plans, perquisites (if applicable) and all other compensation payable in the ordinary course and under any applicable special circumstances.

•	To approve grants under and to administer the Company’s stock-based compensation plans.

•	To perform such duties and responsibilities as may be assigned to it under the terms of any executive compensation plan or otherwise delegated to it by the Board in connection with such a plan.

•

To review and discuss with management the Compensation Discussion and Analysis and, based on that review and discussion, recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s annual Proxy Statement or Annual Report on Form 10-K. See “Executive Compensation—Compensation Discussion and Analysis.”

•	To prepare the Compensation Committee Report for inclusion in the Company’s annual Proxy Statement or Annual Report on Form 10-K.

•	To adopt, and then review and assess on an annual basis, a compensation philosophy which contains the core principles of the Company’s compensation programs for executives.

•	To assess the Company’s compensation policies and practices for all employees to determine if such policies and practices pose risks that could have a material adverse effect on the Company.

•

To administer the Company’s executive compensation programs and policies, including the Company’s stock ownership guidelines, and to periodically review their operation to ensure the achievement of their intended purposes.

•	To review succession planning and management development activities and strategies for key officers of the Company and its subsidiaries.

•	To establish such policies as it deems appropriate regarding delegation of authority to executive officers.

The Compensation Committee operates under a written charter that describes these and other responsibilities that have been assigned by the Board to the Compensation Committee. The charter also describes membership standards and procedures of the Compensation Committee. The Compensation Committee regularly reports to the Board, reviews the adequacy of its charter at least annually and conducts an annual evaluation of its performance.

The Compensation Committee also has the responsibility to review and evaluate, on at least an annual basis, the compensation for non-management members of the Board and to make recommendations to the Board regarding such compensation. Only non-management Directors are compensated for their service as Directors. The compensation for non-management Directors is described below.

Role of Executive Officers in Compensation Setting. The Chief Executive Officer annually reviews the performance of each executive officer and certain other executives. His own performance is separately reviewed by the Compensation Committee without him present. The Chief Executive Officer recommends salary adjustments and annual award amounts for those executives based on his review of their performance. The Compensation Committee may exercise discretion to modify any recommended salary adjustment or compensation award as it deems appropriate under the circumstances. Decisions regarding compensation for other employees are made by the Chief Executive Officer in consultation with executive officers, except for stock-based compensation which is determined by the Compensation Committee.

Company management makes recommendations to the Compensation Committee regarding stock-based compensation for all non-executive employees of the Company. Management also develops and presents to the Compensation Committee recommendations for the design of compensation programs, including stock and cash-based incentives and other programs designed to attract, motivate and retain key employees.

The Compensation Committee has unrestricted access to the Company’s management and may request the participation of management in any discussion of a particular subject at any meeting. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Vice President of Human Resources, who is responsible for leading some of the discussions regarding the Company’s compensation programs. When the Compensation Committee meets in executive session, neither the Chief Executive Officer, the Vice President of Human Resources nor any other member of management is present. The Chief Executive Officer does not participate in any discussions regarding his compensation.

The Compensation Committee may request the participation of management or outside advisers as it deems necessary or appropriate. The Compensation Committee regularly reports to the Board on compensation matters and annually reviews the Chief Executive Officer’s compensation with the Board in executive session of non-management Directors only. On occasion, the Compensation Committee may seek approval or ratification of certain compensation decisions by the Board when the Board meets in executive session of non-management Directors only.

Use of Compensation Consultants. The Compensation Committee has the authority, without any further approval from the Board, to retain advisers and experts as it deems appropriate, including compensation consultants. In retaining a compensation consultant, the Compensation Committee has sole authority to approve the consulting firm’s fees and other terms of the engagement, and has the sole authority to terminate the consultant.

During the fiscal year ended December 26, 2010, the Compensation Committee engaged an independent executive compensation consulting firm, Towers Watson, to advise it on compensation matters. Towers Watson was engaged to help develop a custom peer group and analyze compensation data for the peer group, to assist in developing appropriate designs for annual performance-based compensation, and to analyze proposed awards of stock-based compensation and assist in designing the terms of those awards.

Towers Watson does not provide any services to the Company or any of its subsidiaries. Its only role is to advise the Compensation Committee on executive and Director compensation.

Audit Committee

The current members of the Audit Committee are Messrs. Storrs (Chairman), Mandl and Flynn. Mr. Fraser served as a member of the audit committee during the fiscal year ended December 26, 2010 and until he was appointed interim President and Chief Executive Officer in March 2011. Mr. Storrs has been designated as an “Audit Committee Financial Expert.” The principal functions of the Audit Committee are:

•	Assist our Board in fulfilling its responsibility to oversee:

(i) The Company’s relationship with its independent auditor; including the auditor’s qualifications, independence and performance;

(ii) The integrity of the Company’s financial statements and reporting practices;

(iii) The Company’s compliance with legal and regulatory requirements; and

(iv) The performance of the Company’s internal audit function.

•	Appoint, compensate, retain, oversee, evaluate and (when necessary or desirable), terminate the Company’s independent auditor.

•	Prepare the Committee’s report, required by SEC rules to be included in the Company’s annual proxy statement.

The Audit Committee met five times in the fiscal year ended December 26, 2010.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Mandl (Chairman), Clark, and Mineta. Mr. Flynn served as the Chairman of the Nominating and Corporate Governance Committee during the fiscal year ended December 26, 2010 until he was appointed as a member of the Audit Committee in March 2011. The principal functions of the Nominating and Corporate Governance Committee are:

•	Establish criteria for the selection of new Directors and submit those criteria to the Board for approval.

•	Identify and approve individuals qualified to serve as members of our Board.

•	Select Director nominees for our Annual Meeting of Stockholders;

•	Evaluate the performance of our Board and Board Committees.

•	Review and recommend to our Board, any appropriate changes to the membership of the Committees of the Board.

•	Develop guidelines and oversight regarding corporate governance.

•	Review, approve, and, if necessary, amend the Company’s corporate governance documents.

The Nominating and Corporate Governance Committee met six times in the fiscal year ended December 26, 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board (the “Committee”) makes decisions regarding the compensation of our executives, which include the “named executives.” The named executives are our Chief Executive Officer, Chief Financial Officer and certain other executive officers.

Executive Summary

Our performance was negatively impacted in 2010 by various factors, including a muted economic recovery in the markets we serve, a prolonged recession in Puerto Rico, rising fuel prices and a continuing antitrust investigation by the Department of Justice. We also faced a difficult competitive environment in those markets that was driven by excess capacity, including the introduction of an additional vessel into Puerto Rico market by one of our competitors. These factors impacted the compensation decisions by the Committee in 2010 and the level of compensation earned by our named executives.

General Performance

Consumer spending drives a very large portion of demand for our services. Consumer spending in the United States accounts for roughly 70 percent of economic activity and is a larger driver of volume demand across our traditional domestic trade lanes — Alaska, Hawaii, Guam and Puerto Rico. Although the broader U.S. economy continued to recover in 2010, consumers did not play a major role, especially in the primary markets we serve. As a result, comparable shipping volume in our core domestic markets saw a decline of 1.1 percent in 2010.

Rising fuel costs also impacted our financial performance in 2010, specifically in the second half of the year. Additionally, we continued to experience strong competition in the markets we serve, driven primarily by excess capacity. This was further exacerbated by the introduction of an additional vessel deployed in the Northeast to Puerto Rico market by one of our competitors. As a result, our unit revenue per container, net of fuel, slipped 0.6 percent in 2010.

In response to these economic and competitive challenges in 2010, we froze executives’ salaries as part of a Company-wide restriction on salary merit increases. As a result, the only adjustment that was made in 2010 to the base salaries of our named executives was to implement a one-time increase that we had approved at the end of 2009 in connection with a decision to eliminate certain executive perquisites. We decided that a one-time salary adjustment was appropriate to help executives transition to the elimination of these perquisites. The total amount of the base salary increases for our named executives was significantly less than the total value of the eliminated benefits.

Our incentive compensation program primarily consists of an annual cash incentive and long-term awards of equity compensation. The 2010 performance targets under both the annual and long-term incentives were established based on internal budget targets approved by the Board of Directors, discussions with the Company’s senior management, prior year financial results and significant strategic initiatives planned for the year. The Company set an adjusted EBITDA target of $122.5 million, an adjusted EBIT target of $55.4 million and a debt reduction target of $15.0 million. The Company did not meet any of the targets that were set for the fiscal year ended December 26, 2010.

The Committee felt that the use of adjusted EBITDA, adjusted EBIT and debt deduction metrics were appropriate in light of the Company’s strategic focus of generating and preserving cash to further reduce the significant amount of debt on the our balance sheet. Consistent with our philosophy that a meaningful portion of an executive’s compensation should be linked to the Company’s performance, our named executives did not earn any incentive compensation in 2010 because our performance did not meet the threshold targets.

Key Accomplishments

The challenging short-term market conditions did not deter us from taking positive steps to position the Company for long-term growth. On December 15, 2010, the Horizon Hawk departed Shanghai for Los Angeles on the inaugural voyage of our new trans-Pacific Five Star Express (FSX) service, marking an historic return to international shipping for Horizon Lines. The successful launch was the result of 12 months of project planning and execution by our international service team led by Executive Vice President and Chief Operating Officer Brian Taylor.

During the year, we also launched a vessel modification program in the Alaska trade. The work on our three D7-Class Alaska fleet, which was just completed, includes modifying stowage to increase weekly capacity for larger shipping containers and making necessary repairs and efficiency improvements. These modifications will allow us to improve service reliability for Alaska customers and enhance cargo mix.

Additionally, the Company has continued to take significant operating and overhead costs out of the business through various cost reduction initiatives aimed at improving our operating ratios and increasing our cash flows.

New Appointments in 2011

In March 2011, Stephen H. Fraser was appointed as the interim President and Chief Executive Officer to succeed Charles T. Raymond in that position when he retired. In addition, we named Brian W. Taylor as Executive Vice President and Chief Operating Officer, to succeed John V. Keenan, who has been granted a leave of absence. We also promoted Michael T. Avara from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer. Both changes were effective in March 2011.

Our Executive Compensation Philosophy

Our compensation program is intended to help us achieve strategic business objectives and to maximize our future growth and profitability. We believe that compensation should help attract, motivate and appropriately reward talented executives. In addition, compensation should focus our executives’ attention on attaining our business objectives, and promoting our growth and profitability. We also believe that having a stable executive management team is necessary to achieve our business objectives. To further these goals, we have adopted a compensation philosophy based on the following core principles:

•	Executive pay should be aligned with the interests of our stockholders and with our business objectives.

•	Executive pay should be targeted at competitive levels, using compensation data for a competitive market comparator group that is relevant to the Company.

•	Executive pay should be structured as a mix of elements that include both fixed and variable compensation, as well as compensation that is earned over annual and multi-year periods.

•	Variable pay should be based on performance measures appropriate to our business and to an executive’s role and responsibilities in the Company.

•

Performance pay goals should be consistent with our overall business objectives, should include appropriate ranges of performance and, when appropriate, should allocate expected performance over our various lines of business.

Our Executive Compensation Program

The Committee has designed our executive compensation program to reflect the compensation philosophy described above. Our compensation program currently uses the following primary elements to compensate our executives:

Compensation Element	Objective	Characteristics
Base Salary	Rewards executives for annual performance and recognizes their individual responsibilities and contributions.	Salary levels are set and adjusted based on a consideration of competitive market data, and an executive’s responsibilities, individual performance and experience.

Annual Cash Incentive Plan	Provides variable compensation that is tied to attainment of business objectives and individual performance goals for the year.	Each executive’s annual bonus opportunity is based on one or more pre-established measures of financial performance and an assessment of individual performance for the year.

Long-Term Incentive Compensation	Long-term incentives are designed to enhance the link between the creation of stockholder value and executive pay. In addition, this element is intended to encourage executives to remain with the Company over a sustained period of time.	Awards may be stock-based, as with stock options or restricted stock awards. Awards may also be cash-based, in which case the amount of compensation payable to an executive depends in whole or in part on the level of achievement of pre-established measures of financial performance.

Retirement and Other Benefits	To allow executives to accumulate retirement savings on a tax-advantaged basis and to provide reasonable levels of other benefits that will help attract and retain key management talent.	Our executives are eligible to participate in the Company’s retirement and health and welfare benefit programs on the same basis as other salaried employees.

The Committee will continue to refine and adjust the program to reflect emerging best practices in executive compensation and to further strengthen the linkage between performance and compensation.

Process for Determining Executive Compensation

Each year the Committee evaluates and sets base salaries, annual cash incentive opportunities and long-term incentive compensation for our executives, using the following processes.

Competitive Pay Positioning

The Committee reviews both peer group data and general industry survey data (referred to collectively as “comparator group data”), and uses those data as a reference point in making executive compensation decisions. The Committee generally sets base salaries at the 50th percentile of the comparator group data. In addition, the Committee typically will set total annual cash compensation (base salary plus target annual cash incentive) close to the 50th percentile of the comparator group data for performance that meets the Company’s annual business objectives, and between the 50th and 75th percentile of the comparator group data for performance that substantially exceeds annual business objectives. We have chosen the 50th percentile as the target for base salaries, and annual incentive cash compensation when we achieve our business objectives, because we believe that this is a reasonable level of total annual compensation which allows us to attract and retain executive talent. We believe that the incentive pay targets for circumstances in which we substantially exceed our business objectives are appropriate to reward exceptional performance, help contribute to a culture of high-performance and align our executives’ interests with those of our stockholders.

In the fiscal year ended December 26, 2010, Towers Watson prepared for the Committee a report on the competitive pay positioning for the certain executives, including the named executives. The report was used by the Committee to conduct a mid-year review of the compensation levels of those executives. The Committee determined that the 2010 compensation for the named executives was appropriately aligned with the comparator group data and that no mid-year adjustment to their compensation was necessary.

The 2010 Towers Watson report included comparator group data from three general industry surveys and for a group of public companies in the transportation industry (“transportation industry peers”). The transportation industry peers were selected based on the comparability of their 2009 revenue and market capitalization to the Company’s 2009 revenue and market capitalization (the Company’s 2009 annual revenue ranked at the 53rd percentile of the group). The group consisted of the following companies:

• Alexander & Baldwin, Inc.	• Knight Transportation, Inc.

• American Commercial Lines	• Landstar System, Inc.

• Arkansas Best Corp.	• Old Dominion Freight Line, Inc.

• Covenant Transportation Group	• Quality Distribution, Inc.

• Heartland Express, Inc.	• SAIA, Inc.

• Kansas City Southern	• Tidewater, Inc.

• Kirby Corp.	• Universal Truckload Services, Inc.

• Werner Enterprises, Inc.

In comparing the pay for the Chief Executive Officer (Mr. Raymond) and the Chief Financial Officer (Mr. Avara) with the comparator group pay data, the Towers Watson report excluded Heartland Express, Inc., Knight Transportation Inc., Universal Truckload Services Inc. and Werner Enterprises Inc. because Towers Watson considered their pay structures to be less representative of the typical pay structure of a broadly-held public company. In addition, the report relied solely on survey data for evaluating Mr. Taylor’s and Mr. Zuckerman’s pay because Towers Watson concluded there was insufficient compensation comparability data from the transportation peer group for those two executives’ positions.

Linking Pay to Business Performance

A meaningful portion of an executive’s total compensation is based on attainment of pre-determined measures of Company or business unit performance. This portion of each executive’s compensation is “at risk.” This means that it is only earned if at least a threshold level of targeted performance is achieved. In addition, some compensation opportunities are structured so that the amount that may be earned increases in relationship to the level of performance above the designated threshold. Performance is measured, and compensation relating to such performance is paid, on both an annual basis and over longer periods of time. Final pay-outs of annual performance-based compensation are determined after an evaluation by the Committee of each executive’s individual performance and contributions during the year. Longer-term performance compensation is tied to attainment of business performance objectives and an executive’s continuous employment with the Company over a period of time.

Each year the Committee considers which measure of Company financial performance to use in setting annual and longer-term incentive compensation for our executives. The Committee has traditionally linked annual cash incentives to the attainment of objective performance measures. The Committee normally establishes the target range for performance compensation based on our internal budget targets. These budget targets are developed annually by management, are reviewed in consultation with the Board and are implemented only after approval by the Board. In establishing performance targets for incentive compensation, the Committee considers the aggressiveness of the Board-approved budget targets, the revenue and earnings growth included in the budget targets as compared to the prior year, and any significant strategic initiatives that may impact the budget targets. The Committee generally consults with the Chief Executive Officer and other senior executives, the Board and the Committee’s independent compensation consultant before setting performance levels for annual and long-term incentive compensation.

In the fiscal year ended December 26, 2010, annual cash incentives for our executives were based primarily on the attainment of targeted levels of adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and on reduction in the Company’s debt. Long-term incentives were based on attainment of adjusted earnings before interest and taxes and also, in the case of Mr. Raymond’s 2010 performance grant, attainment of certain other business objectives.

Consideration of Individual Performance

Each year the Committee assesses the individual performance of each executive, and generally considers such performance when setting an executive’s base salary and annual cash incentive compensation. Individual performance is measured both on quantitative and qualitative measures. Quantitative measures are applied to individual executives by an evaluation process that includes establishing individual objectives for each executive that support the Company’s financial and strategic targets and objectives. Qualitative measures for evaluating individual executive performance include an assessment of various leadership competencies such as effective communication, providing strategic direction, motivating others, fostering teamwork and using sound management principles. The Committee’s assessment of these qualitative measures with regard to individual executive performance is conducted primarily through conversations with the Chief Executive Officer. The Committee believes that use of individual performance measures is important because they create incentives for executives to make specific contributions to the Company’s financial growth based on their individual levels of responsibility, and because it allows the Company to reward those specific contributions.

In the fiscal year ended December 26, 2010, the annual cash incentive plan was designed to make a portion of each named executive’s bonus opportunity (other than for Mr. Raymond) dependent upon on an assessment of the named executive’s individual performance during the year. Mr. Raymond’s performance was to be measured based on attainment of certain strategic business objectives during 2010.

Allocating Between Compensation Elements

The Committee does not have a fixed standard for determining how an executive’s total compensation is allocated among the various elements of the Company’s compensation program. Instead, the Committee uses a flexible approach so that it can structure annual and long-term incentives that are most likely to enhance stockholder value in light of current and anticipated market conditions and to reward extraordinary performance when appropriate. In setting the amounts potentially payable under the annual cash incentive plan, the Committee takes into account other annual cash compensation payable to each executive and how the total annual cash compensation paid to that executive compares to the comparator group compensation data.

The Committee also seeks to allocate a portion of total compensation to long-term, stock-based compensation. The portion of total compensation allocated to stock-based compensation is determined based on a review of a variety of factors including comparator group compensation data, the stock-based compensation that has been awarded to executives in prior years and Company performance. In recent years, the Committee has granted a combination of performance-based and time-vested restricted stock. Performance-based restricted stock provides incentives for the attainment of specific levels of business performance measures and time-based restricted stock is designed to encourage executives to remain employed over a sustained period.

Other Pay-Setting Procedures

See “Process for Determining Executive Compensation” for information and the role of the Committee’s compensation consultant, Towers Watson, and our executives in recommending the amount or form of executive compensation.

2010 Executive Compensation

Base Salaries

At the end of 2009, the Committee approved one-time increases in base salaries for Messrs. Raymond, Avara, Keenan and Taylor to partially adjust for the elimination of certain perquisites that the Company had historically provided. The Committee decided that a one-time salary adjustment was appropriate to help executives transition to the elimination of these perquisites. The total amount of the base salary increases were significantly less than the total value of the eliminated benefits (based on the historical aggregate cost of those benefits to the Company). The base salary adjustments for each named executive were as follows:

Named Executive	Amount of Increase
Charles G. Raymond	$25,000
Michael T. Avara	$15,000
John V. Keenan	$15,000
Brian W. Taylor	$15,000
Robert S. Zuckerman	$0

No other adjustments were made to 2010 base salaries for the named executives. In connection with Mr. Taylor’s promotion from Senior Vice President and Chief Commercial Officer to Executive Vice President and Chief Operating Officer, the Committee approved an increase in base salary from $340,000 to $370,000 effective April 1, 2011. In addition, Mr. Avara was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer, and the Committee approved an increase in base salary from $295,000 to $370,000 effective April 1, 2011.

Cash Incentive Plan Awards

Consistent with the approach that it adopted in 2009, the Committee set the 2010 annual incentive opportunities above median pay for the comparator group in recognition that base salaries continued to be targeted at the 50th percentile of that group. The Committee based the award opportunity for each named executive on attainment of two specific corporate performance objectives and, except in the case of Mr. Raymond, on an assessment of the named executive’s individual performance for the year. This approach was chosen to incent executives to achieve key business performance objectives, and to allow for recognition of their individual contributions. In addition, the Committee decided to separately weight for each executive the relative impact of the corporate performance objectives and individual performance in order to reflect that executive’s responsibilities and spheres of influence over Company performance.

The Committee selected EBITDA (as adjusted to exclude certain nonrecurring and extraordinary items) and net reduction of the Company’s debt obligations as the corporate performance objectives for the fiscal year ended December 26, 2010. Adjusted EBITDA was selected because it is an effective means of evaluating cash generation from core business activities and because it is commonly used in the transportation industry for evaluating corporate performance. Debt reduction was selected because it indicates if cash flow is being used to pay down debt and has a net effect of improving the strength of the Company’s balance sheet.

The performance measures were weighted in the following manner:

	Corporate		Individual Performance Evaluation
Named Executive	EBITDA	Debt Reduction
Charles G. Raymond	75%	25%	0%
Michael T. Avara	60%	20%	20%
John V. Keenan	60%	20%	20%
Brian W. Taylor	60%	20%	20%
Robert S. Zuckerman	50%	15%	35%

Target award opportunities were established for each named executive as a percentage of his 2010 base salary. The Committee set these award opportunities at or near the 75th percentile of target bonus levels indicated in a report on comparator group compensation data prepared by Towers Watson in 2009. The specific percentages for the named executives were 95% for Mr. Raymond, 70% for Mr. Avara, 70% for Mr. Keenan, 70% for Mr. Taylor and 50% for Mr. Zuckerman.

Each named executive’s award opportunity was contingent on the Company attaining a threshold adjusted EBITDA target of $115 million. If this adjusted EBITDA threshold was met, funding would be computed for each business and/or individual performance measure applicable to the named executive. Funding for each of the business performance measures was determined as follows:

•

Funding of at least 20% of the target opportunity for a business performance measure, but less than 100% of target opportunity, if the minimum threshold for the business performance measure was obtained but the target level was not achieved.

•

Funding of at least 100% of the target opportunity for a business performance measure, but less than 200% of target opportunity, if the target for the business performance measure was achieved or exceeded.

•	Funding of up to 150% of target opportunity for a business performance measure if the maximum level was met or exceeded for that business performance measure.

The funding level for each named executive’s individual performance measure was set at 100% of the target opportunity if the named executive met his individual performance goals, and up to 150% of target opportunity for performance that exceeded those goals. The amount funded for each performance measure (business and individual) would then be multiplied by the percentage weighting applicable to the named executive for that performance measure, as noted in the table above. The sum of those weighted amounts would be the named executive’s earned bonus for the year. The threshold, target and maximum goals for each corporate performance set by the Committee were as follows:

Performance Level	Adjusted EBITDA ($m)	Change in Net Debt ($m)
Threshold	$115.0	$8.8
Target	$122.5	$15.0
Maximum	$130.0	$21.0

The Company’s adjusted EBITDA for the year did not meet the threshold. As a result, no amounts were paid under the 2010 cash inventive plan to any of the named executives.

Performance Grant for Mr. Raymond

To incent Mr. Raymond to help the Company achieve specific financial and strategic goals, the Committee awarded him a performance grant under the Company’s Incentive Compensation Plan. The performance grant provided Mr. Raymond an opportunity to receive a cash payment if certain objective and subject performance goals were met, and subject to the attainment of certain threshold goals. The performance grant was structured to pay cash instead of shares of Company common stock because the Committee determined that Mr. Raymond’s stock ownership levels (including shares under his outstanding stock incentive awards) already provided adequate alignment of his interests with those of our stockholders. The conditions attached to the performance grant were as follows:

•

The Company’s adjusted earnings before interest and taxes (“EBIT”) for the period beginning December 21, 2009 and ending on the last day of the 2010 fiscal year (the “Performance Period”) had to be at least $49,846,000.

•	Mr. Raymond had to achieve specific strategic objectives relating to asset deployment, business platform expansion, leadership development and succession planning during the Performance Period.

•	Mr. Raymond had to remain in employment through the end of the Performance Period (subject to certain exceptions).

•

During the period from December 21, 2009 to the last day of the 2011 fiscal year, Mr. Raymond could not sell, transfer or otherwise dispose of shares of Company common stock that he owned or acquired during that period (excluding certain shares), or risk having to return to the Company any amounts previously paid under the performance grant.

The target amount payable under the performance grant was $1,300,000, subject to upward or downward adjustment under a formula based on the Company’s adjusted EBIT for the Performance Period. The amount determined under this formula was referred to as the “Attained Amount.” Under the formula, if the net income threshold was met the Attained Amount would be $650,000 (50% of the target amount). If net income for the Performance Period exceeded target, the Attained Amount would be increased to a higher percentage of the target amount based on the actual level of net income performance, up to a maximum $1,950,000 (150% of the target amount).

The Attained Amount was subject to further adjustment by the Committee to determine the amount (if any) that Mr. Raymond would ultimately earn under the performance grant. The Committee could reduce or eliminate (but not increase) the Attained Amount if the Committee determined in its discretion that Mr. Raymond had not successfully achieved any or all of the strategic objectives. In addition, the Committee could further reduce or eliminate (but not increase) the Attained Amount if the Committee determined in its discretion that a “materially adverse condition” had occurred during the Performance Period or prior to payment of amounts under the performance grant.

The Company’s adjusted EBIT for the Performance Period did not meet the threshold level described above. As a result, Mr. Raymond did not receive any payment under the performance grant.

Long-Term Stock Incentive Awards

The Committee awarded shares of restricted stock to the named executives in 2010, except for Mr. Raymond, who was not awarded any restricted stock because he received the performance grant described above. The Committee decided to make these awards in the form of full-value stock grants in order to better manage dilution rates and overhang levels, as well as minimize the distortive effect of stock market cyclicality on long-term incentives. The Committee also determined that restricted stock could complement the objectives of the 2010 annual inventive plan by linking the number of shares that could be earned under the award to the Company’s attainment of specific performance objectives. Finally, the Committee considered the perceived value to executives of restricted stock compared to awards based solely on stock price appreciation, and determined that restricted stock would better achieve executive retention goals.

Based on these considerations, the Committee awarded two types of restricted stock grants to the named executives, other than Mr. Raymond. The first award was conditioned on attainment of a targeted level of adjusted EBIT for the fiscal year ended December 26, 2010 and on the named executive’s continued employment until 2013 (the “performance-based award”). The second award was based on the named executive’s continued employment for a three-year service period ending in 2013 (the “service-based award”).

The Committee considered various factors in evaluating the number of shares to be awarded to the named executives. This included an analysis by Towers Watson of the maximum potential value of each named executive’s total award relative to the value of long-term incentives taken from general industry market data. The analysis indicated that the Committee’s projected award levels were generally below the market median. The Committee also reviewed projected pay-out value of each named executive’s award (assuming attainment of target performance under the performance-based awards), and compared that value to the value of their fiscal 2009 long-term restricted stock awards. The Committee limited the size of the 2010 awards for the named executives so that the maximum potential value of those awards would not be more than 2% higher than the maximum potential value of the restricted stock awarded to named executives for fiscal year ended December 20, 2009. Other factors considered by the Committee were the financial accounting cost and dilutive effect of the awards.

The Performance-Based Awards entitled the named executives to receive shares of Company common stock based on the level of the Company’s adjusted EBIT for the fiscal year ended December 26, 2010. If the Company achieved an adjusted EBIT level of at least $49,846,000, the named executives would be entitled to receive at least 25% and up to 100% of the number of shares subject to their performance-based award, depending on the Company’s actual adjusted EBIT for the fiscal year ended December 26, 2010. In addition to the Company achieving the adjusted EBIT threshold, the named executive is required to remain continuously employed by the Company until 2013 to earn any shares under performance-based awards (subject to pro-rated vesting for retirement before the three-year period expires). The service-based awards entitle the named executives to receive a specified number of shares of Company common stock if they remain continuously employed by the Company for three years (subject to pro-rated vesting for retirement, similar to the performance-based awards). Dividends on the shares underlying both the performance-based awards and the service-based awards were to be accrued and paid, without interest, at the time that the underlying shares vested, and are forfeited if the underlying shares were not earned or were forfeited.

The Company’s adjusted EBIT for 2010 did not exceed the assigned threshold. Therefore, the named executives will not earn any shares under their performance-based awards.

Employment and Separation Agreements

We generally do not have employment or severance agreements for our executives. However, we recognize that in certain circumstances such agreements may help us achieve the objectives of our compensation program and our other business goals. Therefore, we assess on a case-by-case basis when it may be appropriate to enter into employment or separation agreements.

Raymond Separation Agreement

We decided to enter into a separation agreement with Mr. Raymond in connection with his retirement in March of 2011. The separation agreement provides for payment of certain benefits to Mr. Raymond in recognition of his long period of service to the Company and its predecessor businesses, and in consideration of his release of claims against us, his agreement to comply with certain non-competition and confidentiality requirements and his commitment to cooperate with us to address legal proceedings and certain other matters following his retirement. The separation benefits consist of severance payments of $140,000 per month payable until October of 2011, payments of $72,333 per month for the next 18 months, extension of the exercise period for his outstanding stock options to the earlier of the last day on which those options could be exercised by their original terms or the 10th anniversary of the original date of grant of those options, and indemnification and advancement of expenses in connection with claims relating to his employment with us (to the extent provided for in our charter, bylaws and other documents). He is also entitled to reimbursement of COBRA premiums for continuation of coverage for he and his dependents under our group medical plan.

Fraser Interim Employment Agreement

Stephen Fraser has agreed to serve as our interim President and Chief Executive Officer while we conduct a search for a successor to Mr. Raymond. We entered into an interim employment agreement with Mr. Fraser in March of 2011 to specify the terms under which he would be employed. Under the agreement, Mr. Fraser will be paid a salary of $90,000 per month and will be reimbursed for expenses that he incurs in performing the duties of interim President and Chief Executive Officer (including costs of travel between his home in Chicago and our headquarters in North Carolina). In addition, he will be eligible to participate in the benefit plans generally available to our other senior executives, but he will not be entitled to receive severance benefits or receive equity compensation awards that may be granted to other senior executives. In lieu of being covered under our group medical plan, Mr. Fraser may elect to have us reimburse him for the cost of the medical insurance in place for himself and his dependents when his interim employment began. The agreement also specifies that Mr. Fraser will continue to serve on our Board during his interim employment. As a result, he will receive the annual restricted stock awards that we typically grant to our non-employee directors, will continue to vest in his outstanding restricted stock awards during his interim employment and will continue to be subject to the stock ownership requirements applicable to non-employee directors (and not the stock ownership requirements applicable to executives). However, his annual cash retainer for service on the Board will be prorated to reflect only the period during which he was a non-employee Director.

Keenan Employment Agreement

We entered into an employment agreement with Mr. Keenan before we became a publicly traded company. At that time, we considered such agreements important to recruit and retain key executive talent. In March of 2011, we granted Mr. Keenan a leave of absence with pay. In order to retain Mr. Keenan as an employee while he is on leave, we modified his employment agreement to clarify that the term of the agreement will continue to automatically renew for one year periods during his leave and we increased the amount of severance payable to Mr. Keenan if his employment is involuntarily terminated by us other than for cause before February 24, 2012 from 100% of his annual base salary to 150% of his annual base salary.

Zuckerman Severance Agreement

We also have a severance agreement for Mr. Zuckerman. This agreement, like Mr. Keenan’s employment agreement, was entered into before we became a public company.

Executive Severance Plan

On July 28, 2011, our board of directors, upon the recommendation of the compensation committee, adopted the Horizon Lines, Inc. Executive Severance Plan (the “Severance Plan”). The purpose of the Severance Plan is to provide severance benefits to certain executive-level employees who are not eligible to participate in the Company’s existing severance plan. The Company’s named executive officers will participate in the Severance Plan. The following summary describes the key provisions of the Severance Plan, as they apply to our named executive officers.

The Severance Plan provides that in the event of (i) termination of a participant’s employment other than for “cause” or (ii) such participant’s resignation from employment for “good reason” (as those terms are defined in the Severance Plan), the participant will receive the following benefits:

•	continuation of base salary for one year;

•

continued coverage of the participant and his eligible dependents for a period of one year in the Company’s medical, dental and visions plans, and optional life insurance and personal accident plan coverage at the same costs as for active employees,

•	continued eligibility to receive a pro-rated payment under the annual bonus plan in effect for the year of termination of the participant’s employment, and

•	reasonable outplacement services of up to $25,000.

The severance benefits payable under the Severance Plan are subject to the participant’s execution and non-revocation of a general release of claims in favor of the Company within a specified time period and the participant’s compliance with certain non-competition, non-solicitation and non-disclosure restrictive covenants. A participant who is a party to an employment agreement or any other arrangement with the Company that provides for the payment of severance is not eligible to participate in the Severance Plan.

Retirement and Other Benefits

The named executives participate in certain benefit plans that are also generally available to other salaried employees. These include a Section 401(k) retirement plan that provides a matching contribution on an employee’s contributions made to the plan. The other benefit plans primarily include health care insurance and related benefits, group life insurance, disability, tuition assistance, and an employee stock purchase plan which allowed eligible employees to purchase Company stock at a 10% discount but is not currently available to any employees. The Company does not maintain any defined benefit pension plans or any nonqualified deferred compensation arrangements for its executives. As noted above, we eliminated certain personal benefits for executives beginning in the fiscal year ended December 26, 2010.

Other Compensation Policies

Executive Stock Ownership Requirements

To directly align the interests of executives with the interests of the stockholders, we maintain minimum stock ownership requirements for each Company executive who is at a vice president level or above. Each covered executive’s required level of stock ownership is determined based on a multiple of the executive’s annual base salary and is then converted to a fixed number of shares of the Company’s common stock using a 365-day average closing price per share. The base salary multiple varies depending upon the executive’s position. Executives must reach their assigned ownership level within five years of becoming subject to the requirements. Once the required ownership level has been achieved, an executive is expected to maintain this minimum level of ownership until such time as the executive is no longer subject to the stock ownership requirements. An executive ceases to be subject to the stock ownership requirements when the executive’s employment with the Company terminates or if the executive’s position with the Company changes to a position that is not subject to the stock ownership requirements. If an executive does not meet or maintain the executive’s required ownership level within the required timeframe, then the executive’s participation in any stock-based long-term incentive plan may be restricted, at the discretion of the Committee.

The required stock ownership levels for each of the named executives are based on the following base salary multiples:

• Charles G. Raymond	5 times base salary

• Michael T. Avara	3 times base salary

• John V. Keenan	3 times base salary

• Brian W. Taylor	3 times base salary

• Robert S. Zuckerman	1 times base salary

Each of the named executives was in compliance with this policy during 2010. In accordance with the terms of the policy, Mr. Avara is required to fully comply with the minimum holding requirement by 2013.

Management of Compensation-Related Risk

Our executive compensation program is designed to incent our executives to achieve our annual and longer-term business objectives. The Committee considers how compensation could potentially encourage our executives, either individually or as a group, to make excessively risky business decisions at the expense of long-

term value. In order to address this potential risk, the Committee annually reviews the risk characteristics of our compensation programs generally and considers methods for controlling such risk. The Committee considers the following characteristics of our executive compensation program as factors which help mitigate such risk:

•

Balanced Mix of Pay Types: The target compensation mix is balanced between fixed and variable pay, and represents a balance of cash and long-term equity based compensation vesting over multi-year periods.

•	Balanced Approach to Performance-Based Awards: Performance targets are tied to several financial metrics. Metrics are quantitative and measurable.

•

Performance Period and Vesting Schedules: The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. Restricted stock awards generally vest three years from the grant date.

•

Stock Ownership Requirements: As described more fully above, our executives must hold specified levels of our stock during their careers, thereby aligning their interests with the long-term interests of our stockholders.

Tax and Financial Accounting Considerations

The Committee considers the anticipated tax treatment to the Company and to the individual executives of various compensation payments and benefits. Interpretations of and changes in the tax laws, as well as other factors beyond the Committee’s control, also affect the deductibility of compensation. For these and other reasons, the Company will not necessarily in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of the Company under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

We also regularly consider the financial accounting implications of our compensation program. However, the Committee and the Company do not determine the compensation payable to executives and employees solely on the basis of the accounting expense for such compensation.

Stock Compensation Grant Practices

The Committee administers our stock compensation plans and approves all awards under those plans. The grant date of awards under those plans is the date of the Committee meeting on which the award is approved, or a future date that the Committee may designate. The Committee does not grant stock options with an exercise price that is less than the closing price of the Company’s common stock on the grant date or grant stock options which are priced on a date other than the grant date, unless for some reason the grant date is a future date, in which case the closing price for that future date is used to determine the exercise price of stock options granted on that date.

Compensation Committee Report

Management prepared the Compensation Discussion and Analysis describing the Company’s compensation program for executives, which includes the Company’s named executives. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent Directors, who comprise the Compensation Committee.

James G. Cameron, Chairman

Vernon E. Clark

Bobby J. Griffin

Compensation Risk Assessment

As part of its oversight of the Company’s executive compensation program, the Compensation Committee with assistance from management reviewed the Company’s compensation policies and procedures for all employees to determine whether they present a significant risk to the Company. The review included a consideration of the incentives that the Company’s compensation policies and procedures create, and factors that may reduce the likelihood of excessive risk taking. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee concluded that such risks are mitigated by a number of factors, including the following:

•	The use of both short-term and long-term compensation, depending upon level of responsibility and accountability within the organization;

•	The use of a balanced compensation mix that is not excessively weighted towards incentive-based pay;

•	Minimum time-based vesting requirements for all equity awards, which support a long-term focus on Company performance and which do not encourage short term risk taking;

•

The use of performance metrics for incentive awards that are derived from the Company’s annual business plans and longer term business models, which are approved in advance by the Compensation Committee and Board of Directors, and which are generally used by other companies in our industry;

•	Use of performance targets that are not excessively aggressive or unrealistic, but which are instead designed to promote steady revenue and earnings growth;

•

Compensation incentives for the Company’s sales force that are similar or the same as those used for the rest of our employees and that are not set at overly aggressive levels of market share achievement, and which maintain focus on service to the customer versus obtaining business strictly via rate actions;

•	The use of a robust performance management process and system that provides insight into individual performance against pre-established targets;

•	Consistent compensation plans across the entire Company that support our overall business strategy, such as the annual cash incentive plan;

•

Minimum stock holding requirements for all senior level management that are meaningful and foster long-term stock appreciation, and which are annually reviewed with the Compensation Committee to determine appropriate levels of share ownership.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Cameron (chairman), Clark, and Griffin. Mr. Flynn served as a member of the Compensation Committee during fiscal 2010 until Mr. Griffin was appointed to the Compensation Committee in June 2010. These four independent directors have served on the Compensation Committee during fiscal 2010 and through July 2011, and none of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board of Directors.

2010 Summary Compensation Table

The following table sets forth information regarding all compensation earned by our named executives for fiscal 2010, and for fiscal 2008 and 2009 (if they were named executives during those earlier fiscal years).

Name and Principal Position	Year	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Charles G. Raymond(1)	2010	665,000	—	—	—	—	14,675	679,675
Chairman, Chief Executive	2009	640,000	—	—	—	328,320	127,127	1,095,447
Officer and President	2008	640,000	—	219,450	101,250	—	103,435	1,064,135
(Principal Executive Officer)

Michael T. Avara	2010	295,000	—	196,800	—	—	18,350	510,150
Senior Vice President and	2009	272,500	—	169,000	—	111,132	45,988	598,620
Chief Financial Officer	2008	230,972	—	146,300	60,750	—	27,252	465,274
(Principal Financial Officer)

John V. Keenan	2010	340,000	—	196,800	—	—	18,350	555,150
Senior Vice President and	2009	325,000	—	169,000	—	107,494	63,937	665,431
Chief Operating Officer	2008	325,000	—	146,300	60,750	—	55,022	587,072

Brian W. Taylor	2010	340,000	—	196,800	—	—	20,357	557,157
Senior Vice President and	2009	325,000	—	169,000	—	69,786	55,085	618,871
Chief Commercial Officer	2008	325,000	—	146,300	60,750	—	48,093	580,143

Robert S. Zuckerman	2010	275,000	—	59,040	—	—	11,000	345,040
Senior Vice President and	2009	246,167	21,000	50,700	—	81,675	27,220	426,762
General Counsel

(1)	On March 11, 2011, Mr. Raymond retired from the Company.
(2)	Amounts shown represent base salary paid during the fiscal year. Annual base salary adjustments generally become effective after they are approved, which may not coincide with the beginning of the fiscal year.
(3)	These columns show the total grant date fair value of awards granted to the named executives in fiscal 2008, 2009, and 2010, determined in accordance with stock-based compensation accounting standards (FASB ASC Topic 718). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values reported for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date of the award. If achievement of the highest level of performance conditions as of the grant date is used (instead of probable outcome), the value of the 2010 stock awards for the named executives would be as follows: Mr. Avara — $295,200; Mr. Keenan — $295,200; Mr. Taylor — $295,200; Mr. Zuckerman — $83,640. For a discussion of assumptions used in calculating award values, refer to note 15 of the Company’s financial statements in the Form 10-K for the year ended December 26, 2010, as filed with the SEC. See “2010 Grants of Plan-Based Awards Table” below for information on the stock awards granted in 2010.
(4)	This column shows the amounts actually earned by the named executive officers under the annual cash incentive plan for each of the listed fiscal years. See the “2010 Grants of Plan-Based Awards Table” below for information on the awards granted in fiscal 2010.
(5)	The amounts shown in this column are as follows:

Name	Dividends on Unvested Restricted Stock(1) ($)	Payments Relating to Section 401(k) Retirement Plan(2) ($)	Other Benefits(3) ($)	Total ($)
Charles G. Raymond	3,000	7,350	4,325	14,675
Michael T. Avara	11,000	7,350	—	18,350
John V. Keenan	11,000	7,350	—	18,350
Brian W. Taylor	11,000	7,350	2,007	20,357
Robert S. Zuckerman	3,650	7,350	—	11,000

(1)	This column reports the amount of dividends paid to the named executive during the 2010 fiscal year on unvested restricted stock awards and the amount of dividends earned on unvested restricted stock awards during the year but which will not be paid until the underlying awards vest (plus any related interest that accrued during the year on the earned but unpaid dividends).
(2)	This column reports the Company matching contribution under the 401(k) retirement plan for salaried employees. Matching contributions are generally available to all participants in the 401(k) retirement plan
(3)	This column reports amounts paid in fiscal 2010 with respect to expenses that had been incurred by the named executive in 2009, before the Company adopted a policy not to reimburse the cost of certain personal benefits or taxes with respect to those personal benefits.

2010 Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executives in fiscal 2010.

Name	Grant Date							All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Charles G. Raymond	3/15/2010	315,875	631,750	1,263,500	—	—	—	—	—	—
	3/18/2010	650,000	1,300,000	1,950,000	—	—	—	—	—	—

Michael T. Avara	3/15/2010	103,250	206,500	413,000	—	—	—	—	—	—
	3/15/2010	—	—	—	—	—	—	20,000	—	98,400
	3/15/2010	—	—	—	10,000	20,000	40,000	—	—	98,400

John V. Keenan	3/15/2010	119,000	238,000	476,000	—	—	—	—	—	—
	3/15/2010	—	—	—	—	—	—	20,000	—	98,400
	3/15/2010	—	—	—	10,000	20,000	40,000	—	—	98,400

Brian W. Taylor	3/15/2010	119,000	238,000	476,000	—	—	—	—	—	—
	3/15/2010	—	—	—	—	—	—	20,000	—	98,400
	3/15/2010	—	—	—	10,000	20,000	40,000	—	—	98,400

Robert S. Zuckerman	3/15/2010	68,750	137,500	275,000	—	—	—	—	—	—
	3/15/2010	—	—	—	—	—	—	7,000	—	34,440
	3/15/2010	—	—	—	2,500	5,000	10,000	—	—	24,600

(1)	This column shows the grant date of all plan-based awards in fiscal 2010.
(2)	These columns show the potential payment under each named executive’s 2010 cash incentive plan award. The amounts actually paid under each award are shown in the “Non-Equity Incentive Plan Compensation” column of the “2010 Summary Compensation Table” above. For Mr. Raymond, these columns also show the potential payment under the performance grant that was awarded to him under the Company’s Incentive Compensation Plan. The threshold performance conditions for that performance grant were not met. Consequently, Mr. Raymond did not receive any payment under that performance grant. The performance conditions and other criteria for all of these awards are described under “Compensation Discussion and Analysis” above.
(3)	These columns show the number of shares that would vest under performance-based restricted stock awards granted in fiscal 2010, assuming satisfaction of performance measures and vesting conditions. The threshold performance conditions for these performance grants were not met. Consequently, no shares will vest for Mr. Avara, Mr. Keenan, Mr. Taylor or Mr. Zuckerman. The performance measures, vesting conditions and other criteria for the awards are described under “Compensation Discussion and Analysis” above.
(4)	This column shows the number of shares of time-vesting restricted stock awards granted in fiscal 2010 to each named executive. These shares generally will vest three years after the date of grant if the named executive remains in continuous employment to the vesting date.
(5)	This column shows the individual grant date fair value of the stock awards granted to the named executives in fiscal 2010. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values reported for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date of the award. The amounts shown were determined in accordance with FASB ASC Topic 718. For a discussion of assumptions used in calculating the stock award values, refer to note 15 of the Company’s financial statements in the Form 10-K for the year ended December 26, 2010, as filed with the SEC.

Employment Agreements. During 2010, Mr. Keenan was employed pursuant to an employment agreement with Horizon Lines, LLC (“Horizon Lines”), a wholly-owned subsidiary of the Company. Mr. Keenan was granted a leave of absence in March 2011, and the Company agreed to modify the terms of his employment agreement while on administrative leave. The agreement provides for an initial base salary of $243,000, subject to increase as determined by the Compensation Committee and a discretionary bonus under the Company’s annual cash incentive plan of between 30% and 102% of his base salary. For fiscal 2010, the Compensation Committee exercised discretion to set his target opportunity under the cash incentive plan at 70% of base salary. Mr. Keenan’s employment agreement also entitles him to participate in employee benefit plans applicable to the senior officers of the Company, annual vacation and reimbursement for reasonable travel and other business expenses. He is entitled to certain termination payments and benefits if his employment terminates without cause. As discussed in the section titled “Compensation Discussion and Analysis” above, the Company modified Mr. Keenan’s employment agreement in February 2011 to increase his termination payments by 50% if his employment is terminated by the Company without cause before February 23, 2012. For additional information concerning these termination payments and benefits, see “Potential Payments Upon Termination” below.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the stock option and stock awards held by the named executives as of December 26, 2010. This information includes unexercised and unvested stock options, and unvested restricted stock awards. The named executives’ equity awards are separately shown. The vesting schedule for each equity award is shown immediately following the table based on the date on which the equity award was granted and based on whether it is a stock option award or a restricted stock award. The market value of restricted stock awards is based on the closing price of Company common stock as of December 23, 2010 (the last market trading date during the Company’s 2010 fiscal year), which was $4.42. Restricted stock awards subject to performance conditions that were not met by the end of the 2010 fiscal year not included. See t “2010 Grants of Plan-Based Awards” table above for more information concerning those awards.

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles G. Raymond	9/27/2005	(b)	124,000	—	$10.00	9/27/2015	—	—	$—	—	$—
	4/7/2006		105,425	—	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		30,000	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		25,000		14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/24/2008	—	—	15,000	66,300

Michael T. Avara	9/27/2005	(b)	12,400	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		10,625	—	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		7,500	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/24/2008	—	—	10,000	44,200
	—		—	—	—	—	3/18/2009	—	—	25,000	110,500
	—		—	—	—	—	3/15/2010	—	—	20,000	88,400

John V. Keenan	9/27/2005	(b)	54,800	—	10.00	9/27/2015	—	—	—	—	—
	9/27/2005	(a)	13,125	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		46,750	—	12.54	4/7/2006	—	—	—	—	—
	3/26/2007		15,000	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/24/2008	—	—	10,000	44,200
	—		—	—	—	—	3/18/2009	—	—	25,000	110,500
	—		—	—	—	—	3/15/2010	—	—	20,000	88,400

Brian W. Taylor	9/27/2005	(b)	37,800	—	10.00	9/27/2015	—	—	—	—	—
	9/27/2005	(a)	4,375	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		46,750	—	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		15,000	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/24/2008	—	—	10,000	44,200
	—		—	—	—	—	3/18/2009	—	—	25,000	110.500
	—		—	—	—	—	3/15/2010	—	—	20,000	88,400

Robert S. Zuckerman	9/27/2005	(b)	12,400	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		10,625	—	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		7,500	—	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	7,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	4/2420/08	—	—	1,000	4,420
	—		—	—	—	—	3/18/2009	—	—	11,250	49,725
	—		—	—	—	—	3/15/2010	—	—	7,000	30,940

(1)

Option Awards Vesting Schedule

Grant Date	Vesting Schedule
9/27/2005(a)	100% vested in 2006
9/27/2005(b)	100% vested in 2008
4/7/2006	100% vested in 2009
3/26/2007	100% vested in 2010
4/24/2008	100% vests in 2011; prorated early vesting for retirement after age 591/2. Options granted to Mr. Raymond vested pursuant to the Separation Agreement executed in connection with his retirement on March 11, 2011.

Stock Awards Vesting Schedule

Grant Date	Vesting Schedule
4/24/2008	100% vests in 2011 if the Company’s earnings per share for fiscal 2010 meets or exceed a target tied to a 15% compound annual rate of growth. If this condition is not met, 100% may vest in 2012, 2013 or 2014 if the executive remains in continuous employment to such dates and the Company’s earnings per share for the immediately prior fiscal year meets the 15% compound annual rate of growth target. Prorated early vesting for retirement after age 591/2 if performance condition also is met.
3/18/2009	100% vests in 2012; prorated early vesting for retirement when age plus years of service equals or exceeds 75.
3/15/2010	100% vests in 2013; prorated early vesting for retirement when age plus years of service equals or exceeds 75.

2010 Option Exercises and Stock Vested

The following table provides information for the named executives regarding stock options that were exercised during fiscal 2010 and shares acquired under stock awards that vested in fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles G. Raymond	—	—	75,965	$423,125
Michael T. Avara	—	—	—	—
John V. Keenan	—	—	—	—
Brian W. Taylor	—	—	—	—
Robert S. Zuckerman	—	—	—	—

Potential Payments upon Termination

Separation Agreement with Mr. Raymond. As discussed in the section titled “Compensation Discussion and Analysis” above, the Company and Mr. Raymond entered into a separation agreement in connection with Mr. Raymond’s retirement from the Company in March 2011. The separation agreement provides Mr. Raymond with severance payments of $140,000 per month for the first seven months following his retirement and $72,333 per month for the next eighteen months. In addition, Mr. Raymond will be reimbursed for premiums relating to his continued health care coverage under COBRA for the period he and his eligible dependents are entitled to such coverage.

The following table describes the total value of severance payments and benefits under Mr. Raymond’s separation agreement.

Executive Payments and Benefits Upon Separation	Total Value ($)
Compensation:
Severance	2,281,994
Benefits:
COBRA premium reimbursement	22,032

Total	2,304,026

Mr. Raymond’s Stock Option and Restricted Stock Awards. In connection with Mr. Raymond’s retirement on March 11, 2011, all of his unvested stock options vested and became exercisable. The intrinsic value of those stock options would have been $0 based on the $4.42 closing price of Company common stock as of December 23, 2010 (the last market trading date during the Company’s 2010 fiscal year).

Employment Agreement with Mr. Keenan. Mr. Keenan is entitled to certain payments and benefits under his employment agreement if he is terminated by Horizon Lines or the Company without Cause. “Cause” for this purpose means termination of Mr. Keenan’s employment by Horizon Lines or the Company due to his failure to substantially perform the duties of his position; his failure to comply with or carry out any lawful and reasonable directive of the Board, the board of directors of Horizon Lines, or the Chief Executive Officer of Horizon Lines; his material breach of the Company’s Code of Business Conduct and Ethics; his conviction, plea of no contest or imposition of unadjudicated probation for any felony other than a traffic violation or purely as a result of his title or position; his unlawful use or possession of illegal drugs; or his commission of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against Horizon Lines or the Company. Mr. Keenan must be given advance notice and a specified period to remedy certain of these events before his employment can be terminated for Cause.

As discussed in the section titled “Compensation Discussion and Analysis” above, the Company modified Mr. Keenan’s employment agreement in February 2011. Before the agreement was modified, if his employment was terminated without Cause he was entitled to receive an amount equal to his annual base salary in effect immediately prior to his termination, payable over a twelve month period following Mr. Keenan’s termination of employment in accordance with the Company’s normal payroll practices. For one year following the date of his termination of employment, Mr. Keenan was also entitled to continue coverage for himself and his eligible dependents under all Horizon Lines group health benefit plans in which he and his dependents were participants immediately prior to the date of his termination of employment. Following the February 2011 modification, if Mr. Keenan’s employment is terminated by the Company without Cause before February 23, 2012, he is entitled to a payment of $510,000 in lieu of the payment required under the agreement and the continued health benefit plan coverage described above. Mr. Keenan is entitled to the severance benefits described above only if he executes a general waiver and release.

If Mr. Keenan’s employment terminates for any other reason during the term of the agreement, including non-extension of the term by Mr. Keenan or Horizon Lines, Mr. Keenan’s resignation for any reason, Mr. Keenan’s termination by Horizon Lines or the Company for Cause, or Mr. Keenan’s death or disability, Mr. Keenan is entitled only to his accrued unpaid annual base salary through the date of termination, plus any accrued unpaid vacation pay and any unpaid amounts arising through the date of termination under any employee benefit plans in which Mr. Keenan participates. Mr. Keenan is subject to non-competition and non-solicitation restrictions following termination of his employment for any reason.

The following table describes the termination payments and benefits under Mr. Keenan’s employment agreement assuming that he terminated employment on December 26, 2010 with a base salary of $340,000.

Executive Payments and Benefits Upon Separation	Resignation for Good Reason ($)	Non- Extension of Term by the Executive ($)	Resignation Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause ($)		Non- Extension of Term by the Company ($)	Disability Termination ($)	Death Termination ($)
Compensation:
Severance	—	—	—	—	340,000	(1)	—	—	—
Benefits & Perquisites:(2)
Health Plan Continuation	—	—	—		17,907		—		—

Total	—	—	—		357,907		—	—	—

(1)	The Company has modified Mr. Keenan’s employment agreement to provide a payment of $510,000 if Mr. Keenan is terminated without cause prior to February 23, 2012 in lieu of the payment of $340,000.
(2)	No perquisites or benefits are provided to Mr. Keenan following termination of employment except that for one year following termination of employment, Mr. Keenan and any of his dependents may continue to participate in Company-sponsored group health plans in which they were entitled to participate immediately prior to termination. The value of this benefit was determined based on accounting standards for post-retirement health benefits (FAS 106).

Severance Agreement with Mr. Zuckerman. Mr. Zuckerman is party to a severance agreement with Horizon Lines (which is a wholly-owned subsidiary of the Company). The agreement provides that if he is terminated by Horizon Lines without Cause within twenty four (24) months following a Liquidity Event, as those terms are defined in the severance agreement, Horizon Lines will continue to pay him his annual base salary for one year after the termination date, in accordance with its regular payroll practices, and provide him with the continuation of any medical benefits during the one-year severance period. During the 24-month period following termination of his employment, Mr. Zuckerman is subject to certain noncompetition and confidentiality restrictions.

A “Liquidity Event” is defined in the agreement as the consummation of the sale, transfer or other disposition of the equity securities of Horizon Lines held by its indirect stockholder, Horizon Lines Holding, in exchange for cash such that immediately following such transaction (or transactions), (i) any entity and/or its affiliates, other than Horizon Lines Holding, acquires more than 50% of the outstanding voting securities of Horizon Lines or (ii) Horizon Lines Holding ceases to hold at least 30% of the outstanding voting securities of Horizon Lines and any entity and its affiliates hold more voting securities of Horizon Lines than Horizon Lines Holding.

In general, Horizon Lines will have “Cause” to terminate Mr. Zuckerman’s employment upon the occurrence of any of the following: (i) the determination by the Horizon Lines board that he failed to substantially perform his duties or comply in any material respect with any reasonable directive of that board, (ii) his conviction, plea of no contest, or plea of nolo contendere of any crime involving moral turpitude, (iii) his use of illegal drugs while performing his duties, or (iv) his commission of any act of fraud, embezzlement, misappropriations, willful misconduct, or breach of fiduciary duty against Horizon Lines.

The following table describes the potential termination payments and benefits under Mr. Zuckerman’s severance agreement. The amounts shown were computed based on the assumption that he terminated employment on December 26, 2010 with a base salary of $275,000.

Executive Payments and Benefits Upon Separation	Resignation for Good Reason ($)	Non- Extension of Term by the Executive ($)	Resignation Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause ($)	Non- Extension of Term by the Company ($)	Disability Termination ($)	Death Termination ($)
Compensation:
Severance	—	—	—	—	275,000	—	—	—
Benefits & Perquisites:(1)
Health Plan Continuation	—	—	—		665	—		—

Total	—	—	—		275,665	—	—	—

(1)	No perquisites or benefits are provided to Mr. Zuckerman following termination of employment except that for one year following termination of employment, he may continue to participate in Company-sponsored group health plans in which he was entitled to participate immediately prior to termination. The value of this benefit was determined based on accounting standards for post-retirement health benefits (FAS 106).

Non-Management Director Compensation

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve as non-management directors of the Board. Director compensation is reviewed annually by the Compensation Committee with assistance from its compensation consultant, Towers Watson. Changes in director compensation are made when the Board determines that such changes are appropriate.

During fiscal 2010, the annual retainer fee paid to each non-management director was $50,000. Each non-management director also received a restricted stock award of approximately $60,000. Newly appointed members of the Board receive a restricted stock award of approximately $120,000, subject to a three year vesting requirement. Each Committee chair received an additional retainer fee and the Independent Lead Director received an additional retainer fee and restricted stock award, as described in the footnotes to the table below. All members of the Board are reimbursed for actual expenses incurred in connection with attendance at Board and committee meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All other Compensation ($)(2)	Total ($)
James G. Cameron(3)	57,500	60,000	1,232	118,732
Vernon E. Clark	50,000	60,000	1,581	111,581
Dan A. Colussy(4)	25,000	—	1,232	26,232
William J. Flynn(5)	110,000	115,000	2,756	227,756
Stephen H. Fraser(6)	25,000	179,999	—	204,999
Bobby J. Griffin(7)	25,000	178,806	—	203,806
Alex J. Mandl	50,000	60,000	1,581	111,581
Norman Y. Mineta	50,000	60,000	1,232	111,232
Thomas P. Storrs(8)	65,000	60,000	1,581	126,581

(1)	These amounts consist of 15,306 shares of stock awarded to each non-management director on June 1, 2010 at a closing price of $3.92. Mr. Flynn received an additional award of 14,031 shares of stock on June 1, 2010, as compensation for serving as Lead Independent Director. These awards vested on the date of grant. Mr. Fraser received an additional award of 30,612 shares of restricted stock on June 1, 2010 in conjunction with his initial appointment to the Board of Directors. This award has a three year vesting requirement (with pro-rata vesting if he dies or is disabled before the end of the three year period). Mr. Griffin received an additional award of 30,151 shares of restricted stock on June 9, 2010 in conjunction with his initial appointment to the Board of Directors. This award has a three year vesting requirement (with pro-rata vesting if he dies or is disabled before the end of the three year period). Grant date fair value of these awards was determined in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	This column shows the amount of dividends earned on unvested restricted stock awards during 2010 but which were not paid until those awards vested.
(3)	Includes a fee of $7,500 for serving as chair of the Compensation Committee.
(4)	Mr. Colussy served on the Board until his Board term ended on June 1, 2010. He did not seek re-election to the Board.
(5)	Includes a fee of $55,000 for serving as Lead Independent Director and a fee of $5,000 for serving as chair of the Nominating and Corporate Governance Committee.
(6)	Mr. Fraser was elected to the Board of Directors on June 1, 2010, as a Class II Director.
(7)	Mr. Griffin was appointed to the Board of Directors on June 9, 2010, as a Class III Director.
(8)	Includes a fee of $15,000 for serving as chair of the Audit Committee.

Share Ownership Requirements. Additionally, equity ownership requirements have been established for non-management directors that will require them to hold shares of Company stock equal in value to three times their annual retainer. This ownership level must be attained within five years of the director’s election to the Board. Mr. Cameron is the only director with five years of service with the Board. He is in compliance with the equity ownership requirements.

Grants of Long-Term Stock Incentive Awards in 2011

On June 2, 2011, our compensation committee made its annual compensation determinations for the members of our board of directors. Our board of directors granted to Mr. Fraser, our interim President and Chief Executive Officer, an award of 49,180 restricted stock units (“RSUs”). Mr. Fraser received the grant of the RSUs in his capacity as a member of our board of directors.

Each RSU has an economic value equal to a share of the Company’s Common Stock (excluding the right to receive dividends). The RSUs will vest June 2, 2012, subject to Mr. Fraser’s continued service on our board of directors through that date. The RSUs are subject to customary terms and conditions which are set forth in the Company’s 2009 Incentive Compensation Plan and in the form of Restricted Stock Unit Award Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on filings with the SEC and other information, we believe that, as of the dates set forth below, the following stockholders beneficially owned more than 5% of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock	Percentage of Total Common Stock(1)
Janus Capital Management(2)	2,987,160	9.1%
Credit Suisse AG	2,604,589	7.9%
Pioneer Global Asset Management(4)	1,820,494	5.5%

(1)	Based on the number of shares of our common stock owned by each stockholder as set forth above and 32,911,844 shares of our common stock outstanding as of August 15, 2011. Includes 1,407,787 shares for which certain current or former employees have the right to acquire beneficial ownership, as of August 15, 2011, or within 60 days thereafter, pursuant to the exercise of stock options.
(2)	Based solely on the accumulated shares shown on the Schedule 13F filed by Janus Capital Management LLC and Janus Venture Fund on August 15, 2011. As a result of its role as an investment advisor or sub-advisor to certain managed portfolios, Janus Capital Management LLC may be deemed to be the beneficial owner of 2,987,160 shares.
(3)	Based solely on the accumulated shares shown on the Schedule 13F filed by Credit Suisse AG on August 11, 2011.
(4)	Based solely on the accumulated shares shown on the Schedule 13G filed by Pioneer Global Asset Management S.p.A. on February 11, 2011. Pioneer Global Asset Management S.p.A. (“PGAM”) and Pioneer Investment Management, Inc. (“PIM”) have shared voting and dispositive power of all such shares. PIM is a direct subsidiary of PGAM.

The following table sets forth, as of August 15, 2011, certain information with respect to our common stock owned beneficially by (1) each Director or Director nominee, (2) each of our named executives, and (3) all executive officers and Directors as a group. To our knowledge, each of the beneficial holders listed below has sole voting and investment power as to the shares owned by such holder, unless otherwise noted.

Name of Beneficial Owner	Shares of Common Stock(1)	Percentage of Total Common Stock(2)
Stephen H. Fraser	42,091	*
Charles G. Raymond(3)	903,296	2.7%
Michael T. Avara	119,801	*
John V. Keenan(4)	516,119	1.6%
Brian W. Taylor	411,345	1.2%
Robert S. Zuckerman	78,337	*
James G. Cameron	42,070	*
Alex J. Mandl	37,359	*
Norman Y. Mineta	34,109	*
Admiral Vern Clark U.S.N. (Ret.)	32,806	*
William J. Flynn	61,976	*
Thomas P. Storrs	37,359	*
Bobby J. Griffin	41,210	*
All Directors and executive officers (as a group fourteen people)	2,383,570	7.2%

*	Denotes beneficial ownership of less than 1% of our common stock.
(1)

Includes shares for which the following persons have the right to acquire beneficial ownership, as of August 15, 2011, or within 60 days thereafter, pursuant to the exercise of stock options: (i) Mr. Raymond — 284,425 shares; (ii) Mr. Avara — 50,525 shares; (iii) Mr. Keenan — 144,675 shares; (iv) Mr. Taylor —

118,925 shares; (v) Mr. Zuckerman — 37,525 shares; and (vi) and all executive officers and Directors as a group — 631,075 shares. Excludes certain unvested nonqualified stock options granted to such beneficial owner that are not deemed to be beneficially owned by such holder in accordance with the rules of the SEC.
(2)	Based on the number of shares of our common stock owned by each stockholder as set forth above and 32,911,844 shares of our common stock outstanding as of August 15, 2011. Includes 1,407,787 shares for which certain current or former employees have the right to acquire beneficial ownership, as of August 15, 2011, or within 60 days thereafter, pursuant to the exercise of stock options.
(3)	Mr. Raymond retired from the Company on March 11, 2011.
(4)	Mr. Keenan was granted a leave of absence in March of 2011.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Advancement of Legal Expenses. Pursuant to our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, indemnification agreements and certain contractual obligations, we are obligated to advance legal fees to our Directors and officers under certain circumstances, subject to limitations of the Delaware General Corporation Law. As part of that obligation, we have advanced legal fees relating to the representation of Messrs. Raymond, Keenan, and Taylor in connection with various litigation matters pending against us related to possible antitrust violations in the domestic shipping business and shareholder litigation for alleged misstatements and omissions in connection with such possible antitrust violations, as described under “Business — Legal Proceedings”. During the fiscal year ended December 26, 2010, we advanced a total of $1,238,409 on behalf of Mr. Raymond.

We have adopted the Horizon Lines Code of Business Conduct and Ethics, which specifically addresses conflicts of interest. Specifically, in the section of the Code of Ethics titled “Conflicts of Interest,” the Company requires its officers, Directors and employees to refrain from having any financial or other relationship in or with a third party that does business with the Company in a situation where the officer, Director or employee has authority for the Company’s interests. The Code of Ethics is posted on our website under “Corporate Governance” at http://www.horizonlines.com.

DESCRIPTION OF OTHER INDEBTEDNESS

The following descriptions are only summaries of certain of the material provisions of the agreements summarized and do not purport to be complete and are qualified in their entirety by reference to provisions of the agreements being summarized. We urge you to read the agreements governing each of the facilities and notes described below. Copies of the agreements will be contained in our filings with the SEC and can be obtained as described under the heading “Where You Can Find More Information.” You may also request a copy of these agreements at our address set forth under the heading “Questions and Answers About the Exchange Offer—Who is making the Exchange Offer?” In the following description in this section, “Company,” “we” and “our” refer to Horizon Lines, Inc. and not its subsidiaries.

New ABL Facility

Concurrently with the successful consummation of the Refinancing and the Exchange Offer, the Company and Horizon Lines, LLC (“Opco”) expect to enter into a $100.0 million asset-based revolving loan facility (including an up to $30.0 million letter of credit sub-facility and a swingline subfacility up to a sublimit to be mutually agreed upon) with Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent (the “ABL Administrative Agent” or the “ABL Collateral Agent”), and the other lenders party thereto (the “New ABL Facility”). Opco will be a borrower under the New ABL Facility, and the Company and /or one or more additional subsidiaries of the Company to be mutually agreed may be co-borrowers under the New ABL Facility (each a “Borrower”, and collectively, the “Borrowers”). Each of Company’s subsidiaries (other than any Borrower with respect to its own obligations as a borrower) will guarantee the obligations of the Borrowers, subject to certain exceptions (each such subsidiary an “ABL Guarantor” and collectively, the “ABL Guarantors”, and together with the Borrowers, the “ABL Loan Parties”). The Borrowers will have the option to request increases in the maximum commitment under the New ABL Facility by up to $25.0 million in the aggregate; however, such incremental facility increases will not be committed. The New ABL Facility will be used by the ABL Loan Parties for the payment of fees and expenses in connection with the Refinancing and the Exchange Offer and for working capital and other general corporate purposes.

Guarantees. The New ABL Facility will be guaranteed by the Company and the Company’s present and future material domestic subsidiaries (other than any borrower under the New ABL Facility with respect to its own obligations as a borrower).

Maturity. The New ABL Facility will mature upon the five year anniversary of the issuance of the new notes (but 90 days earlier if the First Lien Secured Notes (described below) and the Second Lien Secured Notes (described below) are not repaid or refinanced as of such date).

Interest. The interest rate on the New ABL Facility will be LIBOR or Base Rate plus an applicable margin based on leverage and excess availability ranging from (i) 1.25% to 2.75%, in the case of Base Rate loans and (ii) 2.25% to 3.75%, in the case of LIBOR loans. An additional 2% per annum of default rate interest shall accrue upon the occurrence and during the continuance of an event of default under the New ABL Facility. We will also be required to pay a commitment fee to the lenders in respect of any unutilized commitments under the New ABL Facility, which fee will range from 0.375% to 0.5% per annum based on utilization of our New ABL Facility.

Borrowing Base. Utilization of the New ABL Facility will be subject to compliance with a customary borrowing base limitation. The borrowing base at any time will be equal to (subject to any applicable reserves established by the Administrative Agent) 85% of the ABL Loan Parties’ eligible accounts receivable.

Collateral. Subject to permitted liens and except for certain excluded assets and customary exceptions, the New ABL Facility is expected to be secured by (i) a first priority lien on accounts receivable, deposit accounts, securities accounts, investment property (other than equity interests of the subsidiaries of the Company), cash, tax refunds and similar tax payments, and certain intercompany loans, chattel paper, documents, instruments, letter-of-credit rights, supporting obligations, contract rights, general intangibles (excluding intellectual property), commercial tort claims and related books and records (“ABL Priority Collateral”) of the Company and the guarantors and (ii) a fourth priority lien on all or substantially all other assets of the Company and the guarantors securing the First Lien Secured Notes and the Second Lien Secured Notes (described below), subject in each case to customary exceptions (“Notes Priority Collateral”) and limitations.

Cash Dominion. If excess availability under our New ABL Facility is less than the greater of (i) $12.5 million and (ii) 12.5% of the maximum commitments under the New ABL Facility, or if an event of default has occurred and is continuing, certain deposit and securities accounts of the Loan Parties will become subject to springing dominion and control of the ABL Collateral Agent.

Restrictive Covenants. The New ABL Facility will require that (a) if excess availability is less than the greater of (i) $12.5 million and (ii) 12.5% of the maximum commitments under the New ABL Facility, the ABL Loan Parties will be required to comply with a minimum fixed charge coverage ratio test. In addition, the New ABL Facility will include certain customary negative covenants that, subject to certain materiality thresholds, baskets and other agreed upon exceptions and qualifications, will limit the ability of the Borrowers and their subsidiaries to, among other things:

•	engage in asset sales and certain dispositions;

•	engage in mergers, liquidations, dissolutions and other fundamental changes (other than permitted acquisitions);

•	pay dividends, make distributions on equity or redeem or repurchase capital stock;

•	incur indebtedness;

•	make investments and acquisitions;

•	incur liens;

•	engage in certain transactions with affiliates;

•	prepay, redeem or modify certain indebtedness;

•	change the name of any Loan Party;

•	engage in other businesses;

•	undergo a change of control;

•	use proceeds other than as agreed to in the New ABL Facility;

•	enter into certain restrictive agreements; or

•	change accounting methods.

•	amend certain other agreements and documents

The New ABL Facility will contain certain customary and agreed-upon representations and warranties, affirmative and negative covenants and events of default. Among other things, the following occurrences will be, subject to certain agreed upon grace and/or cure periods, materiality thresholds and exceptions, considered events of default: payment defaults, breach of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy or insolvency, certain events under ERISA, material judgments and penalties, any restrainment against all or a material portion of the Company’s business affairs, invalidity or unenforceability of any financing documentation or liens securing obligations under the financing documentation, chartered vessel document default, attachment/levy with respect to vessels, and revocation of Jones Act status or suspension of service under the Jones Act. If such an event of default occurs and is continuing, the lenders under our ABL Facility will be entitled to exercise remedies thereunder actions, including the acceleration of amounts due under our ABL Facility and/or other actions permitted to be taken by a secured creditor.

First Lien Secured Notes

Upon the closing of the Exchange Offer, Opco expects to issue $225.0 million of First Lien Secured Notes. The proceeds from the issuance of the First Lien Secured Notes will be used to, among other things, refinance the Senior Credit Facility and the original loans made under the bridge loan facility. The Company will have the option to raise the $225.0 million contemplated by the First Lien Secured Notes or the $325.0 million contemplated by both the First Lien Secured Notes and the Second Lien Secured Notes (the “Third Party Financing”) on materially better and reasonably acceptable terms to the holders participating in the offering of the First Lien Secured Notes and the Second Lien Secured Notes (the “Participating Holders”).

Guarantees. The First Lien Secured Notes will be guaranteed by the Company and all of its current and future domestic subsidiaries, subject to the same exceptions as are set forth in the New ABL Facility.

Maturity. The First Lien Secured Notes will mature five years from anniversary of their issuance.

Call Protection. The First Lien Secured Notes will be callable at 101.5% of their aggregate principal amount, plus accrued and unpaid interest thereon in the first year after their issuance and at par plus accrued and unpaid interest thereafter.

Interest. The interest on the First Lien Secured Notes will be 11% per annum, payable semi-annually in cash, in arrears.

Mandatory Prepayment. Under the First Lien Secured Notes, the Company will be obligated to make mandatory prepayments on an annual basis of 1%.

Collateral. Subject to agreed upon permitted liens and except for certain excluded assets and customary exceptions, the First Lien Secured Notes are expected to be secured by a first priority lien on all Secured Notes Priority Collateral and a second priority lien on all ABL Priority Collateral.

Covenants. The First Lien Secured Notes are expected to contain affirmative and negative covenants which are typical for senior secured high-yield notes with no maintenance based covenants. The First Lien Secured Notes are expected to contain other covenants, including:

•	Change of control put at 101% (subject to Permitted Holder exception);

•	Limitation on asset sales;

•	Limitation on incurrence of indebtedness and preferred stock;

•	Limitation on restricted payments;

•	Limitation on restricted investments;

•	Limitation on liens;

•	Limitation on dividend blockers;

•	Limitation on affiliate transactions;

•	Limitation on sale/leaseback transactions materially consistent with such limitations currently in place under the Company’s existing loan documentation;

•	Limitation on guarantees by restricted subsidiaries; and

•	Limitation on mergers, consolidations and sales of all/substantially all of the assets of the Company.

These covenants will be subject to important exceptions and qualifications.

Registration Rights. Under the First Lien Secured Notes, the Company will be obligated to complete the A/B Exchange Offer as soon as practicable but in no event later than 180 days after the issuance of the First Lien Secured Notes and Second Lien Secured Notes. If the Company does not complete the A/B Exchange Offer within the 180 day period, this will result in a “registration default” and 0.25% of additional interest per 90 days of “registration default” will be added to the interest payable on the First Lien Secured Notes, up to a maximum of 1.00% of additional interest.

Credit Rating. Under the First Lien Secured Notes, the Company is obligated is obtain a public rating of the First Lien Secured Notes from either Standard & Poor’s or Moody’s Investor Service credit rating agency.

Fee. The Company will be obligated to pay a 2.0% cash commitment fee payable on the full $225 million of First Lien Secured Notes. 50% of the commitment fee will be due upfront upon entry into the associated commitment letter, and the remaining 50% will be due upon closing of the Refinancing or any other Third Party Financing in lieu of the First Lien Secured Notes.

Second Lien Secured Notes

Concurrently with the refinancing of the bridge loan facility, Opco expects to issue $100 million of Second Lien Secured Notes on the Closing Date. The proceeds from the issuance of the Second Lien Secured Notes will be used to, among other things, refinance the Senior Credit Facility and the original loans made under the bridge loan facility.

Guarantees. The Second Lien Secured Notes will be guaranteed by the Company and all of its current and future domestic subsidiaries, subject to the same exceptions as are set forth in the New ABL Facility.

Maturity. The Second Lien Secured Notes will mature five years from anniversary of their issuance.

Call Protection. The Second Lien Secured Notes are non-callable for 2 years from the date of their issuance, and thereafter the Second Lien Secured Notes will be callable at (i) 106% of their aggregate principal amount, plus accrued and unpaid interest thereon in the third year, (ii) 103% of their aggregate principal amount, plus accrued and unpaid interest thereon in the fourth year, and (iii) at par plus accrued and unpaid interest thereafter.

Interest. The interest payable on the Second Lien Secured Notes will be at the Company’s option, and will be either: (i) 13% per annum, payable semi-annually in cash in arrears; (ii) 14% per annum, 50% of which payable semi-annually in cash in arrears and 50% payable in kind; or (iii) 15% per annum payable in kind.

Collateral. Subject to agreed upon permitted liens and except for certain excluded assets and customary exceptions, the Second Lien Secured Notes are expected to be secured by a second priority lien on all Secured Notes Priority Collateral and a third priority lien on all ABL Priority Collateral.

Covenants. The Second Lien Secured Notes are expected to contain covenants which are typical for senior secured high-yield notes with no maintenance based covenants. The Second Lien Secured Notes are expected to contain other covenants, including:

•	Change of control put at 101% (subject to Permitted Holder exception);

•	Limitation on asset sales;

•	Limitation on incurrence of indebtedness and preferred stock;

•	Limitation on restricted payments;

•	Limitation on restricted investments;

•	Limitation on liens;

•	Limitation on dividend blockers;

•	Limitation on affiliate transactions;

•	Limitation on sale/leaseback transactions materially consistent with such limitations currently in place under the Company’s existing loan documentation;

•	Limitation on guarantees by restricted subsidiaries; and

•	Limitation on mergers, consolidations and sales of all/substantially all of the assets of the Company.

These covenants will be subject to exceptions, materiality thresholds and qualifications.

Registration Rights. Under the Second Lien Secured Notes, the Company is obligated to complete the A/B Exchange Offer as soon as practicable but in no event later than 180 days after the issuance of the First Lien Secured Notes and Second Lien Secured Notes. If the Company does not complete the A/B Exchange Offer within the 180 day period, this will result in a “registration default” and 0.25% of additional interest per 90 days of “registration default” will be added to the interest payable on the Second Lien Secured Notes, up to a maximum of 1.00% of additional interest.

Credit Rating. Under the Second Lien Secured Notes, the Company is obligated is obtain a public rating of the First Lien Secured Notes from either Standard & Poor’s or Moody’s Investor Service credit rating agency.

Fee. The Company will be obligated to pay a 2.0% cash commitment fee payable on the full $100 million of Second Lien Secured Notes. 50% of the commitment fee was paid upfront upon entry into the associated commitment letter, and the remaining 50% will be due upon closing of the Refinancing or any other Third Party Financing in lieu of the Second Lien Secured Notes.

GENERAL TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

Exchange Offer

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange shares of our common stock and new notes for any and all of the outstanding $330.0 million in aggregate principal amount of the old notes validly tendered to the Information and Exchange Agent, and not validly withdrawn, on or prior to the Expiration Date. The exchange consideration will be in full satisfaction of the principal amount of the old notes that are tendered and accepted in the Exchange Offer, and any accrued and unpaid interest to, but excluding, the closing date on the old notes that are tendered and accepted in the Exchange Offer will be paid in cash on the date on which the Exchange Offer is completed. Tendering holders of old notes will receive exchange consideration consisting of: (i) $545.4545 of 6.00% Series A Convertible Senior Secured Notes due 2017 up to an aggregate principal amount of $180.0 million, (ii) $303.0303 of 6.00% Series B Mandatorily Convertible Senior Secured Notes up to an aggregate principal amount of $100.0 million and (iii) 151.5152 shares of common stock of the Issuer at $1.00 per share (up to an aggregate of 50.0 million shares). Payment of accrued and unpaid interest on the old notes will be made on the date on which the Exchange Offer is completed.

The number of shares issued and corresponding $50.0 million value are subject to adjustment on a pro rata basis to the extent less than 100% of all holders participate in the Exchange Offer, provided that the Minimum Condition is met. Foreign holders may, under certain conditions, receive on a pro rata basis warrants or Redemption Notes, as the case may be, in lieu of our common stock. See “Description of Warrants” and “Description of Redemption Notes.” In addition, under our amended and restated certificate of incorporation, non-U.S. citizens may not beneficially own, individually or in the aggregate, more than 19.9% of our shares outstanding so that we do not cease to be qualified under certain maritime laws to own and operate vessels in the coastwise trade of the United States. To help ensure that at no time non-U.S. citizens, individually or in the aggregate, become the beneficial owners of more than this amount, and to enable us to submit any proof that it is a U.S. citizen as required by any applicable law or by any contract, each holder of the old notes must confirm their citizenship by completing a questionnaire and certifying that such holder is a U.S. citizen prior to us accepting such holder’s tender and consent of its old notes in the Exchange Offer. Any holder of the old notes that fails to complete and certify that such holder is a U.S. citizen or if such holder is not a U.S. citizen, such holder will receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock in the Exchange Offer if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued. If the Exchange Offer is completed, we intend to call a special meeting of stockholders as soon as reasonably practicable for stockholders of record as of the Closing Date (which will include holders of old notes who receive shares of common stock in the Exchange Offer) to consider the following matters: (1) a proposal to amend our amended and restated certificate of incorporation to effect a 1–for–25 reverse stock split of shares of our common stock; (2) a proposal to amend our amended and restated certificate of incorporation to increase the number of shares of our common stock authorized for issuance, in order to provide a sufficient number of authorized shares of common stock for the issuance of shares upon conversion of the new notes or the warrants and provide sufficient number of authorized shares for equity compensation and severance related issuances; (3) a proposal to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for excess shares (as defined in our amended and restated certificate of incorporation) to provide us with an alternate means from Redemption Notes to exchange “excess shares” held by non-U.S. citizens and (4) any other matters properly brought before the meeting. See “General Terms of the Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.” The Company currently intends to issue warrants rather than Redemption Notes, if necessary. The Redemption Notes will only be issued in certain specified situations in which a holder receives “excess shares” prior to the approval to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for “excess shares.”

The exchange consideration to be paid to each holder of old notes for each $1,000 of old notes tendered and accepted in the Exchange Offer (which will be deemed, with respect to such old notes tendered, to be a consent to the Proposed Amendments in the Consent Solicitation) will consist of (i) tender consideration consisting of 99.50% of the exchange consideration and (ii) additional exchange consideration consisting of 0.50% of the exchange consideration as payment for providing such holder’s consent in the Consent Solicitation to the Proposed Amendments.

Only whole principal amounts or number of securities shall be issued (with the principal amounts or number of securities to be issued to be adjusted by rounding up or down to the nearest whole principal amount or number of securities and a half amount or number of securities shall be rounded up).

The terms of the new notes will be substantially similar to the terms of the old notes, with certain exceptions. For a detailed description of the new notes, see “Description of the New Notes.”

Tenders of old notes may be withdrawn prior to the Expiration Date. Any old note withdrawn pursuant to the terms of this Exchange Offer shall not thereafter be considered tendered for any purpose of this agreement unless and until such old note is again tendered pursuant to this Exchange Offer.

Our obligation to accept old notes that are tendered is subject to the conditions described below under “—Conditions of the Exchange Offer and Consent Solicitation.”

Consent Solicitation

We are soliciting consents from holders of old notes upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal. We intend to obtain consents from holders representing a majority of the aggregate principal amount of the old notes. We have entered into separately negotiated Restructuring Support Agreements with holders of the old notes who, in the aggregate, hold in excess of 98.0% of the outstanding principal amount of the old notes. Under the terms of these support agreements, such holders have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments. See “Proposed Amendments” and “Restructuring Support Agreements.”

If consents representing a majority of the outstanding principal amount of the old notes are delivered (and not revoked) prior to the Expiration Date, we will, subject to consummation of the Exchange Offer, execute a supplemental indenture with respect to the old notes (the “Supplemental Indenture”) with the Bank of New York Mellon Trust Company, N.A., as Trustee, giving effect to the Proposed Amendments. The Proposed Amendments will be effective as to and bind all old notes at such time as the Supplemental Indenture has been executed and all conditions precedent to the Exchange Offer have been satisfied or validly waived and we have irrevocably accepted for exchange in the Exchange Offer all validly tendered old notes (other than those old notes that have been validly withdrawn), regardless of whether a consent was given in respect of any particular old note.

Holders that tender old notes pursuant to the Exchange Offer prior to the Expiration Date will be deemed automatically to have delivered a consent with respect to all such old notes.

Holders may not revoke consents except as described under “—Withdrawal of Tenders; Revocation of Consents.”

Any questions or requests for assistance or for additional copies of this prospectus, the Letter of Transmittal or related documents may be directed to the Information and Exchange Agent at one of its telephone numbers set forth on the last page hereof. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Extension, Termination or Amendment

Subject to applicable law, we expressly reserve the right, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offer or Consent Solicitation shall have occurred or shall have been determined by us to have occurred, to extend the period during which the Exchange Offer and Consent Solicitation is open by giving oral (to be confirmed in writing) or written notice of such extension to the Information and Exchange Agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law. The Exchange Offer may not be extended without extending the Consent Solicitation, and the Consent Solicitation may not be extended without extending the Exchange Offer.

During any extension of the Exchange Offer, all old notes previously tendered and not accepted for exchange will remain subject to the Exchange Offer and may, subject to the terms and conditions of the Exchange Offer and the Consent Solicitation, be accepted by us, and all consents previously delivered will remain effective. In addition, we may waive conditions without extending the Exchange Offer and Consent Solicitation in accordance with applicable law.

Any waiver, amendment or modification of the Exchange Offer and Consent Solicitation will apply to all old notes tendered pursuant to the Exchange Offer and Consent Solicitation. If we make a change that we determine to be material in any of the terms of the Exchange Offer or waive a condition of the Exchange Offer and Consent Solicitation that we determine to be material, we will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the Information and Exchange Agent and will disseminate additional Exchange Offer and consent documents and extend the Exchange Offer and Consent Solicitation and any withdrawal or revocation rights as we determine necessary and to the extent required by law.

We may terminate the Exchange Offer and Consent Solicitation if any condition is not satisfied on or prior to the Expiration Date. There can be no assurance that we will exercise our right to extend, terminate or amend the Exchange Offer and Consent Solicitation.

Announcements

Any extension, termination or amendment of the Exchange Offer and Consent Solicitation will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that we deem appropriate.

Acceptance of Old Notes for Exchange; Accrual of Interest

Acceptance of Old Notes for Exchange

If the conditions to the Exchange Offer are satisfied, or if we waive all of the conditions that have not been satisfied, we will accept, at the settlement date and after we receive completed and duly executed Letters of Transmittal or Agent’s Messages (as defined below) with respect to any and all of the old notes tendered for exchange at such time, the old notes for exchange by notifying the Information and Exchange Agent of our acceptance. The notice may be oral if we promptly confirm it in writing.

An “Agent’s Message” is a message transmitted by The Depository Trust Company (“DTC”), received by the Information and Exchange Agent and forming part of the timely confirmation of a book entry transfer (“Book–Entry Confirmation”), which states that DTC has received an express acknowledgement from you that you have received this prospectus and agree to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against you.

We expressly reserve the right, in our sole discretion, to delay acceptance for exchange of, or exchange of, old notes tendered under the Exchange Offer (subject to Rule 14e–1c under the Exchange Act, which requires that we issue the offered consideration or return the old notes deposited pursuant to the Exchange Offer promptly after termination or withdrawal of the Exchange Offer), or to terminate the Exchange Offer and not accept for exchange any old notes not previously accepted for exchange, (1) if any of the conditions to the Exchange Offer shall not have been satisfied or validly waived by us, or (2) in order to comply in whole or in part with any applicable law.

In all cases, the new notes will be issued only after timely receipt by the Information and Exchange Agent of (1) Book–Entry Confirmation of the old notes into the Information and Exchange Agent’s account at DTC, (2) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or an Agent’s Message in lieu thereof, and (3) any other documents required by the Letter of Transmittal. The Exchange Offer is scheduled to expire at the Expiration Date, unless extended by us.

For purposes of the Exchange Offer, we will have accepted for exchange tendered old notes, if, as and when we give oral or written notice to the Information and Exchange Agent of our acceptance of the old notes for exchange pursuant to the Exchange Offer. In all cases, the exchange of old notes pursuant to the Exchange Offer will be made by the deposit of any exchange consideration with the Information and Exchange Agent, which will act as your agent for the purposes of receiving new notes from us, and delivering new notes to you. If, for any reason whatsoever, acceptance for exchange of, or exchange of, any old notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of, or exchange of, the old notes) or we extend the Exchange Offer or are unable to accept for exchange the old notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, we may instruct the Information and Exchange Agent to retain tendered old notes and those old notes may not be withdrawn, subject to the limited circumstances described in “—Withdrawal of Tenders; Revocation of Consents” below.

We will have the right, which may be waived, to reject the defective tender of old notes as invalid and ineffective. If we waive our rights to reject a defective tender of old notes, subject to the other terms and conditions set forth in the Offer Documents, you will be entitled to the new notes.

Tender of old notes pursuant to the Exchange Offer will be accepted only in principal amounts equal to $1,000 or any multiple thereof.

We will pay or cause to be paid all transfer taxes with respect to the exchange of any old notes unless the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions” on the Letter of Transmittal has been completed, as described in the instructions thereto.

Accrued Interest

If old notes are validly tendered and accepted for exchange pursuant to the Exchange Offer, the holders of such old notes will be entitled to accrued and unpaid interest on those old notes in cash on the date on which the Exchange Offer is completed, and interest shall accrue on the new notes from and after the issue date of the new notes.

Under no circumstances will any special interest be payable because of any delay in the transmission new notes to you with respect to exchanged old notes or otherwise.

We will pay all fees and expenses of the Information and Exchange Agent in connection with the Exchange Offer.

Procedures for Tendering Old Notes

General

In order to participate in the Exchange Offer, you must tender your old notes to the Information and Exchange Agent as described below. It is your responsibility to tender your old notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in tendering your old notes, please contact the Information and Exchange Agent whose addresses and telephone numbers are listed on the back cover page of this prospectus.

The method of delivery of old notes and Letters of Transmittal is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal and Consent or old notes should be sent to the Issuer.

Proper Tender

All old notes are currently held in book–entry form through DTC. Except as set forth below with respect to ATOP procedures, for a holder to tender old notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by the Instructions to the Letter of Transmittal, or an Agent’s Message in lieu thereof, must be received by the Information and Exchange Agent at the address or facsimile number set forth on the back cover of this prospectus prior to the Expiration Date, and the old notes must be transferred pursuant to the procedures for book–entry transfer described below and a Book–Entry Confirmation must be received by the Information and Exchange Agent on or prior to the Expiration Date.

In all cases, the exchange of old notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Information and Exchange Agent of:

•	a Book–Entry Confirmation with respect to such old notes;

•	the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, or an Agent’s Message in lieu thereof; and

•	any required signature guarantees and other documents required by the Letter of Transmittal.

Deemed Consent by Tender

The tender of old notes pursuant to the Exchange Offer and in accordance with the procedures described in the Offer Documents will be deemed to automatically constitute delivery of a consent with respect to the old notes tendered, except as provided herein. All references to procedures for tendering old notes shall include such deemed delivery of consents.

Tender Procedures for Notes Held Through a Custodian

If you are a beneficial owner of old notes, but the holder is a custodial entity such as a bank, broker, dealer, trust company or other nominee, and you seek to tender old notes, you must provide appropriate instructions to such holder in order to tender through ATOP with respect to such old notes. Beneficial owners may be instructed to complete and deliver an instruction letter to such holder for this purpose. We urge you to contact such person that holds old notes for you if you wish to tender your old notes.

Book–Entry Transfer

The Information and Exchange Agent has or will establish an account with respect to the old notes at DTC for purposes of the Exchange Offer, and any financial institution that is a participant in the DTC system (a “DTC Participant”) and whose name appears on a security position listing as the record owner of the old notes may make book–entry delivery of old notes by causing DTC to transfer the old notes into the Information and Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. Although delivery of old notes may be effected through book–entry transfer into the Information and Exchange Agent’s account at DTC, either an Agent’s Message or a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees and any other required documents, must be transmitted to and received by the Information and Exchange Agent at one of the addresses set forth on the back cover of this prospectus prior to the Expiration Date.

Tender of Notes Through ATOP

In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Information and Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through ATOP, for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent’s Message to the Information and Exchange Agent for its acceptance.

If a holder transmits its acceptance through ATOP, delivery of such tendered old notes must be made to the Information and Exchange Agent pursuant to the book–entry delivery procedures set forth herein. Unless such holder delivers the old notes being tendered to the Information and Exchange Agent by book–entry delivery, we may, at our option, treat such tender as defective for purposes of delivery of tenders, acceptance for exchange and the right to receive new notes. Delivery of documents to DTC (physically or by electronic means) does not constitute delivery to the Information and Exchange Agent. If you desire to tender your old notes prior to the Expiration Date, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

Signature Guarantees

Signatures on all Letters of Transmittal and Consent must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), unless the Letter of Transmittal is delivered, and any old notes tendered thereby are tendered (i) by a registered holder of old notes (or by a participant in DTC whose name appears on a security position listing as the owner of such old notes) who has not completed either the box entitled “Special Delivery Instructions” or “Special Issuance Instructions” on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the old notes are registered in the name of a person other than the signer of the Letter of Transmittal, or if old notes not accepted for exchange or not tendered are to be returned to a person other than such holder, then the signatures on the Letters of Transmittal and Consent accompanying the tendered old notes must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered old notes pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any or all tenders of any old notes determined by us not to be in proper form, or if the acceptance of or exchange of such old notes may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any conditions to the Exchange Offer that we are legally permitted to waive.

Your tender will not be deemed to have been made until all defects or irregularities in your tender have been cured or waived. All questions as to the form and validity (including time of receipt) of any delivery or withdrawal of a tender will be determined by us in our sole discretion, which determination shall be final and binding. Neither we, the Information and Exchange Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any old notes, or will incur any liability for failure to give any such notification.

Please send all materials to the Information and Exchange Agent only and not to us.

Withdrawal of Tenders; Revocation of Consents

Your right to withdraw old notes tendered (and also thereby revoke the consent deemed delivered with such old notes) will expire at the Expiration Date. Withdrawal of old notes prior to the Expiration Date also constitutes revocation of consent with respect to such old notes; provided, however, each holder who has entered into a support agreement with us in connection with the Exchange Offer has agreed that, except in certain limited circumstances, its consent to the Proposed Amendments will remain valid if we consummate the Exchange Offer, even if it withdraws its tender of old notes in the Exchange Offer. Consents may only be revoked by properly withdrawing such tendered old notes. You may not withdraw old notes after the Expiration Date.

Subject to applicable law, if, for any reason whatsoever, acceptance for exchange of or exchange of any old notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of old notes) or we extend the Exchange Offer or are unable to accept for exchange or exchange the old notes tendered pursuant to the Exchange Offer, we may instruct the Information and Exchange Agent to retain tendered old notes, and those old notes may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth herein.

To be effective, a written or facsimile transmission notice of withdrawal of a tender or a properly transmitted “Request Message” through DTC’s ATOP system must:

•	be received by the Information and Exchange Agent at one of the addresses specified on the back cover of this prospectus prior to the Expiration Date;

•	specify the name of the holder of the old notes to be withdrawn;

•	contain the description of the old notes to be withdrawn and the aggregate principal amount represented by such old notes; and

•

be signed by the holder of the old notes in the same manner as the original signature on the Letter of Transmittal or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the old notes into the name of the person withdrawing the old notes.

If the old notes to be withdrawn have been delivered or otherwise identified to the Information and Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Information and Exchange Agent of written or facsimile transmission of the notice of withdrawal or revocation (or receipt of a Request Message) even if physical release is not yet effected. A withdrawal of old notes can only be accomplished in accordance with the foregoing procedures.

If you withdraw old notes, you will have the right to re–tender the old notes on or prior to the Expiration Date in accordance with the procedures described above for tendering outstanding old notes.

If we amend or modify the terms of the Exchange Offer and Consent Solicitation, or the information concerning the Exchange Offer and Consent Solicitation, in a manner determined by us to constitute a material change to the holders, we will disseminate additional Exchange Offer and Consent Solicitation materials and extend the period of the Exchange Offer and Consent Solicitation, including any withdrawal rights, to the extent required by law and as we determine necessary. An extension of the Expiration Date will not affect a holder’s withdrawal rights, unless otherwise provided or as required by applicable law.

Conditions of the Exchange Offer and Consent Solicitation

Notwithstanding any other provisions of the Exchange Offer, we will not be required to accept for exchange or to exchange old notes tendered pursuant to the Exchange Offer, and may terminate, amend or extend the

Exchange Offer or delay or refrain from accepting for exchange, or exchanging, the old notes or transferring any exchange consideration, if any of the following shall occur or exist or have not been satisfied, or have not been waived by us, prior to the Expiration Date:

•	failure to obtain, secure or enter into any material agreement, understanding, arrangement or other related document that would otherwise prevent the consummation of the Refinancing;

•	consents representing at least a majority of the aggregate principal amount of the old notes approving the Proposed Amendments are not delivered (and not withdrawn);

•

any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority that prohibits or materially restricts the consummation of the Exchange Offer or Consent Solicitation;

•

there shall be instituted or pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental regulatory or administrative agency, authority or tribunal, domestic or foreign, that, in our reasonable judgment, following the receipt of advice of counsel, would make the acceptance for exchange of, or exchange of, some or all of the old notes pursuant to the Exchange Offer illegal;

•

there shall have occurred or be likely to occur any event affecting our business or financial affairs that, in our reasonable judgment, would prevent or materially restrict or delay consummation of the Exchange Offer and Consent Solicitation; or

•

all conditions precedent under the Restructuring Support Agreements to the closing of the Exchange Offer and the support for the Exchange Offer by the holders party to the Restructuring Support Agreements shall have been satisfied or waived by the holders in accordance with the terms of the Restructuring Support Agreements, which we refer to as the “RSA Condition”.

As to the first condition listed above, we have entered into separately negotiated Restructuring Support Agreements with holders of the old notes who, in the aggregate, hold in excess of 98.0% of the outstanding principal amount of the old notes. Under the terms of these Restructuring Support Agreements, such holders have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments, and their consents are irrevocable except under specified conditions. In addition, our obligation to issue any new notes is conditioned upon our acceptance of old notes for exchange pursuant to the Exchange Offer. The RSA Condition may not be waived by us in whole or in part unless more than 50% of the holders that become a party to the Restructuring Support Agreements provide their prior written consent to such waiver, as provided by the terms of each Restructuring Support Agreement.

In addition, under our amended and restated certificate of incorporation, non-U.S. citizens may not beneficially own, individually or in the aggregate, more than 19.9% of our shares outstanding so that we do not cease to be qualified under certain maritime laws to own and operate vessels in the coastwise trade of the United States. To help ensure that at no time non-U.S. citizens, individually or in the aggregate, become the beneficial owners of more than this amount, and to enable us to submit any proof that it is a U.S. citizen as required by any applicable law or by any contract, each holder of the old notes must confirm their citizenship by completing a questionnaire and certifying that such holder is a U.S. citizen prior to us accepting such holder’s tender and consent of its old notes in the Exchange Offer. Any holder of the old notes that fails to complete and certify that such holder is a U.S. citizen or if such holder is not a U.S. citizen, such holder will receive warrants or Redemption Notes, as the case may be, in lieu of shares of common stock in the Exchange Offer if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued. If the Exchange Offer is completed, we intend to call a special meeting of stockholders as soon as reasonably practicable for stockholders of record as of the Closing Date (which will include holders of old notes who receive shares of common stock in the Exchange Offer) to consider the following matters: (1) a proposal to amend our amended and restated certificate of incorporation to effect a

1–for–25 reverse stock split of shares of our common stock, in order to provide a sufficient number of authorized shares of common stock for the issuance of shares upon conversion of the new notes or the warrants and provide sufficient number of authorized shares for equity compensation and severance related issuances; (2) a proposal to amend our amended and restated certificate of incorporation to increase the number of shares of our common stock authorized for issuance, in order to provide a sufficient number of authorized shares of common stock for the issuance of shares upon conversion of the new notes or the warrants and provide sufficient number of authorized shares for equity compensation and severance related issuances; (3) a proposal to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for of excess shares (as defined in our amended and restated certificate of incorporation) to provide us with an alternate means from Redemption Notes to exchange “excess shares” held by non-U.S. citizens and (4) any other matters properly brought before the meeting.

Except as described above with respect to the RSA Condition, these conditions are for our benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, or may be waived by us, in whole or in part, at any time and from time to time at or prior to expiration of the Exchange Offer, in our reasonable discretion. We may additionally terminate the Exchange Offer if any condition is not satisfied on or prior to the Expiration Date. If any of these events occur, subject to the termination rights described above, we may (i) return tendered old notes to you, (ii) extend the Exchange Offer and Consent Solicitation and retain all tendered old notes until the expiration of the extended Exchange Offer and Consent Solicitation, or (iii) amend the Exchange Offer and Consent Solicitation in any respect by giving oral or written notice of such amendment to the Information and Exchange Agent and making public disclosure of such amendment to the extent required by law.

We have not made a decision as to what circumstances would lead us to waive any condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the Exchange Offer. We will give holders notice of such amendments as may be required by applicable law.

Subject to the terms and conditions of the Exchange Offer and Consent Solicitation, we will accept tendered old notes for exchange at the settlement date. If we do not accept tendered old notes for exchange in the Exchange Offer, the Proposed Amendments will not become effective.

Information and Exchange Agent

We have appointed Global Bondholder Services Corporation as the information and exchange agent for the Exchange Offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal that may accompany this prospectus to the exchange agent addressed as follows:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attention: Corporate Actions

Banks and Brokers call: (212) 430-3774

All others call toll free: (866) 470-3900

By Facsimile

(For Eligible Institutions Only)

(212) 430-3775/3779

Confirmation: (212) 430-3774

Delivery to an address other than set forth above will not constitute a valid delivery.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue (i) 100,000,000 shares of common stock, $0.01 par value per share, of which 30,906,540 shares were issued and outstanding, as of July 25, 2011, and (ii) 30,500 shares of preferred stock, none of which remain outstanding.

If the Exchange Offer is completed, we intend to call a special meeting of stockholders as soon as reasonably practicable for stockholders of record as of the Closing Date (which will include holders of old notes who receive shares of common stock in the Exchange Offer) to consider the following matters: (1) a proposal to amend our amended and restated certificate of incorporation to effect a 1–for–25 reverse stock split of shares of our common stock; (2) a proposal to amend our amended and restated certificate of incorporation to increase the number of shares of our common stock authorized for issuance, in order to provide a sufficient number of authorized shares of common stock for the issuance of shares upon conversion of the new notes or the warrants and provide sufficient number of authorized shares for equity compensation and severance related issuances; (3) a proposal to amend our amended and restated certificate of incorporation to provide for the issuance of warrants in consideration for of excess shares (as defined in our amended and restated certificate of incorporation) to provide us with an alternate means from Redemption Notes to exchange “excess shares” held by non-U.S. citizens and (4) any other matters properly brought before the meeting. Each of the holders of old notes who will receive shares of common stock in the Exchange Offer has agreed, pursuant to the restructuring support agreement to which it is a party, to provide a desginee of the Company with an irrevocable proxy in respect of such holder’s shares of common stock to vote in favor of each of the proposals or otherwise vote in favor of such proposals.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters with respect to which the holders of our common stock are entitled to vote.

The holders of our common stock do not have cumulative voting rights in the election of directors, and, consequently the holders of a majority or, in the absence thereof, a plurality of the issued and outstanding shares of our common stock voting for the election of those of our directors subject to election at any annual meeting of our stockholders, can elect all of such directors. In such event, the holders of the remaining issued and outstanding shares of our common stock will not be able to elect any directors.

Dividend Rights

Holders of our common stock shall be entitled to receive dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to the rights of holders of any then-outstanding shares of any series of preferred stock ranking pari passu or senior to the common stock with respect to dividends. Our secured credit facility imposes limits on our ability to pay dividends to our stockholders and the indentures governing the outstanding notes issued by certain of our subsidiaries impose restrictions on the ability of our subsidiaries to upstream cash to fund our payment of dividends with respect to our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend, among other things, on various factors and considerations.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive ratably the assets available for distribution to our stockholders after payment of liabilities and payment of liquidation preferences on any outstanding shares of our preferred stock.

Other Matters

Our common stock has no preemptive rights and there are no redemption or sinking fund provisions applicable to such stock.

Preferred Stock

Our Board of Directors has the authority, by adopting resolutions, to issue shares of preferred stock in one or more series, with the designations and preferences for each series set forth in the adopting resolutions. Our certificate of incorporation authorizes our board of directors to determine, among other things, the rights, preferences and limitations pertaining to each series of preferred stock.

Ownership by Non-U.S. Citizens

In order for us to be permitted to operate our vessels in markets in which the marine trade is subject to the Jones Act, we must maintain U.S. citizenship for U.S. coastwise trade purposes as defined in the Merchant Marine Act, 1920, as amended and recodified, the Shipping Act, 1916, as amended and recodified, and the regulations promulgated thereunder. Under these statutes and regulations, to maintain U.S. citizenship and, therefore, be qualified to engage in the U.S. coastwise trade:

•	we must be incorporated under the laws of the United States or a state;

•

at least 75% of the ownership and voting power of the shares of each class or series of our capital stock must be owned and controlled by U.S. citizens (within the meaning of the statutes and regulations referred to above), free from any trust or fiduciary obligations in favor of, or any agreement, arrangement or understanding whereby voting power or control may be exercised directly or indirectly by, non-U.S. citizens, as defined in the statutes and regulations referred to above; and

•

our chief executive officer, by whatever title, the president, the chairman of our board of directors and all persons authorized to act in the absence or disability of such persons must be U.S. citizens, and not more than a minority of the number of our directors necessary to constitute a quorum of our board of directors are permitted to be non-U.S. citizens.

These citizenship requirements apply at each tier in our ownership chain, which means that they apply to the holders of our common stock.

Similar citizenship requirements apply to legal entities other than corporations, and they vary depending upon the particular entity’s structure. In general, under these requirements, which are set forth in the statutes and regulations referred to above, in order for an entity other than a corporation to be a U.S. citizen, it must be formed under the laws of the United States or a state, its management must be controlled by U.S. citizens, and at least 75% of its equity ownership and voting power must be owned and controlled, of record and beneficially, by U.S. citizens at each tier in the entity’s foundations, associations, member-managed limited liability companies, and general partnerships, depending upon their particular circumstances. Investors are encouraged to consult their own counsel to determine how these requirements apply to them before purchasing the notes.

In order to protect our ability to register our vessels under federal law and operate our vessels in markets in which the marine trade is subject to the Jones Act, our certificate of incorporation restricts ownership by non-U.S. citizens of the shares of each class or series of our capital stock to a percentage equal to not more than 19.9% for such class or series. We refer in this prospectus to such percentage limitation on ownership by non-U.S. citizens as the “permitted percentage.”

Our certificate of incorporation provides that any transfer, or attempted transfer, of any shares of any class or series of our capital stock that would result in the ownership or control of shares of such class or series in excess of the permitted percentage for such class or series by one or more persons who is not a U.S. citizen (as defined in the statutes and regulations referred to above) for purposes of the U.S. coastwise trade will be void, and neither we nor our transfer agent will register any such transfer or purported transfer in our records or recognize any such transferee or purported transferee as our stockholder for any purpose (including for purposes of voting, dividends and distributions) except to the extent necessary to effect the remedies available to us under our certificate of incorporation. However, in order for us to comply with the conditions to listing specified by the New York Stock Exchange, our certificate of incorporation also provides that nothing therein, such as the provisions voiding transfers to non-U.S. citizens, shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation service so long as our stock is listed on the New York Stock Exchange.

In the event such restrictions voiding transfers would be ineffective for any reason, our certificate of incorporation provides that if any transfer would otherwise result in the number of shares of any class or series of our capital stock owned (of record or beneficially) by non-U.S. citizens being in excess of 19.9% of the outstanding shares of such class or series, such transfer will cause such excess shares to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The proposed transferee will not acquire any rights in the shares transferred into the trust. Our certificate of incorporation also provides that the above trust transfer provisions shall apply to a change in the status of a record or beneficial owner of shares of any class or series of our capital stock from a U.S. citizen to a non-U.S. citizen that results in non-U.S. citizens owning (of record or beneficially) in excess of 19.9% of the outstanding shares of any class or series of our capital stock. In addition, under our certificate of incorporation, the above trust transfer provisions shall apply to sales or other dispositions of shares of common stock issued upon conversion of the notes, if any, that would result in non-U.S. citizens owning (of record or beneficially) in excess of 19.9% of the outstanding shares of the common stock. The automatic transfer will be deemed to be effective as of immediately before the consummation of the proposed transfer or change in status and as of the time of issuance of such excess shares, as the case may be. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee (including a proposed transferee of shares of any offering made pursuant to this prospectus) or person whose citizenship status has changed or proposed purchaser (each, a “restricted person”) will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust, who is a U.S. citizen chosen by us and unaffiliated with us, will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution authorized and paid to the restricted person after the automatic transfer of the related shares into the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized after the automatic transfer of the related shares into the trust but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for distribution to the charitable beneficiary. The current trustee of the trust is Wilmington Trust Company.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a U.S. citizen designated by the trustee. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the restricted person and to the charitable beneficiary as described in this paragraph. In the case of excess shares transferred into the trust as a result of a proposed transfer, the restricted person will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the price received by the trustee from the sale of the shares. In the case of excess shares transferred into the trust as a result of a U.S. citizen changing its status to a non-U.S. citizen, the restricted person will receive the lesser of (i) the market price of such shares on the date of such status change, and (ii) the price received by the trustee from the sale of such shares. In the case of excess shares transferred into the trust as a result of being sold or otherwise disposed of in an offering made pursuant to this prospectus, the restricted person will receive the lesser of (i) the price paid by such restricted person for such shares or, if such restricted person did not give value for the shares in connection with the original issuance of the shares to such restricted person, the market price of such shares on the day of such original issuance, and (ii) the price received by the trustee from the sale of such shares. Any net sale proceeds in excess of the amount payable to the restricted person will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the restricted person, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the restricted person received an amount for the shares that exceeds the amount such restricted person was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us at a price per share equal to the lesser of (i) the market price on the date we accept the offer and (ii) the price per share in the purported transfer or original issuance of shares (or, in the case of a devise or gift, the market price on the date of the devise or gift), as described in the preceding paragraph, or the market price per share on the date of the status change, that resulted in the transfer to the trust. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the restricted person.

To the extent that the above trust transfer provisions would be ineffective for any reason, our certificate provides that, if the percentage of the shares of any class or series of our capital stock owned (of record or beneficially) by non-U.S. citizens is known to us to be in excess of the permitted percentage for such class or series, we, in our sole discretion, shall be entitled to redeem all or any portion of such shares most recently acquired (as determined by our board of directors in accordance with guidelines that are set forth in our certificate of incorporation) by non-U.S. citizens in excess of the permitted percentage at a redemption price based on a fair market value formula that is set forth in our certificate of incorporation. We may pay the redemption price in cash or by the issuance of interest-bearing promissory notes with a maturity of up to 10 years, which we refer to as “Redemption Notes,” as determined by our board of directors in its discretion. See “Description of Redemption Notes.” Such excess shares shall not be accorded any voting, dividend or distribution rights until they have ceased to be excess shares, provided that they have not been already redeemed by us.

So that we may ensure compliance with the applicable maritime laws, our certificate of incorporation provides us with the power to require confirmation from time to time of the citizenship of the record and beneficial owners of any shares of our capital stock. As a condition to acquiring and having record or beneficial ownership of any shares of our capital stock, every record and beneficial owner must comply with certain provisions in our certificate of incorporation concerning citizenship.

To facilitate our compliance with these laws, our certificate of incorporation requires that every person acquiring, directly or indirectly, 5% or more of the shares of any class or series of our capital stock must provide us a written statement or affidavit, duly signed, stating the name and address of such person, the number of shares of our capital stock directly or indirectly owned by such person as of a recent date, the legal structure of such person, and a statement as to whether such person is a U.S. citizen for purposes of the U.S. coastwise trade, and such other information required by 46 C.F.R. part 355. In addition, our certificate of incorporation requires that each record and beneficial owner of any shares of our capital stock must promptly provide us with such documents and certain other information as we request. We have the right under our certificate of incorporation to require additional reasonable proof of the citizenship of a record or beneficial owner of any shares of our capital stock and to determine the citizenship of the record and beneficial owners of the shares of any class or series of our capital stock.

Under our certificate of incorporation, when a record or beneficial owner of any shares of our capital stock ceases to be a U.S. citizen, such person is required to provide to us, as promptly as practicable but in no event less than two business days after the date such person is no longer a U.S. citizen, a written statement, duly signed, stating the name and address of such person, the number of shares of each class or series of our capital stock owned (of record or beneficially) by such person as of a recent date, the legal structure of such person, and a statement as to such change in status of such person to a non-U.S. citizen. Every record and beneficial owner of shares of our capital stock is also required by our certificate of incorporation to provide or authorize such person’s broker, dealer, custodian, depositary, nominee or similar agent with respect to such shares to provide us with such person’s address. In the event that we request the documentation discussed in this paragraph or the preceding paragraph and the record or beneficial owner fails to provide it, our certificate of incorporation provides for the suspension of the voting rights of such person’s shares of our capital stock and for the payment of dividends and distributions with respect to those shares into an escrow account, and empowers our board of directors to refuse to register their shares, until such requested documentation is submitted in form and substance reasonably satisfactory to us.

Certificates representing shares of any class or series of our capital stock will bear legends concerning the restrictions on ownership by persons other than U.S. citizens. In addition, our certificate of incorporation:

•

subject to the NYSE provision described above, permits us to require, as a condition precedent to the transfer of shares on our records or those of our transfer agent, representations and other proof as to the identity and citizenship of existing or prospective stockholders (including the beneficial owners); and

•	permits us to establish and maintain a dual stock certificate system under which different forms of certificates may be used to reflect whether or not the owner thereof is a U.S. citizen.

Limitations on Directors’ Liability

Our certificate of incorporation contains provisions eliminating or limiting the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as directors, except to the extent such exemptions or limitations would not be permitted under the General Corporation Law of the State of Delaware, or the DGCL. Under the DGCL, such provisions may not eliminate or limit the liability of any of our directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Indemnification of Our Directors and Officers

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL and not otherwise prohibited by applicable law, each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that, among other things, such person is a director or officer of us or any of our subsidiaries. However, except for proceedings by any such person to enforce such rights to indemnification, we shall not be obligated to provide any such indemnification in connection with any action, suit or proceeding initiated by such person unless such action, suit or proceeding was authorized or consented to by our board of directors. In addition, we, together with certain of our subsidiaries have entered into indemnification agreements with certain of our officers and directors and certain of the officers and directors of our subsidiaries.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, as successor to Wachovia Bank, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “HRZ.”

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws

Certain provisions, which are summarized below, in our certificate of incorporation and bylaws, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by our stockholders.

Our certificate of incorporation and bylaws contains provisions that:

•

permit us to issue, without any further vote or action by our stockholders, up to 30,500,000 shares of preferred stock (shares of which series are no longer issuable), in one or more series, excluding the Series A preferred stock and, with respect to each series, fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of such series, and the preferences and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of the series;

•	limit the ability of stockholders to act by written consent or to call special meetings;

•	establish a classified board of directors with staggered three-year terms;

•	impose advance notice requirements for nominations for election to our board of directors and for stockholder proposals;

•

limit to incumbent members of our board the right to elect or appoint individuals to fill any newly created directorship on our board of directors that results from an increase in the number of directors (or any vacancy occurring on our board);

•

limit the ability of stockholders who are non-U.S. citizens under applicable U.S. maritime laws to acquire significant ownership of, or significant voting power with respect to, shares of any class or series of our capital stock; and

•	require the consent of 662/3% of the total voting power of all outstanding shares of stock to modify certain provisions of our certificate of incorporation.

The provisions of our certificate of incorporation and bylaws listed above could discourage potential acquisition proposals and could delay or prevent a change of control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit increases in the market price of the common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation in a transaction involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF WARRANTS

We may issue warrants in lieu of shares of our common stock deliverable in connection with the Exchange Offer or upon conversion of the new notes, in order to comply with the Jones Act restrictions described below under “Description of the New Notes—Jones Act Restrictions”, if and to the extent such shares would constitute “excess shares” (as defined in the Company’s amended and restated certificate of incorporation) if they were issued. The Jones Act requires, among other things, that at least 75% of our common stock be owned at all times by U.S. citizens. In order to comply with this requirement, we have provided that warrants may be delivered in lieu of shares of our common stock in connection with the Exchange Offer or upon conversion of the new notes if and to the extent such shares would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued.

The Warrants will be issued pursuant to a warrant agreement to be dated as of the date of the consummation of the Exchange Offer (the “Warrant Agreement”), between the Company and the warrant agent named therein, as warrant agent. The following is a summary of the material terms of the Warrant Agreement and warrants and does not purport to be complete. We urge you to read the form of Warrant Agreement (including the form of warrant attached thereto), which will be filed as an exhibit to the registration statement of which this prospectus forms a part, because the Warrant Agreement and warrants, and not this description, define your rights as a holder of the warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $0.01 per share, subject to adjustment as discussed below. In lieu of payment of the exercise price, a warrant holder will have the right (but not the obligation) to require the Company to convert its warrants, in whole or in part, into shares of our common stock.

Notwithstanding the foregoing, warrant holders will not be permitted to exercise or convert their warrants if and to the extent that the shares of common stock issuable upon exercise or conversion would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued. In addition, a warrant holder who cannot establish to our reasonable satisfaction that it (or, if not the holder, the person that the holder has designated to receive the common stock upon exercise or conversion) is a United States citizen, will not be permitted to exercise or convert its warrants to the extent the receipt of the common stock upon exercise or conversion would cause such person or any person whose ownership position would be aggregated with that of such person to exceed 4.9% of our outstanding common stock. See “Description of the New Notes—Jones Act Restrictions.”

The warrants are being registered with the SEC pursuant to the registration statement of which this prospectus forms a part and will be freely transferable when issued, subject to restrictions that may apply to our affiliates or that may otherwise apply pursuant to applicable securities laws.

The warrants may be exercised or converted upon surrender of the warrant certificate to the Company, with the form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, if applicable, for the number of warrants being exercised.

The exercise price and number of shares of common stock issuable on exercise or conversion of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

Warrant holders generally will not have the rights or privileges of holders of common stock, including any voting rights, until they exercise or convert their warrants and receive shares of our common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise or conversion of the warrants, a holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

DESCRIPTION OF REDEMPTION NOTES

The Company will issue Redemption Notes under an indenture to be dated as of the issue date of the Redemption Notes (the “Redemption Notes Indenture”), among the Company and the trustee to be named therein, as trustee. The Redemption Notes shall be interest-bearing promissory notes of the Company with a maturity of not more than 10 years from the date of issue and bear interest at a fixed rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such promissory notes as published in The Wall Street Journal or comparable publication at the time of the issuance of the redemption notes.

The terms of the Redemption Notes will consist of covenants to pay principal and interest and any other obligations required to be made part of the Redemption Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Redemption Notes will be unsecured obligations of the Company.

The interest on the Redemption Notes will be payable semi-annually.

The Redemption Notes Indenture will not contain any events of default other than with respect to the failure to pay principal at maturity.

Subject to certain exceptions, the Redemption Notes Indenture governing the Redemption Notes and the Redemption Notes may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Redemption Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Redemption Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the Redemption Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Redemption Notes). However, without the consent of each holder of an outstanding Redemption Note affected, no amendment may, among other things:

(1)	reduce the principal amount of Redemption Notes whose holders must consent to an amendment;

(2)	reduce the principal of or change the fixed maturity of any Redemption Note

(3)	reduce the rate of or extend the stated time for payment of interest on any Redemption Note;

(4)	reduce the principal of or extend the stated maturity of any Redemption Note;

(5)	make any Redemption Note payable in currency other than that stated in the Redemption Note;

(6)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, the Company and the trustee may amend the Redemption Notes Indenture or the Redemption Notes to:

(1)	cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the Redemption Notes in any material respect;

(2)	provide for the assumption by a successor corporation of the obligations of the Company under the Redemption Notes Indenture;

(3)	add guarantees or additional obligors with respect to the Redemption Notes;

(4)	add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(5)	make any change that does not adversely affect the rights of any holder in any material respect;

(6)	add any events of default;

(7)	comply with the requirements of the SEC or any applicable securities depository or stock exchange on which our common stock may be listed;

(8)	provide for uncertificated Redemption Notes in addition to or in place of certificated Redemption Notes;

(9)	make any amendment to the provisions of the Redemption Notes Indenture relating to the transfer and legending of Redemption Notes; provided, however, that (a) compliance with the Redemption Notes Indenture as so amended would not result in Redemption Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Redemption Notes; and

(10)	evidence and provide the acceptance of the appointment of a successor trustee under the Redemption Notes Indenture.

DESCRIPTION OF THE NEW NOTES

The Company will issue the new 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and the 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with the Series A Notes, the “Notes”) under an indenture to be dated as of the Issue Date (the “Indenture”), among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Horizon Lines, Inc. and not to its subsidiaries.

General

The Notes

The Series A Notes and the Series B Notes:

•	will be general senior obligations of the Company and will be pari passu in right of payment with all existing and future senior indebtedness of the Company;

•

will be secured on a third-priority basis by Liens on all Notes Priority Collateral and on a fourth-priority basis by Liens on all ABL Priority Collateral (other than Excluded Assets), subject, in each case, to Permitted Liens;

•	will be unconditionally, jointly and severally, guaranteed by the Guarantors;

•	will bear cash interest from the Issue Date at an annual rate of 6.00% payable on April 15 and October 15 of each year, beginning on April 15, 2012 ;

•

will be subject to purchase by us at the option of holders following a Change of Control (as defined below under “—Repurchase at the Option of Holders—Change of Control”), at a price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, including any additional interest to but excluding the Change of Control purchase date;

•

will be issued in minimum denominations of $1.00 and integral multiples of $1.00 and will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form;

•	will be effectively subordinated to all existing and future obligations of the Company under the ABL Facility and the other ABL Obligations to the extent of the value of the ABL Priority Collateral;

•

will be effectively subordinated to all existing and future obligations of the Company under the First-Lien Notes and the Second-Lien Notes and the other First-Lien Note Obligations and Second-Lien Note Obligations to the extent of the value of the Notes Priority Collateral;

•

will be effectively subordinated to (i) any Indebtedness and other liabilities secured by Permitted Liens ranking prior to the Liens securing the Notes or on assets not constituting Collateral, to the extent of the value of the assets of the Company subject to those Permitted Liens, and (ii) any Indebtedness and preferred stock of Subsidiaries of the Company that do not guarantee the Notes;

•	will be effectively senior to any Indebtedness and other liabilities secured by Permitted Liens on the Collateral ranking junior to the Liens securing the Notes; and

•	will be senior in right of payment to any future subordinated Indebtedness of the Company, if any.

The Series A Notes:

•	will initially be limited to an aggregate principal amount of $180 million;

•

will be convertible at the holder’s option into shares of our common stock at an initial conversion rate of 2,224.6381 shares of common stock per $1,000 principal amount of Series A Notes (equivalent to an initial conversion price of approximately $0.45 per share of common stock);

•	will mature on April 15, 2017 unless earlier converted or repurchased;

•

will be convertible at our option at the applicable conversion rate, beginning on the one-year anniversary of the Issue Date, upon not more than 60 days and not less than 20 days prior notice to noteholders; provided that (i) our common stock is listed on either the New York Stock Exchange or the NASDAQ Stock Market and (ii) the 30 Trading Day VWAP (as defined below) for our common stock for the 30-day period ending on the trading day preceding the date of such notice is equal to or greater than $0.63 per share; and

The Series B Notes:

•	will be limited to an aggregate principal amount of $100 million;

•

will be mandatorily convertible into shares of our common stock at an initial conversion rate of 1,367.9891 shares of common stock per $1,000 principal amount of Series B Notes (equivalent to an initial conversion price of approximately $0.73 per share of common stock), subject to the conditions that our common stock remains listed and that we are not in default under our debt obligations, as follows:

•	$50.0 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 90th day following the Issue Date, and

•

$50.0 million in aggregate principal amount of the Series B Notes will be mandatorily converted on the 270th day following the Issue Date; provided, however, that we will not be permitted to effect the second mandatory conversion unless a registration statement with respect to the resale of the Series A Notes and shares of our common stock has been filed with the SEC in accordance with the Registration Rights Agreement (as defined below) and declared effective by the SEC; and

•

will be automatically converted into Series A Notes on the one-year anniversary of the Issue Date if we are unable to effect one or both of the mandatory conversions described above prior to such date.

The conversion rates for the Series A Notes and the Series B Notes, respectively, are subject to adjustment if certain events occur. Upon conversion of a Note, we will deliver a number of shares of our common stock equal to the applicable conversion rate, subject to the Jones Act restrictions described below, which may result in the delivering of warrants (the “Warrants”) in lieu of common stock under certain circumstances. See “—Payment upon Conversion” and “—Jones Act Restrictions” and “Description of Warrants”. We will also make a payment in cash in respect of interest or additional interest, if any, accrued and unpaid to the conversion date. Once a Note has been converted into shares of our common stock (or Warrants) in accordance with its terms, the holder of such common stock (or Warrants) will no longer benefit from a security interest under the Security Documents in respect of such converted Note or in respect of such common stock (or Warrants).

We may issue additional Series A Notes (the “Additional Notes”) under the Indenture from time to time after this offering. Any issuance of Additional Notes is subject to all of the covenants in the Indenture, including the covenants described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Liens.” The Notes and any Additional Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any series of such Additional Notes will not be treated as part of the same issue as the originally issued Series A Notes for United States federal income tax purposes and may therefore bear a legend regarding the tax treatment of such Additional Notes and will not trade fungibly with other Notes. The Additional Notes will be secured, equally and ratably, with the Notes and any other Permitted Additional Pari Passu Obligations.

We may also from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to holders. Any Notes purchased by us will be deemed to be no longer outstanding under the Indenture.

The Note Guarantees

On the Issue Date, the Notes will be guaranteed by all of the Company’s Restricted Subsidiaries as to payment of principal, premium, if any, and interest when and as the same shall become due and payable. On the Issue Date, the Company will have no Subsidiaries other than Restricted Subsidiaries, and all of the Restricted Subsidiaries will be Guarantors. Each of the Guarantors (other than Horizon Lines, LLC, which will be the issuer of the First-Lien Notes and the Second-Lien Notes) will also guarantee the First-Lien Notes and the Second-Lien Notes on a senior, secured basis (ranking pari passu in right of payment with the Note Guarantees), but those guarantees will be secured by security interests in the Collateral that will be higher in priority than those securing the Note Guarantees.

Each Note Guarantee:

•	will be a general senior obligation of that Guarantor;

•

will be secured on a third-priority basis by Liens on all Notes Priority Collateral of that Guarantor and on a fourth-priority basis by Liens on all ABL Priority Collateral of that Guarantor, subject, in each case, to Permitted Liens;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•

will be effectively senior to any Indebtedness and other liabilities of that Guarantor secured by Permitted Liens on the Collateral ranking junior to the Liens securing the Note Guarantee of such Guarantor;

•

will be effectively subordinated to any Indebtedness and other liabilities of that Guarantor secured by Permitted Liens ranking prior to the Liens securing the Note Guarantee of such Guarantor or on assets not constituting Collateral, to the extent of the value of the assets of that Guarantor subject to those Permitted Liens; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor, if any.

As of the date of the Indenture, all of the Company’s Subsidiaries will be Restricted Subsidiaries. However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its Restricted Subsidiaries as “Unrestricted Subsidiaries.” The Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. The Unrestricted Subsidiaries will not guarantee the Notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) assumes all the obligations of that Guarantor under the indenture, its Note Guarantee, all appropriate Security Documents and the registration rights agreement pursuant to a supplemental indenture satisfactory to the Trustee and the Collateral Agent; or

(b)	such transfer is permitted by “—Repurchase at the Option of the Holders—Asset Sales.”

The Note Guarantee of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be released:

(1)	in connection with any sale or other disposition of all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor if the sale or other disposition does not violate “—Repurchase at the Option of the Holders—Asset Sales”;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor, if the sale or other disposition does not violate “—Repurchase at the Option of the Holders—Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary of the Company (or becomes an Exempted Subsidiary) as a result of the sale or other disposition; or

(3)	if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay principal of and interest (including any additional interest), on Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note.

We will pay principal of any certificated Notes at the office or agency designated by the Company for that purpose. We have initially designated the Trustee as our paying agent and registrar and its agency in New York City, New York as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders, and the Company may act as paying agent or registrar. Interest (including additional interest, if any) on certificated Notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder may transfer or exchange Notes at the office of the registrar in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note surrendered for conversion.

The registered holder of a Note will be treated as the owner of it for all purposes.

Interest

The Notes will bear cash interest at a rate of 6.00% per year until maturity or conversion. Interest on the Notes will accrue from the Issue Date or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on April 15 and October 15 of each year, beginning April 15, 2012. We will pay additional interest, if any, under the circumstances described under “—Events of Default.”

Interest will be paid to the person in whose name a Note is registered at the close of business on April 1 or October 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the stated maturity date or any earlier required repurchase date of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

All references to “interest” in this prospectus are deemed to include additional interest, if any, that accrues under the circumstances described under “—Events of Default.”

Security

The Obligations of the Company with respect to the Notes, the Obligations of the Guarantors under the Note Guarantees, and the performance of all other obligations of the Company and the Guarantors under the Convertible Note Documents will be secured equally and ratably together with any other Permitted Additional Pari Passu Obligations by (i) fourth priority security interests, subject to certain Permitted Liens, in the ABL Priority Collateral (other than Excluded Assets) and (ii) third priority security interests, subject to certain Permitted Liens, in all of the Notes Priority Collateral (and, together with the ABL Priority Collateral, the “Collateral”). The Obligations of the Company under the First-Lien Notes and the Obligations of the guarantors of the First-Lien Notes will be secured by a first-priority Lien on the Notes Priority Collateral and a second-priority Lien on the ABL Priority Collateral. The Obligations of the Company under the Second-Lien Notes and the Obligations of the guarantors of the Second-Lien Notes will be secured by a second-priority Lien on the Notes Priority Collateral and a third-priority Lien on the ABL Priority Collateral.

The Collateral will be pledged or mortgaged pursuant to a security agreement, to be dated as of the Issue Date, among the Company, the Guarantors and the Collateral Agent (as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms, the “Security Agreement”), and one or more mortgages, deeds of trust or deeds to secure Indebtedness (the “Mortgages”) or other grants or transfers for security executed and delivered by the Company or the applicable Guarantor to the Collateral Agent for the benefit of the Collateral Agent, the Trustee, the holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations.

So long as no Event of Default (or event of default under any Permitted Additional Pari Passu Obligations) has occurred and is continuing, and subject to certain terms and conditions, the Company and the Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Agreement and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. Subject to the Intercreditor Agreement, upon the occurrence of an Event of Default (or event of default under any Permitted Additional Pari Passu Obligations) and to the extent permitted by law and following notice by the Collateral Agent to the Company and Guarantors:

(1)	all of the rights of the Company and Guarantors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested, subject to the terms of the Intercreditor Agreement, in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

(2)	the Collateral Agent may, subject to the terms of the Intercreditor Agreement and applicable law, take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Documents.

Upon the occurrence and during the continuance of an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations, the Collateral Agent will be permitted, subject to applicable law and the terms of the Intercreditor Agreement, to exercise remedies and sell the Collateral under the Security Documents only at the direction of the holders of a majority of the Notes and the holders of any Permitted Additional Pari Passu Obligations voting as a single class.

Intercreditor Agreement

The Collateral Agent (in its capacity as Collateral Agent), on behalf of the holders of Notes and the holders of any Permitted Additional Pari Passu Obligations, the ABL Facility Collateral Agent, on behalf of the holders of the ABL Obligations, the First Lien Collateral Agent, on behalf of the holders of the First-Lien Notes, the Second-Lien Notes Collateral Agent, on behalf of the holders of the Second-Lien Notes, the Company and the Guarantors will enter into an intercreditor agreement (the “Intercreditor Agreement”) that will set forth the relative priority of the ABL Liens, the First-Lien Note Liens, the Second-Lien Note Liens and the Convertible Note Liens, as well as certain other rights, priorities and interests of the holders of the Notes and the holders of Permitted Additional Pari Passu Obligations, the holders of the First-Lien Notes, the holders of the Second-Lien Notes and the holders of the ABL Obligations. Although the holders of the Notes are not party to the Intercreditor Agreement, each holder, by accepting a Note, will be deemed to have consented and agreed to the terms of the Intercreditor Agreement and authorized and directed the Collateral Agent to enter into the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent will enter into the Intercreditor Agreement on behalf of all present and future holders of the Notes and the holders of Permitted Additional Pari Passu Obligations. The Intercreditor Agreement will provide, among other things:

Lien Priority

Notwithstanding the time, order or method of creation or perfection of any ABL Obligations, ABL Liens, First-Lien Note Obligations, First-Lien Note Liens, Second-Lien Note Obligations, Second-Lien Note Liens, Convertible Note Obligations, Permitted Additional Pari Passu Obligations or Convertible Note Liens (including those securing Permitted Additional Pari Passu Obligations), the ABL Liens, the First-Lien Note Liens, the Second-Lien Note Liens and the Convertible Note Liens will rank as set forth below with respect to the Notes Priority Collateral and the ABL Priority Collateral (other than Excluded Assets):

	Notes Priority Collateral	ABL Priority Collateral
ABL Liens	Fourth	First
First-Lien Note Liens	First	Second
Second-Lien Note Liens	Second	Third
Convertible Note Liens	Third	Fourth

The lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of any of the obligations secured by the ABL Priority Collateral or the Notes Priority Collateral or by any action that any of the Collateral Agent, the First-Lien Notes Collateral Agent, the Second-Lien Notes Collateral Agent or the ABL Facility Collateral Agent may take or fail to take in respect of any Collateral.

In addition, Permitted Liens incurred pursuant to clause (35) of the definition thereof (“Priming Liens”), which may secure up to $20.0 million of Indebtedness and other obligations at any one time outstanding (“Priming Debt”) shall be permitted under the Indenture to be of any priority (and may be higher in priority with respect to the Notes Priority Collateral than the First Lien Note Liens and (if so agreed by the requisite holders of the ABL Obligations) higher in priority with respect to the ABL Priority Collateral than the ABL Liens). To the extent such Priming Debt is issued the parties shall enter into an intercreditor agreement in form and substance satisfactory to both the ABL Facility Collateral Agent and the Collateral Agent, as directed by the holders of the Notes in accordance with the Indenture.

Prohibition on Contesting Liens and Obligations; Enforcement

No holder of any Note nor any holder of any Permitted Additional Pari Passu Obligations may contest the validity or enforceability of the Second-Lien Note Liens, the Second-Lien Note Obligations, the First-Lien Note Liens, the First-Lien Note Obligations, the ABL Liens or the ABL Obligations, the validity, attachment, perfection or priority of Second-Lien Note Lien, First-Lien Note Lien or ABL Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement. No holder of any ABL Obligations may contest the validity or enforceability of the Second-Lien Note Liens, the Second-Lien Note Obligations, the First-Lien Note Liens, the First-Lien Note Obligations, the Convertible Note Liens, the Convertible Note Obligations or the Permitted Additional Pari Passu Obligations, the validity, attachment, perfection or priority of any Second-Lien Note Lien, First-Lien Note Lien or Convertible Note Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement. No holder of any First-Lien Note may contest the validity or enforceability of the Second-Lien Note Lien, the Second-Lien Note Obligations, the Convertible Note Liens, the Convertible Note Obligations, the Permitted Additional Pari Passu Obligations, the ABL Liens or the ABL Obligations, the validity, attachment, perfection or priority of any Second-Lien Note Lien, Convertible Note Lien or ABL Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement. No holder of any Second-Lien Note may contest the validity or enforceability of the First-Lien Note Liens, the First-Lien Note Obligations, the Convertible Note Liens, the Convertible Note Obligations, Permitted Additional Pari Passu Obligations, the ABL Liens or the ABL Obligations, the validity, attachment, perfection or priority of any First-Lien Note Lien, Convertible Note Lien or ABL Lien or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement.

Exercise of Remedies and Release of Liens

Until the passage of a period (the “ABL Priority Collateral First Standstill Period”) of at least 180 days (subject to extension for any period during which the ABL Facility Collateral Agent is diligently pursuing remedies against the ABL Priority Collateral or is prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the First-Lien Notes Collateral Agent of an acceleration under the First-Lien Note Documents and (y) the ABL Facility Collateral Agent receiving notice of such declaration of such acceleration from the First-Lien Notes Collateral Agent, the ABL Facility Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the First-Lien Notes Collateral Agent and the holders of First-Lien Notes to take limited protective measures with respect to the First-Lien Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral. Without limiting the foregoing, with respect to the Second-Lien Notes Collateral Agent, until the passage of a period (the “ABL Priority Collateral Second Standstill Period”) of at least 360 days (subject to extension for any period during which the ABL Facility Collateral Agent or First-Lien Notes Collateral Agent are diligently pursuing remedies against the ABL Priority Collateral or are prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the Second- Lien Notes Collateral Agent of an acceleration under the Second-Lien Note Documents and (y) the ABL Facility Collateral Agent and First-Lien Notes Collateral Agent receiving notice of such declaration of such acceleration from the Second-Lien Notes Collateral Agent, the ABL Facility Collateral Agent and First-

Lien Notes Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the Second-Lien Notes Collateral Agent and the holders of the Second-Lien Notes to take limited protective measures with respect to the Second-Lien Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral. Without limiting the foregoing, with respect to the Collateral Agent, until the passage of a period (the “ABL Priority Collateral Third Standstill Period”) of at least 540 days (subject to extension for any period during which the ABL Facility Collateral Agent or the First-Lien Notes Collateral Agent or the Second-Lien Notes Collateral Agent are diligently pursuing remedies against the ABL Priority Collateral or are prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the Collateral Agent of an acceleration under the Note Documents or the documents governing any Permitted Additional Pari Passu Obligations and (y) the ABL Facility Collateral Agent, First-Lien Notes Collateral Agent and Second-Lien Notes Collateral Agent receiving notice of such declaration of such acceleration from the Collateral Agent, the ABL Facility Collateral Agent and First-Lien Notes Collateral Agent and Second-Lien Notes Collateral Agent will have the sole power to exercise remedies against the ABL Priority Collateral (subject to the right of the Collateral Agent and the holders of the Notes and any Permitted Additional Pari Passu Obligations to take limited protective measures with respect to the Convertible Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Priority Collateral.

Until the passage of a period (the “Note Priority Collateral First Standstill Period”) of at least 180 days (subject to extension for any period during which the First-Lien Notes Collateral Agent is diligently pursuing remedies against the Notes Priority Collateral or is prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the Second-Lien Notes Collateral Agent of an acceleration under the Second-Lien Note Documents and (y) the First-Lien Notes Collateral Agent receiving notice of such declaration of such acceleration from the Second-Lien Notes Collateral Agent, the First-Lien Notes Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the Second-Lien Notes Collateral Agent and the holders of the Second-Lien Notes to take limited protective measures with respect to the Second-Lien Note Liens and to take certain actions permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral. Without limiting the foregoing, with respect to the Collateral Agent, until the passage of a period (the “Note Priority Collateral Second Standstill Period”) of at least 360 days (subject to extension for any period during which the First-Lien Notes Collateral Agent or Second-Lien Notes Collateral Agent are diligently pursuing remedies against the Notes Priority Collateral or are prohibited by applicable law from pursuing such remedies) after the later of (x) the declaration by the Collateral Agent of an acceleration under the Note Documents or the documents governing any Permitted Additional Pari Passu Obligations and (y) the First-Lien Notes Collateral Agent and Second-Lien Notes Collateral Agent receiving notice of such declaration of such acceleration from the Collateral Agent, the First-Lien Notes Collateral Agent and the Second-Lien Notes Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the Collateral Agent and the holders of the Notes and the Permitted Additional Pari Passu Obligations to take limited protective measures with respect to the Convertible and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral. Without limiting the foregoing, with respect to the ABL Facility Collateral Agent, until the passage of a period (the “Note Priority Collateral Third Standstill Period”) of at least 540 days (subject to extension for any period during which the First-Lien Notes Collateral Agent or the Second-Lien Notes Collateral Agent or the Collateral Agent are diligently pursuing remedies against the Notes Priority Collateral or are prohibited by applicable law from pursuing such remedies) after the later of (x) declaration by the ABL Facility Collateral Agent of an acceleration under the ABL Facility and (y) the First-Lien Notes Collateral Agent, Second-Lien Notes Collateral Agent and Collateral Agent receiving notice of such declaration of such acceleration from the ABL Facility Collateral Agent, the First-Lien Notes Collateral Agent, the Second-Lien Notes Collateral Agent and the Collateral Agent will have the sole power to exercise remedies against the Notes Priority Collateral (subject to the right of the ABL Facility Collateral Agent and the holders of the ABL Obligations to take limited protective measures with respect to the ABL Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Priority Collateral.

Upon (x) any disposition of any ABL Priority Collateral in connection with any enforcement action or, following an event of default under the ABL Facility, certain other sales consented to by the ABL Facility Collateral Agent or (y) any disposition of ABL Priority Collateral permitted by the documents governing the ABL Obligations, the First-Lien Note Documents, the Second-Lien Note Documents and the Note Documents, in each case, which results in the release of the ABL Lien on such item of ABL Priority Collateral, the First-Lien Note Lien, the Second-Lien Note Lien and Convertible Note Lien on such item of ABL Priority Collateral will be automatically released. Furthermore, upon any disposition of any ABL Priority Collateral in connection with any enforcement action permitted under the terms set forth in the first paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens,” which results in the release of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien on such item of ABL Priority Collateral, the remaining liens on such item of ABL Priority Collateral will be automatically released.

Upon (x) any disposition of any Notes Priority Collateral in connection with any enforcement action or, following an event of default under the First-Lien Notes Indenture, certain other sales consented to by the First-Lien Notes Collateral Agent or (y) any disposition of Notes Priority Collateral permitted by the documents governing the ABL Obligations, the First-Lien Note Documents, the Second-Lien Note Documents and the Note Documents, in each case, which results in the release of the First-Lien Note Lien on such item of Notes Priority Collateral, the Convertible Note Lien, the Second-Lien Note Liens and ABL Lien on such item of Notes Priority Collateral will be automatically released. Furthermore, upon any disposition of any Notes Priority Collateral in connection with any enforcement action permitted under the terms set forth in the second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens,” which results in the release of any ABL Lien, First-Lien Note Lien, Second-Lien Note Liens or Convertible Note Lien on such item of Notes Priority Collateral, the remaining liens on such item of Notes Priority Collateral will be automatically released.

ABL Facility Collateral Agent’s Access and Use Rights. The Collateral Agent will permit the ABL Facility Collateral Agent to have access to and use of certain items of Notes Priority Collateral to the extent necessary, and on terms agreed, following, the foreclosure upon such items of Notes Priority Collateral by the Collateral Agent in order to facilitate the ABL Facility Collateral Agent’s exercise of remedies with respect to the ABL Priority Collateral , it being understood that the ABL Facility Collateral Agent (i) shall indemnify the Collateral Agent for, and hold the Collateral Agent harmless from, any losses resulting from any damage caused to any portion of the Notes Priority Collateral, and (ii) shall repair at its expense any damage caused to any portion of the Notes Priority Collateral, in each case as a result of any acts or omissions by the ABL Facility Collateral Agent (or its representatives or agents) during the time of such access and use of certain items of the Notes Priority Collateral.

Application of Proceeds and Turn-Over Provisions

In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of (x) ABL Priority Collateral will be applied as follows: first, to the repayment of all ABL Obligations, second, to the repayment of all First-Lien Note Obligations, third, to the repayment of all Second-Lien Note Obligations, and fourth, to the repayment of all Convertible Note Obligations and Permitted Additional Pari Passu Obligations, and (y) Notes Priority Collateral will be applied as follows: first, to the repayment of all First-Lien Note Obligations, second, to the repayment of all Second-Lien Note Obligations, third, to the repayment of all Convertible Note Obligations and Permitted Additional Pari Passu Obligations, and fourth, to the repayment of all ABL Obligations. If any holder of a First-Lien Note Obligation, Convertible Note Obligation, Permitted Additional Pari Passu Obligation, Second-Lien Notes Obligation or ABL Obligation receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the First-Lien Notes Collateral Agent, the Collateral Agent, the Second-Lien Notes Collateral Agent or ABL Priority Collateral Agent, as applicable, for application in accordance with the foregoing.

Amendments and Refinancings

The ABL Obligations, the First-Lien Note Obligations, the Second-Lien Note Obligations, the Convertible Note Obligations and Permitted Additional Pari Passu Obligations may be amended or refinanced in accordance with the ABL Facility, the First-Lien Note Documents, the Second-Lien Note Documents, the Note Documents and the documents governing such Permitted Additional Pari Passu Obligations, respectively, and subject to continuing rights and obligations of the holders of such refinancing Indebtedness under the Intercreditor Agreement.

Certain Matters in Connection with Liquidation and Insolvency Proceedings

Debtor-in-Possession Financings

In connection with any insolvency or liquidation proceeding of the Company or any Guarantor, the Company or any Guarantor moves for approval of financing that will be secured by a Lien on any ABL Priority Collateral (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or moves for approval of a use of cash collateral that constitutes proceeds of ABL Priority Collateral, unless the ABL Collateral Agent or the holders of any ABL Obligations secured by such ABL Priority Collateral oppose or object to such DIP Financing or such DIP Financing Liens or use of such cash collateral, the Lien securing such DIP Financing on the ABL Priority Collateral may rank prior to the First-Lien Note Lien, the Second-Lien Note Lien and the Convertible Note Lien on such ABL Priority Collateral and the Company and any Guarantor may use such cash collateral constituting proceeds of ABL Priority Collateral without the consent of any holder of First-Lien Note Obligations, Second-Lien Note Obligations, Convertible Note Obligations or any Permitted Additional Pari Passu Obligations, and no holder of First-Lien Note Obligations, Second-Lien Note Obligations, Convertible Note Obligations or Permitted Additional Pari Passu Obligations shall be entitled to object to such use of cash collateral or DIP Financing or seek “adequate protection” in connection therewith (other than as expressly permitted in the Intercreditor Agreement).

Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest

No holder of a First-Lien Note Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), (y) object (or support any other person objecting) to any sale of any ABL Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”) or (z) object (or support any other person objecting) to any claim of any holder of ABL Obligations to post-petition interest or other adequate protection to the extent of its ABL Lien on the ABL Priority Collateral. No holder of any ABL Obligation may (x) seek relief from the automatic stay with respect to any Notes Priority Collateral (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), (y) object (or support any other person objecting) to any sale of any Notes Priority Collateral or any motion seeking relief from the automatic stay with respect to the Notes Priority Collateral in any insolvency or liquidation proceeding, in each case, which is supported by the holders of the First-Lien Note Obligations (or by the holders of the Second-Lien Note Obligations, Convertible Note Obligations or Permitted Additional Pari Passu Obligations, to the extent acting in accordance with the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), unless such holder of ABL Obligations is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens,” or (z) object (or support any other person objecting) to any claim of any holder of First-Lien Note Obligations, Second-Lien Note Obligations, any Convertible Note Obligations or any Permitted Additional Pari Passu Obligations, as applicable, to post-petition interest or other adequate protection to the extent of its First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien, as

applicable, on the Notes Priority Collateral. No holder of a Second-Lien Note Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral or Notes Priority Collateral (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), (y) object (or support any other person objecting) to any sale of any ABL Priority Collateral or Notes Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations or by the holders of the First-Lien Note Obligations, as applicable (unless such holder of Second-Lien Note Obligations is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”) or (z) object (or support any other person objecting) to any claim of any holder of ABL Obligations or First-Lien Note Obligations to post-petition interest or other adequate protection to the extent of its ABL Lien or First-Lien Note Lien on the ABL Priority Collateral or Notes Priority Collateral, as applicable. No holder of a Convertible Note Obligation or Permitted Additional Pari Passu Obligation may (x) seek relief from the automatic stay with respect to any ABL Priority Collateral or Notes Priority Collateral (unless such holder is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), (y) object (or support any other person objecting) to any sale of any ABL Priority Collateral or Notes Priority Collateral or any motion seeking relief from the automatic stay in any insolvency or liquidation proceeding, in each case which has been supported by the holders of ABL Obligations or by the holders of the First-Lien Note Obligations (or by the holders of the Second-Lien Note Obligations, to the extent acting in accordance with the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens”), unless such holder of Convertible Note Obligations is permitted to exercise remedies against such Collateral pursuant to the first or second paragraph of “—Intercreditor Agreement—Exercise of Remedies and Release of Liens,” (z) object (or support any other person objecting) to any claim of any holder of ABL Obligations or First-Lien Note Obligations or Second-Lien Note Obligations to post-petition interest or other adequate protection to the extent of its ABL Lien, First-Lien Note Lien or Second-Lien Note Lien on the ABL Priority Collateral or Notes Priority Collateral, as applicable.

Adequate Protection

No holder of a First-Lien Note Obligation may (i) except as expressly provided above, seek adequate protection on account of its First-Lien Note Lien on the ABL Priority Collateral or (ii) object (or support any other person objecting) to any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral). No holder of any ABL Obligation may (i) except as expressly provided above, seek adequate protection on account of its ABL Lien on the Notes Priority Collateral or (ii) object (or support any other person objecting) to any request by the holders of First-Lien Note Obligations, Second-Lien Note Obligations, Convertible Note Obligations or Permitted Additional Pari Passu Obligations for adequate protection on account of the Notes Priority Collateral (other than payments from the proceeds of ABL Priority Collateral). No holder of a Second-Lien Note Obligation may (i) except as expressly provided above, seek adequate protection on account of its Second-Lien Note Lien on the ABL Priority Collateral or Notes Priority Collateral or (ii) object to (or support any other person objecting) any request by the holders of First-Lien Note Obligations for adequate protection on account of the Notes Priority Collateral or any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral). No holder of a Convertible Note Obligation or Permitted Additional Pari Passu Obligation may (i) except as expressly provided above, seek adequate protection on account of its Convertible Note Lien on the ABL Priority Collateral or Notes Priority Collateral or (ii) object (or support any other person objecting) to any request by the holders of ABL Obligations for adequate protection on account of the ABL Priority Collateral (other than payments from proceeds of Notes Priority Collateral) or any request by the holders of First-Lien Note Obligations or Second-Lien Note Obligations for adequate protection on account of the Notes Priority Collateral.

Use and Release of Collateral

Use of Collateral

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents, the Indenture or the ABL Facility or other documentation governing the ABL Obligations, the Security Documents or the Indenture, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

The Indenture and the Security Documents provide that the Convertible Note Liens will automatically and without the need for any further action by any Person be released:

(1)	in whole or in part, as applicable, as to all or any portion of property subject to such Convertible Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2)	in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition, (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to the third paragraph under “Note Guarantees,” concurrently with the release of such Guarantee or (c) is or becomes Excluded Assets;

(3)	as to property that constitutes all or substantially all of the Collateral securing the Notes, with the consent of holders of at least 90% in aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation);

(4)	as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation); and

(5)	in part, in accordance with the applicable provisions of the Security Documents and as described above with respect to the Intercreditor Agreement.

The description above includes a phrase relating to the release of “all or substantially all” of the Collateral securing the Notes. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of the Company and the Guarantors to release Collateral as provided above may be uncertain, and for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth above and under “—Amendment, Supplement and Waiver,” shall not be read to mean “any” of the Collateral as a result of the Company or the relevant Subsidiary being in the “zone of insolvency.”

The Indenture will provide that, to the extent applicable, the Company will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with after qualification of the Indenture pursuant to the Trust Indenture Act. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the Company except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an Indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under an Indenture in the ordinary course of an issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the holders of the Notes or the Trustee, the provisions of Section 314(d) may be inapplicable to the release. Under the Indenture, the Company and the Guarantors may, among other things, without any release or consent by the Trustee, but otherwise in compliance with the covenants of the Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral, including (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Company’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the security documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Company’s business of the Guarantors. The Company must deliver to the Trustee within 30 calendar days following the end of each fiscal year (or such later date as the Trustee shall agree), an officers’ certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of the Indenture, in the case of the first such certificate) in which no release or consent of the Trustee was obtained in the ordinary course of the Company’s and Guarantors’ business were not prohibited by the Indenture.

Sufficiency of Collateral

In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the First-Lien Note Obligations, the Second-Lien Note Obligations, the Convertible Note Obligations, any Permitted Additional Pari Passu Obligations and the ABL Facility Obligations. The amount to be received upon such a sale would be dependent on numerous factors, including but not limited to the timing and the manner of the sale. In addition, the book value of the Collateral should not be relied on as a measure of realizable value for such assets. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time in an orderly manner. The Collateral includes assets that may only be usable, and thus retain value, as part of the existing operating business of the Company and Subsidiaries. Accordingly, any such sale of the Collateral separate from the sale of certain of the operating businesses of the Company and Subsidiaries may not be feasible or of significant value.

Certain Bankruptcy Limitations

The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or the value of the Collateral at the time of the commencement of such case whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior Liens) is not sufficient to repay all amounts due on the Notes and any Permitted Additional Pari Passu Obligations, the holders of the Notes and such Permitted Additional Pari Passu Obligations would hold secured claims to the extent of the value of the Convertible Note Liens on Collateral, and would hold unsecured claims with respect to any shortfall.

Applicable Federal bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

No Optional Redemption

We may not redeem the Notes for cash at our option prior to their maturity.

Conversion Rights for Series A Notes

General

Holders may convert their Series A Notes at the applicable conversion rate at any time up until the close of business on the third scheduled trading day immediately preceding the maturity date. The conversion rate will initially be 2,224.6381 shares of common stock per $1,000 principal amount of Series A Notes (equivalent to an initial conversion price of approximately $0.45 per share of common stock). Upon conversion of a Series A Note, we will deliver shares of our common stock equal to the conversion rate for each $1,000 principal amount of Series A Notes converted, subject to the Jones Act restrictions described below, which may result in the delivery of Warrants in lieu of common stock under certain circumstances. See “—Jones Act Restrictions.” “Close of business” means 5:00 p.m., New York City time.

A holder may convert fewer than all of such holder’s Series A Notes so long as the principal amount of Series A Notes to be converted is an integral multiple of $1.00 and all Series A Notes remaining that are held by such holder are in a minimum denomination of $1.00.

If a holder of Series A Notes has submitted Notes for repurchase in an offer made in connection with the occurrence of a Change of Control or in a Net Proceeds Offer, the holder may convert those Series A Notes only if that holder first withdraws its repurchase election.

Upon conversion, a holder will receive a separate cash payment for interest and additional interest, if any, accrued and unpaid to the conversion date:

If Series A Notes are converted after the close of business on a regular record date for the payment of interest, holders of such Notes at the close of business, on such record date will receive the interest and additional interest, if any, payable on such Notes on the corresponding interest payment date notwithstanding the conversion.

If a holder converts Series A Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock or Warrants upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion Procedures

If a holder holds a beneficial interest in a Global Note, to convert the holder must comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable (including additional interest, if any) on the next interest payment date to which the holder is not entitled and, if required, pay all taxes or duties, if any.

If a holder holds a certificated Note, to convert the holder must:

•	complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay all transfer or similar taxes.

The date a holder complies with the relevant procedures described above is the conversion date under the Indenture.

If a holder has already delivered a purchase notice as described under “—Repurchase at the Option of Holders” with respect to a Series A Note, the holder may not surrender that Series A Note for conversion until the holder has withdrawn the notice in accordance with the Indenture.

Once a Note is converted in accordance with the Indenture, such Note will no longer have the benefit of any security interest in the Collateral.

Conversion of Series A Notes at the Option of the Company

Beginning on the one-year anniversary of the Issue Date, we will have the option to convert all or any portion of the outstanding Series A Notes, upon not more than 60 days and not less than 20 days prior notice to noteholders; provided that (i) a registered class of our common stock is listed on either the New York Stock Exchange or the NASDAQ Stock Market and (ii) the 30 Trading Day VWAP for our common stock for the 30-day period ending on the trading day preceding the date of such notice is equal to or greater than $0.63 per share.

“30 Trading Day VWAP” means the per-share volume weighted average price of our common stock for a period of 30 consecutive trading days, as calculated on Bloomberg, without regard to after hours trading or any other trading outside of regular trading session trading hours (or, if such volume weighted average price is unavailable via Bloomberg, the average market value of one share of our common stock over such 30 trading day period determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

Any Series A Notes may only be converted so long as the issuance of the shares of Common Stock upon conversion of such notes is permitted by all applicable laws, rules and regulations including the Delaware General Corporation Law which, among other things, requires that such shares be authorized for issuance by our certificate of incorporation.

Mandatory Conversion of Series B Notes

On the 90th day following the Issue Date (or if such day is not a business day, the next following business day), we will mandatorily convert $50.0 million aggregate principal amount of the Series B Notes (the “Initial Mandatory Conversion”), and on the 270th day following the Issue Date (or if such day is not a business day, the next following business day), we will mandatorily convert the remaining $50.0 million aggregate principal amount of the Series B Notes (the “Second Mandatory Conversion” and, together with the Initial Mandatory Conversion, the “Mandatory Conversions”), in each case on a pro rata basis at an initial conversion rate of 1,367.9891 shares of common stock per $1,000 principal amount of Series B Notes (equivalent to an initial conversion price of approximately $0.73 per share of common stock).

Notwithstanding the foregoing, (i) we will not be permitted to effect any Mandatory Conversion at any time that a registered class of our common stock is not listed on either the New York Stock Exchange or the NASDAQ Stock Market or the Company or any Guarantor is in default under the Notes, the First-Lien Notes, the Second-Lien Notes, the ABL Facility or any Permitted Additional Pari Passu Obligations, and (ii) we will not be permitted to effect the Second Mandatory Conversion unless a registration statement with respect to the resale of Series A Notes and shares of our common stock and Warrants has been filed with the SEC in accordance with the Registration Rights Agreement and has been declared effective by the SEC and remains effective as of the time of such Second Mandatory Conversion. See “—Registration Rights.”

Any Series B Notes may only be converted so long as the issuance of the shares of Common Stock upon conversion of such notes is permitted by all applicable laws, rules and regulations including the Delaware General Corporation Law which, among other things, requires that such shares be authorized for issuance by our certificate of incorporation.

If we are unable to effect a Mandatory Conversion on the date designated for such Mandatory Conversion as a result of our failure to comply with the conditions in (i) or (ii) above or the paragraph set forth immediately above, such Mandatory Conversion shall be effected on the third business day following the satisfaction of such conditions, as certified in an officers’ certificate delivered to the Trustee. If we are unable to effect one or both of the Mandatory Conversions before the one-year anniversary of the Issue Date, any remaining unconverted Series B Notes will be converted into Series A Notes on such date.

At the time of each Mandatory Conversion, we will deliver, for each $1.00 principal amount of Series B Notes converted, a number of shares of our common stock equal to the conversion rate for the Series B Notes, subject to the Jones Act restrictions described below, which may result in the delivery of Warrants in lieu of common stock under certain circumstances. See “—Jones Act Restrictions.” The Trustee will select the Series B Notes to be converted on a pro rata basis with such adjustments as may be needed so that only Series B Notes in minimum amounts of $1.00 and integral multiples of $1.00 will be converted.

Upon a Mandatory Conversion, holders of Series B Notes will receive a separate cash payment for interest and additional interest, if any, accrued and unpaid to the conversion date.

If Series B Notes are converted after the close of business on a regular record date for the payment of interest, holders of such Notes at the close of business, on such record date will receive the interest and additional interest, if any, payable on such Notes on the corresponding interest payment date notwithstanding the conversion.

Upon a Mandatory Conversion, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock or Warrants upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Payment upon Conversion

With respect to any Notes tendered for conversion, we will deliver in full satisfaction of our conversion obligation, for each $1.00 principal amount of Notes, a number of shares of our common stock equal to the applicable conversion rate, together with cash in lieu of fractional shares as described below, subject to the Jones Act restrictions described below, which may result in the delivery of Warrants in lieu of common stock under certain circumstances. Except as described under “—Adjustment to Shares Delivered upon Conversion upon a Fundamental Change,” we will deliver the shares on the third business day following the conversion date. We will also make a payment in cash in respect of interest or additional interest, if any, accrued and unpaid to the conversion date.

Each conversion of Notes will be deemed to have been effected on the relevant conversion date, and with respect to any shares of common stock or Warrants that are issuable upon such conversion, the person in whose name the certificate or certificates for such shares will be registered will become the holder of record of such shares or Warrants as of the close of business on the conversion date.

We will deliver cash in lieu of any fractional share of common stock issuable in connection with the delivery of any shares as described above. The amount of cash will be based on the last reported sale price of our common stock on the relevant conversion date.

Jones Act Restrictions

Notwithstanding the foregoing, in order to facilitate our compliance with the provisions of the Merchant Marine Act of 1920, commonly referred to as the “Jones Act,” related to ownership of our common stock by non-U.S. citizens, the Indenture will provide that no holder who cannot establish to our reasonable satisfaction that it (or, if not the holder, the person that the holder has designated to receive the common stock issuable upon conversion of the Notes) is a United States citizen may exercise any conversion right with respect to the Notes to the extent the receipt of the common stock, if any, deliverable upon conversion of the Notes would cause such person or any person whose ownership position would be aggregated with that of such person to exceed 4.9% of our outstanding common stock.

In addition, the Indenture will provide that no holder who cannot establish to our reasonable satisfaction that it (or, if not the holder, the person that the holder has designated to receive the stock issuable upon conversion of the Notes) is a United States citizen shall receive any shares of common stock upon conversion of the Notes if and to the extent such shares would constitute “excess shares” (as defined in our certificate of incorporation) if they were issued. Instead, settlement of such shares will be made by delivering Warrants to such holder in lieu of such excess shares on a one-for-one basis (i.e., such converting holder will receive one Warrant in lieu of each share of common stock constituting an excess share). Shares of common stock that are issued and outstanding will generally constitute “excess shares” to the extent, when aggregated with all other shares of our common stock owned, of record or beneficially, by other non-United States citizens, they exceed the lesser of (i) 19.9% of the shares of our common stock from time to time issued and outstanding, and (ii) 80% of the maximum percentage (which is 25% under current applicable law) of the shares of our common stock permitted to be owned, of record or beneficially, individually or in the aggregate, by non-United States citizens under applicable maritime laws so that we do not cease to be qualified under the maritime laws to own and operate vessels in the coastwise trade of the United States; provided, however, that such percentages could change if and to the extent that our certificate of incorporation is amended in the future.

For more information on other restrictions applicable to our common stock held by non-United States citizens, see “Risk Factors—Risks Related to Our Business—Our certificate of incorporation limits the ownership of common stock by individuals and entities that are not U.S. citizens. This may affect the liquidity of our common stock and may result in non-U.S. citizens being required to disgorge profits, sell their shares at a loss or relinquish their voting, dividend and distribution rights.” and “Description of Common Stock—Effect of Certain Provisions of our Certificate of Incorporation and Bylaws.”

Conversion Rate Adjustments

The conversion rate for the Series A Notes and the Series B Notes will be adjusted as described below, except that we will not make any of the adjustments to the conversion rate referred to in clauses (1) (but only with respect to a dividend or distribution), (2), (3) or (4) below if holders of the Notes participate, at the same time as holders of our common stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held the full number of shares of common stock underlying their Notes.

As used below, the “adjustment date” for any issuance, dividend or distribution means the ex-dividend date for such issuance, dividend or distribution.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split, reverse split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the adjustment date, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such adjustment date or effective date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such adjustment date or effective date; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this clause (1) is declared but not paid or made, the conversion rate shall be readjusted to the conversion rate that would have been in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the adjustment date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such adjustment date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such adjustment date;

X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights or warrants.

For purposes of this clause (2), in determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance, there shall be taken into account any consideration received by us in respect of such issuance of such rights or warrants and any consideration payable upon exercise thereof, with the value of such consideration, if not in the form of cash, to be determined in good faith by our board of directors.

(3)	(a) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash (as described below in clause (4)); and

•	spin-offs to which the provisions set forth below in paragraph (b) of this clause (3) shall apply; then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the adjustment date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such adjustment date;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the adjustment date for such distribution; and

FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of our common stock on the adjustment date for such distribution.

(b) With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, in each case listed on a national securities exchange (a “spin-off”) the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 = the conversion rate in effect immediately after the end of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under paragraph (b) of this clause (3) will occur on the business day immediately after the last day of the valuation period; provided that in respect of any conversion during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the applicable conversion rate.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the adjustment date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the adjustment date for such dividend or distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the adjustment date for such dividend or distribution; and

C = the amount in cash per share we distribute to holders of our common stock.

If any dividend or distribution described in this clause (4) is declared but not paid or made, the conversion rate shall be readjusted to the conversion rate that would have been in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate.

(6)	Except as provided in clause (1) or (2) above, if we, at any time or from time to time while any of the Notes are outstanding, issue or sell (i) any shares of our common stock at a price per share that is less than the Common Stock Trading Price (as defined below) or (ii) any Common Stock Equivalents (as defined below) that entitle the holder thereof to subscribe for, purchase or exercise a conversion or exchange right for, shares of our common stock at price per share of common stock that is less than the Common Stock Trading Price, then, in each case, the conversion rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where

CR0 = the conversion rate in effect immediately prior to such issuance or sale;

CR1 = the conversion rate in effect immediately on and after such issuance or sale;

OS0 = the number of shares of common stock outstanding immediately before such issuance or sale on a fully diluted basis determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with U.S. GAAP;

X = (i) the total number of shares of common stock issued (in the case of an issuance or sale of common stock) or (ii) the total number of shares of common stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents); and

Y = the number of shares of common stock equal to the quotient of (A) the aggregate price payable (before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses) (i) in respect of such shares of common stock issued or sold (in the case of an issuance or sale of common stock) or (ii) in respect of the shares of common stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents) divided by (B) the Common Stock Trading Price.

To the extent Common Stock Equivalents are not exercised, exchanged or converted prior to the expiration of the exercisability, exchangeability or convertibility thereof, the conversion rate shall be readjusted, as of such expiration date, to the conversion rate which would then be in effect had the adjustments made upon the distribution of such Common Stock Equivalents been made on the basis of the delivery of only the number of shares of common stock actually delivered. In determining whether any Common Stock Equivalents entitle the holders to subscribe for or purchase, or exercise a conversion or exchange right for, shares of common stock at less than the Common Stock Trading

Price, and in determining the aggregate exercise, conversion or exchange price payable for such shares of common stock, there shall be taken into account any consideration received for such Common Stock Equivalents and the value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors of the Company, with the advice of a nationally-recognized valuation or investment advisory firm.

If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent has been previously made pursuant to clause (2) above, this clause (6) or clause (7) below, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment pursuant to this clause (6) or clause (7). If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent was not required by clause (2) above this clause (6) or clause (7) below, the exercise of such Common stock Equivalent in accordance with its terms existing at the time of issuance shall not result in a adjustment pursuant to this clause (6) or clause (7) below.

Notwithstanding the foregoing, if an adjustment to the conversion rate in respect of any issuance or sale of common stock or Common Stock Equivalents would be required pursuant to this clause (6) and also pursuant to clause (7) below, only the adjustment that results in the higher as-adjusted conversion rate shall be made.

“Common Stock Equivalent” means any security that is by its terms convertible into or exchangeable for shares of common stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to shares of common stock.

“Common Stock Trading Price” means, with respect to an issuance or sale of common stock or Common Stock Equivalents, the Daily VWAP per share of common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance or sale.

“Daily VWAP” means, with respect to any trading day, the per share volume weighted average price of the common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HRZ.UN<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the common stock on that trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

(7)	Except as provided in clause (1) or (2) above, if we, at any time or from time to time while any of our common stock are outstanding, issue or sell (i) any of our common stock at a price per share that is less than the conversion price then in effect or (ii) any Common Stock Equivalents that entitle the holder thereof to subscribe for, purchase or exercise a conversion or exchange right for, shares of our common stock at price per share of common stock that is less than the conversion price then in effect, (in each case, such price per share of common stock, the “New Issue Price”) then, and in each such case, the conversion rate will be adjusted to equal the “Adjusted Conversion Rate.” For purposes of determining the New Issue Price, there shall be taken into account any consideration received for such common stock or Common Stock Equivalents, and the value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors of the Company, with the advice of a nationally-recognized valuation or investment advisory firm.

The Adjusted Conversion Rate shall be determined according to the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where

CR0 = the conversion rate in effect immediately prior to such issuance or sale;

CR1 = the Adjusted Conversion Rate;

OS0 = the number of shares of common stock outstanding immediately before such issuance or sale on a fully diluted basis determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with U.S. GAAP;

X = (i) the total number of shares of common stock issued (in the case of an issuance or sale of common stock) or (ii) the total number of shares of common stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents); and

Y = the number of shares of common stock equal to the quotient of (A) the aggregate price payable (before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses) (i) in respect of such shares of common stock issued or sold (in the case of an issuance or sale of common stock) or (ii) in respect of the shares of common stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents) divided by (B) the conversion price in effect immediately preceding such issuance or sale.

If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent has been previously made pursuant to clause (2) above this clause (7) or clause (6) above, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment pursuant to this clause (7) or clause (6) above. If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent was not required by clause (2) above, this clause (7) or clause (6) above, the exercise of such Common Stock Equivalent in accordance with its terms existing at the time of issuance shall not result in an adjustment pursuant to this clause (7) or clause (6) above.

Notwithstanding the foregoing, if an adjustment to the conversion rate in respect of any issuance or sale of common stock or Common Stock Equivalents would be required pursuant to this clause (7) and also pursuant to clause (6) above, only the adjustment that results in the higher as-adjusted conversion rate shall be made.

Events That Will Not Result in Adjustments; Other Adjustment Provisions

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split or share combination).

We are permitted to increase the conversion rate of the Notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States federal income tax treatment of an adjustment to the conversion rate, see “Certain Material United States Federal Income Tax Considerations.”

To the extent that we have a rights plan in effect upon conversion of the Notes into common stock, the holders of the Notes will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued (including, without limitation, the Series A Notes, the Series B Notes and any Series A Notes issued in exchange for Series B Notes as a result of a failure to consummate one or more Mandatory Conversions within the applicable time frame);

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest and additional interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate that we elect not to make and take them into account upon (1) any observation period with respect to a conversion payment (or, in the case of a physical settlement, any conversion date), (2) the occurrence of Change of Control (as described under “—Repurchase at the Option of Holders—Change of Control”), (3) maturity and (4) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the conversion rate by at least 1%.

Recapitalizations, Reclassifications and Changes of our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a Note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction the number of shares of our common stock otherwise deliverable upon conversion of the Notes as set forth under “—Payment upon Conversion” above will be instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will agree in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustment to Shares Delivered upon Conversion upon a Fundamental Change

If either (i) a Change of Control pursuant to clause (3) or (4) of the definition thereof occurs or (ii) our common stock (or other common stock underlying the Notes) ceases to be listed on the New York Stock Exchange or the NASDAQ Stock Market (any such Change of Control or delisting event, a “Fundamental Change”), and a holder elects to convert its Notes in connection with such Fundamental Change, we will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of Notes will be deemed for these purposes to be “in connection with” such Fundamental Change if the notice of conversion of the Notes is received by the conversion agent from, and including, the effective date of the Fundamental Change up to, and including, the 35th trading day immediately following the effective date of such Fundamental Change.

A Fundamental Change as a result of clause (1) above will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock or American Depositary Shares traded on a national securities exchange in the United States or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights—Payment upon Conversion”).

Upon surrender of Notes for conversion in connection with a Fundamental Change, we will deliver a number of additional shares of our common stock as described under “—Conversion rights—Payment upon Conversion.” However, if the consideration for our common stock in any Fundamental Change that occurs as a result of a transaction or event described in clause (1) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Notes following the effective date of such Fundamental Change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section) multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any Fundamental Change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective

(the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in the Fundamental Change. If the holders of our common stock receive only cash in a Fundamental Change that occurs as a result of a transaction or event described in clause (1) of the definition of Fundamental Change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading-day period ending on, and including, the trading day immediately preceding the effective date of the Fundamental Change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares to be received per $1,000 principal amount of Notes for each stock price and effective date set forth below:

Effective date	Stock Price
	$0.45	$0.50	$0.55	$0.60	$0.63
9/25/2011	748.3294	591.1127	473.8027	383.8891	0.0000
9/25/2012	596.114	406.1116	253.4141	127.2355	0.0000
9/25/2013	553.1110	368.2784	219.7179	96.7258	0.0000
9/25/2014	508.3360	332.1373	191.0734	74.8164	0.0000
9/25/2015	447.0650	286.5368	160.8011	58.3179	0.0000
9/25/2016	303.8829	180.5104	95.3750	31.8085	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•

if the stock price is greater than $0.63 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•

if the stock price is less than $0.45 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the total number of shares of common stock issuable upon conversion exceed $748 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Repurchase at the Option of Holders

Change of Control

If a Change of Control (as defined below in this section) occurs at any time, the holder will have the right, at its option, to require us to purchase for cash any or all of its Notes, or any portion of the principal amount thereof, that is equal to $1.00 or multiple of $1.00. The price we are required to pay is equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including any additional interest, to but excluding the Change of Control purchase date (unless the Change of Control purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest (including additional interest, if any) to the holder of record on such record date and the Change of Control purchase price will be equal to 100% of the principal amount of the Notes to be purchased). The Change of Control purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our Change of Control notice as described below. Any Notes purchased by us will be paid for in cash.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its respective Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company (other than a plan of liquidation of the Company that is a liquidation for tax purposes only);

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

(5)	the first day on which a majority of the members of the Board of Directors of the Company, are not Continuing Directors; or

(6)	a “Change of Control” occurs under the First-Lien Notes Indenture or the Second-Lien Notes Indenture.

Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of the Company or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the Restricted Subsidiaries and the Company shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (E) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “Other Transaction Party”) shall not constitute a Change of Control if (a) the shareholders of the Company or such direct or indirect parent of the Company as of immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Company or such direct or indirect parent of the Company, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than a Other Transaction Party (but including any of the Beneficial Owners of the Equity Interests of the Other Transaction Party), Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer or the Other Transaction Party.

On or before the 20th day after the occurrence of a Change of Control, we will provide to all holders of the Notes and the Trustee and paying agent a notice of the occurrence of the Change of Control and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a Change of Control;

•	the date of the Change of Control;

•	the last date on which a holder may exercise the repurchase right;

•	the Change of Control purchase price;

•	the Change of Control purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the Notes with respect to which a Change of Control purchase notice has been delivered by a holder may be converted only if the holder withdraws the Change of Control purchase notice in accordance with the terms of the Indenture; and

•	the procedures that holders must follow to require us to purchase their Notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in New York City or publish the information on our website or through such other public medium as we may use at this time.

To exercise the Change of Control purchase right, the holders must deliver, on or before the business day immediately preceding the Change of Control purchase date, the Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes duly completed, to the paying agent. A holder’s purchase notice must state:

•	if certificated, the certificate numbers of its Notes to be delivered for purchase or if not certificated, the holder’s notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of Notes to be purchased, which must be $1.00 or an integral multiple thereof; and

•	that the Notes are to be purchased by us pursuant to the applicable provisions of the Notes and the Indenture.

A holder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the Change of Control purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn Notes;

•	if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the holder’s notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.

We will be required to purchase the Notes on the Change of Control purchase date. The holders of the Notes will receive payment of the Change of Control purchase price on the later of the Change of Control purchase date or the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money or securities sufficient to pay the Change of Control purchase price of the Notes on the Change of Control purchase date, then:

•

the Notes will cease to be outstanding and interest, including additional interest, if any, will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the Change of Control purchase price).

In connection with any purchase offer pursuant to a Change of Control purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture described under this heading, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the Indenture by virtue of such compliance.

No Notes may be purchased at the option of holders upon a Change of Control if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The purchase rights of the holders could discourage a potential acquirer of us. The Change of Control purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. The term Change of Control is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the Notes upon a Change of Control may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. See “Risk Factors—Risks Relating to the Exchange Offer and Holding the New Notes—Risks Related to the New Notes—The repurchase rights in the New Notes triggered by a fundamental change could discourage a potential acquiror.”

The definition of Change of Control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to purchase its Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a Change of Control were to occur, we may not have enough funds to pay the Change of Control purchase price. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Relating to the Exchange Offer and Holding the New Notes—Risks Related to the New Notes—We may not have the ability to purchase the New Notes upon a fundamental change or to pay the cash payment due upon conversion or at maturity.” If we fail to purchase the Notes when required following a Change of Control, we will be in default under the Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Asset Sales

We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or its Restricted Subsidiaries, as the case may be) receive consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	at least 75% of the consideration received in the Asset Sale by us or its Restricted Subsidiaries is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(a)	except in the case of a Sale of Notes Priority Collateral, any liabilities, as shown on our most recent consolidated balance sheet, of ours or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement;

(b)	any securities, notes or other obligations received by us or any Restricted Subsidiary from such transferee that are converted by us or any Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(c)	any Designated Noncash Consideration received by us or any Restricted Subsidiary in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 1.0% of Total Assets at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value; and

(d)	any stock or assets of the kind referred to in clause (1) or (3) of the second paragraph of this covenant (in the case of a Sale of Notes Priority Collateral) or clause (2) or (4) of the third paragraph of this covenant (in any other case);

provided that, to the extent any cash, any property or assets are received pursuant to clauses (b), (c) or (d) above in respect of a Sale of Notes Priority Collateral, such cash, property or assets are pledged to secure the Notes as Notes Priority Collateral.

Within 360 days after the receipt of any Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event in which Net Proceeds are received in respect of any Notes Priority Collateral, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option:

(1)	to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business (including, without limitation, Vessels, equipment and inventory), if, after giving effect to any such acquisition, such Permitted Business is owned by the Company or any Guarantor and such Permitted Business includes Notes Priority Collateral with a Fair Market Value at least equal to the Fair Market Value of the Notes Priority Collateral disposed of in the applicable Sale of Notes Priority Collateral;

(2)	to make capital expenditures on assets that constitute Notes Priority Collateral;

(3)	to acquire (including, without limitation, through a long-term lease of a Vessel in accordance with past practice) other capital assets that are not current assets (including, without limitation, Vessels, equipment and inventory) that are pledged as Notes Priority Collateral and designated to the Trustee as such, and that are used or useful in a Permitted Business; and/or

(4)	to permanently repay, prepay, repurchase or otherwise retire for value any Indebtedness secured by Liens on the Notes Priority Collateral that rank higher than the Convertible Note Liens.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale (other than from a Sale of Notes Priority Collateral), the Company or any Restricted Subsidiary may apply such Net Proceeds at its option:

(1)	(A) in the case of Net Proceeds from any Asset Sale of assets of any non-Guarantor, to repay Indebtedness of such non-Guarantor, (B) to repay ABL Obligations or (C) to permanently repay, prepay, repurchase or otherwise retire for value any Indebtedness secured by Liens on the assets subject to such Asset Sale, which Liens rank higher in priority than the Convertible Note Liens;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (including, without limitation, Vessels, equipment and inventory), if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)	to make a capital expenditure; and/or

(4)	to acquire other assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds (other than Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event directly attributable to any Notes Priority Collateral), we or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clause (1), (2) or (3) of the second paragraph of this covenant (in the case of Net Proceeds of Notes Priority Collateral) or clause (2), (3) or (4) of the third paragraph of this covenant (in the case of any other Net Proceeds) shall be treated as a permitted final application of Net Proceeds from the date of such commitment so long as we or any Restricted Subsidiary enter into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later canceled, terminated or otherwise not consummated after the 360-day period for any reason, then such Net Proceeds shall constitute “Excess Proceeds” (as defined in the next succeeding paragraph).

Any Net Proceeds from Asset Sales (including Sales of Notes Priority Collateral) or Casualty or Condemnation Events related to Notes Priority Collateral that are not applied or invested as provided in the second or third paragraphs of this covenant will constitute “Excess Proceeds.” In addition, any Net Proceeds received by the Company or its Restricted Subsidiaries in excess of $60.0 million in the aggregate after the Issue Date that are not applied under clause (4) of the third preceding paragraph (in the case of Net Proceeds in respect of Notes Priority Collateral) or under clause (1) of the second preceding paragraph (in the case of other Net Proceeds) shall be deemed to be Excess Proceeds, to the extent not applied to such permanent repayment, prepayment, repurchase or other retirement for value within 60 days after receipt thereof (which time period shall be extended during the pendency of any offers using such Net Proceeds that are required to be conducted by the “Asset Sale” or similar provisions of any Senior Lien Debt or an ABL Facility). When the aggregate amount of Excess Proceeds exceeds $10.0 million, provided, that in case of any Vessel Construction Contract such Net Proceeds shall only constitute Excess Proceeds to the extent not reinvested upon the expiration of such Vessel Construction Contract, within 60 days thereof, the Company will make an offer (a “Net Proceeds Offer”) to all holders of Notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to asset sales to purchase the maximum principal amount of Notes and Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of a Net Proceeds Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and we and our Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Permitted Additional Pari Passu Obligations on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $1.00 and integral multiples of $1.00 will be purchased. Upon completion of each Net Proceeds Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Net Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Company). If the Company makes a Net Proceeds Offer prior to the 360-day deadline specified in the third or fourth paragraph of this covenant, as applicable, with respect to any Net Proceeds, the Company’s obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Net Proceeds Offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control offer or a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Net Proceeds Offer provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Net Proceeds Offer provisions of the Indenture by virtue of such compliance.

For purposes of the covenant described above (x) any Additional Notes shall be deemed to be Notes and not Permitted Additional Pari Passu Obligations and (y) the Net Cash Proceeds attributable to the sale of (i) Notes Priority Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests and (ii) a group of assets consisting of both Notes Priority Collateral and assets that are not Notes Priority Collateral shall be deemed to be Net Cash Proceeds from Notes Priority Collateral and such other assets, respectively, based on the Fair Market Value of the Notes Priority Collateral and such other assets (as determined in good faith by the Company, which determination shall be conclusive absent manifest error).

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on or in respect of the Company’s or any Restricted Subsidiary’s Equity Interests (including any such payment in connection with any merger or consolidation involving such Person), except dividends or distributions payable solely in Equity Interests of the Company or such Restricted Subsidiary (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Equity Interest holders on a pro rata basis with respect to the class of Equity Interests on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness (“Subordinated Indebtedness”) of the Company or any Guarantor that is (i) Indebtedness that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) or (ii) unsecured Indebtedness, except (a) payments of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition or retirement for value; or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;

(2)	The Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (2) through (14) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	(i) 100% of the aggregate net cash proceeds and (ii) 100% of the Fair Market Value of any property or assets other than cash received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into, settled with or exchanged for Equity Interests of the Company (other than Disqualified Stock, Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment (other than a Restricted Investment made in reliance on clause (14) of the following paragraph) that was made after the date of the Indenture is sold or otherwise liquidated or repaid, the amount of the cash return of or on capital (or the Fair Market Value of any property or assets) with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)	to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the Fair Market Value of Company’s Restricted Investment (without duplication of amounts that increase the amount available pursuant to clause (14) of the following paragraph or clause (19) of the definition of Permitted Investments) in such Restricted Subsidiary as of the date of such redesignation; plus

(e)	without duplication of any increase pursuant to clause (a) above or that increase the amount available pursuant to clause (14) of the following paragraph or clause (19) of the definition of Permitted Investments, cash dividends received by the Company or any Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the Indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the net proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of common equity capital to the Company; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests of the Company for purposes of clause (3)(b) of the preceding paragraph;

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Guarantor in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

(4)	so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any Restricted Subsidiary of the Company or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the date of the Indenture to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3) of the preceding paragraph or clause (2) of this paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary of the Company after the date of the Indenture;

in addition, cancellation of Indebtedness owing to the Company or any Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Equity Interests of the Company or any Restricted Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

(5)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible notes or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes;

(6)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of the Indenture in accordance with the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(7)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control after completion of the offer to repurchase Notes pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control,” any purchase or redemption of Subordinated Indebtedness that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Company shall have made the Change of Control offer with respect to the Notes as required by the Indenture, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control offer;

(8)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, after the completion of a Net Proceeds Offer pursuant to the covenant described under the caption “—Repurchase at the Option of the Holders—Asset Sales,” any purchase or redemption of Subordinated Indebtedness that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of an Net Proceeds Offer; provided that, prior to such repayment or repurchase, the Company shall have made the Net Proceeds Offer with respect to the Notes as required by the Indenture, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Net Proceeds Offer;

(9)	(a) Restricted Payments made from the net proceeds of the issuance of unsecured convertible Indebtedness of the Company pursuant to customary bond hedge/warrant or similar derivatives transactions entered into in connection with the issuance of such convertible securities, to the extent the issuance of such convertible Indebtedness is permitted by the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) Restricted Payments made in connection with customary cash settlement features upon conversion of the Notes or any unsecured convertible Indebtedness of the Company;

(10)	the redemption, repurchase or other acquisition for value of any Equity Interests of any Foreign Subsidiary of the Company that are held by a Person that is not an Affiliate of the Company; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (i) the Fair Market Value of such common Equity Interests or (ii) such amount required by applicable laws, rules or regulations;

(11)	the purchase, redemption, acquisition, cancellation or other retirement for value of Equity Interests of the Company to the extent necessary, in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or eligibility held by the Company or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any governmental authority or other regulatory body; provided that the aggregate amount of such payments and distributions may not exceed $2.0 million in any calendar year plus any unused amount permitted (without giving effect to any carryover under this clause (11) for the immediately preceding year);

(12)	the payment or distribution, to dissenting equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of such payments and distributions may not exceed $1.0 million any calendar year plus any unused amount permitted (without giving effect to any carryover) under this clause (l2) for the immediately preceding year;

(13)	any Restricted Payments made pursuant to the Exchange Offer;

(14)	any Restricted Payments (“Jones Act Restricted Payments”) in the form of repurchases or redemptions of common equity of the Company that are required to be made in order to comply with the 19.99% foreign ownership limitation (the “Foreign Ownership Limitation”) in the Company’s certificate of incorporation; provided, however, that any Restricted Payments made pursuant to this clause (14) more than 90 days after the Issue Date may only be made if the Board of Directors has recommended to the Company’s stockholders an amendment to such certificate of incorporation so that the Company may issue warrants in order to redeem its common equity to comply with the foreign ownership limitation and such amendment was not approved by the stockholders; and

(15)

so long as no Default or Event of Default has occurred and is continuing after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $15.0 million in the aggregate since the Issue Date in each case, calculated net of any return of or on any Restricted Investments made pursuant to this clause that is received by the Company or any Restricted Subsidiary.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Company or, if such Fair Market Value is in excess of $20.0 million, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (15) above, or is entitled to be incurred as one or more categories of Permitted Investments or pursuant to the first paragraph of this covenant, the Company will be entitled to classify or reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this covenant, and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses, categories of Permitted Investments or the first paragraph of this covenant.

For the avoidance of doubt, for all purposes under the Indenture, including, without limitation, “Certain Covenants—Restricted Payments”, the Indenture will not treat Indebtedness as contractually subordinated or junior or subordinated or junior in right of payment to any other Indebtedness merely because it is unsecured or a junior priority with respect to the same collateral or is secured by different collateral.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock (collectively, “Permitted Debt”):

(1)	the incurrence and guarantee by the Company or any Restricted Subsidiary, of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum remaining potential liability of the Company or any Restricted Subsidiary thereunder) not to exceed $125.0 million less the amount applied to permanently repay Indebtedness pursuant to clause (1)(B) of the third paragraph under “—Repurchase at the Option of Holders—Asset Sales”;

(2)	the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of the Indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4)

the incurrence by the Company or any of its Restricted Subsidiaries of Attributable Debt in connection with a Sale/Leaseback Transaction or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 365 days of such purchase, design, development, construction, installation, expansion, repair or improvement, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million outstanding as of any date of incurrence of Indebtedness pursuant to this clause (4);

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (19) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of the Company and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not the Company or a Restricted Subsidiary of the Company

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(9)	the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes, then the Guarantee must be subordinated in right of payment to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances, performance, completion and surety bonds, completion guarantees and similar obligations in the ordinary course of business;

(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from customary agreements of the Company or any such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(13)	the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(14)	the incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit to or on behalf of current or former officers, directors, employees, or consultants of the Company, any of its Restricted Subsidiaries, or any direct or indirect parent of the Company for the purpose of permitting such Persons to purchase Capital Stock of the Company or any direct or indirect parent of the Company; provided that the aggregate amount of such Indebtedness and Investments made pursuant to clause (8) of the definition of “Permitted Investments” may not exceed $5.0 million at any one time outstanding;

(15)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchase in the ordinary course of business;

(16)	the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Restricted Subsidiaries and any commercial bank or other financial institution relating to treasury, depository and cash management services, credit card arrangements, debit card arrangements, stored value card agreements, purchase card arrangements or automated clearinghouse transfers of funds;

(17)	the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay obligations entered into in the ordinary course of business;

(18)	the incurrence by the Company or any of its Restricted Subsidiaries of Obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(19)	Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary of the Company in accordance with the terms of the Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving pro forma effect to such acquisition or merger, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant;

(20)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (20), not to exceed $20.0 million;

(21)	Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance the replacement (through construction, acquisition, lease or otherwise) of one or more Vessels and any assets that shall become Notes Priority Collateral, upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person (collectively, a “Total Loss”)) in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case, less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any of its Restricted Subsidiaries from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

(22)	Indebtedness of the Company or any of its Restricted Subsidiaries incurred in relation to (i) maintenance, repairs, refurbishments and replacements required to maintain the classification of any of the Vessels owned, leased, time chartered or bareboat chartered to or by the Company or any of its Restricted Subsidiaries, (ii) drydocking of any of the Vessels owned or leased by the Company or any of its Restricted Subsidiaries for maintenance, repair, refurbishment or replacement purposes in the ordinary course of business; and (iii) any expenditures which will or may be reasonably expected to be recoverable from insurance on such Vessels;

(23)	Indebtedness of the Company or any Guarantor (which may include, for the avoidance of doubt, deferred or installment payment obligations), in an aggregate amount not to exceed $50.0 million at any one time outstanding, incurred in order to repurchase, repay, refinance, redeem, defease or otherwise retire for value the obligations of the Company or any of its Restricted Subsidiaries with respect to ship financing arrangements in existence on the Issue Date; and

(24)	Unsecured Indebtedness of the Company issued as a Jones Act Restricted Payment, consisting of debt securities having neither (i) a Stated Maturity nor (ii) any due date for the payment of any installment of principal, in either case, that is earlier than one year after the Stated Maturity of the Notes.

Any Indebtedness incurred under a Credit Facility that is allocated to clause (1) of the second paragraph of this covenant shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically).

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) of the second paragraph of this covenant above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this covenant, except that Indebtedness outstanding under the ABL Facility on the date of the Indenture will at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this covenant above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)	make loans or advances to any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the Notes and the Note Guarantees and the Security Documents;

(3)	applicable law, rule, regulation, order, approval, license, permit or similar restriction (whether or not existing on the date of the Indenture);

(4)

(a) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the

Person, or the property or assets of the Person, so acquired and does not in the good faith judgment of the Board of Directors of the Company materially adversely affect the ability of the Company to make scheduled payments of interest and principal on the Notes; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred; and (b) any amendment, modification, replacement or refinancing thereof; provided, however, that such encumbrances or restrictions are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (1), (2) or (3) of the preceding paragraph than on such encumbrances or restrictions prior to such amendment, modification, replacement or refinancing;

(5)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased (plus improvements and accessions to such property, or assets or proceeds or distributions thereof) of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens (plus improvements and accessions to such property, or assets or proceeds or distributions thereof);

(10)	customary provisions in joint venture agreements or other similar agreements;

(11)	customary provisions in Permitted Hedging Obligations;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts or other agreements entered into in the ordinary course of business;

(13)	restrictions on other Indebtedness incurred in compliance with the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (1) and (2) above;

(14)	encumbrances on property that exists at the time such property was acquired by the Company or any Restricted Subsidiaries;

(15)	other Indebtedness or Disqualified Stock of any Subsidiary that is not a Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Company);

(16)	encumbrances or restrictions consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(17)	customary guarantees by the Company under non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business; and

(18)	restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

For purposes of determining compliance with this “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant, the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate, merge or amalgamate with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia and is either (i) a corporation or (ii) a limited partnership or limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the Notes;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the Indenture, the registration rights agreement and the Security Documents and pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	either (i) the Company or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; or (ii) the Company would have a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of the Company for the four-quarter period immediately prior to such transaction.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Clauses (3) and (4) above will not apply to: (1) a merger, amalgamation or consolidation of the Company with an Affiliate solely for the purpose of (a) reorganizing the Company as a different type of entity; provided that in the case where the surviving entity in such merger, amalgamation or consolidation is not a corporation, a corporation becomes (or has previously become) a co-issuer of the Notes, or (b) reincorporating or reorganizing the Company in another jurisdiction; or (2) any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

No quantitative or other established meaning has been given to the phrase “all or substantially all” by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity’s income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a holder of the Notes can determine whether the Company has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such holder may have upon the occurrence of any such transaction, and for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth above, shall not be read to mean “any” of the Collateral as a result of the Company or any relevant Subsidiary being in the “zone of insolvency.”

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments in excess of $5.0 million, unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2)	the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Company, a Restricted Subsidiary of the Company or a direct or indirect parent of the Company and payments and transactions pursuant thereto.

(2)	transactions between or among the Company and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable fees and reimbursement of expenses of directors, experts and consultants;

(5)	any transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Company or any contribution of capital to the Company;

(6)	Restricted Payments and Permitted Investments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments;”

(7)	any agreement, instrument or arrangement as in effect on the date of the Indenture or any amendment thereto (so long as such amendment is not materially more disadvantageous, taken as a whole, than the applicable agreement, instrument or arrangement, as in effect on the date of the Indenture, as determined in good faith by the Company);

(8)	loans or advances to employees in the ordinary course of business not to exceed $3.0 million in the aggregate at any one time outstanding;

(9)	transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent entity thereof; provided that such director abstains from voting as a director of the Company or any direct or indirect parent entity of the Company, as the case may be, on any matter involving such other Person;

(10)	purchase or sale of goods and/or services in the ordinary course of business on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company;

(11)	if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Restricted Subsidiary;

(12)	any capital contribution to any Affiliate otherwise permitted by the Indenture;

(13)	transactions with any joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons that are not Affiliates of the Company;

(14)	any Investment of the Company or any of its Restricted Subsidiaries existing on the date of the Indenture, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the date of the Indenture;

(15)	pledges of Equity Interests of Unrestricted Subsidiaries;

(16)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Restricted Subsidiary and not for the purpose of circumventing any provision of the Indenture.

(17)	transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary, as applicable, from a financial point of view or meets the requirements of clause (1) of the first paragraph of this section;

(18)	any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Company in a new jurisdiction;

(19)	entering into one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements;

(20)

any (x) purchases of any class of Indebtedness from, or lending of any class of Indebtedness to, the Company or any of its Restricted Subsidiaries by an Affiliate of the Company, so long as the aggregate principal amount of such class of Indebtedness purchased or loaned by such Affiliates does not exceed the aggregate principal amount of such class of Indebtedness purchased by non-Affiliate investors; and (y) repurchases, redemptions or other retirements for value by the Company or any of its Restricted Subsidiaries of Indebtedness of any class held by any Affiliate of the Company, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than 50% of the aggregate principal amount of such class of Indebtedness; and

(21)	the Exchange Offer and the transactions related thereto.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires, creates or designates another Restricted Subsidiary (other than any Foreign Subsidiary, any Exempted Subsidiary or any Immaterial Subsidiary) after the date of the Indenture then such Restricted Subsidiary must become a Guarantor and shall, within ten business days after the date on which it was so acquired, created, capitalized or designated:

(1)	execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in the Indenture; and

(2)	deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Security Documents or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in the case of an offering of securities to holders of Notes by the Company or any of its Restricted Subsidiaries (including, without limitation, an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act of 1933, the Company and its Restricted Subsidiaries may offer and issue such securities only to holders of Notes who are eligible to receive such securities in accordance with such exemption from registration.

Anti-Layering

Except for Liens permitted by clause (35) of the definition of “Permitted Liens”, the Company and the Guarantors may not create any Lien on any of the Collateral with a priority that is lower than that of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien yet also higher than that of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien (other than an ABL Lien, a First-Lien Note Lien, a Second-Lien Note Lien or Convertible Note Lien).

Restrictions on Purchases of Existing Notes

If any Existing Notes remain outstanding after consummation of the Exchange Offer, the Company and its Subsidiaries will not voluntarily tender for, prepay, purchase, redeem or otherwise acquire any such remaining Existing Notes unless (A) the consideration for such acquisition of remaining Existing Notes consists solely of shares of common stock and/or notes and (B) the total value of such consideration per $1,000 principal amount of Existing Notes (measured at the time of such acquisition of remaining Existing Notes) is not greater than the total value of the notes and common stock received by holders in the Exchange Offer per $1,000 principal amount of Existing Notes (measured at the time of such acquisition of remaining Existing Notes), unless, concurrently with the consummation of such acquisition of remaining Existing Notes, the Company distributes to each holder of the notes (or issued upon a registered transfer of notes) additional New Notes and/or additional shares of common stock (in the same proportion as the consideration paid in connection with the Company’s acquisition of such remaining Existing Notes) having a total value (measured at the time of such distribution) equivalent to the difference between (1) the total value of the consideration such holder would receive for its Existing Notes if we acquired all such Existing Notes from such holder on the same terms as our acquisition of remaining Existing Notes (based on the principal amount of Existing Notes that such holder would hold assuming a rescission of the Exchange Offer immediately prior to such distribution) and (2) the sum of (x) the total value of the notes and common stock that a holder owning the amount of notes held by such holder at the time of such distribution would have received in the Exchange Offer (measured at the time of such distribution) and (y) the total value of any notes and/or common stock previously distributed to such holder pursuant to the covenant described in this paragraph (measured at the time of such distribution).

Events of Default

Each of the following is an Event of Default:

(1)	default in any payment of interest, including any additional interest, on any Note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of, or premium, if any, on, any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration or otherwise;

(3)	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such conversion default is not cured or such conversion is not rescinded within five business days;

(4)	failure by the Company to give a Fundamental Change notice when due;

(5)	failure by the Company to comply with its obligations under “— Consolidation, Merger and Sale of Assets;”

(6)	failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes, Indenture or Security Documents;

(7)	default by the Company or any subsidiary with respect to any mortgage, lease, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed (other than indebtedness among the Company and the Guarantors) in excess of $20.0 million in the aggregate of the Company and/or any subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to the stated maturity thereof, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 10 days after there shall have been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding, a written notice specifying such event of default and requiring that such acceleration be rescinded or annulled or such indebtedness to be discharged; (ii) constituting a failure to pay the principal or interest (in the case of interest, following the later of (x) the fifth Business Day thereafter or (y) the expiration of any applicable grace period (including any extended grace period) if such failure to pay was not otherwise waived) on any of the First-Lien Notes or the Second-Lien Notes when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; or (iii) constituting a failure to pay the principal or interest (in the case of interest, following the later of (x) sixty (60) days thereafter or (y) the expiration of any applicable grace period (including any extended grace period) if such failure to pay was not otherwise waived) of any other such debt (other than the First-Lien Notes or the Second-Lien Notes) when due and payable at its stated maturity, upon required repurchase, or upon declaration;

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X;

(9)	except as permitted by the Indenture, any Note Guarantee of any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(10)	a final judgment for the payment of $20.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(11)

unless all of the Collateral has been released from the Convertible Note Liens in accordance with the provisions of the Security Documents, the default, repudiation or disaffirmation by the Company or any of the Guarantors of any of their obligations under the Security Documents (other than by reason of (a) a release of such obligation or Lien related thereto in accordance with the Indenture or the Security Documents or (b) the failure of the Trustee to maintain possession of certificates, instruments or other documents actually delivered to it representing securities or other possessory collateral pledged under the Security Documents), which default, repudiation or disaffirmation results in Collateral having an aggregate Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest in favor of the First-Lien Notes Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Security Documents), or a determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any of the Guarantors for any reason with respect to Collateral having an aggregate Fair Market Value of $5.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes demanding that such default be remedied.

If an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company, 100% of the principal of and accrued and unpaid interest (including additional interest, if any) on the Notes will automatically become due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional interest will be due and payable immediately.

Notwithstanding the foregoing, the Indenture will provide that, to the extent we so elect, the sole remedy for an event of default relating to (i) our failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) our failure to comply with our obligations as set forth under “— Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the occurrence of such an event of default during which such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided above. The provisions of the Indentures described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph, the Notes will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of Notes and the Trustee and paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (though the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest, or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest, including additional interest, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any additional interest, when due, or the right to receive payment or delivery of the consideration due upon consideration, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an event of default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

The Indenture provides that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest (including additional interest, if any) on any Note or a default in the payment or delivery of the consideration due upon conversion, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Notes (with the Series A Notes and the Series B Notes voting as a single class) then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes (with the Series A Notes and the Series B Notes voting as a single class) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the principal amount of Notes whose holders must consent to an amendment;

(2)	reduce the principal of or change the fixed maturity of any Note (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)	reduce the rate of or extend the stated time for payment of interest, including additional interest, on any Note;

(4)	reduce the principal of or extend the stated maturity of any Note;

(5)	decrease the conversion rate of any Note or otherwise adversely affect the conversion rights associated with any Note;

(6)	reduce the Change of Control purchase price of any Note or amend or modify in any manner adverse to the holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(8)	make any Note payable in currency other than that stated in the Note;

(9)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(10)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(11)	in any manner subordinate the Notes or the Note Guarantees in right of payment or in Lien priority, except as permitted by the Indenture, the Note Guarantees and the Security Documents; or

(12)	adversely affect the ranking of the Notes in right of payment;

(13)	impair the right of any holder to receive payment of principal and interest, including additional interest, on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or

(14)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

In addition, any amendment to, or wavier of, the provisions of the Indenture, the Notes, the Note Guarantees or any Security Document that (i) has the effect of releasing all or substantially all of the Collateral from the Convertible Note Lien shall require the consent of the holders of at least 90% in aggregate principal amount of the Notes then outstanding under the Indenture or (ii) releases any Collateral from the Convertible Note Lien shall required the consent of holders of at least 75% in aggregate principal amount of the Notes then outstanding under the Indenture, except as otherwise permitted pursuant the Indenture.

Without the consent of any holder, the Company and the Trustee may amend the Indenture, the Notes, the Note Guarantees or any Security Document to:

(1)	cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of the Notes in any material respect;

(2)	provide for the assumption by a successor corporation of the obligations of the Company or a Guarantor under the Indenture;

(3)	increase the conversion rate of the Notes;

(4)	add guarantees or additional obligors with respect to the Notes;

(5)	add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(6)	make any change that does not adversely affect the rights of any holder in any material respect;

(7)	conform the provisions of the Indenture, the Note Guarantees, the Security Documents or the Notes to the “Description of New Notes” section in this prospectus;

(8)	add any additional events of default;

(9)	comply with the requirements of the SEC or any applicable securities depository or stock exchange on which our common stock may be listed;

(10)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(11)	make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(12)	to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor as provided in the Indenture;

(13)	to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; or

(14)	evidence and provide the acceptance of the appointment of a successor trustee under the Indenture.

In addition, the Trustee and the Collateral Agent will be authorized to amend the Intercreditor Agreement or the Security Documents to add additional secured parties holding Permitted Additional Pari Passu Obligations, First-Lien Note Obligations, Second-Lien Note Obligations or ABL Obligations permitted by the Indenture with the same Lien priorities and rights as provided in the Intercreditor Agreement or to enter into intercreditor arrangements with the holders of any such Indebtedness so long as the terms of such intercreditor arrangements are not less favorable to the holders of Notes than the intercreditor provisions contained in the Security Agreement and the Intercreditor Agreement.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the Indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at stated maturity, or any purchase date, or upon conversion or otherwise, cash and/or (in the case of conversion) shares of common stock sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest (including additional interest, if any) payable on the Notes and the conversion rate of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to each of the Trustee and the conversion agent, and each of the Trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any holder of Notes upon the written request of that holder.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations (including any extensions provided therein) for a filer that is a “non-accelerated filer” (or any successor term that provides an entity with the greatest time period for filing periodic reports with the SEC) plus five business days:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-K and 10-Q (or any successor or comparable forms) if the Company were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form) if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. Notwithstanding the above reporting requirements, the Company shall not be required to disclose to the Trustee (or the holders of the Notes) any materials for which it has sought and has received (or reasonably expects to receive) confidential treatment from the SEC. Any reports filed with the SEC via EDGAR (or any successor system) shall be deemed to have been furnished to the Trustee in accordance with this covenant.

The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods described above.

In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For the avoidance of doubt, an Event of Default resulting from a failure to provide any report required above shall be cured upon the provision of such report prior to the acceleration of the Notes.

Trustee

U.S. Bank National Association is the Trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“ABL Facility” means the Credit Agreement, dated as of the Issue Date, among the Company, Horizon Lines, LLC and the other Subsidiaries of the Company party thereto, the various lenders and agents party thereto and Wells Fargo Capital Finance, LLC, as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture, or amendment, supplement, modification, renewal, or restatement, that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors. Any agreement or instrument other than the ABL Facility in effect on the Closing Date must be designated in an officer’s certificate as an “ABL Facility” for purposes of the Indenture in order to be an ABL Facility.

“ABL Facility Collateral Agent” means Wells Fargo Capital Finance, LLC, as collateral agent under the ABL Facility, and its successors, replacements and/or assigns in such capacity.

“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.

“ABL Obligations” means (x) the Indebtedness and other obligations under the ABL Facility and (y) certain hedge obligations, cash management and other bank product obligations owed to a lender or an affiliate of a lender under the ABL Facility and more particularly described in the Intercreditor Agreement.

“ABL Priority Collateral” shall mean the following property of the Company and the other Guarantors (as defined in the ABL Facility) (with terms below that are defined in the UCC generally having the meanings given such term by the UCC), whether now owned or hereafter acquired (but excluding Excluded Assets):

(i)	accounts, including without limitation, all accounts arising from the shipment or delivery of goods or other items generated from the operation of any Vessel, other than accounts which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(ii)	deposit accounts, except to the extent constituting identifiable proceeds of the Notes Priority Collateral;

(iii)	securities accounts, except to the extent constituting identifiable proceeds of the Notes Priority Collateral;

(iv)	investment property (other than (x) Equity Interests in Subsidiaries of the Company or in any joint venture or other partnership owned by the Company or any of its Subsidiaries, and (y) any investment property relating to any securities account containing Notes Priority Collateral identified in the foregoing clauses (i), (ii) and (iii));

(v)	cash or Cash Equivalents (in each case, except to the extent constituting identifiable proceeds of the Notes Priority Collateral);

(vi)	tax refunds and similar tax payments;

(vii)	intercompany loans made (a) for working capital purposes and/or (b) with the proceeds of loans under the ABL Facility;

(viii)	instruments, chattel paper and other documents, in each case, evidencing or substituted for, any accounts referred to in the preceding clause (i);

(ix)	letters of credit, letter-of-credit rights and supporting obligations in each case for accounts referred to in the preceding clause (i);

(x)	commercial tort claims;

(xi)	general intangibles (including contract rights), instruments, books and records and supporting obligations, in each case related to the items in the foregoing clauses of this definition; and

(xii)	products and proceeds of, and books and records evidencing or relating to, the foregoing (including, without limitation, insurance proceeds).

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Accounting Standards” means, as of the date of the Indenture, U.S. GAAP; provided, however, that the Company may, upon not less than 60 days’ prior written notice to the Trustee, change to IFRS; provided, however, that notwithstanding the foregoing, if the Company changes to IFRS, it may elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under the Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Company intends to continue to use U.S. GAAP for purposes of making all calculations under the Indenture. In the event the Company elects to change to IFRS for purposes of making calculations under the Indenture, references in the Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its respective Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale Covenant; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or one of its Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets constituting Notes Priority Collateral between or among the Company and the Guarantors;

(3)	a transfer of assets that are not Notes Priority Collateral between or among the Company and its Restricted Subsidiaries;

(4)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(5)	the sale or lease of products, services or accounts receivable in the ordinary course of business (which shall include factoring, securitization and similar transactions) and any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Restricted Subsidiaries;

(6)	the sale or other disposition of Cash Equivalents not constituting Collateral;

(7)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(8)	the licensing or sublicensing of intellectual property or other general intangibles on customary terms in the ordinary course of business and the abandonment of intellectual property which is no longer used or useful in or material to the businesses of the Company and its Restricted Subsidiaries;

(9)	the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;

(10)	a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(11)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive factoring or similar arrangements or the unwinding of any Hedging Obligations;

(12)	any sale of Equity Interests in, or other ownership interests in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;

(13)	(a) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Permitted Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company and (b) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company; provided that if the assets transferred pursuant to this clause (13) are Notes Priority Collateral the assets received in exchange therefor shall be Notes Priority Collateral;

(14)	any sale, conveyance or other disposition of assets of any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, except to the extent that the proceeds thereof are distributed in cash or Cash Equivalents to the Company or a Wholly-Owned Restricted Subsidiary;

(15)	any foreclosure or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary;

(16)	the sublease or assignment to third parties of leased facilities;

(17)	a Casualty or Condemnation Event whose proceeds are subject to “—Repurchase at the Option of the Holders—Asset Sales”;

(18)	the sale of interests in a joint venture pursuant to customary put-call or buy-sell arrangements; and

(19)	the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of the covenant described above under the caption “—Certain Covenants—Liens.”

Notwithstanding the foregoing, the Company may voluntarily treat any transaction otherwise exempt from the definition of “Asset Sale” pursuant to clauses (1) through (19) above as an “Asset Sale” by designating such transaction as an Asset Sale for purposes of the Indenture in an officer’s certificate delivered to the Trustee.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with Applicable Accounting Standards; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or American Depository Shares (or receipts issued in evidence thereof) representing interests in such corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;

(2)	deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-2” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), or at least “P-2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(3)	commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(4)	repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(5)	demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System that are FDIC insured;

(6)	money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5); and

(7)	in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.

“Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case, relating to property or other assets owned by the Company or a Restricted Subsidiary.

“Collateral Agent” means the Trustee under the Indenture, in its capacity as collateral agent for itself and for the holders of the Notes, together with its successors and assigns in such capacity.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and all franchise taxes for such period, to the extent that such amounts were deducted in computing such Consolidated Net Income; plus

(2)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting), but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4)	the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus

(5)	business optimization expenses, streamlining costs, exit or disposal costs, facilities closure costs and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, payroll, relocation and contract termination charges), provided that the amount of cash charges added back under this clause (5) with respect to any actions initiated following the Closing Date, shall not exceed, in the aggregate, 10% of Consolidated Cash Flow (prior to giving effect to the addition of such amount) for such period; plus

(6)

(i) unusual or nonrecurring charges, expenses or other items, (ii) charges, expenses or other items in connection with any restructuring, acquisition, disposition, equity issuance or debt incurrence, and (iii) non-recurring out-of-pocket charges, expenses or other items related to and consisting of legal settlements and/or judgments, in all cases whether or not consummated and to the extent deducted in computing such Consolidated Net Income (for the avoidance of doubt, for purposes of this clause (6), charges, expenses or other items with respect to multiple proceedings shall be deemed to be “non-recurring” if the underlying facts giving rise to the proceedings are themselves unrelated and the underlying facts giving rise to the proceedings are not reasonably likely to recur within any of the next two fiscal years); plus

(7)	any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards; minus

(8)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with Applicable Accounting Standards.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with Applicable Accounting Standards and without any reduction in respect of preferred stock dividends; provided that:

(1)	all extraordinary gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

(2)	the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)	solely for the purpose of determining the amount available for Restricted Payments under the first paragraph under “—Certain Covenants—Limitation on Restricted Payments,” the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(4)	the cumulative effect of a change in accounting principles will be excluded;

(5)	notwithstanding clause (2) above, the net income of any Unrestricted Subsidiary will be excluded except to the extent received by the specified Person or one of its Restricted Subsidiaries;

(6)	any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill will be excluded;

(7)	any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resolution from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;

(8)	any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments in the ordinary course shall be excluded;

(9)	non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;

(10)	any charges resulting from the application of (i) Accounting Standards Codification Topic 805 “Business Combinations,” (ii) Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” (iii) Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition,” (iv) Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” or (v) Accounting Standards Codification Topic 835-30 “Interest-Imputation of Interest—Interest on Receivables and Payables,” with respect to deferred payments in respect of settlements of litigations or investigations, in each case, shall be excluded;

(11)	all charges, costs and expenses relating to the Transactions or relating to the closure of the FSX Service; and

(12)	all net after-tax charges or expenses with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Convertible Note Obligations.

“Convertible Note Obligations” means the obligations of the Company and any other obligor under the Note Documents to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations (including, without limitation, payment of fees and expenses of the Trustee and Collateral Agent, including fees and expenses of their agents, attorneys and professional advisors) to the Trustee, the Collateral Agent and the holders under the Notes Documents, according to the respective terms thereof.

“Credit Facilities” means one or more debt facilities or commercial paper facilities (including without limitation the credit facilities provided under ABL Facility), in each case, with banks or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, capital leases, letters of credit or issuances of senior secured notes, including any related notes, guarantees, indentures, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including into one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility. Any agreement or instrument other than the ABL Facility in effect on the Closing Date must be designated in an officer’s certificate as a “Credit Facility” for purposes of the Indenture in order to be a Credit Facility.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the date on which the Notes mature and (y) the date that is 91 days after the date no Notes remain outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company or any and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Offer” means the offer by the Company to the holders of $330.0 million aggregate principal amount of its Existing Notes to exchange the Existing Notes for (x) $280.0 million aggregate principal amount of Notes, and (y) 50.0 million shares of the Company’s common stock, par value $0.01 per share.

“Exchange Offer Document” means the Registration Statement on Form S-4, dated as of August 26, 2011, relating to the Exchange Offer, including the prospectus that forms a part thereof, as amended prior to the Issue Date.

“Excluded Assets” (which, for purposes of this Description of the New Notes, includes both assets which will be affirmatively excluded from the Liens of the Security Documents and assets which the holders of Notes are not likely to have a perfected security interest in under applicable law) will include, among other things, the following assets of the Company and the other Guarantors:

(1)	any property or assets owned by any Subsidiary of the Company which is not a Guarantor;

(2)	any assets other than Notes Priority Collateral which do not secure ABL Obligations (including, without limitation, assets of employee benefit plans and any Capital Construction Fund account established pursuant to 46 App. U.S.C. §1177) or which are purported to secure ABL Obligations but such Liens are not required to be perfected under the ABL Facility or the perfection of such Liens has been waived;

(3)	Excluded Contracts;

(4)	Excluded Equipment;

(5)	any voting security that is issued by a Foreign Subsidiary (that is a corporation for United States federal income tax purposes) and owned by the Company or any Guarantor, if and to the extent that the inclusion of such voting security in the Collateral would cause the Collateral pledged by the Company or such Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of voting securities of such Foreign Subsidiary;

(6)	any Capital Stock and other securities of each Subsidiary of the Company to the extent that and for so long as the pledge of such Capital Stock or other securities to secure the Notes or the Note Guarantees would cause such Subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time);

(7)	proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (5), unless such proceeds or products would otherwise constitute Collateral securing Convertible Note Obligations;

(8)	any property or asset (other than Excluded Contracts and Excluded Equipment) only to the extent and for so long as the grant of a security interest in such property or asset (including the perfection of such property or asset) (i) is prohibited by, or would constitute a breach or default under or require any consent not obtained under, any applicable law or contract, license or other document evidencing or giving rise to such property (except to the extent such prohibition, breach or default is ineffective under applicable law); and

(9)	certain other assets and properties to be agreed in the definitive Security Documents.

“Excluded Contract” means at any date any rights or interest of the Company or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) (a) to the extent that such Contract by the express terms of a valid and enforceable restriction in favor of a Person who is not the Company or any Subsidiary of the Company, or any requirement of law, prohibits, or requires any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by the Company or a Subsidiary of the Company and (b) which, if in existence or the subject of rights in favor of the Company or any Guarantor as of the Closing Date and with respect to which a contravention or other violation caused or arising by its inclusion as Collateral could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Facility as in effect on the Closing Date), is listed and designated as such to the Collateral Agent in an officers’ certificate; provided that: (x) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the UCC and (y) all proceeds paid or payable to any of the Company or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

“Excluded Equipment” means at any date any equipment or other assets of the Company or any Guarantor which is subject to, or secured by a Lien permitted by clause (4), (5), (7) or (38) or, to the extent relating thereto, (13) of the definition of “Permitted Liens” if and to the extent that (a) the express terms of a valid and enforceable restriction in favor of a Person who is not the Company or a Subsidiary of the Company contained in the agreements or documents granting or governing such Lien prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by the Company or any Guarantor and (b) such restriction relates only to the asset or assets acquired by the Company or any Guarantor with the proceeds of the Indebtedness secured by such Lien and attachments thereto or substitutions therefor; provided that all proceeds paid or payable to any of the Company or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such equipment or other assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Indebtedness secured by such equipment or other assets.

“Exempted Subsidiary” means a Restricted Subsidiary that is not an obligor or guarantor with respect to any Indebtedness of the Company or any Guarantor in which an Investment is made (or is deemed made) by the Company or a Guarantor pursuant to (i) the first paragraph under the caption, “Certain Covenants—Restricted Payments”, (ii) clause (15) of the second paragraph under the caption, “Certain Covenants—Restricted Payments” or (iii) clause (19) or (21) of the definition of “Permitted Investments”.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the ABL Facility) in existence on the date of the Indenture, until such amounts are repaid including, without limitation, (i) the $225.0 million aggregate principal amount of First-Lien Notes (and the guarantees by the Guarantors in respect thereof) issued on the Closing Date, (ii) the $100.0 million aggregate principal amount of Second-Lien Notes (and the guarantees by the Guarantors in respect thereof) issued on the Closing Date and (iii) any Existing Notes outstanding following completion of the Transactions.

“Existing Notes” means the 4.25% Convertible Senior Notes due 2012 of the Company.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in the Indenture) (i) if such Fair Market Value is less than $20.0 million, the Chief Financial Officer of the Company and (ii) if such Fair Market Value is $20.0 million or greater, the Board of Directors of the Company.

“First-Lien Note Documents” means the First-Lien Notes Indenture, the First-Lien Notes, the First-Lien Note Guarantees and the Security Documents.

“First-Lien Note Guarantee” means the Guarantee by each relevant guarantor of the Company’s obligations under the First-Lien Notes Indenture and the First-Lien Notes, executed pursuant to the provisions of the First-Lien Notes Indenture.

“First-Lien Note Liens” means all Liens in favor of the First-Lien Notes Collateral Agent on Collateral securing the First-Lien Note Obligations and any Permitted Additional Pari Passu Obligations.

“First-Lien Note Obligations” means the Obligations of the Company and any other obligor under the First-Lien Notes Indenture or any of the other First-Lien Note Documents, including any Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the First-Lien Notes Indenture, the First-Lien Notes (and the First-Lien Note Guarantee) and the performance of all other Obligations to the trustee and the holders under the First-Lien Notes Indenture and the First-Lien Notes (and the First-Lien Note Guarantee), according to the respective terms thereof.

“First-Lien Notes” means $225.0 million aggregate principal amount of 11.00% First Lien Senior Secured Notes due 2016 of Horizon Lines, LLC and any Permitted Refinancing Indebtedness incurred (from time to time and in one or more successive refinancings) in respect thereof in accordance with the terms of the Indenture.

“First-Lien Notes Collateral Agent” means the trustee under the First-Lien Indenture, in its capacity as collateral agent for the holders of First-Lien Notes and holders of Permitted Additional Pari Passu Obligations, together with its successors in such capacity.

“First-Lien Notes Indenture” means the Indenture, dated as of the Closing Date, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the First-Lien Notes and any other instrument governing the First-Lien Notes.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions, dispositions, discontinued operations or other operational changes (including of Vessels and equipment and assets related thereto) that have been made by the specified Person or any of its Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, as if they had occurred on the first day of the four-quarter reference period, and such pro forma calculations may reflect operating expense reductions and other operating improvements or synergies expected to result from the applicable event based on actions to be taken within 12 months after the relevant event (to the extent set forth in an officer’s certificate in reasonable detail, including the cost and timing of such expense reductions or other operating improvements or synergies), in each case, net of all costs required to achieve such expense reduction or other operating improvement or synergy;

(2)	the Consolidated Cash Flow attributable to discontinued operations (including of Vessels and equipment and assets related thereto), as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

For the purpose of this definition, whenever pro forma effect is to be given to an acquisition or construction of a Vessel or the Capital Stock of a vessel-owning company or the financing thereof, such Person may (i) if the relevant Vessel is to be subject to a time charter with a remaining term longer than six months, apply pro forma earnings (losses) for such period Vessel based upon such charter, or (ii) if such Vessel is not subject to a time charter, is under time charter that is due to expire within six months or less, or is to be subject to charter of a voyage charter basis (whether or not any such charter is in place for such Vessel), then in each case, apply earnings (losses) for such period for such Vessel based upon the average of the historical earnings of comparable Vessels in such Person’s fleet (as determined in good faith by such Person’s Board of Directors) during such period or if there is not such comparable Vessel, then based upon industry average earning for comparable Vessels (as determined in good faith by such Person’s Board of Directors).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest), but excluding the amortization or write-off of debt issuance costs; plus

(2)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or preferred stock any Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or any Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards.

Notwithstanding the foregoing, any charges arising from the application of (i) Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Stock, (ii) Accounting Standards Codification Topic 835-30 “Interest-Imputation of Interest—Interest on Receivables and Payables,” with respect to deferred payments in respect of settlements of litigations or investigations or (iii) Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.

“FSX Service” means the “Five-Star Express” service provided on the Issue Date by the Company and its Restricted Subsidiaries using vessels not qualified under the Jones Act.

“Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Company to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provisions of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP to be classified as indebtedness or a finance or capital lease.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that is designated as such in an officer’s certificate that, as of such date of determination, (i) has less than $0.5 million of total assets and (ii) conducts no material business or operations.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed but excluding other accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with Applicable Accounting Standards; provided that for the avoidance of doubt, any Guarantee by any of the Company’s Restricted Subsidiaries of obligations of another Person that do not constitute Indebtedness of such Person shall, in each case, not constitute Indebtedness of the Company or such Restricted Subsidiary. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), except for any pledge of the Equity Interests of an Unrestricted Subsidiary as permitted by clause (20) of the definition of Permitted Liens, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination or (y) the amount of such Indebtedness and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the term “Indebtedness” will not include (a) in connection with the purchase by the Company or any of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations; incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Capital Stock; or (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

“Intercreditor Agreement” means that certain intercreditor agreement, to be dated the date of the Indenture, among the Company, the Guarantors, the Collateral Agent, the ABL Facility Collateral Agent, the First-Lien Notes Collateral Agent and the Second-Lien Notes Collateral Agent, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with Applicable Accounting Standards), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) the repayment or disposition thereof for cash or (y) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of the Company or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation, in the case of clauses (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.

“Issue Date” means the date the Notes are initially issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or Casualty or Condemnation Event (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or Casualty or Condemnation Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Casualty or Condemnation Event, taxes paid or payable as a result of the Asset Sale or Casualty or Condemnation Event, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale or Casualty or Condemnation Event (other than ABL Obligations, First-Lien Note Obligations, Convertible Note Obligations and Permitted Additional Pari Passu Obligations) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

“Net Proceeds Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Non-Recourse Debt” means Indebtedness:

(1)	except for a pledge of the Equity Interest of an Unrestricted Subsidiary as permitted by clause (20) of the definition of Permitted Liens, as to which none of the Company and its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary);

in each case except to the extent permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments;” provided, however, that Indebtedness shall not cease to be Non-Recourse Debt solely by reason of pledge by the Company or any of its Restricted Subsidiaries of Equity Interests of an Unrestricted Subsidiary of the Company or of a Person that is not a Subsidiary of the Company or such Restricted Subsidiary if recourse is limited to such Equity Interests.

“Note Documents” means the Notes and the guarantees thereof, the Indenture and the security documents relating to the Indenture.

“Notes Priority Collateral” means all now owned or hereafter acquired property of the Company or any Guarantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First-Lien Note Obligations that constitutes (but in each case, excluding Excluded Assets):

(a)	equipment (including Vessels) and inventory and all documents of title for any equipment or inventory;

(b)	intellectual property;

(c)	real estate assets;

(d)	(i) the Capital Stock of each Subsidiary of the Company, and (ii) Capital Stock owned by the Company or any Guarantor in any joint venture, partnership or similar non-publicly owned Person that is not a Subsidiary of the Company or any Guarantor;

(e)	deposit accounts and securities accounts existing solely for the purpose of holding proceeds of the Notes Priority Collateral;

(f)	general intangibles (excluding hedge agreements and any rights thereunder) including, without limitation; (i) any charters, operating leases and similar agreements entered into with respect to a Vessel and any security or guarantee in respect of the charter’s or lessee’s obligations under such charter, lease or similar agreement; and (ii) any building conversion or repair contracts relating to a Vessel and any security or guarantee in respect of the builder’s obligations thereunder (in each case, except to the extent constituting ABL Priority Collateral);

(g)	identifiable products and proceeds of, and books and records evidencing or relating to, the foregoing (including, without limitation, insurance proceeds); and

(h)	all other Collateral other than ABL Priority Collateral.

Notwithstanding the foregoing, for the avoidance of doubt, all accounts arising from the shipment or delivery of goods or other items generated from the operation of any Vessel shall constitute ABL Priority Collateral.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Convertible Note Liens; provided that, except in the case of Additional Notes, (i) the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.

“Permitted Business” means any business conducted by the Company or any of its Restricted Subsidiaries on the Closing Date and any business that, in the good faith judgment of the Board of Directors of the Company, are reasonably related, ancillary, supplemental or complementary thereto, or reasonable extensions thereof.

“Permitted Hedging Obligations” means any Hedging Obligations that would constitute Permitted Debt pursuant to clause (8) of the second paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant of the Indenture.

“Permitted Investments” means:

(1)	(i) any Investment in the Company or any Guarantor and (ii) any Investment by any Restricted Subsidiary that is not a Guarantor in the Company or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Guarantor; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” or from a sale or other disposition of assets not constituting an Asset Sale;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)	Investments represented by Permitted Hedging Obligations;

(8)	loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent entity of the Company, (b) required by applicable employment laws and (c) other loans and advances not to exceed $3.0 million at any one time outstanding;

(9)	repurchases of the Notes;

(10)	any Investment of the Company or any of its Restricted Subsidiaries existing on the date of the Indenture, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the date of the Indenture;

(11)	guarantees otherwise permitted by the terms of the Indenture;

(12)	receivables owing to the Company or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

(13)	payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

(14)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons;

(15)	advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(16)	Investments resulting from the acquisition of a Person, otherwise permitted by the Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(17)	reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;

(18)	any Investment in any Subsidiary of the Company or any joint venture in the ordinary course of business in connection with intercompany cash management arrangements or related activities;

(19)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 3.0% of Total Assets, in each case, net of any return of or on such Investments received by the Company or any Restricted Subsidiary of the Company; and

(20)	the pledge of the Equity Interests of an Unrestricted Subsidiary as security for Indebtedness that is permitted by clause (20) of the definition of Permitted Liens.

“Permitted Liens” means:

(1)	any Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing aggregate principal amount of up to $280.0 million (less the aggregate principal amount of any Notes that have been converted in a Mandatory Conversion) of (i) Notes and the related Note Guarantees outstanding on the date of the Indenture and (ii) any Permitted Additional Pari Passu Obligations;

(2)	any Lien (whose priority shall be governed by the Intercreditor Agreement) securing the ABL Facility or any other Credit Facility so long as the aggregate principal amount outstanding under the ABL Facility and/or any successor Credit Facility does not exceed the principal amount which could be incurred under clause (1) of the definition of “Permitted Debt;”

(3)	Liens in favor of the Company or the Guarantors;

(4)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary;

provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof);

(5)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(6)	Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7)	Liens to secure Indebtedness (including Capital Lease Obligations) or Attributable Debt permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);

(8)	Liens existing on the date of the Indenture (other than Liens securing the ABL Facility, First-Lien Notes, the Second-Lien Notes or the Notes);

(9)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;

(10)	Liens consisting of carriers’, warehousemen’s, landlord’s and mechanics’, suppliers’, materialmen’s, repairmen’s and similar Liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;

(11)	any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary permitted by the Indenture;

(13)	Liens to secure any Permitted Refinancing Indebtedness incurred to refinance secured Indebtedness permitted to be incurred under the Indenture (other than the ABL Facility or the Notes); provided, however, that (i) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (ii) the new Lien is of no higher priority than the original Lien;

(14)	Liens or leases or licenses or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(15)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any Subsidiary of the Company;

(16)	Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self insurance or securing letters of credit issued in the ordinary course of business;

(17)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with Applicable Accounting Standards;

(18)	Liens on (a) assets other than those constituting Collateral securing Permitted Hedging Obligations, (b) assets constituting Collateral securing Permitted Hedging Obligations to the extent that the Indebtedness to which the Hedging Obligations relate is permitted to be secured pursuant to the Indenture and (c) assets constituting collateral securing Permitted Hedging Obligations that are ABL Obligations;

(19)	any interest or title of a lessor, licensor or sublicensor under any lease, license or sublicense of the property of the Company or any Restricted Subsidiary, including intellectual property, as applicable;

(20)	Liens on the Equity Interests of an Unrestricted Subsidiary of the Company or of a Person that is not a Subsidiary of the Company securing Indebtedness of such Unrestricted Subsidiary or other Person if recourse to the Company or any Restricted Subsidiary with respect to such Indebtedness is limited to such Equity Interests;

(21)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

(22)	any obligations or duties affecting any of the property of the Company or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not impair the use of such property for the purposes for which it is held;

(23)	Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(24)	restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(25)	options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(26)	Liens consisting of any law or governmental regulation or permit requiring the Company or any of its Restricted Subsidiaries to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

(27)	Liens on the unearned premiums under the insurance policies permitted by clause (15) of the definition of “Permitted Debt” securing Indebtedness incurred pursuant to clause (15) of the definition of “Permitted Debt;”

(28)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any of its Restricted Subsidiaries;

(29)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business, and/or to secure other obligations permitted to be incurred pursuant to clause (16) of the second paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant of the indenture;

(30)	any netting or set-off arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any of its Restricted Subsidiaries, including pursuant to any cash management agreement;

(31)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(32)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(33)	Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business or other precautionary UCC financing statement filings;

(34)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(35)	Liens not otherwise permitted hereunder securing Indebtedness or other obligations that does not, in the aggregate, exceed $20.0 million at any one time outstanding, which Liens shall be governed by the Intercreditor Agreement but may be of any priority (and may be higher in priority with respect to the Notes Priority Collateral than the First Lien Note Liens and higher in priority with respect to the ABL Priority Collateral than the ABL Liens);

(36)	Liens occurred in the ordinary course of business of the Company or its Restricted Subsidiaries arising from Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and bunkers to Vessels, equipment and inventory, repairs and improvements to Vessels, equipment and inventory, crews’ wages and maritime Liens;

(37)	Liens for salvage;

(38)

Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, a Vessel (which term, for purposes of this clause (38), shall include the Capital Stock of a Person substantially all of the assets of which is a Vessel, equipment and inventory, as the context may require), provided, however, (i) the principal amount of Indebtedness secured by such a Lien does not exceed (x) with respect to Indebtedness incurred to finance the construction of such Vessel, 87.5% of the sum of (1) the contract price pursuant to the Vessel Construction Contract for such Vessel and (2) any other Ready for Sea Cost for such Vessel, and (y) with respect to Indebtedness Incurred to finance the acquisition of such Vessel, 87.5% of the sum of (1) the contract price for the acquisition of such Vessel and (2) any other Ready for Sea Cost of such Vessel, (ii) in the case of Indebtedness that matures within nine months after the incurrence of such Indebtedness, the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred (iii) in the case of a Sale/Leaseback Transaction, the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred and (iv) in the case of Indebtedness representing Capital Lease Obligations relating to a Vessel, the principal amount of Indebtedness secured by such a Lien shall not exceed 100% of the sum of (1) the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred and (2) any Ready for Sea Cost for such Vessel, provided, further, however that such Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness (other than any interest thereon) secured by the

Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(39)	Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing (i) the First-Lien Notes (and the guarantees by the guarantors in respect thereof), (ii) the Second-Lien Notes issued on the Issue Date (and the guarantees by the guarantors in respect thereof); and

(40)	Liens (whose priority shall be governed by the Intercreditor Agreement and shall equal the priority of the Liens securing the Second-Lien Notes issued on the Issue Date) securing up to $50.0 million aggregate principal amount of Indebtedness incurred pursuant to clause (23) of the definition of “Permitted Debt”.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	Permitted Refinancing Indebtedness may not be incurred by a Person other than the Company and any of the Guarantors to renew refund, refinance, replace, defease or discharge any Indebtedness of the Company or a Guarantor.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Ready of Sea Costs” means with respect a Vessel or Vessels to be acquired or leased (pursuant to a Capital Lease Obligation) by the Company or any Restricted Subsidiaries, the aggregate amount of expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for their intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as “property, plant and equipment” in accordance with Applicable Accounting Standards.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of the Company that is not an Unrestricted Subsidiary, unless the context otherwise requires.

“Sale of Notes Priority Collateral” means any Asset Sale to the extent involving a sale, lease or other disposition of Notes Priority Collateral.

“Second-Lien Note Documents” means the Second-Lien Notes and the Guarantees thereof, the Second-Lien Notes Indenture and the security documents relating to the Second-Lien Notes Indenture.

“Second-Lien Note Liens” means all Liens in favor of the Second-Lien Notes Collateral Agent on Collateral securing the Second-Lien Note Obligations.

“Second-Lien Note Obligations” means the obligations of the Company and any other obligor under the Second-Lien Note Documents to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Second-Lien Notes Indenture, the Second-Lien Notes and the performance of all other obligations to the trustee and the holders under the Second-Lien Note Documents, according to the respective terms thereof.

“Second-Lien Notes” means (i) $100.0 million aggregate principal amount of Second Lien Senior Secured Notes due 2016 of Horizon Lines, LLC issued on the Issue Date and (ii) other Indebtedness secured by a Permitted Lien under clause (40) of the definition thereof, and any Permitted Refinancing Indebtedness incurred (from time to time and in one or more successive refinancings) in respect of (i) or (ii) in accordance with the terms of the Indenture.

“Second-Lien Notes Collateral Agent” means the trustee under the Second-Lien Notes Indenture, in its capacity as collateral agent for the holders of the Second-Lien Notes, together with its successors in such capacity.

“Second-Lien Notes Indenture” means the Indenture, dated as of the Closing Date, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the Second-Lien Note and any other instrument governing the Second-Lien Notes.

“Security Documents” means the Security Agreement, the Intercreditor Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Lien Debt” means, with respect to any Collateral whose Excess Proceeds are required to be applied pursuant to “—Repurchase at the Option of the Holders—Asset Sales”, any Indebtedness or other Obligations secured by Liens on such Collateral ranking higher in priority than the Convertible Note Liens.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Company, prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with Applicable Accounting Standards, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Transactions” means (i) the issuance of the Notes and the use of proceeds therefrom, (ii) the issuance of the First-Lien Notes and the use of proceeds therefrom, (iii) the issuance of the Second-Lien Notes and the use of proceeds therefrom, (iv) the exchange of bridge loans under the Bridge Loan Agreement for Second-Lien Notes, (v) the Exchange Offer and the other transactions contemplated by the Exchange Offer Document, (vi) obtaining all necessary shareholder, stock exchange and governmental approvals and (vii) the payment of all fees and expenses in connection with the foregoing.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	except as otherwise permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments,” is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has a direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	except as otherwise permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments,” has not guaranteed or otherwise provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States in effect on the date of the Indenture.

“U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.

“Vessel” means one or more shipping vessels whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of the Company or any Restricted Subsidiary of the Company and which are owned by and registered (or to be owned and registered) in the name of the Company or any of its Restricted Subsidiaries, including, without limitation, any Vessel leased or otherwise registered in the foregoing parties’ names, pursuant to a lease or other operating agreement constituting a Capital Lease Obligation, in each case together with all related spares, equipment and any additional improvements.

“Vessel Construction Contract” means any contract for the construction (or construction and acquisition”) of a Vessel entered into by the Company or its Restricted Subsidiaries, including any amendments, supplements or modifications thereto or change orders in respect thereof.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then-outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Book-Entry, Settlement and Clearance

The Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, and interest (including additional interest) with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

Registration Rights

We, the Guarantors and certain holders of the Existing Notes (the “Eligible Holders”) will enter into the Registration Rights Agreement on or prior to the Issue Date. The following description is a summary of the material provisions of the Registration Rights Agreement and does not purport to be complete.

Pursuant to the Registration Rights Agreement, we will agree to use our commercially reasonable efforts to file with the SEC a shelf registration statement (the “Shelf Registration Statement”) on Form S-1 or Form S-3, as applicable, covering the resale by the Eligible Holders of the Series A Notes, shares of our common stock and Warrants issuable upon conversion of the Series A Notes and the Series B Notes and any other shares of our common stock and Warrants held by them (collectively, the “Registrable Securities”), on a delayed or continuous basis, within 60 days following the Issue Date, and to cause such Shelf Registration Statement to be declared effective under the Securities Act by no later than the 180th day following the Issue Date.

We will, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities.

Under the terms of the Indenture and the Series B Notes, we will not be permitted to effect the Second Mandatory Conversion unless the Shelf Registration Statement is effective under the Securities Act as of the time of such Second Mandatory Conversion.

PROPOSED AMENDMENTS

The description of the terms of the Existing Indenture and the Proposed Amendments set forth below is only a summary and is qualified in its entirety by reference to (i) the terms and conditions of the Existing Indenture and the old notes as currently in effect and (ii) the relevant terms of the Existing Indenture and the old notes as proposed to be modified by the Proposed Amendments, which will be substantially in the form of the Supplemental Indenture included as an exhibit to the Tender Offer Statement on Schedule TO that we have filed with the SEC, which you may examine and copy as set forth under “Where You Can Find More Information.” Each holder should carefully review this entire prospectus, the form of Supplemental Indenture and the Existing Indenture before granting a consent. We are seeking consents to all the Proposed Amendments as a single proposal. Accordingly, a consent purporting to consent to only a portion of the Proposed Amendments will not be valid. Capitalized terms used herein that are not defined in this description of the Proposed Amendments will have the meanings assigned to them in the Existing Indenture unless otherwise indicated.

Concurrently with the Exchange Offer and subject to the terms and conditions contained in this prospectus, we are conducting the Consent Solicitation for the Proposed Amendments to the Existing Indenture to eliminate or amend substantially all of the restrictive covenants and modify certain of the events of default and various other provisions contained in the Existing Indenture.

The following is a summary of the Proposed Amendments.

The Proposed Amendments, if adopted and effected, will waive any and all existing defaults and events of default that have arisen under the Existing Indenture, will eliminate substantially all of the covenants in the Existing Indenture governing our actions, other than the covenants to pay principal of and interest on the old notes when due, and will eliminate or modify the related events of default. For more complete information regarding the effects of the Proposed Amendments, reference is made to the Existing Indenture, which is incorporated herein by reference and a copy of which may be obtained from the SEC’s website (http://www.sec.gov). See “Where You Can Find Additional Information.”

The Proposed Amendments will be effected by a supplemental indenture to the Existing Indenture, which is referred to herein as the “Supplemental Indenture,” the form of which is attached as an exhibit to this prospectus, which will be executed by the Issuer, the Guarantors, and the Bank of New York Trust Company, N.A., as trustee, promptly following the receipt of the Required Consents (as defined below) from the holders of old notes and which will become effective and binding on all non-tendering holders upon the consummation of the Exchange Offer. If the Exchange Offer is terminated or withdrawn, or the old notes are not accepted for exchange hereunder, the Proposed Amendments will not become effective.

The Proposed Amendments constitute a single proposal and an exchanging holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain Proposed Amendments. A holder of old notes may not tender such old notes in the Exchange Offer without consenting to the Proposed Amendments, and the tender of old notes by a holder pursuant to the Exchange Offer will constitute the giving of consents by such holder to the Proposed Amendments. Pursuant to the terms of the Existing Indenture, the consent of the holders of at least a majority in principal amount of the old notes then outstanding, voting as a single class, is required to approve the Proposed Amendments to the Existing Indenture (the “Required Consents”).

As of the date of this prospectus, the outstanding principal amount of the old notes is $330.0 million. If the Required Consents are received and the Proposed Amendments become effective with respect to the Existing Indenture, the Proposed Amendments will be binding on all non-exchanging holders.

Deletion/Amendments of Covenants. The Supplemental Indenture would, in substance, eliminate the following covenants and provisions from the Existing Indenture (which are also identified below by their respective section references in the Existing Indenture):

• Section 5.01	(clauses (d), (e), (f), (g), (h), (i) and (j)) Events of Default
• Section 7.01	Company May Consolidate, Etc., Only on Certain Terms
• Section 10.02	Maintenance of Offices or Agencies
• Section 10.03	Existence
• Section 10.04	Statement by Officers as to Default
• Section 10.05	Money for Note Payments to Be Held in Trust
• Section 10.06	Reports by the Company
• Section 10.07	Delivery of Certain Information
• Section 10.08	Registration Rights

Deletion of Definitions. The Proposed Amendments would also delete certain definitions from the Existing Indenture and old notes when references to such definitions would be eliminated as a result of the foregoing.

The foregoing summary does not purport to be comprehensive or definitive, and is qualified in its entirety by reference to the form of Supplemental Indenture which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

RESTRUCTURING SUPPORT AGREEMENTS

We have entered into separately negotiated Restructuring Support Agreements with holders of the old notes who, in the aggregate, hold in excess of 98.0% of the outstanding principal amount of the old notes. Under the terms of these Restructuring Support Agreements, such holders have agreed, among other things, to tender their old notes in the Exchange Offer and to consent to the Proposed Amendments, and their consents are irrevocable except under specified conditions.

Pursuant to the Restructuring Support Agreements, each of the holders that is a party to a Restructuring Support Agreement has agreed to tender in the Exchange Offer the old notes that it beneficially owns and to consent to the Proposed Amendments. Each such Holder has agreed that its consent to the Proposed Amendments will remain valid if we consummate the Exchange Offer, even if it withdraws its tender of old notes in the Exchange Offer, except in certain limited circumstances including, among other things, if:

•	the Exchange Offer has not been consummated on or prior to September 30, 2011;

•	we breach any of its material obligations under the Restructuring Support Agreements; or

•	our common stock is de-listed from a national securities exchange.

Each holder has also agreed not to transfer any of the old notes held by it unless the transferee executes and delivers to us a Restructuring Support Agreement in the same form as signed by such holder.

As a condition to the consummation of this Exchange Offer, all conditions precedent under the Restructuring Support Agreements to the closing of the Exchange Offer and the support for the Exchange Offer by the holders party to the Restructuring Support Agreements shall have been satisfied or waived by the holders in accordance with the terms of the Restructuring Support Agreements (the “RSA Condition”). The RSA Condition may not be waived by us in whole or in part unless more than 50% of the holders that become a party to the Restructuring Support Agreements provide their prior written consent to such waiver, as provided by the terms of each Restructuring Support Agreement.

Pursuant to the Restructuring Support Agreements, subject to limited exceptions, we have agreed to indemnify such holders and their affiliates for liabilities that may be incurred by them relating to or arising out of the Restructuring Support Agreements, the Exchange Offer or the transactions contemplated thereby.

The foregoing description of the support agreements is qualified in its entirety by reference to the Restructuring Support Agreements themselves, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the exchange of old notes for Series A Notes, Series B Notes and shares of common stock of the Issuer (the “Shares”) as well as the ownership of the Series A Notes, Series B Notes and the Shares. This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (“Treasury Regulations”) and administrative interpretations and judicial decisions, all as in effect on the date of this Registration Statement and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Issuer does not intend to seek a ruling from the United States Internal Revenue Service (the “IRS”), as to any of the tax consequences discussed below. There can be no assurance that the IRS will not challenge one or more of the tax consequences described below.

This summary only addresses beneficial owners of old notes (“Holders”) and does not apply to persons subject to special treatment under United States federal income tax law (including, without limitation, a bank, governmental authority or agency, financial institution, insurance company, pass-through entity, tax-exempt organization, broker or dealer in securities, mutual fund, small business investment company, employee, a person holding old notes, Series A Notes, Series B Notes or Shares that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale, or conversion transaction, a person that owns more than 10% of the Shares of the Issuer (actually or constructively), a person that is in bankruptcy or a regulated investment company or real estate investment trust). This summary assumes that the Holders hold old notes, and will hold the Series A Notes, Series B Notes and Shares, as “capital assets” within the meaning of Section 1221 of the Code. This summary does not purport to cover all aspects of United States federal income taxation that may apply to a Holder based on the Holder’s particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than United States federal income tax law, including under federal estate and gift tax laws or state, local or foreign tax law.

The United States federal income tax consequences to a partner in an entity or arrangement treated as a partnership for United States federal income tax purposes that holds an old note, Series A Note, Series B Note or Share generally will depend on the status of the partner and the activities of the partner and the partnership. If a Holder is a partnership, or a partner in a partnership holding old notes or Series A Notes, Series B Notes or Shares, such Holder should consult its own tax advisor.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT TO A PARTICULAR HOLDER. ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THE TRANSACTIONS DESCRIBED IN THIS REGISTRATION STATEMENT.

Classification of Warrants

As discussed above under the heading “Description of the Warrants”, so that we may continue our Jones Act operations, certain non-United States citizens may receive warrants (rather than Shares) in the Exchange Offer and upon conversion of the Series A Notes and Series B Notes. Although it is not free from doubt, we intend to treat the warrants as Shares for all United States federal income tax purposes. The remainder of this discussion assumes that the warrants will be so treated, and the portions of this discussion applicable to holders of Shares also should be read to apply to holders of warrants. In addition, if the Issuer pays a cash distribution on the Shares and the exercise price or number of Shares into which the Warrants may be exercised or converted is adjusted as described in “—Description of the Warrants”, it is likely that a holder of a Warrant will be treated as if it received a taxable distribution with respect to such adjustment, even though the holder has received no cash. A Holder that acquires or receives warrants should consult its own tax advisor regarding the United States federal, state and local, and non-United States, tax consequences of holding warrants.

Additional Consideration

The tax treatment of the portion of the total consideration in the Exchange Offer that is allocable to the additional exchange consideration is unclear. The Issuer intends to treat the additional exchange consideration as additional consideration received by a Holder in the Exchange Offer and the remainder of this discussion assumes that the additional exchange consideration will be so treated. However, the IRS or a court could take a different position with respect to the additional exchange consideration paid hereunder. Each holder should consult its own tax advisor with respect to the proper treatment of the additional exchange consideration.

Characterization of the Series B Notes

Because the Series B Notes are subject to mandatory conversion into Shares in the Initial Mandatory Conversion and the Second Mandatory Conversion within a short period after their issuance, and based on certain other factors, the Issuer intends to treat the Series B Notes as equity, rather than as debt, for all United States federal income tax purposes, and the remainder of this discussion assumes that the Series B Notes will be so treated.

Characterization of the Series A Notes

The proper characterization of the Series A Notes as debt or equity for United States federal income tax purposes is uncertain. The determination of whether an instrument is properly characterized as debt or equity for United States federal income tax purposes is a facts and circumstances analysis and depends on many factors, including, among others: (i) the intention of the parties, (ii) the seniority and security of the instrument in the issuer’s capital structure, (iii) the projected ability of the issuer to make scheduled payments of interest and principal on the instrument, (iv) the overlap in ownership of debt and equity holders, (v) the debt to equity ratio of the issuer and (vi) in the case of a convertible instrument like the Series A Notes, the likelihood of conversion of the instrument (judged in part by whether, and, if so, by how much, the conversion price of the instrument is less than the fair market value of the underlying stock at the time of issuance–that is, by whether, and the extent to which, the conversion feature is “in the money” at issuance). The Series A Notes have some features that are equity-like, including the inherent overlap in ownership of the Series A Notes on the one hand and the fully-diluted equity of the Issuer on the other hand, and other features that are debt- like, including the fact that the Series A Notes are secured senior obligations of the Issuer. Moreover, one important feature, the extent to which the Conversion Price of the Series A Notes is in the money at issuance, depends on the trading price of the Shares at the time of issuance of the Series A Notes and therefore will not be determined until the Closing Date. Accordingly, the proper characterization of the Series A Notes is highly uncertain. We intend to characterize the Series A Notes as debt for applicable tax purposes, assuming that the conversion feature of the Series A Notes is not deeply in the money at issuance. However, there can be no assurance that the IRS will not assert, and that a court will not determine, that the Series A Notes instead should be treated as equity. If the conversion feature of the Series A Notes is deeply in the money at issuance, we may determine to treat the Series A Notes as equity, rather than as debt. Each Holder should consult its own tax advisor regarding the proper characterization of the Series A Notes for United States federal, state and local, and non-United States, tax purposes, and the consequences to it of such treatment given its individual circumstances.

Additional Payments

In certain circumstances, we may be required to pay additional interest on the Series A Notes (for example, in the circumstances related to our failure to file with the trustee certain documents or reports we are required to file with the Securities and Exchange Commission or otherwise required to provide to the trustee under the terms of the Indenture described under “Description of the New Notes — Events of Default”) or additional amounts in redemption of the Series A Notes (for example, in the case of certain changes in control, as described in “Description of the New Notes — Repurchase at the Option of Holders — Change of Control”), in excess of their stated principal amount and accrued interest. In addition, Holders may be entitled to additional shares upon conversion of the new notes under the circumstances described in “Description of the New Notes — Adjustment of Shares Delivered upon Conversion upon a Fundamental Change.” Although the issue is not free from doubt, in the case where we treat the Series A Notes as debt for United States federal income tax purposes, we intend to take the position that the possibility of payment of such additional interest or amounts, or the receipt of additional Shares on conversion of the new notes, does not result in the Series A Notes being treated as contingent payment debt instruments under applicable Treasury Regulations. If we become obligated to pay additional interest, then we intend to take the position that such amounts will be treated as ordinary interest income and taxed as described under the headings “— Consequences to United States Holders — Consequences of Holding Series A Notes — Payment of Stated Interest” or “— Consequences to Non-United States Holders — Consequences of Holding Series A Notes — Consequences if the Series A Notes are treated as Debt”. If we become obligated to pay additional amounts in redemption, then we intend to take the position that such amounts will be treated as additional proceeds and taxed as described below under the headings “— Consequences to United States Holders — Consequences of Holding Series A Notes—Sale Exchange or Other Disposition of Series A Notes” or “— Consequences to Non-United States Holders — Consequences of Holding Series A Notes — Consequences if the Series A Notes are Treated as Debt”. These positions will be based on our determination that, as of the date of the issuance of the Series A Notes, the possibility that additional interest on or additional amounts in redemption of the Series A Notes will have to be paid is a remote or incidental contingency within the meaning of applicable Treasury Regulations.

Our determination that these contingencies are remote or incidental is binding on a Holder, unless the Holder explicitly discloses to the IRS on its tax return for the year during which such Holder acquires the Series A Notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, a Holder may be required to accrue interest income on the Series A Notes based upon a comparable yield, regardless of its method of accounting. The “comparable yield” is the yield at which we would issue a fixed rate debt instrument with no contingent payments and no conversion feature, but with terms and conditions otherwise similar to those of the Series A Notes; that yield would be higher than the stated yield on the Series A Notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the Series A Notes would be recharacterized as ordinary income. Each Holder should consult its own tax advisor regarding the tax consequences of the Series A Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the Series A Notes will not be treated as contingent payment debt instruments.

Consequences to United States Holders

This section applies only to United States Holders. For purposes of this summary, a Holder is a United States Holder if the Holder is a beneficial owner of old notes, Series A Notes, Series B Notes or Shares that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a United States person for United States federal income tax purposes or (iv) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

Exchange of Old Notes for Series A Notes, Series B Notes and Shares

The United States federal income tax consequences to a United States Holder of exchanging old notes for Series A Notes, Series B Notes and Shares in the Exchange Offer will depend in part on whether the Series A Notes received in the exchange are treated as debt or equity for United States federal income tax purposes, as described above. The discussion below summarizes each alternative.

United States Federal Income Tax Consequences if the Series A Notes are Debt

If the Series A Notes are treated as debt for United States federal income tax purposes, then the United States federal income tax consequences to a United States Holder will depend in part on whether the old notes and the Series A Notes exchanged therefor are treated as “securities” for purposes of the reorganization provisions of the Code. Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the term of a debt instrument at issuance is an important factor in determining whether the instrument is a security for United States federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that such debt instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including, without limitation: (a) the security for payment; (b) the creditworthiness of the obligor; (c) the subordination or lack thereof to other creditors; (d) the right to vote or otherwise participate in the management of the obligor; (e) convertibility of the instrument into stock of the obligor; (f) whether payments of interest are fixed, variable or contingent; and (g) whether such payments are made on a current basis or accrued. We intend to take the position that, while not free from doubt, the old notes and, if treated as debt, the Series A Notes should be treated as securities for purposes of the reorganization provisions of the Code.

If the old notes are treated as securities of the Issuer, then the exchange of the old notes for Series A Notes, Series B Notes and Shares pursuant to the Exchange Offer should be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. If the Series A Notes also are treated as securities, then a United States Holder should not recognize any gain or loss on the exchange. The aggregate adjusted tax basis of the Series A Notes, Series B Notes and Shares received should be equal to the aggregate tax basis of the old notes surrendered and should be allocated among such Series A Notes, Series B Notes and Shares based on their relative fair market values. The holding period for the Series A Notes, Series B Notes and Shares received should include the holding period for the old notes exchanged therefor.

If the old notes are treated as securities of the Issuer, but the Series A Notes are not treated as securities of the Issuer, then the exchange of the old notes for Series A Notes, Series B Notes and Shares should be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code, with the Series A Notes treated as boot. In such case, each United States Holder should recognize gain on the exchange in an amount equal to the lesser of (A) the sum of the issue price (as described below under the heading “— Consequences of Holding Series A Notes — Issue Price”) of the Series A Notes received and the fair market value of the Series B Notes and Shares received, minus the Unites States Holder’s adjusted basis in the old notes surrendered, and (B) the issue price (as described below under the heading “— Consequences of Holding Series A Notes — Issue Price”) of the Series A Notes received in the exchange. Generally, no loss should be recognized on the exchange. The aggregate adjusted tax basis of the Series B Notes and Shares received should be equal to the United States Holder’s aggregate adjusted tax basis for the old notes exchanged therefor, plus the aggregate amount of any gain recognized on the exchange and minus the issue price of the Series A Notes received. Such tax basis should be allocated between the Series B Notes and Shares based on their relative fair market values. The tax basis of each Series A Note should be its issue price. The holding period of the Series B Notes and Shares should include the United States Holder’s holding period in the old notes exchanged therefor. The holding period for each Series A Note should begin on the day following the Closing Date.

If the old notes are not treated as securities of the Issuer, then each United States Holder will be treated as exchanging its old notes for Series A Notes, Series B Notes and Shares in a taxable exchange under Section 1001 of the Code. Accordingly, in such case, each United States Holder should recognize gain or loss equal to: (1) the sum of the fair market value of the Series B Notes and Shares and the issue price (as described below under the heading “— Consequences of Holding Series A Notes — Issue Price”) of the Series A Notes received, minus (2) the United States Holder’s adjusted basis, if any, in the old notes surrendered in exchange therefor. Such gain or loss should be (subject to the “market discount” rules described below) long-term capital gain or loss if the Holder has a holding period for the old notes of more than one year. The deductibility of capital losses is subject to limitations. A United States Holder’s tax basis in the Series B Notes and Shares received should equal their fair market value. A United States Holder’s tax basis in the Series A Notes should be the issue price thereof (as described below under the heading “— Consequences of Holding Series A Notes — Issue Price”). A Holder’s holding period for Series A Notes, Series B Notes and Shares should begin on the day following the Closing Date.

United States Federal Income Tax Consequences if the Series A Notes are Equity

If the Series A Notes are treated as equity for United States federal income tax purposes, then the United States federal income tax consequences to exchanging Holders will depend in part whether the old notes are treated as “securities”, as described above, for purposes of the reorganization provisions of the Code. As described above, the Issuer intends to take the position that, while not free from doubt, the old notes should be securities for purposes of the reorganization provisions of the Code.

If the old notes are treated as securities of the Issuer, then the exchange of the old notes for Series A Notes, Series B Notes and Shares pursuant to the Exchange Offer should be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. As a result, a United States Holder should not recognize any gain or loss on the exchange. The aggregate adjusted tax basis of the Series A Notes, Series B Notes and Shares received should be equal to the aggregate tax basis of the old notes surrendered and should be allocated among such Series A Notes, Series B Notes and Shares based on their relative fair market values. The holding period for the Series A Notes, Series B Notes and Shares received should include the holding period for the old notes exchanged therefor.

If the old notes are not treated as securities of the Issuer, then a United States Holder will be treated as exchanging its old notes for Series A Notes, Series B Notes and Shares in a taxable exchange under Section 1001 of the Code. Accordingly, each United States Holder should recognize gain or loss equal to: (1) the fair market value of the Series A Notes, Series B Notes and Shares received in exchange for the old notes, minus (2) the United States Holder’s adjusted basis in the old notes. Such gain or loss should be (subject to the “market discount” rules described below) long-term capital gain or loss if the United States Holder has a holding period for old notes of more than one year. The deductibility of capital losses is subject to limitations. A United States Holder’s tax basis in the Series A Notes, Series B Notes and Shares should equal their fair market value. A United States Holder’s holding period for the Series A Notes, Series B Notes and Shares should begin on the day following the Closing Date.

Accrued but Unpaid Interest

An exchanging Holder will receive cash on the Closing Date in an amount equal to the accrued but unpaid interest on its old notes as of such date. Such amount should be taxable to a United States Holder as interest income if such accrued interest has not been previously included in its gross income for United States federal income tax purposes.

Market Discount

A United States Holder may be affected by the “market discount” provisions of Sections 1276 through 1278 of the Code. Under these provisions, some or all of the gain realized by a United States Holder may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued “market discount” on the surrendered old notes.

In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be acquired with “market discount” as to that holder if the debt obligation’s stated redemption price at maturity (or revised issue price as defined in Section 1278 of the Code, in the case of a debt obligation that is issued with original issue discount) exceeds the tax basis of the debt obligation in the holder’s hands immediately after its acquisition. However, a debt obligation does not have “market discount” if the excess is less than a statutory de minimis amount (equal to 0.25% of the debt obligation’s stated redemption price at maturity or revised issue price, in the case of a debt obligation that is issued with original issue discount, multiplied by the number of complete years remaining until maturity at the time of the acquisition).

Any gain recognized by a United States Holder on the exchange of old notes (determined as described above) that were acquired with market discount, likely including gains as a result of the Series A Notes being treated as other than securities, should be treated as ordinary income to the extent of the market discount that accrued thereon while the old notes were considered to be held by the United States Holder (unless the United States Holder elected to include market discount in income as it accrued). To the extent that the old notes that were acquired with market discount are exchanged in a nonrecognition transaction, such as a recapitalization, for Series A Notes, Series B Notes and/or Shares, any market discount that has accrued on the old notes to the time of the exchange but that is not recognized by the United States Holder on the exchange will be carried over to the nonrecognition property (property other than boot) received in the exchange, and any gain recognized on the subsequent sale, exchange, redemption or other disposition of the nonrecognition property will be treated as ordinary income to the extent of such accrued but unrecognized market discount.

Consequences of Holding Series B Notes and Shares

Distributions

Distributions on equity of the Issuer (including, for this purpose, amounts denominated as interest paid on the Series B Notes and Constructive Distributions, as described below) that are paid out of the Issuer’s current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as dividends for United States federal income tax purposes. Under current law, dividends received by individual United States holders with respect to the Shares through December 31, 2012 generally should qualify for a 15% tax rate on “qualified dividend income”, so long as certain holding period requirements are met. Dividends paid with respect to the Shares will be eligible for the dividends received deduction if the United States Holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. However, interest payments on the Series B Notes (including Constructive Distributions on the Series B Notes) that are treated as dividends generally will not be eligible for the reduced rate applicable to qualified dividend income or the dividends received deduction. If a distribution exceeds the Issuer’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of the United States Holder’s investment up to the United States Holder’s adjusted tax basis in the United States Holder’s Shares or Series B Notes, as the case may be, and thereafter as capital gain. Such capital gain generally will be long-term capital gain if the United States Holder’s holding period in such Shares or Series B Notes, as the case may be, exceeds one year immediately prior to such distribution.

Sale, Exchange or Other Taxable Distribution

Except as described below under the heading “—Redemption treated as a Distribution”, upon the sale, exchange or other taxable disposition of instruments treated as equity, a United States Holder will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange or taxable disposition and the United States Holder’s tax basis in the instrument sold. Other than with respect to any market discount carried over from the old notes (as described above), such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the United States Holder’s holding period in such instrument is more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Consequences of Holding Series A Notes

Treatment of the Series A Notes as Equity

If the Series A Notes are treated as equity for United States federal income tax purposes, then United States Holders will be subject to the same treatment with respect to such Series A Notes as is described above with respect to the Series B Notes.

Treatment of the Series A Notes as Debt

If the Series A Notes are treated as debt for United States federal income tax purposes, the following consequences should apply:

Issue Price

The issue price of the Series A Notes will depend on whether either the Series A Notes or the old notes are traded on an “established securities market” at any time during the 60 day period ending 30 days after the Closing Date. In general, a debt instrument (or property exchanged therefor) will be treated as traded on an established market if (i) it is listed on (a) a qualifying national securities exchange, (b) certain qualifying interdealer quotation systems or (c) certain qualifying foreign securities exchanges; (ii) it appears on a system of general circulation that provides a reasonable basis to determine the issue price of a debt instrument that is traded on an established market; or (iii) price quotations are readily available from dealers, brokers or traders. The IRS has recently issued proposed regulations, that, if applicable, would expand the breadth of these tests and generally cause more instruments to be treated as traded on an established market. The issue price of a debt instrument that is traded on an established securities market would be the fair market value of such debt instrument on the issue date as determined by such trading. If the debt instrument is not traded on an established securities market, but the property exchanged therefor is traded on an established securities market, then the issue price of the debt instrument would be the fair market value of the traded property on the issue date as determined by such trading. The issue price of a debt instrument that is neither traded on an established securities market nor issued for property so traded would be its stated principal amount (provided that the interest rate on the debt instrument exceeds the so-called applicable federal rate). Because the issue price of the Series A Notes may be determined on the basis of trading prices, it is possible that the Series A Notes might be treated as issued with original issue discount (“OID”), as discussed below.

Payment of Stated Interest

Stated interest on a Series A Note will be included in a United States Holder’s income as ordinary income at the time that such interest is accrued or received, in accordance with the United States Holder’s method of accounting for United States federal income tax purposes.

Original Issue Discount

If the “issue price” of the Series A Notes (determined as described above under the heading “—Issue Price”) is at a discount from par that is equal to or greater than a statutorily defined de minimis amount, then the Series A Notes will be considered to be issued with OID for United States federal income tax purposes. This specified de minimis amount generally is equal to 0.25% of the principal amount of the Series A Notes multiplied by the number of complete years to maturity from their original issue date. In the event that the Series A Notes are issued with OID, a United States Holder generally (i) will be required to include the OID in income as ordinary interest income, on a constant yield basis over the term of the Series A Notes, in advance of the receipt of the cash attributable to that income but (ii) will not be required to recognize any additional income upon the receipt of any cash payment on the Series A Notes that is attributable to previously accrued OID that has been included in such United States Holder’s income. The remainder of this discussion assumes that the Series A Notes will not be issued with OID.

Sale, Exchange or Other Disposition of the Series A Notes

Upon the sale, exchange or other taxable disposition of Series A Notes, a United States Holder will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange or taxable disposition and the United States Holder’s tax basis in the Series A Notes sold. Other than with respect to any “market discount” carried over from the old notes (as described above), such gain or loss generally will be long-term capital gain or loss if the United States Holder’s holding period in such instrument is more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Conversion of Series A Notes

If a United States Holder converts a Series A Note and receives Shares from the Issuer and cash in lieu of a fractional Share, then such Holder should not recognize any gain or loss in respect of the conversion, except that the receipt of cash in lieu of a fractional Share will result in capital gain or loss (measured by difference between the amount of cash received in lieu of the fractional share and the United States Holder’s tax basis in the fractional Share).

The United States Holder’s tax basis in the Shares received upon a conversion of a Series A Note will equal the tax basis of the Series A Note that was converted, less any basis allocable to a fractional Share.

A United States Holder’s holding period for the Shares received will include the United States Holder’s holding period for the Series A Note converted.

Constructive Distributions

A United States Holder may, in certain circumstances, be deemed to have received distributions on the Shares for which the Series A Notes and Series B Notes are convertible if the conversion price of the instruments is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the instruments generally will not be deemed to result in a constructive distribution of stock. Certain possible adjustments provided in the instruments (including, without limitation, adjustments in respect of the Fundamental Change Make-Whole) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, then a United States Holder may be deemed to have received constructive distributions from the Issuer, even though the United States Holder has not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment also may result in a constructive distribution to a United States Holder. The tax consequences of receipt of a distribution from the Issuer are described above under the heading “— Consequences of Holding Series B Notes and Shares — Distributions.” Each United States Holder should consult its own tax advisor regarding the possibility and tax consequences of constructive distributions.

Redemption treated as a Distribution

Notwithstanding the discussion above under the headings “— Consequences of Holding Series A Notes” and “— Consequences of Holding Series B Notes and Shares,” if the Issuer redeems or repays Shares, Series B Notes or (if treated as equity) Series A Notes, such redemption or repayment may be treated as a distribution, and therefore as a dividend to the extent of the Issuer’s earnings and profits (as described above under the heading “— Consequences of Holding Series B Notes and Shares”), rather than as a sale. Broadly, whether a redemption or repayment of Series A Notes, Series B Notes or Shares by the Issuer will be treated as a distribution rather than as a sale will depend on the United States Holder’s remaining actual or constructive interest, if any, in the equity of the Issuer after the redemption or repayment for purposes of Section 302(b) of the Code. Each United States Holder should consult its own tax advisor regarding the possibility of a redemption or repayment of Series A Notes, Series B Notes or Shares being treated as a distribution.

Consequences of Not Participating in the Exchange Offer

A United States Holder of old notes that does not tender its old notes in the Exchange Offer will continue to hold old notes, as amended pursuant to the terms of the Exchange Offer. Whether the amendment of the old notes will constitute a realization event for United States federal income tax purposes depends on whether the amendment is considered to result in a “significant modification” (within of the meaning of Section 1.1001-3 of the Treasury Regulations) of the old notes. If the amendment of the old notes results in a “significant modification,” then the amendment should be treated as a deemed exchange of original old Notes for newly issued amended old notes. If both the original old notes and the post-exchange old notes are treated as “securities”, as described above, for United States federal income tax purposes, then the amendment should be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a United States Holder should not recognize any gain or loss on the exchange. The adjusted tax basis of the post-exchange old notes should remain the same as the tax basis of the original old notes and the holding period for the post-exchange old notes should include the holding period for the original old notes. If the original or the post-exchange old notes are not treated as securities of the Issuer, then each United States Holder will be treated as exchanging its old notes in a taxable exchange under Section 1001 of the Code. Accordingly, in such case, each United States Holder should recognize gain or loss equal to: (1) the issue price (as described above) of the post-exchange old notes received minus (2) the United States Holder’s adjusted basis in the original old notes surrendered in exchange therefor. Such gain or loss should be (subject to the “market discount” rules described above) long-term capital gain or loss if the United States Holder has a holding period for the original old notes of more than one year. The deductibility of capital losses is subject to limitations. A United States Holder’s tax basis in the post-exchange old note should be the issue price thereof (as described above under the heading “—Consequences of Holding Series A Notes—Issue Price”). A United States Holder’s holding period for the post-exchange old notes should begin on the day following the date of the amendment.

Medicare Tax

Recently enacted legislation requires certain United States Holders who are individuals, estates or trusts to pay a 3.8% tax on the lesser of (1) the United States Holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances) for taxable years beginning after December 31, 2012. A United States Holder’s net investment income generally will include its interest and dividend income and its net gains from the disposition of Series A Notes, Series B Notes and Shares, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Each United States Holder that is an individual, estate or trust is urged to consult its own tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Series A Notes, Series B Notes and Shares.

Information Reporting and Backup Withholding Tax

In general, payments of interest on the old notes and Series A Notes, payments of dividends on equity interests in the Issuer and payments of the proceeds of a disposition (including a disposition pursuant to the Exchange Offer, a retirement or a redemption) of the old notes, Series A Notes, Series B Notes or Shares may be reported to the IRS, and may be subject to backup withholding tax (currently at a rate of 28%) unless the United States Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) timely provides (usually on IRS Form W-9) a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding tax because of a failure to report all dividend and interest income. Backup withholding tax is not an additional tax but is, instead, an advance payment of tax that may be refunded to the extent it results in an overpayment of tax provided that the required information related to such refund is timely provided to the IRS. The Issuer will comply with all applicable reporting and withholding requirements of the IRS.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income tax considerations to a Non-United States Holder. For purposes of this summary, the term “Non-United States Holder” means a beneficial owner of an old note, Series A Note, Series B Note or Share that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The following discussion applies only to Non-United States Holders and assumes that no item of income, gain, deduction or loss derived by a Non-United States Holder in respect of the old notes, Series A Notes, Series B Notes or Shares at any time is effectively connected with the conduct of a United States trade or business. Special rules, not discussed herein, may apply to certain Non-United States Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid United States federal income tax;

•	investors in pass-through entities that are subject to special treatment under the Code; and

•	Non-United States Holders that are engaged in the conduct of a United States trade or business.

Excess Shares

If a Non-United States Holder holds excess shares, under our certificate of incorporation, such excess shares generally will be either (i) automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, the proposed transferee generally to receive the lesser of (A) the price paid for such shares or (B) the market price of such shares on the day of the event causing the shares to become excess shares or (ii) redeemed by the Issuer for cash or Redemption Notes. If a Non-United States Holder holds excess shares, the United States federal income tax consequences of the disposition of such excess shares will depend on, among other things, (i) the method by which the Issuer causes such excess shares to be disposed of and (ii) the circumstances existing at the time of such disposition. Therefore, the following discussion does not address any tax consequences with respect to the disposition of excess shares (including the consequences of the transfer of such shares to a charitable trust or the receipt, ownership or disposition of Redemption Notes). You should consult your own tax advisor regarding the United States federal, state, local and non-United States tax consequences to you of holding shares that become excess shares. The remainder of this discussion assumes that the provisions regarding excess shares do not apply to any Non-United States Holder.

Exchange of Old Notes for Series A Notes, Series B Notes and Shares in the Exchange Offer

Subject to the discussion under the headings “— Information Reporting and Backup Withholding” and “—Constructive Distributions” below, a Non-United States Holder generally will not be subject to United States federal income or withholding taxes with respect to gain, if any, recognized on the exchange of old notes for Series A Notes, Series B Notes and Shares in the Exchange Offer, unless:

•

the Non-United States Holder is an individual present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met, in which case the gain generally will be subject to tax at a rate of 30%; or

•

the Issuer is or has been a United States real property holding corporation for United States federal income tax purposes at any time during the shorter of (a) the five-year period ending on the date of the disposition and (b) the period during which the Non-United States Holder held the old note. The Issuer does not believe that it is currently, and does not anticipate becoming, a United States real property holding corporation.

Accrued but Unpaid Interest

An exchanging Holder will receive cash on the Closing Date in an amount equal to the accrued but unpaid interest on its old notes as of such date. Such amount should be taxable to a Non-United States Holder in a manner consistent with that described under the heading “— Consequences of Holding Series A Notes — Consequences if the Series A Notes are Treated as Debt.”

Additional Exchange Consideration

As discussed above, although it is not free from doubt, the Issuer intends to treat the additional exchange consideration as additional consideration received by a Holder in the Exchange Offer, in which case, the Issuer does not intend to withhold United States federal withholding tax from payments of additional exchange consideration made to Non-United States Holders.

Consequences of Holding Series B Notes and Shares

Distributions

Distributions on equity of the Issuer (including, for this purpose, amounts denominated as interest paid on the Series B Notes and Constructive Distributions as described below) that are paid out of the Issuer’s current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as dividends for United States federal income tax purposes. Dividends paid (or deemed paid) to a Non-United States Holder generally will be subject to withholding of United States federal income tax at a 30% rate unless an applicable income tax treaty reduces or eliminates such tax, and the Non-United States Holder claiming the benefit of such treaty timely provides to us or the paying agent proper IRS documentation. If a Non-United States Holder is eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty, such Non-United States Holder may obtain a refund of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

To the extent that the amount of any distribution paid with respect to any equity interest exceeds the Issuer’s current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital, which will be applied against and reduce (but not below zero) such Non-United States Holder’s adjusted tax basis in such interest and thereafter as capital gain from a sale or other disposition of such interest that is taxed to the holder as described above under the heading “— Exchange of Old Notes for Series A Notes, Series B Notes and Shares in the Exchange Offer.”

Sale, Exchange or Other Taxable Distribution of the Series B Notes or Shares

Subject to the discussion of backup withholding tax below, gain, if any, recognized on the sale, exchange, conversion or other disposition of Series B Notes or Shares will be treated in the same manner as described above under the heading “— Exchange of Old Notes for Series A Notes, Series B Notes and Shares in the Exchange Offer.”

Consequences of Holding Series A Notes

Consequences if the Series A Notes are Treated as Equity

If the Series A Notes are treated as equity for United States federal income tax purposes, then a Non-United States Holder will be subject to the same treatment with respect to such Series A Notes as is described above with respect to the Series B Notes.

Consequences if the Series A Notes are Treated as Debt

If the Series A Notes are treated as debt for United States federal income tax purposes, then, subject to the discussion of backup withholding tax below, stated interest paid on a Series A Note by the Issuer or any paying agent to a Non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exemption”, provided that:

•

the Non-United States Holder does not, actually or constructively, own 10% or more of the combined voting power of all classes of voting stock of the Issuer and is not a controlled foreign corporation related to the Issuer, actually or constructively;

•

the Non-United States Holder is not a bank that acquired the Series A Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) the Non-United States Holder provides to the Issuer or the paying agent an IRS Form W-8BEN (or a suitable substitute form), signed under penalties of perjury, that includes its name and address and that certifies its non-United States status in compliance with applicable law and regulations, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the Non-United States Holder provides a statement to the Issuer or the Issuer’s agent under penalties of perjury in which it certifies that an IRS Form W-8BEN (or a suitable substitute form) has been received by it from the Non-United States Holder or (c) the Non-United States Holder holds its Series A Notes through a “qualified intermediary” and the qualified intermediary provides us or the paying agent a properly executed IRS Form W-8IMY (or other applicable form) on behalf of itself together with any applicable underlying IRS forms sufficient to establish that the Non-United States Holder is not a United States person. This certification requirement may be satisfied with other documentary evidence in the case of a Series A Note held in an offshore account or through certain foreign intermediaries.

If a Non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such holder generally will be subject to United States withholding tax at the rate of 30%, unless the holder provides the Issuer or the Issuer’s agent with a properly executed IRS Form W-8BEN (or suitable substitute form) establishing an exemption from or reduction in the withholding tax under the benefit of an applicable tax treaty.

Subject to the discussion of back-up withholding tax below, gain, if any, recognized on the sale, exchange, conversion or other disposition of Series A Notes will be treated in the same manner as described above under the heading “— Exchange of Old Notes for Series A Notes, Series B Notes and Shares in the Exchange Offer.”

Constructive Distributions

As described above under the heading “— Consequences to United States Holders — Constructive Distributions,” certain possible adjustments provided in the Series A Notes and Series B Notes (including, without limitation, adjustments in respect of the Fundamental Change Make-Whole) may result in a constructive distribution with respect to their Series A Notes or Series B Notes. Any such constructive distribution would be taxed to Non-United States Holders as described above under the heading “— Consequences of Holding Series B Notes and Shares.” Non-United States holders should be aware that in the event of a constructive distribution, any applicable withholding tax may be deducted from subsequent payments of interest, distributions on equity or from Shares otherwise deliverable to the holder upon conversion of a Series A Note or Series B Note for Shares.

Notwithstanding the discussion above regarding sales, exchanges or other dispositions of Series A Notes, Series B Notes or Shares, such redemption or repayment may be treated as a distribution that would be treated as a dividend to the extent of the Issuer’s earnings and profits (as described above under the heading “— Consequences of Holding Series B Notes and Shares”) depending on the United States Holder’s remaining interest in the Issuer. Each Non-United States Holder should consult its own tax advisor regarding the possibility of a redemption or repayments of new notes being treated as a distribution.

New Legislation Affecting Taxation of Notes Held by or through Foreign Entities

The Foreign Account Tax Compliance Act (or “FATCA”), which was enacted in 2010, generally imposes a withholding tax of 30% on interest and dividend income on a debt obligation or stock paid after December 31, 2012 to (i) a foreign financial institution, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. The IRS has since released transitional guidance indicating that it will not apply this new withholding tax to (i) interest income with respect to debt obligations that is paid on or before December 31, 2013 or (ii) the gross proceeds of a debt obligation paid on or before December 31, 2014. This legislation generally does not apply to a debt obligation outstanding on March 18, 2012, unless such debt obligation undergoes a “significant modification” (within the meaning of Section 1.1001-3 of the Treasury Regulations promulgated under the Code) after such date. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Series A Notes, Series B Notes and Shares.

Information Reporting and Backup Withholding

The amount of interest and dividends paid to a Non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the Non-United States Holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the Non-United States Holder is resident.

Provided that a Non-United States Holder has complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establishes an exemption, the Non-United States Holder generally will not be subject to backup withholding tax with respect to interest and dividend payments on, and the proceeds from the disposition of, a Series A Note, Series B Note or Shares, unless the Issuer or the Issuer’s paying agent knows or has reason to know that the holder is a United States person. Additional rules relating to information reporting requirements and backup withholding tax with respect to the payment of proceeds from the disposition (including a redemption or retirement) of a Series A Note, Series B Note or Share are as follows:

•

If the proceeds are paid to or through the United States office of a broker, a Non-United States Holder generally will be subject to backup withholding tax and information reporting unless the Non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-United States office of a broker that is a United States person or that has certain specified United States connections, a Non-United States Holder generally will be subject to information reporting (but generally not backup withholding tax) unless the Non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

•

If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have any of the specified United States connections, a Non-United States Holder generally will not be subject to backup withholding tax or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-United States Holder will be allowed as a credit against the Non-United States Holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Consequences to the Issuer

Cancellation of Indebtedness Income

The exchange of old notes for Series A Notes, Series B Notes and Shares pursuant to the Exchange Offer may result in cancellation of indebtedness (“COD”) income to the Issuer for United States federal income tax purposes, in an amount equal to the excess, if any, of the “adjusted issue price” of the exchanged old notes over the sum of (i) the fair market value of the Series B Notes and Shares exchanged therefor and (ii) either (x) if the Series A Notes are treated as debt for United States federal income tax purposes, the issue price of, or (y) if the Series A Notes are treated as equity for United States federal income tax purposes, the fair market value of, the Series A Notes exchanged therefor. In addition, the Issuer may recognize additional COD income in connection with the Refinancing.

Because the amount of COD income to be recognized by the Issuer depends in part on the fair market value and/or issue price of instruments to be issued on the Closing Date, the precise amount of COD income, if any, resulting from the exchange of old notes cannot be determined prior to the Closing Date. However, the Issuer generally anticipates that any COD income that it recognizes in the Exchange Offer and the Refinancing will be offset, at least in part, by its existing net operating losses (“NOLs”) and certain other tax attributes. To the extent that existing NOLs and other tax attributes of the Issuer are not sufficient to offset fully any COD income, the Issuer may incur a cash tax liability from such COD income.

Potential Limitations on Net Operating Loss Carryforwards and Other Tax Attributes

The transactions contemplated by the Exchange Offer are expected to result in an “ownership change” of the Issuer within the meaning of Section 382 of the Code. Under Section 382 of the Code, if a corporation or a consolidated group with NOLs, loss carryforwards or certain other tax attributes (a “Loss Corporation”) undergoes an “ownership change”, the Loss Corporation’s use of its pre-change NOLs, loss carryforwards and certain other tax attributes generally will be subject to an annual limitation in the post-change period.

To the extent the Issuer’s NOLs, loss carryforwards and other relevant tax attributes are not used to offset COD income as described above, the Issuer expects such tax attributes will be subject to the annual limitation imposed by Section 382 following the Closing Date. The amount of this annual limitation generally will equal the product of (i) the fair market value of the Issuer’s stock immediately before the ownership change (with certain adjustments) and (ii) the “long term tax exempt rate” in effect for the month in which the ownership change occurs. Any unused portion of the annual limitation may be carried forward to increase the annual limitation for the subsequent taxable year. The Issuer’s annual limitation in any year may also be adjusted as a result of gain recognized (or deemed recognized under applicable IRS authorities) in the five years following the ownership change. Accordingly, the impact of the ownership change on the Issuer will depend upon, among other things, the amount of its NOLs, loss carryforwards and other tax attributes remaining after taking into any COD income, the value of its stock at the time of the ownership change and the amount and timing of its future taxable income.

Alternative Minimum Tax

Notwithstanding the anticipated ability to utilize NOLs and other tax attributes of the Issuer to offset COD income for regular United States federal income tax purposes, the alternative minimum tax (“AMT”) provisions of the Code may nonetheless impose tax liability on the Issuer in the taxable year of the exchange.

Any AMT that a corporation pays generally is allowed as a nonrefundable credit against its regular United States federal income tax liability in future taxable years when it is no longer subject to the AMT.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes if the old notes were acquired as a result of market-making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the new notes or a combination of such methods of resale.

These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. An “underwriter” within the meaning of the Securities Act includes:

•	any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer; or

•	any broker or dealer that participates in a distribution of such new notes.

Any profit on any resale of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

Certain legal matters in connection with the exchange of the old notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York and Carlsmith Ball LLP, Honolulu, Hawaii.

EXPERTS

The consolidated financial statements of Horizon Lines, Inc. at December 26, 2010 and December 20, 2009, and for each of the three years in the period ended December 26, 2010 including the schedule of valuation and qualifying accounts appearing therein, and the effectiveness of Horizon Lines, Inc.’s internal control over financial reporting as of December 26, 2010 appearing in this Prospectus and Amendment No. 4 to the Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a tender offer statement on Schedule TO with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, with regard to the Exchange Offer described in this prospectus. The tender offer statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the tender offer statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10–K, quarterly reports on Form 10–Q and current reports on Form 8–K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.horizonlines.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

Horizon Lines, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	June 26, 2011	December 26, 2010
Assets
Current assets
Cash	$3,389	$2,751
Accounts receivable, net of allowance of $6,768 and $6,959 at June 26, 2011 and December 26, 2010 respectively	129,066	112,196
Prepaid vessel rent	4,131	4,076
Materials and supplies	35,665	29,413
Deferred tax asset	3,250	2,964
Assets held for sale	15,420	18,215
Assets of discontinued operations	1,367	6,883
Other current assets	13,162	7,406

Total current assets	205,450	183,904
Property and equipment, net	170,696	176,442
Goodwill	314,149	314,149
Intangible assets, net	74,910	80,824
Other long-term assets	29,756	30,438

Total assets	$794,961	$785,757

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$31,666	$43,413
Current portion of long-term debt, including capital lease	593,767	508,793
Accrued vessel rent	3,697	3,697
Liabilities of discontinued operations	579	3,699
Other accrued liabilities	111,041	108,499

Total current liabilities	740,750	668,101
Capital lease, net of current portion	6,661	7,530
Deferred rent	15,790	18,026
Deferred tax liability	5,222	4,775
Other long-term liabilities	25,030	47,533

Total liabilities	793,453	745,965

Stockholders’ equity
Preferred stock, $.01 par value, 30,500 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized, 34,707 shares issued and 30,907 shares outstanding as of June 26, 2011 and 34,546 shares issued and 30,746 shares outstanding as of December 26, 2010	347	345
Treasury stock, 3,800 shares at cost	(78,538)	(78,538)
Additional paid in capital	193,758	193,266
Accumulated deficit	(113,331)	(73,843)
Accumulated other comprehensive loss	(728)	(1,438)

Total stockholders’ equity	1,508	39,792

Total liabilities and stockholders’ equity	$794,961	$785,757

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Horizon Lines, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Quarters Ended		Six Months Ended
	June 26, 2011	June 20, 2010	June 26, 2011	June 20, 2010
Operating revenue	$307,527	$291,387	$592,881	$566,045
Operating expense:
Cost of services (excluding depreciation expense)	282,151	242,941	549,483	484,899
Depreciation and amortization	11,280	11,030	22,493	21,875
Amortization of vessel dry-docking	4,081	3,318	8,158	6,371
Selling, general and administrative	22,107	20,959	46,396	41,476
Legal settlement	(19,202)	—	(19,202)	—
Impairment charge	2,818	—	2,818	—
Miscellaneous (income) expense, net	(52)	(825)	437	(690)

Total operating expense	303,183	277,423	610,583	553,931
Operating income (loss)	4,344	13,964	(17,702)	12,114
Other expense:
Interest expense, net	12,910	9,846	23,626	19,676
Loss on modification of debt	11	—	630	—
Other expense, net	14	6	30	5

(Loss) income from continuing operations before income tax (benefit) expense	(8,591)	4,112	(41,988)	(7,567)
Income tax (benefit) expense	(1,585)	(13)	(1,671)	3

Net (loss) income from continuing operations	(7,006)	4,125	(40,317)	(7,570)
Net income (loss) from discontinued operations	1,590	(475)	830	(2,024)

Net (loss) income	$(5,416)	$3,650	$(39,487)	$(9,594)

Basic and diluted net (loss) income per share:
Continuing operations	$(0.22)	$0.14	$(1.30)	$(0.24)
Discontinued operations	0.05	(0.02)	0.03	(0.07)

Basic and diluted net (loss) income per share	$(0.17)	$0.12	$(1.27)	$(0.31)

Number of shares used in calculations:
Basic	31,018	30,595	30,971	30,431
Diluted	31,018	30,942	30,971	30,431
Dividends declared per common share	$—	$0.05	$—	$0.10

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Horizon Lines, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	June 26, 2011	December 26, 2010
Cash flows from operating activities:
Net loss from continuing operations	$(40,317)	$(7,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,332	11,716
Amortization of other intangible assets	10,161	10,159
Amortization of vessel dry-docking	8,158	6,371
Amortization of deferred financing costs	2,018	1,700
Impairment charge	2,818	—
Legal settlement	(19,202)	—
Loss on modification of debt	630	—
Deferred income taxes	161	44
Gain on equipment disposals	(368)	—
Gain on sale of interest in joint venture	—	(724)
Stock-based compensation	364	1,563
Accretion of interest on 4.25% convertible notes	5,764	5,313
Accretion of interest on legal settlement	284	—
Changes in operating assets and liabilities:
Accounts receivable	(19,280)	(5,750)
Materials and supplies	(6,251)	2,263
Other current assets	(5,755)	(1,226)
Accounts payable	(11,747)	(2,276)
Accrued liabilities	1,554	(6,137)
Vessel rent	(1,894)	(14,115)
Vessel dry-docking payments	(7,966)	(10,764)
Accrued legal settlements	(884)	—
Other assets/liabilities	(838)	322

Net cash used in operating activities	(70,258)	(9,111)

Cash flows from investing activities:
Purchases of property and equipment	(7,041)	(5,442)
Proceeds from the sale of property and equipment	1,402	234
Proceeds from the sale of interest in joint venture	—	1,100

Net cash used in investing activities	(5,639)	(4,108)

Cash flows from financing activities:
Payments on long-term debt	(9,375)	(9,375)
Borrowing under revolving credit facility	97,500	75,500
Payments on revolving credit facility	(9,000)	(45,500)
Payment of financing costs	(6,848)	—
Payments on capital lease obligations	(783)	—
Dividends to stockholders	—	(3,060)
Common stock issued under employee stock purchase plan	—	70

Net cash provided by financing activities	71,494	17,635

Net (decrease) increase in cash from continuing operations	(4,403)	4,416
Net increase (decrease) in cash from discontinued operations	5,041	(6,263)

Net increase (decrease) in cash	638	(1,847)
Cash at beginning of period	2,751	6,419

Cash at end of period	$3,389	$4,572

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HORIZON LINES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Organization

Horizon Lines, Inc. (the “Company”) operates as a holding company for Horizon Lines, LLC (“Horizon Lines”), a Delaware limited liability company, Horizon Logistics, LLC (“Horizon Logistics”), a Delaware limited liability company, Horizon Lines of Puerto Rico, Inc. (“HLPR”), a Delaware corporation, and Hawaii Stevedores, Inc. (“HSI”), a Hawaii corporation. Horizon Lines operates as a Jones Act container shipping business with primary service to ports within the continental United States, Puerto Rico, Alaska, and Hawaii. Horizon Lines also provides container shipping services to and from Guam and Micronesia. Under the Jones Act, all vessels transporting cargo between covered locations must, subject to limited exceptions, be built in the U.S., registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S.-organized companies that are controlled and 75% owned by U.S. citizens. Horizon Lines also offers terminal services and non-vessel operating common carrier (“NVOCC”) services through its subsidiary, Horizon Lines of Guam. In addition, on December 13, 2010, Horizon Lines commenced a weekly trans-Pacific liner service between Asia and the U.S. West Coast. HLPR operates as an agent for Horizon Lines in Puerto Rico and also provides terminal services in Puerto Rico. Prior to the divestiture of the third-party logistics operations, Horizon Logistics provided integrated logistics service offerings, including rail, trucking, warehousing, and distribution.

2.	Basis of Presentation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany items have been eliminated in consolidation. Certain prior period balances have been reclassified to conform to current period presentation.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for a reasonable period following the date of these financial statements. As discussed in more detail in Note 3, the Company does not expect to be in compliance with the revised debt covenants in its Senior Credit Facility upon the close of its third fiscal quarter of 2011, which raises substantial doubt that the Company will continue as a going concern.

During the six months ended June 26, 2011, the entire component comprising the third-party logistics operations was discontinued and former logistics customers will no longer be customers of the Company. As part of the divestiture, the Company has transitioned some of the operations and personnel to other logistics providers. As such, there will not be any future cash inflows received from these logistics customers and no cash outflows related to these operations. In addition, the Company is not expected to have any significant continuing involvement in the divested logistics operations. As a result, the logistics operations have been classified as discontinued operations in all periods presented.

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X, and accordingly, certain financial information has been condensed and certain footnote disclosures have been omitted. Such information and disclosures are normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 26, 2010. The Company uses a 52 or 53 week (every sixth or seventh year) fiscal year that ends on the Sunday before the last Friday in December.

The financial statements as of June 26, 2011 and the financial statements for the quarters and six months ended June 26, 2011 and June 20, 2010 are unaudited; however, in the opinion of management, such statements include all adjustments necessary for the fair presentation of the financial information included herein, which are of a normal recurring nature. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions and to use judgment that affects the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. Results of operations for interim periods are not necessarily indicative of results for the full year.

3.	Long-Term Debt

Long-term debt consists of the following (in thousands):

	June 26, 2011	December 26, 2010
Senior credit facility
Term loan	$84,375	$93,750
Revolving credit facility	188,500	100,000
4.25% convertible senior notes	319,178	313,414
Capital lease obligations	8,375	9,159

Total long-term debt	600,428	516,323
Less current portion	(593,767)	(508,793)

Long-term debt, net of current portion	$6,661	$7,530

The Company expects to experience a covenant breach under the Senior Credit Facility in connection with the amended financial covenants upon the close of the third fiscal quarter of 2011. Noncompliance with the financial covenants in the Senior Credit Facility constitutes an event of default, which, if not waived, could prevent the Company from borrowing under the Senior Credit Facility and could also result in acceleration of the maturity of the Senior Credit Facility. The indenture related to the Notes, as well as other of the Company’s material contracts, contain cross default provisions and certain acceleration clauses whereby if the maturity of the Senior Credit Facility is accelerated, maturity of the Notes can also be accelerated.

The Company anticipates working with its lenders and their advisors to obtain waivers and amendments or to refinance prior to any possible covenant noncompliance; however, the Company cannot provide assurance that it will be able to secure such amendments or a refinancing. As a result of these factors, the Company has classified its obligations under the Notes and the Senior Credit Facility as current liabilities in the accompanying Consolidated Balance Sheets as of June 26, 2011 and December 26, 2010. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern.

On March 22, 2011, the Court entered a judgment against the Company based on a plea agreement between the Company and the U.S. Department of Justice (the “DOJ”) whereby the Company was required to pay a fine of $45.0 million to resolve the investigation by the DOJ into its domestic ocean shipping business. On April 28, 2011, the Court amended the fine imposed on the Company by reducing the amount from $45.0 million to $15.0 million. As a result, no covenant default exists, or is expected to exist, under the indenture related to the 4.25% Convertible Senior Notes due 2012 (the “Notes”) with respect to the fine.

On June 1, 2011, the Company announced that it has entered into Restructuring Support Agreements, dated June 1, 2011 (the “Restructuring Agreements”) with certain holders of a majority of its Notes. The Restructuring Agreements relate to a refinancing of the Company’s outstanding indebtedness with such holders and a proposed asset-based revolving loan facility of up to $125.0 million, which remains under negotiation with a separate, third-party financial institution.

The Company has entered into amendments of the Restructuring Support Agreements on June 10, 2011, June 17, 2011, June 24, 2011, July 1, 2011, July 8, 2011, and July 22, 2011. The July 22, 2011 amendment extended the deadline by which the Company is required to receive subscription commitments from the holders.

The Company and the majority of the holders of the Notes continue to make significant progress in negotiations concerning certain substantive modifications to the recapitalization transaction announced on June 1, 2011, and the parties anticipate completing such negotiations and announcing a definitive transaction in the next several weeks. There is no assurance that negotiations will be successful.

Senior Credit Facility

On August 8, 2007, the Company entered into a credit agreement (the “Senior Credit Facility”) secured by substantially all of the owned assets of the Company. On June 11, 2009, the Senior Credit Facility was amended resulting in a reduction in the size of the revolving credit facility from $250.0 million to $225.0 million. On March 9, 2011, the Senior Credit Facility was amended to waive default conditions related to the settlement agreement with the DOJ. On June 24, 2011, the Senior Credit Facility was amended to modify the financial covenant ratios. The terms of the Senior Credit Facility also provide for a $5.0 million swingline subfacility and a $20.0 million letter of credit subfacility.

The June 2009 amendment to the Senior Credit Facility was intended to provide the Company the flexibility necessary to effect the settlement of the Puerto Rico class action litigation and to incur other antitrust related litigation expenses. The amendment revised the definition of Consolidated EBITDA by allowing for certain charges, including (i) the Puerto Rico settlement, or alternatively a DOJ fine, in an amount not to exceed $25 million and (ii) litigation expenses related to antitrust litigation matters in an amount not to exceed $25 million in the aggregate and $15 million over a 12-month period, to be added back to the calculation of Consolidated EBITDA. In addition, the Senior Credit Facility was amended to (i) increase the spread over LIBOR and Prime based rates by 150 bps, (ii) increase the range of fees on the unused portion of the commitment, (iii) eliminate the $150 million incremental facility, (iv) modify the definition of Consolidated EBITDA to eliminate the term “non-recurring charges”, and (v) incorporate other structural enhancements, including a step-down in the secured leverage ratio and further limitations on the ability to make certain restricted payments. As a result of the amendment to the Senior Credit Facility, the Company paid $3.5 million in financing costs and recorded a loss on modification of debt of $0.1 million.

The March 2011 amendment to the Senior Credit Facility (i) increased the senior secured leverage ratio from 2.75x to 3.50x for the fiscal quarters ending March 27, 2011 and June 26, 2011, and from 2.75x to 3.00x for the fiscal quarter ending September 25, 2011 (remaining at 2.75x for all fiscal quarters thereafter), (ii) decreased the interest coverage ratio minimum from 3.50x to 2.50x for the fiscal quarters ending March 27, 2011 and June 26, 2011, from 3.50x to 2.75x for the fiscal quarter ending September 25, 2011, and from 3.50x to 3.00x for the fiscal quarter ending December 25, 2011 (remaining at 3.50x for all fiscal quarters thereafter), (iii) increased the spread over LIBOR and Prime rates by 250 bps, and (iv) restricted cash dividends from being paid on any class of capital stock. The amendment also revised the definition of Consolidated EBITDA by allowing for certain charges, including (i) transaction costs incurred in connection with obtaining the credit agreement amendment, the efforts to get convertible bondholder waiver consent, and any other proposed refinancing costs that are not counted as interest expense or capitalized as deferred financing fees in an amount not to exceed $5.0 million and (ii) litigation expenses related to antitrust litigation matters in an amount not to exceed $28 million in the aggregate, to be added back to the calculation of Consolidated EBITDA.

The June 2011 amendment to the Senior Credit Facility (i) increased the senior secured leverage ratio from 3.50x to 6.25x for the fiscal quarter ending June 26, 2011 and (ii) decreased the interest coverage ratio minimum from 2.50x to 1.50x for the fiscal quarter ending June 26, 2011.

As a result of the amendments to the Senior Credit Facility and efforts to refinance the Company’s existing debt, the Company paid $6.3 million in financing costs and recorded a loss on modification of debt of $0.6 million during 2011.

The Company made quarterly principal payments on the term loan of approximately $1.6 million from December 31, 2007 through September 30, 2009. Effective December 31, 2009, quarterly payments increased to

$4.7 million through September 30, 2011, at which point quarterly payments will increase to $18.8 million until final maturity on August 8, 2012. Final maturity of the Senior Credit Facility could accelerate to February 15, 2012 unless the Notes are refinanced, or arrangements for the refinance of the Notes have been made, in each case on terms and conditions reasonably satisfactory to the Administrative Agent of the Senior Credit Facility. The interest rate payable under the Senior Credit Facility varies depending on the types of advances or loans the Company selects. Borrowings under the Senior Credit Facility bear interest primarily at LIBOR-based rates plus a spread which ranges from 5.25% to 6.0% (LIBOR plus 6.0% as of June 26, 2011) depending on the Company’s ratio of total secured debt to EBITDA (as defined in the Senior Credit Facility). The Company also has the option to borrow at Prime plus a spread which ranges from 4.25% to 5.0% (Prime plus 5.0% as of June 26, 2011). The weighted average interest rate under the Senior Credit Facility at June 26, 2011 was approximately 7.2%, which includes the impact of the interest rate swap (as defined below). The Company also pays a variable commitment fee on the unused portion of the commitment, ranging from 0.375% to 0.50% (0.50% as of June 26, 2011).

The Senior Credit Facility contains customary covenants, including two financial covenants with respect to the Company’s leverage ratio and interest coverage ratio and covenants that limit distribution of dividends and stock repurchases. It also contains customary events of default, subject to grace periods. The Company was in compliance with all such covenants as of June 26, 2011. As of June 26, 2011, total unused borrowing capacity under the revolving credit facility was $17.9 million, after taking into account $188.5 million outstanding under the revolver and $18.6 million utilized for outstanding letters of credit.

The Company has agreed that in the event its cash balance exceeds $17.5 million, the Company will not request borrowing under the Senior Credit Facility and, if such cash balance is in excess of that amount for more than three consecutive business days, to reduce borrowing under the Senior Credit Facility by the amount of the excess.

Derivative Instruments

On March 31, 2008, the Company entered into an Interest Rate Swap Agreement (the “swap”) with Wachovia Bank, National Association, a current subsidiary of Wells Fargo & Co., (“Wachovia”) in the notional amount of $121.9 million. The swap expires on August 8, 2012. Under the swap, the Company and Wachovia have agreed to exchange interest payments on the notional amount on the last business day of each calendar quarter. The Company has agreed to pay a 3.02% fixed interest rate, and Wachovia has agreed to pay a floating interest rate equal to the three-month LIBOR rate. The critical terms of the swap agreement and the term loan are the same, including the notional amounts, interest rate reset dates, maturity dates and underlying market indices. The purpose of entering into this swap is to protect the Company against the risk of rising interest rates by effectively fixing the base interest rate payable related to its term loan. Interest rate differentials paid or received under the swap are recognized as adjustments to interest expense. The Company does not hold or issue interest rate swap agreements for trading purposes. In the event that the counter-party fails to meet the terms of the interest rate swap agreement, the Company’s exposure is limited to the interest rate differential.

The swap has been designated as a cash flow hedge of the variability of the cash flows due to changes in LIBOR and has been deemed to be highly effective. Accordingly, the Company records the fair value of the swap as an asset or liability on its consolidated balance sheet, and any unrealized gain or loss is included in accumulated other comprehensive loss. As of June 26, 2011, the Company recorded a liability of $2.3 million, which is included in other accrued liabilities in the accompanying condensed consolidated balance sheet. The liability of $2.3 million has been classified as current in order to conform to the classification of the underlying term loan debt. The Company recorded $20 thousand and $0.2 million in other comprehensive loss for the quarters ended June 26, 2011 and June 20, 2010, respectively, and $0.5 million in other comprehensive loss for each of the six months ended June 26, 2011 and June 20, 2010. No hedge ineffectiveness was recorded during the quarters and six months ended June 26, 2011 and June 20, 2010. If the hedge was deemed ineffective, or extinguished by either counterparty, any accumulated gains or losses remaining in other comprehensive loss would be fully recorded in interest expense during the period.

4.25% Convertible Senior Notes

On August 8, 2007, the Company issued $330.0 million aggregate principal amount of 4.25% Convertible Senior Notes due 2012. The Notes are general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future obligations that are unsecured and unsubordinated. The Notes bear interest at the rate of 4.25% per annum, which is payable in cash semi-annually on February 15 and August 15 of each year. The Notes mature on August 15, 2012, unless earlier converted, redeemed or repurchased in accordance with their terms prior to August 15, 2012. Holders of the Notes may require the Company to repurchase the Notes for cash at any time before August 15, 2012 if certain fundamental changes occur.

Each $1,000 of principal of the Notes will initially be convertible into 26.9339 shares of the Company’s common stock, which is the equivalent of $37.13 per share, subject to adjustment upon the occurrence of specified events set forth under the terms of the Notes. Upon conversion, the Company would pay the holder the cash value of the applicable number of shares of its common stock, up to the principal amount of the note. Amounts in excess of the principal amount, if any, may be paid in cash or in stock, at the Company’s option. Holders may convert their Notes into the Company’s common stock as follows:

•

Prior to May 15, 2012, if during any calendar quarter, and only during such calendar quarter, the last reported sale price of the Company’s common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter;

•

During any five business day period prior to May 15, 2012, immediately after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock on such date and the conversion rate on such date;

•

If, at any time, a change in control occurs or if the Company is a party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of its assets, pursuant to which the Company’s common stock would be converted into cash, securities or other assets; or

•	At any time after May 15, 2012 through the fourth scheduled trading day immediately preceding August 15, 2012.

Holders who convert their Notes in connection with a change in control may be entitled to a make-whole premium in the form of an increase in the conversion rate. In addition, upon a change in control, liquidation, dissolution or de-listing, the holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes for 100% of the principal amount plus accrued and unpaid interest. As of June 26, 2011, none of the conditions allowing holders of the Notes to convert or requiring the Company to repurchase the Notes had been met. The Company may not redeem the Notes prior to maturity.

Concurrent with the issuance of the Notes, the Company entered into note hedge transactions with certain financial institutions whereby if the Company is required to issue shares of its common stock upon conversion of the Notes, the Company has the option to receive up to 8.9 million shares of its common stock when the price of the Company’s common stock is between $37.13 and $51.41 per share upon conversion, and the Company sold warrants to the same financial institutions whereby the financial institutions have the option to receive up to 17.8 million shares of the Company’s common stock when the price of the Company’s common stock exceeds $51.41 per share upon conversion. The separate note hedge and warrant transactions were structured to reduce the potential future share dilution associated with the conversion of Notes. The cost of the note hedge transactions to the Company was approximately $52.5 million, $33.4 million net of tax, and was accounted for as an equity transaction. The Company received proceeds of $11.9 million related to the sale of the warrants, which was also classified as equity.

The Notes and the warrants sold in connection with the hedge transactions will have no impact on diluted earnings per share until the price of the Company’s common stock exceeds the conversion price (initially $37.13 per share) because the principal amount of the Notes will be settled in cash upon conversion. Prior to conversion of the Notes or exercise of the warrants, the Company will include the effect of the additional shares that may be issued if its common stock price exceeds the conversion price, using the treasury stock method. The call options purchased as part of the note hedge transactions are anti-dilutive and therefore will have no impact on earnings per share.

Fair Value of Financial Instruments

The estimated fair values of the Company’s debt as of June 26, 2011 and December 26, 2010 were $556.7 million and $498.0 million, respectively. The fair value of the Notes is based on quoted market prices. The fair value of the other long-term debt approximates carrying value.

4.	Restructuring

In an effort to continue to effectively manage costs, during the fourth quarter of 2010, the Company initiated a plan to reduce its non-union workforce by at least 10%, or approximately 65 positions. The Company substantially completed the workforce reduction initiative on January 31, 2011 by eliminating a total of 64 positions, including 35 existing and 29 open positions.

The following table presents the restructuring reserves at June 26, 2011, as well as activity during the year (in thousands):

	Balance at December 26, 2010	Payments	Adjustments	Balance at June 26
Personnel related costs	$2,032	$(1,079)	$—	$953
Other associated costs	10	(10)	—	—

Total	$2,042	$(1,089)	$—	$953

In the consolidated balance sheet as of June 26, 2011, the reserve for restructuring costs is recorded in other accrued liabilities.

5.	Discontinued Operations

During the six months ended June 26, 2011, the entire component comprising the third-party logistics operations was discontinued and former logistics customers will no longer be customers of the Company. As part of the divestiture, the Company has transitioned some of the operations and personnel to other logistics providers. As such, there will not be any future cash inflows received from these logistics customers and no cash outflows related to these operations. In addition, the Company is not expected to have any significant continuing involvement in the divested logistics operations.

During the year ended December 26, 2010, the Company recorded a $5.0 million valuation allowance to adjust the carrying value of the net assets of its discontinued operations to the estimated fair value less costs to sell. As a result of better than expected cash collections of the accounts receivable, the Company reduced the valuation allowance against the net assets of its discontinued operations by $2.6 million during the quarter ended June 26, 2011.

The following table includes the major classes of assets that have been presented as Assets of discontinued operations and Liabilities of discontinued operations in the Consolidated Balance Sheets (in thousands):

	June 26, 2011	December 26, 2010
Accounts receivable, net of allowance	$2,645	$10,319
Property and equipment, net	—	721
Deferred tax asset	114	648
Other assets	182	178

Subtotal	2,941	11,866
Valuation allowance	(1,574)	(4,983)

Total current assets of discontinued operations	$1,367	$6,883

	June 26, 2011	December 26, 2010
Accounts payable	$223	$890
Other accrued liabilities	356	2,809

Total current liabilities of discontinued operations	$579	$3,699

The following table presents summarized financial information for the discontinued operations included in the Consolidated Statements of Operations (in thousands):

	Three Months Ended		Six Months Ended
	June 26, 2011	June 20, 2010	June 26, 2011	June 20, 2010
Operating revenue	$3,099	$14,274	$13,683	$25,748
Operating income (loss)	2,145	(479)	1,365	(2,068)
Net income (loss)	1,590	(475)	830	(2,024)

The following table presents summarized cash flow information for the discontinued operations included in the Consolidated Statements of Cash Flows (in thousands):

	Three Months Ended		Six Months Ended
	June 26, 2011	June 20, 2010	June 26, 2011	June 20, 2010
Cash provided by (used in) operating activities	$4,507	$(4,622)	$5,098	$(6,128)
Cash used in investing activities	—	(74)	(57)	(135)

Net increase (decrease) in cash from discontinued operations	$4,507	$(4,696)	$5,041	$(6,263)

6.	Assets Held for Sale and Impairment Charge

Assets held for sale as of June 26, 2011 and December 26, 2010 includes payments for three new cranes which are not yet placed into service. These cranes were initially purchased for use in the Company’s Anchorage, Alaska terminal and were expected to be installed and become fully operational in December 2010. However, the Port of Anchorage Intermodal Expansion Project is encountering delays that could continue until 2014 or beyond. As such, the Company is currently marketing these cranes for sale and expects to complete the sale within one year. As a result of the reclassification to assets held for sale during the quarter ended June 26, 2011, the Company recorded an impairment charge of $2.8 million to write down the carrying value of the cranes to their estimated fair value less costs to sell.

7.	Income Taxes

During the second quarter of 2009, the Company determined that it was unclear as to the timing of when it will generate sufficient taxable income to realize its deferred tax assets. Accordingly, the Company recorded a valuation allowance against its deferred tax assets. The valuation allowance is reviewed quarterly and will be maintained until sufficient positive evidence exists to support the reversal of the valuation allowance. In addition, until such time that the Company determines it is more likely than not that it will generate sufficient taxable income to realize its deferred tax assets, income tax benefits associated with future period losses will be fully reserved.

8.	Stock-Based Compensation

Stock-based compensation costs are measured at the grant date, based on the estimated fair value of the award, and are recognized as an expense in the income statement over the requisite service period. Compensation costs related to stock options, restricted shares, and vested shares granted under the Amended and Restated Equity Incentive Plan (the “Plan”), the 2009 Incentive Compensation Plan (the “2009 Plan”), and purchases under the Employee Stock Purchase Plan, as amended (“ESPP”) are recognized using the straight-line method, net of estimated forfeitures. Stock options and restricted shares granted to employees under the Plan and the 2009 Plan typically cliff vest and become fully exercisable on the third anniversary of the grant date, provided the employee who was granted such options/restricted shares is continuously employed by the Company or its subsidiaries through such date, and provided performance based criteria, if any, are met. In addition, recipients who retire from the Company and meet certain age and length of service criteria are typically entitled to proportionate vesting.

The following compensation costs are included within selling, general, and administrative expenses on the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Six Months Ended
	June 26, 2011	June 20, 2010	June 26, 2011	June 20, 2010
Stock options	$8	$44	$60	$321
Restricted stock / vested shares	35	874	234	1,157
Restricted stock units	39	—	39	—
ESPP	—	44	31	85

Total	$82	$962	$364	$1,563

Stock Options

The Company’s stock option plan provides for grants of stock options to key employees at prices not less than the fair market value of the Company’s common stock on the grant date. As of June 26, 2011, there was no unrecognized compensation costs related to stock options granted. A summary of stock option activity is presented below:

Options	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (000’s)
Outstanding at December 26, 2010	1,437,713	$15.78
Granted	—	—
Exercised	—	—
Forfeited	(10,000)	9.38
Expired	(19,926)	16.95

Outstanding at June 26, 2011	1,407,787	$15.81	5.28	$—

Vested and exercisable at June 26, 2011	1,407,787	$15.81	5.28	$—

Restricted Stock

A summary of the status of the Company’s restricted stock awards as of June 26, 2011 is presented below:

Restricted Shares	Number of Shares	Weighted- Average Fair Value at Grant Date
Nonvested at December 26, 2010	631,705	$5.64
Granted	83,565	3.59
Vested	(22,500)	14.63
Forfeited	(70,500)	7.50

Nonvested at June 26, 2011	622,270	$4.83

As of June 26, 2011, there was $1.2 million of unrecognized compensation expense related to all restricted stock awards, which is expected to be recognized over a weighted-average period of 1.4 years.

Restricted Stock Units

On June 2, 2011, the Company granted a total of 513,317 restricted stock units (“RSUs”) to all members of its Board of Directors including its interim President and Chief Executive Officer. The Company’s interim President and Chief Executive Officer received the grant of the RSUs in his capacity as a member of the Board of Directors. Each RSU has an economic value equal to a share of the Company’s Common Stock (excluding the right to receive dividends). The RSUs will vest June 2, 2012, subject to continued service on the Board of Directors through that date. The RSUs will be settled in cash once the grantee ceases to serve on the Company’s Board of Directors. In accordance with the award provisions, the compensation expense recorded in the Company’s Condensed Statement of Operations reflects the straight-line amortized fair value based on the period end closing price. Based on the value of the Company’s Common Stock on June 26, 2011, there was $0.5 million of unrecognized compensation expense related to the RSUs, which is expected to be recognized over a period of 11 months.

Employee Stock Purchase Plan

Effective April 1, 2011, the Company temporarily suspended the ESPP. There will be no stock-based compensation expense recognized in connection with the ESPP until such time the ESPP is reinstated.

9.	Net (Loss) Income per Common Share

Basic net (loss) income per share is computed by dividing net (loss) income by the weighted daily average number of shares of common stock outstanding during the period. Diluted net loss per share is based upon the weighted daily average number of shares of common stock outstanding for the period plus dilutive potential shares of common stock, including stock options, using the treasury-stock method.

Net (loss) income per share is as follows (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 26, 2011	June 20, 2010	June 26, 2011	June 20, 2010
Numerator:
Net (loss) income from continuing operations	$(7,006)	$4,125	$(40,317)	$(7,570)
Net income (loss) from discontinued operations	1,590	(475)	830	(2,024)

Net (loss) income	$(5,416)	$3,650	$(39,487)	$(9,594)

Denominator:
Denominator for basic net (loss) income per common share:
Weighted average shares outstanding	31,018	30,595	30,971	30,431

Effect of dilutive securities:
Stock-based compensation	—	347	—	—

Denominator for diluted net (loss) income per common share	31,018	30,942	30,971	30,431

Basic and diluted net (loss) income per common share
From continuing operations	$(0.22)	$0.14	$(1.30)	$(0.24)
From discontinued operations	0.05	(0.02)	0.03	(0.07)

Basic and diluted net (loss) income per common share	$(0.17)	$0.12	$(1.27)	$(0.31)

Certain of the Company’s unvested stock-based awards contain non-forfeitable rights to dividends. As a result, a total of 121,615 and 118,737 shares have been included in the denominator for basic net (loss) income per share for these participating securities during the quarters ended June 26, 2011 and June 20, 2010, respectively, and 137,873 and 122,458 shares have been included in the denominator for basic net (loss) income per share for these participating securities during the six months ended June 26, 2011 and June 20, 2010, respectively. In addition, a total of 3,092 shares have been excluded from the denominator during the quarter ended June 26, 2011, and a total of 46,463 and 204,087 shares have been excluded from the denominator during the six months ended June 26, 2011 and June 20, 2010, respectively as the impact would be anti-dilutive.

10.	Comprehensive (Loss) Income

Comprehensive (loss) income is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 26, 2011	June 20, 2010	June 26, 2011	June 20, 2010
Net (loss) income	$(5,416)	$3,650	$(39,487)	$(9,594)
Change in fair value of interest rate swap	20	158	474	496
Amortization of pension and post-retirement benefit transition obligation	118	104	236	207

Comprehensive (loss) income	$(5,278)	$3,912	$(38,777)	$(8,891)

11.	Property and Equipment

Property and equipment consists of the following (in thousands):

	June 26, 2011	December 26, 2010
Vessels and vessel improvements	$155,269	$152,641
Containers	36,960	37,212
Chassis	14,947	14,524
Cranes	38,158	37,294
Machinery and equipment	32,977	29,756
Facilities and land improvements	26,578	26,368
Software	25,920	23,837
Construction in progress	4,404	7,635

Total property and equipment	335,213	329,267
Accumulated depreciation	(164,517)	(152,825)

Property and equipment, net	$170,696	$176,442

12.	Intangible Assets

Intangible assets consist of the following (in thousands):

	June 26, 2011	December 26, 2010
Customer contracts/relationships	$141,430	$141,430
Trademarks	63,800	63,800
Deferred financing costs	21,171	14,906

Total intangibles with definite lives	226,401	220,136
Accumulated amortization	(151,491)	(139,312)

Net intangibles with definite lives	74,910	80,824
Goodwill	314,149	314,149

Intangible assets, net	$389,059	$394,973

As discussed in Note 3, as result of the amendments of the Senior Credit Facility and efforts to refinance the Company’s existing debt, the Company paid $6.3 million in financing costs during the first six months of 2011.

13.	Other Accrued Liabilities

Other accrued liabilities consist of the following (in thousands):

	June 26, 2011	December 26, 2010
Vessel operations	$20,697	$20,147
Payroll and employee benefits	15,062	13,996
Marine operations	11,580	8,777
Terminal operations	9,712	11,863
Fuel	7,805	8,032
Interest	9,595	7,344
Legal settlements	11,833	12,767
Restructuring	953	1,853
Other liabilities	23,804	23,720

Total other accrued liabilities	$111,041	$108,499

Other accrued liabilities of $23.8 million as of June 26, 2011 includes $1.5 million related to the unpaid portion of a separation agreement with the Company’s former chief executive officer.

14.	Fair Value Measurement

U.S. accounting standards establish a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value. The three levels of inputs used to measure fair value are as follows:

Level 1:	observable inputs such as quoted prices in active markets

Level 2:	inputs other than the quoted prices in active markets that are observable either directly or indirectly

Level 3:	unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions

The Company measures the market value of its pension plan assets at the estimated market value. The fair value of the pension plan assets is determined by using quoted market prices in active markets.

On a recurring basis, the Company measures the interest rate swap at its estimated fair value. The fair value of the swap is determined using the market standard methodology of netting the discounted future fixed cash payments (or receipts) and the discounted expected variable cash receipts (or payments). The variable cash receipts (or payments) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The unrealized loss on the interest rate swap of $2.3 million is classified within level 2 of the fair value hierarchy.

No other assets or liabilities are measured at fair value under the hierarchy as of June 26, 2011.

15.	Pension and Post-retirement Benefit Plans

The Company provides pension and post-retirement benefit plans for certain of its union workers. Each of the plans is described in more detail below.

Pension Plans

The Company sponsors a defined benefit plan covering approximately 30 union employees as of June 26, 2011. The plan provides for retirement benefits based only upon years of service. Employees whose terms and conditions of employment are subject to or covered by the collective bargaining agreement between Horizon Lines and the International Longshore & Warehouse Union Local 142 are eligible to participate once they have completed one year of service. Contributions to the plan are based on the projected unit credit actuarial method and are limited to the amounts that are currently deductible for income tax purposes. The Company recorded net periodic benefit costs of $0.2 million during each of the quarters ended June 26, 2011 and June 20, 2010, and $0.4 million during each of the six months ended June 26, 2011 and June 20, 2010.

The HSI pension plan covering approximately 50 salaried employees was frozen to new entrants as of December 31, 2005. Contributions to the plan are based on the projected unit credit actuarial method and are limited to the amounts that are currently deductible for income tax purposes. The Company recorded net periodic benefit costs of $0.1 million during each of the quarters ended June 26, 2011 and June 20, 2010, and $0.2 million and $0.1 million during the six months ended June 26, 2011 and June 20, 2010, respectively.

The Company expects to make contributions to the above mentioned pension plans totaling $1.1 million during 2011.

Post-retirement Benefit Plans

In addition to providing pension benefits, the Company provides certain healthcare (both medical and dental) and life insurance benefits for eligible retired members (“post-retirement benefits”). For eligible employees hired on or before July 1, 1996, the healthcare plan provides for post-retirement health coverage for an employee who, immediately preceding his/her retirement date, was an active participant in the retirement plan and has attained age 55 as of his/her retirement date. For eligible employees hired after July 1, 1996, the plan provides post-retirement health coverage for an employee who, immediately preceding his/her retirement date, was an active participant in the retirement plan and has attained a combination of age and service totaling 75 years or more as of his/her retirement date. The Company recorded net periodic benefit costs related to the post-retirement benefits of $0.1 million during each of the quarters ended June 26, 2011 and June 20, 2010, and $0.2 million during each of the six months ended June 26, 2011 and June 20, 2010.

Effective June 25, 2007, the HSI plan provides for post-retirement medical, dental and life insurance benefits for salaried employees who had attained age 55 and completed 20 years of service as of December 31, 2005. Any salaried employee already receiving post-retirement medical coverage as of June 25, 2007 will continue to be covered by the plan. For eligible union employees hired on or before July 1, 1996, the healthcare plan provides for post-retirement medical coverage for an employee who, immediately preceding his/her retirement date, was an active participant in the retirement plan and has attained age 55 as of his/her retirement date. For eligible union employees hired after July 1, 1996, the plan provides post-retirement health coverage for an employee who, immediately preceding his/her retirement date, was an active participant in the retirement plan and has attained age 55 and has a combination of age and service totaling 75 years or more as of his/her retirement date. The Company recorded net periodic benefit costs of $0.1 million during each of the quarters ended June 26, 2011 and June 20, 2010, and $0.2 million during each of the six months ended June 26, 2011 and June 20, 2010.

Other Plans

Under collective bargaining agreements, the Company participates in a number of union-sponsored, multi-employer benefit plans. Payments to these plans are made as part of aggregate assessments generally based on hours worked, tonnage of cargo moved, or a combination thereof. Expense for these plans is recognized as contributions are funded. If the Company exits these markets, it may be required to pay a potential withdrawal liability if the plans are underfunded at the time of the withdrawal. Any adjustments would be recorded when it is probable that a liability exists and it is determined that markets will be exited.

16.	Commitments and Contingencies

Legal Proceedings

Antitrust Matters

On April 17, 2008, the Company received a grand jury subpoena and search warrant from the United States District Court for the Middle District of Florida seeking information regarding an investigation by the Antitrust Division of the DOJ into possible antitrust violations in the domestic ocean shipping business. On February 23, 2011, the Company entered into a plea agreement with the DOJ, and on March 22, 2011, the Court entered judgment accepting the Company’s plea agreement and imposed a fine of $45.0 million payable over five years without interest and placed the Company on probation until the fine payments are completed. On April 28, 2011, the Court reduced the fine from $45.0 million to $15.0 million payable over five years without interest. The first $1.0 million of the fine was paid on April 25, 2011 and the Company must make payments of $1.0 million on or before the first anniversary thereof, $2.0 million on or before the second anniversary, $3.0 million on or before the third anniversary and $4.0 million on or before each of the fourth and fifth anniversary. The plea agreement provides that the Company will not face additional charges relating to the Puerto Rico tradelane. In addition, the plea agreement provides that the Company will not face any additional charges in connection with the Alaska trade, and the DOJ has indicated that the Company is not a target or subject of any Hawaii or Guam aspects of its investigation.

As part of the court’s judgment, the Company was placed on probation for five years. The terms of the probation include that the Company: 1) file annual audited financial reports, 2) not commit a criminal act during the probation period, 3) report any material adverse legal or financial event, and 4) annually certify that it has an antitrust compliance program in place that satisfies the federal sentencing guidelines requirements, including antitrust education to key personnel.

Subsequent to the commencement of the DOJ investigation, fifty-eight purported class action lawsuits were filed against the Company and other domestic shipping carriers (the “Class Action Lawsuits”). Each of the Class Action Lawsuits purports to be on behalf of a class of individuals and entities who purchased domestic ocean shipping services directly from the various domestic ocean carriers. These complaints allege price-fixing in violation of the Sherman Act and seek treble monetary damages, costs, attorneys’ fees, and an injunction against the allegedly unlawful conduct. The Class Action Lawsuits were filed in the following federal district courts: eight in the Southern District of Florida, five in the Middle District of Florida, nineteen in the District of Puerto Rico, twelve in the Northern District of California, three in the Central District of California, one in the District of Oregon, eight in the Western District of Washington, one in the District of Hawaii, and one in the District of Alaska.

Thirty-two of the Class Action Lawsuits relate to ocean shipping services in the Puerto Rico tradelane and were consolidated into a single multidistrict litigation (“MDL”) proceeding in the District of Puerto Rico. On June 11, 2009, the Company entered into a settlement agreement with the named plaintiff class representatives in the Puerto Rico MDL. Under the settlement agreement, the Company has agreed to pay $20.0 million and to provide a base-rate freeze as described below to resolve claims for alleged antitrust violations in the Puerto Rico tradelane.

The base-rate freeze component of the settlement agreement provides that class members who have contracts in the Puerto Rico trade with the Company as of the effective date of the settlement would have the option, in lieu of receiving cash, to have their “base rates” frozen for a period of two years. The base-rate freeze would run for two years from the expiration of the contract in effect on the effective date of the settlement. All class members would be eligible to share in the $20.0 million cash component, but only the Company’s contract customers would be eligible to elect the base-rate freeze in lieu of receiving cash.

On July 8, 2009, the plaintiffs filed a motion for preliminary approval of the settlement in the Puerto Rico MDL, and the Court granted preliminary approval of the settlement on July 12, 2010. The settlement is subject to final approval by the Court. The Company has paid $10.0 million into an escrow account and the settlement agreement provides that the Company was required to pay the remaining $10.0 million after final approval of the settlement agreement by the Court. However, on April 26, 2011, the plaintiffs advised the Company that they would not object to the Company paying the remainder of the $10 million due under the settlement agreement in one payment of $5.0 million within 30 days after final approval of the settlement agreement and a second payment of $5.0 million within 60 days after final approval of the settlement agreement.

Some class members have elected to opt-out of the settlement, and the customers that have elected to opt-out of the settlement and customers not part of the settlement class may file lawsuits containing allegations similar to those made in the Puerto Rico MDL and seek the same type of damages under the Sherman Act as sought in the Puerto Rico MDL. The Company is not able to determine whether or not any actions will be brought against it or whether or not a negative outcome would be probable if brought against the Company, or a reasonable range for any such outcome, and has made no provisions for any potential proceedings in the accompanying financial statements. Given the volume of commerce involved in the Puerto Rico shipping business, an adverse ruling in a potential civil antitrust proceeding could subject the Company to substantial civil damages given the treble damages provisions of the Sherman Act.

In addition, the Company has actively engaged in discussions with a number of shippers in the Puerto Rico trade that have opted out of the MDL settlement. The Company has reached commercial agreements or is seeking to reach commercial agreements with certain of those shippers, with the condition that the shipper relinquishes any existing antitrust claims. In some cases, as part of the agreement, the Company has agreed to, or is seeking to agree to, future discounts which will be charged against operating revenue if and when the discount is earned and certain other conditions are met.

Twenty-five of the fifty-eight Class Action Lawsuits relate to ocean shipping services in the Hawaii and Guam tradelanes and were consolidated into a MDL proceeding in the Western District of Washington. On March 20, 2009, the Company filed a motion to dismiss the claims in the Hawaii and Guam MDL. On August 18, 2009, the United States District Court for the Western District of Washington entered an order dismissing, without prejudice, the Hawaii and Guam MDL. In dismissing the complaint, however, the plaintiffs were granted thirty days to amend their complaint. After several extensions, the plaintiffs filed an amended consolidated class action complaint on May 28, 2010. On July 12, 2010, the Company filed a motion to dismiss the plaintiffs’ amended complaint. The motion to dismiss the amended complaint was granted with prejudice on December 1, 2010. The plaintiffs appealed the Court’s decision to dismiss the amended complaint with the United States Court of Appeals for the Ninth Circuit and the appeal has been briefed by the parties. Oral argument has been set for September 1, 2011. The Company intends to vigorously defend against this purported class action lawsuit.

One district court case remains in the District of Alaska, relating to the Alaska tradelane. The Company and the class plaintiffs have agreed to stay the Alaska litigation, and the Company intends to vigorously defend against the purported class action lawsuit in Alaska.

In addition, on July 9, 2008, a complaint was filed by Caribbean Shipping Services, Inc. in the Circuit Court, 4th Judicial Circuit in and for Duval County, Florida, against the Company and other domestic shipping carriers alleging price-fixing in violation of the Florida Antitrust Act and the Florida Deceptive and Unlawful Trade Practices Act. The complaint seeks treble damages, injunctive relief, costs and attorneys’ fees. The case is not brought as a class action. On October 27, 2008, the Company filed a motion to dismiss. The motion to dismiss is pending.

In February 2011, the Commonwealth of Puerto Rico filed a lawsuit against the Company seeking monetary damages in its own right and on behalf of a class of persons who allegedly paid inflated prices for goods imported to Puerto Rico as a result of alleged price-fixing by the defendants in violation of the Puerto Rico Monopolies and Restraint of Trade Act. In addition, two lawsuits have been filed against the Company as putative class-action lawsuits on behalf of indirect purchasers, one of which is pending in the Court of First Instance for the Commonwealth of Puerto Rico and the other is pending in the United States District Court for the District of Puerto Rico.

On March 31, 2011, the Company entered into a settlement agreement with the Commonwealth of Puerto Rico and the named plaintiffs, individually and representing the indirect purchasers, to resolve claims relating to the Puerto Rico trade. The settlement agreement was entered into by the parties pursuant to a Memorandum of Understanding, dated February 22, 2011.

Under the settlement agreement, the plaintiffs and the Commonwealth of Puerto Rico agreed to settle claims alleged in the three lawsuits filed against the Company and the other defendants. Pursuant to the Settlement Agreement, each of the defendants will pay a one-third share of the total settlement amount of $5.3 million. Accordingly, the Company has agreed to pay $1.8 million as its share of the settlement amount. If the settlement agreement is finally approved, the settling defendants will receive a full release from the named plaintiffs, from the members of the settlement class, and from the Commonwealth of Puerto Rico in its own right and as parens patriae. The court granted preliminary approval of the settlement agreement on April 26, 2011. The Court granted final approval to the settlement agreement on July 19, 2011 and the Company made the final settlement payment on July 29, 2011.

On December 31, 2008, a securities class action lawsuit was filed against the Company by the City of Roseville Employees’ Retirement System in the United States District Court for the District of Delaware. The complaint purported to be on behalf of purchasers of the Company’s common stock. The complaint alleged, among other things, that the Company made material misstatements and omissions in connection with alleged price-fixing in the Company’s shipping business in Puerto Rico in violation of antitrust laws. The Company filed a motion to dismiss, and the Court granted the motion to dismiss on November 13, 2009 with leave to file an amended complaint. The plaintiff filed an amended complaint on December 23, 2009, and the Company filed a motion to dismiss the amended complaint on February 12, 2010. The Company’s motion to dismiss the amended complaint was granted with prejudice on May 18, 2010. On June 15, 2010, the plaintiff appealed the Court’s decision to dismiss the amended complaint. The Company filed its opposition brief with the Court of Appeals on December 22, 2010 and the plaintiffs filed their reply brief on February 2, 2011. Oral argument was held on June 23, 2011.

Through June 26, 2011, the Company has incurred approximately $31.3 million in legal and professional fees associated with the DOJ investigation, the antitrust related litigation, and other related legal proceedings.

Environmental Matters

The Company is subject to numerous laws and regulations relating to environmental matters and related record keeping and reporting. The Company has been advised that the U.S. Coast Guard and the offices of the U.S. Attorney for the Northern and Central Districts of California are investigating matters involving two of the Company’s vessels. The Company is fully and proactively cooperating with these investigations. During the year ended December 26, 2010, the Company recorded a provision in its Consolidated Statement of Operations of $0.5 million related to these contingencies. During the quarter ended June 26, 2011, the Company recorded an additional $1.0 million for a total of $1.5 million, which represents the Company’s best estimate of the potential liability. It is possible that the outcome of the investigation could result in a fine greater than $1.5 million or other actions against the Company that could have an adverse effect on the Company’s business and operations.

In the ordinary course of business, from time to time, the Company and its subsidiaries become involved in various legal proceedings. These relate primarily to claims for loss or damage to cargo, employees’ personal injury claims, and claims for loss or damage to the person or property of third parties. The Company and its subsidiaries generally maintain insurance, subject to customary deductibles or self-retention amounts, and/or reserves to cover these types of claims. The Company and its subsidiaries also, from time to time, become involved in routine employment-related disputes and disputes with parties with which they have contractual relations.

SFL Agreements

In April 2006, the Company completed a series of agreements with Ship Finance International Limited and certain of its subsidiaries (“SFL”) to charter five non-Jones Act qualified container vessels. The bareboat charter for each vessel is a “hell or high water” charter, and the obligation of the Company to pay charter hire thereunder for the vessel is absolute and unconditional. The aggregate annual charter hire for the five vessels is approximately $32.0 million. Under the charters, the Company is responsible for crewing, insuring, maintaining, and repairing each vessel and for all other operating costs with respect to each vessel. The term of each of the bareboat charters is twelve years from the date of delivery of the related vessel, with a three year renewal option exercisable by the Company. In addition, the Company has the option to purchase all of the vessels following the five, eight, twelve, and, if applicable, fifteen year anniversaries of the date of delivery at pre-agreed purchase prices. If the Company elects to purchase all of the vessels after the five or eight year anniversary date, it will have the right to assume the outstanding debt related to each purchased vessel, and the amount of the debt so assumed will be credited against the purchase price paid for the vessels. If the Company elects not to purchase the vessels at the end of the initial twelve-year period and SFL sells the vessels for less than a specified amount, the Company is responsible for paying the amount of such shortfall, which shall not exceed $3.8 million per vessel. If the vessels are to be sold by SFL to an affiliated party for less than a different specified amount, the Company has the right to purchase the new vessels for that different specified amount.

The Company has an interest in the variable interest entities (“VIE”) created in conjunction with the SFL transactions. However, based on a qualitative assessment as of June 26, 2011, the Company has determined it is not the primary beneficiary of the VIEs. The Company’s power to direct activities that most significantly impact the VIEs’ economic performance is limited to the maintenance and repair of the vessels. The Company’s maintenance and repair activities are performed primarily to conform to the requirements of the U.S. Coast Guard and to maintain the vessels’ on-time departure and arrival schedules. The Company’s obligation to absorb losses related to the residual guarantee or receive benefits related to the pre-agreed purchase price at the end of the twelve-year period are not considered to be significant to the cash flows of the VIE.

Certain contractual obligations and off-balance sheet obligations arising from this transaction include the annual operating lease obligations and the residual guarantee. The Company is accounting for the leases as operating leases. The residual guarantee is recorded at its fair value of approximately $0.3 million as a liability on the Company’s consolidated balance sheets as of June 26, 2011 and December 26, 2010.

Standby Letters of Credit

The Company has standby letters of credit primarily related to its property and casualty insurance programs. On June 26, 2011 and December 26, 2010, amounts outstanding on these letters of credit totaled $18.6 million and $11.3 million, respectively.

17.	Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting for fair value measurements and disclosures. This amendment details additional disclosures on fair value measurements, requires a gross presentation of activities within a Level 3 roll-forward, and adds a new requirement to disclose transfers in and out of Level 1 and Level 2 measurements. The new disclosures are required of all entities that are required to provide disclosures about recurring and nonrecurring fair value measurements. This amendment is effective in the first interim or reporting period beginning after December 15, 2009, with an exception for the gross presentation of Level 3 roll-forward information, which is required for annual reporting periods beginning after December 15, 2010, and for interim reporting periods within those years. The adoption of the provisions of this amendment required in the first interim period after December 15, 2009 did not have a material impact on the Company’s financial statement disclosures. In addition, the adoption of the provisions of this amendment during the quarter ended March 27, 2011 did not have a material impact on the Company’s financial statement disclosures.

18.	Subsequent Events

The Company has evaluated subsequent events and transactions for potential recognition or disclosure through such time these statements were filed with the Securities and Exchange Commission, and has determined there were no other items deemed to be reportable.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Horizon Lines, Inc.

We have audited the accompanying consolidated balance sheets of Horizon Lines, Inc. as of December 26, 2010 and December 20, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 26, 2010. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Horizon Lines, Inc. at December 26, 2010 and December 20, 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 26, 2010 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that Horizon Lines, Inc will continue as a going concern. As more fully described in Notes 1 and 3, there is uncertainty that Horizon Lines, Inc. will remain in compliance with certain debt covenants throughout 2011 and will be able to cure the acceleration clause contained in the convertible notes. These conditions and their impact on the Company’s liquidity raise substantial doubt about Horizon Lines Inc.’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Horizon Lines, Inc.’s internal control over financial reporting as of December 26, 2010, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 28, 2011 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 28, 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Horizon Lines, Inc.

We have audited Horizon Lines, Inc.’s internal control over financial reporting as of December 26, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Horizon Lines, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Horizon Lines, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 26, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Horizon Lines, Inc. as of December 26, 2010 and December 20, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 26, 2010 and our report dated March 28, 2011 expressed an unqualified opinion thereon that included an explanatory paragraph regarding Horizon Lines Inc.’s ability to continue as a going concern.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 28, 2011

Horizon Lines, Inc.

Consolidated Balance Sheets

	December 26, 2010	December 20, 2009
	(In thousands, per share except data)
ASSETS
Current assets:
Cash	$2,751	$6,419
Accounts receivable, net of allowance	111,887	115,069
Prepaid vessel rent	4,076	4,580
Materials and supplies	29,413	30,254
Deferred tax asset	2,964	3,227
Assets of discontinued operations	7,192	13,228
Other current assets	7,406	9,024

Total current assets	165,689	181,801
Property and equipment, net	194,657	192,624
Goodwill	314,149	314,149
Intangible assets, net	80,824	104,859
Other long-term assets	30,438	25,678

Total assets	$785,757	$819,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,413	$42,372
Current portion of long-term debt, including capital lease	508,793	18,750
Accrued vessel rent	3,697	4,339
Liabilities of discontinued operations	3,699	6,599
Other accrued liabilities	108,499	104,759

Total current liabilities	668,101	176,819
Long-term debt, including capital lease, net of current portion	7,530	496,105
Deferred rent	18,026	22,585
Deferred tax liability	4,775	4,849
Other long-term liabilities	47,533	17,475

Total liabilities	745,965	717,833

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 30,500 authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized, 34,546 shares issued and 30,746 shares outstanding at December 26, 2010 and 34,091 shares issued and 30,291 shares outstanding at December 20, 2009	345	341
Treasury stock, 3,800 shares at cost	(78,538)	(78,538)
Additional paid in capital	193,266	196,900
Accumulated deficit	(73,843)	(15,874)
Accumulated other comprehensive loss	(1,438)	(1,551)

Total stockholders’ equity	39,792	101,278

Total liabilities and stockholders’ equity	$785,757	$819,111

The accompanying notes are an integral part of these consolidated financial statements.

Horizon Lines, Inc.

Consolidated Statements of Operations

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21 2008
	(In thousands, except per share amounts)
Operating revenue	$1,162,505	$1,124,215	$1,270,978
Operating expense:
Cost of services (excluding depreciation expense)	989,923	922,959	1,047,871
Depreciation and amortization	44,475	44,307	44,537
Amortization of vessel dry-docking	15,046	13,694	17,162
Selling, general and administrative	83,232	97,257	103,328
Legal settlements	31,770	20,000	—
Impairment charge	2,655	1,867	6,030
Restructuring charge	2,057	787	3,126
Miscellaneous (income) expense	(803)	1,056	2,862

Total operating expense	1,168,355	1,101,927	1,224,916

Operating (loss) income	(5,850)	22,288	46,062
Other expense (income):
Interest expense, net	40,117	38,036	39,923
Loss on modification of debt	—	50	—
Other expense (income), net	27	20	(61)

(Loss) income from continuing operations before income taxes	(45,994)	(15,818)	6,200
Income tax expense (benefit)	305	10,589	(4,153)

Net (loss) income from continuing operations	(46,299)	(26,407)	10,353
Loss from discontinued operations	(11,670)	(4,865)	(12,946)

Net loss	$(57,969)	$(31,272)	$(2,593)

Basic net (loss) income per share:
Continuing operations	$(1.50)	$(0.87)	$0.34
Discontinued operations	(0.38)	(0.16)	(0.43)

Basic net loss income per share	$(1.88)	$(1.03)	$(0.09)

Diluted net (loss) income per share:
Continuing operations	$(1.50)	$(0.87)	$0.34
Discontinued operations	(0.38)	(0.16)	(0.43)

Diluted net loss per share	$(1.88)	$(1.03)	$(0.09)

Number of shares used in calculations:
Basic	30,789	30,451	30,279
Diluted	30,789	30,451	30,523
Cash dividends declared per share	$0.20	$0.44	$0.44

The accompanying notes are an integral part of these consolidated financial statements.

Horizon Lines, Inc.

Consolidated Statements of Cash Flows

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
	(In thousands)
Cash flows from operating activities:
Net (loss) income from continuing operations	$(46,299)	$(26,407)	$10,353
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	23,777	24,002	24,232
Amortization of intangibles	20,698	20,305	20,305
Amortization of vessel dry-docking	15,046	13,694	17,162
Impairment charge	2,655	1,867	6,030
Restructuring charge	2,057	787	3,126
Amortization of deferred financing costs	3,412	2,947	2,693
Deferred income taxes	148	10,617	(4,153)
Gain on equipment disposals	(47)	(154)	(24)
Gain on sale of interest in joint venture	(724)	—	—
Loss on early modification/extinguishment of debt	—	50	—
Accretion on convertible notes	11,060	10,011	8,901
Stock-based compensation	2,122	3,096	3,651
Changes in operating assets and liabilities:
Accounts receivable, net	1,301	13,710	7,931
Materials and supplies	807	(6,739)	7,636
Other current assets	(1,148)	1,247	23
Accounts payable	1,041	910	1,434
Accrued liabilities	5,581	(767)	(5,653)
Vessel rent	(3,898)	(4,874)	(4,883)
Vessel dry-docking payments	(19,159)	(14,735)	(13,913)
Accrued legal settlements	26,770	15,000	—
Other assets/liabilities	(768)	(3,486)	3,506

Net cash provided by operating activities	44,432	61,081	88,357

Cash flows from investing activities:
Purchases of equipment	(16,298)	(12,931)	(38,639)
Proceeds from the sale of interest in joint venture	1,100	—	—
Proceeds from sale of equipment	454	1,237	500

Net cash used in investing activities	(14,744)	(11,694)	(38,139)

Cash flows from financing activities:
Borrowing under revolving credit facility	108,800	64,000	78,000
Payments on revolving credit facility	(108,800)	(84,000)	(80,000)
Payments of long-term debt	(18,750)	(7,968)	(6,538)
Dividend to stockholders	(6,281)	(13,397)	(13,273)
Payment of financing costs	(75)	(3,492)	(139)
Common stock issued under employee stock purchase plan	111	104	38
Payments on capital lease obligation	(124)	—	(81)
Purchase of treasury stock	—	—	(29,330)
Proceeds from exercise of stock options	—	—	13

Net cash used in financing activities	(25,119)	(44,753)	(51,310)

Net change in cash from continuing operations	4,569	4,634	(1,092)
Net change in cash from discontinued operations	(8,237)	(3,702)	303

Net change in cash	(3,688)	932	(789)
Cash at beginning of year	6,419	5,487	6,276

Cash at end of year	$2,751	$6,419	$5,487

The accompanying notes are an integral part of these consolidated financial statements.

Horizon Lines, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

	Common Shares	Common Stock	Treasury Stock	Additional Paid in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Stockholders’ Equity
	(In thousands)
Stockholders’ equity at December 23, 2007	31,502	$337	$(49,208)	$194,625	$37,960	$(305)	$183,409
Exercise of stock options	1	—	—	13	—	—	14
Vesting of restricted stock	15	—	—	(34)	—	—	(34)
Dividend to shareholders	—	—	—	—	(13,273)	—	(13,273)
Stock-based compensation	—	—	—	3,651	—	—	3,651
Stock issued under Employee Stock Purchase Plan	118	1	—	1,389	—	—	1,389
Common stock repurchases	(1,628)	—	(29,330)	—	—	—	(29,330)
Net income	—	—	—	—	3,059	—	3,059
Effects of the adoption of FSP APB 14-1	—	—	—	—	(5,652)	—	(5,652)
Unrecognized actuarial losses, net of tax	—	—	—	—	—	(4,095)	(4,095)
Fair value of interest rate swap, net of tax	—	—	—	—	—	(2,402)	(2,402)
Amortization of pension and post-retirement benefit transition obligation, net of tax	—	—	—	—	—	100	100

Comprehensive loss							(8,990)

Stockholders’ equity at December 21, 2008	30,008	$338	$(78,538)	$199,644	$22,094	$(6,702)	$136,836

Vesting of restricted stock	121	1	—	(178)	—	—	(177)
Dividend to shareholders	—	—	—	(6,701)	(6,696)	—	(13,397)
Stock-based compensation	—	—	—	3,582	—	—	3,582
Stock issued under Employee Stock Purchase Plan	162	2	—	553	—	—	555
Net loss	—	—	—	—	(31,272)	—	(31,272)
Unrecognized actuarial gains, net of tax	—	—	—	—	—	4,475	4,475
Fair value of interest rate swap, net of tax	—	—	—	—	—	229	229
Amortization of pension and post-retirement benefit transition obligation, net of tax	—	—	—	—	—	447	447

Comprehensive loss							(26,121)

Stockholders’ equity at December 20, 2009	30,291	$341	$(78,538)	$196,900	$(15,874)	$(1,551)	$101,278

Vesting of restricted stock	197	2	—	(3)	—	—	(1)
Dividend to shareholders	—	—	—	(6,448)	—	—	(6,448)
Stock-based compensation	—	—	—	2,122	—	—	2,122
Stock issued under Employee Stock Purchase Plan	258	2	—	695	—	—	697
Net loss	—	—	—	—	(57,969)	—	(57,969)
Unrecognized actuarial gains, net of tax	—	—	—	—	—	(1,442)	(1,442)
Fair value of interest rate swap, net of tax	—	—	—	—	—	1,141	1,141
Amortization of pension and post-retirement benefit transition obligation, net of tax	—	—	—	—	—	414	414

Comprehensive loss							(57,856)

Stockholders’ equity at December 26, 2010	30,746	$345	$(78,538)	$193,266	$(73,843)	$(1,438)	$39,792

The accompanying notes are an integral part of these consolidated financial statements.

HORIZON LINES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation and Operations

Horizon Lines, Inc. (the “Company”) operates as a holding company for Horizon Lines, LLC (“Horizon Lines”), a Delaware limited liability company and wholly-owned subsidiary, Horizon Logistics, LLC (“Horizon Logistics”), a Delaware limited liability company and wholly-owned subsidiary, Horizon Lines of Puerto Rico, Inc. (“HLPR”), a Delaware corporation and wholly-owned subsidiary, and Hawaii Stevedores, Inc. (“HSI”), a Hawaii corporation. Horizon Lines operates as a Jones Act container shipping business with primary service to ports within the continental United States, Puerto Rico, Alaska, Hawaii, and Guam. Under the Jones Act, all vessels transporting cargo between covered locations must, subject to limited exceptions, be built in the U.S., registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S.-organized companies that are controlled and 75% owned by U.S. citizens. Horizon Lines also offers terminal services. In addition, on December 13, 2010, Horizon Lines commenced a weekly trans-Pacific liner service between Asia and the U.S. West Coast. Horizon Logistics provides integrated logistics service offerings, including rail, trucking, warehousing, distribution, and non-vessel operating common carrier (“NVOCC”) services. HLPR operates as an agent for Horizon Lines in Puerto Rico and also provides terminal services in Puerto Rico.

The accompanying consolidated financial statements include the consolidated accounts of the Company and its majority owned subsidiaries and the related consolidated statements of operations, stockholders’ equity and cash flows. All significant intercompany accounts and transactions have been eliminated. Certain prior period balances have been reclassified to conform to current period presentation.

During the 4th quarter of 2010, the Company began a review of strategic alternatives for its logistics operations. It was determined that as a result of several factors, including: 1) the historical operating losses within the logistics operations, 2) the projected continuation of operating losses, and 3) focus on the recently commenced international shipping activities, the Company would begin exploring the sale of its logistics operations. It is expected the entire component comprising the logistics operations will be sold and that the current logistics customers will no longer be customers of the Company. As such, there will not be any future cash inflows received from these logistics customers and no cash outflows related to these operations. In addition, the Company does not expect to have any significant continuing involvement in the logistics operations after the sale is consummated. As a result, the logistics operations have been classified as discontinued operations.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for a reasonable period following the date of these financial statements. As discussed in more detail in Note 3, the Company expects to not be in compliance with its debt covenants throughout 2011, which raises substantial doubt about our ability to continue as a going concern.

2.	Significant Accounting Policies

Cash

Cash of the Company consists principally of cash held in banks and temporary investments having a maturity of three months or less at the date of acquisition.

Allowance for Doubtful Accounts and Revenue Adjustments

The Company maintains an allowance for doubtful accounts based upon the expected collectability of accounts receivable reflective of its historical collection experience. In circumstances in which management is aware of a specific customer’s inability to meet its financial obligation to the Company (for example, bankruptcy

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

filings, accounts turned over for collection or litigation), the Company records a specific reserve for the bad debts against amounts due. For all other customers, the Company recognizes reserves for these bad debts based on the length of time the receivables are past due and other customer specific factors including, type of service provided, geographic location and industry. The Company monitors its collection risk on an ongoing basis through the use of credit reporting agencies. Accounts are written off after all means of collection, including legal action, have been exhausted. The Company does not require collateral from its trade customers.

In addition, the Company maintains an allowance for revenue adjustments consisting of amounts reserved for billing rate changes that are not captured upon load initiation. These adjustments generally arise: (1) when the sales department contemporaneously grants small rate changes (“spot quotes”) to customers that differ from the standard rates in the system; (2) when freight requires dimensionalization or is reweighed resulting in a different required rate; (3) when billing errors occur; and (4) when data entry errors occur. When appropriate, permanent rate changes are initiated and reflected in the system. These revenue adjustments are recorded as a reduction to revenue. During 2010, average revenue adjustments per month were approximately $0.3 million, on average total revenue per month of approximately $96.9 million (less than 0.3% of monthly revenue). In order to estimate the allowance for revenue adjustments related to ending accounts receivable, the Company prepares an analysis that considers average total monthly revenue adjustments and the average lag for identifying and processing these revenue adjustments. Based on this analysis, the Company establishes an allowance for approximately 65-85 days (dependent upon experience in the last twelve months) of average revenue adjustments, adjusted for rebates and billing errors. The lag is periodically adjusted based on actual historical experience. Additionally, the average amount of revenue adjustments per month can vary in relation to the level of sales or based on other factors (such as personnel issues that could result in excessive manual errors or in excessive spot quotes being granted). Both of these significant assumptions are continually evaluated for validity.

The allowance for doubtful accounts and revenue adjustments approximated $7.0 million at both December 26, 2010 and December 20, 2009.

Materials and Supplies

Materials and supplies consist primarily of fuel inventory aboard vessels and inventory for maintenance of property and equipment. Fuel is carried at cost on the first in, first out (FIFO) basis, while all other materials and supplies are carried at average cost.

Property and Equipment

Property and equipment are stated at cost. Certain costs incurred in the development of internal-use software are capitalized. Routine maintenance, repairs, and removals other than vessel dry-dockings are charged to expense. Expenditures that materially increase values, change capacities or extend useful lives of the assets are capitalized. Depreciation and amortization is computed by the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the Company’s assets are as follows:

Buildings, chassis and cranes	25 years
Containers	15 years
Vessels	20-40 years
Software	3 years
Other	3-10 years

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When undiscounted future cash flows will not be sufficient to recover the carrying amount of an asset, the asset is written down to its fair value.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

Vessel Dry-docking

Vessels must undergo regular inspection, monitoring and maintenance, referred to as dry-docking, to maintain the required operating certificates. United States Coast Guard regulations generally require that vessels be dry-docked twice every five years. The costs of these scheduled dry-dockings are customarily capitalized and are then amortized over a 30-month period beginning with the accounting period following the vessel’s release from dry-dock, because dry-dockings enable the vessel to continue operating in compliance with U.S. Coast Guard requirements,.

The Company takes advantage of vessel dry-dockings to also perform normal repair and maintenance procedures on the vessels. These routine vessel maintenance and repair procedures are charged to expense as incurred. In addition, the Company will occasionally during a vessel dry-docking, replace vessel machinery or equipment and perform procedures that materially enhance capabilities of a vessel. In these circumstances, the expenditures are capitalized and depreciated over the estimated useful lives.

Intangible Assets

Intangible assets consist of goodwill, customer contracts/relationships, trademarks, and deferred financing costs. The Company amortizes customer contracts/relationships using the straight line method over the expected useful lives of 4 to 10 years. The Company also amortizes trademarks using the straight line method over the expected life of the related trademarks of 15 years. The Company amortizes debt issue cost using the effective interest method over the term of the related debt.

Goodwill and other intangible assets with indefinite useful lives are not amortized but are subject to annual impairment tests as of the first day of the fourth quarter. At least annually, or sooner if there is an indicator of impairment, the fair value of the reporting unit is calculated. If the calculated fair value is less than the carrying amount, an impairment loss might be recognized.

Revenue Recognition

The Company records transportation revenue and an accrual for the corresponding costs to complete delivery when the cargo first sails from its point of origin. The Company believes this method of revenue recognition does not result in a material difference in reported net income on an annual or quarterly basis as compared to recording transportation revenue between accounting periods based upon the relative transit time within each respective period with expenses recognized as incurred. The Company recognizes revenue and related costs of sales for terminal and other services upon completion of services.

The Company recognizes revenue from logistics operations as service is rendered. Gross revenues consist of the total dollar value of services purchased by shippers. Revenue and the associated costs for the following services are recognized upon proof of delivery of freight: truck brokerage, rail brokerage, expedited international air, expedited domestic ground services, and drayage. Horizon Logistics also offers warehousing/long-term storage for which revenue is recognized based upon warehouse space occupied during the reporting period.

Insurance Reserves

The Company maintains insurance for casualty, property and health claims. Most of the Company’s insurance arrangements include a level of self-insurance. Reserves are established based on the value of cargo damaged and the use of current trends and historical data for other claims. These estimates are based on historical information along with certain assumptions about future events.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

Derivative Instruments

The Company recognizes all derivative instruments in the financial statements at fair value.

The Company occasionally utilizes derivative instruments tied to various indexes to hedge a portion of its exposure to bunker fuel price increases. These instruments consist of fixed price swap agreements. The Company does not use derivative instruments for trading purposes. Credit risk related to the derivative financial instruments is considered minimal and is managed by requiring high credit standards for its counterparties.

Changes in fair value of derivative financial instruments are recorded as adjustments to the assets or liabilities being hedged in the statement of operations or in accumulated other comprehensive income (loss), depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction represented and the effectiveness of the hedge.

Income Taxes

The Company accounts for income taxes under the liability method whereby deferred tax assets and liabilities are measured using enacted tax laws and rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effects on deferred tax assets and liabilities of subsequent changes in the tax laws and rates are recognized in income during the year the changes are enacted. Deferred tax assets are reduced by a valuation allowance when, in the judgment of management, it is more likely than not that some portion or all of the deferred tax assets will not be realizable.

The American Jobs Creation Act of 2004 (“the Act”) instituted an elective alternative tax on qualifying shipping activities (“tonnage tax”) for corporations operating U.S.-flag vessels in U.S. foreign trade, as defined in the Act. During 2006, after evaluating the merits and requirements of the tonnage tax, the Company elected the application of the tonnage tax instead of the federal corporate income tax on income from its qualifying shipping activities. As the Company expects to continue to qualify for application of the tonnage tax, deferred tax assets and liabilities relating to the qualifying shipping activities are measured using an effective tax rate of zero.

Stock-based Compensation

The value of each equity-based award is estimated on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes model takes into account volatility in the price of our stock, the risk-free interest rate, the estimated life of the equity-based award, the closing market price of our stock and the exercise price. Due to the lack of trading activity since our stock became publicly traded, we base our estimates of stock price volatility on the average of (i) our historical stock price over the period in which it has been publicly traded and (ii) historical volatility of similar entities commensurate with the expected term of the equity-based award; however, this estimate is neither predictive nor indicative of the future performance of our stock. The estimates utilized in the Black-Scholes calculation involve inherent uncertainties and the application of management judgment. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those options expected to vest.

Pension and Post-retirement Benefits

The Company has noncontributory pension plans and post-retirement benefit plans covering certain union employees. Costs of these plans are charged to current operations and consist of several components that are based on various actuarial assumptions regarding future experience of the plans. In addition, certain other union employees are covered by plans provided by their respective union organizations. The Company expenses amounts as paid in accordance with union agreements.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

Amounts recorded for the pension plan and the post-retirement benefit plan reflect estimates related to future interest rates, investment returns, and employee turnover. The Company reviews all assumptions and estimates on an ongoing basis.

The Company is required to recognize the overfunded or underfunded status of its defined benefit and post-retirement benefit plans as an asset or liability, with changes in the funded status recognized as an adjustment to the ending balance of other accumulated comprehensive income (loss) in the year they occur. The pension plan and the post-retirement benefit plans are in an underfunded status.

Computation of Net Income (Loss) per Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted daily average number of shares of common stock outstanding during the period. Certain of the Company’s unvested stock-based awards contain non-forfeitable rights to dividends. As a result, these participating securities are included in the denominator for basic net income (loss) per share. Diluted net income per share is computed using the weighted daily average number of shares of common stock outstanding for the period plus dilutive potential common shares, including stock options and warrants using the treasury-stock method and from convertible preferred stock using the “if converted” method.

Fiscal Period

The fiscal period of the Company typically ends on the Sunday before the last Friday in December. For fiscal year 2010, the fiscal period began on December 21, 2009 and ended on December 26, 2010. For fiscal year 2009, the fiscal period began on December 22, 2008 and ended on December 20, 2009. For fiscal year 2008, the fiscal period began on December 24, 2007 and ended on December 21, 2008. The fiscal period ended December 26, 2010 consisted of 53 weeks and the fiscal years ended December 20, 2009 and December 21, 2008 each consisted of 52 weeks.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. Significant estimates include the assessment of the realization of accounts receivable, deferred tax assets and long-lived assets and the useful lives of intangible assets and property and equipment.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting for fair value measurements and disclosures. This amendment details additional disclosures on fair value measurements, requires a gross presentation of activities within a Level 3 roll-forward, and adds a new requirement to disclose transfers in and out of Level 1 and Level 2 measurements. The new disclosures are required of all entities that are required to provide disclosures about recurring and nonrecurring fair value measurements. This amendment is effective in the first interim or reporting period beginning after December 15, 2009, with an exception for the gross presentation of Level 3 roll-forward information, which is required for annual reporting periods beginning after December 15, 2010, and for interim reporting periods within those years. The adoption of the provisions of this amendment required in the first interim period after December 15,

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

2009 did not have a material impact on the Company’s financial statement disclosures. In addition, the adoption of the provisions of this amendment required for periods beginning after December 15, 2010 is not expected to have a material impact on the Company’s financial statement disclosures.

In June 2009, the FASB issued authoritative guidance that amends the evaluation criteria to identify the primary beneficiary of a variable interest entity and requires ongoing assessment of whether an enterprise is the primary beneficiary of the variable interest entity. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities that most significantly impact the other entity’s economic performance. The Company adopted the provisions of the authoritative guidance during the quarter ended March 21, 2010. There was no impact on the Company’s consolidated results of operations and financial position, other than the modification of certain disclosures related to the Company’s involvement in variable interest entities.

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for transfers of financial assets. The amendment modifies the derecognition guidance and eliminates the exemption from consolidation for qualifying special-purpose entities. The Company adopted the provisions of the authoritative guidance during the quarter ended March 21, 2010 and there was no impact on the Company’s consolidated results of operations and financial position.

Supplemental Cash Flow Information

The Company’s employee stock purchase plan contains a dividend reinvestment provision. As such, during 2010, 2009 and 2008, the Company retained a total of $0.1 million, $0.1 million and $38 thousand, respectively, related to quarterly dividends paid on outstanding shares purchased through the employee stock purchase plan and issued 18 thousand, 26 thousand, and 8 thousand shares, respectively, of its common stock.

Cash payments (refunds) for interest and income taxes were as follows (in thousands):

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
Interest	$26,199	$24,479	$29,116
Income taxes	(14)	(678)	711

3.	Long-Term Debt

Long-term debt consists of the following (in thousands):

	December 26, 2010	December 20, 2009
Term loan	$93,750	$112,500
Revolving credit facility	100,000	100,000
4.25% convertible senior notes, net of original issue discount	313,414	302,355
Capital lease obligations	9,159	—

Total long-term debt	516,323	514,855
Current portion	(508,793)	(18,750)

Long-term debt, net of current	$7,530	$496,105

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

The Company expects that it will experience a covenant default under the indenture related to the $330.0 million aggregate principal amount of 4.25% Convertible Senior Notes due 2012 (the “Notes”). On March 22, 2011, the Court entered a judgment against the Company whereby the Company is required to pay a fine of $45.0 million to resolve the investigation by the U.S. Department of Justice into our domestic ocean shipping business. In March 2011, the Company solicited consents from the holders of the Notes to waive the default that may arise in connection with that judgment. The Company has until May 21, 2011 to satisfy the judgment or otherwise cure the default under the indenture relating to the Notes, and the Company has not been able to obtain a waiver from the holders of the Notes. Acceleration of all principal and interest may be pursued by the indenture trustee in the event of default. Should the indenture trustee pursue an acceleration, such an action would create a default under the Senior Credit Facility and other loans and financing arrangements due to cross default provisions contained in those agreements.

The Senior Credit Facility contains cross default provisions and certain acceleration clauses whereby if the maturity of the Notes is accelerated, maturity of the Senior Credit Facility can also be accelerated. In addition, the Company expects to experience a covenant default in connection with the amended financial covenants beginning in the third fiscal quarter of 2011. Noncompliance with the financial covenants in the Senior Credit Facility constitutes an event of default, which, if not waived, could prevent the Company from making borrowings under the Senior Credit Facility.

The Company anticipates working with its lenders to obtain amendments or to refinance prior to any possible covenant noncompliance; however the Company cannot assure that it will be able to secure such amendments or a refinancing. As a result of these factors, the Company has classified its obligations under the Notes and the Senior Credit Facility as current liabilities in the accompanying Consolidated Balance Sheets as of December 26, 2010.

Senior Credit Facility

On August 8, 2007, the Company entered into a credit agreement (the “Senior Credit Facility”) secured by substantially all of the owned assets of the Company. On June 11, 2009, the Senior Credit Facility was amended resulting in a reduction in the size of the revolving credit facility from $250.0 million to $225.0 million. The terms of the Senior Credit Facility also provide for a $20.0 million swingline subfacility and a $50.0 million letter of credit subfacility.

The amendment to the Senior Credit Facility was intended to provide the Company the flexibility necessary to effect the settlement of the Puerto Rico class action litigation and to incur other antitrust related litigation expenses. The amendment revised the definition of Consolidated EBITDA by allowing for certain charges, including (i) the Puerto Rico settlement and (ii) litigation expenses related to antitrust litigation matters in an amount not to exceed $25 million in the aggregate and $15 million over a 12-month period, to be added back to the calculation of Consolidated EBITDA. In addition, the Senior Credit Facility was amended to (i) increase the spread over LIBOR and Prime based rates by 150 bps, (ii) increase the range of fees on the unused portion of the commitment, (iii) eliminate the $150 million incremental facility, (iv) modify the definition of Consolidated EBITDA to eliminate the term “non-recurring charges”, and (v) incorporate other structural enhancements, including a step-down in the secured leverage ratio and further limitations on the ability to make certain restricted payments. As a result of the amendment to the Senior Credit Facility, the Company paid $3.5 million in financing costs and recorded a loss on modification of debt of $0.1 million.

The Company made quarterly principal payments on the term loan of approximately $1.6 million from December 31, 2007 through September 30, 2009. Effective December 31, 2009, quarterly payments increased to $4.7 million through September 30, 2011, at which point quarterly payments will increase to $18.8 million until final maturity on August 8, 2012. Final maturity of the Senior Credit Facility could accelerate to February 15,

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

2012 unless the Notes (as defined below) are refinanced, or arrangements for the refinance of the Notes have been made, in each case on terms and conditions reasonably satisfactory to the Administrative Agent of the Senior Credit Facility. The interest rate payable under the Senior Credit Facility varies depending on the types of advances or loans the Company selects. Borrowings under the Senior Credit Facility bear interest primarily at LIBOR-based rates plus a spread which ranges from 2.75% to 3.5% (LIBOR plus 3.25% as of December 26, 2010) depending on the Company’s ratio of total secured debt to EBITDA (as defined in the Senior Credit Facility). The Company also has the option to borrow at Prime plus a spread which ranges from 1.75% to 2.5% (Prime plus 2.25% as of December 26, 2010). The weighted average interest rate at December 26, 2010 was approximately 4.6%, which includes the impact of the interest rate swap (as defined below). The Company also pays a variable commitment fee on the unused portion of the commitment, ranging from 0.375% to 0.50% (0.50% as of December 26, 2010).

The Senior Credit Facility contains customary covenants, including two financial covenants with respect to the Company’s leverage ratio and interest coverage ratio and covenants that limit distribution of dividends and stock repurchases. It also contains customary events of default, subject to grace periods. The Company was in compliance with all such covenants as of December 26, 2010. As of December 26, 2010, total unused borrowing capacity under the revolving credit facility was $113.7 million, after taking into account $100.0 million outstanding under the revolver and $11.3 million utilized for outstanding letters of credit. However, based on the Company’s leverage ratio, effective borrowing availability under the revolving credit facility was $57.6 million as of December 26, 2010.

On March 9, 2011, the Company entered into an amendment of its Senior Credit Facility. The amendment waives default conditions related to the recently announced settlement agreement with the DOJ. In addition, the Senior Credit Facility was amended to (i) increase the senior secure leverage ratio from 2.75x to 3.50x for the fiscal quarters ending March 27, 2011 and June 26, 2011, and from 2.75x to 3.00x for the fiscal quarter ending September 25, 2011 (remaining at 2.75x for all fiscal quarters thereafter), (ii) decrease the interest coverage ratio minimum from 3.50x to 2.50x for the fiscal quarters ending March 27, 2011 and June 26, 2011, from 3.50x to 2.75x for the fiscal quarter ending September 25, 2011, and from 3.50x to 3.00x for the fiscal quarter ending December 25, 2011 (remaining at 3.50x for all fiscal quarters thereafter), (iii) increase the spread over LIBOR and Prime rates by 250 bps, and (iv) restrict cash dividends from being paid on any class of capital stock. The amendment revises the definition of Consolidated EBITDA by allowing for certain charges, including (i) transaction costs incurred in connection with obtaining the credit agreement amendment, the convertible bondholder waiver consent, and any other proposed refinancing costs that are not counted as interest expense or capitalized as deferred financing fees in an amount not to exceed $5.0 million and (ii) litigation expenses related to antitrust litigation matters in an amount not to exceed $28 million in the aggregate, to be added back to the calculation of Consolidated EBITDA. As a result of the amendment, the Company paid $1.3 million in financing costs.

4.25% Convertible Senior Notes

On August 8, 2007, the Company issued the Notes. The Notes are general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future obligations that are unsecured and unsubordinated. The Notes bear interest at the rate of 4.25% per annum, which is payable in cash semi-annually on February 15 and August 15 of each year. The Notes mature on August 15, 2012, unless earlier converted, redeemed or repurchased in accordance with their terms prior to August 15, 2012. Holders of the Notes may require the Company to repurchase the Notes for cash at any time before August 15, 2012 if certain fundamental changes occur. The Company recorded the liability component at its fair value of $279.8 million and recorded the offsetting $50.2 million as a component of equity. The original issue discount is being amortized through interest expense through the maturity date of the Notes.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

Each $1,000 of principal of the Notes will initially be convertible into 26.9339 shares of the Company’s common stock, which is the equivalent of $37.13 per share, subject to adjustment upon the occurrence of specified events set forth under the terms of the Notes. Upon conversion, the Company would pay the holder the cash value of the applicable number of shares of its common stock, up to the principal amount of the note. Amounts in excess of the principal amount, if any, may be paid in cash or in stock, at the Company’s option. Holders may convert their Notes into the Company’s common stock as follows:

•

Prior to May 15, 2012, if during any calendar quarter, and only during such calendar quarter, if the last reported sale price of the Company’s common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter exceeds 120% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter;

•

During any five business day period prior to May 15, 2012, immediately after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock on such date and the conversion rate on such date;

•

If, at any time, a change in control occurs or if the Company is a party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of its assets, pursuant to which the Company’s common stock would be converted into cash, securities or other assets; or

•	At any time after May 15, 2012 through the fourth scheduled trading day immediately preceding August 15, 2012.

Holders who convert their Notes in connection with a change in control may be entitled to a make-whole premium in the form of an increase in the conversion rate. In addition, upon a change in control, liquidation, dissolution or de-listing, the holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes for 100% of the principal amount plus accrued and unpaid interest. As of December 26, 2010, none of the conditions allowing holders of the Notes to convert or requiring the Company to repurchase the Notes had been met. The Company may not redeem the Notes prior to maturity.

Concurrent with the issuance of the Notes, the Company entered into note hedge transactions with certain financial institutions whereby if the Company is required to issue shares of its common stock upon conversion of the Notes, the Company has the option to receive up to 8.9 million shares of its common stock when the price of the Company’s common stock is between $37.13 and $51.41 per share upon conversion, and the Company sold warrants to the same financial institutions whereby the financial institutions have the option to receive up to 17.8 million shares of the Company’s common stock when the price of the Company’s common stock exceeds $51.41 per share upon conversion. The separate note hedge and warrant transactions were structured to reduce the potential future share dilution associated with the conversion of Notes. The cost of the note hedge transactions to the Company was approximately $52.5 million which has been accounted for as an equity transaction. The Company recorded a $19.1 million income tax benefit related to the cost of the hedge transaction that was subsequently fully reserved as part of recording a full valuation allowance against deferred tax assets. The Company received proceeds of $11.9 million related to the sale of the warrants, which has also been classified as equity.

The Notes and the warrants sold in connection with the hedge transactions will have no impact on diluted earnings per share until the price of the Company’s common stock exceeds the conversion price (initially $37.13 per share) because the principal amount of the Notes will be settled in cash upon conversion. Prior to conversion of the Notes or exercise of the warrants, the Company will include the effect of the additional shares that may be

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

issued if its common stock price exceeds the conversion price, using the treasury stock method. The call options purchased as part of the note hedge transactions are anti-dilutive and therefore will have no impact on earnings per share.

Fair Value of Financial Instruments

The estimated fair values of the Company’s debt as of December 26, 2010 and December 20, 2009 were $498.0 million and $478.0 million, respectively. The fair value of the Notes is based on quoted market prices. The fair value of the other long-term debt approximates carrying value.

Contractual maturities of long-term debt obligations are as follows (in thousands):

2011	$18,750
2012	505,000

$523,750

The Company expects it will experience a covenant default under the indenture related to the Notes. The Company has until May 21, 2011 to obtain a waiver from the holders of the Notes. The remedies available to the indenture trustee in the event of default include acceleration of all principal and interest payments. In addition, the Senior Credit Facility contains cross default provisions and certain acceleration clauses whereby if the maturity of the Notes is accelerated, maturity of the Senior Credit Facility can also be accelerated.

4.	Impairment Charges

The following table presents the components of the impairment charges (in thousands):

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
Equipment	$2,655	$—	$2,738
Vessels	—	1,867	3,292

Total	$2,655	$1,867	$6,030

Equipment

During 2010, the Company reviewed its inventory of leased equipment and determined certain assets were not expected to be utilized in the foreseeable future. As such, the Company recorded a charge of $2.7 million related to the impaired equipment.

During 2008, in response to the continued deterioration in the Company’s shipping volumes, the Company reviewed its inventory of owned and leased equipment. The company identified certain of its owned and leased equipment that were not expected to be employed during the foreseeable future or that would be returned to the lessor. As a result, the Company recorded a charge of $2.7 million related to the impaired equipment.

Vessels

During 2006, the Company completed a series of agreements to charter five new non-Jones Act qualified container vessels (the “new vessels”). These new vessels were deployed in the Company’s trade routes between

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

the U.S. west coast and Asia and Guam. As a result of the deployment of the new vessels, five of the Company’s Jones Act qualified vessels became spare vessels available for seasonal and dry-dock needs and to respond to potential new revenue opportunities. The Company maintains one vessel for seasonal deployment in the Alaska trade, and one dry-dock relief vessel on both the U.S east coast and U.S. west coast. The remaining two spare vessels were tested for potential impairment. The fair value of each of the spare vessels was determined using the scrap value less certain costs to sell the assets. The carrying value of the vessels was in excess of the fair value, and as such, during the year ended December 21, 2008 the Company recorded an impairment charge of $3.3 million to write down the carrying value of the vessels to their fair value. During the year ended December 20, 2009 the Company recorded an additional write-down of $1.9 million related to its spare vessels.

5.	Restructuring

In an effort to continue to effectively manage costs, during the fourth quarter of 2010 the Company initiated a plan to reduce its non-union workforce by at least 10%, or approximately 65 positions. The Company substantially completed the workforce reduction initiative on January 31, 2011 by eliminating a total of 64 positions, including 35 existing and 29 open positions. A restructuring charge of $2.1 million related to this reduction in workforce has been recorded during the year ended December 26, 2010.

The following table presents the restructuring reserves at December 26, 2010, as well as activity during the year (in thousands):

	Balance at December 20, 2009	Provision	Payments	Balance at December 26, 2010
Personnel related costs	$150	$2,047	$(165)	$2,032
Other associated costs	—	10	—	10

Total	$150	$2,057	$(165)	$2,042

In the consolidated balance sheet, the current portion of the reserve for restructuring costs of $1.8 million is recorded in other accrued liabilities and the non-current portion of $0.2 million is recorded in other non-current liabilities.

6.	Discontinued Operations

During the 4th quarter of 2010, the Company began a review of strategic alternatives for its logistics operations. It was determined that as a result of several factors, including: 1) the historical operating losses within the logistics operations, 2) the projected continuation of operating losses, and 3) focus on the recently commenced international shipping activities, the Company would begin exploring the sale of its logistics operations. It is expected the entire component comprising the logistics operations will be sold and that the current logistics customers will no longer be customers of the Company. As such, there will not be any future cash inflows received from these logistics customers and no cash outflows related to these operations. In addition, the Company is not expected to have any significant continuing involvement in the logistics operations after the sale is consummated.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

The following table includes the major classes of assets that have been presented as Assets of discontinued operations and Liabilities of discontinued operations in the Consolidated Balance Sheets (in thousands):

	December 26, 2010	December 20, 2009
Accounts receivable, net of allowance	$10,628	$8,467
Property and equipment, net	721	814
Intangible assets, net	—	3,465
Deferred tax asset	648	303
Other assets	178	179

Subtotal	12,175	13,228
Valuation allowance	(4,983)	—

Total current assets of discontinued operations	$7,192	$13,228

	December 26, 2010	December 20, 2009
Accounts payable	$890	$885
Other accrued liabilities	2,809	5,714

Total current liabilities of discontinued operations	$3,699	$6,599

The following table presents summarized financial information for the discontinued operations included in the Consolidated Statements of Operations (in thousands):

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
Operating revenue	$52,157	$34,266	$33,281
Operating loss	(11,974)	(5,087)	(20,521)
Net loss	(11,670)	(4,865)	(12,946)

The following table presents summarized cash flow information for the discontinued operations included in the Consolidated Statements of Cash Flows (in thousands):

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
Cash (used in) provided by operating activities	$(7,999)	$(3,583)	$1,011
Cash used in investing activities	(238)	(119)	(708)

Change in cash from discontinued operations	$(8,237)	$(3,702)	$303

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

7.	Property and Equipment

Property and equipment consist of the following (in thousands):

	December 26, 2010	December 20, 2009

Vessels	$152,641	$148,823
Containers	37,212	24,035
Chassis	14,524	14,599
Cranes	37,294	36,965
Machinery & equipment	29,756	28,379
Facilities & land improvement	26,368	23,990
Software	23,837	23,112
Construction in progress	25,850	22,529

Total property and equipment	347,482	322,432
Accumulated depreciation	(152,825)	(129,808)

Property and equipment, net	$194,657	$192,624

As of December 26, 2010, construction in progress includes $18.2 million of payments for three new cranes. These cranes were initially purchased for use in the Company’s Anchorage, Alaska terminal and were expected to be installed and become fully operational in late 2010. However, the Port of Anchorage Intermodal Expansion Project is encountering delays that could continue until 2014 or beyond. As such, the Company is currently evaluating its options for these cranes, which may include marketing them for sale or deploying them in the Company’s other terminal locations. During the years ended December 26, 2010 and December 20, 2009, the Company capitalized interest totaling $0.6 million and $0.4 million, respectively.

The majority of depreciation expense is related to vessels. Depreciation expense related to vessels was $9.5 million, $9.2 million and $12.3 million for the years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively.

Depreciation expense related to capitalized software was $2.1 million, $2.3 million and $1.5 million for the years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively.

In connection with the expiration of our equipment sharing agreements, the Company increased its container fleet in preparation of the launch of our FSX service. As part of this increase, the Company entered into a capital lease for approximately 1,400 containers and recorded assets related to these new containers of approximately $9.3 million.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

8.	Intangible Assets

Intangible assets consist of the following (in thousands):

	December 26, 2010	December 20, 2009

Customer contracts/relationships	$141,430	$141,430
Trademarks	63,800	63,800
Deferred financing costs	14,906	14,831

Total intangibles with definite lives	220,136	220,061
Less: accumulated amortization	(139,312)	(115,202)

Net intangibles with definite lives	80,824	104,859
Goodwill	314,149	314,149

Total intangible assets, net	$394,973	$419,008

Estimated aggregate amortization expense for each of the succeeding five fiscal years is as follows (in thousands):

Fiscal Year Ending
2011	$23,567
2012	19,501
2013	12,066
2014	6,478
2015	4,253

9.	Other Accrued Liabilities

Other accrued liabilities consist of the following (in thousands):

	December 26, 2010	December 20, 2009
Vessel operations	$20,147	$17,922
Payroll and employee benefits	13,996	16,348
Marine operations	8,777	10,668
Terminal operations	11,863	8,768
Fuel	8,032	9,418
Interest	7,344	7,298
Legal settlements	12,767	15,000
Restructuring	1,853	150
Other liabilities	23,720	19,187

Total other accrued liabilities	$108,499	$104,759

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

10.	Fair Value Measurement

U.S. accounting standards establish a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value.

The three levels of inputs used to measure fair value are as follows:

Level 1:	Observable inputs such as quoted prices in active markets

Level 2:	Inputs other than the quoted prices in active markets that are observable either directly or indirectly

Level 3:	Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions

On a recurring basis, the Company measures the market value of its pension plan assets at their estimated fair value. The fair value of the pension plan assets is determined by using quoted market prices in active markets.

On a recurring basis, the Company measures the interest rate swap at its estimated fair value. The fair value of the swap is determined using the market standard methodology of netting the discounted future fixed cash payments (or receipts) and the discounted expected variable cash receipts (or payments). The variable cash receipts (or payments) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The unrealized loss on the interest rate swap of $3.2 million is classified within Level 2 of the fair value hierarchy.

No other assets or liabilities are measured at fair value under the hierarchy as of December 26, 2010.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

11.	Net (Loss) Income Per Common Share

Basic net (loss) income per share is computed by dividing net (loss) income by the weighted daily average number of shares of common stock outstanding during the period. Diluted net (loss) income per share is based upon the weighted daily average number of shares of common stock outstanding for the period plus dilutive potential common shares, including stock options using the treasury-stock method and from convertible stock using the “if converted” method (in thousands, except per share amounts):

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
Numerator:
(Loss) income from continuing operations	$(46,299)	$(26,407)	$10,353
Loss from discontinued operations	(11,670)	(4,865)	(12,946)

Net loss	$(57,969)	$(31,272)	$(2,593)

Denominator:
Denominator for basic loss per common share:
Weighted average shares outstanding	30,789	30,451	30,279

Effect of dilutive securities:
Stock-based compensation	—	—	244

Denominator for diluted net loss per common share	30,789	30,451	30,523

Basic net (loss) income per common share from continuing operations	$(1.50)	$(0.87)	$0.34
Basic net loss per common share from discontinued operations	(0.38)	(0.16)	(0.43)

Basic net loss per common share	$(1.88)	$(1.03)	$(0.09)

Diluted net (loss) income per common share from continuing operations	$(1.50)	$(0.87)	$0.34
Diluted net loss per common share from discontinued operations	(0.38)	(0.16)	(0.43)

Diluted net loss per common share	$(1.88)	$(1.03)	$(0.09)

Certain of the Company’s unvested stock-based awards contain non-forfeitable rights to dividends. As a result, a total of 145 thousand, 221 thousand, and 316 thousand shares have been included in the denominator for basic net (loss) income per share for these participating securities during the years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively. In addition, a total of 314 thousand, 346 thousand, and 245 thousand shares have been excluded from the denominator for diluted net (loss) income per common share during the years ended December 26, 2010, December 20, 2009, and December 21, 2008, respectively, as the impact would be anti-dilutive.

12.	Derivative Financial Instruments

On March 31, 2008, the Company entered into an Interest Rate Swap Agreement (the “swap”) with Wachovia Bank, National Association, a current subsidiary of Wells Fargo & Co., (“Wachovia”) in the notional amount of $121.9 million. The swap expires on August 8, 2012. Under the swap, the Company and Wachovia

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

have agreed to exchange interest payments on the notional amount on the last business day of each calendar quarter. The Company has agreed to pay a 3.02% fixed interest rate, and Wachovia has agreed to pay a floating interest rate equal to the three-month LIBOR rate. The critical terms of the swap agreement and the term loan are the same, including the notional amounts, interest rate reset dates, maturity dates and underlying market indices. The purpose of entering into this swap is to protect the Company against the risk of rising interest rates by effectively fixing the base interest rate payable related to its term loan. Interest rate differentials paid or received under the swap are recognized as adjustments to interest expense. The Company does not hold or issue interest rate swap agreements for trading purposes. In the event that the counter-party fails to meet the terms of the interest rate swap agreement, the Company’s exposure is limited to the interest rate differential.

The swap has been designated as a cash flow hedge of the variability of the cash flows due to changes in LIBOR and has been deemed to be highly effective. Accordingly, the Company records the fair value of the swap as an asset or liability on its consolidated balance sheet, and any unrealized gain or loss is included in accumulated other comprehensive income (loss). As of December 26, 2010, the Company recorded a liability of $3.2 million, of which $0.6 million is included in other accrued liabilities and $2.6 million is included in other long-term liabilities in the accompanying consolidated balance sheet. The Company also recorded $1.1 million, $0.2 million and $3.9 million in other comprehensive loss for the years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively. No hedge ineffectiveness was recorded during the years ended December 26, 2010, December 20, 2009 or December 21, 2008. If the hedge was deemed ineffective, or extinguished by either counterparty, the accumulated losses remaining in other comprehensive loss would be fully recorded in interest expense during the period.

13.	Leases

The Company leases certain equipment and facilities under operating lease agreements. Non-cancelable, long-term leases generally include provisions for maintenance, options to purchase at fair value and to extend the terms. Rent expense under operating lease agreements totaled $107.3 million, $104.2 million and $106.9 million for the years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively.

Future minimum lease obligations at December 26, 2010 are as follows (in thousands):

Fiscal Year Ending December	Non- Cancelable Operating Leases	Capital Lease
2011	$100,373	$2,486
2012	103,057	2,326
2013	108,304	1,527
2014	127,948	1,527
2015	75,363	1,527
Thereafter	143,035	2,925

Total future minimum lease obligation	$658,080	12,318

Less: amounts representing interest		3,159

Present value of future minimum lease obligation		9,159
Current portion of capital lease obligation		1,629

Long-term portion of capital lease obligation		$7,530

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

14.	Employee Benefit Plans

Savings Plans

The Company provides a 401(k) Savings Plan for substantially all of its employees who are not part of collective bargaining agreements. Under provisions of the savings plan, an employee is immediately vested with respect to Company contributions. Historically, the Company has matched 100% of employee contributions up to 6% of qualified compensation. However, during the fourth quarter of 2009, the Company reduced its match to 50% of employee contributions up to 6% of qualified compensation. The cost for this benefit totaled $1.1 million, $2.1 million and $2.5 million for the years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively. The Company also administers a 401(k) plan for certain union employees with no Company match.

Pension and Post-Retirement Benefit Plans

The Company provides pension and post-retirement benefit plans for certain of its union workers. Each of the plans is described in more detail below. A decline in the value of assets held by these plans, caused by negative performance of the investments in the financial markets, and lower discount rates due to falling interest rates, has resulted in higher contributions to these plans.

Pension Plans

The Company sponsors a defined benefit plan covering approximately 30 union employees as of December 26, 2010. The plan provides for retirement benefits based only upon years of service. Employees whose terms and conditions of employment are subject to or covered by the collective bargaining agreement between Horizon Lines and the International Longshore & Warehouse Union Local 142 are eligible to participate once they have completed one year of service. Contributions to the plan are based on the projected unit credit actuarial method and are limited to the amounts that are currently deductible for income tax purposes. The Company recorded net periodic benefit costs of $0.7 million, $0.8 million, and $0.4 million during the years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively. The plan was underfunded by $1.3 million and $1.1 million at December 26, 2010 and December 20, 2009, respectively.

The HSI pension plan covering approximately 50 salaried employees was frozen to new entrants as of December 31, 2005. Contributions to the plan are based on the projected unit credit actuarial method and are limited to the amounts that are currently deductible for income tax purposes. The Company recorded net periodic benefit costs of $0.2 million, $0.3 million and $0.1 million during the years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively. The plan was underfunded by $2.5 million and $2.6 million at December 26, 2010 and December 20, 2009, respectively.

Post-retirement Benefit Plans

In addition to providing pension benefits, the Company provides certain healthcare (both medical and dental) and life insurance benefits for eligible retired members (“post-retirement benefits”). For eligible employees hired on or before July 1, 1996, the healthcare plan provides for post-retirement health coverage for an employee who, immediately preceding his/her retirement date, was an active participant in the retirement plan and has attained age 55 as of his/her retirement date. For eligible employees hired after July 1, 1996, the plan provides post-retirement health coverage for an employee who, immediately preceding his/her retirement date, was an active participant in the retirement plan and has attained a combination of age and service totaling 75 years or more as of his/her retirement date. The net periodic benefit costs related to the post-retirement benefits

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

were $0.5 million, $0.8 million, and $0.6 million during the years ended December 26, 2010, December 20, 2009, and December 21, 2008, respectively. The post-retirement benefit plan was underfunded by $5.1 million and $3.5 million at December 26, 2010 and December 20, 2009, respectively.

Effective June 25, 2007, the HSI plan provides for post-retirement medical, dental and life insurance benefits for salaried employees who had attained age 55 and completed 20 years of service as of December 31, 2005. Any salaried employee already receiving post-retirement medical coverage as of June 25, 2007 will continue to be covered by the plan. For eligible union employees hired on or before July 1, 1996, the healthcare plan provides for post-retirement medical coverage for an employee who, immediately preceding his/her retirement date, was an active participant in the retirement plan and has attained age 55 as of his/her retirement date. For eligible union employees hired after July 1, 1996, the plan provides post-retirement health coverage for an employee who, immediately preceding his/her retirement date, was an active participant in the retirement plan and has attained age 55 and has a combination of age and service totaling 75 years or more as of his/her retirement date. The Company recorded net periodic benefit costs of $0.4 million during each of the year ended December 26, 2010 and December 20, 2009, and $0.3 million during the year ended December 21, 2008. The plan was underfunded by $5.7 million and $5.4 million at December 26, 2010 and December 20, 2009, respectively.

Obligations and Funded Status

	Pension Plans		Post-retirement Benefit Plans
	2010	2009	2010	2009
	(In thousands)
Change in Benefit Obligation
Beginning obligations	$(10,771)	$(11,788)	$(8,925)	$(10,123)
Service cost	(396)	(356)	(312)	(562)
Interest cost	(675)	(638)	(557)	(545)
Amendments	—	—	—	—
Actuarial (loss) gain	(464)	1,648	(1,223)	1,877
Benefits paid	392	363	229	428

Ending obligations	(11,914)	(10,771)	(10,788)	(8,925)

Change in Plans’ Assets
Beginning fair value	7,064	4,700	—	—
Actual return on plans’ assets	786	1,212	—	—
Employer contributions	670	1,514	—	—
Benefits paid	(392)	(362)	—	—

Ending fair value	8,128	7,064	—	—

Funded status at end of year	$(3,786)	$(3,707)	$(10,788)	$(8,925)

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

Net Periodic Benefit Cost

	Pension Plans		Post-retirement Benefit Plans
	2010	2009	2010	2009
	(In thousands)
Service cost	$396	$356	$312	$562
Interest cost	675	638	558	545
Expected return on plan assets	(526)	(420)	—	—
Amortization of prior service cost	255	255	103	103
Amortization of transition obligation	102	102	—	—
Amortization of (gain) loss	(23)	125	(26)	31

Net periodic benefit cost	$879	$1,056	$947	$1,241

Rate Assumptions

	Pension Benefits		Post-retirement Benefits
	2010	2009	2010	2009
Weighted-average discount rate used in determining net periodic cost	6.4%	5.5%	6.4%	5.5%
Weighted-average expected long-term rate of return on plan assets in determination of net periodic costs	7.5%	7.5%	0.0%	0.0%
Weighted-average rate of compensation increase(1)	0.0%	0.0%	0.0%	0.0%
Weighted-average discount rate used in determination of projected benefit obligation	6.1%	6.4%	6.1%	6.4%
Assumed health care cost trend:
Initial trend	N/A	N/A	9.00%	9.00%
Ultimate trend rate	N/A	N/A	5.00%	5.00%

(1)	The defined benefit plan benefit payments are not based on compensation, but rather on years of service.

For every 1% increase in the assumed health care cost trend rate, service and interest cost will increase $0.2 million and the Company’s benefit obligation will increase $1.6 million. For every 1% decrease in the assumed health care cost trend rate, service and interest cost will decrease $0.1 million and the Company’s benefit obligation will decrease $1.3 million. Expected Company contributions during 2011 total $1.3 million, all of which is related to the pension plan. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid (in thousands):

Fiscal Year Ending	Pension Benefits	Post-retirement Benefits
2011	$471	$423
2012	554	463
2013	581	474
2014	604	487
2015	629	507
2016-2020	4,190	3,029

	$7,029	$5,383

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

The Company’s pension plans’ investment policy and weighted average asset allocations at December 26, 2010 and December 20, 2009 by asset category are as follows:

Asset Category	Pension Benefits at December 26, 2010	Pension Benefits at December 20, 2009
Cash	2%	1%
Equity securities	58%	63%
Debt securities	40%	36%

	100%	100%

The objective of the pension plan investment policy is to grow assets in relation to liabilities, while prudently managing the risk of a decrease in the pension plans’ assets. The pension plan management committee has established a target investment mix with upper and lower limits for investments in equities, fixed-income and other appropriate investments. Assets will be re-allocated among asset classes from time-to-time to maintain the target investment mix. The committee has established a target investment mix of 65% equities and 35% fixed-income for the plans.

The expected return on plan assets is based on the asset allocation mix and historical return, taking into account current and expected market conditions.

Other Plans

Under collective bargaining agreements, the Company participates in a number of union-sponsored, multi-employer benefit plans. Payments to these plans are made as part of aggregate assessments generally based on hours worked, tonnage moved, or a combination thereof. Expense for these plans is recognized as contributions are funded. The Company made contributions of $11.6 million, $10.4 million, and $9.9 million during the years ended December 26, 2010, December 20, 2009, and December 21, 2008, respectively. In addition to the higher contributions as a result of negative investment performance and lower discount rates due to falling interest rates, the Company has made additional payments related to assessments as a result of lower container volumes and increased benefit costs. If the Company exits these markets, it may be required to pay a potential withdrawal liability if the plans are underfunded at the time of the withdrawal. Any adjustments would be recorded when it is probable that a liability exists and it is determined that markets will be exited.

15.	Stock-Based Compensation

Stock-based compensation costs are measured at the grant date, based on the estimated fair value of the award, and are recognized as an expense in the income statement over the requisite service period. Compensation costs related to stock options and restricted shares granted under the Amended and Restated Equity Incentive Plan (the “Plan”), the 2009 Incentive Compensation Plan (the “2009 Plan”), and purchases under the Employee Stock Purchase Plan, as amended (“ESPP”) are recognized using the straight-line method, net of estimated forfeitures. Stock options and restricted shares granted to employees under the Plan and the 2009 Plan typically cliff vest and become fully exercisable on the third anniversary of the grant date, provided the employee who was granted such options/restricted shares is continuously employed by the Company or its subsidiaries through such date, and provided any performance based criteria, if any, are met. In addition, recipients who retire from the Company and meet certain age and length of service criteria are typically entitled to proportionate vesting.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

The following compensation costs are included within selling, general, and administrative expenses on the condensed consolidated statements of income (in thousands):

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
Stock options	$429	$1,223	$1,585
Restricted stock	1,550	1,743	1,779
Employee stock purchase plan	143	130	287

Total	$2,122	$3,096	$3,651

The Company recognized deferred tax assets related to stock-based compensation of $0.1 million, $0.1 million and $1.1 million during the fiscal years ended December 26, 2010, December 20, 2009 and December 21, 2008, respectively.

Stock Options

The Company maintains a stock plan for the grant of stock options and restricted stock awards to key employees of the Company. Under the Plan, up to an aggregate of 3,088,668 shares of common stock may be issued, of which, 650,343 shares are available for future issuance as of December 26, 2010. Under the 2009 Plan, up to an aggregate of 1,000,000 shares of common stock may be issued, of which, 770,717 shares are available for future issuance as of December 26, 2010. Stock options granted under the plan have been granted at an option price equal to the closing market value of the stock on the date of the grant. Options granted under this plan have 10-year contractual terms and typically become exercisable after one or three years after the grant date, subject to continuous service with the Company. The Compensation Committee of the Board of Directors of the Company (the “Board of Directors”) approves the grants of nonqualified stock options by the Company, pursuant to the Company’s Amended and Restated Equity Incentive Plan. These options are granted on such approval date.

The weighted average grant date fair value of options granted during 2008 was $3.97. A total of 261,036 shares vested during 2010. The Company estimates the fair value of each stock option on the date of grant using a Black-Scholes option-pricing model, applying the following assumptions, and amortizes the expense over the option’s vesting period using the straight-line attribution approach:

2008
Expected dividend yield	3.4%-4.7%
Expected stock price volatility	33.3%-35.7%
Weighted average risk-free interest rate	3.44%-3.69%
Expected life of options (years)	6.5

Significant assumptions used to estimate the fair value of the share-based compensation awards are as follows:

Expected Life: The Company determined the expected life of the options utilizing the short-cut method due to the lack of historical evidence regarding employees’ expected exercise behavior. Under this approach, the expected term is presumed to be the mid-point between the vesting date and the end of the contractual term.

Expected Volatility: Due to the relatively short period of time since our stock became publicly traded, the Company bases its estimates of stock price volatility on the average of (i) our historical stock price over the period in which it has been publicly traded and (ii) historical volatility of similar entities commensurate with the expected term of the stock options.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

As of December 26, 2010, there was $0.1 million in unrecognized compensation costs related to options granted under the Plan, which is expected to be recognized over a weighted average period of 0.4 years.

A summary of option activity for the fiscal year 2010 under the Company’s stock plan is presented below:

Options	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (000’s)
Outstanding at December 20, 2009	1,515,190	15.77	6.68	$—
Granted	—	—
Exercised	—	—
Forfeited	(13,500)	16.60
Expired	(63,977)	13.65

Outstanding at December 26, 2010	1,437,713	$15.78	5.68	$—

Vested or expected to vest at December 26, 2010	1,436,033	$15.79	5.68	$—

Exercisable at December 26, 2010	1,274,713	$15.97	5.47	$—

Restricted Stock

On March 15, 2010, the Company granted a total of 482,000 shares of restricted stock to certain employees of the Company and its subsidiaries. The grant date fair value of the restricted shares was $4.92 per share. Of the 482,000 shares granted, 210,000 will vest in full on March 15, 2013. The remaining 272,000 restricted shares were performance based shares and would have vested in full on March 15, 2013 provided an earnings before interest and taxes (“EBIT”) performance target for the Company’s fiscal year 2010 was met. The EBIT performance target was not met and the performance based restricted shares have been forfeited.

On June 1, 2010, the Company granted 30,612 shares of restricted stock to a newly appointed non-employee member on the Company’s Board of Directors. The grant date fair value of the restricted shares was $3.92 per share and the shares will vest in full on June 1, 2013. On June 9, 2010, the Company granted 30,151 shares of restricted stock to a newly appointed non-employee member on the Company’s Board of Directors. The grant date fair value of the restricted shares was $3.98 per share and the shares will vest in full on June 9, 2013.

A summary of the status of the Company’s restricted stock awards for the fiscal year 2010 is presented below:

Restricted Shares	Number of Shares	Weighted- Average Fair Value at Grant Date
Nonvested at December 20, 2009	607,221	10.21
Granted	542,763	4.81
Vested	(197,290)	18.14
Forfeited	(320,989)	5.20

Nonvested at December 26, 2010	631,705	$5.64

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

As of December 26, 2010, there was $1.4 million of unrecognized compensation expense related to all restricted stock awards, which is expected to be recognized over a weighted-average period of 1.6 years.

Employee Stock Purchase Plan

On April 19, 2006, the Board of Directors voted to implement an employee stock purchase plan (as amended, the “ESPP”) effective July 1, 2006. The Company had reserved 308,866 shares of its common stock for issuance under the ESPP. On June 2, 2009, the Company’s stockholders approved the 2009 Employee Stock Purchase Plan (“2009 ESPP”). The 2009 ESPP reserved an additional 600,000 shares of its common stock for future purchases. As of December 26, 2010, there were 396,881 shares of common stock reserved for issuance under the ESPP.

Employees generally are eligible to participate in the 2009 ESPP if they are employed before the beginning of the applicable purchase period, are customarily employed more than five months in a calendar year and more than twenty hours per week, and are not, and would not become as a result of being granted an option under the 2009 ESPP, 5% stockholders of the Company or any of its designated subsidiaries. Participation in the 2009 ESPP will end automatically upon termination of employment. Eligible employees are permitted to acquire shares of common stock through payroll deductions within a percentage range of their salary as determined by the Company’s Compensation Committee. Such employee purchases are subject to maximum purchase limitations.

The 2009 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The ESPP will terminate on July 1, 2016 unless it terminates earlier under the terms of the ESPP. The Board of Directors and the Compensation Committee have the authority to amend, terminate or extend the term of the ESPP, except that no action may adversely affect any outstanding options previously granted under the plan and stockholder approval is required to increase the number of shares issued or to change the terms of eligibility. The Board of Directors and the Compensation Committee are able to make amendments to the ESPP as it determines to be advisable if the financial accounting treatment for the 2009 ESPP changes from that in effect on the date the 2009 ESPP was adopted by the Board of Directors.

The Company estimates the fair value of each share of stock using a Black-Scholes option-pricing model, applying the following assumptions, and amortizes the expense over the plan purchase period using the straight-line attribution approach:

	2010	2009
Expected dividend yield	3.7%-4.8%	7.5%-11.8%
Expected stock price volatility	44.7%-71.1%	83.2%-110.7%
Weighted average risk-free interest rate	0.08%-0.16%	0.10%-0.17%
Expected term (years)	0.25	0.25
Fair value at grant date	$1.14-$1.62	$1.25-$1.57

As of December 26, 2010, there was no unrecognized compensation expense related to the ESPP.

16.	Income Taxes

The Company periodically assesses whether it is more likely than not that it will generate sufficient taxable income to realize its deferred income tax assets. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including the reversal of deferred tax liabilities) during the periods in which those temporary differences will become deductible. In making this determination, the Company considers

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

all available positive and negative evidence and makes certain assumptions. The Company considers, among other things, its deferred tax liabilities, the overall business environment, its historical earnings and losses and its outlook for future years.

During the second quarter of 2009, the Company determined that it was unclear as to the timing of when it will generate sufficient taxable income to realize its deferred tax assets. Accordingly, the Company recorded a valuation allowance against our deferred tax assets. The valuation allowance is reviewed quarterly and will be maintained until sufficient positive evidence exists to support the reversal of the valuation allowance. In addition, until such time the Company determines it is more likely than not that it will generate sufficient taxable income to realize its deferred tax assets, income tax benefits associated with future period losses will be fully reserved.

During 2006, the Company elected the application of tonnage tax. Prior to the establishment of a full valuation allowance, the Company’s effective tax rate was impacted by the Company’s income from qualifying shipping activities as well as the income from the Company’s non-qualifying shipping activities and fluctuated based on the ratio of income from qualifying and non-qualifying activities. The Company’s effective tax rate for the years ended December 26, 2010, December 20, 2009 and December 21, 2008 was (0.7)%, (66.9)% and (67.0)%, respectively.

Income tax expense (benefit) are as follows (in thousands):

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
Current:
Federal	$70	$(119)	$1,096
State/territory	44	218	186

Total current	114	99	1,282

Deferred:
Federal	—	10,359	(5,457)
State/territory	191	131	22

Total deferred	191	10,490	(5,435)

Income tax expense (benefit)	$305	$10,589	$(4,153)

The difference between the income tax expense (benefit) and the amounts computed by applying the statutory federal income tax rates to earnings before income taxes are as follows (in thousands):

	Fiscal Years Ended
	December 26, 2010	December 20, 2009	December 21, 2008
Income tax (benefit) expense at statutory rates:	$(15,914)	$(5,537)	$2,170
State/territory, net of federal income tax benefit (excluding valuation allowance)	(200)	(898)	6
Qualifying shipping income	(1,690)	3,280	(6,725)
Fines and penalties	11,168	46	20
Valuation allowance	6,241	13,162	—
Other Items	700	536	376

Income tax expense (benefit)	$305	$10,589	$(4,153)

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

The Company recorded a tax benefit attributable to the recognition of certain tax benefits derived from the exercise of non-qualified stock options in the amount of $15 thousand as a decrease directly to additional paid-in capital for the year ended December 21, 2008.

The components of deferred tax assets and liabilities are as follows (in thousands):

	December 26, 2010	December 20, 2009
Deferred tax assets:
Leases	$8,407	$10,011
Convertible note hedge	1,360	1,294
Allowance for doubtful accounts	1,329	1,372
Net operating losses, AMT carryforwards, and state credit carryforwards	35,735	28,964
Post retirement benefits	1,639	1,374
Other	12,752	10,662
Valuation allowances	(16,136)	(8,349)

Total deferred tax assets	45,086	45,328
Deferred tax liabilities:
Depreciation	(18,496)	(16,376)
Capital construction fund	(14,791)	(14,211)
Intangibles	(11,556)	(14,575)
Other	(2,054)	(1,788)

Total deferred tax liabilities	(46,897)	(46,950)

Net deferred tax liability	$(1,811)	$(1,622)

The Company has net operating loss carryforwards for federal income tax purposes in the amount of $130.9 million and $114.4 million as of December 26, 2010 and December 20, 2009, respectively. In addition, the Company has net operating loss carryforwards for state income tax purposes in the amount of $18.9 million and $17.8 million as of December 26, 2010 and December 20, 2009, respectively. The Federal and state net operating loss carryforwards begin to expire in 2025 and 2019, respectively. Furthermore, the Company has an alternative minimum tax credit carryforward with no expiration period in the amount of $1.4 million as of December 26, 2010 and December 20, 2009. Net operating loss credits generated from tax losses in Guam begin to expire in 2029. The Company has recorded a valuation allowance against the majority of the deferred tax assets attributable to the net operating losses generated, but has not recorded a valuation allowance attributable to the net operating losses generated in certain states.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):

	2010	2009	2008
Beginning balance	$12,531	$8,989	$8,482
Additions based on tax positions related to the current year	840	409	2,196
Additions for tax positions of prior years	225	5,793	—
Reductions for tax positions of prior years	—	(2,660)	(1,689)

Ending balance	$13,596	$12,531	$8,989

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

As a result of the valuation allowance, none of the unrecognized tax benefits, if recognized, would affect the effective tax rate. The Company does not expect that there will be a significant increase or decrease of the total amount of unrecognized tax benefits within the next twelve months.

The Company recognizes interest accrued and penalties related to unrecognized tax benefits in its income tax expense. During its fiscal years for 2008 through 2010, the Company has not recognized any interest and penalties in its statement of operations and statement of financial position. Furthermore, there were no accruals for the payment of interest and penalties at either December 26, 2010 or December 20, 2009.

The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction, various U.S. state jurisdictions and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2005. The tax years which remain subject to examination by major tax jurisdictions as of December 26, 2010 include 2005-2010.

17.	Commitments and Contingencies

Legal Proceedings

Antitrust Matters

On April 17, 2008, the Company received a grand jury subpoena and search warrant from the United States District Court for the Middle District of Florida seeking information regarding an investigation by the Antitrust Division of the Department of Justice (the “DOJ”) into possible antitrust violations in the domestic ocean shipping business. On February 23, 2011, the Company entered into a plea agreement with the DOJ whereby the Company agreed to plead guilty to a charge of violating federal antitrust laws solely with respect to the Puerto Rico tradelane and agreed to pay a fine of $45.0 million over five years without interest. The first $1.0 million of the fine must be paid within 30 days after imposition of the sentence by the court and annual payments of $1.0 million, $3.0 million, $5.0 million, $15.0 million and $20.0 million must be paid on each anniversary thereafter. The plea agreement provides that the Company will not face additional charges relating to the Puerto Rico tradelane. On March 22, 2011, the court entered judgment accepting the Company’s plea agreement and placing the Company on probation for five years. The terms of the probation include that the Company: 1) file annual audited financial reports, 2) not commit a criminal act during the probation period, 3) report any material adverse legal or financial event, and 4) annually certify that it has an antitrust compliance program in place that satisfies the sentencing guidelines requirements, including antitrust education to key personnel.

In addition, the plea agreement provides that the Company will not face any additional charges in connection with the Alaska trade, and the DOJ has indicated that the Company is not a target or subject to any investigation in the Hawaii and Guam trades. Also, in June 2009, the Company entered into a conditional amnesty agreement with the DOJ under its Corporate Leniency Policy. The amnesty agreement pertains to a single contract relating to ocean shipping services provided to the United States Department of Defense. The DOJ has agreed to not bring any criminal prosecution with respect to that government contract, as long as the Company, among other things, continues its full cooperation in the investigation. The amnesty does not bar a claim for damages that may be sought by the DOJ under any applicable federal law or regulation.

The Company has included a charge of $30.0 million in its the fiscal year ended December 26, 2010 financial statements, which represents the present value of the $45.0 million in installment payments. The Company has not made a provision in the accompanying financial statements for any civil damages resulting from the amnesty matter in the accompanying financial statements.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

Subsequent to the commencement of the DOJ investigation, fifty-eight purported class action lawsuits were filed against the Company and other domestic shipping carriers (the “Class Action Lawsuits”). Each of the Class Action Lawsuits purports to be on behalf of a class of individuals and entities who purchased domestic ocean shipping services directly from the various domestic ocean carriers. These complaints allege price-fixing in violation of the Sherman Act and seek treble monetary damages, costs, attorneys’ fees, and an injunction against the allegedly unlawful conduct. The Class Action Lawsuits were filed in the following federal district courts: eight in the Southern District of Florida, five in the Middle District of Florida, nineteen in the District of Puerto Rico, twelve in the Northern District of California, three in the Central District of California, one in the District of Oregon, eight in the Western District of Washington, one in the District of Hawaii, and one in the District of Alaska.

Thirty-two of the Class Action Lawsuits relate to ocean shipping services in the Puerto Rico tradelane and were consolidated into a single multidistrict litigation (“MDL”) proceeding in the District of Puerto Rico. On June 11, 2009, the Company entered into a settlement agreement with the named plaintiff class representatives in the Puerto Rico MDL. Under the settlement agreement, the Company has agreed to pay $20.0 million and to provide a base-rate freeze as described below to resolve claims for alleged antitrust violations in the Puerto Rico tradelane.

The base-rate freeze component of the settlement agreement provides that class members who have contracts in the Puerto Rico trade with the Company as of the effective date of the settlement would have the option, in lieu of receiving cash, to have their “base rates” frozen for a period of two years. The base-rate freeze would run for two years from the expiration of the contract in effect on the effective date of the settlement. All class members would be eligible to share in the $20.0 million cash component, but only our contract customers would be eligible to elect the base-rate freeze in lieu of receiving cash.

On July 8, 2009, the plaintiffs filed a motion for preliminary approval of the settlement in the Puerto Rico MDL. After several hearings, the Court granted preliminary approval of the settlement on July 12, 2010. The settlement is subject to final approval by the Court. The Company has paid $10.0 million into an escrow account and is required to pay the remaining $10.0 million within five business days after final approval of the settlement agreement by the District Court. On September 15, 2010, notices of the Puerto Rico settlement were mailed to class members, who had sixty days to respond. Some class members have elected to opt-out of the settlement in response to the class notice they have received. The Company has until April 29, 2011 to decide whether or not to proceed with the class settlement.

The customers that have elected to opt-out of the settlement may file lawsuits containing allegations similar to those made in the Puerto Rico MDL and seek the same type of damages under the Sherman Act as sought in the Puerto Rico MDL. The Company is not able to determine whether or not any actions will be brought against it or whether or not a negative outcome would be probable if brought against the Company, or a reasonable range for any such outcome, and has made no provisions for any potential proceedings in the accompanying financial statements. Given the volume of commerce involved in the Puerto Rico shipping business, an adverse ruling in a potential civil antitrust proceeding could subject the Company to substantial civil damages given the treble damages provisions of the Sherman Act.

In addition, the Company has actively engaged in discussions with a number of our customers in the Puerto Rico trade regarding the subject matter of the DOJ investigations. The Company has reached commercial agreements or is seeking to reach commercial agreements with certain of its major customers, with the condition that the customer relinquishes all claims arising out of the matters that are the subject of the antitrust investigations. In some cases, the Company has agreed to, or is seeking to agree to, future discounts which will be charged against operating revenue if and when the discount is earned and certain other conditions are met.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

Twenty-five of the fifty-eight Class Action Lawsuits relate to ocean shipping services in the Hawaii and Guam tradelanes and were consolidated into a MDL proceeding in the Western District of Washington. On March 20, 2009, the Company filed a motion to dismiss the claims in the Hawaii and Guam MDL. On August 18, 2009, the United States District Court for the Western District of Washington entered an order dismissing, without prejudice, the Hawaii and Guam MDL. In dismissing the complaint, however, the plaintiffs were granted thirty days to amend their complaint. After several extensions, the plaintiffs filed an amended consolidated class action complaint on May 28, 2010. On July 12, 2010, the Company filed a motion to dismiss the plaintiffs’ amended complaint. The motion to dismiss the amended complaint was granted with prejudice on December 1, 2010, and the plaintiffs have served a notice of appeal with the United States Court of Appeals for the Ninth Circuit. The Company intends to vigorously defend against this purported class action lawsuit.

One district court case remains in the District of Alaska, relating to the Alaska tradelane. The Company and the plaintiffs have agreed to stay the Alaska litigation, and the Company intends to vigorously defend against the purported class action lawsuit in Alaska.

In addition, on July 9, 2008, a complaint was filed by Caribbean Shipping Services, Inc. in the Circuit Court, 4th Judicial Circuit in and for Duval County, Florida, against the Company and other domestic shipping carriers alleging price-fixing in violation of the Florida Antitrust Act and the Florida Deceptive and Unlawful Trade Practices Act. The complaint seeks treble damages, injunctive relief, costs and attorneys’ fees. The case is not brought as a class action. On October 27, 2008, the Company filed a motion to dismiss. The motion to dismiss is pending.

On October 9, 2009, the Company received a Request for Information and Production of Documents from the Puerto Rico Office of Monopolistic Affairs. The request relates to an investigation into possible price fixing and unfair competition in the Puerto Rico domestic ocean shipping business. In February 2011, the Commonwealth of Puerto Rico filed a lawsuit against us seeking monetary damages on behalf of indirect purchasers.

On October 19, 2009, a purported class action lawsuit was filed against the Company, other domestic shipping carriers and certain individuals in the United States District Court for the District of Puerto Rico. The complaint purports to be on behalf of a class of persons (indirect purchasers) who allege to have paid inflated prices for retail goods imported to Puerto Rico as a result of alleged price-fixing of the defendants in violation of the Sherman Act and various provisions of Puerto Rico law. The plaintiffs are seeking treble monetary damages, costs and attorneys’ fees. On April 9, 2010, the Company filed a motion to dismiss. The District Court has dismissed all counts in the complaint except those under Puerto Rico antitrust laws. The District Court has certified to the Puerto Rico Supreme Court the question of whether the Puerto Rico antitrust statute applies to interstate commerce.

On February 22, 2011, the Company entered into a Memorandum of Understanding with the attorneys representing the indirect purchasers and the Commonwealth of Puerto Rico to settle the investigation by the Puerto Rico Office of Monopolistic Affairs and the lawsuit filed by the Commonwealth of Puerto Rico in February 2011 and the class action lawsuit in the indirect purchasers case. Under the Memorandum of Understanding, the Company has agreed to pay $1.8 million for a full release in those matters. The settlement agreement, when negotiated and entered into by the parties, will be subject to court approval.

On December 31, 2008, a securities class action lawsuit was filed against the Company by the City of Roseville Employees’ Retirement System in the United States District Court for the District of Delaware. The complaint purported to be on behalf of purchasers of our common stock. The complaint alleged, among other things, that the Company made material misstatements and omissions in connection with alleged price-fixing in

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

the Company’s shipping business in Puerto Rico in violation of antitrust laws. The Company filed a motion to dismiss, and the Court granted the motion to dismiss on November 13, 2009 with leave to file an amended complaint. The plaintiff filed an amended complaint on December 23, 2009, and the Company filed a motion to dismiss the amended complaint on February 12, 2010. The Company’s motion to dismiss the amended complaint was granted with prejudice on May 18, 2010. On June 15, 2010, the plaintiff appealed the Court’s decision to dismiss the amended complaint. The Company filed its opposition brief with the Court of Appeals on December 22, 2010 and the plaintiffs filed their reply brief on February 2, 2011.

On March 9, 2010, the Company’s Board of Directors and certain current and former officers of the Company were named as defendants in a shareholder derivative lawsuit filed in the Superior Court of Mecklenburg County, North Carolina. The derivative suit was filed by a shareholder named Patrick Smith purportedly on behalf of Horizon Lines, Inc. claiming that the Directors and current and former officers named in the complaint breached their fiduciary duties and damaged the Company by allegedly causing the Company to engage in an antitrust conspiracy in the ocean shipping trade routes between the continental United States and Alaska, Hawaii, Guam and Puerto Rico. The relief being sought by the plaintiff includes monetary damages, fees and expenses associated with the action, including attorneys’ fees, and appropriate equitable relief. The defendants filed a motion to dismiss on May 27, 2010. The motion was granted on October 21, 2010. The time for an appeal has expired.

Through December 26, 2010, the Company has incurred approximately $28.1 million in legal and professional fees associated with the DOJ investigation, the antitrust related litigation, and other related legal proceedings.

Environmental Matters

The Company is subject to numerous laws and regulations relating to environmental matters and related record keeping and reporting. The Company has been advised that the U.S. Coast Guard and U.S. Attorney’s Office are investigating matters involving two of the Company’s vessels. The Company is cooperating with this investigation. It is possible that the outcome of the investigation could result in a substantial fine and other actions against us that could have an adverse effect on the Company’s business and operations.

In the ordinary course of business, from time to time, the Company becomes involved in various legal proceedings. These relate primarily to claims for loss or damage to cargo, employees’ personal injury claims, and claims for loss or damage to the person or property of third parties. The Company generally maintains insurance, subject to customary deductibles or self-retention amounts, and/or reserves to cover these types of claims. The Company also, from time to time, becomes involved in routine employment-related disputes and disputes with parties with which it has contractual relations.

SFL Agreements

In April 2006, the Company completed a series of agreements with Ship Finance International Limited and certain of its subsidiaries (“SFL”) to charter five new non-Jones Act qualified container vessels. The bareboat charter for each new vessel is a “hell or high water” charter, and the obligation of the Company to pay charter hire thereunder for the vessel is absolute and unconditional. The aggregate annual charter hire for all of the five new vessels is approximately $32.0 million. Under the charters, the Company is responsible for crewing, insuring, maintaining, and repairing each vessel and for all other operating costs with respect to each vessel. The term of each of the bareboat charters is twelve years from the date of delivery of the related vessel, with a three year renewal option exercisable by the Company. In addition, the Company has the option to purchase all of the vessels following the five, eight, twelve, and, if applicable, fifteen year anniversaries of the date of delivery at

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

pre-agreed purchase prices. If the Company elects to purchase all of the vessels after the five or eight year anniversary date, it will have the right to assume the outstanding debt related to each purchased vessel, and the amount of the debt so assumed will be credited against the purchase price paid for the vessels. If the Company elects not to purchase the new vessels at the end of the initial twelve-year period and SFL sells the new vessels for less than a specified amount, the Company is responsible for paying the amount of such shortfall, which shall not exceed $3.8 million per new vessel. If the new vessels are to be sold by SFL to an affiliated party for less than a different specified amount, the Company has the right to purchase the new vessels for that different specified amount.

Although the Company is not the primary beneficiary of the variable interest entities created in conjunction with the SFL transactions, the Company has an interest in the variable interest entities. Based on the Company’s analysis of the expected cash flows related to the variable interest entity, the Company believes only a remote likelihood exists that it would become the primary beneficiary of the variable interest entity and would be required to consolidate the variable interest entity. Certain contractual obligations and off-balance sheet obligations arising from this transaction include the annual operating lease obligations and the residual guarantee. The Company is accounting for the leases as operating leases. The residual guarantee is recorded at its fair value of approximately $0.3 million as a liability on the Company’s balance sheet.

Standby Letters of Credit

The Company has standby letters of credit, primarily related to its property and casualty insurance programs. On December 26, 2010 and December 20, 2009, these letters of credit totaled $11.3 million and $11.1 million, respectively.

Labor Relations

Approximately 67.1% of the Company’s total work force is covered by collective bargaining agreements. Our collective bargaining agreements are scheduled to expire as follows: three in 2011, three in 2012, one in 2013, one in 2014, and two in 2017. The three agreements scheduled to expire in 2011 represents approximately 38% of the Company’s union work force.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

18.	Quarterly Financial Data (Unaudited)

Set forth below are unaudited quarterly financial data (in thousands, except per share amounts):

	Fiscal Year 2010
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Operating revenue	$274,658	$291,387	$297,612	$298,849
Operating (loss) income(1)(2)	(1,848)	13,962	18,107	(35,526)
(Loss) income from continuing operations	$(11,695)	$4,125	$8,218	$(46,947)
Loss from discontinued operations	(1,549)	(475)	(471)	(9,175)

Net (loss) income(1)(2)	$(13,244)	$3,650	$7,747	$(56,122)

Basic net (loss) income per share from continuing operations	$(0.38)	$0.14	$0.27	$(1.53)
Basic net loss per share from discontinued operations	(0.05)	(0.02)	(0.02)	(0.29)

Basic net (loss) income per share	$(0.43)	$0.12	$0.25	$(1.82)

Diluted net (loss) income per share from continuing operations	$(0.38)	$0.14	$0.27	$(1.53)
Diluted net loss per share from discontinued operations	(0.05)	(0.02)	(0.02)	(0.29)

Diluted net (loss) income per share	$(0.43)	$0.12	$0.25	$(1.82)

	Fiscal Year 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Operating revenue	$265,033	$271,186	$301,305	$286,691
Operating income (loss)(1)(2)	56	(9,648)	20,007	11,863
(Loss) income from continuing operations	$(8,718)	$(29,204)	$9,964	$1,551
Loss from discontinued operations	(1,235)	(1,879)	(1,526)	(225)

Net (loss) income(1)(2)(3)	$(9,953)	$(31,083)	$8,438	$1,326

Basic net (loss) income per share from continuing operations	$(0.29)	$(0.96)	$0.33	$0.05
Basic net loss per share from discontinued operations	(0.04)	(0.06)	(0.05)	(0.01)

Basic net (loss) income per share	$(0.33)	$(1.02)	$0.28	$0.04

Diluted net (loss) income per share from continuing operations	$(0.29)	$(0.96)	$0.32	$0.05
Diluted net loss per share from discontinued operations	(0.04)	(0.06)	(0.05)	(0.01)

Diluted net (loss) income per share	$(0.33)	$(1.02)	$0.27	$0.04

(1)	The first, second, third, and fourth quarter of 2010 include expenses of $1.0 million, $1.0 million, $1.5 million, and $1.7 million, respectively, related to legal and professional fees associated with the DOJ investigation and the antitrust related litigation. The first, second, third, and fourth quarter of 2009 include expenses of $4.4 million, $4.1 million, $2.0 million, and $1.7 million, respectively, related to legal and professional fees associated with the DOJ investigation and the antitrust related litigation. The fourth quarter of 2010 includes expenses of $2.0 million related to the Company’s restructuring plan. The third and fourth quarter of 2010 include $1.8 million and $0.8 million, respectively, related to an impairment charge.
(2)	The third quarter of 2010 includes $1.8 million related to an impairment charge. The first and second quarter of 2009 include a $0.8 million and $0.2 million charge, respectively, related to the Company’s restructuring plan. The second and third quarter of 2009 include $0.7 million and $1.2 million, respectively, related to an impairment charge. The fourth quarter of 2010 includes a $30.0 million charge for the settlement with the DOJ and a $1.8 million charge for the settlement of the Puerto Rico indirect purchaser lawsuit. The second quarter of 2009 includes a $20.0 million charge for the settlement of a class action lawsuit.

Horizon Lines, Inc.

Notes to Consolidated Financial Statements — (Continued)

(3)	During the second quarter of 2009, the Company determined it was unclear as to the timing of when it will generate sufficient taxable income to realize its deferred tax assets. Accordingly, the Company recorded a valuation allowance against its deferred tax assets which resulted in a $10.5 million income tax provision.

19.	Subsequent Events

On February 23, 2011, the Company and Charles G. Raymond, its President and Chief Executive Officer, entered into a Separation Agreement in connection with Mr. Raymond’s retirement from the Company. Under the terms of the Separation Agreement, Mr. Raymond will receive severance payments over a period of 25 months totaling approximately $2.3 million. In addition, the Company will reimburse Mr. Raymond for premiums related to continued health coverage under COBRA for the period he and his eligible dependents are covered under COBRA. Mr. Raymond will also be entitled to indemnification and the advancement of legal expenses as provided by the Company’s charter and bylaws and any other applicable documents, and Mr. Raymond has agreed not to sell any shares of the Company’s common stock that he owns for a period of one year. In addition, the terms of the Separation Agreement include a non-compete provision for a period of two years.

On March 28, 2011, the Company executed an employment agreement with Stephen H. Fraser, who began serving as its interim President and Chief Executive Officer on March 11, 2011. The term of the agreement is until the Company appoints a successor president and chief executive officer, and the agreement may be terminated by either party upon thirty days written notice. Pursuant to the terms of the agreement, Mr. Fraser will be entitled to a salary of $90,000 per month, plus other usual employee benefits offered to the Company’s employees. The agreement also provides that Mr. Fraser shall be reimbursed for certain transportation expenses and may elect to be reimbursed for his cost of medical insurance for himself and his dependents. Mr. Fraser will continue to serve as a member of the Company’s board of directors. Mr. Fraser will continue to be eligible for compensation awarded to the board of directors, and the stock ownership guidelines applicable to board members will continue to be applicable to him. Mr. Fraser’s annual cash retainer for service on the board will be prorated to reflect only the period which he was a non-employee director. This description of the employment agreement is not complete and is qualified by its entirety by the full text of the agreement which is attached hereto as an exhibit.

On March 9, 2011, the Company entered into an amendment of its Senior Credit Facility. In addition, the amendment waives default conditions related to the recently announced settlement agreement with the DOJ. The Senior Credit Facility was amended to (i) increase the senior secured leverage ratio from 2.75x to 3.50x for the fiscal quarters ending March 27, 2011 and June 26, 2011, and from 2.75x to 3.00x for the fiscal quarter ending September 25, 2011 (remaining at 2.75x for all fiscal quarters thereafter), (ii) decrease the interest coverage ratio minimum from 3.50x to 2.50x for the fiscal quarters ending March 27, 2011 and June 26, 2011, from 3.50x to 2.75x for the fiscal quarter ending September 25, 2011, and from 3.50x to 3.00x for the fiscal quarter ending December 25, 2011 (remaining at 3.50x for all fiscal quarters thereafter), (iii) increase the spread over LIBOR and Prime rates by 250 bps, and (iv) restrict cash dividends from being paid on any class of capital stock. The amendment revises the definition of Consolidated EBITDA by allowing for certain charges, including (i) transaction costs incurred in connection with obtaining the credit agreement amendment, the convertible bondholder waiver consent, and any other proposed refinancing costs that are not counted as interest expense or capitalized as deferred financing fees in an amount not to exceed $5.0 million and (ii) litigation expenses related to antitrust litigation matters in an amount not to exceed $28 million in the aggregate, to be added back to the calculation of Consolidated EBITDA. As a result of the amendment, the Company paid $1.3 million in financing costs.

Schedule II

Horizon Lines, Inc.

Valuation and Qualifying Accounts

Years Ended December 2010, 2009 and 2008

	Beginning Balance	Charged to Cost and Expenses	Deductions	Charged to other Accounts		Ending Balance
			(In thousands)
Accounts receivable reserve:
Year ended December 26, 2010:
Allowance for doubtful accounts	$5,965	$1,459	$(1,195)	$—		$6,229
Allowance for revenue adjustments	1,030	3,401	(3,701)	—		730

	$6,996	$4,860	$(4,896)	$—		$6,959
Year ended December 20, 2009:
Allowance for doubtful accounts	$6,675	$1,975	$(2,685)	$—		$5,965
Allowance for revenue adjustments	1,030	5,824	(5,824)	—		1,030

	$7,705	$7,799	$(8,509)	$—		$6,996
Year ended December 21, 2008:
Allowance for revenue adjustments	$4,650	$2,937	$(912)	$—		$6,675
Allowance for doubtful accounts	1,030	4,723	(4,723)	—		1,030

	$5,680	$7,660	$(5,635)	$—		$7,705
Restructuring costs:
Year ended December 26, 2010	$150	$2,057	$(165)	$—		$2,042
Year ended December 20, 2009	$3,197	$1,001	$(3,563)	$(485	)(1)	$150
Year ended December 21, 2008	$—	$3,244	$(47)	$—		$3,197
Deferred tax assets valuation allowance:
Year ended December 26, 2010	$8,349	$7,513	$—	$274	(2)	$16,136
Year ended December 20, 2009	$1,262	$9,102	$—	$(2,015	)(2)	$8,349
Year ended December 21, 2008	$1,262	$—	$—	$—		$1,262

(1)	Includes $0.5 million of stock-based compensation recorded in additional paid in capital.
(2)	Includes $0.7 million and $2.0 million of recorded in other comprehensive income (loss).

Horizon Lines, Inc.

OFFER TO EXCHANGE AND CONSENT SOLICITATION

Shares of Common Stock or Warrants or Redemption Notes and 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes

for

Any and All 4.25% Convertible Senior Notes due 2012

(CUSIP No. 44044K AB7)

PROSPECTUS

                    , 2011

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until ,                 all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware

Horizon Lines Holding Corp., Horizon Lines, LLC , Horizon Lines of Puerto Rico, Inc. , Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, H-L Distribution Service, LLC, Horizon Logistics, LLC, Aero Logistics, LLC, Sea-Logix, LLC and Horizon Services Group, LLC are incorporated under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of Horizon Lines, LLC , Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, H-L Distribution Service, LLC, Horizon Logistics, LLC, Aero Logistics, LLC, Sea-Logix, LLC and Horizon Services Group, LLC, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Horizon Lines, Inc. and Horizon Lines Holding Corp., and the Certificates of Incorporation of each of Horizon Lines, Inc. and Horizon Lines Holding Corp., provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

Hawaii

Hawaii Stevedores, Inc. is incorporated under the laws of the State of Hawaii.

Sections 414-241 through 414-250 of the Hawaii Revised Statutes, or HRS, contains certain provisions describing indemnification of, and advances for expenses to, corporate directors and officers relating to certain liabilities and expenses (including attorneys’ fees) incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents of a corporation or of another enterprise at the request of a corporation.

HRS Sections 414-244 and 414-247 permit a corporation, before final disposition of a proceeding, to advance funds to pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director or officer who is a party to a proceeding because the director or officer is a director or officer of a corporation if the director or officer delivers to the corporation certain written affirmations and certain undertakings.

HRS Section 414-248 permits a corporation to purchase insurance on behalf of its directors, officers, employees or agents against certain liabilities and expenses.

HRS Section 414-222 permits a corporation, through a provision in its articles of incorporation, to eliminate or limit the personal liability of its directors in any action brought by the shareholders or the corporation for monetary damages against a director of the corporation for any action taken, or any failure to take any action as a director. The law does not allow the a corporation to eliminate or limit the personal liability of a director for: (a) the amount of a financial benefit received by a director to which the director is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, (c) a violation of HRS Section 414-223 (relating to unlawful distributions), or (d) an intentional violation of criminal law.

The bylaws of Hawaii Stevedores, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the HRS.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 22, 2005).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 5, 2007).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1.2 to Horizon Line, Inc.’s annual report on Form 10-K, filed on February 5, 2009).

3.4	Amended and Restated Bylaws of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K of Horizon Lines, Inc. filed on February 4, 2009).

3.5	Certificate of Amendment of Amended and Restated Certificates of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 5, 2007).

3.6	Certificate of Formation of Horizon Lines, LLC (incorporated by reference to Exhibit 3.1 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.7	Second Amended and Restated Limited Liability Company AGMT of Horizon Lines LLC (incorporated by reference to Exhibit 3.2 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.8	Certificate of Incorporation of Horizon Lines Holding Corp. (incorporated by reference to Exhibit 3.3 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.9	Amended and Restated Bylaws of Horizon Lines Holding Corp. (incorporated by reference to Exhibit 3.4 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.10	Certificate of Formation of HLH, LLC (incorporated by reference to Exhibit 3.5 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.10.1**	Certificate of Amendment of the Certificate of Formation of HLH, LLC.

3.11	Amended and Restated Limited Liability Company Agreement of HLH, LLC (incorporated by reference to Exhibit 3.6 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.12	Certificate of Incorporation of Horizon Lines of Puerto Rico, Inc. (incorporated by reference to Exhibit 3.7 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.13	Bylaws of Horizon Lines of Puerto Rico, Inc. (incorporated by reference to Exhibit 3.8 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.14	Certificate of Formation of Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 3.9 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.15	Amended and Restated Limited Liability Company AGMT of Horizon Lines of Alaska (incorporated by reference to Exhibit 3.10 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.16	Certificate of Formation of Horizon Lines of Guam, LLC (incorporated by reference to Exhibit 3.11 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.17	Amended and Restated Limited Liability Company AGMT of Horizon Lines of Guam, LLC (incorporated by reference to Exhibit 3.12 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.18	Certificate of Formation of Horizon Lines Ventures, LLC (incorporated by reference to Exhibit 3.13 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.19	Amended & Restated Limited Liability Company AGMT of Horizon Lines Ventures LLC (incorporated by reference to Exhibit 3.14 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.20	Certificate of Formation of Horizon Lines Vessels, LLC (incorporated by reference to Exhibit 3.15 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.21	Amended & Restated Limited Liability Company AGMT of Horizon Lines Vessels LLC (incorporated by reference to Exhibit 3.16 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.22	Certificate of Formation of Horizon Service Group, LLC (incorporated by reference to Exhibit 3.17 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.23	Amended & Restated Limited Liability Company AGMT of Horizon Service Group LLC (incorporated by reference to Exhibit 3.18 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.24	Certificate of Formation of Sea-Logix, LLC (incorporated by reference to Exhibit 3.19 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.25	Amended and Restated Limited Liability Company AGMT of Sea-Logix, LLC (incorporated by reference to Exhibit 3.20 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.26	Certificate of Formation of S-L Distribution Service, LLC (incorporated by reference to Exhibit 3.21 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.26.1**	Certificate of Amendment of the Certificate of Formation of S-L Distribution Service

3.27	Amended and Restated Limited Liability Company AGMT of S-L Distribution Service (incorporated by reference to Exhibit 3.22 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.28**	Articles of Association of Castle & Cooke Terminals, Limited.

3.28.1**	First Certificate of Amendment of the Articles of Association of Castle & Cooke Terminals, Limited.

3.28.2**	Second Certificate of Amendment of the Articles of Association of Hawaii Stevedores, Inc.

3.28.3**	Articles of Amendment of the Articles of Association of Hawaii Stevedores, Inc.

3.29**	Amended and Restated bylaws of Hawaii Stevedores, Inc.

3.30**	Certificate of Formation for SEA-LOGIX, LLC.

3.30.1**	Certificate of Amendment of the Certificate of Formation of SEA-LOGIX, LLC

3.31**	Amended and Restated limited Liability Company Agreement for Sea Logix, LLC.

4.1	Indenture (including form of note) dated August 8, 2007 among the Company and The Bank of New York Mellon (formerly known as The Bank of New York Trust Company, N.A.), as trustee, relating to the Company’s 4.25% Convertible Senior Notes due 2012 (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

4.2****	Form of Supplemental Indenture relating to the Company’s 4.25% Convertible Senior Notes due 2012.

4.3****	Form of Indenture governing the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes between the Company and U.S. Bank National Association.

4.4****	Form of Warrant and Warrant Agreement.

4.5***	Form of Indenture Relating to the Redemption Note (including form of Redemption Note).

5.1*	Form of opinion of Kirkland & Ellis LLP.

5.2*	Form of opinion of Carlsmith Ball LLP.

10.1	Preferential Usage Agreement dated December 1, 1985, between the Municipality of Anchorage, Alaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC, as successor in interest to SL Service, Inc. (formerly known as Sea-Land Service, Inc.), pursuant to a consent to general assignment and assumption, dated September 5, 2002), as amended by the Amendment to Preferential Usage Agreement dated January 31, 1991, Second Amendment to December 1, 1985 Preferential Usage Agreement dated June 20, 1996, Third Amendment to December 1, 1985 Preferential Usage Agreement dated January 7, 2003, and Fourth Amendment to December 1, 1985 Preferential Use Agreement dated January 1, 2006 (incorporated by reference to Exhibit 10.10 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.2	Amended and Restated Guarantee and Indemnity Agreement dated as of February 27, 2003, by and among HLH, LLC, Horizon Lines, LLC, CSX Corporation, CSX Alaska Vessel Company, LLC and SL Service, Inc., as supplemented by the joinder agreements, dated as of July 7, 2004, of Horizon Lines Holding Corp., Horizon Lines of Puerto Rico, Inc., Falconhurst, LLC, Horizon Lines Ventures, LLC, Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, Horizon Services Group, LLC, Sea Readiness, LLC, Sea-Logix, LLC, S-L Distribution Services, LLC and SL Payroll Services, LLC, and Amendment No. 1 to the Amended and Restated Guarantee and Indemnity Agreement dated April 28, 2011 (incorporated by reference to Exhibit 10.26 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.3	Amended and Restated Put/Call Agreement, dated as of September 20, 2005, by and among Horizon Lines, Inc. and other parties thereto (incorporated by reference to Exhibit 99.4 to the current report on Form 8-K of Horizon Lines, Inc. filed on October 24, 2005).

10.4	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on April 30, 2008).

10.5	CSX Intermodal International Agreement Number 5124 dated as of March 1, 2006 between Horizon Lines, LLC, including Horizon Lines of Alaska, LLC, and CSX Intermodal Inc., Amendment One to CSX Intermodal International Agreement Number 5124 dated as of February 20, 2008, and Amendment Two to CSX Intermodal International Agreement Number 5124 dated as of December 1, 2009 (incorporated by reference to Exhibit 10.14 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on June 23, 2005).

10.6	Sub-Bareboat Charter Party Respecting 3 Vessels, dated as of February 27, 2003, in relation to U.S.-flag vessels Horizon Anchorage, Horizon Tacoma and Horizon Kodiak, between CSX Alaska Vessel Company, LLC, as charterer, and Horizon Lines, LLC, as sub-charterer, and Amendment No. 1 to the Sub-Bareboat Charter Party Respecting 3 Vessels dated as of April 28, 2011 (incorporated by reference to Exhibit 10.15 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

10.7	Stevedoring and Terminal Services Agreement, dated May 9, 2004, between APM Terminals, North America, Inc., Horizon Lines, LLC and Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 10.18 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

10.8	Amendment No. 2 to Stevedoring and Terminal Services Agreement, dated November 30, 2006, among APM Terminals, North America, Inc., Horizon Lines, LLC and Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 10.14.1 to Horizon Line, Inc.’s annual report on Form 10-K, filed on March 2, 2007).

10.9	Amendment No. 3 to Stevedoring and Terminal Services Agreement, dated June 8, 2010, among APM Terminals, North America, Inc., Horizon Lines, LLC and Horizon Lines of Alaska, LLC, Amendment No. 4 to Stevedoring and Terminal Services Agreement dated June 21, 2010, Amendment No. 5 to Stevedoring and Terminal Services Agreement, dated December 20, 2010, and Amendment No. 6 to Stevedoring and Terminal Services Agreement, dated January 16, 2011 (incorporated by reference to Exhibit 10.1 to Horizon Line, Inc.’s quarterly report on Form 10-Q, filed on August 23, 2010).

10.10	Assignment and Assumption Agreement dated as of September 2, 1999, by and between Sea-Land Service, Inc. and Sea-Land Domestic Shipping, LLC (incorporated by reference to Exhibit 10.21 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

10.11	Capital Construction Fund Agreement, dated March 29, 2004, between Horizon Lines, LLC and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (incorporated by reference to Exhibit 10.36 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.12	Harbor Lease dated January 12, 1996, between Horizon Lines, LLC (formerly known as CSX Lines, LLC, as successor in interest to SL Services, Inc. (formerly known as Sea-Land Service, Inc.), pursuant to Consent to Two Assignments of Harbor Lease No. H-92-22, dated February 14, 2003) and the State of Hawaii, Department of Transportation, Harbors Division (incorporated by reference to Exhibit 10.37 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.13	Agreement AP-10-11-(4)-056 dated November 10, 2010 between Puerto Rico Ports Authority and Horizon Lines of Puerto Rico, Inc (incorporated by reference to Exhibit 10.39 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.14	Port of Kodiak Preferential Use Agreement dated January 1, 2010 between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC, and Port of Kodiak First Amendment to Preferential Use Agreement dated January 1, 2010 (incorporated by reference to Exhibit 10.40 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.15	Port of Kodiak Terminal Operation Contract dated January 1, 2010 between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 10.41 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.16	Sublease, Easement and Preferential Use Agreement dated October 2, 1990, between the City of Unalaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC), as successor in interest to Sea-Land Service, Inc., together with the addendum thereto dated October 2, 1990, as amended by the Amendment to Sublease, Easement and Preferential Use Agreement dated May 31, 2000, and Amendment #1 dated May 1, 2002 (incorporated by reference to Exhibit 10.42 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.17	Amendment #2 dated February 27, 2003 to Preferential Use Agreement dated October 2, 1990 between the City of Unalaska and Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 10.42.1 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on July 29, 2005).

10.18	Form of Directors’ and Officers’ Indemnification Agreement (incorporated by reference to Exhibit 10.43 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 19, 2005).

10.19	Form of Non-management Directors’ Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 18, 2008).

10.20	Employment Agreement dated as of September 16, 2005, between Horizon Lines, LLC and John V. Keenan, February 23, 2011 letter to John Keenan from Stephen Fraser amending the terms of the Employment Agreement dated as of September 16, 2005 (incorporated by reference to Exhibit 10.44 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 19, 2005).

10.21.1	First Amendment to Employment Agreement dated as of December 20, 2003, between Horizon Lines and John V. Keenan (incorporated by reference to Exhibit 10.44.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on December 21, 2005).

10.22.1	Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on December 19, 2008).

10.23	Horizon Lines, Inc., Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.46 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 19, 2005).

10.24	Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on April 11, 2006).

10.25	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Eagle and Horizon Lines, LLC (incorporated by reference to Exhibit 10.52 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.26	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Falcon and Horizon Lines, LLC (incorporated by reference to Exhibit 10.53 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.27	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Hunter and Horizon Lines, LLC (incorporated by reference to Exhibit 10.54 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.28	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Tiger and Horizon Lines, LLC (incorporated by reference to Exhibit 10.55 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.29	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Hawk and Horizon Lines, LLC (incorporated by reference to Exhibit 10.56 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.30	Purchase Agreement, dated August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co., as representatives of the Initial Purchasers (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.31	Registration Rights Agreement, dated August 8, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co., as representatives of the Initial Purchasers (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.32	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co (incorporated by reference to Exhibit 10.3 to the current report filed on Form 8-K of Horizon Lines, Inc. on August 13, 2007).

10.33	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.34	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association (incorporated by reference to Exhibit 10.5 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.35	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.6 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.36	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.7 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.37	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association (incorporated by reference to Exhibit 10.8 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.38	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.9 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.39	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.10 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.40	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association (incorporated by reference to Exhibit 10.11 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.41	Credit Agreement, dated August 8, 2007, by and among Horizon Lines, Inc., as Borrower; certain subsidiaries of the Borrower for time to time parties thereto, as Guarantors; the Lenders parties thereto; Wachovia Bank, National Association, as Administrative Agent; Bank of America, N.A., as Syndication Agent; and Goldman Sachs Credit Partners, L.P., LaSalle Bank, National Association and JP Morgan Chase Bank, N.A., as Joint Documentation Agents (incorporated by reference to Exhibit 10.12 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.42	First Amendment to Credit Agreement, dated June 11, 2009 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 12, 2009).

10.43	Second Amendment to Credit Agreement, dated March 9, 2011, and Third Amendment to Credit Agreement, dated June 24, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on March 11, 2011).

10.44	Settlement Agreement, dated June 11, 2009 among Horizon Lines, Inc., Horizon Lines, LLC, Horizon Lines of Puerto Rico, Inc. Horizon Logistics, LLC, Horizon Logistics Holdings, LLC and Named Plaintiff Class Representatives (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 12, 2009).

10.45	Form of 2010 Time-Based Restricted Stock Award (incorporated by reference to Exhibit 10.3 to Horizon Line, Inc.’s quarterly report on Form 10-Q, filed on April 23, 2010).

10.46	Separation Agreement between Horizon Lines, Inc. and Charles G. Raymond, dated February 23, 2011 (incorporated by reference to Exhibit 10.50 to Horizon Line, Inc.’s annual report on Form 10-K, filed on March 28, 2011).

10.47	Employment Agreement between Horizon Lines, Inc. and Stephen H. Fraser, executed March 28, 2011 (incorporated by reference to Exhibit 10.51 to Horizon Line, Inc.’s annual report on Form 10-K, filed on March 28, 2011).

10.48	Plea Agreement with United States of America, dated February 23, 2011 (incorporated by reference to Exhibit 10.1 to Horizon Line, Inc.’s quarterly report on Form 10-Q, filed on April 23, 2007).

10.49	Settlement Agreement with Commonwealth of Puerto Rico, dated March 31, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on April 6, 2011).

10.50	Restructuring Support Agreement, dated June 1, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 2, 2011).

10.51	First Amendment to Restructuring Support Agreement, dated June 10, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 10, 2011).

10.52	Second Amendment to Restructuring Support Agreement, dated June 17, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 20, 2011).

10.53	Third Amendment to Credit Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 27, 2011).

10.54	Third Amendment to Restructuring Support Agreement, dated June 24, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 27, 2011).

10.55	Fourth Amendment to Restructuring Support Agreement, dated July 1, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on July 5, 2011).

10.56	Fifth Amendment to Restructuring Support Agreement, dated July 8, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on July 8, 2011).

10.57	Sixth Amendment to Restructuring Support Agreement, dated July 22, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on July 22, 2011).

10.58	Horizon Lines Executive Severance Plan (incorporated by reference to Exhibit 10.1 to Horizon Line, Inc.’s quarterly report on Form 10-Q, filed on July 23, 2011).

10.59	Seventh Amendment to Restructuring Support Agreement, dated August 5, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 11, 2011).

10.60	Eighth Amendment to Restructuring Support Agreement, dated August 12, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 15, 2011).

10.61	Ninth Amendment to Restructuring Support Agreement, dated August 19, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 22, 2011).

10.62**	Form of Restructuring Support Agreement between Horizon Lines, Inc. and the signatories thereto.

12.1****	Statement Re: Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Horizon Lines, Inc. (incorporated by reference to Exhibit 21 to Horizon Lines, Inc.’s annual report on Form 10-K, initially filed March 28, 2011).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1).

23.3*	Consent of Carlsmith Ball LLP (Included in Exhibit 5.2).

24.1*	Powers of Attorney (Included on the signature pages of this Form S-4 and incorporated herein by reference).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the indenture governing the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Letter to Brokers.

99.3**	Form of Letter To Clients.

99.4***	Form of U.S. Citizenship Questionnaire.

*	Filed herewith.
**	Previously filed as an exhibit to Horizon Lines, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-176520) filed on September 13, 2011.
***	Previously filed as an exhibit to Horizon Lines, Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-176520) filed on September 19, 2011.
****	Previously filed as an exhibit to Horizon Lines, Inc.’s Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-176520) filed on September 22, 2011.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(v) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(4) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(vi) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(vii) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(viii) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON LINES, INC.

By:	/s/ MICHAEL T. AVARA
Michael T. Avara
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen H. Fraser	Director, Chief Executive Officer and President (Principal Executive Officer)	September 26, 2011

/s/ MICHAEL T. AVARA Michael T. Avara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Alex J. Mandl	Director	September 26, 2011

* James G. Cameron	Director	September 26, 2011

* Vernon E. Clark	Director	September 26, 2011

* William J. Flynn	Director	September 26, 2011

* Bobby J. Griffin	Director	September 26, 2011

* Norman Y. Mineta	Director	September 26, 2011

* Thomas P. Storrs	Director	September 26, 2011

*By	/s/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON LINES HOLDING CORP.

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Stephen H. Fraser	Director, President and Chief Executive Officer (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Alex J. Mandl	Director	September 26, 2011

* James G. Cameron	Director	September 26, 2011

* Vernon E. Clark	Director	September 26, 2011

* William J. Flynn	Director	September 26, 2011

* Bobby J. Griffin	Director	September 26, 2011

* Norman Y. Mineta	Director	September 26, 2011

* Thomas P. Storrs	Director	September 26, 2011

*By	/s/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HAWAII STEVEDORES, INC.

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Vice President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Ali B. Nikkhoo	Director and President (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Peter L. Strohla	Director	September 26, 2011

* Brian W. Taylor	Director	September 26, 2011

*By	/S/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON LINES, LLC

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen H. Fraser	Director, Chief Executive Officer and President (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Alex J. Mandl	Director	September 26, 2011

* James G. Cameron	Director	September 26, 2011

* Vernon E. Clark	Director	September 26, 2011

* William J. Flynn	Director	September 26, 2011

* Bobby J. Griffin	Director	September 26, 2011

* Norman Y. Mineta	Director	September 26, 2011

* Thomas P. Storrs	Director	September 26, 2011

*By	/s/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON LINES OF PUERTO RICO, INC.

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Brian W. Taylor	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

*By	/s/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON LINES OF ALASKA, LLC

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Treasuer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Marion G. Davis	Director, President and Chief Executive Officer (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Treasuer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Marvin R. Buchanan	Director	September 26, 2011

* Stephen H. Fraser	Director	September 26, 2011

*By	/s/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON LINES OF GUAM, LLC

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Vice President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Brian W. Taylor	Director, President and Chief Operating Officer (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Stephen H. Fraser	Director	September 26, 2011

* Ali B. Nikkhoo	Director	September 26, 2011

*By	/s/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON LINES VESSELS, LLC

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Joseph V. Breglia	Director, President and Chief Executive Officer (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Brian W. Taylor	Director	September 26, 2011

*By	/S/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

H-L DISTRIBUTION SERVICE, LLC

By:	/S/ CATHERINE R. WALSH
Catherine R. Walsh
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ CATHERINE R. WALSH Catherine R. Walsh	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	September 26, 2011

/S/ BRIAN C. LUKE Brian C. Luke	Director, Controller and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

/S/ MICHAEL F. ZENDAN, II Michael F. Zendan, II	Director	September 26, 2011

*By	/s/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON LOGISTICS, LLC

By:	/S/ CATHERINE R. WALSH
Catherine R. Walsh
Treasurer and Controller

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Brian W. Taylor	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 26, 2011

/S/ CATHERINE R. WALSH Catherine R. Walsh	Treasurer and Controller (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

*By	/s/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

AERO LOGISTICS, LLC

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Assistant Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Brian W. Taylor	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Director and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Franklin V. Knafelz	Director	September 26, 2011

*By	/S/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

SEA-LOGIX, LLC

By:	/s/ HENRY J. BELL
Henry J. Bell
Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Kevin D. Dietsch	Director and President (Principal Executive Officer)	September 26, 2011

/s/ HENRY J. BELL Henry J. Bell	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Marion G. Davis	Director	September 26, 2011

* Kenneth J. Gill	Director	September 26, 2011

* Franklin V. Knafelz	Director	September 26, 2011

*By	/S/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 26, 2011.

HORIZON SERVICES GROUP, LLC

By:	/S/ MICHAEL T. AVARA
Michael T. Avara
Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Fraser, Michael T. Avara and Michael F. Zendan, II, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Jeffrey R. Yeager	Director, President and Chief Executive Officer (Principal Executive Officer)	September 26, 2011

/S/ MICHAEL T. AVARA Michael T. Avara	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2011

* Charles W. Brown, III	Director	September 26, 2011

* Marvin R. Buchanan	Director	September 26, 2011

/S/ BRIAN W. TAYLOR Brian W. Taylor	Director	September 26, 2011

* Joe G. Rodriguez	Director	September 26, 2011

*By	/S/ MICHAEL F. ZENDAN, II
Michael F. Zendan, II as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 22, 2005).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 5, 2007).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1.2 to Horizon Line, Inc.’s annual report on Form 10-K, filed on February 5, 2009).

3.4	Amended and Restated Bylaws of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K of Horizon Lines, Inc. filed on February 4, 2009)

3.5	Certificate of Amendment of Amended and Restated Certificates of Incorporation of Horizon Lines, Inc. (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 5, 2007).

3.6	Certificate of Formation of Horizon Lines, LLC (incorporated by reference to Exhibit 3.1 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.7	Second Amended and Restated Limited Liability Company AGMT of Horizon Lines LLC (incorporated by reference to Exhibit 3.2 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.8	Certificate of Incorporation of Horizon Lines Holding Corp. (incorporated by reference to Exhibit 3.3 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.9	Amended and Restated Bylaws of Horizon Lines Holding Corp. (incorporated by reference to Exhibit 3.4 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.10	Certificate of Formation of HLH, LLC (incorporated by reference to Exhibit 3.5 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.10.1**	Certificate of Amendment of the Certificate of Formation of HLH, LLC.

3.11	Amended and Restated Limited Liability Company Agreement of HLH, LLC (incorporated by reference to Exhibit 3.6 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.12	Certificate of Incorporation of Horizon Lines of Puerto Rico, Inc. (incorporated by reference to Exhibit 3.7 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.13	Bylaws of Horizon Lines of Puerto Rico, Inc. (incorporated by reference to Exhibit 3.8 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.14	Certificate of Formation of Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 3.9 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.15	Amended and Restated Limited Liability Company AGMT of Horizon Lines of Alaska (incorporated by reference to Exhibit 3.10 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.16	Certificate of Formation of Horizon Lines of Guam, LLC (incorporated by reference to Exhibit 3.11 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.17	Amended and Restated Limited Liability Company AGMT of Horizon Lines of Guam, LLC (incorporated by reference to Exhibit 3.12 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.18	Certificate of Formation of Horizon Lines Ventures, LLC (incorporated by reference to Exhibit 3.13 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.19	Amended & Restated Limited Liability Company AGMT of Horizon Lines Ventures LLC (incorporated by reference to Exhibit 3.14 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.20	Certificate of Formation of Horizon Lines Vessels, LLC (incorporated by reference to Exhibit 3.15 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.21	Amended & Restated Limited Liability Copmany AGMT of Horizon Lines Vessels LLC (incorporated by reference to Exhibit 3.16 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.22	Certificate of Formation of Horizon Service Group, LLC (incorporated by reference to Exhibit 3.17 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.23	Amended & Restated Limited Liability Company AGMT of Horizon Service Group LLC (incorporated by reference to Exhibit 3.18 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.24	Certificate of Formation of Sea-Logix, LLC (incorporated by reference to Exhibit 3.19 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.25	Amended and Restated Limited Liability Copmany AGMT of Sea-Logix, LLC (incorporated by reference to Exhibit 3.20 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.26	Certificate of Formation of S-L Distribution Service, LLC (incorporated by reference to Exhibit 3.21 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on
March 30, 2005).

3.26.1**	Certificate of Amendment of the Certificate of Formation of S-L Distribution Service

3.27	Amended and Restated Limited Liability Company AGMT of S-L Distribution Service (incorporated by reference to Exhibit 3.22 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

3.28**	Articles of Association of Castle & Cooke Terminals, Limited.

3.28.1**	First Certificate of Amendment of the Articles of Association of Castle & Cooke Terminals, Limited.

3.28.2**	Second Certificate of Amendment of the Articles of Association of Hawaii Stevedores, Inc.

3.28.3**	Articles of Amendment of the Articles of Association of Hawaii Stevedores, Inc.

3.29**	Amended and Restated bylaws of Hawaii Stevedores, Inc.

3.30**	Certificate of Formation for SEA-LOGIX, LLC.

3.30.1**	Certificate of Amendment of the Certificate of Formation of SEA-LOGIX, LLC

3.31**	Amended and Restated limited Liability Company Agreement for Sea Logix, LLC.

4.1	Indenture (including form of note) dated August 8, 2007 among the Company and The Bank of New York Mellon (formerly known as The Bank of New York Trust Company, N.A.), as trustee, relating to the Company’s 4.25% Convertible Senior Notes due 2012 (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

4.2****	Form of Supplemental Indenture relating to the Company’s 4.25% Convertible Senior Notes due 2012.

4.3****	Form of Indenture governing the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes between the Company and U.S. Bank National Association.

4.4****	Form of Warrant and Warrant Agreement.

4.5***	Form of Indenture relating to the Redemption Note (including form of Redemption Note).

5.1*	Form of opinion of Kirkland & Ellis LLP.

5.2*	Form of opinion of Carlsmith Ball LLP.

10.1	Preferential Usage Agreement dated December 1, 1985, between the Municipality of Anchorage, Alaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC, as successor in interest to SL Service, Inc. (formerly known as Sea-Land Service, Inc.), pursuant to a consent to general assignment and assumption, dated September 5, 2002), as amended by the Amendment to Preferential Usage Agreement dated January 31, 1991, Second Amendment to December 1, 1985 Preferential Usage Agreement dated June 20, 1996, Third Amendment to December 1, 1985 Preferential Usage Agreement dated January 7, 2003, and Fourth Amendment to December 1, 1985 Preferential Use Agreement dated January 1, 2006 (incorporated by reference to Exhibit 10.10 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.2	Amended and Restated Guarantee and Indemnity Agreement dated as of February 27, 2003, by and among HLH, LLC, Horizon Lines, LLC, CSX Corporation, CSX Alaska Vessel Company, LLC and SL Service, Inc., as supplemented by the joinder agreements, dated as of July 7, 2004, of Horizon Lines Holding Corp., Horizon Lines of Puerto Rico, Inc., Falconhurst, LLC, Horizon Lines Ventures, LLC, Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, Horizon Services Group, LLC, Sea Readiness, LLC, Sea-Logix, LLC, S-L Distribution Services, LLC and SL Payroll Services, LLC, and Amendment No. 1 to the Amended and Restated Guarantee and Indemnity Agreement dated April 28, 2011 (incorporated by reference to Exhibit 10.26 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.3	Amended and Restated Put/Call Agreement, dated as of September 20, 2005, by and among Horizon Lines, Inc. and other parties thereto (incorporated by reference to Exhibit 99.4 to the current report on Form 8-K of Horizon Lines, Inc. filed on October 24, 2005).

10.4	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.1 to the current report filed on Form 8-K of Horizon Lines, Inc. filed on April 30, 2008).

10.5	CSX Intermodal International Agreement Number 5124 dated as of March 1, 2006 between Horizon Lines, LLC, including Horizon Lines of Alaska, LLC, and CSX Intermodal Inc., Amendment One to CSX Intermodal International Agreement Number 5124 dated as of February 20, 2008, and Amendment Two to CSX Intermodal International Agreement Number 5124 dated as of December 1, 2009 (incorporated by reference to Exhibit 10.14 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on June 23, 2005).

10.6	Sub-Bareboat Charter Party Respecting 3 Vessels, dated as of February 27, 2003, in relation to U.S.-flag vessels Horizon Anchorage, Horizon Tacoma and Horizon Kodiak, between CSX Alaska Vessel Company, LLC, as charterer, and Horizon Lines, LLC, as sub-charterer, and Amendment No. 1 to the Sub-Bareboat Charter Party Respecting 3 Vessels dated as of April 28, 2011 (incorporated by reference to Exhibit 10.15 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

10.7	Stevedoring and Terminal Services Agreement, dated May 9, 2004, between APM Terminals, North America, Inc., Horizon Lines, LLC and Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 10.18 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

10.8	Amendment No. 2 to Stevedoring and Terminal Services Agreement, dated November 30, 2006, among APM Terminals, North America, Inc., Horizon Lines, LLC and Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 10.14.1 to Horizon Line, Inc.’s annual report on Form 10-K, filed on March 2, 2007).

10.9	Amendment No. 3 to Stevedoring and Terminal Services Agreement, dated June 8, 2010, among APM Terminals, North America, Inc., Horizon Lines, LLC and Horizon Lines of Alaska, LLC, Amendment No. 4 to Stevedoring and Terminal Services Agreement dated June 21, 2010, Amendment No. 5 to Stevedoring and Terminal Services Agreement, dated December 20, 2010, and Amendment No. 6 to Stevedoring and Terminal Services Agreement, dated January 16, 2011 (incorporated by reference to Exhibit 10.1 to Horizon Line, Inc.’s quarterly report on Form 10-Q, filed on August 23, 2010).

10.10	Assignment and Assumption Agreement dated as of September 2, 1999, by and between Sea-Land Service, Inc. and Sea-Land Domestic Shipping, LLC (incorporated by reference to Exhibit 10.21 to Horizon Lines Holding Corp.’s Registration Statement on Form S-4, initially filed on March 30, 2005).

10.11	Capital Construction Fund Agreement, dated March 29, 2004, between Horizon Lines, LLC and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (incorporated by reference to Exhibit 10.36 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.12	Harbor Lease dated January 12, 1996, between Horizon Lines, LLC (formerly known as CSX Lines, LLC, as successor in interest to SL Services, Inc. (formerly known as Sea-Land Service, Inc.), pursuant to Consent to Two Assignments of Harbor Lease No. H-92-22, dated February 14, 2003) and the State of Hawaii, Department of Transportation, Harbors Division (incorporated by reference to Exhibit 10.37 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.13	Agreement AP-10-11-(4)-056 dated November 10, 2010 between Puerto Rico Ports Authority and Horizon Lines of Puerto Rico, Inc (incorporated by reference to Exhibit 10.39 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.14	Port of Kodiak Preferential Use Agreement dated January 1, 2010 between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC, and Port of Kodiak First Amendment to Preferential Use Agreement dated January 1, 2010 (incorporated by reference to Exhibit 10.40 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.15	Port of Kodiak Terminal Operation Contract dated January 1, 2010 between the City of Kodiak, Alaska and Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 10.41 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.16	Sublease, Easement and Preferential Use Agreement dated October 2, 1990, between the City of Unalaska and Horizon Lines of Alaska, LLC (formerly known as CSX Lines of Alaska, LLC), as successor in interest to Sea-Land Service, Inc., together with the addendum thereto dated October 2, 1990, as amended by the Amendment to Sublease, Easement and Preferential Use Agreement dated May 31, 2000, and Amendment #1 dated May 1, 2002 (incorporated by reference to Exhibit 10.42 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on March 2, 2005).

10.17	Amendment #2 dated February 27, 2003 to Preferential Use Agreement dated October 2, 1990 between the City of Unalaska and Horizon Lines of Alaska, LLC (incorporated by reference to Exhibit 10.42.1 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on July 29, 2005).

10.18	Form of Directors’ and Officers’ Indemnification Agreement (incorporated by reference to Exhibit 10.43 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 19, 2005).

10.19	Form of Non-management Directors’ Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 18, 2008).

10.20	Employment Agreement dated as of September 16, 2005, between Horizon Lines, LLC and John V. Keenan, February 23, 2011 letter to John Keenan from Stephen Fraser amending the terms of the Employment Agreement dated as of September 16, 2005 (incorporated by reference to Exhibit 10.44 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 19, 2005).

10.21.1	First Amendment to Employment Agreement dated as of December 20, 2003, between Horizon Lines and John V. Keenan (incorporated by reference to Exhibit 10.44.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on December 21, 2005).

10.22.1	Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on December 19, 2008).

10.23	Horizon Lines, Inc., Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.46 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on September 19, 2005).

10.24	Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on April 11, 2006).

10.25	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Eagle and Horizon Lines, LLC (incorporated by reference to Exhibit 10.52 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.26	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Falcon and Horizon Lines, LLC (incorporated by reference to Exhibit 10.53 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.27	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Hunter and Horizon Lines, LLC (incorporated by reference to Exhibit 10.54 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.28	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Tiger and Horizon Lines, LLC (incorporated by reference to Exhibit 10.55 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.29	Bareboat Charter Agreement dated as of April 7, 2006, by and among Horizon Lines Hawk and Horizon Lines, LLC (incorporated by reference to Exhibit 10.56 to Horizon Lines Inc.’s Registration Statement on Form S-1, initially filed on May 19, 2006).

10.30	Purchase Agreement, dated August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co., as representatives of the Initial Purchasers (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.31	Registration Rights Agreement, dated August 8, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co., as representatives of the Initial Purchasers (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.32	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.33	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.34	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association (incorporated by reference to Exhibit 10.5 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.35	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.6 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.36	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.7 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.37	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association (incorporated by reference to Exhibit 10.8 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.38	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.9 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.39	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.10 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.40	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association (incorporated by reference to Exhibit 10.11 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.41	Credit Agreement, dated August 8, 2007, by and among Horizon Lines, Inc., as Borrower; certain subsidiaries of the Borrower for time to time parties thereto, as Guarantors; the Lenders parties thereto; Wachovia Bank, National Association, as Administrative Agent; Bank of America, N.A., as Syndication Agent; and Goldman Sachs Credit Partners, L.P., LaSalle Bank, National Association and JP Morgan Chase Bank, N.A., as Joint Documentation Agents (incorporated by reference to Exhibit 10.12 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 13, 2007).

10.42	First Amendment to Credit Agreement, dated June 11, 2009 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 12, 2009).

10.43	Second Amendment to Credit Agreement, dated March 9, 2011, and Third Amendment to Credit Agreement, dated June 24, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on March 11, 2011).

10.44	Settlement Agreement, dated June 11, 2009 among Horizon Lines, Inc., Horizon Lines, LLC, Horizon Lines of Puerto Rico, Inc. Horizon Logistics, LLC, Horizon Logistics Holdings, LLC and Named Plaintiff Class Representatives (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 12, 2009).

10.45	Form of 2010 Time-Based Restricted Stock Award (incorporated by reference to Exhibit 10.3 to Horizon Line, Inc.’s quarterly report on Form 10-Q, filed on April 23, 2010).

10.46	Separation Agreement between Horizon Lines, Inc. and Charles G. Raymond, dated February 23, 2011 (incorporated by reference to Exhibit 10.50 to Horizon Line, Inc.’s annual report on Form 10-K, filed on March 28, 2011).

10.47	Employment Agreement between Horizon Lines, Inc. and Stephen H. Fraser, executed March 28, 2011 (incorporated by reference to Exhibit 10.51 to Horizon Line, Inc.’s annual report on Form 10-K, filed on March 28, 2011).

10.48	Plea Agreement with United States of America, dated February 23, 2011 (incorporated by reference to Exhibit 10.1 to Horizon Line, Inc.’s quarterly report on Form 10-Q, filed on April 23, 2007).

10.49	Settlement Agreement with Commonwealth of Puerto Rico, dated March 31, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on April 6, 2011).

10.50	Restructuring Support Agreement, dated June 1, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 2, 2011).

10.51	First Amendment to Restructuring Support Agreement, dated June 10, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 10, 2011).

10.52	Second Amendment to Restructuring Support Agreement, dated June 17, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 20, 2011).

10.53	Third Amendment to Credit Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 27, 2011).

10.54	Third Amendment to Restructuring Support Agreement, dated June 24, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on June 27, 2011).

10.55	Fourth Amendment to Restructuring Support Agreement, dated July 1, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on July 5, 2011).

10.56	Fifth Amendment to Restructuring Support Agreement, dated July 8, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on July 8, 2011).

10.57	Sixth Amendment to Restructuring Support Agreement, dated July 22, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on July 22, 2011).

10.58	Horizon Lines Executive Severance Plan (incorporated by reference to Exhibit 10.1 to Horizon Line, Inc.’s quarterly report on Form 10-Q, filed on July 23, 2011).

10.59	Seventh Amendment to Restructuring Support Agreement, dated August 5, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 11, 2011).

10.60	Eighth Amendment to Restructuring Support Agreement, dated August 12, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 15, 2011).

10.61	Ninth Amendment to Restructuring Support Agreement, dated August 19, 2011 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Horizon Lines, Inc. filed on August 22, 2011).

10.62**	Form of Restructuring Support Agreement between Horizon Lines, Inc. and the signatories thereto.

12.1****	Statement Re: Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Horizon Lines, Inc. (incorporated by reference to Exhibit 21 to Horizon Lines, Inc.’s annual report on Form 10-K, initially filed March 28, 2011).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1).

23.3*	Consent of Carlsmith Ball LLP (Included in Exhibit 5.2).

24.1*	Powers of Attorney (Included on the signature pages of this Form S-4 and incorporated herein by reference).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the indenture governing the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Letter to Brokers.

99.3**	Form of Letter To Clients.

99.4***	Form of U.S. Citizenship Questionnaire

*	Filed herewith.

**	Previously filed as an exhibit to Horizon Lines, Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-176520) filed on September 13, 2011.

***	Previously filed as an exhibit to Horizon Lines, Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-176520) filed on September 19, 2011.

****	Previously filed as an exhibit to Horizon Lines, Inc.’s Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-176520) filed on September 22, 2011.